Filed Pursuant to Rule 424(b)(3)
Registration No. 333-196713

NRFC Sub-REIT Corp.

377,277,145 Shares of Common Stock
2,466,689 Shares of 8.75% Series A Cumulative Redeemable Preferred Stock
13,998,905 Shares of 8.25% Series B Cumulative Redeemable Preferred Stock
5,000,000 Shares of 8.875% Series C Cumulative Redeemable Preferred Stock
8,000,000 Shares of 8.50% Series D Cumulative Redeemable Preferred Stock
10,000,000 Shares of 8.75% Series E Cumulative Redeemable Preferred Stock

This prospectus relates to shares of common stock, par value $0.01 per share (which we refer to as our “common stock”), of NRFC Sub-REIT Corp., a Maryland corporation (which we refer to as “we,” “us,” “our,” “the Company” or “Sub-REIT,” unless otherwise indicated herein) and shares of 8.75% Series A Cumulative Redeemable Preferred Stock, or Series A Preferred Stock, shares of 8.25% Series B Cumulative Redeemable Preferred Stock, or Series B Preferred Stock, shares of 8.875% Series C Cumulative Redeemable Preferred Stock, or Series C Preferred Stock, shares of 8.50% Series D Cumulative Redeemable Preferred Stock, or Series D Preferred Stock, and shares of 8.75% Series E Cumulative Redeemable Preferred Stock, or Series E Preferred Stock, that we will issue in connection with our merger with NorthStar Realty Finance Corp., a Maryland corporation (which we refer to as “NRF” or “NorthStar Realty”). We refer to our Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, collectively, as our preferred stock, and our preferred stock and common stock, collectively, as our capital stock. On June 2, 2014, our board of directors approved the merger of NorthStar Realty with and into us, with us as the surviving corporation (which we refer to as the “merger”).

NorthStar Realty currently indirectly owns, and immediately prior to the merger will own, 97% of the outstanding common stock of the Company. NorthStar Realty is merging into the Company as part of an internal corporate reorganization. Under applicable Maryland law, no vote of any security holders of NorthStar Realty is required in order for the merger to take place. Prior to the merger, NorthStar Realty expects to merge NorthStar Realty Finance Limited Partnership, a Delaware limited partnership and its operating partnership, or NRFLP, with and into NorthStar Realty, or the Operating Partnership merger.
The merger of NorthStar Realty with and into the Company will have no effect upon the assets, liabilities, total equity, net revenue or net income of the Company after the merger compared to NorthStar Realty prior to the merger. Our public disclosures after the merger, including the assets, liabilities, total equity, net revenue and net income reflected in the historical financial statements during the entire five year period covered by the selected financial data presented in this prospectus, will be the same as those of NorthStar Realty prior to merger.

If we complete the merger, NorthStar Realty will be merged with and into us, and your shares of NorthStar Realty common stock, par value $0.01 per share (which we refer to as “NorthStar Realty common stock”) will be converted into shares of our common stock and your shares of NorthStar Realty preferred stock will be converted into shares of the corresponding series of our preferred stock. For each share of NorthStar Realty capital stock you hold at the time of the merger, you will receive one share of the applicable class or series of our capital stock. Based on the number of shares of NorthStar Realty capital stock outstanding as of June 9, 2014, the latest practicable date before the date of this document, we expect to issue approximately 377,277,145 shares of our common stock (corresponding to: (i) 368,788,811 shares of outstanding NorthStar Realty common stock; (ii) an additional 500,000 shares that NorthStar Realty may issue in a private transaction prior to the merger; and (iii) 7,980,334 shares of our common stock that may be issued to holders of profit interests of NRFLP upon consummation of the Operating Partnership merger), 2,466,6809 shares of our Series A Preferred Stock, 13,998,905 shares of our Series B Preferred Stock, 5,000,000 shares of our Series C Preferred Stock, 8,000,000 shares of our Series D Preferred Stock and 10,000,000 shares of our Series E Preferred Stock in the merger.

We expect to consummate the merger on or about June 30, 2014, though the timing of the merger may change.

There is currently no public market for our common stock. In connection with the merger, we will amend our charter to rename the Company as NorthStar Realty Finance Corp. and we expect our common stock to trade on the New York Stock Exchange (the “NYSE”) under the symbol “NRF”, our Series A Preferred Stock to trade on the NYSE under the symbol NRFPrA, our Series B Preferred Stock to trade on the NYSE under the symbol NRFPrB, our Series C Preferred Stock to trade on the NYSE under the symbol NRFPrC, our Series D Preferred Stock to trade on the NYSE under the symbol NRFPrD and our Series E Preferred Stock to trade on the NYSE under the symbol NRFPrE. These are the same symbols under which the corresponding NorthStar Realty capital stock currently trades on the NYSE. On June 10, 2014, the last reported sale price of NorthStar Realty common stock on the NYSE was $16.64, the last reported price of NRF Series A Preferred Stock was $25.16, the last reported price of NRF Series B Preferred Stock was $24.59, the last reported price of NRF Series C Preferred Stock was $25.26, the last reported price of NRF Series D Preferred Stock was $24.93 and the last reported price of NRF Series E Preferred Stock was $25.00.
Shortly following the merger, we expect to effect a 1-for-2 reverse stock split of our common stock, which means that following the merger and reverse stock split, you will hold one share of our common stock for every two shares of NorthStar Realty common stock owned prior to the merger.

This prospectus serves to provide you with information about our shares of common stock and preferred stock to be issued in the merger. Neither we nor NorthStar Realty is asking you for a proxy and you are requested not to send a proxy.

Please refer to “Risk Factors” beginning on page 16 for a discussion of risks relating to the Company and the merger.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 26, 2014

As used in this prospectus, unless the context indicates otherwise, the term “Company” refers to NRFC Sub‑REIT Corp. and the term “NorthStar Realty” refers to NorthStar Realty Finance Corp. Unless otherwise indicated, the terms “we,” “our” and “us” refer to the Company or the Company together with its consolidated subsidiaries, as the context may require.
References to our “common stock” refer to our common stock, par value $0.01 per share. References to “NorthStar Realty common stock” refer to the common stock, par value $0.01 per share, of NorthStar Realty. References to our “preferred stock” refer to our preferred stock, par value $0.01 per share. References to “NorthStar Realty preferred stock” refer to the preferred stock, par value $0.01 per share, of NorthStar Realty. References to our “charter” and “bylaws” refer to the charter and bylaws of the Company at or after the effective time of the merger, as the context may require.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
Information about Sub-REIT and NorthStar Realty is available for you to read and copy at the Public Reference Room of the Securities and Exchange Commission, or the SEC, located at 100 F Street, N.E., Room 1580, Washington, DC 20549 and through the SEC’s website, www.sec.gov. You can also obtain these documents by requesting them in writing or by telephone from the appropriate company at the following addresses:

NRFC Sub-REIT Corp.	NorthStar Realty Finance Corp.
399 Park Avenue, 18th Floor	399 Park Avenue, 18th Floor
New York, New York 10022	New York, New York 10022
(212) 547-2600	(212) 547-2600
Attn: Investor Relations	Attn: Investor Relations
You will not be charged for any of these documents that you request.
We have filed with the SEC a registration statement on Form S‑4 under the Securities Act of 1933, as amended, or the Securities Act, to register the common stock offered by this prospectus. This prospectus does not contain all of the information included in the prospectus and the exhibits to the registration statement. We strongly encourage you to read carefully the prospectus and the exhibits to the registration statement.
You should rely only on the information contained in this prospectus and the registration statement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. The information contained in this prospectus and the registration statement is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our capital stock. Our or NorthStar Realty’s business, financial condition, results of operations and prospects may have changed since that date.
Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved.
No action is being taken in any jurisdiction outside the United States to permit a public offering of our common stock or possession or distribution of this document in that jurisdiction. Persons who come into possession of this document in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this document applicable to those jurisdictions.

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QUESTIONS AND ANSWERS
The following are some questions that you, as a stockholder of NRF, may have about the merger. We urge you to read carefully the remainder of this document because the information in this section does not provide all the information that may be important to you with respect to the merger. Additional important information is also contained in the appendices to this document.

Q:	Why am I receiving this document?

A:
The NRF board of directors and our board of directors have adopted resolutions approving the merger of NRF with and into Sub-REIT with Sub-REIT surviving. The merger was approved as part of an internal corporate reorganization of NRF. As a result of the merger, common stockholders of NRF will have their common stock converted into our common stock on a one-for-one basis and preferred stockholders of NRF will have their preferred stock converted into the corresponding series of our preferred stock on a one-for-one basis. Additional terms of the articles of merger are described in this document and a copy of the articles of merger is attached to the registration statement to which this prospectus is a part as Exhibit 2.1. You should read this document carefully because it contains important information about the merger.

Q:	What will I receive in the merger?

A:
In the merger, common stockholders of NRF will receive one share of our common stock for each share of NorthStar Realty common stock that they hold on the effective date of the merger and preferred stockholders of NRF will receive one share of the corresponding series of our preferred stock for each share of NRF preferred stock they hold on the effective date of the merger. Shortly following the merger, we expect to effect a 1-for-2 reverse stock split of our common stock, which means that following the merger and reverse stock split, you will hold one share of our common stock for every two shares of NorthStar Realty common stock owned prior to the merger.

Q:	How will fractional shares be treated in the merger and in the reverse stock split?

A:
We will issue fractional shares of our common stock to NRF stockholders in exchange for fractional shares of NRF in the merger. However, in the reverse stock split of our common stock, we intend to pay cash for our fractional shares. The transfer agent will, as soon as practicable after the reverse stock split, aggregate fractional shares of our common stock into whole shares and sell them in the open market at the prevailing market prices and distribute the aggregate proceeds, net of brokerage fees, ratably to common stockholders of Sub-REIT who would otherwise be entitled to receive a fractional share of our common stock. The amount of such proceeds will depend on the prices at which the aggregated fractional shares are sold by the transfer agent in the open market shortly after the reverse stock split.

Q:	How was the one-for-one exchange ratio determined?

A:	The one-for-one exchange ratio was determined in order to preserve each stockholder’s proportional interest in NRF as a consolidated whole in the merger.

Q:	What are the U.S. federal income tax consequences of the merger and the receipt of cash in lieu of fractional shares in the reverse stock split to NorthStar Realty stockholders?

A:
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, or the Code, and NRF stockholders are not expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange by NRF stockholders of shares of NRF capital stock for shares of Sub-REIT capital stock in the merger. However, any cash received by our U.S. stockholders in lieu of fractional shares in the reverse stock split will be taxable. For more information, please see the section entitled “Material U.S. Federal Income Tax Considerations - U.S. Federal Income Tax Consequences of the Merger and Reverse Stock Split.”

Q:	Will I be able to vote on or seek appraisal rights in connection with the merger?

A:
No, the merger is being conducted pursuant to the Maryland General Corporation Law, or MGCL, Section 3-106 which provides that a merger of a parent into its 90% or more owned subsidiary requires no stockholder vote so long as the charter of the successor is not amended in the merger other than to change its name and the contract rights of any stock of the successor issued in the merger are identical to the contract rights of the stock for which the stock of the successor was exchanged. Pursuant to the charter of NRF and Section 3-202 of the MGCL, NRF’s common stockholders will not be entitled to appraisal rights in connection with the merger.

Q:	Why has NRF adopted the merger plan?

A:
We believe that the merger will simplify NorthStar Realty’s current three tier holding company structure. It is being conducted as the final step of an internal corporate reorganization pursuant to which NorthStar Realty will collapse its

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three tier holding company structure into a single tier. The merger also facilitates our proposed spin-off of NorthStar Asset Management Group Inc., or NSAM, which we would not be able to consummate on a tax-free basis unless the merger had been consummated.

Q:	What do I need to do now?

A:
Nothing. However, upon completion of the reverse stock split, you will receive written instructions and a letter of transmittal for exchanging your Sub-REIT common stock and receiving cash payment in place of any fractional shares for Sub-REIT common stock. If your shares of NorthStar Realty common stock are held in “street name” by your bank or broker, you will not receive a letter of transmittal upon completion of the reverse stock split, but will receive instructions from your bank or broker as to how to receive the shares of our common stock issuable to you in the reverse stock split and the cash payment of any fractional shares from your bank or broker. The amount of such proceeds from the fractional shares will depend on the prices at which the aggregated fractional shares are sold by the transfer agent, or in the case of book entry shares, Depositary Trust Company, in the open market shortly after the date of the reverse stock split.

Q:	When do you expect the merger to be completed?
A:    We expect to complete the merger on or about June 30, 2014, though the timing of the merger may change.
Q:    Should I send in my NorthStar Realty stock certificates now?

A:
No. NorthStar Realty stockholders should not send in any stock certificates now in connection with the merger. However, upon completion of the reverse stock split, our transfer agent will send you written instructions and a letter of transmittal explaining what you must do to exchange your NorthStar Realty common stock certificates for the shares of our common stock issuable to you in the reverse stock split and the cash payment of any fractional shares.

Q:	What should I do if I hold my shares of NorthStar Realty capital stock in book-entry form?

A:
You are not required to take any specific actions if your shares of NorthStar Realty capital stock are held in book-entry form. However, upon completion of the reverse stock split, shares of NRF capital stock held in book-entry form will automatically be exchanged for the number of shares of our capital stock issuable in the reverse stock split in book-entry form and cash to be paid instead of any fractional shares of our common stock. You will receive a statement from our transfer agent confirming the amount of shares you hold post-split, as well as any cash to be paid instead of fractional shares of our common stock.

Q:	May I place my NorthStar Realty stock certificate(s) into book-entry form prior to the merger?

A:
Yes. NorthStar Realty stock certificates may be placed into book-entry form prior to the merger, so long as any such stock certificates are received by the transfer agent in good order at least five business days prior to the merger. For more information, please contact American Stock Transfer & Trust Company, LLC at 800-937-5449.

Q:	Where can I find more information about NorthStar Realty and Sub-REIT?

A:	More information about each company is available from sources described under “Where You Can Find Additional Information” on page (ii).

Q:	Are there risks associated with the merger?

A:	Yes. You should read carefully the section entitled “Risk Factors” beginning on page 16.

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SUMMARY
This summary highlights material information from this document. We urge you to carefully read the entire document and the other documents to which we refer in order to fully understand the merger and your rights as a Sub-REIT stockholder. See “Where You Can Find Additional Information.”
The Company and NorthStar Realty
NRFC Sub-REIT Corp.
Before the merger, we are the majority‑owned private REIT subsidiary of NorthStar Realty Finance Corp., through which NorthStar Realty holds substantially all of its assets. For more information about our business, please see the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”
We conduct our operations so as to qualify as a real estate investment trust, or REIT, for U.S. federal income tax purposes.
Our principal executive office is located at 399 Park Avenue, 18th Floor, New York, New York 10022 and the phone number for the registrant is (212) 547-2600.
Following the merger, we will conduct the business that NorthStar Realty currently conducts, as described below.
NorthStar Realty
NorthStar Realty is a diversified commercial real estate, or CRE, investment and asset management company. It is a REIT formed in October 2003. It invests in multiple asset classes across commercial real estate that it expects will generate attractive risk‑adjusted returns and engages in asset management activities that seek to generate stable cash flow for distribution to its stockholders and build long-term franchise value. NorthStar Realty’s investments may take the form of originating senior or subordinate loans and acquiring real estate, as well as pursuing opportunistic CRE investments.
Prior to the proposed distribution of NorthStar Realty’s asset management business described below, we and NorthStar Realty are focused on our asset management business predominately by raising and managing capital on a fee basis from alternate sources, which currently includes our non-traded REITs, which we refer to as our Sponsored Companies.
Prior to the merger, NorthStar Realty expects to complete the Operating Partnership merger.
NorthStar Realty conducts its operations so as to qualify as a REIT for U.S. federal income tax purposes.
The principal executive office of NorthStar Realty is located at 399 Park Avenue, 18th Floor, New York, New York 10022 and the phone number for NorthStar Realty is (212) 547‑2600.
The Merger
The articles of merger provide for the merger of NorthStar Realty with and into Sub-REIT, with Sub-REIT continuing as the surviving entity. In the merger, each share of NorthStar Realty stock (or fractional share thereof) issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive one share of our common stock (or fractional share thereof) and each share of NorthStar Realty preferred stock (or fractional share thereof) issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive one share of the corresponding series of our preferred stock (or fractional share thereof). We will issue fractional shares of our common stock in the merger but will not issue fractional shares in the subsequent reverse stock split of our common stock. Holders of our common stock will be entitled to receive cash in lieu thereof in the reverse stock split. The transfer agent will, as soon as practicable after the reverse stock split, aggregate fractional shares of our common stock into whole shares and sell them in the open market at the prevailing market prices and distribute the aggregate proceeds, net of brokerage fees, ratably to common stockholders of Sub-REIT who would otherwise be entitled to receive a fractional share of our common stock. The amount of such proceeds will depend on the prices at which the aggregated fractional shares are sold by the transfer agent in the open market shortly after the reverse stock split.

NorthStar Realty currently indirectly owns, and immediately prior to the merger will own, 97% of our outstanding common stock. Under applicable Maryland law, no vote of our stockholders or the stockholders of NorthStar Realty is required in order for the merger to take place.

The Reverse Stock Split
Shortly following the merger, we expect to effect a 1-for-2 reverse stock split of our common stock, which means that following the merger and reverse stock split, you will hold one share of our common stock for every two shares of NRF common stock owned prior to the merger. The reverse stock split will not change the number of issued and outstanding shares of our preferred stock.
Appraisal Rights
Appraisal rights will not be available to holders of NorthStar Realty capital stock in connection with the merger.
Regulatory Approvals Required for the Merger
We are not aware of any material regulatory requirements applicable to the merger under any U.S. state or federal law or regulation, other than any requirements under applicable federal and state securities laws and regulations and Maryland corporate law.
Accounting Treatment of the Merger
We will account for the merger as a reverse merger between entities under common control. We will not record any gain or loss related to the merger.
Material United States Federal Income Tax Consequences of the Merger and Reverse Stock Split
The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and, as a result, none of the Company, NRF or NRF stockholders are expected to recognize any gain or loss for U.S. federal income tax purposes on the exchange by NRF stockholders of shares of NRF capital stock for shares of our capital stock in the merger. However, cash received by our U.S. stockholders in lieu of fractional shares in the reverse stock split will be taxable. For a detailed discussion, refer to “Material U.S. Federal Income Tax Considerations - U.S. Federal Income Tax Consequences of the Merger and Reverse Stock Split.” You should consult your tax advisor as to the particular consequences to you of the merger and reverse stock split.
Comparison of Stockholder Rights
Both we and NorthStar Realty are Maryland corporations and the shares of common stock you receive in the merger will be shares of a Maryland corporation. Prior to the merger, Sub-REIT will amend its charter and bylaws to be substantially similar to those of NorthStar Realty as they currently exist, except for: (i) the name of the corporation; and (ii) the existence of our 12.5% Series Z Cumulative Non-Voting Preferred Stock, par value $0.01 per share, which stock is currently outstanding but is being redeemed simultaneously with the merger. At the effective time of the merger, these differences will no longer exist. Therefore, at the effective time of the merger, the rights associated with our common stock will be substantially similar to those of NorthStar Realty common stock, the rights associated with our Series A will be substantially similar to those of NorthStar Realty Series A, the rights associated with our Series B will be substantially similar to those of NorthStar Realty Series B, the rights associated with our Series C will be substantially similar to those of NorthStar Realty Series C, the rights associated with our Series D will be substantially similar to those of NorthStar Realty Series D and the rights associated with our Series E will be substantially similar to those of NorthStar Realty Series E.
Distribution of the Asset Management Business
In December 2013, NorthStar Realty announced a plan to spin-off its asset management business into a separate publicly-traded company in the form of a tax-free distribution. In connection with the spin-off, NorthStar Realty formed NSAM, a Delaware corporation, which is currently a wholly-owned subsidiary of the Company and to which the Company will contribute the equity interests in the businesses that currently operate NorthStar Realty’s asset management business. We expect to consummate the spin-off of NSAM shortly following the consummation of the merger through a distribution of one share of NSAM for each share of our common stock after giving effect to the merger and the 1-for-2 reverse stock split.

Selected Financial Data
The information below should be read in conjunction with “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto included in “Financial Statements” included in this prospectus.
NorthStar Realty
The selected historical consolidated information for NorthStar Realty presented for the three months ended March 31, 2013 and 2014 and years ended December 31, 2013, 2012, 2011, 2010 and 2009 relates to NorthStar Realty’s operations and has been derived from NorthStar Realty’s audited consolidated statements of operations included in this prospectus. In connection with this prospectus, we have reclassified certain amounts in NorthStar Realty’s historical audited consolidated financial statements principally related to certain properties reclassified as held for sale during the period. As a result, we have reported revenue and expenses from these properties as discontinued operations for each period presented in our prospectus. These reclassifications had no effect on our reported net income (loss).

	Three Months March 31,		Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Operating Data:	(Dollars in thousands, except per share data)
Net interest income on debt and securities	$75,396	$58,938	$265,837	$335,496	$355,921	$273,727	$126,342
Total other revenues	94,247	59,836	330,785	165,069	122,457	118,576	92,247
Total expenses	139,660	95,218	460,588	308,159	328,624	409,314	289,809
Income (loss) from operations	29,983	23,556	136,034	192,406	149,754	(17,011)	(71,220)
Income (loss) from continuing operations	(122,722)	49,536	(79,554)	(275,040)	(259,855)	(391,948)	(154,259)
Net income (loss)	(123,106)	49,696	(87,910)	(273,089)	(242,526)	(389,560)	(136,576)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	(134,961)	36,622	(137,453)	(288,587)	(263,014)	(395,466)	(151,208)
Earnings Per Share:
Basic	$(0.42)	$0.21	$(0.65)	$(2.31)	$(2.94)	$(5.17)	$(2.16)
Diluted	$(0.42)	$0.20	$(0.65)	$(2.31)	$(2.94)	$(5.17)	$(2.16)
Dividends per share of common stock	$0.25	$0.19	$0.85	$0.66	$0.46	$0.40	$0.40

	March 31,	December 31,
	2014	2013	2012	2011	2010	2009
Balance Sheet Data:	(Dollars in thousands)
Cash and cash equivalents	$504,127	$635,990	$444,927	$144,508	$125,439	$138,928
Operating real estate, net	2,327,914	2,369,505	1,390,546	1,089,449	938,062	978,902
Real estate debt investments, net	1,158,058	1,031,078	1,832,231	1,710,582	1,821,764	1,936,482
Investments in private equity funds, at fair value	571,903	586,018	—	—	—	—
Investments in and advances to unconsolidated ventures	144,282	142,340	111,025	96,143	99,992	38,299
Real estate securities, available for sale	978,381	1,052,320	1,124,668	1,473,305	1,691,054	336,220
Total assets	6,212,818	6,360,050	5,513,778	5,006,437	5,151,991	3,669,564
Total borrowings	3,566,591	3,342,071	3,790,072	3,509,126	3,416,939	2,042,422
Total liabilities	3,878,014	3,662,587	4,182,914	3,966,823	3,779,478	2,210,924
Preferred stock	697,352	697,352	504,018	241,372	241,372	241,372
Total equity	2,303,404	2,697,463	1,330,864	1,039,614	1,277,691	1,363,818

	March 31,	Years Ended December 31,
	2014	2013	2012	2011	2010	2009
Other Data:	(Dollars in thousands)
Cash flow provided by (used in):
Operating activities	$53,696	$240,674	$76,911	$59,066	$35,558	$54,518
Investing activities	(60,979)	(2,285,153)	51,901	383,323	403,325	123,319
Financing activities	(124,580)	2,235,542	171,607	(423,320)	(452,372)	(172,948)

Sub-REIT
The following table presents selected financial data for Sub-REIT as of December 31, 2012 and 2011 and for each of the three years in the period ended December 31, 2013 and has been derived from the audited financial statements appearing elsewhere in this prospectus. The selected financial data as of December 31, 2010 and 2009 and for each of the two years in the period ended December 31, 2010 has been derived from the unaudited financial statements not included in this prospectus. The selected financial data as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 has been derived from the unaudited financial statements appearing elsewhere in this prospectus.

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
	(Dollars in thousands)
Operating Data:
Net interest income on debt and securities	$74,699	$58,594	$263,692	$335,496	$355,921	$273,727	$50,366
Total other revenues	94,247	59,836	330,785	165,069	122,457	122,660	114,435
Total expenses	126,952	84,544	405,949	268,469	295,467	390,819	211,020
Income (loss) from operations	41,994	33,886	188,528	232,096	182,911	5,568	(46,219)
Income (loss) from continuing operations	(60,705)	69,760	(13,108)	(195,313)	(251,329)	(345,154)	(31,840)
Net income (loss)	(384)	160	(8,356)	(128)	131	(89)	3,169
Net income (loss) attributable to Sub‑REIT stockholders	(61,089)	69,920	(21,464)	(193,362)	(234,000)	(343,511)	(14,872)

	March 31,	December 31,
	2014	2013	2012	2011	2010	2009
	(Dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$495,227	$627,460	$440,237	$143,852	$124,725	$137,430
Operating real estate, net	2,327,914	2,370,183	1,390,546	1,089,449	938,062	978,902
Real estate debt investments, net	1,158,058	1,031,078	1,832,231	1,710,582	1,821,764	1,936,482
Investments in private equity funds, at fair value	571,903	586,018	—	—	—	—
Investments in and advances to unconsolidated ventures	140,540	138,343	107,028	92,401	89,924	34,116
Real estate securities, available for sale	961,135	1,035,075	1,108,393	1,473,305	1,692,524	336,220
Total assets	6,173,235	6,316,882	5,479,951	4,994,656	5,142,163	3,663,036
Total borrowings	2,674,273	2,649,895	3,337,479	3,171,494	3,158,246	1,808,407
Total liabilities	2,973,723	2,964,282	3,724,650	3,623,585	3,518,511	1,941,234
Preferred stock	625	625	625	625	625	625
Total equity	3,199,512	3,352,600	1,755,301	1,371,071	1,623,652	1,721,801

Unaudited Pro Forma Information
The following tables present unaudited pro forma financial statements consisting of pro forma results of operations for the three months ended March 31, 2014 and year ended December 31, 2013 and a pro forma balance sheet as of March 31, 2014.
The unaudited pro forma statements of operations represents the historical results of operations for the three months ended March 31, 2014 and year ended December 31, 2013 and gives effect to the merger, the Formation transaction and the spin-off of NSAM, as if they occurred on January 1, 2013. The pro forma balance sheet adjustments assume that the merger, the Formation transaction and the spin-off of NSAM occurred as of March 31, 2014.
The unaudited pro forma financial statements are not necessarily indicative of what our financial condition or results of operations would have been for the periods presented, nor are they representative of our future financial condition or results of operations. The unaudited pro forma financial statements should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the notes thereto, both of which are included elsewhere in this prospectus.
The merger of NorthStar Realty with and into the Company will have no effect upon the assets, liabilities, total equity, net revenue or net income of the Company after the merger compared to NorthStar Realty prior to the merger. The public disclosures of the Company after the merger, including the assets, liabilities, total equity, net revenue, and net income reflected in the historical financial statements during the entire five year period covered by the selected financial data presented in this prospectus, will be the same as those of NorthStar Realty prior to the merger.

The following table presents our unaudited pro forma statements of operations for the three months ended March 31, 2014 and year ended December 31, 2013 (in thousands, except per share amounts):

	Three Months Ended March 31, 2014
	Sub-REIT Historical	Merger Adjustments		NorthStar Realty (10)	Formation Properties (11)	Spin-off of NSAM (12)	Pro Forma Adjustments		Pro Forma
Net interest income
Interest income	$77,982	$697	(1)	$78,679	$—	$—	$—		$78,679
Interest expense on debt and securities	3,283	—		3,283	—	—	—		3,283
Net interest income on debt and securities	74,699	697		75,396	—	—	—		75,396
Other revenues									—
Rental and escalation income	68,425	—		68,425	11,281	—	1,444	(14)	81,150
Resident fee income	—	—		—	25,251	—	—		25,251
Selling commissions and dealer manager fees, related parties	14,548	—		14,548	—	(14,548)	—		—
Asset management and other fees, related parties	9,485	—		9,485	—	(8,669)	—		816
Other revenue	1,789	—		1,789	—	(121)	—		1,668
Total other revenues	94,247	—		94,247	36,532	(23,338)	1,444		108,885
Expenses
Asset management fee	—	—		—	—	—	30,811	(18)	30,811
Other interest expense	26,377	12,656	(2)	39,033	8,094	—	—		47,127
Real estate properties—operating expenses	21,958	—		21,958	15,967	—	675	(15)	38,600
Commission expense	13,560	—		13,560	—	(13,560)	—		—
Other expenses	776	—		776	200	(30)	—		946
Transaction costs	8,058	52		8,110	—	—	—		8,110
Provision for loan losses, net	1,886	—		1,886	—	—	—		1,886
General and administrative expenses									—
Salaries and equity-based compensation	20,863	—		20,863	—	(13,630)	(4,242)	(19)	2,991
Other general and administrative expenses	6,425	—		6,425	—	(1,873)	(3,104)	(19)	1,448
Total general and administrative expenses	27,288	—		27,288	—	(15,503)	(7,346)		4,439
Depreciation and amortization	27,049	—		27,049	6,238	—	2,582	(16)	35,869
Total expenses	126,952	12,708		139,660	30,499	(29,093)	26,722		167,788
Income (loss) from operations	41,994	(12,011)		29,983	6,033	5,755	(25,278)		16,493
Equity in earnings (losses) of unconsolidated ventures	31,792	—		31,792	—	—	—		31,792
Other income (loss)	—	—		—	—	—	—		—
Unrealized gain (loss) on investments and other	(129,823)	(12,128)	(3)	(141,951)	—	—	—		(141,951)
Realized gain (loss) on investments and other	(8,023)	(37,878)	(4)	(45,901)	—	—	—		(45,901)
Gain (loss) from deconsolidation of N-Star CDOs	3,355	—		3,355	—	—	—		3,355
Income (loss) from continuing operations	(60,705)	(62,017)		(122,722)	6,033	5,755	(25,278)		(136,212)
Income (loss) from discontinued operations	(384)	—		(384)	—	—	—		(384)
Net income (loss)	(61,089)	(62,017)		(123,106)	6,033	5,755	(25,278)		(136,596)
Net (income) loss attributable to non-controlling interests	134			134	—	—	(573)	(17)	(439)
Preferred stock dividends	(20)	(15,572)	(5)	(15,591)	—	—	—		(15,591)
Net income (loss) attributable to common stockholders	$(60,975)	$(77,589)		$(138,563)	$6,033	$5,755	$(25,851)		$(152,626)
Weighted Average Common Shares (basic/diluted)									321,029	(21)
Net Income (loss) per common share attributable Sub-REIT common stockholders (basic/diluted)									$(0.48)

	Year Ended December 31, 2013
	Sub-REIT Historical	Merger Adjustments		NorthStar Realty (10)	Formation Properties (11)	Spin-off of NSAM (12)		Pro Forma Adjustments		Pro Forma
Net interest income
Interest income	$301,844	$2,145	(1)	$303,989	$—	$—		$—		$303,989
Interest expense on debt and securities	38,152	—		38,152	—	—		—		38,152
Net interest income on debt and securities	263,692	2,145		265,837	—	—		—		265,837
Other revenues
Rental and escalation income	235,492	—		235,492	43,983	—		6,819	(14)	286,294
Resident fee income		—		—	97,408	—		—		97,408
Selling commissions and dealer manager fees, related parties	62,572	—		62,572	—	(62,572)		—		—
Asset management and other fees, related parties	27,301	—		27,301	—	(26,633)		—		668
Other revenue	5,420	—		5,420	—	(733)		—		4,687
Total other revenues	330,785	—		330,785	141,391	(89,938)		6,819		389,057
Expenses
Asset management fee	—	—		—	—	—		100,681	(18)	100,681
Other interest expense	85,868	54,639	(2)	140,507	32,794	—		—		173,301
Real estate properties—operating expenses	73,668	—		73,668	59,100	—	—	2,700	(15)	135,468
Commission expense	57,325	—		57,325	—	(57,325)	—	—		—
Other expenses	4,703	—		4,703	800	(145)	—	—		5,358
Transaction costs	12,464	—		12,464	—	—	—	—		12,464
Provision for loan losses, net	(8,786)	—		(8,786)	—	—	—			(8,786)
General and administrative expenses
Salaries and equity-based compensation	64,726	—		64,726	—	(26,521)	—	(26,796)	(19)	11,409
Other general and administrative expenses	22,511	—		22,511	—	(6,352)	—	(11,055)	(19)	5,104
Total general and administrative expenses	87,237	—		87,237	—	(32,873)		(37,851)		16,513
Depreciation and amortization	93,470	—		93,470	24,951	—	—	10,331		128,752
Total expenses	405,949	54,639		460,588	117,645	(90,343)		75,861		563,751
Income (loss) from operations	188,528	(52,494)		136,034	23,746	405		(69,042)		91,143
Equity in earnings (losses) of unconsolidated ventures	85,477	—		85,477	—	—		—		85,477
Other income (loss)	38	—		38	—	—		—		38
Unrealized gain (loss) on investments and other	(31,916)	(3,061)	(3)	(34,977)	—	—		—		(34,977)
Realized gain (loss) on investments and other	44,567	(10,891)	(4)	33,676	—	—		—		33,676
Gain (loss) from deconsolidation of N-Star CDOs	(299,802)	—		(299,802)	—	—		—		(299,802)
Income (loss) from continuing operations	(13,108)	(66,446)		(79,554)	23,746	405		(69,042)		(124,445)
Income (loss) from discontinued operations	(8,356)	—		(8,356)	—	—				(8,356)
Net income (loss)	(21,464)	(66,446)		(87,910)	23,746	405		(69,042)		(132,801)
Net (income) loss attributable to non-controlling interests	402	—		402	—	—		(2,383)	(17)	(1,981)
Preferred stock dividends	(78)	(55,438)	(5)	(55,516)	—	—		—		(55,516)
Net income (loss) attributable to common stockholders	$(21,140)	$(121,884)		$(143,024)	$23,746	$405		$(71,425)		$(190,298)
Weighted Average Common Shares (basic/diluted)										211,816	(21)
Net Income (loss) per common share attributable Sub-REIT common stockholders (basic/diluted)										$(0.90)

The following table presents our unaudited pro forma balance sheet as of March 31, 2014 (dollars in thousands):

	March 31, 2014
	Sub-REIT Historical	Merger Adjustments		NorthStar Realty (10)	Formation Properties (13)	Spin-off of NSAM (12)	Pro Forma Adjustments		Pro Forma
Assets
Cash and cash equivalents	$495,227	$8,900	(6)	$504,127	$(351,450)	$(9,578)	$(118,700)	(20)	$24,399
Restricted cash	164,378	—		164,378	2,510	—	—		166,888
Operating real estate, net	2,327,914	—		2,327,914	975,703	—	—		3,303,617
Real estate debt investments, net	1,158,058	—		1,158,058	—	—	—		1,158,058
Investments in private equity funds, at fair value	571,903	—		571,903	—	—	—		571,903
Investments in and advances to unconsolidated ventures	140,540	3,742	(7)	144,282	—	—	—		144,282
Real estate securities, available for sale	961,135	17,245	(1)	978,380	—	—	—		978,380
Receivables	30,478	486	(1)	30,964	—	—	—		30,964
Receivables, related parties	29,169	—		29,169	—	(27,359)	4,100	(20)	5,910
Unbilled rent receivable	15,153	—		15,153	—	—	—		15,153
Derivative assets, at fair value	1,925	—		1,925	—	—	—		1,925
Deferred costs and intangible assets, net	87,771	8,895	(8)	96,666	75,918	—	—		172,584
Assets of properties held for sale	52,621	—		52,621	—	—	—		52,621
Other assets	136,963	315		137,278	536	(1,285)	—		136,529
Total assets	$6,173,235	$39,583		$6,212,818	$703,217	$(38,222)	$(114,600)		$6,763,213
Liabilities
Mortgage and other notes payable	$2,110,623	$—		$2,110,623	$646,751	$—	$—		$2,757,374
CDO bonds payable, at fair value	419,253	—		419,253	—	—	—		419,253
Securitization bonds payable	82,367	—		82,367	—	—	—		82,367
Credit facilities	62,030	—		62,030	—	—	—		62,030
Senior notes	—	481,118	(2)	481,118	—	—	—		481,118
Exchangeable senior notes	—	198,000	(2)	198,000	—	—	—		198,000
Junior subordinated notes, at fair value	—	213,200	(2)	213,200	—	—	—		213,200
Accounts payable and accrued expenses	61,618	11,973	(2)	73,591	6,923	(3,851)	—		76,663
Escrow deposits payable	104,421	—		104,421	—	—	—		104,421
Derivative liabilities, at fair value	30,717	—		30,717	—	—	—		30,717
Liabilities of assets held for sale	28,962	—		28,962	—	—	—		28,962
Other liabilities	73,732	—		73,732	—	—	—		73,732
Total liabilities	2,973,723	904,291		3,878,014	653,674	(3,851)	—		4,527,837
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock	625	696,727	(5)	697,352	—	—	—		697,352
Common stock	—	3,270	(9)	3,270	—	—	—		3,270
Additional paid-in capital	2,859,478	(353,218)	(9)	2,506,260	—	—	—		2,506,260
Retained earnings (accumulated deficit)	315,724	(1,218,343)	(9)	(902,619)	(6,923)	(34,371)	(114,600)	(20)	(1,058,513)
Accumulated other comprehensive income (loss)	(2,704)	6,856	(9)	4,152	—	—	—		4,152
Total stockholders’ equity	3,173,123	(864,708)		2,308,415	(6,923)	(34,371)	(114,600)		2,152,521
Non-controlling interests	26,389	—		26,389	56,466	—	—		82,855
Total equity	3,199,512	(864,708)		2,334,804	49,543	(34,371)	(114,600)		2,235,376
Total liabilities and equity	$6,173,235	$39,583		$6,212,818	$703,217	$(38,222)	$(114,600)		$6,763,213

____________________________________________________________

(1)	Represents real estate securities held by NRF and the corresponding interest income and related receivable for such real estate securities.

(2)	Represents NRF’s senior notes, exchangeable senior notes and junior subordinated notes and the corresponding interest expense and related payable for such borrowings.

(3)	Represents unrealized loss on real estate securities held by NRF and junior subordinated notes issued by NRF, for which the fair value option of accounting was elected.

(4)	Represents a loss on extinguishment of exchangeable senior notes and the write-off of the related deferred financing costs.

(5)	Represents preferred stock issued by us and by NRF and the net reversal of dividends on our preferred stock offset by dividends on NRF preferred stock.

(6)	Represents cash held at NRF.

(7)	Represents an investment in unconsolidated ventures related to NRF’s junior subordinated notes.

(8)	Represents deferred financing costs associated with NRF’s senior notes and exchangeable senior notes.

(9)	Represents adjustments for NRF capital stock and related capital activity and the impact of derivatives held by NRF.

(10)
After the merger of NorthStar Realty with and into Sub-REIT, the assets, liabilities, total equity, net revenue or net income of the Company will be the same as those of NorthStar Realty prior to the merger.

(11)
Represents historical unaudited results of a $1.1 billion healthcare real estate portfolio, referred to as the Formation Properties, acquired through a joint venture with NorthStar Healthcare and an affiliate of Formation Capital. The historical unaudited results of the Formation Properties have not been audited or reviewed by our independent registered public accounting firm or any other independent accountants and have been prepared by us based on information provided to us by the seller of the Formation Properties.

(12)
Represents historical unaudited information for NSAM. The financial information for the year ended December 31, 2013 was audited by NSAM’s independent registered public accounting firm. The financial information as of and for the three months ended March 31, 2014 was reviewed by NSAM’s independent registered public accounting firm.

(13)
Represents adjustments in connection with the Formation Properties. We are in the process of allocating the purchase price. For purposes of these pro forma financial statements, the aggregate purchase price of $1.1 billion has been recorded as operating real estate, net and deferred costs and intangible assets, net. We are in the process of allocating the purchase price. The fair value is a preliminary estimate and may be adjusted within one year of the acquisition in accordance with U.S. GAAP. We recorded an accrual for estimated non-recurring transaction costs of $6.9 million in connection with this transaction.

Formation Related Pro Forma Adjustments

(14)	Represents the impact of straight line rental income of the Formation Properties for all applicable leases commencing as of January 1, 2013 and 2014, as applicable.

(15)
Based on the terms of the joint venture agreement, NorthStar Realty’s joint venture partner will earn an asset management fee of $2.7 million per annum and a subordinate asset management fee of up to $0.8 million per annum, which is subject to us receiving a 12% current return. The subordinate fee would not have been earned for the periods ended December 31, 2013 and March 31, 2014.

(16)	Represents depreciation and amortization expense based on a useful life of 40 years for buildings associated with the Formation Properties.

(17)
Represents the Company's non-controlling interest allocated to the joint venture partners based on the terms of the joint venture agreement of $(0.6) million and $(2.4) million for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively.

NSAM Related Pro Forma Adjustments

(18)
Represents pro forma adjustments to reflect the base management fee to NSAM upon spin-off, as set forth in the management agreement between NorthStar Realty and NSAM, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The computation for the pro forma adjustment related to the base management fee is summarized as follows (dollars in thousands):

	Three Months Ended March 31, 2014	Year Ended December 31, 2013
Base management fee	$24,658	$100,000
Add:(i)
Common equity raised (ii)	2,402	374
Equity issued from exchangeable senior notes (iii)	1,285	6
RXR Realty asset management business (iv)	2,466	301
Total pro forma NorthStar Realty management fee (v)	$30,811	$100,681
_______________

(i)
Amounts are prorated based on number of days outstanding for the respective item through March 31, 2014 and December 31, 2013, respectively, and exclude the effects of NorthStar Realty’s Aerium investment.

(ii)
Represents 1.5% per annum of the net proceeds of all common equity and preferred equity issued by NorthStar Realty after December 10, 2013 through March 31, 2014 and December 31, 2013, respectively. NorthStar Realty raised net proceeds in common equity of $649.3 million on December 17, 2013.

(iii)
Represents 1.5% per annum of NorthStar Realty equity issued in exchange or conversion of exchangeable senior notes based on the stock price at the date of issuance. On December 31, 2013 and January 31, 2014, 11.5 million and 15.7 million shares of common stock, respectively, were issued in connection with the conversion of exchangeable senior notes of NorthStar Realty.

(iv)
Represents the annual base management fee related to RXR Realty’s asset management business equal to the greater of: (a) $10 million or (b) for the applicable quarter, the portion of distributable cash flow from NorthStar Realty’s equity interest related to the asset management business of RXR Realty. There were no distributions made related to NorthStar Realty's equity interest in RXR Realty, therefore, the fee was calculated based on $10 million per annum from the date NorthStar Realty entered into an agreement with RXR Realty on December 20, 2013.

(v)	Based on adjusted pro forma CAD per share, NSAM would not have met the necessary hurdle to receive any incentive fee for the periods presented.

(19)
Represents adjustments for salaries, equity-based compensation and general and administrative expenses. Salaries are based on an estimate of employees that would have been employed at NSAM. Following the spin-off, the existing employees of NRF will become employees of NSAM. Executive officers, employees engaged in NorthStar Realty’s existing loan origination business and certain other employees will be co-employees of NSAM and NRF. All of our equity-based compensation will become an expense of NSAM for the periods presented as all current employees of NRF will become employees of NSAM. General and administrative expenses, including operating expenses such as corporate overhead, are based on the expectation that our general and administrative expenses would represent approximately 20% of the aggregate general and administrative expenses of NRF and NSAM.

(20)	Represents the estimated initial capitalization amount of NSAM upon completion of the spin-off and an amount related to transaction costs paid or to be paid by us.

Other Pro Forma Adjustments

(21) The weighted average shares used to compute basic and diluted earnings per share represents the number of weighted average shares of our common stock assumed to be outstanding based on a distribution ratio of one share of our common stock for every share of NRF common stock. The actual number of our basic and diluted shares outstanding will not be known until the merger date. To compute basic and diluted earnings per share, we used NRF’s weighted average basic and diluted shares outstanding for the three months ended March 31, 2014 and year ended December 31, 2013.

FORWARD‑LOOKING STATEMENTS
This prospectus contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, or Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or Exchange Act, including statements concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are other than statements of historical fact are “forward‑looking statements” within the meaning of the federal securities laws. Forward-looking statements are not guarantees of performance and are based on certain assumptions, discuss future expectations, describe plans and strategies, contain projections of results of operations or of financial condition or state other forward-looking information. Such statements include, but are not limited to, those relating to the operating performance of our investments, our financing needs, the effects of our current strategies and investment activities, our ability to grow and spin-off our asset management business, our ability to manage our collateralized debt obligations, or CDOs, and our ability to raise and effectively deploy capital. Our ability to predict results or the actual effect of plans or strategies is inherently uncertain, particularly given the economic environment. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements and you should not unduly rely on these statements. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results in future periods to differ materially from those forward-looking statements. These factors include, but are not limited to:

•	adverse economic conditions and the impact on the commercial real estate industry;

•	access to debt and equity capital and our liquidity;

•	our use of leverage;

•	our ability to obtain mortgage financing on our real estate portfolio;

•	the effect of economic conditions on the valuation of our investments;

•	our ability to source and close on attractive investment opportunities;

•	the spin-off of our asset management business may not have the full or any strategic and financial benefits that we expect or such benefits may be delayed or may not materialize at all;

•
our ability to enter into a long-term management contract with an affiliate of NSAM, as our manager, and the resulting effects of becoming an externally managed company, including the payment of substantial fees to our manager, the allocation of investments by our manager among us and the manager’s other managed companies and various conflicts of interest in our relationship with NSAM;

•
the impact of adverse conditions effecting a specific asset class in which we have investments, such as manufactured housing, healthcare, hotel and limited partnership interests in real estate private equity funds;

•	performance of our investments relative to our expectations and the impact on our actual return on invested equity, as well as the cash provided by these investments and available for distribution;

•
the impact of economic conditions on the tenants/operators of the real property that we own as well as on the borrowers of the commercial real estate debt we originate and acquire and the commercial mortgage loans underlying the commercial mortgage backed securities in which we invest;

•	tenant/operator or borrower defaults or bankruptcy;

•	illiquidity of properties in our portfolio;

•
our ability to realize the value of the bonds and equity we purchased and/or retained in our CDO financing transactions and other securitization financing transactions and our ability to complete securitization financing transactions on terms that are acceptable to us, if at all;

•	our ability to meet various coverage tests with respect to our CDO financing transactions;

•	our ability to realize current and expected return over the life of our investments;

•	any failure in our due diligence to identify all relevant facts in our underwriting process or otherwise;

•	credit rating downgrades;

•	our ability to manage our costs in line with our expectations and the impact on our cash available for distribution, or CAD;

•	environmental compliance costs and liabilities;

•	effect of regulatory actions, litigation and contractual claims against us and our affiliates, including the potential settlement and litigation of such claims;

•	competition for investment opportunities;

•	our ability to close on the recent commitments to acquire real estate investments and engage in joint venture transactions on the terms contemplated or at all;

•
the possibility that the net asset value of interests in certain real estate private equity funds we acquired do not necessarily reflect the fair value of such fund interests or that the actual amount of our future capital commitments underlying such fund interests varies materially from our expectations;

•	regulatory requirements with respect to our business and the related cost of compliance;

•	changes in laws or regulations governing various aspects of our business;

•	the loss of our exemption from the definition of an “investment company” under the Investment Company Act of 1940, as amended;

•	competition for qualified personnel and our ability to retain key personnel;

•	the effectiveness of our portfolio management techniques and strategies;

•	failure to maintain effective internal controls; and

•	compliance with the rules governing real estate investment trusts.
The foregoing list of factors is not exhaustive. Any such forward‑looking statements should be considered in light of such important factors and in conjunction with other documents we file with the Commission.
New factors that could cause actual results to differ materially from those described in forward‑looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor or combination of factors may cause actual results to differ from those contained in any forward‑looking statement. Any forward‑looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, we undertake no obligation to update the information contained in such statement to reflect subsequent developments or information.

RATIO OF EARNINGS TO FIXED CHARGES; RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
The following table sets forth NorthStar Realty’s ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods shown (dollars in thousands):

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Earnings
Net income (loss) from continuing operations	$(122,722)	$49,536	$(79,554)	$(275,040)	$(259,855)	$(391,948)	$(154,259)
Add (subtract):
Equity in (earnings) losses of unconsolidated ventures	(31,792)	(8,313)	(85,477)	(88)	2,738	(2,550)	1,524
Distributions from private equity funds	76,597	17,196	218,199	—	—	—	—
Distributions from unconsolidated ventures	797	1,262	16,526	2,920	1,695	28,894	24,325
Interest expense	42,316	37,177	178,659	140,093	140,268	124,238	114,127
Total earnings	$(34,804)	$96,858	$248,353	$(132,115)	$(115,154)	$(241,366)	$(14,283)
Fixed Charges
Interest expense	$42,316	$37,177	$178,659	$140,093	$140,268	$124,238	$114,127
Total Fixed Charges	42,316	37,177	178,659	140,093	140,268	124,238	114,127
Preferred stock dividends	15,591	11,341	55,516	27,025	20,925	20,925	20,925
Total Combined Fixed Charges and Preferred Stock Dividends	$57,907	$48,518	$234,175	$167,118	$161,193	$145,163	$135,052
Ratio of earnings to fixed charges(1)	(0.82)	2.61	1.39	(0.94)	(0.82)	(1.94)	(0.13)
Ratio of earnings to combined fixed charges and preferred stock dividends(2)	(0.60)	2.00	1.06	(0.79)	(0.71)	(1.66)	(0.11)
Deficiency related to ratio of earnings to fixed charges	$(77,120)	NA	NA	$(272,208)	$(255,422)	$(365,604)	$(128,410)
Deficiency related to ratio of earnings to combined fixed charges and preferred stock dividends	$(92,711)	NA	NA	$(299,233)	$(276,347)	$(386,529)	$(149,335)
_________________

(1)
Excluding unrealized (gain) loss from fair value adjustments and unrealized loss from fair value adjustments related to unconsolidated ventures recognized for the three months ended March 31, 2014 and 2013 were 2.37 and 1.79, respectively, and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, the ratios of earnings to fixed charges were 1.42, 2.96, 2.23, 1.70 and 1.66, respectively.

(2)
Excluding unrealized (gain) loss from fair value adjustments and unrealized loss from fair value adjustments related to unconsolidated ventures recognized for the three months ended March 31, 2014 and 2013 were 1.73 and 1.37, respectively, and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, the ratios of earnings to combined fixed charges and preferred stock dividends were 0.98, 2.34, 1.87, 1.42 and 1.35, respectively.

The following table sets forth Sub-REIT’s ratios of earnings to fixed charges and earnings to combined fixed charges and preferred share dividends for the periods shown (dollars in thousands):

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Earnings
Net income (loss) from continuing operations	$(60,705)	$69,760	$(13,108)	$(195,313)	$(251,329)	$(345,154)	$(31,840)
Add (subtract):
Equity in (earnings) losses of unconsolidated ventures	(31,792)	(8,313)	(85,477)	(88)	2,738	(2,550)	1,524
Distributions from private equity funds	76,597	17,196	218,199	—	—	—	—
Distributions from unconsolidated ventures	797	1,262	16,526	3,143	1,695	28,894	24,325
Interest expense	29,660	26,523	124,020	100,469	107,220	104,376	91,847
Total earnings	$14,557	$106,428	$260,160	$(91,789)	$(139,676)	$(214,434)	$85,856
Fixed Charges
Interest expense	$29,660	$26,523	$124,020	$100,469	$107,220	$104,376	$91,847
Total Fixed Charges	29,660	26,523	124,020	100,469	107,220	104,376	91,847
Preferred stock dividends	20	20	78	78	47	16	16
Total Combined Fixed Charges and Preferred Stock Dividends	$29,680	$26,543	$124,098	$100,547	$107,267	$104,392	$91,863
Ratio of earnings to fixed charges(1)	0.49	4.01	2.10	(0.91)	(1.30)	(2.05)	0.93
Ratio of earnings to combined fixed charges and preferred stock dividends(1)	0.49	4.01	2.10	(0.91)	(1.30)	(2.05)	0.93
Deficiency related to ratio of earnings to fixed charges	$(15,103)	NA	NA	$(192,258)	$(246,896)	$(318,810)	$(5,991)
Deficiency related to ratio of earnings to combined fixed charges and preferred stock dividends	$(15,123)	NA	NA	$(192,336)	$(246,943)	$(318,826)	$(6,007)
_________________

(1)
Excluding unrealized (gain) loss from fair value adjustments and unrealized loss from fair value adjustments related to unconsolidated ventures recognized for the three months ended March 31, 2014 and 2013 were 4.64 and 2.50, respectively, and for the years ended December 31, 2013, 2012, 2011, 2010 and 2009, the ratios of earnings to fixed charges were 1.93, 3.36, 2.60, 1.80 and 2.12, respectively.

MARKET INFORMATION
There is currently no public market for shares of our common stock. In connection with the merger, we will amend our charter to rename the Company as NorthStar Realty Finance Corp. and we expect to trade on the NYSE under the symbol “NRF.” NorthStar Realty common stock is currently listed on the NYSE under the same “NRF” symbol, NorthStar Realty Series A Preferred Stock is currently listed on the NYSE under the symbol NRFPrA, NorthStar Realty Series B Preferred Stock is currently listed on the NYSE under the symbol NRFPrB, NorthStar Realty Series C Preferred Stock is currently listed on the NYSE under the symbol NRFPrC, NorthStar Realty Series D Preferred Stock is currently listed on the NYSE under the symbol NRFPrD and NorthStar Realty Series E Preferred Stock is currently listed on the NYSE under the symbol NRFPrE.
The following table presents the closing sales prices of shares of NorthStar Realty common stock and preferred stock as reported on the NYSE on: (i) December 10, 2013, the last trading day for which market information is available prior to the public announcement of our intention to effect the spin-off of our asset management business, which is expected to be completed following our internal corporate reorganization; and (ii) June 10, 2014, the last practicable trading day prior to the date of this document.

Title of Each Class of Securities to be Registered	December 10, 2013	June 10, 2014
Common Stock, par value $0.01 per share	$9.94	$16.64
8.75% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	$24.12	$25.16
8.25% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	$22.70	$24.59
8.875% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share	$24.05	$25.26
8.50% Series D Cumulative Redeemable Preferred Stock, par value $0.01 per share	$23.17	$24.93
8.75% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share	NA	$25.00
The market price of NRF capital stock will fluctuate between the date of this document and the completion of the merger. We can give no assurance concerning the market price of our capital stock following the merger.

RISK FACTORS
The following risk factors and other information included in the registration statement on Form S-4, of which this prospectus forms a part, should be carefully considered. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may adversely impact our business. If any of the following risks occur, our business, financial condition, operating results, cash flow and liquidity could be materially adversely affected.
Risks Related to Our Business
The CRE industry has been and may continue to be adversely affected by economic conditions in the U.S. and global financial markets generally.
Our business and operations are dependent on the CRE industry generally, which in turn is dependent upon broad economic conditions in the United States and abroad. The U.S. economy improved in 2013 but at a slower than expected pace. Challenges still remain due to the uncertainty of the political climate, including federal budget deficits, debt ceiling, gridlock, Federal Reserve policy, concern with emerging market economies and other matters and their impact to the U.S. economy. We would expect this dynamic, along with global market instability and the risk of maturing CRE debt that may have difficulties being refinanced, to continue to cause periodic volatility in the market for some time which in turn could impact the CRE industry generally and our business and operations specifically. Adverse conditions in the CRE industry could harm our business and financial condition by, among other factors, reducing the value of our existing assets, limiting our access to debt and equity capital, harming our ability to originate new CRE debt and acquire other CRE investments and otherwise negatively impacting our operations.
Challenging economic and financial market conditions could significantly reduce the amount of income we earn on our CRE investments and further reduce the value of our investments.
Challenging economic and financial market conditions have and may continue to cause us to experience an increase in the number of CRE debt investments that result in delinquencies, non-performing assets and taking title to collateral and a decrease in the value of the property or other collateral which secures our investments, all of which could adversely affect our results of operations. We may incur substantial loan losses and need to establish significant provision for loan losses even with respect to loans that are performing in accordance with their contractual terms and consequently do not constitute non-performing loans. Loan defaults result in a decrease in interest income and may require the establishment of, or an increase in provision for loan losses. The decrease in interest income resulting from a loan default may continue for a prolonged period of time as we seek to recover, primarily through legal proceedings, the outstanding principal amount, accrued interest and default interest due on a defaulted loan. Legal proceedings, which may include taking title to collateral and bankruptcy proceedings, are expensive and time consuming and may not result in the recovery of our principal. The decrease in interest income and the costs involved in pursuing our legal remedies will reduce the amount of cash available to meet our expenses and adversely impact our liquidity and operating results.
Risks Related to the Spin-off of Our Asset Management Business
The spin-off of our asset management business may not have the benefits we anticipate.
The spin-off of our asset management business may not have the full or any strategic and financial benefits that we expect or such benefits may be delayed or may not materialize at all. The anticipated benefits of the spin-off are based on a number of assumptions, which may prove incorrect. For example, we believe that investors and analysts will regard NSAM’s focused asset management business more favorably as a separate company than as part of our existing portfolio and strategy and thus place a greater value on NSAM as a separate public company than as a business that is a part of ours. In the event that the spin-off does not have these and other expected benefits, the costs associated with the transaction, including an expected increase in general and administrative expenses, could have a negative effect on our financial condition and ability to make distributions to the stockholders of each company.
Following the spin-off of our asset management business, we may not enjoy all of the benefits that we have prior to the spin-off.
Prior to the spin-off of our asset management business, we share benefits of scope and scale in costs and expenses resulting from various factors including financial reporting, costs associated with complying with federal securities laws (including compliance with the Sarbanes-Oxley Act), tax administration and insurance. While we plan to enter into a management agreement with NSAM that would govern a number of our commercial and other relationships after the spin-off, those arrangements may not fully capture the benefits we enjoy as a result of common ownership prior to the spin-off.

The combined post-spin-off value of us and NSAM common stock may not equal or exceed the pre-spin-off value of our common stock.
After the spin-off, our common stock will continue to be listed and traded on the NYSE. NSAM common stock is expected to be listed on the NYSE under the symbol “NSAM.” We cannot assure that the combined value of us and NSAM after the spin-off, as adjusted for any changes for the combined capitalization of us or NSAM, will be equal to or greater than the value of our common stock prior to the spin-off. Until the market has fully evaluated our business without NSAM, the value of our common stock may fluctuate significantly. Similarly, until the market has fully evaluated the business of NSAM, the value of its common stock may fluctuate significantly.
If the spin-off of our asset management business and the related restructuring transactions and distribution that will occur in connection with the spin-off do not qualify as transactions that are generally tax-free for U.S. federal income tax purposes, we, our stockholders and NSAM could be subject to significant tax liabilities and, in certain circumstances, NSAM could be required to indemnify us for material taxes pursuant to indemnification obligations.
The spin-off is conditioned on the receipt by us of opinions from our tax advisors substantially to the effect that: (i) the restructuring transactions, which will facilitate the distribution of NSAM common stock to our stockholders in connection with the spin-off, or the distribution, will be tax-free; and (ii) the distribution should be tax-free to us and our stockholders. The tax opinions that we will receive from our tax advisors will rely on, among other things, certain representations, assumptions and undertakings, including those relating to the past and future conduct of our business and the business of NSAM, and the opinions would not be valid if such representations, assumptions and undertakings were incorrect in any material respect.
We have not sought and will not receive a private letter ruling from the Internal Revenue Service, or IRS, regarding the tax consequences of the restructuring transactions or the distribution. Consequently, notwithstanding the tax opinions, the IRS could determine that the restructuring transactions and/or the distribution should be treated as taxable transactions for U.S. federal income tax purposes. Accordingly, no assurance can be provided that the opinions we receive will not be successfully challenged by the IRS.
If the distribution fails to qualify for tax-free treatment, in general, we would be subject to tax as if we had sold our common stock in a taxable sale for our fair market value and our stockholders who receive shares of NSAM’s common stock in the distribution would be subject to tax as if they had received a distribution equal to the fair market value of such shares, most of which would be treated as a taxable dividend because of the taxable gain that we would recognize on the distribution.
If the restructuring transactions are not tax-free, then our stockholders may recognize gain or loss, as applicable, equal to the difference between: (i) the aggregate fair market value of the stockholder’s shares of our common stock; and (ii) the stockholder’s adjusted tax basis in our stock. Even if a stockholder does not recognize all of the gain or loss in its common stock, we may recognize capital gain if certain of the restructuring transactions are taxable. In that event, we will either have to make additional capital gains dividends to our stockholders or pay tax on net long-term capital gain that we retain, in which case our stockholders will be required to include in income their proportionate share of such long-term capital gain and will receive a credit for their share of any tax we pay on such long-term capital gain.
Under the distribution agreement related to spin-off, NSAM generally will be required to indemnify us against any tax resulting from the spin-off to the extent that such tax resulted from: (i) an acquisition of all or a portion of NSAM’s equity securities or assets, whether by merger or otherwise; (ii) other actions or failures to act by NSAM; or (iii) any of NSAM’s representations or undertakings being incorrect or violated. NSAM’s indemnification obligations to us and our subsidiaries, officers and directors will not be limited by any maximum amount. If NSAM is required to indemnify us or such other persons under the circumstances set forth in the distribution agreement, NSAM may be subject to substantial liabilities.
If the distribution that will occur in connection with the spin-off of our asset management business does not qualify as a transaction that is generally tax-free for U.S. federal income tax purposes, we could lose our qualification as a REIT.
If the distribution that will occur in connection with the spin-off does not qualify for tax-free treatment under the U.S. federal income tax laws, we could lose our qualification as a REIT. Specifically, if the distribution does not qualify for tax-free treatment, the taxable gain that we would recognize on the distribution would equal the excess of the fair market value of our common stock distributed over our adjusted tax basis in such stock. The gain from that taxable sale may cause us to fail to satisfy the 75% gross income test required for REIT qualification. Unless that failure qualifies for a statutory REIT savings provision, we will fail to qualify as a REIT for the year in which the distribution occurs and we would be prohibited from electing REIT status for the following four taxable years. If we fail to qualify as a REIT, we will be subject to federal and applicable state and local income tax on our taxable income at regular corporate rates. Losing REIT status would reduce our cash available for investment or distribution to our stockholders because of the additional tax liability. In addition, distributions to our stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. Even if our failure to satisfy the 75% gross income test qualified for the statutory REIT savings provision, we would likely have to pay a material penalty tax. Finally, even if the distribution otherwise qualifies as a tax-free distribution, it might be taxable to us under Section 355(e) of the Code if the distribution were later deemed to be part of a plan (or series of related transactions) pursuant to which one or more persons acquired, directly or indirectly, stock representing a 50% or greater interest (by vote or value) in NSAM or us. If Section 355(e) of the Code applies as a result of such an acquisition, we would recognize a taxable gain and, as a result, may fail to satisfy the 75% gross income test applicable to REITs, as described above.
Any adverse changes in NSAM’s financial health, the public perception of NSAM or our relationship with NSAM or its affiliates could hinder our operating performance and adversely affect our financial condition and results of operations.
In connection with the proposed spin-off of our asset management business, we will enter into a management agreement with NSAM or one of its affiliates to manage our day-to-day operations and our investments. Our ability to achieve our investment objectives and grow our business, other than our CRE debt origination business, is dependent upon the performance of NSAM and its affiliates in the acquisition of investments, the determination of any financing arrangement and the management of our assets and operation of our day-to-day activities under the supervision of, and subject to the policies and guidelines established by, our board of directors.
Because NSAM is expected to be publicly-traded, any negative reaction by the stock market reflected in its stock price or deterioration in the public perception of NSAM could result in an adverse effect on our ability to acquire assets and obtain financing from third parties on favorable terms or at all. In addition, NSAM will depend, in part, upon the management and other fees and reimbursement of costs that it will receive from us and NSAM’s other managed companies, including our Sponsored Companies, in connection with the acquisition, management and sale of assets to conduct its operations. Any adverse changes in the financial condition of NSAM or its affiliates, or our relationship with NSAM and its affiliates, could hinder NSAM’s ability to successfully support our business and growth, which could have a material adverse effect on our financial condition and results of operations.
NSAM’s platform may not be as scalable as we anticipate and we could face difficulties growing our business without significant new investment in personnel and infrastructure by NSAM.
While we believe NSAM’s platform for operating our business is highly scalable and can support significant growth in our business without substantial new investment in personnel and infrastructure on a relative basis, we may be wrong in that assessment. Our business has grown substantially over the course of the past several years, which has placed significant additional demands on management and other personnel, as well as our support infrastructure. It is possible that if our business continues to grow substantially or that the business of the other companies managed by NSAM, including our Sponsored Companies, continues to grow, NSAM will need to make significant investments in personnel and infrastructure to support that growth. NSAM may be unable to make significant investments on a timely basis or at reasonable costs and its failure in this regard could disrupt our business and operations.
Failure of NSAM to effectively perform its obligations under the various agreements we anticipate entering into with them, including the long-term management agreement and the services agreement, could have an adverse effect on our business and performance.
Upon consummation of the spin-off, we will engage NSAM to provide asset management and other services to us pursuant to a long-term management agreement and other ancillary agreements. Our ability to achieve our investment objectives and to make distributions to stockholders will depend in substantial part upon the performance of NSAM and its ability to provide us with asset management and other services. If for any reason NSAM is unable to perform such services as well as the other services described under these agreements at the level we anticipate, alternate service providers may not be readily available on acceptable terms or at all, which could adversely affect our performance and materially harm our ability to execute our business plan.
In addition, the management agreement with NSAM will only be terminable by us for cause. We cannot terminate the management agreement for any other reason, including if NSAM performs poorly or is unable to acquire and manage our investments successfully. The term “cause” is limited to specific circumstances to be laid out in the management agreement, including NSAM’s breach of the management agreement or gross negligence that has a materially adverse effect on us. Termination for unsatisfactory financial performance does not constitute “cause” under the management agreement. In addition, we will be contractually committed to NSAM’s management for an initial term of 20 years from the date we enter into the management agreement, with automatic renewal terms thereafter. The management agreement may not be terminated during its initial term, during any renewal term or at the end of any term, unless we have cause to terminate.  The management agreement defines cause to exist only if one or more of the following events occur: (i) NSAM engages in fraud against us or misappropriates or embezzles our funds; (ii) NSAM breaches the management agreement in bath faith or is grossly negligent under the management agreement and the breach or gross negligence has a material adverse effect on us which cannot be reversed within a specified period of time; (iii) NSAM becomes bankrupt or insolvent; (iv) NSAM is dissolved; or (v) the management agreement has caused or will cause us to fail to qualify under the tax laws as a REIT, our board of directors has not determined that it is desirable to cease qualifying as a REIT and NSAM will not amend or modify the management agreement to allow us to qualify as a REIT. These provisions increase our risk that NSAM may not perform well and our business could suffer. If NSAM’s performance as our manager does not meet our or our stockholders’ expectations, and we are unable to terminate the management agreement, the market price of our common stock could suffer.
Moreover, pursuant to the management agreement, we will agree to provide NSAM with all investment opportunities for the acquisition or origination of real estate assets that are presented to our employees or of which any of our employees become aware. NSAM will agree to use commercially reasonable efforts to fairly allocate such investment opportunities among us and its other managed, including our Sponsored Companies, companies in accordance with an investment allocation policy; however, investment allocations will be determined by NSAM in its sole discretion and there can be no assurance that we will be allocated any of the investment opportunities we source. NSAM will also have the ability, without our consent, to revise the investment allocation policy in connection with obtaining additional managed companies. If NSAM fails to effectively allocate investments to us, we may be unable to achieve our investment objectives, which could have an adverse effect on our business and performance.
The annual base management fee we expect to pay to NSAM is payable regardless of the performance of our portfolio.
Following consummation of the spin-off, we will pay NSAM an annual base management fee regardless of the performance of our portfolio, and as applicable, regardless of our ownership interest in RXR Realty LLC, or RXR Realty or Aerium Group. NSAM’s entitlement to compensation regardless of our performance might reduce its incentive to devote its time and effort to seeking assets that provide attractive risk-adjusted returns for our portfolio, particularly if other management agreements to which NSAM is a party have a performance-based fee structure. Consequently, we may be required to pay NSAM significant base management fees in a particular quarter despite experiencing a net loss or a decline in the value of our portfolio during that quarter and despite our disposition of our interests in RXR Realty or Aerium Group. This in turn could hurt both our ability to make distributions to our stockholders and the market price of our common stock.
The fees we will pay to NSAM in connection with the origination, acquisition and management of our investments pursuant to the proposed management agreement with NSAM were not determined on an arm’s length basis; therefore, we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties.
The fees we will pay to NSAM for services it will provide for us pursuant to the proposed management agreement will not be determined on an arm’s length basis. As a result, the fees will be determined without the benefit of arm’s length negotiations of the type normally conducted between unrelated parties and may be in excess of amounts that we would otherwise pay to third parties for such services; however, the final terms of any such agreement are subject to the approval by our board of directors, including a majority of the independent members thereof.
There are conflicts of interest in our relationship with NSAM that could result in decisions that are not in the best interests of our stockholders.
We are subject to conflicts of interest arising out of our relationship with NSAM and its affiliates. In particular, we expect to compete for investment opportunities directly with other companies and/or accounts that NSAM manages. Certain of NSAM’s managed companies, including our Sponsored Companies, have investment mandates and objectives that target the same investments as us. In addition, NSAM may have additional managed companies that compete directly with us for investment opportunities in the future. We will adopt an investment allocation policy with NSAM that is intended to ensure that investments are allocated fairly and appropriately among us and the other NSAM managed companies over time. We may compete with NSAM’s other managed companies for investment or financing opportunities sourced by NSAM; however, we may either not be presented with the opportunity or have to compete with NSAM’s other managed companies to acquire these investments or have access to these sources of financing. In addition, pursuant to the management agreement, we will agree that all loan originations we source must be made available to NSAM for the benefit of us and the other managed companies, including our Sponsored Companies. NSAM and our executive officers may choose to allocate favorable investments, including loan originations that we source, to its other managed companies instead of to us. Further, at times when there are turbulent conditions in the real estate markets or distress in the credit markets or other times when we will need focused support and assistance from NSAM, NSAM’s other managed companies may likewise require greater focus and attention, placing NSAM’s resources in high demand. In such situations, we may not receive the level of support and assistance that we may receive if we were internally managed or if NSAM did not act as a manager for other entities. There is no assurance that our investment allocation policy with NSAM that address some of the conflicts relating to our access to investment and financing sources will be adequate to address all of the conflicts that may arise.
We will rely on NSAM’s and its affiliates executive officers and investment professionals to perform services for us, including Messrs. Hamamoto, Tylis, Gilbert and Lieberman and Ms. Hess for the day-to-day operation of our business.

Messrs. Hamamoto, Tylis, Gilbert and Lieberman and Ms. Hess are also executive officers of us and other managed companies, including our Sponsored Companies. As a result of their interests in other managed companies and the fact that they engage in and they continue to engage in other business activities on behalf of others, these individuals face conflicts of interest in allocating their time among us, NSAM and other managed companies, including our Sponsored Companies, and other business activities in which they are involved. In addition, our executive officers and certain management personnel performing services for NSAM will own equity interests in NSAM and its affiliates and NSAM may grant additional equity interests in NSAM or its affiliates to such persons in connection with their continued services. These conflicts of interest, as well as the loyalties of these individuals to other entities and investors, could result in action or inaction that is detrimental to our business, which could harm the implementation of our business strategy, our investment opportunities and the returns on our investments. If we do not successfully implement our business strategy, we may be unable to generate the cash needed to make distributions to stockholders and to maintain or increase the value of our assets.
NSAM will receive substantial base management fees regardless of the performance of our portfolio. Refer to “The annual base management fee we expect to pay to NSAM is payable regardless of the performance of our portfolio.” above. In addition, NSAM will have the ability to earn incentive fees each quarter based on our CAD which may create an incentive for NSAM to invest in assets with higher yield potential, which are generally riskier or more speculative or sell an asset prematurely for a gain and pay down debt, in an effort to increase our short-term net income and thereby increase the incentive fees to which it is entitled. Furthermore, the compensation payable to NSAM will increase as a result of future issuances of our equity securities, even if the issuances are dilutive to existing stockholders. If our interests and those of NSAM are not aligned, the execution of our business plan and our results of operations could be adversely affected, which could materially and adversely affect our ability to make distributions to our stockholders and the market price of our common stock.
NSAM will manage our portfolio pursuant to very broad investment guidelines and our board of directors does not approve each investment and financing decision made by NSAM unless required by our investment guidelines.
NSAM will be authorized to follow very broad investment guidelines established by our board of directors. Our board of directors periodically reviews our investment guidelines and our portfolio of assets but does not, and is not required to, review all of our proposed investments, except in limited circumstances as set forth in our investment guidelines. Our board of directors may also make modifications to our investment guidelines from time to time as it deems appropriate. In addition, in conducting periodic reviews or modifying our investment guidelines, our board of directors may rely primarily on information provided to them by NSAM. Furthermore, transactions entered into by NSAM may be costly, difficult or impossible to unwind by the time they are reviewed by our board of directors. NSAM has flexibility within the broad parameters of our investment guidelines in determining the types and amounts of assets in which to invest on our behalf, including making investments that may result in returns that are substantially below expectations or result in losses, which could materially and adversely affect our business and results of operations, or may otherwise not be in the best interests of our stockholders.
NSAM’s liability will be limited under the management agreement and we will agree to indemnify NSAM and its affiliates against all liabilities and obligations attributable to periods prior to the spin-off.
In connection with the spin-off, we will enter into a management agreement and various other agreements with NSAM. These agreements will govern our relationship with NSAM and will also provide that all liabilities and obligations attributable to periods prior to the spin-off will remain with us. NSAM will maintain a fiduciary relationship with us. Under the terms of the management agreement, and subject to applicable law, NSAM, its directors, officers, employees, partners, managers, members, controlling persons, and any other person or entity affiliated with NSAM will not be liable to us or its subsidiaries for acts taken or omitted to be taken in accordance with and pursuant to the management agreement, except those resulting from acts of willful misfeasance or bad faith in the performance of NSAM’s duties under the management agreement. In addition, subject to applicable law, we will agree to indemnify NSAM and each of its directors, officers, employees, partners, managers, members, controlling persons and any other person or entity affiliated with NSAM from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with NSAM’s performance of its duties or obligations under the management agreement or otherwise as our manager, except where attributable to acts of willful misfeasance or bad faith in the performance of NSAM’s duties under the management agreement.
NSAM expects to be subject to extensive regulation as an investment adviser, which could adversely affect its ability to manage our business.
NSAM or one or more of its affiliates expects to be subject to regulation as an investment adviser by various regulatory authorities that are charged with protecting the interests of its managed companies, including us. Instances of criminal activity and fraud by participants in the investment management industry and disclosures of trading and other abuses by participants in the financial services industry have led the U.S. government and regulators in foreign jurisdictions to consider increasing the rules and regulations governing, and oversight of, the financial system. This activity is expected to result in continued changes to the laws and regulations governing the investment management industry and more aggressive enforcement of the existing laws and regulations. NSAM could be subject to civil liability, criminal liability, or sanction, including revocation of its registration as an investment adviser, revocation of the licenses of its employees, censures, fines, or temporary suspension or permanent bar from conducting business, if it is found to have violated any of these laws or regulations. Any such liability or sanction could adversely affect its ability to manage our business.
NSAM must continually address conflicts between its interests and those of its managed companies, including us. In addition, the SEC and other regulators have increased their scrutiny of potential conflicts of interest. We believe that NSAM will implement procedures and controls that are reasonably designed to address these issues. However, appropriately dealing with conflicts of interest is complex and difficult and if NSAM fails, or appears to fail, to deal appropriately with conflicts of interest, it could face litigation or regulatory proceedings or penalties, any of which could adversely affect its ability to manage our business.
Risks Related to Our Investments
A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our investments.
Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses and a decrease in revenues, earnings and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of our investments. Declining real estate values will likely reduce our level of new loan originations, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on our CRE debt investments if the economy weakens and property values decline. Further, declining real estate values significantly increase the likelihood that we will incur losses on our investments in the event of a default because the value of our collateral may be insufficient to cover our cost. Any sustained period of increased payment delinquencies, taking title to collateral or losses could adversely affect both our CRE investments as well as our ability to originate, sell and securitize loans, which would significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to stockholders.
We are subject to significant competition and we may not be able to compete successfully for investments.
We are subject to significant competition for attractive investment opportunities from other real estate investors, some of which have greater financial resources than us, including publicly-traded REITs, non-traded REITs, insurance companies, commercial and investment banking firms, private institutional funds, hedge funds, private equity funds and other investors. We observed increased competition in 2013 and expect that to continue through the remainder of 2014. We may not be able to compete successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments or originate loans on less advantageous terms to us, our returns may be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, we may experience lower returns on our investments.
We have no established investment criteria limiting the geographic concentration of our investments. If our investments are concentrated in an area that experiences adverse economic conditions, our investments may lose value and we may experience losses.
Certain of our investments may be secured by a single property or properties in one geographic location. Additionally, properties that we may acquire may also be concentrated in a geographic location. These current and future investments carry the risks associated with significant geographical concentration. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. As a result, properties underlying our investments may be overly concentrated in certain geographic areas and we may experience losses as a result. A worsening of economic conditions, a natural disaster or civil disruptions in a geographic area in which our investments may be concentrated could have an adverse effect on our business, including reducing the demand for new financings, limiting the ability of borrowers to pay financed amounts and impairing the value of our collateral.
We may change our investment strategy without stockholder consent and make riskier investments.
We may change our investment strategy at any time without the consent of stockholders, which could result in our making investments that are different from and possibly riskier than the investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate and commercial real estate market fluctuations.
We will be subject to additional risks if we make investments internationally.
We may acquire real estate assets located outside of the United States and we may originate or acquire senior or subordinate loans made to borrowers located outside of the United States or secured by properties located outside of the United States. Our expertise to date is in the United States and we do not have expertise in international markets.  Any international investments we make may be affected by factors peculiar to the laws of the jurisdiction in which the borrower or the property is located and these laws may expose us to risks that are different from and/or in addition to those commonly found in the United States.  We may not be as familiar with the potential risks to our investments outside of the United States and we may incur losses as a result.
Any international investments we make could be subject to the following risks: governmental laws, rules and policies including laws relating to the foreign ownership of real property or mortgages and laws relating to the ability of foreign persons or corporations to remove profits earned from activities within the country to the person's or corporation's country of origin; variations in currency exchange rates; adverse market conditions caused by inflation or other changes in national or local economic conditions; changes in relative interest rates; changes in the availability, cost and terms of borrowings resulting from varying national economic policies; changes in real estate and other tax rates, the tax treatment of transaction structures and other changes in operating expenses in a particular country where we have an investment; our REIT tax status not being respected under foreign laws, in which case any income or gains from foreign sources would likely be subject to foreign taxes, withholding taxes, transfer taxes, and value added taxes; lack of uniform accounting standards (including availability of information in accordance with accounting principles generally accepted in the United States of America, or U.S. GAAP); changes in land use and zoning laws; more stringent environmental laws or changes in such laws; changes in the social stability or other political, economic or diplomatic developments in or affecting a country where we have an investment; and legal and logistical barriers to enforcing our contractual rights in other countries.  Certain of these risks may be greater in emerging markets and less developed countries.  Each of these risks might adversely affect our performance and impair our ability to make distributions to our stockholders required to maintain our REIT qualification. In addition, there is less publicly available information about foreign companies and a lack of uniform financial accounting standards and practices (including the availability of information in accordance with U.S. GAAP) which could impair our ability to analyze transactions and receive timely and accurate financial information from tenants or borrowers necessary to meet our reporting obligations to financial institutions or governmental or regulatory agencies.
We may not be effective in originating and managing our investments.
We originate and generally manage our investments. Our origination capabilities depend on our ability to leverage our relationships in the market and deploy capital to borrowers and tenants/operators that hold properties meeting our underwriting standards. Managing investments requires significant resources, adherence to internal policies and attention to detail. Managing investments may also require significant judgment and, despite our expectations, we may make decisions that result in losses. If we are unable to successfully originate investments on favorable terms, or at all, and if we are ineffective in managing those investments, our business, financial condition and results of operations could be materially adversely affected.
The CRE debt we originate and invest in and mortgage loans underlying the CRE securities we invest in are subject to risks of delinquency, taking title to collateral, loss and bankruptcy of the borrower under the loan. If the borrower defaults, it may result in losses to us.
Our CRE debt investments are secured by commercial real estate and are subject to risks of delinquency, loss, taking title to collateral and bankruptcy of the borrower. The ability of a borrower to repay a loan secured by commercial real estate is typically dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced or is not increased, depending on the borrower’s business plan, the borrower’s ability to repay the loan may be impaired. Net operating income of a property can be affected by each of the following factors, among other things:

•	local, regional or macroeconomic economic conditions;

•	tenant/operator mix;

•	success of tenant/operator businesses;

•	property management decisions;

•	property location and condition;

•	property operating costs, including insurance premiums, real estate taxes and maintenance costs;

•	competition from comparable types of properties;

•	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

•	changes in laws that increase operating expenses or limit rents that may be charged;

•	any need to address environmental contamination at the property;

•	the occurrence of any uninsured casualty at the property;

•	changes in local, regional, national or international economic conditions and/or specific industry segments;

•	declines in local or regional real estate values;

•	branding, marketing and operational strategies;

•	declines in local or regional rental or occupancy rates;

•	increases in interest rates;

•	natural disasters;

•	social unrest and civil disturbances;

•	terrorism; and

•	increases in costs associated with leasing, renovation and/or construction.
Any one or a combination of these factors may cause a borrower to default on a loan or to declare bankruptcy. If a default or bankruptcy occurs and the underlying asset value is less than the loan amount, we will suffer a loss.
Additionally, we may suffer losses for a number of reasons, including the following, which could have a material adverse effect on our financial performance:

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If the value of real property or other assets securing our CRE debt deteriorates. We expect that our CRE debt and securities investments will generally be directly or indirectly secured by a lien on real property. The occurrence of a default on a CRE debt investment could result in our taking title to collateral. We will not know whether the value of the properties ultimately securing our CRE debt and ultimately securing the mortgage loans underlying our CRE securities will remain at the levels existing on the dates of origination of the underlying CRE debt and the dates of origination of the mortgage loans ultimately securing our CRE securities, as applicable. If the value of the properties drop, our risk will increase because of the lower value of the collateral and reduction in borrower equity associated with the related CRE debt. In this manner, real estate values could impact the value of our CRE debt and securities investments. Our CRE equity investments (investments in real property) may be similarly affected by real estate property values. Therefore, our CRE debt, securities and equity investments will be subject to the risks typically associated with real estate. The majority of our CRE debt investments are fully or substantially non-recourse. In the event of a default by a borrower on a non-recourse loan, we will only have recourse to the real estate-related assets (including escrowed funds and reserves, if any) collateralizing the debt. For this purpose, we consider CRE debt made to special purpose entities formed solely for the purpose of holding and financing particular assets to be non-recourse. We sometimes also originate CRE debt that is secured by equity interests in the borrowing entities or by investing directly in the owner of the property. There can be no assurance that the value of the assets securing our CRE debt investments will not deteriorate over time due to factors beyond our control, as was the case during the credit crisis and as a result of the recent economic recession. Mezzanine loans are subject to the additional risk that senior lenders may be directly secured by the real estate assets of the borrowing entity, whereas the mezzanine loans may be secured by ownership interests in the borrower.

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If a borrower or guarantor defaults on recourse obligations under a CRE debt investment. We sometimes obtain personal or corporate guarantees, which are not secured, from borrowers or their affiliates. These guarantees are often triggered only upon the occurrence of certain trigger, or “bad boy,” events. In cases where guarantees are not fully or partially secured, we will typically rely on financial covenants from borrowers and guarantors which are designed to require the borrower or guarantor to maintain certain levels of creditworthiness. As a result of challenging economic and market conditions, many borrowers and guarantors faced, and continue to face, financial difficulties and were unable, and may continue to be unable, to comply with their financial covenants. If the economy does not strengthen, our borrowers could experience additional financial stress. Where we do not have recourse to specific collateral pledged to satisfy such guarantees or recourse loans, we will only have recourse as an unsecured creditor to the general assets of the borrower or guarantor, some or all of which may be pledged to satisfy other lenders. There can be no assurance that a borrower or guarantor will comply with its financial covenants or that sufficient assets will be available to pay amounts owed to us under our CRE debt and related guarantees.

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Our due diligence may not reveal all of a borrower’s liabilities and may not reveal other weaknesses in its business. Before making a loan to a borrower, we assess the strength and skills of an entity’s management and other factors that we believe are material to the performance of the investment. This underwriting process is particularly important and subjective with respect to newly-organized entities because there may be little or no information publicly available about the entities. In making the assessment and otherwise conducting customary due diligence, we rely on the resources available to us and, in some cases, an investigation by third parties. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful. Furthermore, historic performance evaluated in connection with our underwriting process may not be indicative of future performance.

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In the event of a default or bankruptcy of a borrower, particularly in cases where the borrower has incurred debt that is senior to our CRE debt. If a borrower defaults on our CRE debt and the mortgaged real estate or other borrower assets collateralizing our CRE debt are insufficient to satisfy the loan, we may suffer a loss of principal or interest. In the event of a borrower bankruptcy, we may not have full recourse to the assets of the borrower or the assets of the borrower may not be sufficient to satisfy our CRE debt. In addition, certain of our CRE debt investments are subordinate to other debt of the borrower. If a borrower defaults on our CRE debt or on debt senior to our CRE debt or in the event of a borrower bankruptcy, our CRE debt will be satisfied only after the senior debt, if any. Bankruptcy and borrower litigation can significantly increase the time needed for us to acquire underlying collateral in the event of a default, during which time the collateral may decline in value. In addition, there are significant monetary costs and delays associated with the process of taking title to collateral. Borrower bankruptcies and litigation relating to our assets increased appreciably during the recent economic recession, which required and may continue to require us to spend significant amounts of money and devote significant senior management resources in order to protect our interests. If the economic markets do not continue to improve, we will continue to experience such costs and delays.

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In the event provisions of our CRE debt agreements are adjudicated to be unenforceable. Our rights and obligations with respect to our CRE debt investments are governed by loan agreements and related documentation. It is possible that a court could determine that one or more provisions of a loan agreement or related documentation are unenforceable, such as a loan prepayment provision or the provisions protecting our security interest in the underlying collateral.

Delays in liquidating defaulted CRE debt investments could reduce our investment returns.
If there are defaults under the agreements securing the collateral of our CRE debt investments, we may not be able to take title to and sell the collateral securing the loan quickly. Taking title to collateral can be an expensive and lengthy process that could have a negative effect on the return on our investment. Borrowers often resist when we seek to take title to collateral by asserting numerous claims, counterclaims and defenses, including but not limited to, lender liability claims, in an effort to prolong the foreclosure action. In some states, taking title to collateral can take several years or more to resolve. At any time during a foreclosure proceeding, for example, the borrower may file for bankruptcy, which would have the effect of staying the foreclosure action and further delaying the foreclosure process. The resulting time delay could reduce the value of our investment in the defaulted loans. Furthermore, an action to take title to collateral securing a loan is regulated by state statutes and regulations and is subject to the delays and expenses associated with lawsuits if the borrower raises defenses or counterclaims. In the event of default by a borrower, these restrictions, among other things, may impede our ability to take title to and sell the collateral securing the loan or to obtain proceeds sufficient to repay all amounts due to us on the loan. In addition, we may be forced to operate any collateral for which we take title for a substantial period of time, which could be a distraction for our management team and may require us to pay significant costs associated with such collateral. We may not recover any of our investment even if we take title to collateral.
Jurisdictions with one action or security first rules or anti-deficiency legislation may limit the ability to take title to collateral or to realize the obligation secured by the property by obtaining a deficiency judgment.
In the event of any default under our CRE debt investments and in the mortgage loans underlying our CRE securities, we bear the risk of loss of principal and nonpayment of interest and fees to the extent of any deficiency between the value of the collateral and the principal amount of the loan. Certain states in which the collateral securing our CRE debt and securities investments is located may have laws that prohibit more than one judicial action to enforce a mortgage obligation, requiring the lender to exhaust the remedies on such collateral to satisfy the obligation first or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender’s realization upon the collateral, in particular if a non-judicial foreclosure is pursued. These statutes may limit the right to take title to collateral or to realize the obligation secured by the property by obtaining a deficiency judgment.
Our borrowers may be unable to achieve their business plans due to the challenging U.S. and global economic conditions, which could cause incremental stress to our CRE debt investments.
Many of our CRE debt investments are made to borrowers who have business plans to improve occupancy and cash flow that may not be accomplished. Slower than expected economic growth pressured by a strained labor market, along with overall financial uncertainty, could result in lower occupancy rates and lower lease rates across many property types and may create obstacles for our borrowers attempting to achieve their business plans. If our borrowers are unable to achieve their business plans, our related CRE debt investments could default and severely impact our liquidity and operating results.
We are subject to risks associated with future advance or capital expenditure obligations, such as declining real estate values and operating performance.
Our CRE debt investments may require us to advance future funds. We may also need to fund capital expenditures and other significant expenses for our real estate property investments. Future funding obligations subject us to significant risks such as that the property may have declined in value, projects to be completed with the additional funds may have cost overruns and the borrower and tenant/operator may be unable to generate enough cash flow and execute its business plan, or sell or refinance the property, in order to repay our CRE debt due. We could determine that we need to fund more money than we originally anticipated in order to maximize the value of our investment even though there is no assurance additional funding would be the best course of action. Further, future funding obligations require us to maintain higher liquidity than we might otherwise maintain and this could reduce the overall return on our investments.
We may be unable to restructure our investments in a manner that we believe maximizes value, particularly if we are one of multiple creditors in large capital structures.
In order to maximize value we may be more likely to extend and work out an investment, rather than pursue other remedies such as taking title to collateral. However, in situations where there are multiple creditors in large capital structures, it can be particularly difficult to assess the most likely course of action that a lender group or the borrower may take and it may also be difficult to achieve consensus among the lender group as to major decisions. Consequently, there could be a wide range of potential principal recovery outcomes, the timing of which can be unpredictable, based on the strategy pursued by a lender group or other applicable parties. These multiple creditor situations tend to be associated with larger loans. If we are one of a group of lenders, we may be a lender on a subordinated basis, and may not independently control the decision making. Consequently, we may be unable to restructure an investment in a manner that we believe would maximize value. Restructuring an investment may ultimately result in us receiving less than had we not restructured the investment.
CRE debt restructurings may reduce our net interest income.
Although the CRE market has improved, the U.S. economy and financial markets continue to be challenged. As a result, our borrowers may be at increased risk of default and we, or a third party, may need to restructure loans if our borrowers are unable to meet their obligations to us and we believe restructuring is the best way to maximize value. In order to preserve long-term value, we may determine to lower the interest rate on loans in connection with a restructuring, which will have an adverse impact on our net interest income. We may also determine to extend the maturity and make other concessions with the goal of increasing overall value, however, there is no assurance that the results of our restructurings will be favorable to us. We may lose some or all of our investment even if we restructure in an effort to increase value.
Many of our CRE debt investments are funded with interest reserves and our borrowers may be unable to replenish those interest reserves once they run out.
Given the transitional nature of many of our CRE debt investments, we generally require borrowers to pre-fund reserves to cover interest and operating expenses until the property cash flow increases sufficiently to cover debt service costs. We also generally require the borrower to refill these reserves if they became deficient due to underperformance and if the borrower wanted to exercise extension options under the loan. Despite low interest rates and improving real estate fundamentals, in the future our borrowers may still have difficulty servicing our CRE debt investments. Historically, many of our borrowers have only been able to meet their obligations to us because of the reserves we set up at the origination of the loans. In the future, many of the reserves may run out and some of our borrowers may have difficulty servicing our debt and will not have sufficient capital to replenish reserves, which could have a significant impact on our operating results and cash flow.
Higher provision for loan losses and asset impairment charges are expected if economic conditions do not continue to improve.
We could experience defaults resulting in provision for loan losses and asset impairment charges in the future. In challenging economic environments, borrowers, for a variety of reasons, may be unable to remain current with principal and interest on loans. Declines in real property values also increase loan-to-value ratios on our loans and, therefore, weaken our collateral coverage and increase the likelihood of higher provision for loan losses. Even if our cash flow remains relatively stable, we could suffer losses in accordance with U.S. GAAP, which could adversely affect our stock price, access to credit and ability to satisfy financing covenants.

Provision for loan losses are difficult to estimate, particularly in a challenging economic environment.
Our provision for loan losses is evaluated on a quarterly basis. Our determination of provision for loan losses requires us to make certain estimates and judgments, which may be difficult to determine, particularly in a challenging economic environment. While CRE fundamentals have improved, the U.S. economy and financial markets remain challenged. Our estimates and judgments are based on a number of factors, including projected cash flow from the collateral securing our CRE debt, structure, including the availability of reserves and recourse guarantees, likelihood of repayment in full at the maturity of a loan, potential for refinancing and expected market discount rates for varying property types, all of which remain uncertain and are subjective. Our estimates and judgments may not be correct, particularly during challenging economic environments, and therefore our results of operations and financial condition could be severely impacted.
With respect to commercial properties, options and other purchase rights may affect value or hinder recovery in the event of taking title to collateral.
A borrower under certain of our CRE debt investments may give its tenants or another person a right of first refusal or an option to purchase all or a portion of the related collateral. These rights may impede our ability to sell the related collateral if we take title or may adversely affect the value or marketability of the collateral. We may also determine to give our tenants a right of first refusal or similar option, which could negatively affect the residual value of the property.
Both our borrowers’ and tenants/operators’ forms of entities may cause special risks or hinder our recovery.
Most of the borrowers for our CRE debt investments and our tenants/operators in the real estate that we own, as well as borrowers underlying our CRE securities, are legal entities rather than individuals. The obligations these entities owe us are typically non-recourse so we can only look to our collateral, and at times, the assets of the entity may not be sufficient to recover our investment. As a result, our risk of loss may be greater than for originators of loans made to or leases with individuals. Unlike individuals involved in bankruptcies, these legal entities will generally not have personal assets and creditworthiness at stake. As a result, the default or bankruptcy of one of our borrowers or tenants/operators, or a general partner or managing member of that borrower or tenant, may impair our ability to enforce our rights and remedies under the related mortgage or the terms of the lease agreement, respectively.
The subordinate CRE debt we originate and invest in may be subject to risks relating to the structure and terms of the related transactions, as well as subordination in bankruptcy, and there may not be sufficient funds or assets remaining to satisfy our investments, which may result in losses to us.
We originate, structure and acquire subordinate CRE debt investments secured primarily by commercial properties, which may include subordinate mortgage loans, mezzanine loans and participations in such loans and preferred equity interests in borrowers who own such properties. We have not placed any limits on the percentage of our portfolio that may be comprised of these types of investments, which may involve a higher degree of risk. These investments may be subordinate to other debt on commercial property and are secured by subordinate rights to the commercial property or by equity interests in the borrower. In addition, real properties with subordinate debt may have higher loan-to-value ratios than conventional debt, resulting in less equity in the real property and increasing the risk of loss of principal and interest. If a borrower defaults or declares bankruptcy, after senior obligations are met, there may not be sufficient funds or assets remaining to satisfy our subordinate interests. Because each transaction is privately negotiated, subordinate investments can vary in their structural characteristics and lender rights. Our rights to control the default or bankruptcy process following a default will vary from transaction to transaction. The subordinate investments that we originate and invest in may not give us the right to demand taking title to collateral as a subordinate real estate debt holder. Furthermore, the presence of intercreditor agreements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies and control decisions made in bankruptcy proceedings relating to borrowers. Similarly, a majority of the participating lenders may be able to take actions to which we object, but by which we will be bound. Even if we have control, we may be unable to prevent a default or bankruptcy and we could suffer substantial losses. Certain transactions that we originated and invested in could be particularly difficult, time consuming and costly to work out because of their complicated structure and the diverging interests of all the various classes of debt in the capital structure of a given asset.
Many of our investments are illiquid and we may not be able to vary our portfolio in response to further changes in economic and other conditions, which may result in losses to us.
Many of our investments are illiquid. As a result, our ability to sell investments in response to changes in economic and other conditions could be limited, even at distressed prices. The Code also places limits on our ability to sell certain properties held for fewer than two years. These considerations could make it difficult for us to dispose of any of our assets even if a disposition is in the best interests of stockholders. As a result, our ability to vary our portfolio in response to further changes in economic and other conditions may be relatively limited, which may result in losses to us.

We may make investments in assets with lower credit quality, which will increase our risk of losses.
Most of our CRE securities have explicit ratings assigned by at least one of the major rating agencies (Moody’s Investor Services, Standard & Poor’s, Fitch Ratings, Morningstar, DBRS and/or Kroll, generally referred to as rating agencies). However, we may invest in unrated CRE securities, enter into leases with unrated tenants/operators or participate in subordinate, unrated or distressed mortgage loans. Because the ability of obligors of properties and mortgages, including mortgage loans underlying CMBS, to make rent or principal and interest payments may be impaired during an economic downtown, prices of lower credit quality investments and CRE securities may decline. The existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these investments. We have not established and do not currently plan to establish any investment criteria to limit our exposure to these risks for future investments.
Investments in non-conforming or non-investment grade rated CRE debt or securities involve greater risk of loss.
Some of our investments may not be rated or will be rated as non-investment grade by the rating agencies. The non-investment grade ratings for these assets typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans or securities, the borrowers’ credit history, the properties’ underlying cash flow or other factors. As a result, these investments may have a higher risk of default and loss than investment grade rated assets. Any loss we incur may be significant and may reduce distributions to stockholders and may adversely affect the value of our common stock.
Investments in non-performing real estate assets involve greater risks than investments in stabilized, performing assets and make our future performance more difficult to predict, however, we may still incur losses on performing real estate assets.
Traditional performance metrics of real estate assets are generally not as reliable for non-performing real estate assets as they are for performing real estate assets. Non-performing properties, for example, do not have stabilized occupancy rates and may require significant capital for repositioning. Similarly, non-performing loans do not have a consistent stream of cash flow to support normalized debt service. In addition, for non-performing loans, often there is greater uncertainty as to the amount or timeliness of principal repayment.
In addition, we may pursue more than one strategy to create value in a non-performing real estate investment. With respect to a property, these strategies may include development, redevelopment or lease-up of such property. With respect to certain of our CRE debt investments, these strategies may include negotiating with the borrower for a reduced payoff, restructuring the terms of the loan or enforcing our rights as lender under the loan and taking title to collateral securing the loan.
The factors described above make it challenging to evaluate non-performing investments. We may further incur losses even on our performing investments.
Floating-rate CRE debt, which is often associated with transitional assets, may entail greater risks of default to us than fixed-rate CRE debt.
Floating-rate loans are often, but not always, associated with transitional properties as opposed to those with highly stabilized cash flow. Floating-rate CRE debt may have higher delinquency rates than fixed-rate loans. Borrowers with floating-rate loans may be exposed to increased monthly payments if the related interest rate adjusts upward from the initial fixed rate in effect during the initial period of the loan to the rate calculated in accordance with the applicable index and margin. Increases in a borrower’s monthly payment, as a result of an increase in prevailing market interest rates may make it more difficult for the borrowers with floating-rate loans to repay the loan and could increase the risk of default of their obligations under the loan.
We may be subject to risks associated with construction lending, such as declining real estate values, cost overruns and delays in completion.
Our CRE debt investments may include loans made to developers to construct prospective projects, which may include ground-up construction or repositioning an existing asset. The primary risks to us of construction loans are the potential for cost overruns, the developer’s failing to meet a project delivery schedule and the inability of a developer to sell or refinance the project at completion in accordance with its business plan and repay our CRE debt. These risks could cause us to have to fund more money than we originally anticipated in order to complete the project. We may also suffer losses on our CRE debt if the developer is unable to sell the project or refinance our CRE debt investment.
Investments that are not insured involve greater risk of loss than insured investments.
Unlike agency residential mortgages, the CRE debt we invest in is not insured by any quasi-governmental body or similar third party. Our CRE debt investments may include first mortgage loans, subordinate mortgage and mezzanine loans, preferred equity interests and participations in such loans as well as CRE securities and equity investments. While holding such interests, we are subject to risks of borrower defaults, bankruptcies, fraud, losses and special hazard losses. To the extent we suffer such losses with respect to our investments, the value of our company and the value of our common stock may be adversely affected.
Insurance may not cover all potential losses on CRE debt investments which may impair the value of our assets.
We generally require that each of the borrowers under our CRE debt investments obtain comprehensive insurance covering the collateral, including liability, fire and extended coverage. We also generally obtain insurance directly on any property we acquire. However, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods and hurricanes that may be uninsurable or not economically insurable. We may not require borrowers to obtain certain types of insurance if it is deemed commercially unreasonable. Inflation, changes in building codes and ordinances, environmental considerations and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds, if any, might not be adequate to restore the economic value of the mortgaged property, which might decrease the value of the property and in turn impair our investment.
Our CRE equity, debt and mortgage loans underlying our CRE securities investments are subject to the risks typically associated with CRE.
Our CRE debt and securities investments are generally directly or indirectly secured by a lien on real property. The occurrence of a default on a CRE debt investment could result in our acquiring ownership of the property. We do not know whether the values of the properties ultimately securing our CRE debt and ultimately securing the mortgage loans underlying our CRE securities will remain at the levels existing on the dates of origination of these underlying mortgage loans and the dates of origination of the loans ultimately securing our CRE securities, as applicable. If the values of the properties drop, our risk will increase because of the lower value of the collateral and reduction in borrower equity associated with the related loans. In this manner, real estate values could impact the values of our CRE debt and securities investments. Our CRE equity investments may be similarly affected by real estate property values. Therefore, our CRE equity, debt and securities investments are subject to the risks typically associated with real estate, including:

•	local, state, national or international economic conditions;

•	real estate conditions, such as an oversupply of or a reduction in demand for real estate space in an area;

•	the perceptions of the quality, convenience, attractiveness and safety of the properties;

•	competition from comparable properties;

•	the occupancy rate of, and the rental rates charged at, the properties;

•	the ability to collect on a timely basis all rent;

•	the effects of any bankruptcies or insolvencies;

•	the expense of re-leasing space;

•	changes in interest rates and in the availability, cost and terms of mortgage financing;

•	unknown liens being placed on the properties;

•	bad acts of third parties;

•	the ability to refinance mortgage notes payable related to the real estate on favorable terms, if at all;

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the impact of present or future environmental legislation and compliance with environmental laws, including costs of remediation and liabilities associated with environmental conditions affecting properties;

•	cost of compliance with the Americans with Disabilities Act of 1990, or ADA;

•	adverse changes in governmental rules and fiscal policies;

•	civil unrest;

•	acts of nature, including earthquakes, hurricanes and other natural disasters (which may result in uninsured losses);

•	the potential for uninsured or underinsured property losses;

•	adverse changes in state and local laws, including zoning laws; and

•	other factors which are beyond our control.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenses associated with properties (such as operating expenses and capital expenses) cannot be reduced when there is a reduction in income from the properties.
These factors may have a material adverse effect on the ability of our borrowers to pay their loans and the ability of the borrowers on the underlying loans securing our securities to pay their loans, as well as on the value and the return that we can realize from assets we originate and acquire.
We may obtain only limited warranties when we purchase a property, which will increase the risk that we may lose some or all of our invested capital in the property or rental income from the property which, in turn, could materially adversely affect our business, financial condition and results from operations and our ability to make distributions to stockholders.
The seller of a property often sells such property in an “as is” condition on a “where is” basis and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, the related real estate purchase and sale agreements may contain only limited warranties, representations and indemnifications that will only survive for a limited period after the closing. Despite our efforts, we may fail to uncover all material risks during our diligence process. The purchase of properties with limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that property if an issue should arise that decreases the value of that property and is not covered by the limited warranties. If any of these results occur, it may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to stockholders.
The price we pay for acquisitions of real property will be based on our projections of market demand, occupancy and rental income, as well as on market factors, and our return on our investment may be lower than expected if any of our projections are inaccurate.
The price we pay for real property investments will be based on our projections of market demand, occupancy levels, rental income, the costs of any development, redevelopment or renovation of a newly-acquired property and other factors. In addition, as the real estate market continues to strengthen with the improvement of the U.S. economy, we will face increased competition, which may drive up prices for real estate assets. If any of our projections are inaccurate or we overpay for assets and their value subsequently drops or fails to rise because of market factors, returns on our investment may be lower than expected and could experience losses.
Our investments in net lease properties and a substantial portion of our healthcare properties are dependent upon tenants/operators successfully operating their businesses and their failure to do so could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to stockholders.
We depend on our tenants/operators to manage the day-to-day operations of our real estate properties in a manner that generates revenues sufficient to allow them to meet their obligations to us, including their obligations to pay rent, maintain certain insurance coverage, pay real estate taxes and maintain the properties under their operational control in a manner that does not jeopardize their operating licenses or regulatory status. The ability of our tenants/operators to fulfill their obligations to us may depend, in part, upon the overall profitability of their operations, including any other facilities, properties or businesses they may acquire or operate. The cash flow generated by the operation of our properties may not be sufficient for a tenant/operator to meet its obligations to us. In several cases, a single operator operates several of our healthcare properties and the failure of one operator could materially adversely affect many properties. Tenants/operators who are having trouble with their cash flow are more likely to expose us to unknown liens and other risks to our assets. Our financial position could be weakened and our ability to fulfill our obligations under our real estate borrowings could be limited if our tenants/operators are unable to meet their obligations to us or we fail to renew or extend our contractual relationship with any of our tenants/operators. Any of these results could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to stockholders.
Lease defaults, terminations or landlord-tenant/operator disputes may reduce our income from our real estate investments.
The creditworthiness of our tenants/operators in our real estate investments have been, or could become, negatively impacted as a result of challenging economic conditions or otherwise, which could result in their inability to meet the terms of their leases. Lease defaults or terminations by one or more tenants/operators may reduce our revenues unless a default is cured or a suitable replacement tenant/operator is found promptly. In addition, disputes may arise between the landlord and tenant/operator that result in the tenant/operator withholding rent payments, possibly for an extended period. These disputes may lead to litigation or other legal procedures to secure payment of the rent withheld or to evict the tenant/operator. Upon a lease default, we may have limited remedies, be unable to accelerate lease payments and have limited or no recourse against a guarantor. Tenants/operators as well as guarantors may have limited or no ability to satisfy any judgments we may obtain. We may also have duties to mitigate our losses and we may not be successful in that regard. Any of these situations may result in extended periods during which there is a significant decline in revenues or no revenues generated by a property. If this occurred, it could adversely affect our results of operations. Furthermore, two of our healthcare operators account for 5% and 10% of our total rental and escalation income, respectively. The operator that accounts for 10% of our total rental and escalation income recently failed to timely pay its full rental obligations under certain leases. We have agreed to temporarily defer these overdue rent payments and waive compliance with certain financial covenants for this operator. Should this operator default under its leases, the default would trigger cross-defaults under the relevant credit agreements, including cross defaults under an approximately $185 million facility and an approximately $38 million facility, which provide financing for these lease portfolios.  We are currently in discussions with the operator to voluntarily facilitate a transition to a new operator.  If the operator does not cooperate with such a transition, we may seek alternatives to remove the operator. Any such transition could be disruptive to operations. We are also in discussions with the lender of our $185 million facility to restructure the debt although there is no assurance we will be able to do so on favorable terms or at all.
While no net lease tenant currently accounts for in excess of 10% of our rental and escalation income, failure or inability of a tenant/operator contributing to a significant percentage of our contractual rental revenue to meet its obligations to us could materially reduce our rental revenue and net income, which could in turn reduce the amount of distributions we pay and cause our stock price to decline.
A significant portion of our leases may expire in the same year.
A significant portion of the leases for our real estate investments may expire in the same year. For certain of our properties, such as manufactured housing and multifamily, leases are short term in nature and therefore subject to heightened lease turnover risk. Additionally, for certain of our properties which are primarily leased to one tenant/operator, such as our net lease and healthcare properties, lease expirations may coincide with the maturities on the borrowing for such properties subject to such leases. As a result, we could be subject to a sudden and material change in value of our net lease and/or our healthcare portfolio and available cash flow from such investments in the event that these leases are not renewed or in the event that we are not able to extend or refinance the mortgage notes payable on the properties that are subject to these leases.
Our lease or management transactions may not result in market rates over time.
We expect substantially all of our rental and fee income to come from lease or management transactions, which may have longer terms or renewal options that specify maximum rate increases than standard arrangements. If we do not accurately judge the potential for increases in market rates, rental and fee increases under the terms may fail to result in fair market rates over time. Further, we may have no ability to terminate our lease or management transactions or adjust the rent and fees to then-prevailing market rates. As a result, our income and distributions to stockholders could be lower than they would otherwise be if we did not enter into such lease or management agreements.
We may not be able to relet or renew leases at the properties underlying CRE debt investments or the properties held by us on favorable terms.
The properties underlying CRE real estate debt investments and certain of our real estate investments were negatively impacted by the more recent challenging economic conditions and all of our investments in real estate will continue to be pressured if economic conditions and rental markets continue to be challenging. For example, upon expiration or earlier termination of leases for space located at our properties, the space may not be relet or, if relet, the terms of the renewal or reletting (including the cost of required renovations or concessions to tenants/operators) may be less favorable than current lease terms. Weak economic conditions would likely reduce tenants’/operators’ ability to make rent payments in accordance with the contractual terms of their leases and lead to early termination of leases. Furthermore, corporate space needs may contract, resulting in lower lease renewal rates and longer releasing periods when leases are not renewed. Any of these situations may result in extended periods where there is a significant decline in revenues or no revenues generated by a property. Additionally, to the extent that market rental rates are reduced, property-level cash flow would likely be negatively affected as existing leases renew at lower rates. If we are unable to relet or renew leases for all or substantially all of the space at these properties, if the rental rates upon such renewal or reletting are significantly lower than expected, or if our reserves for these purposes prove inadequate, we will experience a reduction in net income and may be required to reduce or eliminate cash distributions to stockholders.
The bankruptcy, insolvency or financial deterioration of any of our tenants/operators could significantly delay our ability to collect unpaid rents or require us to find new tenants/operators.
Our financial position and our ability to make distributions to stockholders may be adversely affected by financial difficulties experienced by any of our major tenants/operators, including bankruptcy, insolvency or a general downturn in the business, or in the event any of our major tenants/operators do not renew or extend their relationship with us as their lease terms expire.

We are exposed to the risk that our tenants/operators may not be able to meet their obligations to us or other third parties, which may result in their bankruptcy or insolvency. Although our leases and loans permit us to evict a tenant/operator, demand immediate repayment and pursue other remedies, bankruptcy laws afford certain rights to a party that has filed for bankruptcy or reorganization. A tenant/operator in bankruptcy may be able to restrict our ability to collect unpaid rents or interest during the bankruptcy proceeding. Furthermore, dealing with a tenant/operator’s bankruptcy or other default may divert management’s attention and cause us to incur substantial legal and other costs.
Bankruptcy laws provide that a debtor has the option to assume or reject an unexpired lease within a certain period of time of filing for bankruptcy, but generally requires such assumption or rejection to be made in its entirety. Thus, a debtor cannot choose to keep the beneficial provisions of a contract while rejecting the burdensome ones; the contract must be assumed or rejected as a whole. Most of our healthcare properties are and will continue to be net leased to an operator operating multiple facilities pursuant to a single master lease. If one or more of our healthcare property operators files for bankruptcy relief, it is possible that in bankruptcy the debtor may be required to assume or reject the master lease in its entirety, rather than making the decision on a property-by-property basis, thereby preventing the debtor from assuming the better performing properties and terminating the master lease with respect to the poorer performing properties. However, where under applicable law a contract (even though it is contained in a single document) is determined to be divisible or severable into different agreements, or similarly, where a collection of documents is determined to constitute separate agreements instead of a single, integrated contract, then in those circumstances a debtor/trustee may be allowed to assume some of the divisible or separate agreements while rejecting the others. If the debtor has the ability, and chooses, to assume some of the divisible agreement while rejecting the other divisible agreements, or if a non-debtor tenant is unable to comply with the terms of an agreement, we may be forced to modify the agreements in ways that are unfavorable to us.
Because real estate investments are relatively illiquid, our ability to promptly sell properties in our portfolio is limited.
The real estate market is affected by many factors that are beyond our control, such as general economic conditions, availability of financing, interest rates and supply and demand that are beyond our control. We cannot predict whether we will be able to sell any property for the price or on the terms set by us or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We also cannot predict the length of time needed to find a willing purchaser and to close the sale of a property. Additionally, our healthcare properties are special purpose properties that could not be readily converted to general residential, retail or office use. Transfers of operations of healthcare properties are subject to regulatory approvals not required for transfers of other types of commercial operations and real estate. To the extent we are unable to sell any property for its book value or at all, we may be required to take a non-cash impairment charge or loss on the sale, either of which would reduce our earnings.
We may be required to expend cash to correct defects or to make improvements before a property can be sold. We cannot assure that we will have cash available to correct those defects or to make those improvements. We may agree to transfer restrictions that materially restrict us from selling that property for a period of time or impose other restrictions, such as a limitation on the amount of financing that can be placed or repaid on that property. These transfer restrictions would impede our ability to sell a property even if we deem it necessary or appropriate. These facts and any others that would impede our ability to respond to adverse changes in the performance of our properties may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to stockholders.
We may become responsible for capital improvements. To the extent such capital improvements are not undertaken, the ability of our tenants/operators to manage our properties effectively and on favorable terms may be affected, which in turn could materially adversely affect our business, financial conditions and results of operations and our ability to make distributions to stockholders.
Although under our typical net lease structure our tenants/operators are generally responsible for capital improvement expenditures, it is possible that a tenant/operator may not be able to fulfill its obligations to keep the facility in good operating condition. To the extent capital improvements are not undertaken or are deferred, occupancy rates and the amount of rental and reimbursement income generated by the facility may decline, which would negatively impact the overall value of the affected facility. We may be forced to incur unexpected significant expense to maintain properties that are net leased. Any of these results could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to stockholders.
Compliance with ADA, Fair Housing Act and fire, safety and other regulations may require us, our borrowers or our tenants/operators to make unanticipated expenditures which could adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders.
Our properties are required to comply with the ADA, which generally requires that buildings be made accessible to people with disabilities. We must also comply with the Fair Housing Act, which prohibits us and our tenants/operators from discriminating against individuals on certain bases in any of our practices if it would cause such individuals to face barriers in gaining residency in any of our facilities. In addition, our properties are required to operate in compliance with applicable fire and safety regulations, building codes and other land use regulations and licensing or certification requirements as they may be adopted by governmental agencies and bodies from time-to-time. We may be required to incur substantial costs to comply with those requirements. Changes in labor and other laws could also negatively impact us, our borrowers and our tenants/operators. For example, changes to labor-related statutes or regulations could significantly impact the cost of labor in the workforce, which would increase the costs faced by our borrowers and tenants/operators and increase their likelihood of default.
Environmental compliance costs and liabilities associated with our properties or our real estate-related investments may materially impair the value of our investments.
Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property, such as us and our tenants/operators, may be liable in certain circumstances for the costs of investigation, removal or remediation of, or related releases of, certain hazardous or toxic substances, including materials containing asbestos, at, under or disposed of in connection with such property, as well as certain other potential costs relating to hazardous or toxic substances, including government fines and damages for injuries to persons and adjacent property. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and the costs it incurs in connection with the contamination. These laws often impose liability without regard to whether the owner knew of, or was responsible for, the presence or disposal of such substances and liability may be imposed on the owner in connection with the activities of a tenant/operator at the property. The presence of contamination or the failure to remediate contamination may adversely affect our or our tenants’/operators’ ability to sell or lease real estate, or to borrow using the real estate as collateral. We, or our tenants/operators, as owner or operator of a site, may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the site. The cost of any required investigation, remediation, removal, fines or personal or property damages and our or our tenants’/operators’ liability could exceed the value of the property. In addition, the presence of such substances, or the failure to properly dispose of or remediate such substances, may adversely affect our or our tenants’/operators’ ability to attract additional residents, ability to sell or rent such property or to borrow using such property as collateral which, in turn, could reduce our revenues.
The scope of the indemnifications our tenants/operators have agreed to provide us may be limited. For instance, some of our agreements with our tenants/operators do not require them to indemnify us for environmental liabilities arising before the tenant/operator took possession of the premises. Further, we cannot assure stockholders that any such tenant/operator would be able to fulfill its indemnification obligations. If we were deemed liable for any such environmental liabilities and were unable to seek recovery against our tenant/operator, our business, financial condition and results of operations could be materially and adversely affected.
Furthermore, we may invest in real estate, or mortgage loans secured by real estate, with environmental problems that materially impair the value of the real estate. Even as a lender, if we take title to collateral with environmental problems or if other circumstances arise, we could be subject to environmental liability. There are substantial risks associated with such an investment.
We are exposed to environmental liabilities with respect to properties to which we take title.
In the course of our business, we may take title to real estate and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, and investigation and clean-up costs incurred by these parties in connection with environmental contamination or may be required to investigate or clean up hazardous or toxic substances, or chemical releases, at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity and results of operations could be materially and adversely affected.
Uninsured losses or losses in excess of our tenants’/operators’ insurance coverage could adversely affect our financial position, results of operations and our cash flow.
Although we believe our property investments and properties collateralizing our CRE debt and securities investments are adequately covered by insurance, we could be wrong. Furthermore, there are certain types of losses, generally of a catastrophic nature, such as earthquakes, floods, hurricanes, terrorism or acts of war that may be uninsurable or not economically insurable. Inflation, changes in building codes and ordinances, environmental considerations and other factors, including terrorism or acts of war, also might make the insurance proceeds insufficient to repair or replace a property if it is damaged or destroyed. Under such circumstances, the insurance proceeds received might not be adequate to restore our economic position with respect to the affected real property. We may decide that certain risks are not cost effective to insure and could determine to forgo certain insurance on a case-by-case basis. For example, insurance related to our healthcare portfolio and certain specific assets may be substantially more expensive than insurance for the rest of our portfolio. Any uninsured loss could result in both loss of cash flow from, and the asset value of, the affected property. In addition, the CRE debt investments secured by certain of our properties contain customary covenants, including covenants that require us to maintain property insurance in an amount equal to the replacement cost of the properties, which may increase the cost of obtaining the required insurance.
Our joint venture partners could take actions that decrease the value of an investment to us and lower our overall return.
We currently have, and may in the future, enter into joint ventures with third parties to make investments. We may also make investments in partnerships or other co-ownership arrangements or participations. Such investments may involve risks not otherwise present with other methods of investment, including, for example, the following risks:

•	that our co-venturer or partner in an investment could become insolvent or bankrupt;

•	that such co-venturer or partner may at any time have economic or business interests or goals that are or that become in conflict with our business interests or goals; or

•	that such co-venturer or partner may be in a position to take action contrary to our instructions or requests or contrary to our policies or objectives.
Any of the above might subject us to liabilities and thus reduce our returns on our investment with that co-venturer or partner. In addition, disagreements or disputes between us and our co-venturer or partner could result in litigation, which could increase our expenses and potentially limit the time and effort our officers and directors are able to devote to our business.
We may not succeed in realizing the anticipated benefits of our strategic partnerships and joint ventures, including with RXR Realty or James F. Flaherty III.
The strategic partnership and joint venture with RXR Realty and Mr. Flaherty, including any additional partnerships or joint ventures we may seek to enter into in order to grow our business, may subject us to additional risks and uncertainties in that we may be dependent upon and subject to liability, losses or reputational damage relating to systems, control and personnel that are not under our control.
In December 2013, we entered into a strategic transaction with RXR Realty, a leading real estate operating and investment management company focused on high-quality real estate investments in the New York Tri-State area. The RXR Investment includes a combination of corporate debt, preferred equity and an approximate 30% equity interest in RXR Realty. As part of the investment, we also announced that we expect to co-sponsor a non-traded REIT with RXR Realty focused on commercial real estate in the New York Tri-State area. We may never, however, realize the expected benefits of the strategic partnership with, or our investment in, RXR Realty due to, among other things, RXR Realty’s failure to perform as anticipated, we may be unable to source and/or execute upon opportunities through RXR Realty in the New York Tri-State area in the quantity anticipated or at all, we may become involved in disputes with RXR Realty regarding our strategic initiatives or the development or operations of RXR Realty’s current business, we may not be able to launch a co-sponsored non-traded REIT with RXR Realty within the time contemplated, or at all, or we may determine to make additional capital investments in RXR Realty so that it may continue its operations. Furthermore, upon completion of the proposed spin-off, we will pay NSAM an additional annual base management fee related to the RXR Investment of at least $10 million, regardless of the performance of the RXR Investment. Any of these or any other action that results in the strategic partnership failing to achieve its goals as anticipated could adversely affect our financial condition or our ability to otherwise realize any return on our investment in such partnership.
In January 2014, NSAM entered into a long-term strategic partnership with James F. Flaherty III, former Chief Executive Officer of HCP, Inc. (NYSE: HCP), focused on expanding our healthcare real estate business into a preeminent healthcare platform. In connection with the partnership, Mr. Flaherty will oversee and seek to grow our healthcare real estate portfolio and the portfolio of our healthcare focused non-traded REIT, NorthStar Healthcare Income, Inc., or NorthStar Healthcare, as its Chief Executive Officer and President. We may never, however, realize the expected benefits of this joint venture with Mr. Flaherty due to, among other things, the economic and overall conditions of the healthcare real estate industry, Mr. Flaherty’s ability to source new healthcare real estate investments with the return we anticipate or at all or we may become involved in disputes with Mr. Flaherty regarding the joint venture’s investments. In addition, a portion of the incentive fees to which Mr. Flaherty is entitled are based on our existing healthcare real estate investments and are not contingent upon Mr. Flaherty’s performance regarding new healthcare real estate investments sourced by him. Such incentive fees may be substantial.
We are subject to risks associated with owning residential land investments, including in connection with our LandCap joint venture.
We are subject to risks associated with owning residential land. For example, in late 2007, we entered into a joint venture with Whitehall Street Global Real Estate Limited Partnership 2007, or Whitehall, to form LandCap Partners and LandCap LoanCo., which we collectively refer to as LandCap. LandCap was established to opportunistically invest in single-family residential land through land loans, lot option agreements and select land purchases. The joint venture is currently managed by a third-party management group which has extensive experience in the single family housing sector. These investments, like other residential land investments, are expected to generate very little current cash flow and to be held for several years prior to liquidation. We and Whitehall agreed to provide no additional new investment capital in the LandCap joint venture. The venture will continue to manage existing investments. We may determine to invest in other residential land ventures in the future and our investment could be significant, making our exposure to these types of assets more substantial. As of March 31, 2014, our carrying value in LandCap was $14 million.
We have limited experience owning manufactured housing communities and our investment in this asset class may not be successful.
As of March 31, 2014, $1.5 billion of our assets under management were invested in manufactured housing communities comprised of 119 manufactured housing communities totaling approximately 28,000 pad rental sites. We have limited experience owning manufactured housing communities and we are reliant, in substantial part, on the experience of a third-party operator to manage these assets on our behalf. Effectively managing these assets requires significant experience and there is no assurance that we or our third-party operator will be successful in maintaining or improving occupancy and otherwise preserving and increasing the value of these assets. Our investment in these assets may not generate the cash flow we anticipate or otherwise perform as expected. We could experience losses in these assets, which would negatively impact our operating performance and CAD.
We have in the past and expect to continue to make opportunistic investments that may involve asset classes and structures with which we have less familiarity, thereby increasing our risk of loss.
We have in the past and may in the future also determine to invest in residential real estate, manufactured and multifamily housing and other asset classes with which we have limited or no prior experience. When investing in asset classes with which we have limited or no prior experience, we may not be successful in our diligence and underwriting efforts. We may also be unsuccessful in preserving value if conditions deteriorate and we may expose ourselves to unknown substantial risks. Furthermore, these assets could require additional management time and attention relative to assets with which we are more familiar. All of these factors increase our risk of loss.
We have significant investments in joint ventures owning real estate private equity funds and there is no assurance these investments will achieve the returns expected upon initial execution of the respective investments.
As of March 31, 2014, $858 million of our assets under management were invested in real estate private equity funds, or PE Investments. Our PE Investments may not achieve the anticipated returns we initially expected. Factors that could cause actual results to differ materially from our expectations include, but are not limited to, the possibility that: (i) the agreed upon NAV does not necessarily reflect the fair value of the fund interests on such date and the current fair value could be materially different; (ii) the actual amount of future capital commitments underlying all of the fund interests that will be called and funded by us could vary materially from our expectations; and (iii) because, among other matters, the sponsors of the private equity funds, rather than us, will control the investments in those funds, we could lose some or all of their investment. Furthermore, certain of our PE Investments are co-invested with NorthStar Income, which increases the likelihood that we could have conflicts of interest with that company.
We invest in CRE securities, including CMBS and other subordinate securities, which entail certain heightened risks.
We invest in a variety of CRE securities that are subordinate securities subject to the first risk of loss if any losses are realized on the underlying mortgage loans. CMBS entitle the holders thereof to receive payments that depend primarily on the cash flow from a specified pool of commercial or multifamily mortgage loans. Consequently, CMBS and other CRE securities will be adversely affected by payment defaults, delinquencies and losses on the underlying mortgage loans, which increase during times of economic stress and uncertainty. Furthermore, if the rental and leasing markets deteriorate, including by decreasing occupancy rates and decreasing market rental rates, it could reduce cash flow from the mortgage loan pools underlying our CMBS investments. The market for CRE securities is dependent upon liquidity for refinancing and may be negatively impacted by a slowdown in new issuance.
Additionally, CRE securities such as CMBS may be subject to particular risks, including lack of standardized terms and payment of all or substantially all of the principal only at maturity rather than regular amortization of principal. Additional risks may be presented by the type and use of a particular commercial property. Commercial property values and net operating income are subject to volatility, which may result in net operating income becoming insufficient to cover debt service on the related loan. The repayment of loans secured by income-producing properties is typically dependent upon the successful operation of the related real estate project rather than upon the liquidation value of the underlying collateral. Furthermore, the net operating income from and value of any commercial property are subject to various risks. The exercise of remedies and successful realization of liquidation proceeds relating to CRE securities may be highly dependent upon the performance of the servicer or special servicer. Expenses of enforcing the underlying mortgage loan (including litigation expenses) and expenses of protecting the properties securing the loan may be substantial. Consequently, in the event of a default or loss on one or more loans contained in a securitization, we may not recover a portion or all of our investment.
The CRE securities, including CMBS, in which we invest are subject to the risks of the CRE debt capital markets as a whole and risks of the securitization process.
The value of CRE securities may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the CRE debt market as a whole. Due to our investment in subordinate CRE securities, we are also subject to several risks created through the securitization financing transaction process. Subordinate CMBS, for example, are paid only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the payment on our subordinate CMBS will not be fully paid, if paid at all. While all of our CRE securities investments present credit risk, our subordinate CRE securities are also subject to greater credit risk than those CRE securities that are senior and more highly rated.
Interest shortfalls on our CRE securities could have an adverse impact on the cash flow in our N-Star securities CDOs.
Our CRE securities are subject to the risk of interest payment shortfalls that may arise from underlying mortgage loan defaults, appraisal reductions, special servicer work out fees and realized losses on liquidation of collateral of which the CRE securities took title to. As a result of the credit crisis and resulting negative effects on the CRE market, certain of the CRE securities underlying our CDOs have experienced interest payment shortfalls. We attempted to mitigate these losses by purchasing CRE securities with sufficient credit enhancement to avoid such shortfalls. However, there can be no assurance that such interest shortfalls will not continue to persist or increase in the future.
We may not control the special servicing of the mortgage loans or other debt underlying the CRE securities in which we invest and, in such cases, the special servicer may take actions that could adversely affect our interest.
Overall control over the special servicing of the mortgage loans or other debt underlying the CRE securities in which we invest may be held by a directing certificate holder which is typically appointed by the holders of the most subordinate class of such CRE securities then outstanding. We ordinarily do not have the right to appoint the directing certificate holder. In connection with the servicing of the specially serviced loans, the related special servicer may, at the direction of the directing certificate holder, take actions that could adversely affect our interest.
With respect to certain mortgage loans and other debt included in the CRE securities in which we invest, the collateral that secures the mortgage loan or other debt underlying the CRE securities may also secure one or more related mortgage loans or other debt that are not in the securitization pool, which may conflict with our interest.
Certain mortgage loans or other debt included in the CRE securities in which we invest may be part of a loan combination or split loan structure that includes one or more additional cross-collateralized mortgage loans (senior, subordinate or pari passu and not included in the securitization pool) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. Pursuant to one or more co-lender or similar agreements, a holder, or a group of holders, of a mortgage loan in a subject loan combination or split loan structure may be granted various rights and powers that affect the mortgage loan in that loan combination or split loan structure, including: (i) cure rights; (ii) a purchase option; (iii) the right to advise, direct or consult with the applicable servicer regarding various servicing matters affecting that loan combination; or (iv) the right to replace the directing certificate holder (without cause). These rights could adversely affect our position.
The CRE securities markets were severely impacted by the credit crisis, which had a negative impact on the CRE securities we own.
Because the CRE securities markets were virtually closed and other participants in the CRE lending market drastically curtailed lending activity during the credit crisis, real estate owners had difficulty refinancing their assets. Property values also decreased during these years because of scarcity of financing, which, if available, had terms generally at much lower leverage and higher cost than available in prior years. The U.S. and global markets remain uncertain as the result of current economic and political conditions which may impact CRE values. These conditions, together with widespread downgrades of CRE securities issued prior to 2010 by the rating agencies, higher risk premiums required by investors and uncertainty surrounding CRE generally, have had, and may continue to have, a negative impact on such CRE securities and have significantly decreased their value when compared to the original purchase price, other than, for the most part, CRE securities we purchased beginning in 2010.

Credit ratings assigned to our investments are subject to ongoing surveillance and we cannot assure stockholders that the ratings currently assigned to our investments will not be downgraded.
Substantially all of our CRE securities have explicit credit ratings assigned by at least one of the major rating agencies. Any credit ratings on our CRE securities, or tenants occupying our CRE investments, will be subject to ongoing surveillance by credit rating agencies. We cannot assure stockholders that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. The rating agencies have changed their ratings methodologies for all securitized asset classes, including CRE. Their reviews have resulted in, and may continue to result in, large amounts of ratings downgrade actions for CRE securities issued prior to 2010, negatively impacting fair value of such CRE securities and in many cases negatively impacting our N-Star securities CDOs. If rating agencies assign a lower-than-expected rating, reduce, withdraw or indicate that they may reduce or withdraw their ratings of our investments in the future, the value of these investments could significantly decline, which could adversely affect the value of our investment portfolio which could result in losses upon disposition or the failure of third parties to satisfy their debt service obligations to us. Additionally, this may negatively impact our ability to comply with the overcollateralization, or OC, test under our N-Star securities CDOs which could redirect cash distributions to the senior bondholders that would have otherwise been distributed to our equity interests, which could have an adverse effect on our financial condition.
Market conditions may cause uncertainty in valuing our CRE securities.
Periods of market volatility and lack of liquidity may make the valuation process pertaining to certain of our assets difficult, particularly CRE securities issued prior to 2010 for which there was limited market activity. Historically, our estimate of the value of these investments was primarily based on active issuances and the secondary trading market of such securities as compiled and reported by independent pricing agencies. Although the current market environment has improved with new CMBS issuance and increased secondary trading, there continues to be uncertainty in the CMBS market. Our estimate of fair value, which is based on the notion of orderly market transactions, requires significant judgment and consideration of other indicators of value such as current interest rates, relevant market indices, broker quotes, expected cash flow and other relevant market and security-specific data as appropriate. Our estimates could be wrong and there is a heightened risk of this during challenging and volatile market environments. The amount that we could obtain if we were forced to liquidate our CRE securities investments into the current market could be materially different than management’s best estimate of fair value.
Our investments in CRE securities, which may include preferred and common equity, will be subject to the specific risks relating to the particular issuer of the securities and may involve greater risk of loss than secured debt financings.
Our investments in CRE securities, which may include preferred and common equity, will involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. Issuers that are REITs and other real estate companies are subject to the inherent risks associated with real estate and real estate-related investments discussed in this prospectus. Issuers that are finance companies are subject to the inherent risks associated with structured financing investments also discussed in this report. Furthermore, securities, including preferred and common equity, may involve greater risk of loss than secured financings due to a variety of factors, including that such investments are generally unsecured and may also be subordinated to other obligations of the issuer. As a result, investments in CRE securities, including preferred and common equity, are subject to risks of: (i) limited liquidity in the secondary trading market; (ii) substantial market price volatility resulting from changes in prevailing interest rates; (iii) subordination to the prior claims of banks and other senior lenders to the issuer; (iv) the operation of mandatory sinking fund or call or redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets; (v) the possibility that earnings of the issuer may be insufficient to meet its debt service and distribution obligations; and (vi) the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates and economic downturn. These risks may adversely affect the value of outstanding securities, including preferred and common equity, and the ability of the issuers thereof to make principal, interest and distribution payments to us.
Declines in the fair value of our investments may adversely affect our periodically reported results of operations and credit availability, which may reduce earnings and, in turn, CAD to stockholders.
Our securities investments will be classified for accounting purposes as “available-for-sale.” These securities will be carried at estimated fair value and temporary changes in the fair value of those assets will generally be directly charged or credited to equity with no impact in our statements of operations. If we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize the appropriate loss on that security in our statements of operations, which will reduce our earnings in the period recognized.
A decline in the fair value of our assets may adversely affect us particularly in instances where we have borrowed money based on the fair value of those assets. If the fair value of those assets declines, the lender may require us to post additional collateral to support the asset. If we were unable to post the additional collateral, our lenders may refuse to continue to lend to us or reduce the amounts they are willing to lend to us. Additionally, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, CAD to stockholders.
Further, lenders may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.
The fair value of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.
We invest in CDO notes and such investments involve significant risks.
We repurchased N-Star CDO bonds originally issued to third parties at discounts to par and may invest in other third-party CDO notes. CDOs are multiple class securities secured by pools of assets, such as CMBS, mortgage loans, subordinate mortgage and mezzanine loans and REIT debt. Like typical securitization structures, in a CDO, the assets are pledged to a trustee for the benefit of the holders of the CDO bonds. Like CMBS, CDO notes are affected by payments, defaults, delinquencies and losses on the underlying loans or securities. To the extent we retain or invest the equity interests of a CDO, we are entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the senior securities and its expenses. We own the equity interests in all of our N-Star CDO financing transactions whether or not we consolidate these transactions on our balance sheet.  There may be little or no income or principal available to the holders of CDO equity interests if defaults or losses on the underlying collateral exceed a certain amount. In that event, the value of our investment in any equity interest of a CDO could decrease substantially. In addition, the equity interests of CDOs are illiquid and often must be held by a REIT and because they represent a leveraged investment in the CDO’s assets, the value of the equity interests will generally have greater fluctuations than the value of the underlying collateral.
Our investments in unsecured REIT debt are subject to risks relating to the particular REIT issuer and to the general risks of investing in senior unsecured CRE securities, which may result in a high risk of loss.
In addition to general economic and market risks, our investments in unsecured REIT debt involve special risks relating to the particular issuer of the securities, including the financial condition and business outlook of the issuer. REITs generally are required to substantially invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments.
Our investments in unsecured REIT debt and other senior unsecured debt are also subject to the risks described above with respect to CRE debt and securities investments and similar risks, including risks of delinquency and taking title to collateral, the dependence upon the successful operation of, and income from, real property, risks generally related to interests in real property, and risks that may be presented by the type and use of a particular commercial property.
REIT debt is generally unsecured and may also be subordinate to other obligations of the issuer. We may also invest in CRE securities that are rated below investment grade or that are not rated at all. As a result, investments in unsecured REIT debt are also subject to risks of:

•	limited liquidity in the secondary trading market;

•	substantial market price volatility resulting from changes in prevailing interest rates and real estate values;

•	subordination to the prior claims of banks and other senior lenders to the REIT;

•	the operation of mandatory sinking fund or redemption provisions during periods of declining interest rates that could cause the issuer to reinvest redemption proceeds in lower yielding assets;

•	the possibility that earnings of the REIT may be insufficient to meet its debt service and distribution obligations;

•	the declining creditworthiness and potential for insolvency of the issuer during periods of rising interest rates, declining real estate values and economic downturns;

•	rating agency credit rating downgrades negatively impacting value of securities; and

•	covenants not being sufficient to protect investors from the adverse credit impact of merger and acquisition transactions and increased leverage of the REIT.

These risks may adversely affect the value of outstanding unsecured REIT debt we hold and the ability of the issuers thereof to repay principal and interest or make distributions. Many, if not all of these risks, may be present even if the REIT debt is secured.
Some of our investments are carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.
Some of our investments are recorded at fair value but will have limited liquidity or will not be publicly traded. The fair value of these investments that have limited liquidity or are not publicly traded may not be readily determinable. We will estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates and assumptions, our determinations of fair value may differ materially from the values that would have been used if a readily available market for these securities existed. If our determination regarding the fair value of these investments are materially different than the values that we ultimately realize upon their disposal, this could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to stockholders.
Risks Related to Our Financing Strategy
We may not be able to access financing sources on attractive terms, if at all, which could adversely affect our ability to execute our business plan.
We require outside capital to fund and grow our business. Our business may be adversely affected by disruptions in the debt and equity capital markets and institutional lending market, including the lack of access to capital or prohibitively high costs of obtaining or replacing capital. A primary source of liquidity for us has been the debt and equity capital markets, including issuances, directly or indirectly, of common equity, preferred equity, trust preferred securities and exchangeable senior notes, as well as notes in securitization financing transactions. Access to the capital markets and other sources of liquidity was severely disrupted during the credit crisis covering 2007 to 2010 followed by a deep recession. Despite recent improvements, the markets could suffer another severe downturn and another liquidity crisis could emerge. Based on the current conditions, we do not know whether any sources of capital will be available to us in the future on terms that are acceptable to us, if at all. If we cannot obtain sufficient debt and equity capital on acceptable terms, our business and our ability to operate could be severely impacted. For information about our available sources of funds, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” and the notes to our consolidated financial statements located in “Financial Statements” of this prospectus.
Our portfolio is highly leveraged, which may adversely affect our return on our investments and may reduce CAD.
We leverage our portfolio generally through the use of mortgage notes, credit facilities, securitization financing transactions and other borrowings. The type and percentage of financing varies depending on our ability to obtain credit and the lender’s estimate of the stability of the portfolio’s cash flow. However, we do not restrict the amount of borrowings that we may incur. High leverage can, particularly during difficult economic times, increase our risk of loss and harm our liquidity. Moreover, we may have to incur more recourse borrowings, including recourse borrowings that are subject to mark-to-market risk, in order to obtain financing for our business.
We may not successfully align the maturities of our liabilities with the maturities on our assets, which could harm our operating results and financial condition.
Our general financing strategy is focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. In addition, we plan to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. We may fail to appropriately employ match-funded structures on favorable terms, or at all. We may also determine not to pursue a match-funded strategy with respect to a portion of our financings for a variety of reasons. If we fail to appropriately employ match-funded strategies or determine not to pursue such a strategy, our exposure to interest rate volatility and exposure to matching liabilities prior to the maturity of the corresponding asset may increase substantially which could harm our operating results, liquidity and financial condition.
Our performance can be negatively affected by fluctuations in interest rates and shifts in the yield curve may cause losses.
Our financial performance is influenced by changes in interest rates, in particular, as such changes may affect our CRE securities, floating-rate borrowings and CRE debt to the extent such debt does not float as a result of floors or otherwise. Changes in interest rates, including changes in expected interest rates or “yield curves,” affect our business in a number of ways. Changes in the general level of interest rates can affect our net interest income, which is the difference between the interest income earned on our interest-earning assets and the interest expense incurred in connection with our interest-bearing borrowings and hedges. Changes in the level of interest rates also can affect, among other things, our ability to acquire CRE securities, originate or acquire CRE debt at attractive prices and enter into hedging transactions. Interest rates are highly sensitive to many factors, including governmental monetary and tax policies, domestic and international economic and political conditions, and other factors beyond our control.
Interest rate changes may also impact our net book value as our CRE securities and hedge derivatives are marked to market each quarter. Generally, as interest rates increase, the value of our fixed rate securities decreases, which will decrease the book value of our equity.
Furthermore, shifts in the U.S. Treasury yield curve reflecting an increase in interest rates would also affect the yield required on our CRE securities and therefore their value. For example, increasing interest rates would reduce the value of the fixed rate assets we hold at the time because the higher yields required by increased interest rates result in lower market prices on existing fixed rate assets in order to adjust the yield upward to meet the market, and vice versa. This would have similar effects on our CRE securities portfolio and our financial position and operations to a change in interest rates generally.
Our interest rate risk sensitive assets, liabilities and related derivative positions are generally held for non-trading purposes.  As of March 31, 2014, a hypothetical 100 basis point increase in one-month LIBOR applied to our floating-rate assets and liabilities (including derivatives) would result in an increase in net interest income of approximately $1 million annually.
In a period of rising interest rates, our interest expense could increase while the interest we earn on our fixed-rate assets or LIBOR capped floating rate assets would not change, which would adversely affect our profitability.
Our operating results depend in large part on differences between the income from our assets, reduced by any credit losses and financing costs. Income from our assets may respond more slowly to interest rate fluctuations than the cost of our borrowings. Consequently, changes in interest rates, particularly short-term interest rates, may influence our net income. Increases in these rates may decrease our net income. Interest rate fluctuations resulting in our interest expense exceeding the income from our assets could result in losses for us and may limit our ability to make distributions to stockholders. In addition, if we need to repay existing borrowings during periods of rising interest rates, we could be required to liquidate one or more of our investments at times that may not permit realization of the maximum return on those investments, which would adversely affect our profitability.
Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect CAD to stockholders.
We may enter into interest rate swap, cap or floor agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on interest rate levels, the type of investments held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

•
the counterparties with which we trade may cease making markets and quoting prices in such instruments, which may render us unable to enter into an offsetting transaction with respect to an open position;

•	the party owing money in the hedging transaction may default on its obligation to pay; and

•	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.
Any hedging activity we engage in may adversely affect our earnings, which could adversely affect CAD to stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not be able to establish a perfect correlation between hedging instruments and the investments being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.
Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearinghouse or regulated by any U.S. or foreign governmental authorities and involve risks and costs.
The cost of using hedging instruments increases as the period covered by the instrument lengthens and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no regulatory or statutory requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. It may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure stockholders that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.
Refer to the below risk factor “The direct or indirect effects of the Dodd-Frank Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, may have an adverse effect on our interest rate hedging activities” for a discussion of how the Dodd-Frank Wall Street Reform Act, or the Dodd-Frank Act, may affect the use of hedging instruments.
We use short-term borrowings to finance our investments and we may need to use such borrowings for extended periods of time to the extent we are unable to access long-term financing. This may expose us to increased risks associated with decreases in the fair value of the underlying collateral which could cause an adverse impact on our results of operations.
While we expect to seek non-recourse, non-mark-to-market, long-term financing through securitization financing transactions or other structures, such financing may be unavailable to us on favorable terms or at all. Consequently, we may be dependent on short-term financing arrangements that are not matched in duration to our financial assets. Short-term borrowing through repurchase arrangements, credit facilities and other types of borrowings may put our assets and financial condition at risk. Any such short-term financing may also be recourse to us, which will increase the risk of our investments. We currently have two credit facilities that provide for an aggregate of up to $240 million to finance loan originations. We may obtain additional facilities and increase our lines of credit on existing facilities in the future. We are currently negotiating an additional $500 million credit facility, although there is no assurance we will enter into such facility on favorable terms, or at all. Our financing structures may economically resemble short-term, floating-rate financing and usually require the maintenance of specific loan-to-collateral value ratios and other covenants. In addition, the value of assets underlying any such short-term financing may be marked-to-market periodically by the lender, including on a daily basis. If the fair value of the assets subject to such financing arrangements decline, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, such borrowings may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations.  These facilities may be restricted to financing certain types of assets, such as first mortgage loans, which could impact our asset allocation. Our repurchase credit facilities provide for an unrestricted cash covenant of $24 million and this amount may increase in the future. We may agree to other covenants in the future. In addition, such short-term borrowing facilities may limit the length of time that any given asset may be used as eligible collateral. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our income generated on such assets. In the event that we are unable to meet the collateral obligations for our short-term financing arrangements, our financial condition could deteriorate rapidly.

We use leverage in connection with our investments, which increases the risk of loss associated with our investments.
We finance the origination and acquisition of a portion of our investments with credit facilities, mortgage notes, securitization financing transactions and other term borrowings, which may include repurchase agreements. Although the use of leverage may enhance returns and increase the number of investments that we can make, it may also substantially increase the risk of loss. Our ability to execute this strategy depends on various conditions in the financing markets that are beyond our control, including liquidity and credit spreads. We may be unable to obtain additional financing on favorable terms or, with respect to our debt and other investments, on terms that parallel the maturities of the debt originated or acquired, if we are able to obtain additional financing at all. If our strategy is not viable, we will have to find alternative forms of long-term financing for our assets, as secured revolving credit facilities and repurchase agreements may not accommodate long-term financing. This could subject us to more restrictive recourse borrowings and the risk that debt service on less efficient forms of financing would require a larger portion of our cash flow, thereby reducing CAD to stockholders, for our operations and for future business opportunities. If alternative financing is not available on favorable terms, or at all, we may have to liquidate assets at unfavorable prices to pay off such financing. Our return on our investments and CAD to stockholders may be reduced to the extent that changes in market conditions cause the cost of our financing to increase relative to the earnings that we can derive from the assets we originate or acquire.
Short-term borrowing through repurchase agreements, credit facilities and other borrowings may put our assets and financial condition at risk. Repurchase agreements economically resemble short-term, floating-rate financing and usually require the maintenance of specific loan-to-collateral value ratios. If the fair value of the assets subject to a repurchase agreement decline, we may be required to provide additional collateral or make cash payments to maintain the loan-to-collateral value ratio. If we are unable to provide such collateral or cash repayments, we may lose our economic interest in the underlying assets. Further, such borrowings may require us to maintain a certain amount of cash reserves or to set aside unleveraged assets sufficient to maintain a specified liquidity position that would allow us to satisfy our collateral obligations. In addition, such short-term borrowing facilities may limit the length of time that any given asset may be used as eligible collateral. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on assets. In the event that we are unable to meet these collateral obligations, our financial condition could deteriorate rapidly.
Credit facilities may contain recourse obligations and any default could materially adversely affect our business, liquidity and financial condition.
We finance certain of our investments through the use of repurchase agreements. Obligations under certain repurchase agreements could be recourse obligations to us and any default thereunder could result in margin calls and further force a liquidation of assets at times when the pricing may be unfavorable to us.  The $500 million credit facility we are currently negotiating would also be recourse to us if we are able to obtain that financing. Our default under such agreements would negatively impact our business, liquidity and financial condition.
We are subject to risks, such as declining real estate values and operating performance, associated with future advance or capital expenditure obligations.
Our debt investments may require us to advance future funds.  We may also need to fund capital expenditures and other significant expenses for our real estate property investments.  Future funding obligations subject us to significant risks such as that the property may have declined in value, projects to be completed with the additional funds may have cost overruns and the borrower and tenant/operator may be unable to generate enough cash flow and execute its business plan, or sell or refinance the property, in order to repay our debt due.  We could determine that we need to fund more money than we originally anticipated in order to maximize the value of our investment even though there is no assurance additional funding would be the best course of action.  Further, future funding obligations require us to maintain higher liquidity than we might otherwise maintain and this could reduce the overall return on our investments and we could experience losses.
We enter into a variety of arrangements to finance our investments, which may require us to provide additional collateral and significantly impact our liquidity position.
We use a variety of structures to finance our investments.  To the extent these financing arrangements contain mark-to-market provisions, if the market value of the investments pledged by us declines in value due to credit quality deterioration, we may be required by our lenders to provide additional collateral or pay down a portion of our borrowings.  In a weakening economic environment, we would generally expect credit quality and the value of the investment that serves as collateral for our financing arrangements to decline, and in such a scenario, it is likely that the terms of our financing arrangements would require partial repayment from us, which could be substantial.  Posting additional collateral to support our financing arrangements could significantly reduce our liquidity and limit our ability to leverage our assets.  In the event we do not have sufficient liquidity to meet such requirements, our lenders can accelerate our borrowings, which could have a material adverse effect on our business and operations.

Lenders may require us to enter into restrictive covenants relating to our operations, which could limit our ability to make distributions to stockholders.
When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to incur additional borrowings.  Financing arrangements that we may enter into may contain covenants that limit our ability to further incur borrowings and restrict distributions to stockholders.  Credit facilities we enter into contain financial covenants, including a minimum unrestricted cash covenant.  These or other limitations would decrease our operating flexibility and our ability to achieve our operating objectives, including making distributions to stockholders.
We are subject to risks associated with obtaining mortgage financing on our real estate, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders.
As of March 31, 2014, our real estate portfolio had $2.1 billion of total mortgage financing. Financing for new real estate investments and our maturing borrowings may be provided by credit facilities, private or public debt offerings, assumption of secured borrowings, mortgage financing on a portion of our owned portfolio or through joint ventures. We are subject to risks normally associated with financing, including the risks that our cash flow is insufficient to make timely payments of interest or principal, that may be unable to refinance existing borrowings or support collateral obligations and that the terms of refinancing may not be as favorable as the terms of existing borrowing. If we are unable to refinance or extend principal payments due at maturity or pay them with proceeds from other capital transactions or the sale of the underlying property, our cash flow may not be sufficient in all years to make distributions to stockholders and to repay all maturing borrowings. Furthermore, if prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, the interest expense relating to that refinanced borrowing would increase, which could reduce our profitability and the amount of distributions we are able to pay to stockholders. Moreover, additional financing increases the amount of our leverage, which could negatively affect our ability to obtain additional financing in the future or make us more vulnerable in a downturn in our results of operations or the economy generally.
We retain the equity interests in our N-Star CDOs, which entails certain risks, including that these interests are the most junior interests and receive distributions only if the CDO generates enough cash flow to pay all of the other senior CDO bonds.
Our equity interests in our consolidated and deconsolidated CDOs represent leveraged investments in the underlying assets. The senior CDO bonds participate in the cash flow in CDOs and distributions on equity interests are generally made only after payment of interest on, and principal of, the senior CDO bonds. Although generally there is no interest or principal due on the equity notes, distributions may be made to us as holders of the equity interests on each payment date only after all of the other required payments are made. There will be little or no cash flow available to our equity interests if there are defaults by the obligors under the underlying collateral and those defaults exceed a certain amount. In that event, the value of our equity interests in our CDOs could decrease quickly and substantially. There can be no assurance that after making required payments on the senior CDO bonds there will be any remaining funds available to pay us. Accordingly, our equity interests may not be paid in full and we may be subject to a loss of all or part of our interest in the event that payments are not made on the underlying assets or losses are incurred with respect to the underlying assets, which could have a material adverse effect on us. For information about our interest in N-Star CDOs, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” and the notes to our consolidated financial statements located in “Financial Statements” of this prospectus.
Our CDO bonds payable have certain coverage tests that are required to be met in order for payments to be made to our equity interests in the N-Star CDOs. Failing coverage tests could significantly impact our cash flow and overall liquidity position.
Our CDO bonds payable generally require that the underlying collateral and cash flow generated by the collateral be in excess of ratios stipulated in the related indentures. These collateral value coverage, or OC, and interest coverage, or IC, tests are used primarily to determine whether and to what extent principal and interest proceeds on the underlying collateral may be used to pay principal of, and interest on, our equity interests in the N-Star CDOs. Our N-Star CDOs are collateralized by CRE debt and securities, with a majority of our equity invested in our CRE debt CDOs. Uncured defaults on CRE debt and rating agency downgrades on CMBS are the primary causes for decreases in the OC and IC tests. In the event these tests are not met, cash flow that would normally be distributed to us would be used to amortize the senior CDO bonds until the CDO is back in compliance with the tests. Even if we have control because we may have originated a loan and even when we may be able to appoint ourselves as special servicer in connection with a CMBS investment, we may be unable to prevent adverse conditions that could negatively affect our cash flow and overall liquidity position.
As of March 31, 2014, all of our CRE debt N-Star CDOs were in compliance with their OC and IC tests. Two of our remaining N-Star securities CDOs (I and III) were out of compliance with their respective OC tests, and we expect that complying with

OC and IC tests will continue to be difficult. Challenging economic conditions, deterioration of the CRE market and credit rating downgrades of real estate securities would make complying with OC and IC tests more difficult or even impossible in the future. Our failure to satisfy the coverage tests could adversely affect our operating results, liquidity and cash flow.
The reinvestment period for all of our N-Star CDOs have expired.
During the reinvestment period of our N-Star CDOs, we were permitted to reinvest principal payments on the underlying assets into qualifying replacement collateral. Because we are unable to reinvest principal in these CDOs after the reinvestment period ends, principal repayments on investments are redirected to pay down the senior bonds, which delevers the CDO and negatively impacts our cash flow. Furthermore, following the end of the reinvestment period of the N-Star CDOs, our ability to manage and maintain the OC and IC ratios is limited as we are unable to reinvest principal in the CDOs. This may adversely affect our cash flow related to our interests in these N-Star CDOs, regardless of whether such CDOs are consolidated or have since been deconsolidated from our consolidated balance sheets. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources” for further discussion of our legacy CDO business.
A payment default on our N-Star CDO bonds could have a compounding effect on other N-Star CDOs.
Certain of our N-Star CDOs have invested in CDO bonds issued by other N-Star CDOs that we sponsored and/or acquired. Such investments expose us to increased risk, as defaults in any particular CDO would also affect another CDO that owns bonds in the CDO that experiences defaults. Defaults across certain of our N-Star CDOs could, therefore, have a material impact on the cash flow of other N-Star CDOs that we own that may not have otherwise experienced such an impact.
We may finance assets that we hold on our balance sheet within our N-Star CDOs and such financings could expose us to additional risk.
We financed assets that we hold on our balance sheet within our N-Star CDOs. For example, we financed a $75 million preferred equity interest and a $121 million mortgage loan in our healthcare portfolio within certain of our N-Star CDOs that are no longer consolidated. The aggregate interest expense on these financings for the three months ended March 31, 2014 was $3 million. While we believe such transactions are entered into on market terms, we could be subjected to additional scrutiny as we controlled such CDOs and the assets being financed by the CDOs. If it was ever determined that we did not satisfy our obligations to a CDO in connection with such a financing, we could be subject to damages and costs that may adversely affect our business, operations and financial condition.
The documentation governing our N-Star CDOs is complex and contains certain ambiguities that are subject to interpretation.
Each of our N-Star CDOs is governed by an indenture, collateral management agreement and other documentation.  The documents are complex and collectively describe the conditions upon which we can sell assets and reinvest principal proceeds and set forth covenants and other provisions to which we and the CDOs are subject.  In certain circumstances, the performance of the underlying CDO collateral has raised ambiguities in our CDO documentation.  Although we have as a general matter been able to reach agreement with our CDO trustees as to how the CDO documentation should be interpreted, it is possible that we and our CDO trustees may not be able to reach agreement on important CDO documentation provisions in the future.  To the extent we and our CDO trustees are unable to resolve any differences in the interpretation of CDO documentation, or if third parties, such as bondholders or other parties, do not agree with conclusions that are reached by us and/or the CDO trustees, our ability to manage the underlying collateral, and thus maintain the OC and IC ratios and otherwise optimize the performance of our CDOs, may be adversely affected. We could take a position, inadvertently or otherwise, that a court ultimately determines constitutes a breach of the underlying agreements and the results of such a determination could have a material adverse effect on our business and financial condition.
We may be unable to complete additional securitization financing transactions due to, among other things, a decrease in liquidity in the CRE market.
For CRE debt and securities investments originated or acquired prior to 2010, we accessed the securitization markets to obtain non-recourse, non-mark to market, permanent financing which were structured as CDOs. Issuing long-term financing, such as CDO bonds, has historically been an important part of our overall business plan. In November 2012 and in August 2013, we and on behalf of NorthStar Income, entered into two securitization financing transactions, however, we may be unable to complete similar transactions in the future due to several factors, including decreased liquidity in the CRE market. If we are unsuccessful in accessing this market, we may be exposed to less favorable financing terms, if any, which could adversely affect our business.

If we breach representations or warranties that we made in our securitization financing transactions, or if either we or NorthStar Income suffer a loss in our retained interests in that transaction, our financial condition could be harmed.
In November 2012, we closed a securitization financing transaction collateralized by $351 million of directly originated CRE debt by us and NorthStar Income. We, through our subsidiaries, contributed five CRE debt investments with a $152 million aggregate principal balance to the securitization financing transaction and NorthStar Income, through its subsidiaries, contributed nine CRE debt investments with a $199 million aggregate principal balance. This transaction involved the issuance and sale of a total of $228 million of investment-grade bonds. Affiliates of ours and NorthStar Income retained all of the below investment-grade bonds with an affiliate of ours retaining $54 million of a total of $124 million, representing our equity interest in the CRE debt we contributed to the securitization financing transaction. This is the first such financing transaction we had completed in several years.
In connection with the securitization financing transaction, subsidiaries of ours made certain customary representations, warranties and covenants. If there is a breach of those representations and warranties or a defect in the documentation of any of the contributed assets, which breach or defect materially and adversely affects the value of the subject contributed asset, the value of the related mortgaged property or the interests of the trustee therein, then, we will be required to either cure the breach, repurchase the affected contributed asset from the issuing entity, replace the affected contributed asset with another asset or make a loss of value payment, as the case may be. Any such loss could be material and have an adverse effect on our financial condition.
Further in connection with this transaction, since we and NorthStar Income both contributed assets into a single securitization, we entered into a partnership agreement with NorthStar Income that provides that both parties will receive the economic benefit and bear the economic risk associated with the assets each contributed into the securitization. In both cases, a portion of our and NorthStar Income’s respective retained interests will be subordinate to interests of the senior bondholders. In the event that we or NorthStar Income suffers a complete loss of a portion of the respective retained interests, any additional losses would be borne by the remaining retained interests held by us or NorthStar Income, as the case may be, prior to the senior bondholders.
We may enter into similar transactions in the future and those transactions could likely entail similar and other substantial risks.
Our senior notes, exchangeable senior notes and our repurchase credit facilities are recourse obligations to us.
In March 2014, $173 million principal amount of the 7.50% Notes were exchanged for $481 million principal amount of senior notes due September 30, 2014, or the Senior Notes. The Senior Notes are senior unsecured obligations of the Company and may be redeemed in whole or in part with not less than ten or more than 60 days notice. At the stated maturity date, the Senior Notes may be settled in cash or common stock of the Company at the Company’s option.
As of March 31, 2014, $225 million of our exchangeable senior notes were outstanding, of which $13 million, $4 million and $208 million we may be required to repurchase in June 2014, June 2019 and June 2023, respectively. These amounts are full recourse obligations of our company. If we are not able to extend, refinance or repurchase these borrowings, we may not have the ability to repay these amounts when they come due. Our inability to repay any of our exchangeable senior notes could cause the acceleration of our borrowings, which would have a material adverse effect on our business. In 2014 through June 9, 2014, we exchanged an aggregate $200 million principal amount of exchangeable senior notes and settled all such exchanges in shares of our common stock.
We have two credit facilities that provide for an aggregate of up to $240 million to finance loan originations. We may enter into additional facilities in the future, such as the $500 million facility we are negotiating, and increase available lines under our current facilities. In connection with our existing credit facilities, we executed guaranty agreements with our lenders pursuant to which we guaranteed the obligations of the borrowers. Certain events of default under the credit facilities could cause us to become liable to repay the borrowings under the repurchase credit facilities, which could have a material adverse effect on our business.
Our exchangeable senior notes contain cross-default provisions.
The indenture agreements governing our exchangeable senior notes contain cross-default provisions whereby a default under one agreement could result in a default and acceleration of borrowings under other agreements. If a cross-default occurred, we may not be able to pay our liabilities or access capital from external sources in order to refinance our borrowings. If some or all of our borrowings default and it causes a default under other borrowings, our business, financial condition and results of operations could be materially and adversely affected.

The holders of our exchangeable senior notes may elect to exchange those notes prior to maturity and we may be required to use common stock, cash or both to satisfy our exchange obligations.
Our exchangeable senior notes may be exchanged at any time prior to maturity at the option of the holder in accordance with the terms of the applicable indenture.  In December 2013, we made a revocable election to satisfy our exchange obligations with shares of our common stock for the principal amount of the notes, as determined in accordance with the applicable indenture.  We may change our election at any time in accordance with the terms of the applicable indentures and elect to satisfy all exchanges with a combination of cash and common stock, rather than only common stock.  Moreover, since the announcement of our proposed spin-off of our asset management business through June 9, 2014, we exchanged an aggregate of $268 million principal amount of exchangeable senior notes and settled all such exchanges in shares of our common stock. These exchanges, as well as any additional exchanges we may effect in the future through settlement with shares of our common stock, will exacerbate the dilutive effects to stockholders, including with respect to our asset management business. If we determine to use only cash to exchange our notes rather than stock, our liquidity could be negatively impacted. If holders of the notes determine to exchange their notes prior to maturity, we could be required to use common stock to exchange our notes, which could cause our existing stockholders to suffer significant dilution.  If the price of our common stock continues to rise and our distributions continue to increase, the economic incentive to exchange our notes will likely increase.
We may be unable to obtain financing required to originate or acquire investments as contemplated in our business plan, which could compel us to restructure or abandon a particular origination or acquisition and harm our ability to make distributions to stockholders.
We expect to fund a portion of our investments with financing. We cannot assure stockholders that financing will be available on acceptable terms, if at all, or that we will be able to satisfy the conditions precedent required to use our credit facilities, which could reduce the number, or alter the type, of investments that we would make otherwise. This may reduce our income. Challenges in the credit and financial markets have reduced the availability of financing. To the extent that financing proves to be unavailable when needed, we may be compelled to modify our investment strategy to optimize the performance of our portfolio. Any failure to obtain financing could have a material adverse effect on the continued development or growth of the target business and harm our ability to make distributions to stockholders.
Risks Related to Our Asset Management Business
The organization and management of NorthStar Income, NorthStar Healthcare and NorthStar Income II and any future companies we may sponsor and manage may create conflicts of interest.
We currently sponsor and, through majority-owned subsidiaries, are the advisor of NorthStar Income, NorthStar Healthcare and NorthStar Income II. Our Sponsored Companies, along with any new future sponsored companies or similar type entities we may manage, will acquire assets consistent with their business objectives and that are allocated to them in accordance with our investment allocation policy, which we adopted to ensure that investments are allocated fairly and appropriately among us and our Sponsored Companies. Our investment strategy may be very similar to that of our Sponsored Companies, and therefore many investment opportunities that are suitable for us may also be suitable for our Sponsored Companies, resulting in potential conflicts of interest, including between investors in these Sponsored Companies and stockholders, and although we have adopted an investment allocation policy to reduce the conflicts of interest between us and our Sponsored Companies, there is no assurance that we will be successful in eliminating the conflicts arising from the allocation of investment opportunities. When determining the entity for which an investment opportunity would be the most suitable, the factors that our investment professionals may consider include, among other factors, the following:

•	investment objectives, strategy and criteria;

•	cash requirements;

•	effect of the investment on the diversification of the portfolio, including by geography, size of investment, type of investment and risk of investment;

•	leverage policy and the availability of financing for the investment by each entity;

•	anticipated cash flow of the asset to be acquired;

•	income tax effects of the purchase;

•	the size of the investment;

•	the amount of funds available;

•	cost of capital;

•	risk return profiles;

•	targeted distribution rates;

•	anticipated future pipeline of suitable investments;

•	the expected holding period of the investment and the remaining term of the Sponsored Company, if applicable; and

•	affiliate and/or related party considerations.
If, after consideration of the relevant factors, we determine that an investment is equally suitable for us and one of our Sponsored Companies, the investment will be allocated among each of the applicable NorthStar entities, including us, on a rotating basis. If, after an investment has been allocated to us or another Sponsored Company, a subsequent event or development, such as delays in structuring or closing on the investment, makes it, in the opinion of our investment professionals, more appropriate for another NorthStar entity to fund the investment, we may determine to place the investment with the more appropriate entity while still giving credit to the original allocation. In certain situations, we may determine to allow more than one investment vehicle, including us, to co-invest in a particular investment.
There is no assurance this policy will remain in place during the entire period we are seeking investment opportunities. In addition, we may sponsor additional investment vehicles in the future and, in connection with the creation of such investment vehicles, may revise these allocation procedures. The result of a revision to the allocation procedures may, among other things, be to increase the number of parties who have the right to participate in investment opportunities sourced by us, thereby reducing the number of investment opportunities available to us.
In addition, under this policy, our investment professionals may consider the investment objectives and anticipated future pipeline of future investments of the investment vehicles that we sponsor. We may choose, for a variety of reasons, to source investment opportunities in the healthcare industry to NorthStar Healthcare rather than to us. The decision of how any potential investment should be allocated among us and one of our Sponsored Companies for which such investment may be suitable may, in many cases, be a matter of subjective judgment which will be made by us.
We earn management and other fees for our services to our Sponsored Companies. Our executives and other real estate and debt finance professionals may face conflicts of interest in allocating their time to us versus our Sponsored Companies. Although as a company we will seek to make these decisions in a manner that we believe is fair and consistent with the operative legal documents governing these investment vehicles, the transfer or allocation of these assets may give rise to investor dissatisfaction or litigation or regulatory enforcement actions. Appropriately dealing with conflicts of interest is complex and difficult and our reputation could be damaged if we fail, or appear to fail, to deal appropriately with one or more potential or actual conflicts of interest. Regulatory scrutiny of, or litigation in connection with, conflicts of interest would have a material adverse effect on our reputation which would materially adversely affect our business and our ability to attract investors for future vehicles.
Our organization and management of our Sponsored Companies could distract our management and have a negative effect on our business.
The organization and management of our Sponsored Companies could divert our management team’s attention from our existing business to form and manage the operations and personnel of our Sponsored Companies and implement the business initiatives. Our management team could be required to spend significant time and financial resources on our Sponsored Companies, which could distract and prevent them from furthering our core business activities, regardless of the outcome of our Sponsored Companies. Consequently, this could have a negative effect on our business.
Our ability to raise capital and attract investors in our Sponsored Companies is critical to their success and consequently our ability to grow our asset management business.
Our Sponsored Companies depend upon our ability to attract purchasers of equity interests, which is highly dependent upon the efforts of the motivated sales force of our subsidiary, NorthStar Realty Securities, LLC, or NorthStar Securities. NorthStar Securities is a FINRA member wholesale broker-dealer that is registered in the various jurisdictions in which our Sponsored Companies will do business. Our ability to grow our Sponsored Companies will be dependent on our ability to retain and motivate our sales force and other key personnel and to strategically recruit, retain and motivate new talent. However, we may not be successful in our efforts to recruit, retain and motivate the required personnel as the market for qualified professionals is extremely competitive. If we do not retain a motivated and effective sales force, or our sales professionals join competitors or form competing companies, it could result in the loss of significant investment opportunities and possibly existing investors, which would have a material impact on our Sponsored Companies. If we do not successfully grow our Sponsored Companies, our asset management business will suffer and our revenues and financial condition could deteriorate.

Because there are numerous companies seeking to raise capital through non-traded REITs, it may be more difficult for us to do so, particularly as a relatively new sponsor.
The number of entrants in the non-traded REIT space has grown significantly over the last couple of years.  We have invested significant capital into the organization and management of our Sponsored Companies, NorthStar Income, NorthStar Healthcare and NorthStar Income II and may in the future invest additional capital in other non-traded REIT products.  Based on publicly-available information, as of March 31, 2014, there were 43 active non-traded REITs in the marketplace, including our Sponsored Companies, and 11 others have filed registration statements. As a result, we will be subject to significant competition from these and other companies seeking to raise capital in the non-traded REIT space. There can be no assurance that we will be able to compete successfully against current and future competitors and raise capital through our Sponsored Companies or recoup our invested capital.
There is no assurance NorthStar Securities will be able to enter into additional third-party selling agreements on behalf of NorthStar Healthcare, NorthStar Income II or any other new entities we may sponsor. Additionally, declines in asset value and reductions in distributions in our Sponsored Companies could cause the loss of such third-party selling agreements and limit our ability to sign future third-party selling agreements.
NorthStar Securities has entered into, and we anticipate will enter into additional third-party selling agreements in order to raise capital for our Sponsored Companies. There is no assurance, however, that we will be able to enter into additional third-party selling agreements on favorable terms, or at all, which would hinder or even cease our ability to raise capital for our Sponsored Companies. Additionally, significant declines in asset value and reductions in distributions in our Sponsored Companies could cause us to lose third-party selling agreements and limit our ability to sign future third-party selling agreements.
Misconduct by third-party selling broker-dealers or our sales force could have a material adverse effect on our business.
We rely on selling broker-dealers and our broker-dealer sales force to properly offer our programs to customers in compliance with our selling agreements and with applicable regulatory requirements. While these persons are responsible for their activities as registered broker-dealers, their actions may nonetheless result in complaints or legal or regulatory action against us. These actions could also directly or indirectly harm the industry generally or our reputation specifically, which could harm our business.
Our failure to maintain registration as a broker-dealer member in the various jurisdictions in which we will do business and other interruptions could have a material adverse effect on our business, financial condition, liquidity and results of operations.
NorthStar Securities is a FINRA member wholesale broker-dealer that is registered in the various jurisdictions in which our Sponsored Companies do business. NorthStar Securities must comply with various regulatory guidelines to maintain its FINRA membership and continue to operate as a wholesale broker-dealer. There is no guarantee that FINRA, the SEC or the states or territories in which NorthStar Securities is registered will not take action against NorthStar Securities to remove its membership and/or registrations. Even if we have complied with applicable rules, our broker-dealer could still be subjected to investigation and scrutiny that could distract our management, force us to incur substantial cost and harm our brand. If we have failed to comply with applicable rules, we could be subject to enforcement actions and other penalties that could disrupt our business. Accordingly, such events would delay or potentially hinder sales of our Sponsored Companies’ securities.
Government and self-regulatory organization intervention may limit our ability to continue to implement certain strategies or manage certain risks.
Government and self-regulatory organizations have significant influence over the regulatory framework under which our company operates. In the past, these organizations have also undertaken significant measures to influence market forces including quantitative easing, direct capital infusions into struggling industries or other programs and strategies. As one recent example, in January 2014 FINRA filed with the SEC proposed amendments to FINRA rules, which, if adopted by the SEC without modification, may significantly affect the manner in which non-traded REITs, such as our Sponsored Companies, raise capital. The proposed amendments may cause a significant reduction in capital raised by non-traded REITs, which may cause a material negative impact on our Sponsored Companies’ ability to achieve their business plans and to successfully complete their offerings, as the case may be, our ability to launch new Sponsored Companies and may further result in a reduction of revenue we are able to earn from our Sponsored Companies. These proposed amendments could be adopted and become effective during 2014.
Such intervention has also in certain cases been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. It is impossible to predict what, if any, additional interim or permanent governmental restrictions may be imposed on the markets and the effect of such restrictions on us and our results of operations. There is a high likelihood of significantly increased regulation of the financial markets that could have an impact on our operating results and financial condition.
Non-traded REITs have been the subject of increased scrutiny by regulators and media outlets resulting from inquiries and investigations initiated by FINRA and the SEC. We and the non-traded REITs we sponsor could become the subject of scrutiny and may face difficulties in raising capital for these companies should negative perceptions develop regarding non-traded REITs. As a result, we may be unable to raise substantial funds for these companies which would negatively impact our business.
The securities of our Sponsored Companies, like other non-traded REITs, are sold through the independent broker-dealer channel (i.e., U.S. broker-dealers that are not affiliated with money center banks or similar financial institutions). Governmental and self-regulatory organizations like the SEC and FINRA impose and enforce regulations on broker-dealers, investment banking firms, investment advisers and similar financial services companies. Self-regulatory organizations, such as FINRA, adopt rules, subject to approval by the SEC that govern aspects of the financial services industry and conduct periodic examinations of the operations of registered investment dealers and broker-dealers.
As a result of this increased scrutiny and accompanying negative publicity and coverage by media outlets, FINRA may impose additional restrictions on sales practices in the independent broker-dealer channel for non-traded REITs, and accordingly our Sponsored Companies may face increased difficulties in raising capital in their offerings. Should these companies be unable to raise substantial funds in their offerings, the number and type of investments they may make will be curtailed, all of which could materially adversely affect our fee income generated from our broker-dealer that acts as the dealer manager of these offerings as well as the fees we earn based on capital under management and the nature of the transactions undertaken by our Sponsored Companies. If we, or our Sponsored Companies become the subject of scrutiny, even if we have complied with all applicable laws and regulations, responding to such scrutiny could be expensive, harmful to our reputation and be distracting to our management.
Termination of management arrangements with one or more of our managed entities could harm our business.
We provide management services to our existing Sponsored Companies and certain CDOs and may provide management services to additional entities in the future. Our management services can be terminated for reasons outside of our control. Upon any such termination, our management fees, after payment of any termination payments required, would cease, thereby reducing our expected revenues.
We act as special servicer with respect to certain securitization financing transactions and certain CMBS investments and also have administrative responsibilities relating to certain CDOs. We may make decisions that subject us to loss and expose us to liability from third parties related to such responsibilities.
We act as special servicer with respect to certain securitization financing transactions and certain CMBS investments. When acting in that capacity, we are responsible for servicing the subject assets in accordance with applicable industry standards, laws, regulations and contractual obligations. As special servicer, we are responsible for critical functions that can have a significant effect on the value of the underlying assets. If we fail to adhere to applicable industry standards, laws, regulations or contractual obligations, or if we make decisions that are not effective, we could suffer significant losses and expose ourselves to substantial liability from third parties who were relying on our servicing function. In addition, for certain CDOs although we have administrative responsibilities relating to the CDOs, the collateral management rights have been delegated to third parties and as a result, we do not have control over the investments made by such CDOs.
There are risks in using custodians.
Our business may depend on the services of custodians to carry out certain transactions. In the event of the insolvency of a custodian, our managed entities might not be able to recover equivalent assets in full as they will rank among the custodian’s unsecured creditors in relation to assets which the custodian borrows, lends or otherwise uses. In addition, the cash held by our managed entities with a custodian will not be segregated from the custodian’s own cash and such entities will therefore rank as unsecured creditors in relation thereto.
Risks Related to Our Investments in Healthcare Assets
The healthcare industry is highly competitive and we expect it to become more competitive.
We own and manage a portfolio of healthcare properties, with a focus on the mid-acuity senior housing sector. A majority of our assets are assisted living, skilled nursing and independent living facilities. In addition, we are currently raising capital for NorthStar Healthcare, a non-traded REIT formed to originate, acquire and manage a diversified portfolio of debt and equity investments in the healthcare property sector that we sponsor and advise and earn management and other fees for our services. NorthStar Securities also acts as the dealer manager for this offering.

The healthcare industry is highly competitive and we expect that it may become more competitive in the future. The operators of the properties we own or lend to compete with numerous other companies that provide long-term care alternatives such as home healthcare agencies, life care at home, facility-based service programs, retirement communities and other independent living, assisted living and skilled nursing providers, including not-for-profit entities. In general, regulatory and other barriers to competitive entry in the assisted living and independent living segments of the healthcare industry are not substantial, although there are often regulatory barriers to the development of skilled nursing facilities. Consequently, our operators may encounter increased competition that could limit their ability to attract new residents, raise resident fees or expand their businesses, which could adversely affect our revenues and earnings.
Our failure or the failure of our operators to comply with licensing and certification requirements, the requirements of governmental reimbursement programs such as Medicare or Medicaid, fraud and abuse regulations or new legislative developments may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders.
We or our operators, as the case may be, are subject to numerous federal, state and local laws and regulations that are subject to frequent and substantial changes (sometimes applied retroactively) resulting from legislation, adoption of rules and regulations and administrative and judicial interpretations of existing laws. The ultimate timing or effect of any changes in these laws and regulations cannot be predicted. With respect to our healthcare properties held and operated through net lease structures, we have no direct control over our operators’ ability to meet the numerous federal, state and local regulatory requirements. Changes in these laws and regulations could negatively affect the ability of our operators to make lease payments to us and our ability to make distributions to stockholders. The ultimate timing or effect of any changes in these laws and regulations cannot be predicted. In addition, failure to comply with these laws, requirements and regulations may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders. In particular:

•
Licensing and Certification. We, our operators and our healthcare properties are subject to regulatory and licensing requirements of federal, state and local authorities and are periodically surveyed by them to confirm compliance. Failure to obtain licensure or loss or suspension of licensure or certification may prevent a facility from operating or result in a suspension of reimbursement payments until all licensure or certification issues have been resolved and the necessary licenses or certification are obtained or reinstated. Our healthcare properties may require governmental approval in the form of a certificate of need, or CON, that generally varies by state and is subject to change, prior to the addition of new beds, the addition of service or certain capital expenditures. Facilities may also be affected by changes in accreditation standards or procedures of accrediting agencies that are recognized by governments in the certification process. State licensing laws require operators of healthcare facilities to comply with extensive standards governing operations. State agencies administering those laws regularly inspect such facilities and investigate complaints. Failure to meet all regulatory requirements could result in the loss of the ability to provide or bill and receive payment for healthcare services. In such event, revenues from those facilities could be reduced or eliminated for an extended period of time or permanently. Transfers of operations of healthcare facilities are subject to regulatory approvals not required for transfers of other types of commercial operations and real estate.

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Medicare and Medicaid. Generally, a portion of the revenue from the operation of our healthcare properties (and a significant portion of the revenue in the case of a skilled nursing facility) is derived from governmentally-funded reimbursement programs, primarily Medicare and Medicaid, and failure to maintain enrollment and participation in these programs would result in a loss of funding from such programs. Moreover, federal and state governments have adopted and continue to consider various reform proposals to control healthcare costs. In recent years, there have been fundamental changes in the Medicare program that have resulted in reduced levels of payment for a substantial portion of healthcare services. In many instances, revenues from Medicaid programs are already insufficient to cover the actual costs incurred in providing care to patients. In addition, reimbursement from private payors has in many cases effectively been reduced to levels approaching those of government payors. Governmental concern regarding healthcare costs and their budgetary impact and the specter of fraud and abuse in claims reimbursement may result in significant reductions in payments to our operators, and future reimbursement rates for either governmental or private payors may not be sufficient to cover cost increases in providing services to patients. Exclusion, debarment, suspension or other ineligibility to participate in federal healthcare programs or any changes in reimbursement policies that reduce reimbursement to levels that are insufficient to cover the cost of providing patient care could cause our or our operator’s revenue and the value of the affected healthcare properties to decline.

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Fraud and Abuse Laws and Regulations. There are complex federal and state laws governing a wide array of referrals, financial relationships and arrangements and prohibiting fraud by healthcare providers, including criminal provisions that prohibit financial inducements for referrals, filing false claims or making false statements to receive payment or certification under Medicare and Medicaid, or failing to refund overpayments or improper payments. Governments are devoting increasing attention and resources to anti-fraud initiatives against healthcare providers.

The Office of the Inspector General of the U.S. Department of Health and Human Services has announced a number of new and ongoing initiatives to study instances of potential Medicare and Medicaid overbilling and/or fraud. Violations of these laws subject persons and entities to termination from participation in Medicare, Medicaid and other federally funded healthcare programs. In addition, the federal False Claims Act allows a private individual with knowledge of fraud to bring a claim on behalf of the federal government and earn a percentage of the federal government’s recovery. Because of these incentives, these so-called “whistleblower” suits have become more frequent. The violation of any of these laws or regulations by us or by any of our operators may result in the imposition of significant monetary damages, fines and other penalties.

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Other Laws. Other laws that impact how we and our operators conduct business include: federal and state laws designed to protect the confidentiality and security of patient health information; state and local licensure laws; laws protecting consumers against deceptive practices; laws generally affecting the management of our healthcare properties and equipment and how our operators generally conduct their operations, such as fire, health and safety, and environmental laws; federal and state laws affecting healthcare facilities mandating quality of services and care, and quality of food service; resident rights (including abuse and neglect laws); and health standards set by the federal Occupational Safety and Health Administration.

•	Legislative and Regulatory Developments. Legislative proposals are often introduced or proposed in the U.S. Congress and in some state legislatures that would effect changes in the healthcare system.
The healthcare industry is heavily regulated. New laws or regulations such as the healthcare reform law and related regulations, changes to existing laws or regulations, loss of licensure or failure to obtain licensure could result in the inability of our operators to make rent payments to us.
The healthcare industry is heavily regulated by federal, state and local governmental bodies. Healthcare operators generally are subject to laws and regulations covering, among other things, licensure, certification for participation in government programs, and relationships with physicians and other referral sources. Changes in these laws and regulations could negatively affect the ability of our operators to make lease payments to us and our ability to make distributions to stockholders.
Many of our targeted properties and their operators may require a license or CON to operate. Failure to obtain a license or CON, or loss of a required license or CON would prevent a facility from operating in the manner intended by the operator. These events could materially adversely affect our operators’ ability to make rent payments to us. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and the construction of healthcare-related facilities, by requiring a CON or other similar approval. State CON laws are not uniform throughout the United States and are subject to change. We cannot predict the impact of state CON laws on our development of facilities or the operations of our operators.
In addition, state CON laws often materially impact the ability of competitors to enter into the marketplace of our facilities. The repeal of CON laws could allow competitors to freely operate in previously closed markets. This could negatively affect our operators’ abilities to make rent payments to us.
In limited circumstances, loss of state licensure or certification or closure of a facility could ultimately result in loss of authority to operate the facility and require new CON authorization to re-institute operations. As a result, a portion of the value of the facility may be reduced, which would adversely impact our business, financial condition and results of operations and our ability to make distributions to stockholders.
In addition, the Patient Protection and Affordable Care Act of 2010 has not yet been fully implemented.  To the extent it has been implemented, there are limited regulations and interpretative guidance.   It is impossible to predict the content and timing of future regulations or additional health reform legislation.  Future changes could negatively affect our operators’ abilities to make rent payments to us, which in turn could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to stockholders.
Comprehensive healthcare reform legislation could materially and adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders.
On March 23, 2010, the President of the United States signed into law the Patient Protection and Affordable Care Act of 2010 and on March 30, 2010, the President signed into law the Health Care and Education Reconciliation Act of 2010 which in part modified the Patient Protection and Affordable Care Act of 2010. Together, the two laws serve as the primary vehicle for comprehensive healthcare reform in the United States and are becoming effective through a phased approach, which began in 2010 and will conclude in 2018. The laws are intended to reduce the number of individuals in the United States without health insurance and significantly change the means by which healthcare is organized, delivered and reimbursed. The healthcare reform legislation includes program integrity provisions that both create new authorities and expand existing authorities for federal and state governments to address fraud, waste and abuse in federal health programs. In addition, the healthcare reform legislation expands reporting requirements and responsibilities related to property ownership and management, patient safety and care quality. In the ordinary course of their businesses, our operators may be regularly subjected to inquiries, investigations and audits by federal and state agencies that oversee these laws and regulations. If they do not comply with the additional reporting requirements and responsibilities, our operators’ ability to participate in federal health programs may be adversely affected. In addition, the healthcare reform legislation contains new initiatives to strengthen post-acute care services and promote relationships between acute and post-acute care providers. If our operators fail to strengthen or maintain their relationships with acute care providers, the operators’ revenues could decline which could ultimately have an impact on their ability to pay rent. Moreover, there may be other aspects of the healthcare reform legislation for which regulations have not yet been adopted. All of these provisions of the healthcare reform legislation including those that have yet to be adopted, could materially and adversely affect our operators, and therefore our business, financial condition, results of operations and ability to make distributions to stockholders.
State law may limit the availability of certain types of healthcare facilities for our acquisition or development and may limit our ability to replace obsolete properties.
CON laws may impose investment barriers for us. Some states regulate the supply of some types of healthcare facilities, such as skilled nursing facilities or assisted living facilities, through CON laws. A CON typically is a written statement issued by a state regulatory agency evidencing a community’s need for a new, converted, expanded or otherwise significantly modified healthcare facility or service which is regulated pursuant to the state’s statutes. These restrictions may create barriers to entry or expansion and may limit the availability of properties for our acquisition or development. In addition, we may invest in properties which cannot be replaced if they become obsolete unless such replacement is approved or exempt under a CON law.
Our operators are faced with increased litigation and rising insurance costs that may affect their ability to make their lease or mortgage payments.
In some states, advocacy groups have been created to monitor the quality of care at healthcare facilities and these groups have brought litigation against operators. Also, in several instances, private litigation by patients has succeeded in winning very large damage awards for alleged abuses. The effect of this litigation and potential litigation has been to materially increase the costs incurred by our operators for monitoring and reporting quality of care compliance. In addition, the cost of liability and medical malpractice insurance has increased and may continue to increase so long as the present litigation environment affecting the operations of healthcare facilities continues. Continued cost increases could cause our operators to be unable to make their lease or mortgage payments, potentially decreasing our revenue and increasing our collection and litigation costs. Moreover, to the extent we are required to take back the affected facilities, our revenue from those facilities could be reduced or eliminated for an extended period of time.
Some operators of our mid-acuity senior housing and other healthcare properties are subject to fraud and abuse laws, the violation of which by an operator may jeopardize the operator’s ability to make rent payments to us.
There are various federal and state laws prohibiting fraudulent and abusive business practices by healthcare providers who participate in, receive payments from or are in a position to make referrals in connection with government-sponsored healthcare programs, including the Medicare and Medicaid programs.  Our lease arrangements with certain operators may also be subject to these fraud and abuse laws.
These laws include, but are not limited to:

•
the Federal Anti-Kickback Statute, which prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, the referral or recommendation for ordering of any item or service reimbursed by Medicare or Medicaid;

•
the Federal Physician Self-Referral Prohibition, which, subject to specific exceptions, restricts physicians from making referrals for specifically designated health services for which payment may be made under Medicare or Medicaid programs to an entity with which the physician or an immediate family member has a financial relationship;

•
the False Claims Act, which prohibits any person from knowingly presenting false or fraudulent claims for payment to the federal government, including claims paid by the Medicare and Medicaid programs; and

•	the Civil Monetary Penalties Law, which authorizes the U.S. Department of Health and Human Services to impose monetary penalties for certain fraudulent acts.
Each of these laws includes criminal and civil penalties for violations that range from punitive sanctions, damage assessments, penalties, imprisonment, denial of Medicare and Medicaid payments and exclusion from the Medicare and Medicaid programs.  Certain laws, such as the False Claims Act, allow for individuals to bring whistleblower actions on behalf of the government for violations thereof.  Additionally, states in which the facilities are located may have similar fraud and abuse laws.  Investigation by a federal or state governmental body for violation of fraud and abuse laws or imposition of any of these penalties upon one of our operators could jeopardize that operator’s ability to operate or to make rent payments, which may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to stockholders.
Economic downturns, weakness in the housing and equity markets, lowered consumer confidence and other events could adversely affect the ability of seniors to afford the entrance fees or monthly resident fees for our healthcare facilities and, in turn, materially adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders.
Costs to seniors associated with independent and assisted living services are generally not reimbursable under government reimbursement programs such as Medicare and Medicaid. Only seniors with income or assets meeting or exceeding the comparable median in the regions where our facilities are located typically will be able to afford to pay the entrance fees and monthly resident fees. Economic downturns, softness in the housing market, lower levels of consumer confidence, reductions or declining growth of government entitlement programs (such as social security benefits), stock market volatility, changes in demographics and other events could adversely affect the ability of seniors to afford the entrance fees or monthly resident fees for our healthcare facilities. If our operators are unable to retain and attract seniors with sufficient income, assets or other resources required to pay the fees associated with independent and assisted living services and other services provided by our operators at our healthcare facilities, our occupancy rates could decline, which could, in turn, materially adversely affect our business, results of operations and financial condition and our ability to make distributions to stockholders.
The inability of seniors to sell real estate may delay their moving into our facilities which could materially adversely affect our occupancy rates and our business, financial condition and results of operations and our ability to make distributions to stockholders.
Downturns in the U.S. housing market could adversely affect the ability (or perceived ability) of seniors to afford entrance fees and monthly resident fees at our healthcare facilities, as potential residents frequently use the proceeds from the sale of their homes to cover the costs of these fees. Specifically, if seniors have a difficult time selling their homes, these difficulties could impact their ability to relocate into our facilities or finance their stays at our facilities. This could cause the amount of our revenues generated by private payment sources to decline. The U.S. housing market has improved, however, the uncertainty over the federal budget deficit, political gridlock and many other factors continue to weigh on the markets and the economy. If the housing market does not continue to improve or again declines, it could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders.
Government budget deficits could lead to a reduction in Medicare and Medicaid reimbursement.
The recession and subsequent slow recovery of the U.S. economy continues to affect state budgets, which may put pressure on states to decrease reimbursement rates with the goal of decreasing state expenditures under state Medicaid programs. The need to control Medicaid expenditures may be exacerbated by the potential for increased enrollment in state Medicaid programs due to unemployment, declines in family incomes and eligibility expansions authorized by the healthcare reform law. These potential reductions could be compounded by the potential for federal cost-cutting efforts that could lead to reductions in reimbursement rates under the federal Medicare program, state Medicaid programs and other healthcare related programs. Potential reductions in reimbursements under these programs could negatively impact the ability of our operators and their ability to meet their obligations to us.
Possible changes in the acuity profile of our residents as well as payor mix and payment methodologies may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders.
The sources and amounts of our revenues from our healthcare property portfolio are determined by a number of factors, including licensed bed capacity, occupancy, the acuity profile of residents and the rate of reimbursement. Changes in the acuity profile of the residents as well as payor mix among private pay, Medicare and Medicaid may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders.
Because of the unique and specific improvements required for healthcare properties, we may be required to incur substantial renovation costs to make certain of our properties suitable for other operators, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders.
Healthcare properties are typically highly customized and may not be easily adapted to non-healthcare-related uses. The improvements generally required to conform a property to healthcare use, such as upgrading electrical, gas and plumbing infrastructure, are costly and often times operator-specific. A new or replacement operator may require different features in a property, depending on that operator’s particular operations. If a current operator is unable to pay rent and vacates a property, we may incur substantial costs to modify a property for a new operator, or for multiple operators with varying infrastructure requirements, before we are able to release the space. Consequently, our healthcare properties may not be suitable for lease to other operators or for alternative uses without significant costs or renovations, which costs may materially adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders.
If our operators fail to maintain a positive reputation and cultivate new or maintain existing relationships with residents in the markets in which they operate, our operators’ occupancy percentage, payor mix and resident rates may deteriorate which could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to stockholders.
The ability of our operators to obtain and maintain the overall occupancy percentage, payor mix and resident rates at our healthcare facilities depends on our operators’ reputation in the communities they serve and our operators’ ability to successfully market our facilities to potential residents. A large part of our operators’ marketing and sales effort is directed towards cultivating and maintaining legally compliant relationships with key community organizations that work with seniors, physicians and other healthcare providers in the communities where our facilities are located, whose referral practices significantly affect the choices seniors make with respect to their long-term care needs. If our operators are unable to successfully cultivate and maintain strong relationships with these community organizations, physicians and other healthcare providers, occupancy rates at our facilities could decline, which could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders. As discussed elsewhere, we are currently in discussions to voluntarily remove one of our significant operators and may seek alternatives to remove the operator if they do not cooperate, all of which could be very disruptive. Our operators may mismanage our healthcare facilities, be subjected to governmental intervention, including shutting down of the facilities and be the subject of negative public news articles and other adverse attention. In such a case, our operators’ ability to continue functioning would be in severe jeopardy and our ability to realize value on our underlying assets could be materially adversely affected.
We may not be able to compete effectively in those markets where overbuilding exists and our inability to compete in those markets may have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to stockholders.
Overbuilding in the healthcare segment in the late 1990s reduced occupancy and revenue rates at healthcare properties. This, combined with unsustainable levels of borrowings, forced several operators into bankruptcy. The occurrence of another period of overbuilding could adversely affect our future occupancy and resident fee rates, which in turn could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders.
Our operators may be subject to significant legal actions that could subject them to increased operating costs and substantial uninsured liabilities, which may affect their ability to meet their obligations to us.
Our operators may be subject to claims that their services have resulted in resident injury or other adverse effects. The insurance coverage maintained by our operators, whether through commercial insurance or self-insurance, may not cover all claims made against them or continue to be available at a reasonable cost, if at all. In some states, insurance coverage for the risk of punitive damages arising from professional liability and general liability claims and litigation may not, in certain cases, be available to our operators due to state law prohibitions or limitations of availability. As a result, our operators operating in these states may be liable for punitive damage awards that are either not covered or are in excess of their insurance policy limits. From time-to-time, there may also be increases in government investigations of long-term care providers, particularly in the area of Medicare/Medicaid fraud and abuse and resident care, as well as increases in enforcement actions resulting from these investigations. Insurance is not available to cover such losses. Any adverse determination in a legal proceeding or government investigation, whether currently asserted or arising in the future, could lead to potential termination from government programs, large penalties and fines and otherwise have a material adverse effect on a healthcare operator’s financial condition. If a healthcare operator is unable to obtain or maintain insurance coverage, if judgments are obtained in excess of the insurance coverage, if a healthcare operator is required to pay uninsured punitive damages or if a healthcare operator is subject to an uninsurable government enforcement action, the healthcare operator could be exposed to substantial additional liabilities, which could result in its bankruptcy or insolvency or have a material adverse effect on the healthcare operator’s business and its ability to meet its obligations to us.
Moreover, advocacy groups that monitor the quality of care at healthcare facilities have sued healthcare operators and called upon state and federal legislators to enhance their oversight of trends in healthcare facility ownership and quality of care. In response, the healthcare reform law imposes additional reporting requirements and responsibilities for healthcare operators. Patients have also sued healthcare operators and have, in certain cases, succeeded in winning very large damage awards for alleged abuses. Even if the plaintiffs are not successful in obtaining the awards, the allegations may have an adverse effect on our operators’ reputation and may be detrimental to future operations. This litigation and potential future litigation has materially increased the costs incurred by our operators for monitoring and reporting quality of care compliance. Furthermore, the cost of medical malpractice and liability insurance has increased and may continue to increase so long as the present litigation environment affecting the operations of healthcare facilities continues. Compliance with the requirements in the healthcare reform law could increase costs as well. Increased costs could limit our operators’ ability to meet their obligations to us, potentially decreasing our revenue and increasing our collection and litigation costs. To the extent we are required to remove or replace an operator, our revenue from the affected property could be reduced or eliminated for an extended period of time.
 Delays in our operators’ collection of their accounts receivable could adversely affect their cash flow and financial condition and their ability to meet their obligations to us.
Prompt billing and collection are important factors in the liquidity of our operators. Billing and collection of accounts receivable are subject to the complex regulations that govern Medicare and Medicaid reimbursement and rules imposed by non-government payors. The inability of our operators to bill and collect on a timely basis pursuant to these regulations and rules or pursuant to any other programs, federal, state or otherwise, could subject them to payment delays that could negatively impact their cash flow and ultimately their financial condition and their ability to meet their obligations to us.
We face increasing competition for the acquisition of healthcare properties which may impede our ability to make acquisitions or may increase the cost of these acquisitions which, in turn, could materially adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders.
We compete with many other businesses engaged in real estate investment activities for the acquisition of healthcare properties, including local, regional and national operators and acquirers and developers of healthcare real estate. The competition for healthcare properties may significantly increase the price we might pay for a facility or property we seek to acquire and our competitors may succeed in acquiring those facilities or properties themselves. In addition, operators with whom we attempt to do business may find our competitors to be more attractive because they may have greater resources, may be willing to pay more for the properties or may have a more compatible operating philosophy. In particular, larger healthcare REITs may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investment properties may increase. This competition may result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for healthcare properties, our business, financial condition and results of operations and our ability to make distributions to stockholders may be materially adversely affected.
Adverse trends in healthcare provider operations may negatively affect lease revenues and our ability to make distributions to stockholders.
The healthcare industry, including the senior housing sector, is currently experiencing:

•	changes in the demand for and methods of delivering healthcare services;

•	changes in third-party reimbursement policies;

•	significant unused capacity in certain areas, which has created substantial competition for patients among healthcare providers in those areas;

•	continued pressure by private and governmental payors to reduce payments to providers of services; and

•	increased scrutiny of billing, referral and other practices by federal and state authorities.
These factors may adversely affect the economic performance of some or all of our senior housing and other healthcare property operators and, in turn, our lease revenues and our ability to make distributions to stockholders.
Reimbursement rates from third-party payors have been reduced in the past and could be reduced again in the future, which would materially adversely affect our business, financial condition and results of operations and our ability to make distributions to stockholders.
Our ability to generate revenue and income influences the underlying value of our mid-acuity senior housing facilities.  With respect to our skilled nursing facilities primarily, these revenues are generally derived from reimbursements paid to our operators.  Sources of reimbursements include Medicare, state Medicaid programs, private insurance carriers, healthcare service plans, health maintenance organizations, preferred provider arrangements, self-insured employers and the patients themselves.  Medicare and Medicaid programs, as well as numerous private insurance and managed care plans, generally require participating providers to accept government-determined reimbursement levels as payment in full for services rendered, without regard to a property’s charges.  Changes in the reimbursement rate or methods of payment from third-party payors, including Medicare and Medicaid, or the implementation of other measures to reduce reimbursements, have in the past, and could in the future, result in a substantial reduction in our operators’ revenues and, therefore, our operators’ ability to pay rent.  Additionally, revenue realizable under third-party payor agreements can change after examination and retroactive adjustment by payors during the claims settlement processes or as a result of post-payment audits.  Payors may disallow requests for reimbursement based on determinations that certain costs are not reimbursable or reasonable or because additional documentation is necessary or because certain services were not covered or were not medically necessary.  The recently enacted healthcare reform law and regulatory changes could impose further limitations on government and private payments to healthcare providers.  The Patient Protection and Affordable Care Act of 2010 requires annual Medicare provider payment updates, including for skilled nursing facilities, to be reduced by a productivity adjustment based on economy-wide productivity.  In 2012, Centers for Medicare and Medicaid reduced overall Medicare payments to skilled nursing facilities by 11% and changed payment and reporting requirements for therapy services.  Under the Budget Control Act of 2011, the enforcement mechanism has been triggered so that the U.S. President is required to issue a sequestration order each year for across-the-board federal spending cuts applicable to fiscal years 2013 to 2021.  Medicare provider payments are subject to this sequestration.  The President issued a sequestration order so that Medicare payments to plans and providers are to be reduced by two percent during this time period. Also, the Bipartisan Budget Act of 2013 extended this sequestration to include fiscal years 2022 and 2023. In some cases, states have enacted or are considering enacting measures designed to reduce their Medicaid expenditures and to make changes to private healthcare insurance.  Moreover, owners and operators of senior housing facilities continue to experience pressures from private payors attempting to control healthcare costs and reimbursement from private payors has in many cases effectively been reduced to levels approaching those of government payors.  We cannot assure stockholders that adequate reimbursement levels will continue to be available.  We also cannot accurately predict the percentage of revenue that will be generated from our facilities as a result of private pay or government funded reimbursements.  Further limits on the scope of services reimbursed and on reimbursement rates could have a material adverse effect on our business, financial condition and results of operations and our ability to make distributions to stockholders.
Risks Related to Our Company
Our ability to operate our business successfully would be harmed if key personnel terminate their employment with us.
Our future success depends, to a significant extent, upon the services of our key personnel, including our executive officers, including our Chairman and Chief Executive Officer, David T. Hamamoto, President, Albert Tylis and Chief Investment and Operating Officer, Daniel R. Gilbert in particular. For instance, the extent and nature of the experience of our executive officers and nature of the relationships they have developed with real estate professionals and financial institutions are critical to the success of our business. Our executive officers have significant real estate investment experience. We cannot assure stockholders of their continued employment with us. The loss of services of certain of our executive officers could harm our business and our prospects.
In the past, NorthStar Realty board of directors has and as our board of directors will likely in the future adopt certain incentive plans to create incentives that will allow us to retain and attract the services of key employees. These incentive plans may be tied to the performance of our common stock and a decline in our stock price may result in us being unable to motivate and retain our management and these other employees. Our inability to motivate and retain these individuals could also harm our business and our prospects. Additionally, competition for experienced real estate professionals could require us to pay higher wages and provide additional benefits to attract qualified employees, which could result in higher compensation expenses to us.
If our ability to issue equity awards to employees is limited, it will require us to award greater cash compensation in relation to previous levels of cash compensation, which will reduce our liquidity and could impact our ability to retain key employees.
NorthStar Realty has historically paid a substantial portion of its overall compensation in the form of equity awards. Going forward, we may at times have limited availability under our incentive plans to issue equity awards to our employees. We may seek stockholder approval for additional equity awards and there is no assurance stockholders would grant such approval. To the extent we do not have sufficient equity awards available, we may have to compensate our employees in a greater proportion of cash relative to historical periods. Because CAD and adjusted funds from operations, or AFFO, excludes equity-based compensation expense, payment of higher levels of cash relative to equity awards will have a negative impact on CAD and AFFO and reduce our liquidity position. Additionally, the lack of availability of equity awards could impact our ability to retain employees as equity awards at NorthStar Realty historically have been a significant component of long-term incentives.
Our platform may not be as scalable as we anticipate and we could face difficulties growing our business without significant new investment in personnel and infrastructure.
While we believe our platform for operating our business is highly scalable and can support significant growth without substantial new investment in personnel and infrastructure, we may be wrong in that assessment. Our business has grown substantially over the course of the past year which has placed additional demands on management and other personnel, as well as our support infrastructure. It is possible that if our business continues to grow substantially, we will need to make significant new investment in personnel and infrastructure to support that growth. We may be unable to make significant investments on a timely basis or at reasonable costs and our failure in this regard could disrupt our business and operations.
If our portfolio management systems are ineffective, we may be exposed to material unanticipated losses.
We continue to refine our portfolio management techniques, strategies and assessment methods. However, our portfolio management techniques and strategies may not fully mitigate the risk exposure of our operations in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our portfolio management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks in our operations or to seek adequate risk-adjusted returns and could result in losses. Refer to “Business - Portfolio Management” for additional details regarding portfolio management.
We are highly dependent on information systems and systems failures could significantly disrupt our business.
As a diversified CRE investment and asset management company, our business is highly dependent on communications and information systems, including systems provided by third parties for which we have no control. Any failure or interruption of our systems, whether as a result of human error or otherwise, could cause delays or other problems in our activities, which could have a material adverse effect on our financial performance.
We may determine to grow our business through acquisitions of assets or other companies which entails substantial risk.
We may determine to grow our business through the acquisition of assets or other companies. Such acquisitions entail substantial risk. During our due diligence of such acquisitions, we may not uncover all relevant liabilities and we may have limited, if any, recourse against the sellers. Further, we may not successfully integrate the assets or company that we acquire into our business and operations, which could have a material adverse effect on our financial results and condition.
We believe CAD, a non-GAAP measure, provides a meaningful indicator of our operating performance, however, CAD should not be considered as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of operating performance.
Management will primarily use CAD to evaluate our profitability and our board of directors will consider CAD in determining our quarterly cash distributions. CAD is a non-GAAP financial measure. We believe that CAD is useful because it adjusts net income (loss) for a variety of non-cash items.  We calculate CAD by subtracting from or adding to net income (loss): equity-based compensation, depreciation and straight-line rent and transaction and other costs. In future periods, such adjustments may include amortization of deferred financing costs and other one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items. These items, if applicable, include any adjustments for unconsolidated ventures.
CAD should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies. For example, our calculation of CAD per share does not take into account any potential dilution from our exchangeable senior notes or warrants outstanding or restricted stock units subject to performance metrics not yet achieved.
The use of estimates and valuations may be different from actual results, which could have a material effect on our consolidated financial statements.
We make various estimates that affect reported amounts and disclosures. Broadly, those estimates are used in measuring the fair value of certain financial instruments, establishing provision for loan losses and potential litigation liability. Market volatility may make it difficult to determine the fair value for certain of our assets and liabilities. Subsequent valuations, in light of factors then prevailing, may result in significant changes in the values of these financial instruments in future periods. In addition, at the time of any sales and settlements of these assets and liabilities, the price we ultimately realize will depend on the demand and liquidity in the market at that time for that particular type of asset and may be materially lower than our estimate of their current fair value. Estimates are based on available information and judgment. Therefore, actual values and results could differ from our estimates and that difference could have a material adverse effect on our consolidated financial statements.
Our distribution policy is subject to change.
Our board of directors determines an appropriate common stock distribution based upon numerous factors, including REIT qualification requirements, the amount of cash flow generated from operations, availability of existing cash balances, borrowing capacity under existing credit agreements, access to cash in the capital markets and other financing sources, our view of our ability to realize gains in the future through appreciation in the value of our assets, general economic conditions and economic conditions that more specifically impact our business or prospects. NorthStar Realty’s board of directors reviewed changes to its distribution policy on a quarterly basis in 2013 and to date 2014 but we may review less frequently in the future. Furthermore, NorthStar Realty experienced a significant increase in its distribution on its common stock over the past year, however, there is no assurance this trend will continue and our distribution level could remain flat or decline. Future distribution levels are subject to further adjustment based upon any one or more of the risk factors set forth in this prospectus, as well as other factors that our board of directors may, from time-to-time, deem relevant to consider when determining an appropriate common stock distribution.
We may not be able to make distributions in the future.
Our ability to generate income and to make distributions may be adversely affected by the risks described in this prospectus and any document we file with the SEC under the Exchange Act. All distributions are made at the discretion of our board of directors, subject to applicable law, and depend on our earnings, our financial condition, maintenance of our REIT qualification and such other factors as our board of directors may deem relevant from time-to-time. We may not be able to make distributions in the future.
Our ability to make distributions is limited by the requirements of Maryland law.
Our ability to make distributions on our common stock is limited by the laws of Maryland. Under applicable Maryland law, a Maryland corporation may not make a distribution if, after giving effect to the distribution, the corporation would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business, or generally if the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed if the corporation were dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the stockholders whose preferential rights are superior to those receiving the distribution. Accordingly, we may not make a distribution on our common stock if, after giving effect to the distribution, we would not be able to pay our liabilities as they become due in the usual course of business or generally if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the preferential rights upon dissolution of the holders of shares of any series of preferred stock then outstanding, if any, with preferences senior to those of our common stock.
Stockholders may experience substantial dilution.
NorthStar Realty has in the past and we may continue to undertake numerous and substantial offerings of our common stock and securities that are convertible into our common stock.  If we engage in such offerings, whether through the public markets or in private placements, our stockholders may experience immediate and substantial dilution in their percentage ownership of our outstanding common stock. Furthermore, stockholders may experience dilution in the value of their shares depending on the terms and pricing of any new issuances and the value of our assets at such time.
Stockholders have limited control over changes in our policies and operations, which increases the uncertainty and risks they face as stockholders.
Our board of directors determines our major policies, including our policies regarding growth, REIT qualification and distributions. Our board of directors may amend or revise these and other policies without a vote of the stockholders. We may change our investment policies without stockholder notice or consent, which could result in investments that are different than, or in different proportion than, those described in this prospectus. Under the MGCL and our charter, stockholders have a right to vote only on limited matters. Stockholders will not have the right to vote on the consummation of the proposed spin-off of our asset management business. Our board of directors’ broad discretion in setting policies and stockholders’ inability to exert control over those policies increases the uncertainty and risks stockholders face.
Risks Related to Regulatory Matters and Our REIT Tax Status
We are subject to substantial regulation, numerous contractual obligations and extensive internal policies and failure to comply with these matters could have a material adverse effect on our business, financial condition and results of operations.
We and our subsidiaries are subject to substantial regulation, numerous contractual obligations and extensive internal policies.  Given our organizational structure, we are subject to regulation by the SEC, NYSE, FINRA, IRS, and other federal, state and local governmental bodies and agencies.  These regulations are extensive, complex and require substantial management time and attention. If we fail to comply with any of the regulations that apply to our business, we could be subjected to extensive investigations as well as substantial penalties and our business and operations could be materially adversely affected.  Our lack of compliance with applicable law could result in among other penalties, our ineligibility to contract with and receive revenue from the federal government or other governmental authorities and agencies. We also have numerous contractual obligations that we must adhere to on a continuous basis to operate our business, the default of which could have a material adverse effect on our business and financial condition.  We have also established internal policies designed to ensure that we manage our business in accordance with applicable law and regulation and in accordance with our contractual obligations.  While we have designed policies to appropriately operate our business, these internal policies may not be effective in all regards and, further, if we fail to comply with our internal policies, we could be subjected to additional risk and liability.
The direct or indirect effects of the Dodd-Frank Act, enacted in July 2010 for the purpose of stabilizing or reforming the financial markets, may have an adverse effect on our interest rate hedging activities.
In July 2010, the Dodd-Frank Act became law in the United States. Title VII of the Dodd-Frank Act provides for significantly increased regulation of and restrictions on derivatives markets and transactions that could affect our interest rate hedging or other risk management activities, including: (i) regulatory reporting for swaps; (ii) mandated clearing through central counterparties and execution through regulated exchanges or electronic facilities for certain swaps; and (iii) margin and collateral requirements. Although the U.S. Commodity Futures Trading Commission has not yet finalized certain requirements, many other requirements have taken effect, such as swap reporting, the mandatory clearing of certain interest rate swaps and credit default swaps and the mandatory trading of certain swaps on swap execution facilities or exchanges starting in February 2014. While the full impact of the Dodd-Frank Act on our interest rate hedging activities cannot be assessed until all implementing rules and regulations are adopted, the requirements of Title VII may affect our ability to enter into hedging or other risk management transactions, may increase our costs in entering into such transactions and may result in us entering into such transactions on less favorable terms than prior to effectiveness of the Dodd-Frank Act and the rules promulgated thereunder. The occurrence of any of the foregoing events may have an adverse effect on our business.
Maintenance of our Investment Company Act exemption imposes limits on our operations.
Neither we, nor any of our subsidiaries intend to register as an investment company under the Investment Company Act. We intend to make investments and conduct our operations so that we are not required to register as an investment company. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, recordkeeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.
Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term “investment securities,” among other things, are securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act. Because we are a holding company that conducts its businesses through subsidiaries, the securities issued by our subsidiaries that rely on the exception from the definition of “investment company” in Section 3(c)(1) or 3(c)(7) of the Investment Company Act, together with any other investment securities we may own directly, may not have a combined value in excess of 40% of the value of our total assets on an unconsolidated basis. This requirement limits the types of businesses in which we may engage through these subsidiaries.
We must monitor our holdings to ensure that the value of their investment securities does not exceed 40% of their respective total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Through our wholly-owned or majority-owned subsidiaries, we will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring mortgages and other interests in real estate.
Most of these subsidiaries will rely on the exception from the definition of an investment company under Section 3(c)(5)(C) of the Investment Company Act, which is available for entities “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” This exemption generally requires that at least 55% of a subsidiary’s portfolio must be comprised of qualifying real estate assets and at least 80% of its portfolio must be comprised of qualifying real estate assets and real estate-related assets (and no more than 20% comprised of miscellaneous assets). For purposes of the exclusions provided by Sections 3(c)(5)(C), we will classify our investments based in large measure on no-action letters issued by the SEC staff and other SEC interpretive guidance and, in the absence of SEC Guidance, on our view of what constitutes a qualifying real estate asset and a real estate related asset. These no-action positions were issued in accordance with factual situations that may be substantially different from the factual situations we may face, and a number of these no-action positions were issued more than twenty years ago. In August 2011, the SEC issued a concept release in which it asked for comments on various aspects of Section 3(c)(5)(C), and, accordingly, the SEC or its staff may issue further guidance in the future. Future revisions to the Investment Company Act or further guidance from the SEC or its staff may force us to re-evaluate our portfolio and our investment strategy.
Certain of our other subsidiaries do not satisfy the 40% test, but instead rely on other exceptions and exemptions from registration as an investment company under the Investment Company Act that either limits the types of assets these subsidiaries may purchase or the manner in which these subsidiaries may acquire and sell assets. For instance, certain of our CDOs rely on the exemption from registration as an investment company under the Investment Company Act provided by Rule 3a-7 thereunder, which is available for certain structured financing vehicles. This exemption limits the ability of these CDOs to sell their assets and reinvest the proceeds from asset sales.
The loss of our Investment Company Act exemption could require us to register as an investment company or substantially change the way we conduct our business, either of which may have an adverse effect on us and the market price of our common stock.
On August 31, 2011, the SEC published a concept release (Release No. 29778, File No. S7-34-11, Companies Engaged in the Business of Acquiring Mortgages and Mortgage Related Instruments), pursuant to which it is reviewing whether certain companies that invest in mortgage-backed securities and rely on the exemption from registration under Section 3(c)(5)(C) of the Investment Company Act, such as us, should continue to be allowed to rely on such an exemption from registration. If the SEC takes action with respect to this exemption, these changes could mean that certain of our CDOs and other subsidiaries could no longer rely on the Section 3(c)(5)(C) exemption, and would have to rely on Section 3(c)(1) or 3(c)(7), which would mean that our investment in those subsidiaries would be investment securities. This could result in our failure to maintain our exemption from registration as an investment company.
If we fail to maintain an exemption, exception or other exclusion from registration as an investment company, either because of SEC interpretational changes or otherwise, we could, among other things, be required either: (i) to substantially change the manner in which we conduct our operations to avoid being required to register as an investment company; or (ii) to register as an investment company, either of which could have an adverse effect on us and the market price of our common stock. If we are required to register as an investment company under the Investment Company Act, we would become subject to substantial regulation with respect to our capital structure (including our ability to use leverage), management, operations, transactions with affiliated persons (as defined in the Investment Company Act), portfolio composition, including restrictions with respect to diversification and industry concentration and other matters.
If certain portions of a recently released discussion draft of tax reform legislation were introduced as legislation and enacted in their current form, the spin-off of our asset management business could be treated as a taxable transaction to us and our stockholders, which could cause us to fail to qualify as a REIT.
On February 26, 2014, House Ways and Means Committee Chairman Dave Camp (R-MI) released a discussion draft of tax reform legislation, or the Discussion Draft. Among the proposals in the Discussion Draft is a provision that would prohibit REITs from conducting tax-free spin-offs under Section 355 of the Code. The Discussion Draft provides that this prohibition would be effective for distributions made on or after February 26, 2014. However, under a transition rule, the prohibition will not apply to REITs that make distributions pursuant to an agreement that was binding on February 26, 2014 and at all times thereafter. It is unclear whether the Discussion Draft will be introduced as legislation or enacted and, if so and in either case, in what form. On December 10, 2013 NorthStar Realty publicly announced its plan to spin-off its asset management business in a tax-free transaction and as of February 26, 2014, NorthStar Realty entered into agreements with: (i) one of our joint venture partners: (ii) all three of our Sponsored Companies; and (iii) NSAM and us, pursuant to which we have contractually agreed to complete the spin-off of our asset management business by December 31, 2014. We believe that those agreements are binding agreements. If the Discussion Draft were to be introduced as legislation and enacted into law in its present form and it was later determined by the IRS or the courts that the law would have retroactive effect to the date it was first proposed for discussion as well as that the plan to effect the spin-off as announced in December 2013 and the agreements described above to complete the spin-off by December 31, 2014 did not constitute “binding agreements” within the meaning of the law, the spin-off of the asset management business would be treated as a taxable transaction to us, as the successor to NorthStar Realty, and our stockholders, which could cause us fail to qualify as a REIT unless the failure qualifies for a statutory “REIT savings provision.”

Certain provisions of Maryland law may limit the ability of a third-party to acquire control of us. This could depress our stock price.
Certain provisions of the MGCL may have the effect of inhibiting a third-party from acquiring us or of impeding a change of control under circumstances that otherwise could provide our stockholders with the opportunity to realize a premium over the then-prevailing market price of such shares, including:

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“business combination” provisions that, subject to limitations, prohibit certain business combinations between an “interested stockholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our outstanding shares of voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation) or an affiliate of any interested stockholder and us for five years after the most recent date on which the stockholder becomes an interested stockholder, and thereafter imposes two super-majority stockholder voting requirements on these combinations; and

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“control share” provisions that provide that holders of “control shares” of our company (defined as voting shares of stock that, if aggregated with all other shares of stock owned or controlled by the acquirer, would entitle the acquirer to exercise one of three increasing ranges of voting power in electing directors) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of issued and outstanding “control shares”) have no voting rights except to the extent approved by stockholders by the affirmative vote of at least two-thirds of all of the votes entitled to be cast on the matter, excluding all interested shares.

Pursuant to the Maryland Business Combination Act, our board of directors has exempted any business combinations: (i) between us and NorthStar Capital Investment Corp. or any of its affiliates; and (ii) between us and any person, provided that any such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five-year prohibition and the super-majority vote requirements do not apply to business combinations between us and any of them. As a result, such parties may be able to enter into business combinations with us that may not be in the best interest of stockholders, without compliance with the supermajority vote requirements and the other provisions in the statute. Our bylaws will contain a provision exempting from the Maryland Control Share Acquisition Act any and all acquisitions by any person of shares of our stock. There can be no assurance that these resolutions or exemptions will not be amended or eliminated at any time in the future.
Our authorized but unissued common and preferred stock and other provisions of our charter and bylaws may prevent a change in our control.
Our charter authorizes us to issue additional authorized but unissued shares of our common stock or preferred stock and authorizes our board of directors, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have the authority to issue. In addition, our board of directors may classify or reclassify any unissued shares of common stock or preferred stock and may set the preferences, rights and other terms of the classified or reclassified shares. Our board of directors could establish a series of common stock or preferred stock that could delay or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of stockholders.
Our charter and bylaws also contain other provisions that may delay or prevent a transaction or a change in control that might involve a premium price for shares of our common stock or otherwise be in the best interest of stockholders.
Maryland law also allows a corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in its charter or bylaws, to a classified board, unless its charter prohibits such an election. Our charter contains a provision prohibiting such an election to classify our board of directors under this provision of Maryland law. This may make us more vulnerable to a change in control. If stockholders voted to amend this charter provision and to classify our board of directors, the staggered terms of our directors could reduce the possibility of a tender offer or an attempt at a change in control even though a tender offer or change in control might be in the best interests of stockholders.
Our failure to continue to qualify as a REIT would subject us to federal income tax and reduce CAD to stockholders.
We intend to continue to operate in a manner so as to continue to qualify as a REIT for federal income tax purposes. Qualification as a REIT involves the application of highly technical and complex Code provisions for which only a limited number of judicial and administrative interpretations exist. Even an inadvertent or technical mistake could jeopardize our REIT status. Our continued qualification as a REIT will depend on our satisfaction of certain asset, income, organizational, distribution, stockholder ownership and other requirements on a continuing basis.
Moreover, new tax legislation, administrative guidance or court decisions, in each instance potentially with retroactive effect, could make it more difficult or impossible for us to continue to qualify as a REIT. If we fail to continue to qualify as a REIT in any taxable year, we would be subject to federal and applicable state and local income tax on our taxable income at corporate rates. Losing our REIT status would reduce our net income available for investment or distribution to stockholders because of the additional tax liability. In addition, distributions to stockholders would no longer qualify for the dividends-paid deduction and we would no longer be required to make distributions. If this occurs, we might be required to borrow or liquidate some investments in order to pay the applicable tax.
We have sponsored and manage additional entities that qualify or intend to qualify as REITs. Any REITs we sponsor and manage must also meet all of the REIT qualification tests under the Internal Revenue Code and are subject to all of the same risks as us. If, for any reason, we failed to continue to qualify as a REIT and we were not entitled to relief under certain Internal Revenue Code provisions, we would be unable to elect REIT status for the four taxable years following the year during which we ceased to so qualify.
Complying with REIT requirements may force us to borrow funds to make distributions to stockholders or otherwise depend on external sources of capital to fund such distributions.
To continue to qualify as a REIT, we are required to distribute annually at least 90% of our taxable income, subject to certain adjustments, to stockholders. To the extent that we satisfy the distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would be taxed on its proportionate share of our undistributed long-term gain and would receive a credit or refund for its proportionate share of the tax we paid. A stockholder, including a tax-exempt or foreign stockholder, would have to file a federal income tax return to claim that credit or refund. Furthermore, we will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We anticipate that distributions generally will be taxable as ordinary income, although a portion of such distributions may be designated by us as long-term capital gain to the extent attributable to capital gain income recognized by us, or may constitute a return of capital to the extent that such distribution exceeds our earnings and profits as determined for tax purposes.
From time-to-time, we may generate taxable income greater than our net income (loss) for U.S. GAAP, due to among other things, amortization of capitalized purchase premiums, fair value adjustments and reserves. In addition, our taxable income may be greater than our cash flow available for distribution to stockholders as a result of, among other things, repurchases of our outstanding debt at a discount and investments in assets that generate taxable income in advance of the corresponding cash flow from the assets (for example, if a borrower defers the payment of interest in cash pursuant to a contractual right or otherwise).
If we do not have other funds available in the situations described in the preceding paragraphs, we could be required to borrow funds on unfavorable terms, sell investments at disadvantageous prices or find another alternative source of funds to make distributions sufficient to enable us to distribute enough of our taxable income to satisfy the REIT distribution requirement and to avoid corporate income tax and the 4% excise tax in a particular year. These alternatives could increase our costs or reduce our equity.
Because of the distribution requirement, it is unlikely that we will be able to fund all future capital needs, including capital needs in connection with investments, from cash retained from operations. As a result, to fund future capital needs, we likely will have to rely on third-party sources of capital, including both debt and equity financing, which may or may not be available on favorable terms or at all. Our access to third‑party sources of capital will depend upon a number of factors, including the market’s perception of our growth potential and our current and potential future earnings and cash distributions and the market price of our stock.
We could fail to continue to qualify as a REIT if the IRS successfully challenges our treatment of our mezzanine loans and repurchase agreements.
We intend to continue to operate in a manner so as to continue to qualify as a REIT for federal income tax purposes. However, qualification as a REIT involves the application of highly technical and complex Internal Revenue Code provisions for which only a limited number of judicial and administrative interpretations exist. If the IRS disagrees with the application of these provisions to our assets or transactions, including with respect to assets we have owned in past transactions, our REIT qualification could be jeopardized. For example, IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in Revenue Procedure 2003-65, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% income test. Although Revenue Procedure 2003-65 provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans typically do not meet all of the requirements for reliance on this safe harbor. We have invested, and will continue to invest, in mezzanine loans in a manner that we believe will enable us to continue to satisfy the REIT gross income and asset tests. In addition, we have entered into sale and repurchase agreements under which we nominally sold certain of our mortgage assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets. We believe that we will be treated for federal income tax purposes as the owner of the mortgage assets that are the subject of any such sale and repurchase agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to continue to qualify as a REIT could be adversely affected. Even if the IRS were to disagree with one or more of our interpretations and we were treated as having failed to satisfy one of the REIT qualification requirements, we could maintain our REIT qualification if our failure was excused under certain statutory savings provisions. However, there can be no guarantee that we would be entitled to benefit from those statutory savings provisions if we failed to satisfy one of the REIT qualification requirements, and even if we were entitled to benefit from those statutory savings provisions, we could be required to pay a penalty tax.
The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to continue to qualify as a REIT.
The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We originated and acquired and will continue to originate and acquire mezzanine loans that do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure. Consequently, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to continue to qualify as a REIT.
Even if we remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.
Even if we remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from certain activities conducted as a result of a taking title to collateral, the federal alternative minimum tax and state or local income, property and transfer taxes, such as mortgage recording taxes. Any of these taxes would decrease CAD to stockholders. In addition, in order to meet the REIT qualification requirements, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through taxable REIT subsidiaries, or TRSs.
Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.
To continue to qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to stockholders and the ownership of our stock. As discussed above, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Additionally, we may be unable to pursue investments that would be otherwise attractive to us in order to satisfy the source of income requirements for qualifying as a REIT.
We must also ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified real estate assets, including certain mortgage loans and mortgage-backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets can consist of the securities of any one issuer (other than government securities and qualified real estate assets) and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs.
If we fail to comply with these requirements at the end of any calendar quarter, we must correct such failure within 30 days after the end of the calendar quarter to avoid losing our REIT status and suffering adverse tax consequences, unless certain relief provisions apply. As a result, compliance with the REIT requirements may hinder our ability to operate solely on the basis of profit maximization and may require us to liquidate investments from our portfolio, or refrain from making, otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to stockholders.
Modification of the terms of our CRE debt investments and mortgage loans underlying our CMBS in conjunction with reductions in the value of the real property securing such loans could cause us to fail to continue to qualify as a REIT.
Our CRE debt and securities investments have been and may continue to be materially affected by a weak real estate market and economy in general. As a result, many of the terms of our CRE debt and the mortgage loans underlying our CRE securities may be modified to avoid taking title to a property and for other reasons. Under the Internal Revenue Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. In general, under applicable Treasury Regulations, or the Loan-to-Value Regulation, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of the date we agreed to acquire the loan or the date we significantly modified the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the requirement that a REIT not hold securities possessing more than 10% of the total value of the outstanding securities of any one issuer, or the 10% Value Test.
IRS Revenue Procedure 2011-16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests discussed above in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided that all of our loan modifications have or will qualify for the safe harbor in Revenue Procedure 2011-16. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third-party appraisals, but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations. If the terms of our CRE debt investments and mortgage loans underlying our CMBS are “significantly modified” in a manner that does not qualify for the safe harbor in Revenue Procedure 2011-16 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% Value Test. Unless we qualified for relief under certain Internal Revenue Code cure provisions, such failures could cause us to fail to continue to qualify as a REIT.
Our ability to invest in distressed debt may be limited by our intention to maintain our qualification as a REIT.
We have and may in the future acquire distressed debt, including distressed first mortgage loans, subordinate interests, mezzanine loans and CMBS. In general, under the Loan-to-Value Regulation, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date we agreed to acquire the loan or the date we significantly modified the loan, a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a non-qualifying asset for purposes of the 75% asset test. The non-qualifying portion of such a loan would be subject to, among other requirements, the 10% Value Test. IRS Revenue Procedure 2011-16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to originate or acquire the loan; or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. This safe harbor will help us comply with the REIT asset tests immediately following the acquisition of distressed debt. It will be less helpful as the value of the distressed debt increases. Under the safe harbor, when the value of a distressed debt exceeds the fair market value of the real property that secures the debt, determined as of the date we committed to acquire the debt, the excess will be treated as a non-qualifying asset. Accordingly, an increasing portion of a distressed debt will be treated as a non-qualifying asset as the value of the distressed debt increases. Additionally, Revenue Procedure 2011-16 states that the IRS will treat a distressed debt as producing a significant amount of non-qualifying income for the 75% gross income test. Specifically, Revenue Procedure 2011-16 indicates that interest income on distressed debt will be treated as qualifying income based on the ratio of (i) fair market value of the real property securing the debt determined as of the date we committed to acquire the debt and (ii) the face amount of the debt (and not the purchase price of the debt). The face amount of a distressed debt will typically exceed the fair market value of the real property securing the debt on the date we commit to acquire the debt. Because distressed debt may produce a significant amount of non-qualifying income for purposes of the 75% gross income test and a significant portion of a distressed debt may be treated as a non-qualifying asset for the REIT asset tests once the debt increases in value, we may be limited in our ability to invest in distressed debt and maintain our qualification as a REIT.
Our investments in distressed debt may produce “phantom income” that will increase the amount of taxable income we have to distribute to satisfy the REIT distribution requirement and may cause us to sell assets, borrow or make taxable distributions of debt or equity securities to satisfy that requirement.
Our acquisition of distressed debt may cause us to recognize “phantom income” (or non-cash income) for federal income tax purposes. For example, if we acquire non-publicly traded distressed debt and then significantly modify that debt, we would recognize gain on the resulting deemed exchange equal to the difference between the adjusted issue price of the distressed debt and our adjusted tax basis in the distressed debt. Because we typically acquire distressed debt at a significant discount, our adjusted tax basis in the distressed debt typically is significantly lower than the adjusted issue price of the distressed debt. Accordingly, if we significantly modify non-publicly traded distressed debt, we may recognize a substantial amount of taxable income without receiving any cash. That “phantom income” will increase the amount of taxable income we are required to distribute to satisfy the REIT distribution requirement. To satisfy that requirement, we may have to sell assets or borrow funds at inopportune times or make taxable distributions of our debt or equity securities.

Our acquisition of CRE debt or securities investments may cause us to recognize income for federal income tax purposes even though no cash payments have been received on the debt investments.
We may acquire CRE debt or securities investments in the secondary market for less than their face amount. The amount of such discount will generally be treated as a “market discount’’ for federal income tax purposes. If these debt or securities investments provide for “payment-in-kind,’’ we may recognize “original issue discount,’’ or OID, for federal income tax purposes. Moreover, we may acquire distressed debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt constitute “significant modifications’’ under the applicable Treasury Regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, if the debt is considered to be “publicly-traded’’ for federal income tax purposes, the modified debt in our hands may be considered to have been issued with OID to the extent the fair market value of the modified debt is less than the principal amount of the outstanding debt. In the event the debt is not considered to be “publicly traded’’ for federal income tax purposes, we may be required to recognize taxable income to the extent that the principal amount of the modified debt exceeds our cost of purchasing it. Also, certain loans that we originate and certain previously modified debt we acquire in the secondary market may be considered to have been issued with the OID at the time it was modified.
In general, we will be required to accrue OID on a debt instrument as taxable income in accordance with applicable federal income tax rules even though no cash payments may be received on such debt instrument.
In the event a borrower with respect to a particular debt instrument encounters financial difficulty rendering it unable to pay stated interest as due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinate mortgage-backed securities at the stated rate regardless of when their corresponding cash payments are received.
In order to meet the REIT distribution requirements, it might be necessary for us to arrange for short-term, or possibly long-term, borrowings, or to pay distributions in the form of our shares or other taxable in-kind distributions of property. We may need to borrow funds at times when the market conditions are unfavorable. Such borrowings could increase our costs and reduce the value of a stockholders’ investment. In the event in-kind distributions are made, a stockholder’s tax liabilities associated with an investment in our common stock for a given year may exceed the amount of cash we distribute to stockholders during such year.
Complying with REIT requirements may limit our ability to hedge effectively.
The REIT provisions of the Internal Revenue Code may limit our ability to hedge our operations effectively. Our aggregate gross income from non-qualifying hedges, fees and certain other non-qualifying sources cannot exceed 5% of our annual gross income. Additionally, our gross income from qualifying hedges entered into prior to July 31, 2008 constitutes non-qualifying income for purposes of the 75% gross income test. Consequently, our gross income from qualifying hedges entered into prior to July 31, 2008, along with other sources of non-qualifying income for purposes of the 75% gross income test, cannot exceed 25% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. Any hedging income earned by a TRS would be subject to federal, state and local income tax at regular corporate rates. This could increase the cost of our hedging activities or expose us to greater risks associated with interest rate or other changes than we would otherwise incur.
Liquidation of assets may jeopardize our REIT qualification.
To continue to qualify as a REIT, we must comply with requirements regarding our assets and our sources of income. If we are compelled to liquidate our investments to satisfy our obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% prohibited transaction tax on any resulting gain if we sell assets that are treated as dealer property or inventory.
Legislative or regulatory tax changes could adversely affect us or stockholders.
At any time, the federal income tax laws can change. Laws and rules governing REITs or the administrative interpretations of those laws may be amended. Any of those new laws or interpretations may take effect retroactively and could adversely affect us or stockholders.
The prohibited transactions tax may limit our ability to engage in transactions, including disposition of assets and certain methods of securitizing loans, which would be treated as sales for federal income tax purposes.
A REIT’s net income from prohibited transactions is subject to a 100% tax. In general, prohibited transactions are sales or other dispositions of property, other than property that we took title to as a result of a default on a debt investment or lease and for which we make a foreclosure property election, but including loans, held primarily for sale to customers in the ordinary course of business. We might be subject to the prohibited transaction tax if we were to dispose of or securitize loans in a manner that is treated as a sale of the loans for federal income tax purposes. Therefore, in order to avoid the prohibited transactions tax, we may choose not to engage in certain sales of loans and may limit the structures we use for any securitization financing transactions even though such sales or structures might otherwise be beneficial to us. Additionally, we may be subject to the prohibited transaction tax upon a disposition of real property. Although a safe-harbor exception to prohibited transaction treatment is available, we cannot assure stockholders that we can comply with such safe harbor or that we will avoid owning property that may be characterized as held primarily for sale to customers in the ordinary course of our trade or business. Consequently, we may choose not to engage in certain sales of real property or may conduct such sales through a TRS.
It may be possible to reduce the impact of the prohibited transaction tax by conducting certain activities through a TRS. However, to the extent that we engage in such activities through a TRS, the income associated with such activities may be subject to a corporate income tax.
We also will not be able to use secured financing structures that would create taxable mortgage pools, other than in a TRS.
We may recognize substantial amounts of REIT taxable income, which we would be required to distribute to stockholders, in a year in which we are not profitable under U.S. GAAP principles or other economic measures.
We may recognize substantial amounts of REIT taxable income in years in which we are not profitable under U.S. GAAP or other economic measures as a result of the differences between U.S. GAAP and tax accounting methods. For example, we may recognize substantial amounts of COD income for federal income tax purposes (but not for U.S. GAAP purposes) due to discount repurchases of our liabilities, which could cause our REIT taxable income to exceed our U.S. GAAP income. Additionally, we may deduct our capital losses only to the extent of our capital gains and not against our ordinary income, in computing our REIT taxable income for a given taxable year. Finally, certain of our assets and liabilities are marked-to-market for U.S. GAAP purposes but not for tax purposes, which could result in losses for U.S. GAAP purposes that are not recognized in computing our REIT taxable income. Consequently, we could recognize substantial amounts of REIT taxable income and would be required to distribute such income to stockholders in a year in which we are not profitable under U.S. GAAP or other economic measures.
We may distribute our common stock in a taxable distribution, in which case stockholders may sell shares of our common stock to pay tax on such distributions, placing downward pressure on the market price of our common stock.
We may make taxable distributions that are payable in cash and common stock. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in stock as taxable distributions that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for federal income tax purposes. Those rulings may be relied upon only by taxpayers to whom they were issued, but we could request a similar ruling from the IRS. In addition, the IRS issued a revenue procedure creating a temporary safe harbor that authorized publicly traded REITs to make elective cash/stock distributions, but that temporary safe harbor has expired. Accordingly, it is unclear whether and to what extent we will be able to make taxable distributions payable in cash and common stock. If we made a taxable dividend payable in cash and common stock, taxable stockholders receiving such distributions will be required to include the full amount of the dividend, which is treated as ordinary income to the extent of our current and accumulated earnings and profits, as determined for federal income tax purposes. As a result, stockholders may be required to pay income tax with respect to such distributions in excess of the cash distributions received. If a U.S. stockholder sells the common stock that it receives as a dividend in order to pay this tax, the sales proceeds may be less than the amount recorded in earnings with respect to the dividend, depending on the market price of our common stock at the time of the sale. Furthermore, with respect to certain non-U.S. stockholders, we may be required to withhold U.S. federal income tax with respect to such dividends, including in respect of all or a portion of such dividend that is payable in common stock. If we made a taxable dividend payable in cash and our common stock and a significant number of stockholders determine to sell shares of our common stock in order to pay taxes owed on dividends, it may put downward pressure on the trading price of our common stock.
We may lose our REIT status if the IRS successfully challenges our characterization of our income from our foreign TRSs.
We have elected to treat several Cayman Islands companies, including issuers in CDO transactions, as TRSs. We will likely be required to include in our income, even without the receipt of actual distributions, earnings from our investment in the foreign TRSs. Income inclusions from equity investments in foreign corporations are technically neither actual dividends nor any of the other enumerated categories of qualifying income for the 95% gross income test. However, the IRS has issued private letter rulings to other REITs holding that income inclusions from equity investments in foreign corporations would be treated as qualifying income for purposes of the 95% gross income test. Private letter rulings may be relied upon only by the taxpayers to whom they are issued and the IRS may revoke a private letter ruling. Based on those private letter rulings and advice of counsel, we intend to treat such income inclusions as qualifying income for purposes of the 95% gross income test. Nevertheless, no assurance can be provided that the IRS would not successfully challenge our treatment of such income as qualifying income. In the event that such income was determined not to qualify for the 95% gross income test, we could be subject to a penalty tax with respect to such income to the extent it exceeds 5% of our gross income or we could fail to continue to qualify as a REIT.

If our foreign TRSs are subject to U.S. federal income tax at the entity level, it would greatly reduce the amounts those entities would have available to distribute to us and that they would have available to pay their creditors.
There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We intend that our foreign TRSs will rely on that exemption or otherwise operate in a manner so that they will not be subject to U.S. federal income tax on their net income at the entity level. If the IRS succeeded in challenging that tax treatment, it would greatly reduce the amount that those foreign TRSs would have available to pay to their creditors and to distribute to us.
The stock ownership restrictions of the Code for REITs and the 9.8% stock ownership limit in our charter may inhibit market activity in our stock and restrict our business combination opportunities.
To qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding stock at any time during the last half of a taxable year. Attribution rules in the Code determine if any individual or entity actually or constructively owns our stock under this requirement. Additionally, at least 100 persons must beneficially own our stock during at least 335 days of a taxable year. To help insure that we meet these tests, our charter restricts the acquisition and ownership of shares of our stock.
Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person, including entities, may own more than 9.8% of the value of our outstanding shares of stock of any class or series or more than 9.8% in value or number (whichever is more restrictive) of our outstanding shares of common stock. The board may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of 9.8% of the value of our outstanding shares would result in the termination of our status as a REIT. Despite these restrictions, it is possible that there will be five or fewer individuals who own more than 50% in value of our outstanding shares, which could cause us to fail to continue to qualify as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.
These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.
If any portion of our dividends is attributable to excess inclusion income, then the tax liability of our tax-exempt stockholders, foreign stockholders and stockholders with net operating losses will likely increase.
In general, dividend income that a tax-exempt entity receives from us should not constitute unrelated business taxable income, or UBTI, as defined in Section 512 of the Code. If we realize excess inclusion income and allocate it to stockholders, however, then this income would be fully taxable as UBTI to a tax-exempt entity under Section 512 of the Internal Revenue Code. A foreign stockholder would generally be subject to U.S. federal income tax withholding on this income without reduction pursuant to any otherwise applicable income tax treaty. U.S. stockholders would not be able to offset such income with their net operating losses.
Although the law is not entirely clear, the IRS has taken the position that we are subject to tax at the highest corporate rate on the portion of our excess inclusion income equal to the percentage of our stock held in record name by “disqualified organizations” (generally tax-exempt investors, such as certain state pension plans and charitable remainder trusts, that are not subject to the tax on unrelated business taxable income). To the extent that our stock owned by “disqualified organizations” is held in street name by a broker-dealer or other nominee, the broker-dealer or nominee would be liable for a tax at the highest corporate rate on the portion of our excess inclusion income allocable to the stock held on behalf of the “disqualified organizations.” A regulated investment company or other pass-through entity owning our stock may also be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their record name owners that are “disqualified organizations.”
Excess inclusion income could result if a REIT held a residual interest in a real estate mortgage investment conduit, or REMIC. In addition, excess inclusion income also may be generated if a REIT issues liabilities with two or more maturities and the terms of the payments of these liabilities bear a relationship to the payments that the REIT received on mortgage loans or mortgage‑backed securities securing those liabilities. In May 2012, we adopted a policy that we would not acquire any assets or enter into any financing transactions that will produce excess inclusion income for stockholders. We also projected that our existing assets and financing transactions would not produce excess inclusion income for stockholders in 2012 or any future year. Accordingly, we expect that no portion of our dividends will constitute excess inclusion income. However, we could be wrong in our analysis of historic or new investments or we could affirmatively determine to modify our excess inclusion income policy in the future. If any portion of our dividends is attributable to excess inclusion income, then the tax liability of tax-exempt stockholders, foreign stockholders, stockholders with net operating losses, regulated investment companies and other pass-through entities whose record name owners are disqualified organizations and brokers-dealers and other nominees who hold stock on behalf of disqualified organizations will very likely increase.
Our qualification as a REIT could be jeopardized as a result of our interest in joint ventures or investment funds.
We currently own, and intend to continue to acquire, limited partner or non-managing member interests in partnerships and limited liability companies that are joint ventures or investment funds. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to continue to qualify as a REIT unless we are able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.
REIT distribution requirements could adversely affect our ability to execute our business plan.
We generally must distribute annually at least 90% of our REIT taxable income (which is determined without regard to the dividends paid deduction or net capital gain for this purpose) in order to continue to qualify as a REIT. We intend to make distributions to stockholders to comply with the REIT requirements of the Internal Revenue Code and to avoid corporate income tax and the 4% excise tax. We may be required to make distributions to stockholders at times when it would be more advantageous to reinvest cash in our business or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits.
To maintain our REIT status, we may be forced to forgo otherwise attractive opportunities, which may delay or hinder our ability to meet our investment objectives and may reduce stockholders’ overall return.
To continue to qualify as a REIT, we must satisfy certain tests on an ongoing basis concerning, among other things, the sources of our income, nature of our assets and the amounts we distribute to stockholders. Compliance with the REIT requirements may hinder our ability to operate solely on the basis of maximizing profits and the value of a stockholders’ investment.
Distributions paid by REITs do not qualify for the reduced tax rates that apply to other corporate distributions.
The maximum tax rate for “qualified dividends” paid by corporations to individuals is 20%. Distributions paid by REITs, however, generally continue to be taxed at the normal ordinary income rate applicable to the individual recipient (subject to a maximum rate of 39.6%), rather than the preferential rate applicable to qualified dividends. The more favorable rates applicable to regular corporate distributions could cause potential investors who are individuals to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay qualified distributions, which could adversely affect the value of the stock of REITs, including our common stock.
We adopted a policy that we do not currently intend to generate excess inclusion income; however, there is no assurance that we will be able to avoid generating excess inclusion income, which could cause our common stock to become ineligible for inclusion in the Russell indices.
In May 2012, we reported that we changed our policy regarding the generation of excess inclusion income, which generally passes through to our tax-exempt stockholders as UBTI. Pursuant to this new policy, we do not intend to acquire any assets or enter into any financing transactions that will produce excess inclusion income for stockholders.  We also projected that our existing assets and financing transactions would not generate excess inclusion income in 2012 or any future year.  This policy change allowed our common stock to continue to be eligible for inclusion in the Russell indices, such as the Russell 2000 Index. Russell had indicated that it would remove from eligibility any security that has historically generated UBTI and where the issuer has not taken steps to prevent the future generation of such income.  As a result of this policy, we may forgo investment opportunities that we would otherwise have considered to be attractive.  Furthermore, we could be wrong in our analysis of historic or new investments or we could affirmatively determine to modify the policy in the future, thereby generating excess inclusion income, and, consequently, UBTI, for tax-exempt stockholders.  If that is the case, certain of stockholders could suffer unanticipated adverse tax consequences.  Furthermore, in such an event, our common stock could become ineligible for inclusion in the Russell indices, which could adversely affect demand for our common stock and its price.
Risks Related to the Merger
Our business, financial condition and results of operations may be adversely affected following the merger if we or NorthStar Realty are unable to obtain required third-party consents for certain contracts.
Certain of the Company’s and NorthStar Realty’s existing contracts with third-parties, including lenders, contain provisions which require the consent of a third party to certain mergers, transfers or assignments, including the merger. If we or NorthStar Realty are unable to obtain the necessary consents, such failure could trigger an event of default under the relevant agreements, which could adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS
The Company will not receive any cash consideration in the merger in exchange for issuing its shares to the holders of NorthStar Realty capital stock.

THE MERGER
The following discussion contains material information pertaining to the merger. This discussion is subject, and qualified in its entirety by reference, to the Articles of Merger attached as Exhibit 2.1 to this registration statement, which Articles of Merger are incorporated herein by reference. We encourage you to read carefully this entire document, including the Articles of Merger included as Exhibit 2.1 to this registration statement, for a more complete understanding of the merger.
Terms of the Merger
Our board of directors and the NorthStar Realty board of directors have approved the merger and the Articles of Merger. The Articles of Merger provide for the merger of NorthStar Realty with and into Sub-REIT with Sub-REIT as the surviving entity. In the merger, each share of NorthStar Realty common stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive one share of our common stock and each share of NorthStar Realty preferred stock issued and outstanding immediately prior to the completion of the merger will be converted into the right to receive one share of the corresponding series of our preferred stock. Fractional shares of our common stock will be issued in connection with the merger.
As NorthStar Realty currently indirectly owns and will own at the time of the merger greater than 90% of our common stock, the merger is therefore eligible to be and will be accomplished pursuant to Section 3-106 of the MGCL and there will be no vote by holders of NorthStar Realty common stock to approve the merger. In addition, holders of NorthStar Realty common stock will have no opportunity to seek appraisal rights for shares of NorthStar Realty’s common stock.
Background and Reasons for the Merger
The merger is being conducted as the second and final step of an internal corporate reorganization of NorthStar Realty’s corporate structure. In the internal corporate reorganization, NorthStar Realty will collapse its current three tier holding company structure, consisting of NorthStar Realty, its majority owned “operating partnership,” NRFLP, and NRFLP’s wholly owned subsidiary, Sub-REIT. In the first step of the internal corporate reorganization, NRFLP will merge with and into NorthStar Realty with NorthStar Realty as the surviving entity. In the second step of the internal corporate reorganization, the merger, NorthStar Realty will merge with and into Sub-REIT with Sub-REIT as the surviving entity.
The internal corporate reorganization, of which the merger is the second and final step, is expected to provide benefits for NorthStar Realty which includes reducing administrative costs (including preparing multiple sets of financial statements) and providing greater transparency to NorthStar Realty’s consolidated capital structure. The internal corporate reorganization is also expected to ensure that NorthStar Realty’s stockholders receive preferential tax treatment in the distribution of NorthStar Realty’s asset management business, as described herein.
Structure of the Merger
Our board of directors and the board of directors of NorthStar Realty have approved the merger and the Articles of Merger which provide for the merger of NorthStar Realty with and into Sub-REIT. Sub-REIT will be the surviving entity in the merger.
Merger Consideration
Each share of NorthStar Realty common stock issued and outstanding immediately prior to the completion of the merger will be converted into one share of our common stock and each share of NorthStar Realty preferred stock issued and outstanding immediately prior to the completion of the merger will be converted into one share of the corresponding series of Sub-REIT preferred stock.
Fractional Shares
We will issue fractional shares of our common stock in the merger.
Reverse Stock Split
Shortly following the merger, we expect to effect a 1-for-2 reverse stock split of our common stock, which means that following the merger and reverse stock split, you will hold one share of our common stock for every two shares of NorthStar Realty common stock owned prior to the merger and reverse stock split. In the reverse stock split, in lieu of receiving fractional shares, each holder of our common stock who would otherwise be entitled to receive a fractional share of our common stock will receive cash for the fractional interest based on the market price of our common stock after the reverse stock split, which generally will be taxable to such holder. An explanation of the tax consequences can be found below in the section captioned “Material U.S. Federal Income Tax Considerations.” The transfer agent will, as soon as practicable after the reverse stock split, aggregate fractional shares of our common stock into whole shares and sell them in the open market at the prevailing market prices and distribute the aggregate proceeds, net of brokerage fees, ratably to our stockholders who would otherwise be entitled to receive a fractional share of our common stock. The amount of such proceeds will depend on the prices at which the aggregated fractional shares are sold by the transfer agent in the open market shortly after the reverse stock split. We do not anticipate a significant number of shares being aggregated to satisfy this requirement.
Surviving Corporation, Governing Documents and Directors
Prior to the merger, Sub-REIT will amend its charter and bylaws to be substantially similar to those of NorthStar Realty as they currently exist, except for: (i) the name of the corporation and (ii) the existence of our 12.5% Series Z Cumulative Non-Voting Preferred Stock, par value $0.01 per share, which stock is currently outstanding but is being redeemed simultaneously with the merger. At the effective time of the merger, these differences will no longer exist. Therefore, at the effective time of the merger, the rights associated with our common stock will be substantially similar to those of NorthStar Realty common stock, the rights associated with our Series A will be substantially similar to those of NorthStar Realty Series A, the rights associated with our Series B will be substantially similar to those of NorthStar Realty Series B, the rights associated with our Series C will be substantially similar to those of NorthStar Realty Series C, the rights associated with our Series D will be substantially similar to those of NorthStar Realty Series D and the rights associated with our Series E will be substantially similar to those of NorthStar Realty Series E.
Upon the merger, NorthStar Realty’s board of directors will become our board of directors so that upon completion of the merger, the board of directors of Sub-REIT will be identical to the current board of directors of NorthStar Realty.
Conversion of Shares; Exchange of Certificates
The conversion of NorthStar Realty capital stock into the right to receive our capital stock will occur automatically at the effective time of the merger. As soon as reasonably practicable after completion of the merger, the transfer agent will exchange certificates or direct registration statements representing or evidencing shares of NorthStar Realty common stock for the merger consideration to be received pursuant to the terms of the Articles of Merger. American Stock Transfer & Trust Company, LLC will be the transfer agent.
Withholding
The transfer agent will be entitled to deduct and withhold from the cash in lieu of fractional shares payable to any stockholder the amounts the transfer agent is required to deduct and withhold under any applicable federal, state, local or foreign tax law. If the transfer agent withholds any amounts, these amounts will be treated for all purposes of the reverse stock split as having been paid to the stockholders from whom they were withheld.
Effective Time of the Merger
The merger will become effective at such time as specified in the Articles of Merger. We currently anticipate the completion of the merger to occur on or about June 30, 2014. The timing of the merger may change, however. In addition, we may choose to withdraw the merger if we determine that the merger is no longer in our best interests.

REGULATORY APPROVALS REQUIRED FOR THE MERGER
The merger is not subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated under that Act by the Federal Trade Commission, which prevent some transactions from being completed until required information and materials are furnished to the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and the waiting periods end or expire. We are not aware of any material regulatory requirements applicable to the merger under any U.S. state or federal law or regulation, other than any requirements under applicable federal and state securities laws and regulations and Maryland corporate law.

ACCOUNTING TREATMENT
We will account for the merger as a reverse merger between entities under common control. We will not record any gain or loss related to the merger.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax considerations relating to the merger and reverse stock split, the acquisition, ownership and disposition of our capital stock and our and NRF’s qualification and taxation as a REIT. Because this section is a general summary, it does not address all of the potential tax issues that may be relevant to you in light of your particular circumstances. This summary is based on the Code; current, temporary and proposed Treasury regulations promulgated thereunder; current administrative interpretations and practices of the IRS and judicial decisions now in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations.
We have not requested, and do not plan to request, any rulings from the IRS concerning the tax treatment with respect to matters contained in this discussion, and the statements in this prospectus are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if challenged by the IRS.
This summary does not consider all of the rules which may affect the U.S. tax treatment of the merger and reverse stock split or your ownership and disposition of our capital stock in light of your particular circumstances. For example, except to the limited extent discussed under the headings “- U.S. Federal Income Tax Considerations Related to Our and NRF’s REIT Status - Taxation of Tax-Exempt Stockholders” and “- Taxation of Non-U.S. Stockholders,” special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	a subchapter S corporation;

•	a partnership or other pass‑through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax‑exempt organization;

•	a trust or estate;

•	subject to the alternative minimum tax provisions of the Code;

•	holding NRF capital stock or our capital stock as part of a hedge, straddle, conversion transaction, synthetic security, or other integrated investment;

•	holding NRF capital stock or our capital stock through a partnership or other pass‑through entity;

•	holding NRF capital stock or our capital stock other than as a capital asset within the meaning of Section 1221 of the Code;

•	a non‑U.S. corporation or partnership, or a person who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar;

•	a U.S. expatriate; or

•	a person holding a 10% or more (by vote or value) beneficial interest in our capital stock.
The statements in this section are based on the current U.S. federal income tax laws, are for general information purposes only and are not tax advice. We cannot assure you that new laws, interpretations of law or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate.
This summary does not discuss any alternative minimum tax considerations or any state, local or foreign tax considerations.
This summary of certain material U.S. federal income tax considerations is for general information purposes only and is not tax advice. You are advised to consult your tax adviser regarding the U.S. federal, state, local and foreign tax consequences of the merger and reverse stock split the ownership and disposition of our capital stock and each of our and NRF’s qualification and taxation as a REIT.

As used in this summary, the term “U.S. stockholder” means a beneficial owner of NRF capital stock or our capital stock, as applicable, and who is:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust, if: (i) a U.S. court can exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) it has a valid election in place to be treated as a U.S. person.

As used in this summary, the term “Non‑U.S. stockholder” means a beneficial owner of NRF capital stock or our capital stock (other than a partnership or entity that is treated as a partnership for U.S. federal income tax purposes) that is not a U.S. stockholder.
Special rules may apply to certain Non‑U.S. stockholders such as “controlled foreign corporations” and “passive foreign investment companies.” Non‑ U.S. stockholders are urged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.
If a partnership, or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a beneficial owner of NRF capital stock or our capital stock, the treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding NRF common stock, you should consult your tax advisers regarding the consequences of the merger and reverse stock split and of the ownership and disposition by the partnership of our capital stock that will be received in exchange for NRF capital stock in the merger.
U.S. Federal Income Tax Consequences of the Merger and Reverse Stock Split
The following discussion is the opinion of Kramer Levin Naftalis and Frankel LLP as to the material U.S. federal income tax consequences of the exchange of NRF capital stock by U.S. stockholders for shares of our capital stock in the merger and of the reverse stock split to U.S. stockholders. The discussion assumes that the merger and related transactions will be completed pursuant to the terms and conditions of the Articles of Merger, as described in this prospectus and a form of which is filed as Exhibit 2.1 to the registration statement on Form S-4 of which this prospectus forms a part, without waiver or modification of any of those terms and conditions. Further, this discussion is based on certain representations provided by the Company and NRF and on customary factual assumptions. If any of these representations or assumptions is not correct or is violated, the ability to rely on this opinion of counsel could be jeopardized. We are not aware of any facts or circumstances, however, that would cause these representations or assumptions to be untrue or incomplete.
Subject to the qualifications and limitations set forth above, it is the opinion of Kramer Levin Naftalis and Frankel LLP that:
(i) the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and as a result:

•	the Company will not recognize any gain or loss on the receipt of NRF’s assets in exchange for our capital stock pursuant to the merger;

•	the Company’s basis in the assets received from NRF pursuant to the merger will equal the basis NRF had in such assets immediately prior to the merger;

•	the Company’s holding period in the assets received from NRF pursuant to the merger will include NRF’s holding period in such assets;

•	NRF will not recognize any gain or loss on the receipt of our capital stock pursuant to the merger;

•	an NRF stockholder will not recognize any gain or loss on the receipt of our capital stock in exchange for their NRF capital stock pursuant to the merger;

•	an NRF stockholder’s basis in our capital stock received pursuant to the merger will equal such stockholder’s basis in NRF capital stock exchanged therefor; and

•	an NRF stockholder’s holding period in our capital stock received pursuant to the merger will include such stockholder’s holding period in NRF capital stock exchanged therefor; and

(ii) U.S. stockholders will recognize gain on the receipt of cash in lieu of fractional shares pursuant to the reverse stock split. U.S. stockholders should consult their tax advisors to determine whether the cash received in lieu of fractional shares will be treated as a redemption of such U.S. stockholder’s fractional share or as a dividend.
The foregoing discussion is intended only as a summary and does not purport to be a complete analysis of all potential tax effects of the merger and reverse stock split. U.S. stockholders are urged to consult their tax advisors concerning the United States federal, state, local and non-United States tax consequences of the merger to them.
U.S. Federal Income Tax Considerations Related to Our and NRF’s REIT Status
Taxation of Our Company and NRF
The Company and NRF each elected to be taxed as a REIT under the federal income tax laws commencing with our taxable years ended December 31, 2004. We believe that the Company and NRF have operated in a manner qualifying the Company and NRF as REITs since those elections and we intend to continue to so operate and NRF intends to continue to so operate through the effective time of the merger. This section discusses the laws governing the federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex. Except as noted below, references to “we” below refer to the Company.
In the opinion of Hunton & Williams LLP, we and NRF qualified to be taxed as REITs under the federal income tax laws for our taxable years ended December 31, 2004 through December 31, 2013 and our and NRF’s organization and current and proposed method of operation will enable: (i) us to continue to qualify as a REIT for our taxable years ending December 31, 2014 and in the future; and (ii) NRF to continue to qualify as a REIT for its taxable year ending as of the effective time of the merger. Investors should be aware that Hunton & Williams LLP’s opinion is based on existing federal income tax law governing qualification as a REIT, which is subject to change, possibly on a retroactive basis, is not binding on the IRS, or any court and speaks as of the date issued. In addition, Hunton & Williams LLP’s opinion is based on customary assumptions and is conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and income and the future conduct of our business and ownership of our stock, all of which are described in the opinion. Moreover, our and NRF’s continued qualification and taxation as REITs depend on our and NRF’s ability to meet, on a continuing basis, through actual operating results, certain qualification tests in the federal income tax laws. Those qualification tests involve the percentage of our income that we earn from specified sources, the percentages of our assets that fall within specified categories, the diversity of share ownership and the percentage of earnings that we distribute. While Hunton & Williams LLP has reviewed those matters in connection with the foregoing opinion, Hunton & Williams LLP will not review our and NRF’s compliance with those tests on a continuing basis. Hunton & Williams LLP’s opinion does not foreclose the possibility that we or NRF may have to use one or more of the REIT savings provisions described below, which would require us or NRF to pay an excise or penalty tax (which could be material) in order to maintain REIT qualification. Accordingly, no assurance can be given that the actual results of our and NRF’s operations for any particular taxable year will satisfy such requirements. For a discussion of the tax consequences of the failure to qualify as a REIT, see “-Requirements for Qualification-Failure to Qualify.” Unless otherwise noted below, the discussion of the REIT qualification rules below applies to us and NRF.
If we qualify as a REIT, we generally will not be subject to federal income tax on the taxable income that we distribute to our stockholders. The benefit of that tax treatment is that it avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning shares in a corporation. Rather, income generated by a REIT generally is taxed only at the stockholder level upon a distribution of dividends by the REIT.
If we qualify as a REIT, we will nonetheless be subject to U.S. federal income tax in the following circumstances:

•
We will be taxed federal income tax on any taxable income, including net capital gain, that we do not distribute to stockholders during or within a specified time period after, the calendar year in which the income is earned.

•	We may be subject to the “alternative minimum tax” on any items of tax preference that we do not distribute or allocate to stockholders.

•	We will pay income tax at the highest corporate rate on:

•	net income from the sale or other disposition of property acquired through foreclosure, or foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, and

•	other non‑qualifying income from foreclosure property.

•
We will pay a 100% tax on net income earned from sales or other dispositions of property, other than foreclosure property, by an entity other than a taxable REIT subsidiary, or TRS, held primarily for sale to customers in the ordinary course of business.

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If we fail to satisfy one or both of the 75% gross income test or the 95% gross income test, as described below under “-Requirements for Qualification-Gross Income Tests,” and nonetheless continue to qualify as a REIT because we meet other requirements, we will pay a 100% tax on:

•	the greater of the amount by which we fail the 75% gross income test or the 95% gross income test, multiplied, in either case, by

•	a fraction intended to reflect our profitability.

•
If we fail any of the asset tests (other than a de minimis failure of the 5% asset test or the 10% vote or value test, as described below under “-Requirements for Qualification-Asset Tests”), as long as the failure was due to reasonable cause and not to willful neglect, we file a description of each asset that caused such failure with the IRS, and we dispose of the assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure, we will pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests in order to remain qualified as a REIT.

•
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, and such failure is due to reasonable cause and not to willful neglect, we will be required to pay a penalty of $50,000 for each such failure in order to remain qualified as a REIT.

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If we fail to distribute during a calendar year at least the sum of: (i) 85% of our REIT ordinary income for the year; (ii) 95% of our REIT capital gain net income for the year; and (iii) any undistributed taxable income required to be distributed from earlier periods, we will pay a 4% nondeductible excise tax on the excess of the required distribution over the amount we actually distributed, plus any retained amounts on which income tax has been paid at the corporate level.

•
We may elect to retain and pay income tax on our net long‑term capital gain. In that case, a U.S. stockholder would be taxed on its proportionate share of our undistributed long‑term capital gain (to the extent that we made a timely designation of such gain to the stockholders) and would receive a credit or refund for its proportionate share of the tax we paid.

•	We will be subject to a 100% excise tax on transactions with a TRS that are not conducted on an arm’s‑length basis.

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If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate‑level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we will pay tax at the highest regular corporate rate applicable if we recognize gain on the sale or disposition of the asset during the ten‑year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

•	the amount of gain that we recognize at the time of the sale or disposition, and

•
the amount of gain that we would have recognized if we had sold the asset at the time we acquired it, assuming that the C corporation will not elect in lieu of this treatment an immediate tax when the asset is acquired.

•
We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet recordkeeping requirements intended to monitor our compliance with rules relating to the composition of a REIT’s stockholders, as described below under “-Requirements for Qualification-Recordkeeping Requirements.”

•	The earnings of our lower‑tier entities that are subchapter C corporations, including domestic TRSs, are subject to federal corporate income tax.

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If we own a residual interest in a real estate mortgage investment conduit, or REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interests equal to the percentage of our stock that is held in record name by “disqualified organizations.” Although the law is unclear, IRS guidance indicates that similar rules may apply to a REIT that owns an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “-Requirements for Qualification-Taxable Mortgage Pools.” A “disqualified organization” includes:

•	the United States;

•	any state or political subdivision of the United States;

•	any foreign government;

•	any international organization;

•	any agency or instrumentality of any of the foregoing;

•
any other tax‑exempt organization, other than a farmer’s cooperative described in Section 521 of the Code, that is exempt both from income taxation and from taxation under the unrelated business taxable income provisions of the Code; and

•	any rural electrical or telephone cooperative.
We have concluded that our existing assets and financings will not generate excess inclusion income in 2012 or any future year. In addition, we have adopted a policy whereby we will not acquire any assets that will produce excess inclusion income for our stockholders. As a result, although no assurance can be provided, it is not expected that we will generate excess inclusion income.
In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.
Requirements for Qualification
A REIT is a corporation, trust or association that meets each of the following requirements:

1.	It is managed by one or more trustees or directors.

2.	Its beneficial ownership is evidenced by transferable shares or by transferable certificates of beneficial interest.

3.	It would be taxable as a domestic corporation but for the REIT provisions of the federal income tax laws.

4.	It is neither a financial institution nor an insurance company subject to special provisions of the federal income tax laws.

5.	At least 100 persons are beneficial owners of its shares or ownership certificates.

6.
Not more than 50% in value of its outstanding shares or ownership certificates is owned, directly or indirectly, by five or fewer individuals, which the Code defines to include certain entities, during the last half of any taxable year.

7.
It elects to be a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain qualification as a REIT.

8.	It meets certain other qualification tests, described below, regarding the nature of its income and assets and the amount of its distributions to stockholders.

9.	It uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the federal income tax laws.
We must meet requirements 1 through 4, 8 and 9 during our entire taxable year and must meet requirement 5 during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. If we comply with all the requirements for ascertaining the ownership of our outstanding shares in a taxable year and have no reason to know that we violated requirement 6, we will be deemed to have satisfied requirement 6 for that taxable year. For purposes of determining share ownership under requirement 6, an “individual” generally includes a supplemental unemployment compensation benefits plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes. An “individual,” however, generally does not include a trust that is a qualified employee pension or profit sharing trust for federal income tax purposes, and beneficiaries of such a trust will be treated as holding our shares in proportion to their actuarial interests in the trust for purposes of requirement 6. We believe that we have issued sufficient stock with sufficient diversity of ownership to satisfy requirements 5 and 6. In addition, our charter will restrict the ownership and transfer of our stock so that we should continue to satisfy these requirements.

Qualified REIT Subsidiaries. A corporation that is a “qualified REIT subsidiary” is not treated as a corporation separate from its parent REIT. All assets, liabilities and items of income, deduction and credit of a “qualified REIT subsidiary” are treated as assets, liabilities and items of income, deduction and credit of the REIT. A “qualified REIT subsidiary” is a corporation, other than a TRS, all the stock of which is owned by the REIT. Thus, in applying the requirements described herein, any “qualified REIT subsidiary” that we own will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiary will be treated as our assets, liabilities and items of income, deduction and credit.
Other Disregarded Entities and Partnerships. An unincorporated domestic entity, such as a partnership or limited liability company, that has a single owner, generally is not treated as an entity separate from its owner for federal income tax purposes. An unincorporated domestic entity with two or more owners is generally treated as a partnership for federal income tax purposes. In the case of a REIT that is a partner in a partnership that has other partners, the REIT is treated as owning its proportionate share of the assets of the partnership and as earning its allocable share of the gross income of the partnership for purposes of the applicable REIT qualification tests. Our proportionate share of the assets, liabilities and items of income of any partnership, joint venture or limited liability company that is treated as a partnership for federal income tax purposes in which we have acquired or will acquire an interest, directly or indirectly, or a subsidiary partnership, will be treated as our assets and gross income for purposes of applying the various REIT qualification requirements. For purposes of the 10% value test (described in “-Asset Tests”), our proportionate share is based on our proportionate interest in the equity interests and certain debt securities issued by the partnership. For all of the other asset and income tests, our proportionate share is based on our proportionate interest in the capital of the partnership.
We currently own, and may in the future acquire, limited partner or non‑managing member interests in partnerships and limited liability companies that are joint ventures or investment funds. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our qualification as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we are able to qualify for a statutory REIT “savings” provision, which may require us to pay a significant penalty tax to maintain our REIT qualification.
Ownership of Private REITs. We recently acquired a portfolio of senior living facilities, a portion of which is held through a private REIT, or Ranger REIT. We believe that Ranger REIT was organized and has operated and will continue to operate in a manner to permit it to qualify for taxation as a REIT for federal income tax purposes. However, if Ranger REIT were to fail to qualify as a REIT, then: (i) Ranger REIT would become subject to regular corporate income tax as described in “-Requirements for Qualification-Failure to Qualify;” and (ii) our ownership of the equity in Ranger REIT would cease to be a qualifying real estate asset for purposes of the 75% asset test and would become subject to the 5% asset test, the 10% vote test and the 10% value test generally applicable to our ownership in corporations other than REITs, qualified REIT subsidiaries and TRSs. See “-Requirements for Qualification-Asset Tests.” If Ranger REIT were to fail to qualify as a REIT, it is possible that we would not satisfy the 75% asset test, the 10% vote test, the 5% asset test, and/or the 10% value test with respect to our interest in such entity, in which event we would fail to qualify as a REIT unless we could avail ourselves of certain relief provisions, as described in “-Requirements for Qualification-Asset Tests.” We may invest in other private REITs in the future.
Taxable REIT Subsidiaries. A REIT may own up to 100% of the stock of one or more TRSs. A TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides rights to any brand name under which any lodging or health care facility is operated, unless such rights are provided to an “eligible independent contractor” to operate or manage a lodging facility or a health care facility if such rights are held by the TRS as a franchisee, licensee or in a similar capacity and such lodging facility or health care facility is either owned by the TRS or leased to the TRS by its parent REIT. A TRS will not be considered to operate or manage a qualified lodging facility or a qualified health care property solely because the TRS directly or indirectly possesses a license, permit or similar instrument enabling it to do so. Additionally, a TRS will not be considered to operate or manage a qualified lodging facility or qualified health care property located outside of the United States, as long as an “eligible independent contractor” is responsible for the daily supervision and direction of such individuals on behalf of the TRS pursuant to a management agreement or similar service contract. An “eligible independent contractor” is, generally, with respect to any qualified lodging facility or qualified health care property, any independent contractor (as defined in Section 856(d)(3) of the Code) if, at the time such contractor enters into a management agreement or other similar service contract with the TRS to operate such qualified lodging facility or qualified health care property, such contractor (or any related person) is actively engaged in the trade or business of operating qualified lodging facilities or qualified health care properties, respectively, for any person who is not a related person with respect to the parent REIT or the TRS. We refer to an arrangement in which qualified health care properties or qualified lodging facilities are leased to a TRS which, in turn, engages “eligible independent contractors” to operate such properties under the REIT Investment Diversification and Empowerment Act of 2007, or (“RIDEA”) structure.
Domestic TRSs are subject to federal income tax, and state and local income tax where applicable, on their taxable income. To the extent that a domestic TRS is required to pay taxes, it will have less cash available for distribution to us. If dividends are paid to us by our domestic TRSs, then the dividends we pay to our stockholders who are taxed at individual rates, up to the amount of dividends we receive from our domestic TRSs, will generally be eligible to be taxed at the reduced 20% rate applicable to qualified dividend income.
The TRS rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. Further, the rules impose a 100% excise tax on transactions between a TRS and its parent REIT or the REIT’s tenants that are not conducted on an arm’s‑length basis.
We and NRF have each made a TRS election with respect to N‑Star Real Estate CDO I, Ltd., the issuer in our first CDO transaction. We have also made TRS elections with respect to other foreign TRSs, including foreign TRS CDO issuers. The Code and Treasury regulations promulgated thereunder provide a specific exemption from federal income tax to non‑U.S. corporations that restrict their activities in the United States to trading in stocks and securities (or any other activity closely related thereto) for their own account, whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. Our foreign TRSs intend to rely on such exemption, and do not intend to operate so as to be subject to federal income tax on their net income. Therefore, despite their status as TRSs, our foreign TRSs generally would not be subject to federal corporate income tax on their earnings. No assurance can be given, however, that the IRS will not challenge this treatment. If the IRS were to succeed in such a challenge, then it could greatly reduce the amounts that our foreign TRSs would have available to distribute to us and to pay to their creditors. Notwithstanding these rules, any gain recognized by a foreign corporation with respect to U.S. real property is subject to U.S. tax as if the foreign corporation were a U.S. taxpayer. It is not anticipated that our foreign TRSs will hold U.S. real property other than by foreclosure. Nevertheless, gain (if any) realized on foreclosed U.S. real property would be subject to U.S. tax.
Certain U.S. stockholders of certain non‑U.S. corporations, such as our foreign TRSs, are required to include in their income currently their proportionate share of the earnings of such a corporation, whether or not such earnings are distributed. We are generally required to include in income, on a current basis, the earnings of our foreign TRSs. For a discussion of the treatment of the income inclusions from our foreign TRSs under the gross income tests, see “-Requirements for Qualification-Gross Income Tests.”
We and Ranger REIT have also made TRS elections with respect to certain domestic entities, including TRSs used to facilitate RIDEA structures. For example, Ranger REIT holds a portfolio of senior living facilities in a RIDEA structure. We believe that the senior living facilities held in the RIDEA structure are "qualified health care properties" and that each of the third party operators that the TRSs of Ranger REIT engaged to operate those properties qualifies as an "eligible independent contractor." Additionally, we recently acquired a joint venture interest in a portfolio of 47 hotel properties. The investment is organized in a RIDEA structure pursuant to which we invested in: (i) a joint venture partnership owning the fee interests in the hotels through a disregarded subsidiary; and (ii) the joint venture partnership owning the operating lessees through a TRS. The operating lessees have engaged a third party operator to manage the hotels. We believe that: (i) the hotels we acquired through this venture constitute "qualified lodging facilities;" (ii) the operator engaged by the operating lessees qualifies as an "eligible independent contractor;" and (iii) the rental income from the leases with the operating lessees will qualify as "rents from real property" for purposes of the gross income tests applicable to REITs.
A REIT is not treated as holding the assets of a taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the parent REIT and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the income and asset test calculations that apply to the REIT. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass‑through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).
Taxable Mortgage Pools. An entity, or a portion of an entity, may be classified as a taxable mortgage pool, or TMP, under the Code if:

•	substantially all of its assets consist of debt obligations or interests in debt obligations;

•	more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates;

•	the entity has issued debt obligations that have two or more maturities; and

•	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.
Under U.S. Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets and therefore the entity would not be treated as a TMP. Financing arrangements entered into, directly or indirectly, by us give rise to TMPs, with the consequences described in the next paragraph.
If a REIT is a TMP, or if a REIT owns a qualified REIT subsidiary that is a TMP, then a portion of the REIT’s income will be treated as “excess inclusion income” and a portion of the dividends the REIT pays to its stockholders will be considered to be excess inclusion income. A stockholder’s share of excess inclusion income: (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder; (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax; and (iii) would result in the application of federal income tax withholding at the maximum rate (30%) (and any otherwise available rate reductions under income tax treaties would not apply), to the extent allocable to most types of foreign stockholders. IRS guidance indicates that our excess inclusion income, if any, will be allocated among our stockholders in proportion to our dividends paid. However, the manner in which excess inclusion income would be allocated to dividends attributable to a tax year that are not paid until a subsequent tax year or to dividends attributable to a portion of a tax year when no excess inclusion income‑generating assets were held or how such income is to be reported to stockholders is not clear under current law. Although the law is unclear, the IRS has taken the position that a REIT is taxable at the highest federal corporate income tax rate on the portion of any excess inclusion income that it derives from an equity interest in a TMP equal to the percentage of its stock that is held in record name by “disqualified organizations.” See “-Taxation of Our Company and NRF” for a discussion of “disqualified organizations.” To the extent that our stock owned by “disqualified organizations” is held in street name by a broker/dealer or other nominee, the broker/dealer or nominee would be liable for a tax at the highest federal corporate income tax rate on the portion of our excess inclusion income, if any, allocable to the stock held on behalf of the disqualified organizations. See “-Taxation of Our Company and NRF” for a discussion of “disqualified organizations.” A regulated investment company or other pass‑through entity owning our stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to their record name owners that are disqualified organizations. Tax‑exempt investors, foreign investors, taxpayers with net operating losses, regulated investment companies, pass‑through entities and broker‑dealers and other nominees should carefully consider the tax consequences described above and are urged to consult their tax advisors in connection with their decision to invest in or hold our stock.
If one of our subsidiary partnerships (not wholly‑owned by us directly or indirectly through one or more disregarded entities), were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes and would potentially be subject to federal corporate income tax. In addition, this characterization would alter our gross income and asset test calculations and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our and NRF’s qualification as REITs.
In general, we currently own and expect to own 100% of the equity in entities that are TMPs. Such entities will be held by us directly so that they are qualified REIT subsidiaries and their assets and liabilities are treated as our assets and liabilities. Consequently, the net income from such assets and liabilities would not be subject to corporate‑level tax, even if they were to be treated as a TMP, although the excess inclusion rules described above apply. However, as discussed above, we have concluded that our existing financings will not generate excess inclusion income in 2012 or any future year, and we have adopted a policy whereby we will not acquire any assets that will produce excess inclusion income for our stockholders. As a result, although no assurance can be provided, it is not expected that we will generate excess inclusion income.
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT. First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:

•	rents from real property;

•	interest on debt secured by mortgages on real property or on interests in real property;

•	dividends or other distributions on, and gain from the sale of, shares in other REITs;

•	gain from the sale of real estate assets;

•
income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

•
income derived from the temporary investment of new capital that is attributable to the issuance of our stock or a public offering of our debt with a maturity date of at least five years and that we receive during the one‑year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities or any combination of these. Gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business and cancellation of indebtedness, or COD, income is excluded from both the numerator and the denominator in both income tests. In addition, income and gain from “qualified hedging transactions,” as defined in “-Hedging Transactions,” that are clearly and timely identified as such are excluded from both the numerator and the denominator for purposes of the 95% gross income test and for “qualified hedging transactions” entered into after July 30, 2008, the 75% gross income test. In addition, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests. See “-Foreign Currency Gain.” The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property. Rent that we receive from our real property will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if the following conditions are met:

•
First, the rent must not be based, in whole or in part, on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of receipts or sales.

•
Second, rents we receive from a “related party tenant” will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS, and either: (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space; or (ii) the TRS leases a qualified lodging facility or qualified health care property and engages an eligible independent contractor (as defined above in “-Taxable REIT Subsidiaries”) to operate such facility or property on its behalf. A tenant is a related party tenant if the REIT, or an actual or constructive owner of 10% or more of the REIT, actually or constructively owns 10% or more of the tenant.

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Third, if rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. However, if the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

•
Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we may provide services directly to tenants if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the stock of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income for the related properties. See “-Taxable REIT Subsidiaries.”

As described above under “-Taxable REIT Subsidiaries,” we currently own a portfolio of lodging facilities through a RIDEA structure, and Ranger REIT owns a portfolio of senior living facilities through a RIDEA structure.  As noted above, we believe that the rent we and Ranger REIT will receive from the operating lessees under these RIDEA structures will qualify as “rents from real property” for purposes of the gross income tests applicable to REITs.
Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based, in whole or in part, on the income or profits of any person. However, interest generally includes the following:

•	an amount that is based on a fixed percentage or percentages of receipts or sales; and

•
an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from the real property securing the debt from leasing substantially all of its interest in the property and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.
If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.
Interest on debt secured by mortgages on real property or on interests in real property, including, for this purpose, prepayment penalties, loan assumption fees and late payment charges that are not compensation for services, generally is qualifying income for purposes of the 75% gross income test. In general, under applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan determined as of: (i) the date we agreed to acquire or originate the loan; or (ii) as discussed further below, in the event of a “significant modification,” the date we modified the loan, then a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will likely be a non‑qualifying asset for purposes of the 75% asset test. The non‑qualifying portion of such a loan would be subject to, among other requirements, the 10% value test. See “-Asset Tests” below.
We originate and acquire mezzanine loans, which are loans secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. In Revenue Procedure 2003‑65, the IRS established a safe harbor under which loans secured by a first priority security interest in ownership interests in a partnership or limited liability company owning real property will be treated as real estate assets for purposes of the REIT asset tests described below, and interest derived from those loans will be treated as qualifying income for both the 75% and 95% gross income tests, provided several requirements are satisfied.
Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Moreover, our mezzanine loans typically do not meet all of the requirements for reliance on the safe harbor. To the extent any mezzanine loans that we originate or acquire do not qualify for the safe harbor described above, the interest income from the loans will be qualifying income for purposes of the 95% gross income test, but there is a risk that such interest income will not be qualifying income for purposes of the 75% gross income test. We have invested, and will continue to invest, in mezzanine loans in a manner that will enable us to continue to satisfy the REIT gross income and asset tests.
We and our subsidiaries also hold certain participation interests, or subordinated mortgage interests, in mortgage loans and mezzanine loans originated by other lenders. A subordinated mortgage interest is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations, which will be a first loss position in the event of a default by the borrower. We believe that our (and our subsidiaries’) participation interests qualify as real estate assets for purposes of the REIT asset tests described below and that interest derived from such investments generally will be treated as qualifying interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of our participation interests.
Many of the terms of our mortgage loans, mezzanine loans and subordinated mortgage interests and the loans supporting our mortgage‑backed securities have been modified and may in the future be modified. Under the Code, if the terms of a loan are modified in a manner constituting a “significant modification,” such modification triggers a deemed exchange of the original loan for the modified loan. IRS Revenue Procedure 2011‑16 provides a safe harbor pursuant to which we will not be required to redetermine the fair market value of the real property securing a loan for purposes of the gross income and asset tests in connection with a loan modification that is: (i) occasioned by a borrower default; or (ii) made at a time when we reasonably believe that the modification to the loan will substantially reduce a significant risk of default on the original loan. No assurance can be provided all of our loan modifications have or will qualify for the safe harbor in Revenue Procedure 2011‑16. To the extent we significantly modify loans in a manner that does not qualify for that safe harbor, we will be required to redetermine the value of the real property securing the loan at the time it was significantly modified. In determining the value of the real property securing such a loan, we generally will not obtain third‑party appraisals but rather will rely on internal valuations. No assurance can be provided that the IRS will not successfully challenge our internal valuations. If the terms of our mortgage loans, mezzanine loans and subordinated mortgage interests and loans supporting our mortgage‑backed securities are significantly modified in a manner that does not qualify for the safe harbor in Revenue Procedure 2011‑16 and the fair market value of the real property securing such loans has decreased significantly, we could fail the 75% gross income test, the 75% asset test and/or the 10% value test.
We and our subsidiaries have also acquired distressed mortgage loans. Revenue Procedure 2011‑16 provides that the IRS will treat distressed mortgage loans acquired by a REIT that are secured by real property and other property as producing in part non‑qualifying income for the 75% gross income test. Specifically, Revenue Procedure 2011‑16 indicates that interest income on such a distressed mortgage loan will be treated as qualifying income based on the ratio of: (i) the fair market value of the real property securing the debt determined as of the date the REIT committed to acquire the loan; and (ii) the face amount of the loan (and not the purchase price or current value of the loan). The face amount of a distressed mortgage loan will typically exceed the fair market value of the real property securing the mortgage loan on the date the REIT commits to acquire the loan. We have and will invest in distressed mortgage loans in a manner that consistent with maintaining our qualification as a REIT.
We and our subsidiaries have entered into sale and repurchase agreements under which we nominally sold certain of our mortgage assets to a counterparty and simultaneously entered into an agreement to repurchase the sold assets. Based on positions the IRS has taken in analogous situations, we believe that we will be treated for purposes of the REIT gross income and asset tests (see “-Asset Tests” below) as the owner of the mortgage assets that are the subject of any such agreement notwithstanding that we transferred record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the mortgage assets during the term of the sale and repurchase agreement, in which case our ability to qualify as a REIT could be adversely affected.
Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, including Ranger REIT, will be qualifying income for purposes of both gross income tests.
We and NRF treat certain income inclusions received with respect to equity investments in foreign TRSs as qualifying income for purposes of the 95% gross income test but not the 75% gross income test. The IRS has issued several private letter rulings to other taxpayers concluding that similar income inclusions will be treated as qualifying income for purposes of the 95% gross income test. Those private letter rulings can only be relied upon by the taxpayers to whom they were issued. No assurance can be provided that the IRS will not successfully challenge our treatment of such income inclusions.
Proposed Distribution of Asset Management Business. On December 10, 2013, we announced that our board of directors unanimously approved a plan to spin‑off NSAM, which will own our asset management business, into a separate publicly‑traded company in the form of a tax‑free distribution, or the Proposed Distribution. It is expected that the Proposed Distribution will be completed on or about June 30, 2014.
In connection with the Proposed Distribution, we expect to receive opinions of counsel to the effect that, among other things, the Proposed Distribution should be treated as a tax‑deferred distribution under Section 355 of the Code. We do not intend to consummate the Proposed Distribution unless we receive those opinions of counsel. We have not sought, and will not receive, a private letter ruling from the IRS regarding the tax consequences of the Proposed Distribution. The opinions we receive will be based on our representations and certain assumptions. If the representations or assumptions are untrue or incomplete in any material respect, the Proposed Distribution may not be treated as a tax‑deferred transaction. Moreover, the opinions we receive will be based on existing federal income tax law, which is subject to change, possibly on a retroactive basis, and will not be not binding on the IRS or any court. Accordingly, no assurance can be provided that the opinions we receive will not be successfully challenged by the IRS.
If the Proposed Distribution does not qualify as a tax‑deferred distribution for federal income tax purposes, we would recognize taxable gain equal to the excess of the fair market value of the NSAM common stock distributed over our adjusted tax basis in such stock. The gain from that taxable sale may cause us to fail to satisfy the 75% gross income test. Unless that failure qualifies for a statutory “REIT savings provision,” we will fail to qualify as a REIT for the year in which the Proposed Distribution occurred and we would be prohibited from electing REIT status for the following four taxable years. See “-Failure to Satisfy the Gross Income Tests” below.
Even if the Proposed Distribution otherwise qualifies as a tax‑deferred distribution, it might be taxable to us under Section 355(e) of the Code if 50% or more of either the total voting power or the total fair market value of the our stock or the NSAM stock is acquired as part of a plan or series of related transactions that include the Proposed Distribution. We do not intend for NSAM to be acquired pursuant to such a plan or series of related transactions. If Section 355(e) of the Code applies as a result of such an acquisition, we would recognize a taxable gain as described above.
Fee Income. We receive various fees in connection with our operations. Fee income will be qualifying income for purposes of both the 75% and 95% gross income tests if it is received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees, such as origination and servicing fees, fees for acting as a broker‑dealer and fees for managing investments for third parties, are not qualifying income for purposes of either gross income test. Any fees earned by a TRS are not included for purposes of the gross income tests.
Hedging Transactions. From time to time, we and our subsidiaries enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps and floors, options to purchase such items, and futures and forward contracts. Income and gain from “qualified hedging transactions” is excluded from gross income for purposes of the 95% gross income test, and, for hedging transactions entered into after July 30, 2008, the 75% gross income test. A “qualified hedging transaction” means either: (i) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets; and (ii) for transactions entered into after July 30, 2008, any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain). We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated or entered into and to satisfy other identification requirements in order to be treated as a qualified hedging transaction. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
COD Income. From time to time, we and our subsidiaries recognize COD income in connection with repurchasing debt at a discount. COD income is excluded from gross income for purposes of both the 75% and 95% gross income tests.
Foreign Currency Gain. Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. Because passive foreign exchange gain includes real estate foreign exchange gain, real estate foreign exchange gain is excluded from gross income for purposes of both the 75% and 95% gross income tests. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Prohibited Transactions. A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. We believe that none of our assets are held primarily for sale to customers and that a sale of any of our assets will not be in the ordinary course of our business. Whether a REIT holds an asset “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular asset. A safe harbor to the characterization of the sale of property by a REIT as a prohibited transaction and the 100% prohibited transaction tax is available if the following requirements are met:

•	the REIT has held the property for not less than two years;

•
the aggregate expenditures made by the REIT, or any partner of the REIT, during the two‑year period preceding the date of the sale that are includable in the basis of the property do not exceed 30% of the selling price of the property;

•
either: (i) during the year in question, the REIT did not make more than seven sales of property other than foreclosure property or sales to which Section 1033 of the Code applies; (ii) the aggregate adjusted bases of all such properties sold by the REIT during the year did not exceed 10% of the aggregate bases of all of the assets of the REIT at the beginning of the year; or (iii) the aggregate fair market value of all such properties sold by the REIT during the year did not exceed 10% of the aggregate fair market value of all of the assets of the REIT at the beginning of the year;

•	in the case of property not acquired through foreclosure or lease termination, the REIT has held the property for at least two years for the production of rental income; and

•
if the REIT has made more than seven sales of non‑foreclosure property during the taxable year, substantially all of the marketing and development expenditures with respect to the property were made through an independent contractor from whom the REIT derives no income.

We will attempt to comply with the terms of that safe harbor when disposing of assets. We cannot assure you, however, that we can comply with that safe harbor or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Foreclosure Property. We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions recognized, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:

•
that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or default was imminent on a lease of such property or on indebtedness that such property secured;

•	for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

•	for which the REIT makes a proper election to treat the property as foreclosure property.
A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee‑in‑possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year following the taxable year in which the REIT acquired the property or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:

•
on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

•
on which any construction takes place on the property, other than completion of a building or any other improvement, where more than 10% of the construction was completed before default became imminent; or

•
which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

We have acquired various properties as a result of foreclosure or when foreclosure was imminent and may make foreclosure property elections with respect to some or all of those properties.
Failure to Satisfy the Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the federal income tax laws. Those relief provisions are available if:

•	our failure to meet those tests is due to reasonable cause and not to willful neglect; and

•	following such failure for any taxable year, we file a schedule of the sources of our income with the IRS.
We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “-Taxation of Our Company and NRF,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test, in each case, multiplied by a fraction intended to reflect our profitability.
Asset Tests
To maintain our qualification as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:

•	cash or cash items, including certain receivables and money market funds;

•	government securities;

•	interests in real property, including leaseholds and options to acquire real property and leaseholds;

•	interests in mortgage loans secured by real property;

•	stock in other REITs;

•
investments in stock or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term; and

•
regular or residual interests in a REMIC. However, if less than 95% of the assets of a REMIC consists of assets that are qualifying real estate-related assets under the federal income tax laws, determined as if we held such assets, we will be treated as holding directly our proportionate share of the assets of such REMIC.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power or value of any one issuer’s outstanding securities, or the 10% vote or value test.
Fourth, no more than 25% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs and other non‑TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.
For purposes of the 5% asset test, the 10% vote or value test and the 25% securities test, the term “securities” does not include stock in another REIT, equity or debt securities of a qualified REIT subsidiary or, in the case of the 5% asset test and 10% vote or value test, TRS debt or equity, mortgage loans or mortgage‑backed securities that constitute real estate assets, or equity interests in a partnership. For purposes of the 10% value test, the term “securities” does not include:

•
“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if: (i) the debt is not convertible, directly or indirectly, into equity; and (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any TRS in which we own more than 50% of the voting power or value of the shares hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

◦
a contingency relating to the time of payment of interest or principal, as long as either: (i) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield; or (ii) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

◦	a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice;

•	Any loan to an individual or an estate;

•	Any “section 467 rental agreement” other than an agreement with a related party tenant;

•	Any obligation to pay “rents from real property”;

•	Certain securities issued by governmental entities;

•	Any security issued by a REIT;

•
Any debt instrument issued by an entity treated as a partnership for federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

•
Any debt instrument issued by an entity treated as a partnership for federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “-Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.

We believe that our holdings of securities and other assets comply with the foregoing asset tests, and we intend to monitor compliance on an ongoing basis. However, independent appraisals have not been obtained to support our conclusions as to the value of our assets or the value of any particular security or securities. Moreover, values of some assets, including instruments issued in CDO transactions, may not be susceptible to a precise determination, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for federal income tax purposes may be uncertain in some circumstances, which could affect the application of the asset tests. As described above, Revenue Procedure 2003‑65 provides a safe harbor pursuant to which certain mezzanine loans secured by a first priority security interest in ownership interests in a partnership or limited liability company will be treated as qualifying assets for purposes of the 75% asset test (and therefore, are not subject to the 5% asset test and the 10% vote or value test). See “-Gross Income Tests.” Although our mezzanine loans typically do not qualify for that safe harbor, we believe our mezzanine loans should be treated as qualifying assets for the 75% asset test or should be excluded from the definition of securities for purposes of the 10% vote or value test. We will continue to make mezzanine loans only to the extent such loans will not cause us to fail the asset tests described above. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the asset tests. As noted above, we recently acquired Ranger REIT, and we may invest in the stock of other entities that intend to qualify as REITs. We believe that any stock that we have or will acquire in other REITs will be qualifying assets for purposes of the 75% asset test. If a REIT in which we own stock fails to qualify as a REIT in any year, however, the stock in such REIT will not be a qualifying asset for purposes of the 75% asset test. Instead, we would be subject to the 5% asset test, the 10% vote or value test and the 25% securities test described above with respect to our investment in such a disqualified REIT. Consequently, if a REIT in which we own stock fails to qualify as a REIT, we could fail one or more of the asset tests described above. To the extent we invest in other REITs, we intend to do so in a manner that will enable us to continue to satisfy the REIT asset tests.
As discussed above in “-Gross Income Tests,” we and our subsidiaries invest in distressed mortgage loans. In general, under the applicable Treasury Regulations, if a loan is secured by real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of: (i) the date we agreed to acquire or originate the loan; or (ii) in the event of a significant modification, the date we modified the loan, then a portion of the interest income from such a loan will not be qualifying income for purposes of the 75% gross income test but will be qualifying income for purposes of the 95% gross income test. Although the law is not entirely clear, a portion of the loan will also likely be a non‑qualifying asset for purposes of the 75% asset test. The non‑qualifying portion of such a loan would be subject to, among other requirements, the 10% vote or value test. IRS Revenue Procedure 2011‑16 provides a safe harbor under which the IRS has stated that it will not challenge a REIT’s treatment of a loan as being, in part, a qualifying real estate asset in an amount equal to the lesser of: (i) the fair market value of the real property securing the loan determined as of the date the REIT committed to acquire the loan; or (ii) the fair market value of the loan on the date of the relevant quarterly REIT asset testing date. Under the safe harbor, when the current value of a distressed mortgage loan exceeds the fair market value of the real property that secures the loan, determined as of the date we committed to acquire or originate the loan, the excess will be treated as a non‑qualifying asset. Accordingly, an increasing portion of a distressed mortgage loan will be treated as a non‑qualifying asset as the value of the distressed mortgage loan increases. We intend to continue to invest in distressed mortgage loans in a manner consistent with maintaining our qualification as a REIT.
We intend to continue monitoring the status of our assets for purposes of the various asset tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:

•	we satisfied the asset tests at the end of the preceding calendar quarter; and

•
the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non‑qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If at the end of any calendar quarter we violate the 5% asset test or the 10% vote or value test described above, we will not lose our REIT qualification if: (i) the failure is de minimis (up to the lesser of 1% of our assets or $10 million); and (ii) we dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our qualification as a REIT if we: (i) dispose of assets or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure; (ii) file a description of each asset causing the failure with the IRS; and (iii) pay a tax equal to the greater of $50,000 or 35% of the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

Distribution Requirements
Each taxable year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to the sum of:

•	90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss; and

•	90% of our after‑tax net income, if any, from foreclosure property; minus

•	the sum of certain items of non‑cash income.
Generally, we must pay such distributions in the taxable year to which they relate, or in the following taxable year if: (i) we declare the distribution before we timely file our federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration; or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
We will pay federal income tax on taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:

•	85% of our REIT ordinary income for such year;

•	95% of our REIT capital gain income for such year; and

•	any undistributed taxable income from prior periods, we will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
We may elect to retain and pay income tax on the net long‑term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We have made, and we intend to continue to make, timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.
We believe that NRFLP properly elected to defer, under Section 108(i) of the Code, the recognition of COD income generated from repurchasing its debt at a discount. If the IRS successfully challenges NRFLP’s ability to make that election, NRF may be treated as having failed to pay sufficient dividends to satisfy the 90% distribution requirement and/or avoid the corporate income tax and the 4% nondeductible excise tax. NRF may be required to correct any failure to meet the 90% distribution requirement by paying deficiency dividends (as further described below) to its stockholders and an interest charge to the IRS in a later year.
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. See, for example, the discussion of excess inclusion income above in “-Taxable Mortgage Pools.” Other potential sources of non‑cash taxable income include gain recognized on the deemed exchange of distressed debt that has been modified, real estate and securities that have been financed through securitization structures, such as the CDO structure, which require some or all of available cash flows to be used to service borrowings, loans or mortgage‑backed securities that we hold that have been issued at a discount and require the accrual of taxable economic interest in advance of its receipt in cash and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, it might be necessary to arrange borrowings or other means of raising capital to meet the distribution requirements. Additionally, we may, if possible, pay taxable dividends of our stock or debt to meet the distribution requirements.
Pursuant to Revenue Procedure 2010‑12, the IRS created a temporary safe harbor authorizing publicly‑traded REITs to make elective cash/stock dividends. That safe harbor has expired. However, the IRS has issued private letter rulings to other REITs granting similar treatment to elective cash/stock dividends. Those rulings may only be relied upon by the taxpayers to whom they were issued, but we could request a similar ruling from the IRS. Accordingly, it is unclear whether and to what extent we will be able to pay taxable dividends payable in cash and stock in later years. NRF previously made taxable distributions of NRF common stock pursuant to Revenue Procedure 2010‑12. We have no current intention to make a taxable dividend payable in our stock.

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding shares of beneficial interest. We have complied, and we intend to continue to comply, with these requirements.
Failure to Qualify
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “-Gross Income Tests” and “-Asset Tests.”
If we fail to qualify as a REIT in any taxable year, and no relief provision applies, we would be subject to federal income tax and any applicable alternative minimum tax on our taxable income at regular corporate rates. In calculating our taxable income in a year in which we fail to qualify as a REIT, we would not be able to deduct amounts paid out to stockholders. In fact, we would not be required to distribute any amounts to stockholders in that year. In such event, to the extent of our current and accumulated earnings and profits, distributions to most stockholders taxed at individual rates would generally be taxable at capital gains tax rates. Subject to certain limitations of the federal income tax laws, corporate stockholders might be eligible for the dividends received deduction. Unless we qualified for relief under specific statutory provisions, we also would be disqualified from taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT. We cannot predict whether in all circumstances we would qualify for such statutory relief.
Taxation of Taxable U.S. Stockholders
Taxation of U.S. Stockholders on Distributions on Our Capital Stock. As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long‑term capital gain. For purposes of determining whether a distribution is made out of our current or accumulated earnings and profits, our earnings and profits will be allocated first to our preferred stock dividends and then to our common stock dividends.
Dividends paid to corporate U.S. stockholders will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the 20% tax rate for qualified dividend income. The maximum tax rate for qualified dividend income is 20%. Qualified dividend income generally includes dividends paid to U.S. stockholders taxed at individual rates by domestic C corporations and certain qualified foreign corporations. Because we are not generally subject to federal income tax on the portion of our REIT taxable income distributed to our stockholders (see “-Taxation of Our Company and NRF” above), our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher federal income tax rate applicable to ordinary income, which is a maximum rate of 39.6%. However, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends to the extent attributable: (i) to dividends received by us from non-REIT corporations, such as domestic TRSs; and (ii) to the extent attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our net taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our capital stock for more than 60 days during the 121‑day period beginning on the date that is 60 days before the date on which our capital stock become ex‑dividend. In addition, dividends paid to certain individuals, trusts and estates whose income exceeds certain levels are subject to a 3.8% Medicare tax.
A U.S. stockholder generally will take into account as long‑term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our capital stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “-Capital Gains and Losses.” A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
We may elect to retain and pay income tax on the net long‑term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long‑term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its stock by the amount of its proportionate share of our undistributed long‑term capital gain, minus its share of the tax we paid.

To the extent that we make a distribution in excess of our current and accumulated earnings and profits, such distribution will not be taxable to a U.S. stockholder to the extent that it does not exceed the adjusted tax basis of the U.S. stockholder’s stock. Instead, such distribution will reduce the adjusted tax basis of our capital stock. To the extent that we make a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted tax basis in our capital stock, such stockholder will recognize long-term capital gain or short-term capital gain if our capital stock has been held for one year or less, assuming the Company common stock is a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution shall be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
Stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, we would carry over such losses for potential offset against our future income. Taxable distributions from us and gain from the disposition of our capital stock will not be treated as passive activity income, and therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the stockholder is a limited partner to offset income they derive from our stock, against such income. In addition, taxable distributions from us and gain from the disposition of our capital stock generally may be treated as investment income for purposes of the investment interest limitations (although any capital gains so treated will not qualify for the lower 20% tax rate applicable to capital gains of U.S. stockholders taxed at individual rates). We will notify stockholders after the close of our taxable year as to the portions of our distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Taxation of U.S. Stockholders on the Disposition of Our Capital Stock. In general, a U.S. stockholder who is not a dealer in securities must treat any gain or loss realized upon a taxable disposition of our capital stock as long‑term capital gain or loss if the U.S. stockholder has held our capital stock for more than one year and otherwise as short‑term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of our capital stock held by such stockholder for six months or less as a long‑term capital loss to the extent of any actual or deemed distributions from us that such U.S. stockholder previously has characterized as long‑term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our capital stock may be disallowed if the U.S. stockholder purchases other shares of our capital stock within 30 days before or after the disposition.
Taxation of U.S. Stockholders on a Redemption of Our Preferred Stock. A redemption of our preferred stock will be treated under Section 302 of the Code as a distribution that is taxable as dividend income (to the extent of our current or accumulated earnings and profits), unless the redemption satisfies certain tests set forth in Section 302(b) of the Code enabling the redemption to be treated as a sale of the preferred stock (in which case the redemption will be treated in the same manner as a sale described above in "-Taxation of U.S. Stockholders on the Disposition of our Stock"). The redemption will satisfy such tests if it: (1) is "substantially disproportionate" with respect to the U.S. stockholder's interest in our capital stock; (2) results in a "complete termination" of the U.S. stockholder's interest in all classes of our capital stock; or (3) is "not essentially equivalent to a dividend" with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, stock considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as stock actually owned, generally must be taken into account. Because the determination as to whether any of the three alternative tests of Section 302(b) of the Code described above will be satisfied with respect to any particular U.S. stockholder of our preferred stock depends upon the facts and circumstances at the time that the determination must be made, you are urged to consult your tax advisors to determine such tax treatment. If a redemption of our preferred stock does not meet any of the three tests described above, the redemption proceeds will be treated as a distribution, as described above in "-Taxation of U.S. Stockholders on the Distributions of Our Stock." In that case, a U.S. stockholder's adjusted tax basis in the redeemed preferred stock will be transferred to such U.S. stockholder's remaining stock holdings in us. If the U.S. stockholder does not retain any of our shares, such basis could be transferred to a related person that holds our stock or it may be lost.
Under proposed Treasury Regulations, if any portion of the amount received by a U.S. stockholder on a redemption of any class of our preferred stock is treated as a distribution with respect to our capital stock but not as a taxable dividend, then such portion will be allocated to all stock of the redeemed class held by the redeemed stockholder just before the redemption on a pro-rata, share-by-share, basis. The amount applied to each share will first reduce the redeemed U.S. stockholder's basis in that share and any excess after the basis is reduced to zero will result in taxable gain. If the redeemed stockholder has different bases in its shares, then the amount allocated could reduce some of the basis in certain shares while reducing all the basis and giving rise to taxable gain in others. Thus, the redeemed U.S. stockholder could have gain even if such U.S. stockholder's basis in all its shares of the redeemed class exceeded such portion.
The proposed Treasury Regulations permit the transfer of basis in the redeemed shares of preferred stock to the redeemed U.S. stockholder's remaining, unredeemed shares of preferred stock of the same class (if any), but not to any other class of shares held (directly or indirectly) by the redeemed U.S. stockholder. Instead, any unrecovered basis in the redeemed shares of preferred stock would be treated as a deferred loss to be recognized when certain conditions are satisfied. The proposed

Treasury Regulations would be effective for transactions that occur after the date the regulations are published as final Treasury Regulations. There can, however, be no assurance as to whether, when and in what particular form such proposed Treasury Regulations will ultimately be finalized.
Taxation of U.S. Stockholders on the Conversion of Our Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. Except as provided below: (i) a U.S. stockholder generally will not recognize gain or loss upon the conversion of our Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock into our common stock; and (ii) a stockholder's basis and holding period in our common stock received upon conversion generally will be the same as those of the converted our Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock (but the basis will be reduced by the portion of adjusted tax basis allocated to any fractional share exchanged for cash). Cash received upon conversion in lieu of a fractional share generally will be treated as a payment in a taxable exchange for such fractional share and gain or loss will be recognized on the receipt of cash in an amount equal to the difference between the amount of cash received and the adjusted tax basis allocable to the fractional share deemed exchanged. This gain or loss will be long-term capital gain or loss if the U.S. stockholder has held our Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock for more than one year at the time of conversion. U.S. stockholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such holder exchanges shares received on a conversion of our Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock for cash or other property.
In addition, if a U.S. stockholder receives the Alternative Form Consideration (as defined in the Articles Supplementary for our Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) (in lieu of shares of our common stock) in connection with the conversion of the stockholder's shares of our Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, the tax treatment of the receipt of any such other consideration will depend on a number of factors, including the nature of the consideration and the structure of the transaction that gives rise to the Change of Control, and it may be a taxable exchange. U.S. stockholders converting their shares of our Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock should consult their tax advisors regarding the federal income tax consequences of any such conversion and of the ownership and disposition of the consideration received upon such conversion.
Capital Gains and Losses. A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long‑term capital gain or loss. The highest marginal individual income tax rate is currently 39.6%. However, the maximum tax rate on long-term capital gain applicable to U.S. stockholders taxed at individual rates is 20%. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25% computed on the lesser of the total amount of the gain or the accumulated Section 1250 depreciation. In addition, capital gains recognized by certain individuals, trusts and estates whose income exceeds certain thresholds are subject to a 3.8% Medicare tax. With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is taxable to our U.S. stockholders taxed at individual rates at a 20% or 25% rate. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of capital losses. A non‑corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non‑corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Taxation of Tax‑Exempt Stockholders
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts and annuities, generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. While many investments in real estate generate UBTI, the IRS has issued a published ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI, provided that the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax‑exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance its investment in our capital stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt‑financed property” rules. In addition, our dividends that are attributable to excess inclusion income, if any, will constitute UBTI in the hands of most tax‑exempt stockholders. See “-Requirements for Qualification-Taxable Mortgage Pools.” Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our stock is required to treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income that we derives from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our stock only if:

•	the percentage of our dividends that the tax‑exempt trust would be required to treat as UBTI is at least 5%;

•
we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our stock be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our stock in proportion to their actuarial interests in the pension trust (see “-Requirements for Qualification”); and

•
either: (i) one pension trust owns more than 25% of the value of our stock; or (ii) a group of pension trusts individually holding more than 10% of the value of our stock collectively owns more than 50% of the value of our stock.

Taxation of Non‑U.S. Stockholders
The rules governing U.S. federal income taxation of Non‑U.S. stockholders that own our capital stock, or non‑U.S. stockholders, are complex. This section is only a summary of such rules. We urge non‑U.S. stockholders to consult their tax advisors to determine the impact of federal, state, local and foreign income tax laws on the ownership our capital stock, including any reporting requirements.
A non‑U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Our dividends that are attributable to excess inclusion income will be subject to the 30% withholding tax, without reduction for any otherwise applicable income tax treaty. See “-Requirements for Qualification-Taxable Mortgage Pools.” If a distribution is treated as effectively connected with the non‑U.S. stockholder’s conduct of a U.S. trade or business, the non‑U.S. stockholder generally will be subject to federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non‑U.S. stockholder that is a corporation also may be subject to the 30% branch profits tax with respect to the distribution. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non‑U.S. stockholder unless either:

•	a lower treaty rate applies and the non‑U.S. stockholder files an IRS Form W‑8BEN evidencing eligibility for that reduced rate with us; or

•	the non‑U.S. stockholder files an IRS Form W‑8ECI with us claiming that the distribution is effectively connected income.
A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of our capital stock. Instead, the excess portion of such distribution will reduce the adjusted basis of our capital stock. A non‑U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock, if the non‑U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non‑U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
If we are treated as a “United States real property holding corporation,” as described below, we will be required to withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% on the entire amount of any distribution, to the extent that we do not do so, we may withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.
For payments after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our stock received by certain non‑U.S. stockholders if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our stock received after December 31, 2016 by certain non‑U.S. stockholders. If payment of withholding taxes is required, non‑ U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect of such dividends and proceeds will be required to seek a refund from the IRS to obtain the benefit or such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld.
For any year in which we qualify as a REIT, a non‑U.S. stockholder will incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under the FIRPTA. A USRPI includes certain interests in real property and stock in

“United States real property holding corporations,” which are corporations at least 50% of whose assets consist of interests in real property. Under FIRPTA, a non‑U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. business of the non‑U.S. stockholder. A non‑U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non‑U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non‑U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
Capital gain distributions to a non‑U.S. stockholder that are attributable to our sale of real property will be treated as ordinary dividends rather than as gain from the sale of a USRPI, as long as: (i) the applicable class of our capital stock “regularly traded” on an established securities market in the United States; and (ii) the non-U.S. stockholder did not own more than 5% of the applicable class of our capital stock at any time during the one-year period prior to the distribution. As a result, non-U.S. stockholders owning 5% or less of an applicable class of our capital stock generally will be subject to withholding tax on such capital gain distributions in the same manner as they are subject to withholding tax on ordinary dividends. We expect that our common stock and all classes of our preferred stock will be regularly traded on an established securities market in the United States following the merger. If an applicable class of our capital stock is not regularly traded on an established securities market in the United States or the non-U.S. stockholder owned more than 5% of that class of stock at any time during the one-year period prior to the distribution, capital gain distributions that are attributable to our sale of real property would be subject to tax under FIRPTA, as described in the preceding paragraph. Moreover, if a non-U.S. stockholder disposes of shares of a class of our capital stock during the 30-day period preceding a dividend payment, and such non-U.S. stockholder (or a person related to such non-U.S. stockholder) acquires or enters into a contract or option to acquire that class of stock within 61 days of the first day of the 30 day period described above, and any portion of such dividend payment would, but for the disposition, be treated as a USRPI capital gain to such non-U.S. stockholder, then such non-U.S. stockholder shall be treated as having USRPI capital gain in an amount that, but for the disposition, would have been treated as USRPI capital gain.
Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of our capital stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. stockholder’s proportionate share of such tax paid by is exceeds its actual federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis.
A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain realized upon a disposition of our capital stock as long as we: (i) are not a “United States real property holding corporation” during a specified testing period; or (ii) are a domestically controlled qualified investment entity. We believe that we currently are not a “United States real property holding corporation” but no assurance can be provided that we will not become a “United States real property holding corporation” in the future. In addition, we believe that we currently are a domestically controlled qualified investment entity, but because our common stock and all classes of our preferred stock will be publicly traded following the merger, we cannot assure you that we are or will be a domestically controlled qualified investment entity in the future. However, even if we were a “United States real property holding corporation” and we were not a domestically controlled qualified investment entity, a non-U.S. stockholder that owned, actually or constructively, 5% or less of an applicable class of our capital stock at all times during a specified testing period would not incur tax under FIRPTA if that class of stock is “regularly traded” on an established securities market. Because we expect that our capital stock, Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock will be regularly traded on an established securities market following the merger, a non-U.S. stockholder will not incur tax under FIRPTA with respect to any such gain unless it owns, actually or constructively, more than 5% of the applicable class of our capital stock. If the gain on the sale of our stock were taxed under FIRPTA, a non-U.S. stockholder would be taxed in the same manner as U.S. stockholders with respect to such gain, subject to applicable alternative minimum tax or, a special alternative minimum tax in the case of nonresident alien individuals. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax when received by a non-U.S. stockholder that is a corporation. Furthermore, a non-U.S. stockholder will incur tax on gain not subject to FIRPTA if: (i) the gain is effectively connected with the non-U.S. stockholder’s U.S. trade or business, in which case the non‑U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain; or (ii) the non‑U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, in which case the non-U.S. stockholder will incur a 30% tax on his capital gains.
The conversion of our Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock into our common stock may be a taxable exchange for a non-U.S. stockholder if our Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, constitutes a USRPI. Even if our Series C Preferred Stock, Series D Preferred Stock or Series E

Preferred Stock does constitute a USRPI, provided our common stock also constitutes a USRPI, a non-U.S. stockholder generally will not recognize gain or loss upon a conversion of our Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock, as applicable, into our common stock so long as certain FIRPTA-related reporting requirements are satisfied. If our Series C Preferred Stock, Series D Preferred Stock or Series E Preferred Stock does constitute a USRPI and such requirements are not satisfied, however, a conversion will be treated as a taxable exchange of our Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, as applicable, for our common stock. Such a deemed taxable exchange will be subject to tax under FIRPTA at the rate of tax, including any applicable capital gains rates, that would apply to a domestic holder of the same type (e.g., an individual or a corporation, as the case may be) on the excess, if any, of the fair market value of such non-U.S. stockholder's Sub-REIT common stock received over such non-U.S. stockholder's adjusted basis in its converted Sub-REIT Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. Collection of such tax will be enforced by a refundable withholding tax at a rate of 10% of the value of our common stock in the conversion. Non-U.S. stockholders are urged to consult with their tax advisors regarding the federal income tax consequences of any transaction by which such stockholder exchanges shares received on a conversion of our Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock for cash or other property.
Information Reporting Requirements and Backup Withholding; Shares Held Offshore
We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 28% with respect to distributions unless the holder:

•	is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

•	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.
A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non‑foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non‑U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the net proceeds from a disposition or a redemption effected outside the United States by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the net proceeds from a disposition by a non-U.S. stockholder of our capital stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s federal income tax liability if certain required information is furnished to the IRS. Stockholders are urged consult their tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
For payments after June 30, 2014, a U.S. withholding tax at a 30% rate will be imposed on dividends paid on our capital stock received by U.S. stockholders who own their stock through foreign accounts or foreign intermediaries if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. In addition, if those disclosure requirements are not satisfied, a U.S. withholding tax at a 30% rate will be imposed on proceeds from the sale of our capital stock received after December 31, 2016 by U.S. stockholders who own their shares through foreign accounts or foreign intermediaries. We will not pay any additional amounts in respect of any amounts withheld.

Other Tax Consequences
Tax Aspects of Our Investments in Partnerships
The following discussion summarizes certain federal income tax considerations applicable to NRF’s investment in NRFLP and our direct or indirect investments in any subsidiary partnerships or limited liability companies that we form or acquire and that we intend to treat as partnerships for U.S. federal income tax purposes (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.
Classification as Partnerships. We are entitled to include in our income our distributive share of each Partnership’s income and to deduct our distributive share of each Partnership’s losses only if such Partnership is classified for federal income tax purposes as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) rather than as a corporation or an association taxable as a corporation. An unincorporated entity with at least two owners or members will be classified as a partnership, rather than as a corporation, for federal income tax purposes if it:

•	is treated as a partnership under the Treasury regulations relating to entity classification or the check‑the‑box regulations; and

•	is not a “publicly traded” partnership.
Under the check‑the‑box regulations, an unincorporated entity with at least two owners or members may elect to be classified either as an association taxable as a corporation or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership (or an entity that is disregarded for federal income tax purposes if the entity has only one owner or member) for federal income tax purposes. Each Partnership intends to be classified as a partnership for federal income tax purposes and no Partnership will elect to be treated as an association taxable as a corporation under the check‑the‑box regulations.
A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership will not, however, be treated as a corporation for any taxable year if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, 90% or more of the partnership’s gross income for such year consists of certain passive‑type income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the 90% passive income exception. Treasury regulations, or the PTP regulations, provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors, or the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if: (i) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act; and (ii) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if: (i) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership; and (ii) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100‑partner limitation. Each Partnership qualifies for the private placement exclusion. We have not requested, and do not intend to request, a ruling from the IRS that the Partnerships will be classified as partnerships for federal income tax purposes.
If for any reason a Partnership in which we owned more than 10% of the equity were taxable as a corporation, rather than as a partnership, for federal income tax purposes, we likely would not be able to qualify as a REIT unless we qualified for certain relief provisions. See “-Requirements for Qualification-Gross Income Tests” and “-Requirements for Qualification-Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “-Requirements for Qualification-Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners and its partners would be treated as stockholders for tax purposes. Consequently, such Partnership would be required to pay federal income tax at corporate rates on its net income and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.
Income Taxation of the Partnerships and their Partners
Partners, Not the Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.

Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the federal income tax laws governing partnership allocations. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain and loss are intended to comply with the requirements of the federal income tax laws governing partnership allocations.
Tax Allocations With Respect to Contributed Properties. Income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership in a tax‑deferred transaction in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution. The amount of such unrealized gain or unrealized loss, or built‑in gain or built‑in loss, respectively, is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution, or a book‑tax difference. Such allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners. The U.S. Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book‑tax difference and outlining several reasonable allocation methods.
Basis in Partnership Interest. Our adjusted tax basis in any Partnership generally is equal to:

•	the amount of cash and the basis of any other property contributed by us to the Partnership;

•	increased by our allocable share of the Partnership’s income and our allocable share of indebtedness of the Partnership; and

•
and reduced, but not below zero, by our allocable share of the Partnership’s loss and the amount of cash distributed to us, and by constructive distributions resulting from a reduction in our share of indebtedness of the Partnership.

If the allocation of our distributive share of the Partnership’s loss would reduce the adjusted tax basis of our partnership interest below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce our adjusted tax basis below zero. To the extent that the Partnership’s distributions or any decrease in our share of the indebtedness of the Partnership, which is considered a constructive cash distribution to the partners, reduce our adjusted tax basis below zero, such distributions will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long‑term capital gain.
Depreciation Deductions Available to Partnerships. The initial tax basis of property is the amount of cash and the basis of property given as consideration for the property. The Partnership’s initial basis in contributed properties acquired in exchange for units of the Partnership should be the same as the transferor’s basis in such properties on the date of acquisition. Although the law is not entirely clear, the Partnership generally will depreciate such property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. The Partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the Partnership, except to the extent that the Partnership is required under the federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed or revalued properties that results in our receiving a disproportionate share of such deductions.
Sale of a Partnership’s Property
Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long‑term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain or loss recognized by a Partnership on the disposition of contributed properties will be allocated first to the partners of the Partnership who contributed such properties to the extent of their built‑in gain or loss on those properties for federal income tax purposes. The partners’ built‑in gain or loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution. Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with their respective percentage interests in the Partnership.
Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon our ability to satisfy the income tests for qualification as a REIT. See “-Requirements for Qualification-

Gross Income Tests.” We, however, do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.
Legislative or Other Actions Affecting REITs
The present federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described herein are currently under review and are subject to change. Prospective stockholders are urged to consult with their tax advisors regarding the effect of potential changes to the federal tax laws on an investment in Company common stock.
State, Local and Foreign Taxes
We and/or you may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or a stockholder transacts business, owns property or resides. We own properties located in a number of jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders against their U.S. federal income tax liability. You should consult your tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in Company common stock.

HISTORICAL MARKET PRICES AND DIVIDEND INFORMATION
Market Information
There is currently no established public trading market for shares of our common or preferred stock. Substantially concurrent with the completion of the merger, we expect our common stock to be listed on the NYSE under the symbol “NRF” and we expect our Series A, B, C, D, and E preferred stock to be listed under the symbols “NRFPrA”, “NRFPrB”, “NRFPrC”, “NRFPrD” and “NRFPrE”, respectively.
Sub-REIT has historically distributed substantially all of its earnings to its parent by way of a dividend in respect of its common shares. This is not, however, indicative of how Sub-REIT will pay dividends going forward. NorthStar Realty common stock and each series of NorthStar Realty preferred stock is listed on the NYSE under the symbol “NRF” and shares of our common stock are expected to be listed on the NYSE under the same symbol following the merger. The following table sets forth, on a per share basis, for the periods indicated, cash dividends paid and the high and low sales price of shares of NorthStar Realty common stock as reported on the NYSE. The historical cash dividends paid by NorthStar Realty in respect of its shares are more indicative of the cash dividends to be paid by Sub-REIT following the merger. As of June 10, 2014, there was one holder of our common stock and 155 holders of NorthStar Realty’s common stock.

	NorthStar Realty Common Stock
Period	High	Low	Close	Dividend
2012
First Quarter	$5.78	$4.90	$5.41	$0.15
Second Quarter	$5.94	$4.95	$5.22	$0.16
Third Quarter	$6.43	$5.29	$6.36	$0.17
Fourth Quarter	$7.04	$5.74	$7.04	$0.18
2013
First Quarter	$9.66	$7.31	$9.48	$0.19
Second Quarter	$10.16	$8.30	$9.10	$0.20
Third Quarter	$10.02	$8.61	$9.28	$0.21
Fourth Quarter	$13.45	$9.15	$13.45	$0.25
2014
First Quarter	$16.31	$13.68	$16.14	$0.25
Second Quarter through June 10, 2014	$17.20	$14.67	$16.64	(1)
___________________________________

(1)	No dividend has yet been declared with respect to the second quarter of 2014.

The following tables set forth, on a per share basis, for the periods indicated, cash dividends paid and the high and low sales price of shares of NorthStar Realty preferred stock as reported on the NYSE. The NorthStar Realty Series C Preferred Stock was initially issued in the fourth quarter of 2012, the NorthStar Realty Series D Preferred Stock was initially issued in the second quarter of 2013 and the NorthStar Realty Series E Preferred Stock was initially issued in the second quarter of 2014.

	NorthStar Realty Series A Preferred Stock
Period	High	Low	Close	Dividend
2012
First Quarter	$24.89	$21.50	$24.74	$0.54688
Second Quarter	$24.90	$23.48	$24.18	$0.54688
Third Quarter	$25.00	$24.17	$24.83	$0.54688
Fourth Quarter	$25.75	$23.87	$24.60	$0.54688
2013
First Quarter	$25.71	$24.69	$25.61	$0.54688
Second Quarter	$26.13	$24.50	$25.45	$0.54688
Third Quarter	$25.76	$24.33	$24.54	$0.54688
Fourth Quarter	$25.14	$23.56	$24.05	$0.54688
2014
First Quarter	$25.75	$23.97	$25.29	$0.54688
Second Quarter through June 10, 2014	$25.74	$25.00	$25.16	$0.54688

	NorthStar Realty Series B Preferred Stock
Period	High	Low	Close	Dividend
2012
First Quarter	$23.72	$20.42	$23.10	$0.51563
Second Quarter	$23.64	$22.14	$23.18	$0.51563
Third Quarter	$24.85	$22.60	$23.48	$0.51563
Fourth Quarter	$24.23	$21.63	$23.64	$0.51563
2013
First Quarter	$25.28	$23.65	$24.92	$0.51563
Second Quarter	$25.50	$23.40	$24.60	$0.51563
Third Quarter	$25.00	$23.00	$23.48	$0.51563
Fourth Quarter	$24.00	$22.35	$22.69	$0.51563
2014
First Quarter	$24.74	$22.59	$24.63	$0.51563
Second Quarter through June 10, 2014	$25.23	$24.27	$24.59	$0.51563

	NorthStar Realty Series C Preferred Stock
Period	High	Low	Close	Dividend
2012
First Quarter	N/A	N/A	N/A	N/A
Second Quarter	N/A	N/A	N/A	N/A
Third Quarter	N/A	N/A	N/A	N/A
Fourth Quarter	$25.12	$23.21	$24.60	N/A
2013
First Quarter	$25.90	$24.67	$25.85	$0.76424
Second Quarter	$26.20	$24.41	$25.35	$0.55469
Third Quarter	$25.57	$24.10	$24.62	$0.55469
Fourth Quarter	$25.14	$23.76	$23.90	$0.55469
2014
First Quarter	$25.35	$23.93	$25.33	$0.55469
Second Quarter through June 10, 2014	$25.90	$25.02	$25.26	$0.55469

	NorthStar Realty Series D Preferred Stock
Period	High	Low	Close	Dividend
2012
First Quarter	N/A	N/A	N/A	N/A
Second Quarter	N/A	N/A	N/A	N/A
Third Quarter	N/A	N/A	N/A	N/A
Fourth Quarter	N/A	N/A	N/A	N/A
2013
First Quarter	N/A	N/A	N/A	N/A
Second Quarter	$25.40	$23.6	$24.80	$0.20660
Third Quarter	$25.46	$22.88	$24.18	$0.53125
Fourth Quarter	$24.50	$23.07	$23.30	$0.53125
2014
First Quarter	$24.95	$23.36	$24.88	$0.53125
Second Quarter through June 10, 2014	$25.44	$24.48	$24.93	$0.53125

NorthStar Realty Series E Preferred Stock
Period	High	Low	Close	Dividend
2012
First Quarter	N/A	N/A	N/A	N/A
Second Quarter	N/A	N/A	N/A	N/A
Third Quarter	N/A	N/A	N/A	N/A
Fourth Quarter	N/A	N/A	N/A	N/A
2013
First Quarter	N/A	N/A	N/A	N/A
Second Quarter	N/A	N/A	N/A	N/A
Third Quarter	N/A	N/A	N/A	N/A
Fourth Quarter	N/A	N/A	N/A	N/A
2014
First Quarter	N/A	N/A	N/A	N/A
Second Quarter through June 10, 2014	$25.82	$24.70	$25.00	N/A

The information in the preceding tables are historical only. The market prices of our common and preferred stock and NorthStar Realty’s common and preferred stock will fluctuate between the date of this prospectus and the completion of the merger. We can give no assurance concerning the market prices of our common or preferred stock upon the completion of the merger or following the merger or concerning the dividends to be paid in respect of our common or preferred stock following the merger.

BUSINESS AND FINANCIAL INFORMATION
Before the merger, we are the majority-owned private REIT subsidiary of NorthStar Realty Finance Corp., through which NorthStar Realty holds substantially all of its assets and earns substantially all of its revenues. The description of the Business of NorthStar Realty below applies equally to Sub-REIT prior to and after the merger, except as otherwise specifically noted or as context may requires. References in the following section to “we,” “our” and “us” refer to NorthStar Realty or NorthStar Realty together with its consolidated subsidiaries, as the context may require.
We are a diversified CRE investment and asset management company. We invest in multiple asset classes across commercial real estate that we expect will generate attractive risk-adjusted returns. Our investments may take the form of acquiring real estate, originating or acquiring senior or subordinate loans, as well as pursuing opportunistic CRE investments, both in the United States and internationally. Our asset management business is focused on raising and managing capital on a fee basis from alternate sources, which currently includes our non-traded REITs and sponsoring other companies through joint ventures and partnerships, such as our recent strategic transaction with RXR Realty, a leading real estate owner, manager and developer in the New York metropolitan area, and our healthcare partnership, as discussed below. We seek to generate stable cash flow for distribution to our stockholders through our diversified portfolio of commercial real estate assets and growth of our asset management business and in turn build long-term franchise value. We completed our initial public offering in October 2004 and conduct substantially all of our operations and make our investments through NRFLP, including its subsidiaries. We conduct our operations so as to continue to qualify as a REIT for federal income tax purposes.
Proposed Spin-off of Asset Management Business
On December 10, 2013, we announced that our board of directors unanimously approved a plan to spin-off our asset management business into a separate publicly traded company in the form of a tax-free distribution. In connection with the spin-off, we formed NSAM. Upon completion of the spin-off, we will be externally managed by an affiliate of NSAM through a management contract with an initial term of 20 years, with automatic renewed terms. The management agreement may not be terminated during its initial term, during any renewal term or at the end of any term, unless we have cause to terminate.  The management agreement defines cause to exist only if one or more of the following events occur: (i) NSAM engages in fraud against us or misappropriates or embezzles our funds; (ii) NSAM breaches the management agreement in bath faith or is grossly negligent under the management agreement and the breach or gross negligence has a material adverse effect on us which cannot be reversed within a specified period of time; (iii) NSAM becomes bankrupt or insolvent; (iv) NSAM is dissolved; or (v) the management agreement has caused or will cause us to fail to qualify under the tax laws as a REIT, our board of directors has not determined that it is desirable to cease qualifying as a REIT, and NSAM will not amend or modify the management agreement to allow us to qualify as a REIT. NSAM will also manage our sponsored non-traded REITs: NorthStar Real Estate Income Trust, Inc., or NorthStar Income, NorthStar Healthcare, and NorthStar Real Estate Income II, Inc., or NorthStar Income II, collectively referred to as our Sponsored Companies. NSAM will also own NorthStar Securities, our captive broker-dealer platform and perform other asset management-related services. NSAM will be led by our current management team, which has a proven track record in managing and growing both our company and our Sponsored Companies. In addition, NSAM will manage NorthStar/RXR New York Metro Income, Inc., or NorthStar/RXR New York Metro, which confidentially submitted a registration statement on Form S-11 to the SEC on March 31, 2014. In connection with and immediately prior to the consummation of the spin-off, we expect to effect a 1-for-2 reverse stock split of our common stock.
We describe in this prospectus our asset management business as it exists as of the date of this report. We expect NorthStar Realty to contribute our asset management business to NSAM in conjunction with the completion of the spin-off. NSAM is a newly-formed entity that will not have conducted any separate operations prior to the spin-off and some of the actions necessary to transfer our assets and liabilities to NSAM have not occurred but will occur prior to the effectiveness of the spin-off.
Capital and Investing Activity
2013
In 2013, we issued aggregate net capital of $1.9 billion, including $1.4 billion from the issuance of common equity, $193 million from the issuance of preferred stock and $335 million from the issuance of exchangeable senior notes.

We made the following significant investments in 2013:

•	PE Investments
We completed the closing of three portfolios of limited partnership interests in real estate funds managed by institutional-quality sponsors, with a total of $675 million of invested equity in approximately 80 private equity funds that in the aggregate represent an investment in a diversified portfolio of real estate related assets.

•	Manufactured Housing
We acquired portfolios of manufactured housing communities comprised of 83 communities totaling approximately 21,000 pad rental sites and 2,800 associated manufactured homes located throughout the United States for an aggregate purchase price of $1.2 billion.

•	RXR Investment
In December 2013, we entered into a strategic transaction with RXR Realty, a leading real estate operating and investment management company focused on high-quality real estate investments in the New York Tri-State area. Our $337 million investment, or the RXR Investment, includes a combination of corporate debt, preferred equity and an approximate 30% equity interest, or the RXR Equity Interest.

•	Loan Origination
During 2013, we originated and/or acquired 18 CRE debt investments with a $473 million aggregate principal amount, excluding the loans originated in connection with the RXR Investment described above.

•	Other Real Estate Acquisitions
We acquired 12 multifamily properties comprised of approximately 4,500 rental units in six states for an aggregate purchase price of $375 million and 11 assisted living facilities in Minnesota for an aggregate purchase price of $53 million.
Year to Date 2014
We issued an aggregate net capital of $737 million, including $519 million from the issuance of common equity and $217 from the issuance of preferred stock.
We made the following significant investments to date in 2014:

•	Healthcare Portfolio
In May 2014, we completed our acquisition of a $1.1 billion healthcare real estate portfolio comprised of over 8,500 beds diversified across assisted living and skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. We acquired the portfolio through a joint venture with NorthStar Healthcare and an affiliate of Formation Capital, LLC. We contributed $358 million for an approximate 86% interest in the joint venture and together with NorthStar Healthcare own an aggregate approximate 92% interest in the joint venture. We refer to this as the Formation transaction.

•	Innkeepers Portfolio
In June 2014, we completed our acquisition of a $1.1 billion hotel portfolio, including certain closing costs, pre-funded capital expenditures and other costs, consisting of 47 upscale extended stay hotels and premium branded select service hotels with approximately 6,100 rooms, or Innkeepers Portfolio. The Innkeepers Portfolio is a geographically diverse, bi-coastal portfolio located primarily in top metropolitan markets, with the largest concentration of net operating income from hotels in California. 83% of the Innkeepers Portfolio is affiliated with Marriott or Hilton. We acquired the Innkeepers Portfolio through a joint venture with Chatham Lodging Trust (NYSE: CLDT) where we contributed approximately $193 million of equity for an approximate 90% ownership interest. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Recent Developments” for further discussion.

•	Industrial Portfolio
In May 2014, we entered into an agreement to invest $167 million of preferred and common equity in an approximately $406 million, 6.3 million square foot industrial portfolio that is 100% net-leased with a remaining weighted average lease term of over 12 years, or the Industrial Portfolio.  This portfolio consists of 39 properties across 17 states with the largest concentration of net operating income from properties in California. As part of this investment, we are expected to have an approximate 50% ownership interest.

•	Strategic Investments
In June 2014, the Company acquired a minority interest in Aerium Group, or Aerium for €50 million (the A”erium GP Interest”). Aerium currently manages approximately €6.2 billion of real estate assets across 12 countries and employs over 180 professionals, some of whom will be providing services to NSAM following the spin-off as part of the acquisition of the Aerium GP Interest.
The following table presents our gross investments and equity invested, including commitments, through June 9, 2014 (dollars in millions):

Investment	Number	Gross Investments	Invested Equity
Healthcare portfolio (1)	80 properties	$1,065	$358
Hotel portfolio (2)	47 properties	996	213
Industrial portfolio (3)	39 properties	406	167
CRE debt	6 loans	176	166
European joint venture	1 joint venture	69	69
N-Star CDO bonds	2 bonds	10	7
Total		$2,722	$980
____________________________________________________________

(1)	Represents 80 healthcare properties held through a joint venture (refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Recent Developments”).

(2)	Represents 47 hotel properties held through a joint venture (refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Recent Developments”).

(3)	Represents a preferred and common equity investment in 39 industrial properties (refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Recent Developments”).
The weighted average initial (first year) expected yield on invested equity for these investments is 14%. There is no assurance we will realize the expected returns on invested equity over the term of these investments. Our actual return on invested equity could vary significantly from our expectations.
Refer to “Our Investments” below for further discussion of our investments.
Healthcare Strategic Joint Venture
In January 2014, NSAM entered into a long-term strategic partnership with James F. Flaherty III, former Chief Executive Officer of HCP, Inc. (NYSE: HCP), focused on expanding our healthcare business into a preeminent healthcare platform. In connection with the partnership, Mr. Flaherty will oversee and seek to grow both our healthcare real estate portfolio and the portfolio of our healthcare focused non-traded REIT, NorthStar Healthcare. In addition, the partnership is expected to focus on raising institutional capital for funds expected to be managed by NSAM.
Sponsored Companies
Our current asset management business is focused on raising capital for our Sponsored Companies through NorthStar Securities, our broker-dealer subsidiary. Our first Sponsored Company, NorthStar Income, a CRE debt focused non-traded REIT, successfully completed its public offering on July 1, 2013 by raising $1.1 billion of capital. Inception to date, NorthStar Income has invested substantially all of its offering proceeds.
We are currently raising capital for our second Sponsored Company, NorthStar Healthcare, a healthcare debt and equity focused non-traded REIT, which has a maximum offering amount of $1.1 billion and our third Sponsored Company, NorthStar Income II, our second CRE debt focused non-traded REIT, which has a maximum offering amount of $1.65 billion. From inception through early May 2014, NorthStar Healthcare and NorthStar Income II raised $266 million and $99 million of capital, respectively. NorthStar Healthcare and NorthStar Income II picked up momentum in raising capital in 2013, following the execution of a number of selling agreements in June 2013 and October 2013, respectively. The pace at which we have been able to execute selling agreements and therefore raise capital for NorthStar Healthcare and NorthStar Income II has been greater compared to our first non-traded REIT, NorthStar Income. With regard to NorthStar Income II, we believe our ability to obtain selling agreements, and in turn raise capital at a strong pace, has been driven by the success and similar business to NorthStar Income.

In 2013, we actively invested capital on behalf of our Sponsored Companies, including the acquisition of $449 million in real estate investments, $740 million principal amount of CRE debt and $74 million in CRE securities. In addition, we made the following investments on behalf of our Sponsored Companies (dollars in millions):

	NorthStar Income		NorthStar Healthcare		NorthStar Income II
Asset Type:	Number	Principal/Purchase Price	Number	Principal/Purchase Price	Number	Principal/Purchase Price
Healthcare portfolio(1)	—	$—	1	$23	—	$—
CRE debt	3	262	1	15	2	114
Real estate equity	1	20	3	84	—	—
Total	4	$282	5	$122	2	$114
_____________________

(1)	Represents a joint venture interest in 80 healthcare properties.
Our Investments
The following table presents our assets under management as of March 31, 2014, adjusted for our acquisition of a healthcare portfolio in May 2014 and agreements to purchase other investments in May 2014 (refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Recent Developments”) (dollars in thousands):

	Amount (1)(2)%
Real Estate
Healthcare (3)	$1,629,322	13.5%
Manufactured housing communities	1,486,102	12.3%
Hotel (4)	996,000	8.3%
Private equity fund investments	858,166	7.1%
Net lease (5)	781,386	6.5%
Multifamily	367,787	3.1%
RXR Equity Interest	85,690	0.7%
Total real estate	6,204,453	51.5%
CRE Debt
First mortgage loans	502,567	4.2%
Mezzanine loans	163,798	1.4%
Subordinate interests	248,124	2.1%
Term loans	231,864	1.9%
Subtotal	1,146,353	9.6%
CRE debt of consolidated N-Star CDOs	56,555	0.5%
Other (6)	43,361	0.4%
Total CRE debt	1,246,269	10.5%
Asset Management (7)
NorthStar Income	1,770,960	14.7%
NorthStar Healthcare	246,289	2.0%
NorthStar Income II	153,318	1.3%
Total asset management	2,170,567	18.0%
CRE Securities
N-Star CDO bonds (8)	610,514	5.1%
N-Star CDO equity	154,540	1.3%
Other securities	103,255	0.8%
Total CRE securities	868,309	7.2%
Subtotal	10,489,598	87.2%
Assets underlying deconsolidated CRE Debt CDOs (9)	1,553,794	12.8%
Grand total	$12,043,392	100.0%
____________________________________________________________

(1)	Includes assets of deconsolidated CDOs, referred to as N-Star CDOs.

(2)
Based on cost for real estate investments which includes net purchase price allocation related to net intangibles and other assets and liabilities, fair value for our investments (directly or indirectly in joint ventures) owning limited partnership interests in real estate private equity funds, or PE Investments, and includes the deferred purchase price for PE Investment II, principal amount for our CRE debt and securities investments and amortized cost for N-Star CDO equity.

(3)	Includes $1.1 billion healthcare portfolio acquired in May 2014.

(4)
Represents a hotel portfolio we acquired subsequent to the first quarter 2014 and includes estimated closing costs (refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Recent Developments”).

(5)	Includes $406 million industrial portfolio for which we entered into an agreement to invest in subsequent to the first quarter 2014.

(6)	Primarily relates to certain CRE debt investments accounted for as joint ventures.

(7)	Based on consolidated total assets.

(8)	Includes N-Star CDO bonds with a principal amount of $102 million related to CRE securities CDOs that are eliminated in consolidation.

(9)	Based on the respective remittance report issued on date nearest to March 31, 2014. This amount excludes $667 million of aggregate N-Star CDO equity and N-Star CDO bonds included in CRE securities.
We have the ability to invest in a broad spectrum of commercial real estate assets and seek to provide attractive risk-adjusted returns. As a result, we pursue opportunistic investments across all our business lines including CRE equity and debt investments. Examples of opportunistic investments include PE Investments, strategic joint ventures and repurchasing our CDO bonds at a discount to their principal amount.
For financial information regarding our reportable segments, refer to “Segment Reporting” in our accompanying consolidated financial statements included in “Financial Statements.”
Underwriting Process
We use a rigorous investment and underwriting process that has been developed and utilized by our senior management team leveraging their extensive commercial real estate expertise over many years and real estate cycles which focuses on some or all of the following factors designed to ensure each investment is being evaluated appropriately: (i) macroeconomic conditions that may influence operating performance; (ii) fundamental analysis of underlying real estate, including tenant rosters, lease terms, zoning, necessary licensing, operating costs and the asset’s overall competitive position in its market; (iii) real estate market factors that may influence the economic performance of the investment, including leasing conditions and overall competition; (iv) the operating expertise and financial strength and reputation of a borrower, operator or partner; (v) the cash flow in place and projected to be in place over the term of the investment and potential return; (vi) the appropriateness of the business plan and estimated costs associated with tenant buildout, repositioning or capital improvements; (vii) an internal and third-party valuation of a property, investment basis relative to the competitive set and the ability to liquidate an investment through a sale or refinancing; (viii) review of third-party reports including appraisals, engineering and environmental reports; (ix) physical inspections of properties and markets; (x) the overall legal structure of the investment, contractual implications and the lenders’ rights; and (xi) the tax and accounting impact.
Real Estate
Overview
As part of our real estate strategy, we explore a variety of real estate investments. Opportunities to purchase real estate have been bolstered by attractive long-term, non-recourse, non mark-to-market financing available through CMBS and agency financing markets. Our portfolio is currently comprised of manufactured housing communities, healthcare, hotel, net lease and multifamily properties, other opportunistic real estate investments such as indirect interests in real estate through real estate private equity funds and strategic arrangements and partnerships, such as our recent strategic transaction with RXR Realty and our healthcare partnership.
Our Portfolio
As of March 31, 2014, $6.2 billion, or 51.5%, of our assets under management were invested directly in real estate properties and indirectly through our PE Investments and our approximate 30% equity interest in RXR Realty, or RXR Equity Interest.
Healthcare Properties
Our healthcare properties are typically net leased to third-party healthcare operators, with a focus on the mid-acuity senior housing sector which includes assisted living, skilled nursing and independent living facilities, which we believe have the most advantageous underlying demographic trends and fundamentals. In May 2014, we completed our acquisition of a $1.1 billion healthcare real estate portfolio comprised of over 8,500 beds diversified across assisted living and skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. We acquired the portfolio through a joint venture with NorthStar Healthcare and an affiliate of Formation Capital, LLC. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Recent Developments” for further discussion.
As of March 31, 2014, including the above transaction with Formation Capital, $1.6 billion, or 13.5%, of our assets under management were invested in healthcare properties, comprised of 95 assisted living facilities (ALF), 66 skilled nursing facilities (SNF), five independent living facilities (ILF) and one medical office building (MOB). As of March 31, 2014, our healthcare portfolio was 100% leased to third-party operators, with a weighted average lease coverage of 1.2x and a 8.0 year weighted average remaining lease term.

The following presents our healthcare portfolio’s diversity across property type and geographic location:

Healthcare by Property Type(1)	Healthcare by Geographic Location(2)

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(1)	Based on purchase price, or cost.

(2)	Based on number of beds.
Healthcare Strategic Joint Venture
In January 2014, NSAM entered into a long-term strategic partnership with James F. Flaherty III, former Chief Executive Officer of HCP, Inc. (NYSE: HCP) (herein referred to as Healthcare Strategic Partnership) focused on expanding our healthcare business into a preeminent healthcare platform. In connection with the partnership, Mr. Flaherty will oversee and seek to grow our healthcare real estate portfolio and the portfolio of our healthcare focused non-traded REIT, NorthStar Healthcare. In addition, the partnership is expected to focus on raising institutional capital for funds expected to be managed by NSAM. NSAM will be entitled to 100% of any asset management fees earned by the partnership or any healthcare real estate entity it manages.
The Healthcare Strategic Partnership is entitled to incentive fees ranging from 20% to 25% above certain hurdles for new and existing healthcare real estate investments held by us and NorthStar Healthcare (herein collectively referred to as Healthcare Balance Sheet Promote) and from new investments in future funds or companies (herein referred to as Healthcare Fund Promote). The Healthcare Strategic Partnership will also be entitled to any incentive fees earned from NorthStar Healthcare or any future sponsored healthcare non-traded REITs (herein collectively referred to as Healthcare NTR Promote).
NSAM is entitled to two-thirds of any Healthcare Balance Sheet Promote and Healthcare NTR Promote; one-half of any Healthcare Fund Promote and 100% of any asset management fees earned by the Healthcare Strategic Partnership or any healthcare real estate entity managed by NSAM.
Manufactured Housing Communities
Our manufactured housing portfolio consists of communities that lease pad rental sites for placement of factory built homes and includes an inventory of manufactured homes. As of March 31, 2014, $1.5 billion, or 12.3%, of our assets under management were invested in manufactured housing communities. Our aggregate portfolio includes 119 communities in 11 states totaling approximately 28,000 pad rental sites. The aggregate portfolio also consists of approximately 3,200 homes on the sites with the remaining homes owned by the respective tenants. As of March 31, 2014, our manufactured housing communities were 87% occupied. The manufactured housing industry has traditionally demonstrated low cash flow volatility and steady annual rent increases, although there is no assurance that will continue to be the case.

The following presents a summary of our manufactured housing communities portfolio (dollars in millions):

	Total Portfolio	Net Cash Flow By Geographic Location
Number of communities	119
Number of pad rental sites	27,694
Net cash flow (1)	$103
Cost basis (2)	$1,486
Net cash flow related to:
Pad rental sites	91.0%
Other	9.0%
Weighted average occupancy	87.0%
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(1)
Based on trailing twelve month actual rent less operating expenses for communities owned for the full year ended March 31, 2014 and annualized actual from acquisition date through March 31, 2014 for communities owned for less than twelve months. Also includes rent from pad sites and homes and interest from seller financing.

(2)	Excludes pre-funded capital expenditures and our joint venture partner’s subordinate capital.
Hotel Portfolio
In June 2014, we completed our acquisition of a $1.1 billion hotel portfolio, including certain closing costs, pre-funded capital expenditures and other costs, consisting of 47 upscale extended stay hotels and premium branded select service hotels with approximately 6,100 rooms. The Innkeepers Portfolio is a geographically diverse, bi-coastal portfolio located primarily in top metropolitan markets, with the largest concentration of net operating income from hotels in California. 83% of the Innkeepers Portfolio is affiliated with Marriott or Hilton. We acquired the Innkeepers Portfolio through a joint venture with Chatham Lodging Trust (NYSE: CLDT) where we contributed approximately $193 million of equity for an approximate 90% ownership interest. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Recent Developments” for further discussion.
The following presents our hotel portfolio’s diversity across geographic location based on rooms:

Hotel Based on Geographic Region

PE Investments
Our PE Investments own limited partnership interests in real estate private equity funds managed by institutional-quality sponsors, which we refer to as fund interests. As of March 31, 2014, $858 million, or 7.1%, of our assets under management were invested in PE Investments. We elected the fair value option for PE Investments. As a result, we record equity in earnings that approximates a level yield based on the change in fair value for our share of the projected future cash flow from one period to another.

The following table presents our indirect investment in real estate through PE Investments as of March 31, 2014 (dollars in thousands):

	Portfolios	Amount (1)%
PE Investment I	1	$221,051	25.8%
PE Investment II	1	566,282	66.0%
PE Investment III	1	70,833	8.2%
Total	3	$858,166	100.0%
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(1)	Represents fair value and includes the deferred purchase price for PE Investment II.
PE Investment I
On February 15, 2013, we completed the initial closing of our first joint venture that owns limited partnership interests in real estate funds, or PE Investment I. We, together with NorthStar Income, entered into an agreement to acquire limited partnership interests in real estate private equity funds with an aggregate reported net asset value, or NAV, of approximately $802 million as of June 30, 2012. We, together with NorthStar Income, have an ownership interest in PE Investment I of 51%, of which we own 70.5% and NorthStar Income owns 29.5%.
PE Investment I received all cash distributions from June 30, 2012 through the closing of each fund interest and was obligated to fund all capital contributions from June 30, 2012.
PE Investment II
On July 3, 2013, we completed the initial closing of our second joint venture that owns limited partnership interests in real estate private equity funds, or PE Investment II. We, NorthStar Income and the funds managed by Goldman Sachs Asset Management, or the Vintage Funds, entered into an agreement to acquire limited partnership interests in real estate private equity funds with an aggregate reported NAV of approximately $910 million as of September 30, 2012. We, NorthStar Income and the Vintage Funds each have an ownership interest in PE Investment II of 70%, 15% and 15%, respectively.
PE Investment II paid $505 million to the seller for all of the fund interests, or 55% of the September 30, 2012 NAV, or the Initial Amount, and will pay the remaining $411 million, or 45% of the September 30, 2012 NAV, or the Deferred Amount, by the first full calendar quarter after the four-year anniversary of the applicable closing date of each fund interest. For the three months ended March 31, 2014, PE Investment II paid $2.4 million of the Deferred Amount, of which our share was $1.7 million. We funded all of our proportionate share of the Initial Amount at the initial closing. Our share of the Initial Amount and the Deferred Amount represents $353 million and $286 million, respectively.
PE Investment II received all cash distributions from September 30, 2012 through the closing of each fund interest and is obligated to fund all capital contributions from September 30, 2012.
PE Investment III
On December 31, 2013, we acquired our third portfolio of limited partnership interests in real estate private equity funds, or PE Investment III, with an aggregate reported NAV of approximately $80 million as of June 30, 2013. We have a 100% ownership interest in PE Investment III.
PE Investment III paid $40 million to the seller for all of the fund interests, or 50% of the June 30, 2013 NAV, and will pay the remaining $40 million, or 50% of the June 30, 2013 NAV, by December 31, 2015 to two third parties. PE Investment III received all cash distributions and funded all capital contributions from June 30, 2013 through the closing.
Summary of PE Investments
The following tables present a summary of our PE Investments (dollars in millions):

PE Investment (1)	Number of Funds	Number of General Partners	Initial NAV	Closing NAV as a Percentage of Cost (2)	Reported NAV Growth (3)	Underlying Assets, at Cost	Implied Leverage (4)	Expected Future Contributions (5)
PE Investment I	49	26	$802.4	66.2%	17.9%	$25,300	48.1%	$14
PE Investment II	24	15	$910.0	73.5%	10.8%	$25,800	33.5%	$15
PE Investment III	8	4	$80.3	119.0%	6.6%	$3,300	49.8%	$2
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(1)	Based on financial data reported by the underlying funds as of December 31, 2013, except as otherwise noted.

(2)	Net cost represents total funded capital less distributions received. For PE Investment I, excludes any distributions in excess of contributions for funds, which represented 4% of reported NAV.

(3)
The reported NAV growth for PE Investment I and II is measured from the agreed upon reported NAV at date of acquisition, or Initial NAV. The reported NAV growth for PE Investment III is annualized based on two quarters of reported income from the Initial NAV.

(4)	Represents implied leverage for funds with investment-level financing, calculated as the underlying borrowing divided by assets at fair value.

(5)	Represents the estimated amount of expected future contributions to funds as of March 31, 2014.

	Our Proportionate Share of PE Investments
	Income	Return of Capital	Total Distributions (2)	Contributions	Net
PE Investment I
Quarter ended March 31, 2014	$13.6	$5.4	$19.0	$0.1	$18.9
February 15, 2013 to March 31, 2014 (1)	$67.3	$81.9	$149.2	$20.8	$128.4

PE Investment II
Quarter ended March 31, 2014	$13.1	$10.6	$23.7	$—	$23.7
July 3, 2013 to March 31, 2014 (1)	$42.0	$86.6	$128.6	$11.6	$117.0

PE Investment III
Quarter ended March 31, 2014	$1.4	$—	$1.4	$0.1	$1.3
December 31, 2013 to March 31, 2014 (1)	$1.4	$9.0	$10.4	$0.3	$10.1
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(1)	Represents activity from the respective initial closing date through March 31, 2014.

(2)	Net of a $9 million reserve for taxes in the aggregate for all PE Investments.
The following presents the underlying fund interests in our PE Investments by investment type and geographic location based on NAV as of December 31, 2013:

PE Investments by Underlying Investment Type (1)	PE Investments by Underlying Geographic Location (1)

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(1)	Based on individual fund financial statements.
Net Lease Properties
Our real estate that is net leased to corporate tenants is primarily comprised of office, industrial and retail properties. These net lease properties are typically leased to a single tenant who agrees to pay basic rent, plus all taxes, insurance, capital and operating expenses arising from the use of the leased property generally leaving us, as owner, with minimal ongoing operational or expense obligations. We may also invest in properties that are leased to tenants for which we are responsible for some of the operating expenses and capital costs. At the end of the lease term, the tenant typically has a right to renew the lease at market rates or to vacate the property with no further ongoing obligation. In May 2014, we entered into an agreement to invest $167 million of preferred and common equity in an approximately $406 million, 6.3 million square foot Industrial Portfolio that is 100% net-leased with a remaining weighted average lease term of over 12 years. This portfolio consists of 39 properties across 17 states with the largest concentration of net operating income from properties in California.  As part of this investment, we are expected to have an approximate 50% ownership interest. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Recent Developments” for further discussion.
As of March 31, 2014 and including the Industrial Portfolio, $781 million, or 6.5%, of our total assets under management were invested in 64 net lease properties, including one property with three buildings owned through an unconsolidated joint venture. As of March 31, 2014, our net lease properties total 8.8 million square feet and were 99% leased with a 8.7 year weighted average remaining lease term, including the $406 million industrial portfolio we entered into an agreement to invest in subsequent to the first quarter of 2014.

The following presents our net lease portfolio’s diversity across property type and geographic location based on cost:

Net Lease by Property Type	Net Lease by Geographic Location

Multifamily Properties
Our multifamily portfolio primarily focuses on properties located in suburban markets that are best suited to capture the formation of new households. As of March 31, 2014, $368 million, or 3.1%, of our assets under management were invested in multifamily properties, including one property owned through an unconsolidated joint venture. As of March 31, 2014, our portfolio includes 12 properties in six states totaling approximately 4,500 rental units that were 92% occupied.
The following presents our multifamily portfolio’s diversity across geographic location based on cost:

Multifamily by Geographic Location

RXR Investment
In December 2013, we entered into a strategic transaction with RXR Realty, a leading real estate owner, developer and investment management company focused on high-quality real estate investments in the New York Tri-State area. The RXR Investment includes a combination of corporate debt, preferred equity and an approximate 30% equity interest.
In connection with the spin-off, the RXR Equity Interest is structured so that NSAM will be entitled to a base management fee. On March 31, 2014, NorthStar/RXR New York Metro confidentially submitted a registration statement on Form S-11 to the SEC, seeking to raise $2.0 billion in a public offering of common stock.  NorthStar/RXR New York Metro will be structured as a public, non-traded corporation that intends to qualify as a REIT and is co-sponsored by NSAM and RXR Realty.  NorthStar/RXR New York Metro plans to use the net proceeds from its initial public offering to make commercial real estate investments located in the New York City metropolitan area. The public offering is expected to commence after the SEC completes its review process, subject to market and other conditions.
Commercial Real Estate Debt
Overview
Our CRE debt investment strategy is focused on originating, acquiring and asset managing CRE debt investments, including first mortgage loans, subordinate mortgage and mezzanine loans and participations in such loans and preferred equity interests.

We emphasize direct origination of our debt investments as this allows us a greater degree of control over how they are underwritten and structured and it provides us the opportunity to syndicate senior or subordinate interests in the loan, if desired. Further, it facilitates a more direct relationship with our borrowers which helps us maintain a robust pipeline, provides an opportunity for us to earn origination and other fees and offers us an important advantage when considering any potential future modifications or restructurings.
We believe the supply/demand imbalance driven by the large amount of maturing CRE loans creates an opportunity for us. Even with some increased supply by lenders, demand for debt capital is allowing investors with capital and real estate expertise, such as us, the opportunity to make investments with attractive risk/return profiles.
We believe we have built a franchise with a reputation for providing capital to high-quality real estate owners who want a responsive and flexible balance sheet lender. Given that we are a lender who generally retains control of the loans we originate, we are able to maintain flexibility in how we structure loans to meet the needs of our borrowers. Typical CMBS and other capital markets driven lenders generally cannot provide these types of loans due to constraints within their funding structures and because of their requirement to sell the entire loan to third parties and relinquish all control. Even when we finance our investments through securitizations, we maintain a significant capital investment in our loans and as a result, continue to maintain control and influence over such loans. Our centralized investment organization has enabled senior management to review potential new loans early in the origination process which, unlike many large institutional lenders with several levels of approval required to commit to a loan, allows us to respond quickly and provide a high degree of certainty to our borrowers that we would close a loan on terms substantially similar to those initially proposed. We believe that this level of service has enhanced our reputation in the marketplace. In addition, we believe the early and active role of senior management in our portfolio management process has been key to maximizing recoveries of invested capital from our investments and our ability to be responsive to changing market conditions.
Our Portfolio
As of March 31, 2014, $1.1 billion, or 9.6%, of assets under management were invested in CRE debt, excluding CRE debt financed in consolidated N-Star CDOs and other CRE debt accounted for as joint ventures. This portfolio consists of 37 loans with an average investment size of $31 million and weighted average extended maturity of 4.6 years. We directly originated approximately 91% of our current portfolio of CRE debt investments. The following table presents a summary of our CRE debt investments as of March 31, 2014 (dollars in thousands):

					Weighted Average (5)			Floating Rate as % of Principal Amount (5)
	Number (2)	Principal Amount	Carrying Value (3)	Allocation by Investment Type (4)	Fixed Rate	Spread Over LIBOR	Yield
Asset Type:
First mortgage loans	17	$502,567	$468,652	43.8%	13.20%	6.60%	10.63%	80.7%
Mezzanine loans	8	163,798	159,473	14.3%	13.44%	13.47%	13.70%	80.0%
Subordinate interests	8	248,124	254,562	21.7%	12.41%	12.33%	12.76%	33.1%
Term loans (1)	4	231,864	231,829	20.2%	12.44%	—	12.94%	—
Total/Weighted average	37	$1,146,353	$1,114,516	100.0%	12.62%	8.62%	11.97%	53.1%
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(1)	Term loans include one revolver of $25 million, of which $15 million is outstanding as of March 31, 2014.

(2)	Excludes amounts related to joint ventures and CRE debt underlying our CDOs.

(3)
Certain CRE debt investments serve as collateral for financing transactions including carrying value of $134 million for securitization financing transactions and $102 million for credit facilities. The remainder is unleveraged.

(4)	Based on principal amount.

(5)	Excludes three CRE debt investments with an aggregate principal amount of $35 million that were originated prior to 2008.

The following presents our $1.1 billion CRE debt portfolio’s diversity across property type and geographic location based on principal amount.

Debt Investments by Property Type	Debt Investments by Geographic Location

Asset Management
Our asset management business is primarily focused on providing asset management and other services to our current Sponsored Companies. In connection with our current public Sponsored Companies, we manage the day-to-day operations including identifying, originating, acquiring and managing assets on their behalf and earn asset management and other fees for these services, which vary based on the amount of assets under management, investment activity and investment performance. We currently manage NorthStar Income, NorthStar Healthcare and NorthStar Income II.
NorthStar Securities sells equity in our Sponsored Companies and is currently raising equity capital for NorthStar Healthcare and NorthStar Income II. We expect that NorthStar Securities will assist NSAM in the future in accessing diverse sources of capital for other companies that may be sponsored and managed by us or NSAM.
The following table presents a summary of our Sponsored Companies (dollars in millions):

Sponsored Company	Primary Strategy	Offering Period	Offering Amount	Total Equity Raised (1)
NorthStar Income	CRE Debt	Completed July 2013	$1,100	$1,171
NorthStar Healthcare	Healthcare Equity and Debt	Ends August 2015 (2)	1,100	260
NorthStar Income II	CRE Debt	Ends May 2015 (3)	1,650	98
NorthStar/RXR New York Metro	New York Commercial Real Estate	(4)	2,000		(4)
Total			$5,850	$1,529
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(1)	Represents equity raised from inception through May 7, 2014 and includes proceeds from dividend reinvestment plans of each respective Sponsored Company.

(2)	In April 2014, the board of directors of NorthStar Healthcare extended the term of its initial public offering of common stock to August 2015.

(3)	Offering period subject to extension, as determined by the board of directors.

(4)	Offering period will commence upon its registration statement being declared effective with the SEC.
In addition, we continue to receive collateral management fees as named collateral manager or collateral manager delegate in connection with certain CDOs. With regard to certain CDOs that have been deconsolidated in accordance with U.S. GAAP, we retained administrative responsibilities and delegated certain collateral management responsibilities to a third-party collateral manager who is entitled to a percentage of the senior and subordinate collateral management fees of such CDOs. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources” for a discussion of our legacy CDO business.
CRE Securities
We historically originated or acquired CRE debt and securities investments that were predominately financed through permanent, non-recourse CDOs. We sponsored nine CDOs, three of which were primarily collateralized by CRE debt and six of which were primarily collateralized by CRE securities. In addition, we acquired the equity interests of two CRE debt focused CDOs, the CSE CDO, and the CapLease CDO. We refer to those CRE debt and securities investments that serve as collateral for N-Star CDO financing transactions as legacy CRE debt and securities, respectively. At the time of issuance of the N-Star CDOs, we retained the below investment grade bonds, which are referred to as subordinate bonds, and preferred shares and equity notes, which are referred to as equity interests. In addition, since the initial issuance of the N-Star CDOs, we repurchased CDO bonds originally issued to third parties at discounts to par. These repurchased CDO bonds and retained subordinate bonds are herein collectively referred to as N-Star CDO bonds. All of the N-Star CDOs are amortizing over time as the underlying assets paydown or are sold. We have been winding down our legacy CDO business, and as a result, such legacy business is a significantly smaller portion of our business today than in the past.
In March 2014, N-Star CDO V was deconsolidated from our consolidated balance sheets. Additionally, in 2013, our CRE debt CDOs were deconsolidated from our consolidated balance sheets. N-Star CDOs I, III and IX continue to be consolidated. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources” for further discussion of our legacy CDO business.
Our CRE securities portfolio is predominately comprised of N-Star CDO bonds and N-Star CDO equity of our deconsolidated N-Star CDOs and includes other securities, mostly conduit CMBS, meaning each asset is a pool backed by a large number of commercial real estate loans. We also invest in opportunistic CRE securities such as an investment in a “B-piece” CMBS.
The following table presents our interest in the N-Star CDOs as of March 31, 2014 (dollars in thousands):

	Number	Amount (1)
N-Star CDO bonds(2)	44	$610,514
N-Star CDO equity (3)	5	154,540
Total	49	$765,054
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(1)	Based on principal amount for N-Star CDO bonds and amortized cost for N-Star CDO equity.

(2)	Includes 11 N-Star CDO bonds with a principal amount of $102 million related to our securities CDOs that are eliminated in consolidation.

(3)	Represents our equity interests in the CRE debt N-Star CDOs.
We have the ability to invest in a broad spectrum of commercial real estate assets and seek to provide attractive risk-adjusted returns. As a result, we pursue opportunistic investments across all our business lines including CRE equity and debt investments. Examples of opportunistic investments include PE Investments, strategic joint ventures and repurchasing our CDO bonds at a discount to their principal amount.
For financial information regarding our reportable segments, refer to “Segment Reporting” in our accompanying consolidated financial statements included in “Financial Statements.”
Financing Strategy
We seek to access a wide range of secured and unsecured debt and public and private equity capital sources to fund our investment activities and asset growth.
We use investment-level financing as part of our strategy and we seek to match fund our assets and liabilities by having similar maturities and like-kind interest rate benchmarks (fixed or floating) to manage refinancing and interest rate risk. We seek access to diverse sources of short and long-term financing to enable us to prudently leverage our investments and deliver attractive risk-adjusted returns to our stockholders.
Our real estate portfolio is typically financed with long-term, non-recourse, non-mark-to-market mortgages that we have been able to obtain financing at very favorable terms. Our more recent financings are typically assignable. Further, with respect to our healthcare and net lease properties, we seek to match the term of the financing with the remaining lease term of the properties.
Borrowing levels for CRE investments may change depending upon the nature of the assets and the related financing. Our financing strategy for our CRE debt investments is dependent on our ability to obtain match-funded borrowings at rates that provide a positive net spread. We use secured term credit facilities to partially finance our CRE debt and securities investments. As of March 31, 2014, our credit facilities provide for an aggregate of up to $240 million to finance first mortgage loans and senior loan participations secured by commercial real estate. We, and on behalf of NorthStar Income, use securitization financing transactions, which provide permanent, non-recourse, non-mark-to-market financing for newly-originated CRE debt investments that were previously financed on credit facilities. In November 2012 and in August 2013, we and on behalf of NorthStar Income, entered into Securitization 2012-1 and Securitization 2013-1. As of March 31, 2014, we had $82 million issued as part of Securitization 2012-1 and $62 million outstanding with $178 million available borrowing under our credit facilities.
Historically, we used CDOs to finance legacy CRE debt and securities investments. We have been winding down our legacy CDO business and investing in a broad and diverse range of CRE assets. As a result, such legacy business is a significantly smaller portion of our business today than in the past. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations-Liquidity and Capital Resources” for a further discussion of our legacy CDO business.

Portfolio Management
We maintain a comprehensive portfolio management process that generally includes day-to-day oversight by our portfolio management and servicing team, weekly management meetings and an exhaustive quarterly credit review process. These processes are designed to enable management to evaluate and proactively identify asset-specific credit issues and trends on a portfolio-wide basis. Nevertheless, we cannot be certain that our review will identify all issues within our portfolio due to, among other things, adverse economic conditions or events adversely affecting specific assets; therefore, potential future losses may also stem from investments that are not identified during these credit reviews. We use many methods to actively manage our asset base to preserve our income and capital. Credit risk management is our ability to manage our assets in a manner that preserves principal/cost and income and minimizes credit losses that could decrease income and portfolio value. For CRE debt and real estate investments, frequent re-underwriting and dialogue with borrowers/tenants/operators/partners and regular inspections of our collateral and owned properties have proven to be an effective process for identifying issues early. With respect to our healthcare properties, we consider the impact of regulatory changes on operator performance and property values. During the quarterly credit review, or more frequently as necessary, investments are put on highly-monitored status and identified for possible asset impairment/loan loss reserves, as appropriate, based upon several factors, including missed or late contractual payments, significant declines in collateral performance and other data which may indicate a potential issue in our ability to recover our invested capital from an investment.
Our portfolio management process related to CRE debt and securities underlying our deconsolidated CDOs is limited to monitoring the CDO bonds and equity interests in such CDO financing transactions. A more detailed discussion of our CDO financing transactions and our delegation of collateral management rights for the deconsolidated N-Star CRE debt CDOs is provided in “Liquidity and Capital Resources.”
Regulation
We are subject, in certain circumstances, to supervision and regulation by state and federal governmental authorities and are subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, which, among other things:

•	regulate our public disclosures, reporting obligations and capital raising activity;

•	require compliance with applicable REIT rules;

•	regulate our broker-dealer;

•	establish loan servicing standards;

•	regulate credit granting activities;

•	require disclosures to customers;

•	govern secured transactions; and

•	set collection, taking title to collateral, repossession and claims-handling procedures and other trade practices.
Although most states do not regulate commercial real estate finance, certain states impose limitations on interest rates and other charges and on certain collection practices and creditor remedies and require licensing of lenders and financiers and adequate disclosure of certain contract terms. We are also required to comply with certain provisions of the Equal Credit Opportunity Act that are applicable to CRE loans.
We believe that we are not, and intend to conduct our operations so as not to become regulated as, an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. We have relied, and intend to continue to rely on current interpretations of the staff of the SEC in an effort to continue to qualify for an exemption from registration under the Investment Company Act. For more information on the exemptions that we use refer to “Risk Factors - Maintenance of our Investment Company Act exemption imposes limits on our operations.”
We do not believe we or our subsidiaries are required to register as an investment advisor under the Investment Advisers Act of 1940, as amended, or the Investment Advisers Act. Such registration could result in our asset management business being supervised by the SEC and require our compliance with numerous obligations, including record-keeping requirements, operational procedures and disclosure obligations.
We have elected, qualified and expect to continue to qualify to be taxed as a REIT under Section 856 through 860 of the Code. As a REIT, we must currently distribute, at a minimum, an amount equal to 90% of our taxable income. In addition, we must distribute 100% of our taxable income to avoid paying corporate federal income taxes. REITs are also subject to a number of organizational and operational requirements in order to elect and maintain REIT status. These requirements include specific share ownership tests and assets and gross income composition tests. If we fail to continue to qualify as a REIT in any taxable year, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate tax rates. Even if we qualify for taxation as a REIT, we may be subject to state and local income taxes and to federal income tax and excise tax on our undistributed income.
In April 2010, NorthStar Securities became registered with the SEC and a member of the Financial Industry Regulatory Authority, or FINRA. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, or SROs, principally FINRA, that adopt and amend rules, subject to approval by the SEC, which govern their members and conduct periodic examinations of member firms’ operations. The SEC, SROs and state securities commissions may conduct administrative proceedings that can result in censure, fine, suspension or expulsion of a broker-dealer, its officers or employees. Such administrative proceedings, whether or not resulting in adverse findings, can require substantial expenditures and can have an adverse impact on the reputation of a broker-dealer.
As a registered broker-dealer, NorthStar Securities is required by federal law to belong to the Securities Investor Protection Corporation, or SIPC. When the SIPC fund falls below a certain amount, members are required to pay annual assessments to replenish the reserves. Our broker-dealer subsidiary will be required to pay 0.25% of net operating revenues as a special assessment. As of December 31, 2013, we had incurred an immaterial amount of special assessment charges. The SIPC fund provides protection for securities held in customer accounts up to $500,000 per customer, with a limitation of $100,000 on claims for cash balances, although NorthStar Securities does not hold any customer accounts.
In addition, as a registered broker-dealer and member of FINRA, NorthStar Securities is subject to the SEC’s Uniform Net Capital Rule 15c3‑1, which is designed to measure the general financial integrity and liquidity of a broker-dealer and requires the maintenance of minimum net capital. Net capital is defined as the net worth of a broker-dealer subject to certain adjustments. In computing net capital, various adjustments are made to net worth that exclude assets not readily convertible into cash. Additionally, the regulations require that certain assets, such as a broker-dealer’s position in securities, be valued in a conservative manner so as to avoid over-inflation of the broker-dealer’s net capital. We believe the net capital requirement is immaterial.
We own and manage a portfolio of healthcare properties, with a focus on the senior housing sector.  As such, we or our operators, as the case may be, are subject to numerous federal, state and local laws and regulation that are subject to frequent and substantial changes (sometimes applied retroactively) resulting from legislation, adoption of rules and regulations and administrative and judicial interpretations of existing laws.
As a real estate property manager and owner, our operations and properties are subject to various federal, state and local laws and regulations concerning the protection of the environment, including air and water quality, hazardous or toxic substances and health and safety.
We are also subject to regulation with respect to certain of our loan servicing activities, such as Regulation AB, which requires certain disclosures regarding our servicing activities and compliance with servicing criteria and also requires that we deliver compliance statements.
In the judgment of management, while we do incur significant expense complying with the various regulation to which we are subject, existing statutes and regulations have not had a material adverse effect on our business. However, it is not possible to forecast the nature of future legislation, regulations, judicial decisions, orders or interpretations, nor their impact upon our future business, financial condition, results of operations or prospects.
For additional information regarding regulations applicable to us, refer to “Risk Factors.”
Competition
We are subject to increased competition in seeking CRE investments. We compete with many third parties engaged in real estate investment activities including publicly-traded REITs, non-traded REITs, insurance companies, commercial and investment banking firms, private equity funds and other investors. Some of these competitors, including other REITs and private real estate companies and funds, have substantially greater financial resources than we do. Such competitors may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies.
Future competition from new market entrants may limit the number of suitable investment opportunities offered to us. It may also result in higher prices, lower yields and a narrower spread over our borrowing costs, making it more difficult for us to originate or acquire new investments on attractive terms.

Employees
As of the date of this prospectus, we have 160 employees, domestically and internationally, all of which will be employees of NSAM. Executive officers, employees engaged in our existing loan origination business and certain other employees will be co-employees of NSAM and us. We believe that one of our major strengths is the quality and dedication of our people.
Corporate Governance and Internet Address
We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Upon completion of the merger, our board of directors will consist of a majority of independent directors identical to those of NorthStar Realty; the audit, nominating and corporate governance and compensation committees of our board of directors will be composed exclusively of independent directors. We have adopted corporate governance guidelines and a code of business conduct and ethics, which delineate our standards for our officers, directors and employees.
Our internet address is www.nrfc.com. The information on our website is not incorporated by reference in this prospectus. We make available, free of charge through a link on our website, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed or furnished with the SEC, as soon as reasonably practicable after such filing or furnishing. We also post corporate presentations on our website from time-to-time. Our website further contains our code of business conduct and ethics, code of ethics for senior financial officers, corporate governance guidelines and the charters of our audit committee, nominating and corporate governance committee and compensation committee of our board of directors. Within the time period required by the rules of the SEC and the NYSE we will post on our website any amendment to our code of business conduct and ethics and our code of ethics for senior financial officers as defined in the code.
Properties
Our properties are part of our real estate segment and are described under “- Real Estate.” The following table presents information with respect to our real estate investments as of December 31, 2013 (dollars in thousands, except for per metric data):

Location City, State	Metric (1)	Percentage Leased/Occupied	Rent per Metric (2)	Number of Properties	Lease Expiration Date (3)	Leasehold Expiration Date (3)	Gross Carrying Value (4)	Borrowings	Net Cash Flow (5)
Manufactured Housing
Alton, IL	520	84%	$946	1	Various	NA	$3,950	$6,575	$413
Apopka, FL	254	94%	5,298	1	Various	NA	15,220	2,433	1,265
Arvada, CO	250	89%	6,494	2	Various	NA	18,509	8,671	1,445
Aurora, CO	303	90%	6,377	1	Various	NA	21,595	4,240	1,739
Austin, TX	632	98%	4,128	2	Various	NA	38,027	34,357	2,557
Belton, MO	443	85%	3,123	1	Various	NA	13,582	3,044	1,176
Bloomingburg, NY	257	78%	6,645	1	Various	NA	20,150	1,364	1,332
Blossvale, NY	130	100%	1,623	1	Various	NA	3,560	10,615	211
Casper, WY	486	69%	4,980	5	Various	NA	20,830	24,157	1,670
Cheyenne, WY	462	99%	2,541	3	Various	NA	15,745	33,467	1,162
Clearfield, UT	200	100%	3,760	1	Various	NA	14,642	26,022	752
Clio, MI	146	79%	2,887	1	Various	NA	5,859	3,539	333
Commerce City, CO	115	99%	3,838	2	Various	NA	6,922	9,070	437
Connelly, NY	62	99%	6,826	1	Various	NA	7,362	5,160	419
Davie, FL	144	97%	16,652	1	Various	NA	18,197	5,676	2,326
Davison, MI	221	67%	2,789	1	Various	NA	6,391	3,791	413
Denver, CO	100	94%	6,117	1	Various	NA	7,498	8,502	575
Denver, CO	345	90%	5,723	1	Various	NA	25,360	22,363	1,777
Fayetteville, CO	65	100%	785	1	Various	NA	1,089	5,456	51
Ft. Collins, CO	597	91%	4,981	2	Various	NA	35,056	14,929	2,706
Gainesville, FL	560	76%	2,733	2	Various	NA	14,397	29,413	1,163
Gansevoort, NY	17	94%	375	1	Various	NA	673	2,145	6
Gillette, WY	517	75%	5,292	4	Various	NA	27,304	17,461	2,052
Godfrey, IL	73	100%	1,493	1	Various	NA	1,569	3,564	109
Golden, CO	226	99%	4,907	1	Various	NA	14,962	1,466	1,098
Grand Prairie, TX	554	93%	3,296	2	Various	NA	29,609	21,967	1,698
Greeley, CO	933	98%	2,567	3	Various	NA	30,165	14,714	2,347
Haysville, KS	85	99%	594	1	Various	NA	1,637	9,436	50
Henderson, CO	339	70%	8,921	1	Various	NA	26,412	9,685	2,117
Jacksonville, FL	2,206	89%	3,015	6	Various	NA	93,965	82,076	5,919
Kansas City, KS	397	94%	1,844	1	Various	NA	8,173	4,570	688
Kansas City, MO	281	82%	3,667	1	Various	NA	10,681	7,062	845
Kissimmee, FL	489	85%	4,610	1	Various	NA	29,440	1,253	1,916
Lake Wales, FL	216	98%	2,636	1	Various	NA	8,217	9,679	558
Laramie, WY	120	99%	3,190	1	Various	NA	5,481	4,526	379
Lawrence, KS	374	72%	4,876	4	Various	NA	15,887	17,987	1,313
Layton, UT	961	100%	1,648	2	Various	NA	28,555	12,384	1,584
Lewisville, TX	451	95%	4,390	1	Various	NA	32,787	23,852	1,881
Liverpool, NY	404	61%	4,419	1	Various	NA	14,682	11,920	1,089
Longmont, CO	102	100%	4,676	1	Various	NA	6,293	2,661	477
Longmont, CO	710	96%	5,194	2	Various	NA	48,945	44,225	3,540
Loveland, CO	113	98%	4,145	1	Various	NA	6,557	17,984	459
Magna, UT	208	86%	4,757	1	Various	NA	15,270	3,612	851
Manhattan, KS	405	86%	3,939	3	Various	NA	19,928	23,538	1,372
Nanuet, NY	137	91%	7,596	1	Various	NA	14,106	8,256	947
Naples, FL	364	77%	5,894	1	Various	NA	15,563	7,961	1,652
North Salt Lake, UT	379	68%	7,656	1	Various	NA	31,199	5,455	1,973
O' Fallon, IL	167	93%	2,492	1	Various	NA	4,947	11,561	387
Ogden, UT	927	94%	3,923	5	Various	NA	67,567	20,361	3,418
Orlando, FL	968	93%	3,224	4	Various	NA	34,308	57,410	2,902
Park City, KS	503	82%	856	2	Various	NA	4,904	12,554	353
Pompano Beach, FL	166	100%	2,771	1	Various	NA	6,736	3,774	460
Pontoon Beach, IL	278	92%	3,132	1	Various	NA	10,447	8,689	801
Port Jervis, NY	61	97%	11,611	1	Various	NA	10,388	12,377	687
Queensbury, NY	133	84%	5,075	1	Various	NA	9,037	2,071	567
Salt Lake City, UT	1,496	83%	3,266	4	Various	NA	73,913	57,189	4,055
Sandy, UT	199	90%	7,527	1	Various	NA	26,286	20,125	1,348
Sarasota Springs, NY	63	100%	2,683	1	Various	NA	3,008	12,090	169

Location City, State	Metric (1)	Percentage Leased/Occupied	Rent per Metric (2)	Number of Properties	Lease Expiration Date (3)	Leasehold Expiration Date (3)	Gross Carrying Value (4)	Borrowings	Net Cash Flow (5)
Springdale, AR	294	83%	$1,533	2	Various	NA	$5,563	$7,529	$374
Thornton, CO	208	100%	5,120	1	Various	NA	13,883	21,998	1,065
Thornton, CO	1,516	87%	5,649	2	Various	NA	105,910	93,905	7,451
Tooele, UT	193	84%	3,214	1	Various	NA	10,437	11,618	521
Topeka, KS	614	83%	1,723	3	Various	NA	12,272	23,575	878
Washingtonville, NY	82	100%	4,098	1	Various	NA	5,991	3,052	336
West Jordan, UT	381	75%	6,212	2	Various	NA	36,114	14,705	1,775
West Valley City, UT	240	99%	4,550	2	Various	NA	21,527	24,333	1,081
Wichita, KS	1,668	96%	596	6	Various	NA	15,730	57,631	954
Winter Haven, FL	212	100%	1,882	1	Various	NA	6,095	16,069	399
Total	27,722	87%		119			1,337,064	1,124,899	90,823

Healthcare
Alexandria, MN	15,483	100%	11.12	1	Jun-23	NA	2,460	1,748	172
Baxter, MN	13,751	100%	15.30	1	Jun-23	NA	3,006	2,291	210
Black Mountain, NC	36,235	100%	23.01	1	Mar-25	NA	7,115	5,075	834
Blountstown, FL	33,722	100%	21.77	1	Mar-25	NA	6,355	3,709	734
Bremerton, WA	68,601	100%	11.14	1	Mar-21	NA	9,495	6,971	764
Carrollton, GA	49,000	100%	5.97	1	Mar-21	NA	6,053	2,826	293
Castleton, IN	46,026	100%	20.17	1	Jun-17	NA	8,754	7,453	928
Charleston, IL	39,393	100%	8.02	1	Mar-21	NA	7,439	5,607	316
Chesterfield, IN	19,062	100%	27.21	1	Jun-17	NA	5,019	4,282	519
Cincinnati, OH	69,806	100%	27.93	1	Mar-21	NA	18,599	10,938	1,950
Clemmons, NC	30,929	100%	22.39	1	Mar-25	NA	4,911	2,069	692
Clinton, OK	31,377	100%	0.40	1	Mar-21	NA	4,221	1,283	13
Cloquet, MN	13,956	100%	21.02	1	Jun-23	NA	4,191	3,398	293
Columbia City, IN	30,462	100%	33.16	1	Jun-17	NA	7,424	8,339	1,010
Daly City, CA (6)	78,482	100%	19.52	1	Aug-21	Aug-21	12,322	10,775	1,532
Daly City, CA	26,262	100%	24.88	1	Aug-21	NA	5,169	4,595	654
Detroit Lakes, MN	14,615	100%	11.78	1	Jun-23	NA	2,460	1,977	172
Duluth, MN	63,430	100%	14.94	1	Jun-23	NA	12,736	9,655	947
Duluth, MN	14,592	100%	21.85	1	Jun-23	NA	4,555	3,298	319
Duluth, MN - Land	NA	NA	NA	NA	NA	NA	555	—	—
Dunkirk, IN	19,140	100%	13.69	1	Jun-17	NA	2,609	2,164	262
East Arlington, TX - MOB	26,552	100%	14.67	1	Various	NA	4,583	3,210	390
Effingham, IL	7,808	100%	26.97	1	Mar-21	NA	1,368	519	211
Effingham, IL	39,393	100%	16.58	1	Mar-21	NA	5,698	4,415	653
Elk City, OK	51,989	100%	6.94	1	Mar-21	NA	7,267	4,171	361
Fairfield, IL	39,393	100%	16.68	1	Mar-21	NA	8,124	6,141	657
Fergus Falls, MN - Land	NA	NA	NA	NA	NA		245	—	—
Fort Wayne, IN	31,500	100%	19.41	1	Jun-17	NA	5,887	5,048	612
Fullerton, CA	5,500	100%	1.77	1	Mar-21	NA	2,391	749	10
Fullerton, CA	26,200	100%	14.14	1	Mar-21	NA	12,888	7,272	371
Garden Grove, CA	26,500	100%	46.36	1	Mar-21	NA	13,176	10,725	1,229
Grand Rapids, MN	14,255	100%	19.68	1	Jun-23	NA	4,009	3,325	281
Grove City, OH	20,672	100%	25.94	1	Mar-21	NA	7,757	4,304	536
Harrisburg, IL	36,393	100%	17.95	1	Mar-21	NA	5,260	3,534	653
Hartford City, IN	22,400	100%	3.90	1	Jun-17	NA	1,981	721	87
Hobart, IN	43,854	100%	16.19	1	Jun-17	NA	6,854	5,860	710
Huntington, IN - Land	NA	NA	NA	NA	NA	NA	120	—	—
Huntington, IN	58,742	100%	10.50	1	Jun-17	NA	5,563	5,093	617
Indianapolis, IN	36,416	100%	7.50	1	Jun-17	NA	2,721	2,463	273
Kingfisher, OK	26,698	100%	10.04	1	Mar-21	NA	5,920	3,804	268
La Vista, NE	26,683	100%	11.88	1	Mar-21	NA	5,943	4,094	317
LaGrange, IN	46,539	100%	12.91	1	Jun-17	NA	5,940	4,828	601
LaGrange, IN	9,872	100%	4.42	1	Jun-17	NA	631	490	44
Lancaster, OH	21,666	100%	40.28	1	Mar-21	NA	6,717	6,559	873
Lancaster, OH	65,190	100%	—	1	Mar-21	NA	7,526	4,399	—
Little Falls, MN	14,447	100%	9.71	1	Jun-23	NA	2,004	1,687	140
Marysville, OH	16,992	100%	35.00	1	Mar-21	NA	7,601	4,919	595

Location City, State	Metric (1)	Percentage Leased/Occupied	Rent per Metric (2)	Number of Properties	Lease Expiration Date (3)	Leasehold Expiration Date (3)	Gross Carrying Value (4)	Borrowings	Net Cash Flow (5)
Mattoon, IL	39,393	100%	$18.93	1	Mar-21	NA	$7,373	$6,646	$746
Mattoon, IL	39,393	100%	13.93	1	Mar-21	NA	8,063	5,439	549
Memphis, TN	73,381	100%	27.93	1	Mar-21	NA	19,661	14,009	2,049
Middletown, IN - Land	NA	NA	NA	NA	NA	NA	52	—	—
Middletown, IN	18,500	100%	25.09	1	Jun-17	NA	4,882	3,831	464
Mooresville, IN	24,945	100%	20.79	1	Jun-17	NA	4,818	4,282	519
Morris, IL	94,719	100%	7.41	2	Mar-25	NA	10,614	2,069	702
Mountain Iron, MN	14,232	100%	18.82	1	Jun-23	NA	3,826	3,253	268
Mt. Sterling, KY	67,706	100%	21.30	1	Mar-25	NA	13,185	10,735	1,442
Oklahoma City, OK	45,187	100%	3.45	1	Mar-21	NA	6,296	4,247	156
Olney, IL	25,185	100%	12.16	1	Mar-21	NA	2,986	2,353	306
Olney, IL	39,393	100%	11.14	1	Mar-21	NA	5,900	4,064	439
Paris, IL	39,393	100%	17.85	1	Mar-21	NA	7,124	6,554	703
Park Rapids, MN	14,405	100%	13.28	1	Jun-23	NA	2,733	2,432	191
Peru, IN	36,861	100%	14.81	1	Jun-17	NA	7,637	4,507	546
Plymouth, IN	39,092	100%	10.75	1	Jun-17	NA	5,666	3,471	420
Portage, IN	38,205	100%	15.72	1	Jun-17	NA	9,426	4,958	601
Proctor, MN	22,262	100%	25.85	1	Jun-23	NA	8,220	5,112	575
Rantoul, IL	39,393	100%	14.36	1	Mar-21	NA	5,876	5,393	565
Robinson, IL	29,161	100%	18.72	1	Mar-21	NA	5,057	3,835	546
Rockford, IL	54,000	100%	10.92	1	Mar-21	NA	6,007	4,736	590
Rockport, IN - Land	NA	NA	NA	NA	NA	NA	366	—	—
Rockport, IN	26,000	100%	9.87	1	Jun-17	NA	2,345	2,119	257
Rushville, IN	35,304	100%	17.94	1	Jun-17	NA	6,168	5,401	633
Rushville, IN	13,318	100%	8.20	1	Jun-17	NA	1,239	729	109
Santa Ana, CA	24,500	100%	41.79	1	Mar-21	NA	9,564	7,562	1,024
Stephenville, TX	28,875	100%	21.91	1	Mar-21	NA	7,369	5,897	633
Sterling, IL	149,008	100%	5.36	2	Mar-25	NA	7,120	2,247	798
Sullivan, IN	44,077	100%	15.48	1	Jun-17	NA	6,263	5,344	682
Sullivan, IN	18,415	100%	4.45	1	Jun-17	NA	543	966	82
Sullivan, IN - Land	NA	NA	NA	NA	NA	NA	494	—	—
Sycamore, IL	54,000	100%	15.35	1	Mar-21	NA	10,834	8,143	829
Syracuse, IN	57,980	100%	9.89	1	Jun-17	NA	4,689	4,733	573
Tipton, IN	62,139	100%	19.38	1	Jun-17	NA	11,911	9,944	1,205
Tuscola, IL	36,393	100%	14.71	1	Mar-21	NA	5,121	4,011	535
Vandalia, IL	39,393	100%	10.62	1	Mar-21	NA	8,100	7,043	418
Wabash, IN	35,374	100%	5.56	1	Jun-17	NA	1,930	1,645	197
Wabash, IN	70,746	100%	8.03	1	Jun-17	NA	5,605	4,665	568
Wakarusa, IN	48,000	100%	26.16	1	Jun-17	NA	13,709	9,316	1,256
Wakarusa, IN	89,828	100%	7.29	1	Jun-17	NA	7,264	5,996	655
Warsaw, IN - Land	NA	NA	NA	NA	NA	NA	77	—	—
Warsaw, IN	18,980	100%	15.82	1	Jun-17	NA	4,041	2,479	300
Washington Court House, OH	19,660	100%	29.76	1	Mar-21	NA	5,765	4,714	585
Weatherford, OK	53,000	100%	1.29	1	Mar-21	NA	6,205	4,308	68
Wichita, KS	81,810	100%	6.22	1	Mar-21	NA	12,780	7,523	509
Windsor, NC - Land	NA	NA	NA	NA	NA	NA	397	—	—
Total (7)	3,231,584	100%		87	Sep-20		558,923	403,494	47,396

Net Lease
Office
Auburn Hills, MI	105,692	100%	15.88	2	Sep-15	NA	11,587	11,903	1,678
Aurora, CO	183,529	100%	19.32	1	Jun-15	NA	38,459	31,232	3,546
Camp Hill, PA	214,150	100%	15.88	1	Sep-15	NA	25,410	24,119	3,400
Columbus, OH	199,112	100%	12.68	1	Dec-17	NA	33,559	22,300	2,524
Fort Mill, SC	165,000	100%	13.02	1	Oct-20	NA	34,854	29,164	2,148
Milpitas, CA	178,213	100%	15.99	2	Feb-17	NA	25,647	20,056	2,849
Indianapolis, IN	333,600	100%	7.64	1	Dec-25	NA	33,976	26,601	2,548
Rancho Cordova, CA	68,000	100%	15.88	1	Sep-15	NA	12,420	7,659	1,080
Rockaway, NJ	121,038	100%	15.52	1	Jul-17	NA	22,077	16,094	1,879

Location City, State	Metric (1)	Percentage Leased/Occupied	Rent per Metric (2)	Number of Properties	Lease Expiration Date (3)	Leasehold Expiration Date (3)	Gross Carrying Value (4)	Borrowings	Net Cash Flow (5)
Salt Lake City, UT	117,553	100%	$14.34	1	Apr-17	NA	$20,777	$13,688	$1,686
Retail
Bloomingdale, IL (6)	50,000	100%	10.98	1	Jan-22	Jan-27	5,810	5,332	549
Fort Wayne, IN (6)	50,000	100%	8.21	1	Aug-24	Jan-40	3,642	3,020	410
Keene, NH	45,471	100%	15.89	1	Oct-20	NA	8,952	6,237	723
Concord, NH	70,087	100%	12.92	2	Mar-16	NA	11,361	7,788	906
Melville, NY (6)	46,533	100%	9.23	1	Jan-22	Jan-22	3,187	4,136	429
Millbury, MA (6)	54,175	100%	8.80	1	Jan-24	Jan-24	5,994	4,396	477
North Attleboro, MA (6)	50,025	100%	9.08	1	Jan-24	Jan-24	5,445	4,379	454
South Portland, ME (6)	52,900	100%	16.13	1	Sep-23	Jan-31	6,687	3,819	853
Wichita, KS	48,780	100%	12.46	1	Mar-23	NA	6,909	5,698	608
Industrial
Reading, PA	609,000	100%	3.47	1	Various	NA	25,591	17,765	1,945
Total (8)	2,762,858	100%		23	Mar-19		342,344	265,386	30,692

Multifamily
Houston, TX	256	83%	10,984	12	Various	NA	18,861	14,870	2,340
Jacksonville, FL	728	92%	12,103	42	Various	NA	65,025	51,130	3,970
Marietta, GA	200	95%	5,248	19	Various	NA	15,327	11,395	997
Memphis, TN	972	95%	3,659	99	Various	NA	50,503	39,600	3,387
Murfreesboro, TN	278	94%	5,964	29	Various	NA	24,237	18,780	1,557
Panama City, FL	200	92%	6,199	28	Various	NA	16,246	12,880	1,141
Roswell, GA	396	91%	6,202	37	Various	NA	32,715	23,812	2,257
Savannah, GA	360	94%	6,548	39	Various	NA	32,696	25,550	2,213
Scottsdale, AZ	626	91%	6,484	42	Various	NA	61,524	46,538	3,713
Total (9)	4,016	93%		347			317,134	244,555	21,575

REO-Retail
Sheboygan, WI	287,633	79%	—	1	Various	NA	5,037	—	76
Total	287,633	79%		1			5,037	—	76
Grand Total							$2,560,502	$2,038,334	$190,562
_______________________________________________________

(1)	The metrics used include sites for manufactured housing, square footage for healthcare, net lease and REO and units for multifamily.

(2)	Represents net cash flow (as described in footnote 5) based on percentage leased/occupied.

(3)	Based on initial term and represents the weighted average lease term if more than one lease.

(4)
Represents operating real estate before accumulated depreciation as presented in our consolidated financial statements and excludes purchase price allocations related to net intangible and other assets and liabilities of $94 million as of December 31, 2013. Refer to "Operating Real Estate" of "Financial Statements."

(5)
For healthcare, net lease and REO properties, represents contractual rent less operating expenses, excluding the effects of straight-line rent, annualized based on fourth quarter 2013 amounts. For manufactured housing and multifamily properties, represents trailing twelve month actual rent less operating expenses for properties owned for the full year 2013 and annualized actual from acquisition date through December 31, 2013 for properties owned for less than twelve months.

(6)	Represents a leasehold interest in the property. All other properties are fee interest.

(7)	Excludes portfolio level financing of $75 million as of December 31, 2013.

(8)
Excludes a joint venture with three buildings with a carrying value of $27 million, which generated $2 million of net cash flow. Our net lease portfolio totals 2.7 million square feet and was 97% leased, with a weighted average lease term of 4.8 years, including such joint venture as of December 31, 2013.

(9)
Excludes a joint venture investment with a carrying value of $36 million, which generated $2 million of net cash flow. Our multifamily portfolio totals 4,500 units and was 92% leased, including such joint venture as of December 31, 2013.

2014 Real Estate Acquisitions
Healthcare Portfolio
In May 2014, we completed our acquisition of a $1.1 billion healthcare real estate portfolio comprised of over 8,500 beds diversified across assisted living and skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. We acquired the portfolio through a joint venture with NorthStar Healthcare and an affiliate of Formation Capital, LLC. We contributed $358 million for an approximate 86% interest in the joint venture and together with NorthStar Healthcare own an aggregate approximate 92% interest in the joint venture.
Innkeepers Portfolio
In June 2014, we completed our acquisition of a $1.1 billion hotel portfolio, including certain closing costs, pre-funded capital expenditures and other costs, consisting of 47 upscale extended stay hotels and premium branded select service hotels with approximately 6,100 rooms. The Innkeepers Portfolio is a geographically diverse, bi-coastal portfolio located primarily in top metropolitan markets, with the largest concentration of net operating income from hotels in California. 83% of the Innkeepers Portfolio is affiliated with Marriott or Hilton. We acquired the Innkeepers Portfolio through a joint venture with Chatham Lodging Trust (NYSE: CLDT) where we contributed approximately $193 million of equity for an approximate 90% ownership interest.
Industrial Portfolio
In May 2014, we entered into an agreement to invest $167 million of preferred and common equity in an approximately $406 million, 6.3 million square foot industrial portfolio that is 100% net-leased with a remaining weighted average lease term of over 12 years. This portfolio consists of 39 properties across 17 states with the largest concentration of net operating income from properties in California.  As part of this investment, we are expected to have an approximate 50% ownership interest.
Strategic Investments
In June 2014, we acquired the Aerium GP Interest. Aerium currently manages approximately €6.2 billion of real estate assets across 12 countries and employs over 180 professionals, some of whom will be providing services to NSAM following the spin-off as part of the acquisition of the Aerium GP Interest.
There can be no assurance that we will complete the transactions that we have under contract described above on the terms contemplated or at all.
Legal Proceedings
We are involved in various litigation matters arising in the ordinary course of our business. Although we are unable to predict with certainty the eventual outcome of any litigation, in the opinion of management, our legal proceedings are not expected to have a material adverse effect on our financial position or results of operations. Refer to “Commitments and Contingencies” in “Financial Statements” for further disclosure regarding legal proceedings.
Market for Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters
NRF common stock is listed on the NYSE under the symbol “NRF.” The following table presents the high, low and last sales prices for our common stock, as reported on the NYSE, and dividends per share with respect to the periods indicated:

Period	High	Low	Close	Dividends
2014
First Quarter (1)	$16.31	$13.68	$16.14	$0.25
2013
Fourth Quarter	$13.45	$9.15	$13.45	$0.25
Third Quarter	$10.02	$8.61	$9.28	$0.21
Second Quarter	$10.16	$8.30	$9.10	$0.20
First Quarter	$9.66	$7.31	$9.48	$0.19

2012
Fourth Quarter	$7.04	$5.74	$7.04	$0.18
Third Quarter	$6.43	$5.29	$6.36	$0.17
Second Quarter	$5.94	$4.95	$5.22	$0.16
First Quarter	$5.78	$4.90	$5.41	$0.15
_______________________________________________________

(1)	On May 7, 2014, we declared a dividend of $0.25 per share of common stock. This dividend was paid on May 13, 2014 to stockholders of record as of the close of business on May 19, 2014.

The following table presents our dividends declared on NRF common stock, on a per share basis, for the three months ended March 31, 2014 and years ended 2013 and 2012:

Declaration Date	Dividend
2014
May 7	$0.250
2013
October 30	$0.210
July 31	$0.200
May 1	$0.190
February 13	$0.180

2012
November 1	$0.170
August 2	$0.160
May 2	$0.150
February 15	$0.135
Selected Financial Data
The information below should be read in conjunction with “Forward-Looking Statements,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and the related notes thereto included in “Financial Statements” included in this prospectus.
NorthStar Realty
The selected historical consolidated information of NorthStar Realty presented for the three months ended March 31, 2013 and 2014 and years ended December 31, 2013, 2012, 2011, 2010 and 2009 relates to our operations and has been derived from our audited consolidated statements of operations included in this prospectus. In connection with this prospectus, we have reclassified certain amounts in our historical audited consolidated financial statements principally related to certain properties reclassified as held for sale during the period. As a result, we have reported revenue and expenses from these properties as discontinued operations for each period presented in our prospectus. These reclassifications had no effect on our reported net income (loss).

	Three Months March 31,		Years Ended December 31,
	2014	2013	2013	2012	2011	2010	2009
Operating Data:	(Dollars in thousands, except per share data)
Net interest income on debt and securities	$75,396	$58,938	$265,837	$335,496	$355,921	$273,727	$126,342
Total other revenues	94,247	59,836	330,785	165,069	122,457	118,576	92,247
Total expenses	139,660	95,218	460,588	308,159	328,624	409,314	289,809
Income (loss) from operations	29,983	23,556	136,034	192,406	149,754	(17,011)	(71,220)
Income (loss) from continuing operations	(122,722)	49,536	(79,554)	(275,040)	(259,855)	(391,948)	(154,259)
Net income (loss)	(123,106)	49,696	(87,910)	(273,089)	(242,526)	(389,560)	(136,576)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	(134,961)	36,622	(137,453)	(288,587)	(263,014)	(395,466)	(151,208)
Earnings Per Share:
Basic	$(0.42)	$0.21	$(0.65)	$(2.31)	$(2.94)	$(5.17)	$(2.16)
Diluted	$(0.42)	$0.20	$(0.65)	$(2.31)	$(2.94)	$(5.17)	$(2.16)
Dividends per share of common stock	$0.25	$0.19	$0.85	$0.66	$0.46	$0.40	$0.40

	March 31,	December 31,
	2014	2013	2012	2011	2010	2009
Balance Sheet Data:	(Dollars in thousands)
Cash and cash equivalents	$504,127	$635,990	$444,927	$144,508	$125,439	$138,928
Operating real estate, net	2,327,914	2,369,505	1,390,546	1,089,449	938,062	978,902
Real estate debt investments, net	1,158,058	1,031,078	1,832,231	1,710,582	1,821,764	1,936,482
Investments in private equity funds, at fair value	571,903	586,018	—	—	—	—
Investments in and advances to unconsolidated ventures	144,282	142,340	111,025	96,143	99,992	38,299
Real estate securities, available for sale	978,381	1,052,320	1,124,668	1,473,305	1,691,054	336,220
Total assets	6,212,818	6,360,050	5,513,778	5,006,437	5,151,991	3,669,564
Total borrowings	3,566,591	3,342,071	3,790,072	3,509,126	3,416,939	2,042,422
Total liabilities	3,878,014	3,662,587	4,182,914	3,966,823	3,779,478	2,210,924
Preferred stock	697,352	697,352	504,018	241,372	241,372	241,372
Total equity	2,303,404	2,697,463	1,330,864	1,039,614	1,277,691	1,363,818

	March 31,	Years Ended December 31,
	2014	2013	2012	2011	2010	2009
Other Data:	(Dollars in thousands)
Cash flow provided by (used in):
Operating activities	$53,696	$240,674	$76,911	$59,066	$35,558	$54,518
Investing activities	(60,979)	(2,285,153)	51,901	383,323	403,325	123,319
Financing activities	(124,580)	2,235,542	171,607	(423,320)	(452,372)	(172,948)
In 2013, we began using CAD as a non-GAAP measure of the operating performance of a REIT and of us in particular. CAD for the year ended December 31, 2013 was $234 million. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures” for details on the calculation of CAD including a reconciliation of CAD to net income (loss) attributable to common stockholders calculated in accordance with U.S. GAAP.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Before the merger, we are the majority-owned private REIT subsidiary of NorthStar Realty Finance Corp., through which NorthStar Realty holds substantially all of its assets and earns substantially all of its revenues. The following discussion of the Business of NorthStar Realty below applies equally to Sub-REIT prior to and after the merger, except as otherwise specifically noted or as context may requires. References in the following section to “we,” “our” and “us” refer to NorthStar Realty or NorthStar Realty together with its consolidated subsidiaries, as the context may require. The following discussion should be read in conjunction with our consolidated financial statements and notes thereto included in “Financial Statements” and risk factors included in “Risk Factors” of this prospectus.
Introduction
NorthStar Realty Finance Corp. is a diversified CRE investment and asset management company. We invest in multiple asset classes across commercial real estate that we expect will generate attractive risk-adjusted returns. Our investments may take the form of acquiring real estate, originating or acquiring senior or subordinate loans, as well as pursuing opportunistic CRE investments, both in the United States and internationally. Our asset management business is focused on raising and managing capital on a fee basis from alternate sources, which currently includes our non-traded REITs and sponsoring other companies through joint ventures and partnerships, such as our recent strategic transaction with RXR Realty and our healthcare partnership. We seek to generate stable cash flow for distribution to our stockholders through our diversified portfolio of commercial real estate assets and growth of our asset management business and in turn build long-term franchise value. We completed our initial public offering in October 2004 and conduct substantially all of our operations and make our investments through NRFLP, including its subsidiaries. We conduct our operations so as to continue to qualify as a REIT for federal income tax purposes.
On December 10, 2013, we announced that our board of directors unanimously approved a plan to spin-off our asset management business into a separate publicly traded company in the form of a tax-free distribution. In connection with the spin-off, we formed NSAM. Upon completion of the spin-off, we will be externally managed by an affiliate of NSAM through a management contract with an initial term of 20 years, with automatic renewal terms thereafter. The management agreement may not be terminated during its initial term, during any renewal term or at the end of any term, unless we have cause to terminate.  The management agreement defines cause to exist only if one or more of the following events occur: (i) NSAM engages in fraud against us or misappropriates or embezzles our funds; (ii) NSAM breaches the management agreement in bath faith or is grossly negligent under the management agreement and the breach or gross negligence has a material adverse effect on us which cannot be reversed within a specified period of time; (iii) NSAM becomes bankrupt or insolvent; (iv) NSAM is dissolved; or (v) the management agreement has caused or will cause us to fail to qualify under the tax laws as a REIT, our board of directors has not determined that it is desirable to cease qualifying as a REIT, and NSAM will not amend or modify the management agreement to allow us to qualify as a REIT.
The management agreement with NSAM provides for: (i) an annual base management fee equal to the sum of: (a) $100 million; (b) an additional annual base management fee equal to 1.5% per annum of the sum of: (1) cumulative net proceeds of all common equity and preferred equity issued by NorthStar Realty after December 10, 2013; (2) equity issued in exchange or conversion of exchangeable senior notes based on the stock price at the date of issuance; (3) any other issuances of common equity, preferred equity or other forms of equity, including but not limited to units in an operating partnership (excluding equity-based compensation, but including issuances related to an acquisition, investment, joint venture or partnership); and (4) cumulative CAD in excess of cumulative distributions paid on common stock, LTIP Units or other equity awards beginning the first full calendar quarter after completion of the spin-off; (c) an additional annual base management fee equal to the greater of: (1) $10 million; or (2) for the applicable quarter, the portion of distributable cash flow from NorthStar Realty’s equity interest related to the asset management business of RXR Realty; and (d) an additional annual base management fee equal to the greater of: (1) $10 million; or (2) for the applicable quarter, the portion of distributable cash flow from NorthStar Realty’s Aerium investment; and (ii) an incentive fee determined, with each of the fees set forth in clauses (i) and (ii) being calculated and payable quarterly in arrears in cash. In addition, NSAM may earn incentive fees from NorthStar Realty’s healthcare investments in connection with the Healthcare Strategic Partnership.
NSAM will also manage our sponsored non-traded REITs: NorthStar Income, NorthStar Healthcare and NorthStar Income II, collectively referred to as our Sponsored Companies. NSAM will also own NorthStar Securities, our captive broker-dealer platform and perform other asset management-related services. NSAM will be led by our current management team, which has a proven track record in managing and growing both our company and our Sponsored Companies. In addition, NSAM will manage NorthStar/RXR New York Metro, which confidentially submitted a registration statement on Form S-11 to the Securities and Exchange Commission, or SEC, on March 31, 2014. In connection with and immediately prior to the consummation of the spin-off, we expect to effect a 1-for-2 reverse stock split of our common stock.

We describe in this prospectus our asset management business as it exists as of the date of this report. We expect to contribute our asset management business to NSAM in conjunction with the completion of the spin-off. NSAM is a newly-formed entity that will not have conducted any separate operations prior to the spin-off and some of the actions necessary to transfer our assets and liabilities to NSAM have not occurred but will occur prior to the effectiveness of the spin-off.
Summary of Business
Our primary business lines are as follows:

•
Real Estate - Our real estate business concentrates on various types of investments in commercial real estate located throughout the United States that includes manufactured housing communities, healthcare, hotel, net lease and multifamily properties. In addition, our real estate business includes investments (directly or indirectly in joint ventures) owning limited partnership interests in PE Investments, diversified by property type and geography. Our manufactured housing communities portfolio focuses on owning pad rental sites located throughout the United States. Our healthcare properties are typically leased under net leases to healthcare operators and focus on mid-acuity facilities (i.e., skilled nursing and assisted living), with the highest concentration in private-pay assisted living facilities which we believe have the most advantageous underlying demographic trends and fundamentals. Our net lease properties are primarily office, industrial and retail properties typically under net leases to corporate tenants. Our multifamily portfolio primarily focuses on owning properties located in suburban markets that are best suited to capture the formation of new households.

•
Commercial Real Estate Debt - Our CRE debt business is focused on originating, structuring, acquiring and managing senior and subordinate debt investments secured primarily by commercial real estate and includes first mortgage loans, subordinate interests, mezzanine loans and preferred equity interests. We may from time to time take title to collateral in connection with a CRE debt investment as real estate owned, or REO, which would be included in our CRE debt business.

•
Asset Management - Our asset management business provides asset management and other services to our Sponsored Companies and any other companies we may sponsor in the future, through which we earn management, incentive and other fees. We currently manage NorthStar Income, NorthStar Healthcare and NorthStar Income II. In connection with the Sponsored Companies, we manage the day to day operations including identifying, originating, acquiring and managing investments on their behalf and earn asset management and other fees for these services, which vary based on the amount of assets under management, investment activity and investment performance. In addition, we continue to receive collateral management fees related to administrative responsibilities on our CDO financing transactions.

•
Commercial Real Estate Securities - Our CRE securities business is predominately comprised of N-Star CDO bonds and N-Star CDO equity of our deconsolidated N-Star CDOs and includes other securities, which are mostly conduit commercial mortgage-backed securities, or CMBS, meaning each asset is a pool backed by a large number of commercial real estate loans. We also invest in opportunistic CRE securities such as an investment in a “B-piece” CMBS.

We have the ability to invest in a broad spectrum of commercial real estate assets and seek to provide attractive risk-adjusted returns. Our ability to invest across the CRE market creates complementary and overlapping sources of investment opportunities based upon common reliance on real estate fundamentals and application of similar portfolio management skills to maximize value and to protect capital. Additionally, we may pursue opportunistic investments across all our business lines including CRE equity and debt investments. Examples of opportunistic investments include PE Investments, strategic joint ventures and repurchasing our CDO bonds at a discount to their principal amount.
In 2014 through June 9, 2014, we issued an aggregate net capital of $737 million, including $519 million from the issuance of common equity and $217 from the issuance of preferred stock. In 2013, we issued aggregate net capital of $1.9 billion, including $1.4 billion from the issuance of common equity, $193 million from the issuance of preferred stock and $335 million from the issuance of exchangeable senior notes. In 2012, we issued aggregate net capital of $724 million, including $383 million from the issuance of common equity, $262 million from the issuance of preferred stock (including through our at-the-market equity offering program) and $79 million from the issuance of exchangeable senior notes.
We are also focused on raising capital for our Sponsored Companies through NorthStar Securities, our broker-dealer subsidiary. Our first Sponsored Company, NorthStar Income, a CRE debt focused non-traded REIT, successfully completed its public offering on July 1, 2013 by raising $1.1 billion of capital. Inception to date, NorthStar Income has invested substantially all of its offering proceeds. We are currently raising capital for our second Sponsored Company, NorthStar Healthcare, a healthcare equity and debt focused non-traded REIT, which has a maximum offering amount of $1.1 billion and our third Sponsored Company, NorthStar Income II, our second CRE debt focused non-traded REIT, which has a maximum offering amount of $1.65 billion. From inception through May 7, 2014, NorthStar Healthcare raised approximately $260 million of capital and

NorthStar Income II raised approximately $98 million of capital. NorthStar Healthcare and NorthStar Income II picked up momentum in raising capital in 2013, following the execution of a number of selling agreements in June 2013 and October 2013, respectively. The pace at which we have been able to execute selling agreements and therefore raise capital for NorthStar Healthcare and NorthStar Income II has been greater compared to our first non-traded REIT, NorthStar Income. With regard to NorthStar Income II, we believe our ability to obtain selling agreements, and in turn raise capital at a strong pace, has been driven by the success and similarity of its business to NorthStar Income. On March 31, 2014, NorthStar/RXR New York Metro confidentially submitted a registration statement on Form S-11 to the SEC seeking to raise up to $2.0 billion in a public offering of common stock. NorthStar/RXR New York Metro will be structured as a public, non-traded corporation that intends to qualify as a REIT and is co-sponsored by NSAM and RXR Realty. NorthStar/RXR New York Metro intends to make commercial real estate investments in the New York City metropolitan area. The public offering is expected to commence after the SEC completes its review process, subject to market and other conditions.
Our financing strategy focuses on match funding our assets and liabilities by having similar maturities and like-kind interest rate benchmarks (fixed or floating) to manage refinancing and interest rate risk. In terms of our CRE debt and securities investments and our real estate portfolio, we pursue a variety of financing arrangements such as securitization financing transactions, credit facilities, mortgage notes and other term borrowings. The amount of our borrowings depends upon the nature and credit quality of our assets, the structure of our financings and where possible, we seek to limit our reliance on recourse borrowings. Our real estate portfolio is predominately financed with non-recourse, non-mark-to-market mortgage notes.
In late 2011, we began using secured term credit facilities provided by major financial institutions to partially finance CRE debt which currently provide for an aggregate of up to $240 million to finance loan originations. In November 2012, we and NorthStar Income entered into a securitization financing transaction, or Securitization 2012-1. In August 2013, we, on behalf of NorthStar Income, entered into a securitization financing transaction, Securitization 2013-1. Securitization 2012-1 and Securitization 2013-1 are collectively referred to as the Securitization Financing Transactions. These Securitization Financing Transactions provide permanent, non-recourse, non-mark-to-market financing for newly-originated CRE debt investments. The CRE debt investments financed by Securitization 2012-1 were previously financed on our credit facilities. Borrowing levels may change for our CRE debt and real estate investments depending upon the nature of the assets and the related financing.
We also historically originated or acquired CRE debt and securities investments that were predominantly financed through permanent, non-recourse CDOs. In addition, we acquired equity interests of two CRE debt focused CDOs, the CSE RE 2006-A CDO, or CSE CDO, and the CapLease 2005-1 CDO, or CapLease CDO. All of these CDOs are past their reinvestment period and given the nature of these transactions these CDOs are amortizing over time as the underlying assets paydown or are sold. We have been winding down our legacy CDO business and investing in a broad and diverse range of CRE assets. As a result, such legacy business is a significantly smaller portion of our business today than in the past. Refer to “Liquidity and Capital Resources” for a further discussion of our legacy CDO business.
We believe that we maintain a competitive advantage through a combination of our deep industry relationships and market leading CRE credit underwriting and capital markets expertise which enables us to manage credit risk across our business lines as well as to structure and finance our assets efficiently. Our ability to invest across the spectrum of commercial real estate investments creates complementary and overlapping sources of investment opportunities based on a common reliance on CRE fundamentals and application of similar underwriting and asset management skills as we seek to maximize stockholder value and to protect our capital.
We conduct our operations so as to continue to qualify as a REIT for federal income tax purposes.
Sources of Operating Revenues and Cash Flows
We primarily generate revenue from net interest income on our CRE debt and securities portfolios, rental income from our real estate properties and fee income from our asset management activities. Additionally, we record equity in earnings of unconsolidated ventures, including from PE Investments. Our income is primarily derived through the difference between revenue and the cost at which we are able to finance our investments. We may also acquire investments which generate attractive returns without any leverage.
Profitability and Performance Metrics
We calculate several metrics to evaluate the profitability and performance of our business.

•	CAD (refer to “Non-GAAP Financial Measures—Cash Available for Distribution” for a description of this metric).

•	Credit losses are a measure of performance and can be used to compare the credit performance of our assets to our competitors and other finance companies.

•	Assets under management growth is a driver of our ability to grow our income especially related to our Sponsored Companies.
Outlook and Recent Trends
Liquidity and capital started to become more available in the commercial real estate markets to stronger sponsors in both 2012 and 2013 and Wall Street and commercial banks began to more actively provide credit to real estate borrowers accelerating the pace of investment in real estate. A proxy of the easing of credit and restarting of the capital markets for commercial real estate debt is the approximately $45 billion and $80 billion in non-agency CMBS issuance in 2012 and 2013, respectively. However, non-agency CMBS issuance of $19 billion in the first quarter 2014 was down 12% when compared to $22 billion issued in the same period 2013. To stimulate growth, several of the world’s largest central banks acted in a coordinated effort through massive injections of stimulus in the financial markets in late 2012, which had the effect of keeping interest rates low. Since mid-2013, there has been a focus on the pace at which the U.S. Federal Reserve and other sovereign national banks will taper their respective stimulus efforts. This change in policy has led to and may continue in the future to result in an increase in interest rates on U.S. government and other sovereign government bonds as well as interest rates more generally. However, the U.S. Federal Reserve has indicated that it intends to keep short-term interest rates near zero while monitoring employment and inflation, but there can be no assurance that these policies will remain unchanged.
Partly as a result of this stimulus, the commercial real estate markets have improved, with valuations approaching, and in some cases exceeding, 2007 levels. However, a range of economic and political headwinds remain, including a weak labor market recovery, legislative gridlock, potential conflict over budget deficits and the debt ceiling, the impact of the Affordable Care Act, uncertain U.S. Federal Reserve policy, concern with emerging market economies and Eastern European strife, among other matters. We expect that this dynamic, along with global market instability and the risk of maturing commercial real estate debt that may have difficulties being refinanced, will continue to cause periodic volatility in the CRE market for some time. It is currently estimated that approximately $1.4 trillion of commercial real estate debt will mature through 2017. While there is an increased supply of liquidity in the commercial real estate market, we still anticipate that certain of these loans will not be able to be refinanced, potentially inhibiting growth and contracting credit.
As the capital markets began opening up in 2012, NorthStar Realty began to again access the capital markets as evidenced by two securitization transactions it structured, securitizing $882 million of assets with permanent, non-recourse, non-mark-to-market financing. The stimulus in the United States helped to increase demand for new CMBS, even though current new issue volume is still below historic levels. Industry experts are currently predicting approximately $90 billion of non-agency CMBS issuance in 2014.
Virtually all commercial real estate property types were adversely impacted by the credit crisis and subsequent recession, while others such as land, condominium and other commercial property types were more severely impacted. The commercial real estate debt, equity and securities investments of our Managed Companies could be negatively impacted by weak real estate markets and economic conditions. Weak economic conditions could reduce a tenant’s/operator’s ability to make rent payments in accordance with the contractual terms of the leases and for companies to lease new space. To the extent that market rental and occupancy rates are reduced, property-level cash flow is negatively affected as existing leases renew at lower rates and over longer periods of time, the decreased cash flow impacts the value of underlying properties and the borrowers’ ability to service their outstanding loans.
After showing considerable resiliency during the economic downturn between 2007 and 2010, the non-traded industry has experienced rapid growth with approximately $20 billion of total capital raised in 2013, which is more than double compared to the year ended 2012. As we continue to expand our alternative products distribution channel through NorthStar Securities with a focus on offering non-traded products, we expect to continue to leverage our expertise and proven track record in this competitive capital raising market seeking to offer retail investors direct access to investment opportunities in commercial real estate.
Our Strategy
Our primary business objectives are to invest in commercial real estate assets that we expect will generate attractive risk-adjusted returns and to engage in asset management activities that seek to generate stable cash flow for distribution to our stockholders and build long-term franchise value. We currently anticipate that most of our investment activity and uses of available cash liquidity will be focused on our businesses of acquiring real estate, originating or acquiring loans, as well as pursuing opportunistic CRE investments across our businesses, both in the United States and internationally. Opportunistic investments may include investing in real estate private equity funds, strategic joint ventures and repurchasing our CDO bonds at discounts to par. We are focused on our asset management business predominately by raising and managing capital on a fee basis from alternate sources, currently our Sponsored Companies.

Availability and cost of capital will impact our profitability and earnings since we must raise new capital to fund a majority of this growth. During the credit crisis covering 2007 to 2010, upon observing the deteriorating market conditions, we responded by decreasing investment activity and preserving capital. At the same time, we focused on raising capital in alternate channels, such as the non-traded REIT market. Availability and cost of capital will impact our profitability and earnings since we must raise new capital to fund a majority of this growth.
We took advantage of improved market conditions in terms of both capital raising and investment activity. We issued $737 million of capital to date 2014, $1.9 billion of capital in 2013 and $724 million of capital in 2012. In addition, as of March 31, 2014, we have two credit facilities with an aggregate of $240 million to finance the origination of CRE first mortgage loans. In November 2012 and August 2013, we, and on behalf of NorthStar Income, entered into Securitization Financing Transactions to finance debt investments on a permanent, non-recourse, non-mark-to-market basis that were previously financed on credit facilities.
Critical Accounting Policies
Principles of Consolidation
Our consolidated financial statements include the accounts of NorthStar Realty Finance Corp., the Operating Partnership and their consolidated subsidiaries. We consolidate variable interest entities, or VIEs, where we are the primary beneficiary and voting interest entities which are generally majority owned or otherwise controlled by us. All significant intercompany balances are eliminated in consolidation.
Variable Interest Entities
A VIE is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. We base the qualitative analysis on our review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity. We reassess the initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events.
A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. We determine whether we are the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for us or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to our business activities and the other interests. We reassess the determination of whether we are the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIEs and general market conditions.
We evaluate our CRE debt and securities, investments in unconsolidated ventures and securitization financing transactions, such as our CDOs and its liabilities to subsidiary trusts issuing preferred securities, to determine whether they are a VIE. We analyze new investments and financings, as well as reconsideration events for existing investments and financings, which vary depending on type of investment or financing.
Voting Interest Entities
A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If we have a majority voting interest in a voting interest entity, the entity will generally be consolidated. We do not consolidate a voting interest entity if there are substantive participating rights by other parties and/or kick-out rights by a single party.
We perform on-going reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework.

Investments in and Advances to Unconsolidated Ventures
We have non-controlling, unconsolidated ownership interests in entities that may be accounted for using the equity method, at fair value or the cost method.
Under the equity method, the investment is adjusted each period for capital contributions and distributions and its share of the entity’s net income (loss). Capital contributions, distributions and net income (loss) of such entities are recorded in accordance with the terms of the governing documents. Allocations of net income (loss) may differ from the stated ownership percentage interest in such entities as a result of preferred returns and allocation formulas, if any, as described in such governing documents.
We may account for an investment in an unconsolidated entity at fair value by electing the fair value option. We elected the fair value option for PE Investments and certain components of our investment in RXR Realty. PE Investments are recorded as investments in private equity funds, at fair value on the consolidated balance sheets. We record the change in fair value for our share of the projected future cash flow of such investments from one period to another in equity in earnings (losses) from unconsolidated ventures in the consolidated statements of operations. Any change in fair value attributed to market related assumptions is considered unrealized gain (loss).
We may account for investments that do not qualify for equity method accounting or for which the fair value option was not elected using the cost method if we determine the investment in the unconsolidated entity is insignificant. Under the cost method, equity in earnings is recorded as dividends are received to the extent they are not considered a return of capital, which is recorded as a reduction of cost of the investment.
Fair Value Option
The fair value option provides an election that allows a company to irrevocably elect fair value for certain financial assets and liabilities on an instrument-by-instrument basis at initial recognition. We will generally not elect the fair value option for our assets and liabilities. However, we may elect to apply the fair value option for certain investments. Any change in fair value for assets and liabilities for which the election is made is recognized in earnings.
Operating Real Estate
We follow the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant and land improvements and other identified intangibles. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over their useful life. Ordinary repairs and maintenance are expensed as incurred. Operating real estate is carried at historical cost less accumulated depreciation. Operating real estate is depreciated using the straight-line method over the estimated useful lives of the assets. Costs directly related to an acquisition deemed to be a business combination are expensed and included in transaction costs in our consolidated statements of operations. We evaluate whether real estate acquired in connection with a REO constitutes a business and whether business combination accounting is appropriate. Any excess upon taking title to collateral between the carrying value of a loan over the estimated fair value of the property is charged to provision for loan losses.
Operating real estate, including REO, which has met the criteria to be classified as held for sale, is separately presented on the consolidated balance sheets. Such operating real estate is recorded at the lower of its carrying value or its estimated fair value less the cost to sell. Once a property is determined to be held for sale, depreciation is no longer recorded.
Real Estate Debt Investments
CRE debt investments are generally intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. CRE debt investments that are deemed to be impaired are carried at amortized cost less a loan loss reserve, if deemed appropriate, which approximates fair value. CRE debt investments where we do not have the intent to hold the loan for the foreseeable future or until its expected payoff are classified as held for sale and recorded at the lower of cost or estimated value.
Real Estate Securities
We classify our CRE securities investments as available for sale on the acquisition date, which are carried at fair value. We have historically elected to apply the fair value option for its CRE securities investments. For those CRE securities for which the fair value option was elected, any unrealized gains (losses) from the change in fair value is recorded in unrealized gains (losses) on investments and other in the consolidated statements of operations.
We may decide to not elect the fair value option for certain CRE securities due to the nature of the particular instrument. For those CRE securities for which the fair value option was not elected, any unrealized gains (losses) from the change in fair value is recorded as a component of accumulated other comprehensive income, or OCI, in the consolidated statements of equity, to the extent impairment losses are considered temporary.
Fair Value Measurement
The fair value of financial instruments is categorized based on the priority of the inputs to the valuation technique and categorized into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.
Financial assets and liabilities recorded at fair value on our consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:
Level 1. Quoted prices for identical assets or liabilities in an active market.
Level 2. Financial assets and liabilities whose values are based on the following:
(a)Quoted prices for similar assets or liabilities in active markets.
(b)Quoted prices for identical or similar assets or liabilities in non-active markets.
(c)Pricing models whose inputs are observable for substantially the full term of the asset or liability.

(d)	Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.
Level 3. Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.
Financial assets and liabilities recorded at fair value on a recurring basis are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. Management determines the prices are representative of fair value through a review of available data, including observable inputs, recent transactions as well as our knowledge and experience of the market.
With respect to valuation for CRE securities, we generally obtain at least one quote from a pricing service or broker. Furthermore, we may use internal pricing models to establish arm’s length prices. Generally, the quote from the pricing service is used to determine fair value for the securities. The quotes are not adjusted. The pricing service uses market-based measurements based on valuation techniques that reflect market participants’ assumptions and maximize the use of relevant observable inputs including prices for similar assets, benchmark yield curves and market corroborated inputs such as contractual terms, discount rates for similar securities and credit (such as credit support and delinquency rates). We believe such broker quote is generally based on a market transaction of comparable securities.
To determine the fair value of CRE securities, we maintain a comprehensive quarterly process that includes a valuation committee comprised of senior members of the investment and accounting teams that is designed to enable management to ensure the prices used are representative of fair value and the instruments are properly classified pursuant to the fair value hierarchy.
Initially, a member of the investment team on the valuation committee reviews the prices at quarter end to ensure current market conditions are fairly presented. The investment team is able to assess these values because they are actively engaged in the market, reviewing bid lists, recent sales and frequently have discussions with various banks and other financial institutions regarding the state of the market. We then perform a variety of analyses to ensure the quotes are in a range which it believes to be representative of fair value and to validate the quotes obtained and used in determining the ultimate value used in the financial statements. At the portfolio level, we evaluate the overall change in fair value versus the overall change in the market. We review significant changes in fair value for individual instruments, both positive and negative, from the prior period. We perform back testing on any securities sold to validate the quotes used for the prior quarter. Where multiple quotes are available, we evaluate any large variance between the high and low price. We obtain any available market data that provides insight into the price through recent or comparable security trades, multiple broker bids and other pertinent information. This data may be available through the pricing service or based on data directly available to us. If as part of any of these processes, we are aware of data which we believe better supports the fair value, we challenge the quote provided by either the pricing service or broker. Any discrepancy identified from our processes are reviewed and resolved. The valuation committee approves the final prices. We believe these procedures are designed to enable us to estimate fair value.
Once we determine fair value of CRE securities, we review to ensure the instrument is properly classified pursuant to the fair value hierarchy consistent with U.S. GAAP through our understanding of the valuation methodologies used by the pricing service via discussion with representatives of the pricing service and review of any documentation describing its valuation methodology.
Generally, when fair value is based on the pricing service or multiple broker quotes, we believe, based on our analysis, such quotes are based on observable inputs and are therefore classified as Level 2. Where the price is based on either a single broker quote or an internal pricing model, we generally consider such price to be based on less observable data and therefore classify such instruments as Level 3.
Revenue Recognition
Operating Real Estate
Rental and escalation income from operating real estate is derived from leasing of space to various types of tenants and healthcare operators. The leases are for fixed terms of varying length and generally provide for annual rentals and expense reimbursements to be paid in monthly installments. Rental income from leases is recognized on a straight-line basis over the term of the respective leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in unbilled rent receivable on our consolidated balance sheets. Escalation income represents revenue from tenant/operator leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes paid by us on behalf of the respective property. This revenue is accrued in the same period as the expenses are incurred.
Real Estate Debt Investments
Interest income is recognized on an accrual basis and any related premium, discount, origination costs and fees are amortized over the life of the investment using the effective interest method. The amortization is reflected as an adjustment to interest income in our consolidated statements of operations. The amortization of a premium or accretion of a discount is discontinued if such loan is reclassified to held for sale.
Real Estate Securities
Interest income is recognized using the effective interest method with any premium or discount amortized or accreted through earnings based on expected cash flow through the expected maturity date of the security. Changes to expected cash flow may result in a change to the yield which is then applied retrospectively for high-credit quality securities that cannot be prepaid or otherwise settled in such a way that the holder would not recover substantially all of the investment or prospectively for all other securities to recognize interest income.
Selling Commissions and Dealer Manager Fees
Selling commissions and dealer manager fees represent income earned from selling equity in Sponsored Companies through NorthStar Securities while such companies are raising capital for their respective public offerings. Selling commissions and dealer manager fees and commission expense are accrued on a trade date basis. We are currently raising capital for NorthStar Healthcare and NorthStar Income II. NorthStar Income, our first sponsored company, successfully completed its $1.1 billion public offering on July 1, 2013.
Asset Management and Other Fees
Asset management and other fees include asset management, incentive and other fees, such as acquisition and disposition fees, earned from the Sponsored Companies. Base asset management and other fees are recognized based on contractual terms specified in the underlying governing documents in the periods during which the related services are performed and the amounts have been contractually earned. Incentive fees and payments are recognized subject to the achievement of return hurdles in accordance with the respective terms set forth in each respective governing agreement of the Sponsored Companies.
Credit Losses and Impairment on Investments
Operating Real Estate
Our real estate portfolio is reviewed on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value of our operating real estate may be impaired or that its carrying value may not be recoverable. A property’s value is considered impaired if management’s estimate of the aggregate expected future undiscounted cash flow generated by the property is less than the carrying value. In conducting this review, management considers U.S. macroeconomic factors, real estate sector conditions and asset specific and other factors. To the extent an impairment has occurred, the loss is measured as the excess of the carrying value of the property over the estimated fair value and recorded in impairment on operating real estate in our consolidated statements of operations.

An allowance for a doubtful account for a tenant/operator receivable is established based on a periodic review of aged receivables resulting from estimated losses due to the inability of tenant/operator to make required rent and other payments contractually due. Additionally, we establish, on a current basis, an allowance for future tenant/operator credit losses on unbilled rent receivable based on an evaluation of the collectability of such amounts.
Real Estate Debt Investments
Loans are considered impaired when based on current information and events, it is probable that we will not be able to collect principal and interest amounts due according to the contractual terms. We assess the credit quality of the portfolio and adequacy of loan loss reserves on a quarterly basis, or more frequently as necessary. Significant judgment of management is required in this analysis. We consider the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the loan, a loan loss reserve is recorded with a corresponding charge to provision for loan losses. The loan loss reserve for each loan is maintained at a level that is determined to be adequate by management to absorb probable losses.
Income recognition is suspended for a loan at the earlier of the date at which payments become 90-days past due or when, in the opinion of management, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired loan is in doubt, all payments are applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired loan is not in doubt, contractual interest is recorded as interest income when received, under the cash basis method until an accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. A loan is written off when it is no longer realizable and/or legally discharged.
Investments in and Advances to Unconsolidated Ventures
We review our investments in unconsolidated ventures for which we did not elect the fair value option on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value may be impaired or that its carrying value may not be recoverable. An investment is considered impaired if the projected net recoverable amount over the expected holding period is less than the carrying value. In conducting this review, we consider U.S. macroeconomic factors, including real estate sector conditions, together with asset specific and other factors. To the extent an impairment has occurred and is considered to be other than temporary, the loss is measured as the excess of the carrying value of the investment over the estimated fair value and recorded in provision for loss on equity investment in our consolidated statements of operations.
Real Estate Securities
CRE securities for which the fair value option is elected are not evaluated for other-than-temporary impairment, or OTTI, as any change in fair value is recorded in our consolidated statements of operations. Realized losses on such securities are reclassified to realized gain (loss) on investments and other as losses occur.
CRE securities for which the fair value option is not elected are evaluated for OTTI quarterly. Impairment of a security is considered to be other-than-temporary when: (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. When a CRE security has been deemed to be other-than-temporarily impaired due to (i) or (ii), the security is written down to its fair value and an OTTI is recognized in the consolidated statements of operations. In the case of (iii), the security is written down to its fair value and the amount of OTTI is then bifurcated into: (a) the amount related to expected credit losses; and (b) the amount related to fair value adjustments in excess of expected credit losses. The portion of OTTI related to expected credit losses is recognized in our consolidated statements of operations. The remaining OTTI related to the valuation adjustment is recognized as a component of accumulated OCI in our consolidated statements of equity. The portion of OTTI recognized through earnings is accreted back to the amortized cost basis of the security through interest income, while amounts recognized through OCI are amortized over the life of the security with no impact on earnings. CRE securities which are not high-credit quality are considered to have an OTTI if the security has an unrealized loss and there has been an adverse change in expected cash flow. The amount of OTTI is then bifurcated as discussed above.

Recent Accounting Pronouncements
In April 2014, the Financial Accounting Standards Board (“FASB”) issued an accounting update that changes the requirements for reporting discontinued operations. A discontinued operation may include a component of an entity or a group of components of an entity or a business. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. The requirements of this accounting update will be effective for us for the annual period beginning after December 15, 2014, however, early adoption is permitted but only for disposals or classifications as held for sale that have not been reported in financial statements previously issued or available for issue. We early adopted this accounting pronouncement effective January 1, 2014 and the update did not have a material impact on our consolidated financial statements.
Results of Operations
Comparison of the Three Months Ended March 31, 2014 to March 31, 2013 (Dollars in Thousands):

	Three Months Ended March 31,		Increase (Decrease)
	2014	2013	Amount	%
Net interest income
Interest income	$78,679	$70,335	$8,344	11.9%
Interest expense on debt and securities	3,283	11,397	(8,114)	(71.2)%
Net interest income on debt and securities	75,396	58,938	16,458	27.9%
Other revenues
Rental and escalation income	68,425	37,936	30,489	80.4%
Selling commissions and dealer manager fees, related parties	14,548	16,940	(2,392)	(14.1)%
Asset management and other fees, related parties	9,485	4,508	4,977	110.4%
Other revenue	1,789	452	1,337	295.8%
Total other revenues	94,247	59,836	34,411	57.5%
Expenses
Other interest expense	39,033	25,780	13,253	51.4%
Real estate properties—operating expenses	21,958	8,665	13,293	153.4%
Commission expense	13,560	15,369	(1,809)	(11.8)%
Other expenses	776	1,254	(478)	(38.1)%
Transaction costs	8,110	3,753	4,357	116.1%
Provision for loan losses, net	1,886	2,336	(450)	(19.3)%
General and administrative expenses
Salaries and equity-based compensation	20,863	18,330	2,533	13.8%
Other general and administrative expenses	6,425	5,026	1,399	27.8%
Total general and administrative expenses	27,288	23,356	3,932	16.8%
Depreciation and amortization	27,049	14,705	12,344	83.9%
Total expenses	139,660	95,218	44,442	46.7%
Income (loss) from operations	29,983	23,556	6,427	27.3%
Equity in earnings (losses) of unconsolidated ventures	31,792	8,313	23,479	282.4%
Unrealized gain (loss) on investments and other	(141,951)	13,585	(155,536)	(1,144.9)%
Realized gain (loss) on investments and other	(45,901)	4,082	(49,983)	(1,224.5)%
Gain (loss) from deconsolidation of N-Star CDOs	3,355	—	3,355	NA
Income (loss) from continuing operations	(122,722)	49,536	(172,258)	(347.7)%
Income (loss) from discontinued operations	(384)	160	(544)	(340.0)%
Net income (loss)	$(123,106)	$49,696	$(172,802)	(347.7)%
Net Interest Income
Net interest income is generated on our interest-earning assets less related interest-bearing liabilities and is recorded as part of our CRE debt and securities segments and our N-Star CDO segments. For assets financed in a CDO, also referred to as legacy investments, the N-Star CDO segments are based on the primary collateral of the CDO financing transaction and as such may include other types of investments.

The following table presents the average balance of interest-earning assets less related interest-bearing liabilities, associated interest income and expense and corresponding yield earned and incurred for the three months ended March 31, 2014 and 2013. Amounts presented have been impacted by the timing of new investments and repayments during the periods (dollars in thousands):

	Three Months Ended March 31,
	2014				2013
	Average Carrying Value (2)	Interest Income/ Expense (3)	WA Yield/ Financing Cost (4)		Average Carrying Value(2)	Interest Income/ Expense (3)	WA Yield/ Financing Cost (4)
Interest-earning assets: (1)
CRE debt investments	$1,094,568	$35,118	12.83%		$1,812,442	$30,766	6.79%
CRE securities investments	1,260,809	43,561	13.82%		1,757,823	39,569	9.00%
	$2,355,377	78,679	13.36%		$3,570,265	70,335	7.88%
Interest-bearing liabilities: (1)
CDO bonds payable	$855,073	1,813	4.00%	(5)	$3,082,293	9,791	3.44%	(5)
Securitization bonds payable	82,354	702	3.41%		98,029	801	3.27%
Credit facilities	66,034	768	4.65%		58,297	664	4.56%
Secured term loan	—	—	—%		14,644	141	3.85%
	$1,003,461	3,283	3.99%		$3,253,263	11,397	3.46%
Net interest income		$75,396				$58,938
____________________________________________________________

(1)
Excludes $36.2 million and $192.0 million aggregate average carrying value of REO and investments in and advances to unconsolidated ventures, net of related financing as of March 31, 2014 and 2013, respectively.

(2)
Based on amortized cost for CRE debt and securities investments, principal amount for N-Star CDOs, securitization bonds payable, credit facilities and secured term loan and carrying value for the CSE and CapLease CDOs. All amounts are calculated based on quarterly averages.

(3)	Includes the effect of amortization of premium or accretion of discount and deferred fees.

(4)	Calculated based on annualized interest income or expense divided by average carrying value.

(5)
We use interest rate swaps in CDO financing transactions to manage interest rate risk. Weighted average financing cost includes $6.7 million and $16.8 million of net cash payments on interest rate swaps recorded in unrealized gain (loss) in our consolidated statements of operations for the three months ended March 31, 2014 and 2013, respectively.

Interest income increased $8.3 million, primarily attributable to increased income related to CRE debt and securities investments ($27.9 million) and an investment in our CDO bonds ($13.8 million), offset by decreased interest income on CRE debt and securities investments in N-Star CDOs ($33.4 million) primarily related to the deconsolidation of certain CDOs in the third and fourth quarter of 2013.
Interest expense decreased $8.1 million, primarily attributable to lower interest expense related to repurchases, paydowns and deconsolidation of CDO bonds payable ($7.6 million) and reduced borrowings on CRE debt and securities investments through credit facilities and Securitization 2012-1 ($0.5 million).
Other Revenues
Rental and Escalation Income
Rental and escalation income increased $30.5 million, primarily attributable to new manufactured housing and multifamily investments ($38.9 million) and higher income on our net lease and healthcare properties ($1.6 million) in our real estate segment, offset by lower income related to REOs that were deconsolidated in our N-Star CDO CRE debt segment ($10.0 million).
Selling Commissions and Dealer Manager Fees, Related Parties
Selling commissions and dealer manager fees are generated in our asset management business and represents income earned for selling equity in our Sponsored Companies through NorthStar Securities. The decrease of $2.4 million in commission income is attributable to completing our offering of NorthStar Income on July 1, 2013 and commencing selling in NorthStar Healthcare and NorthStar Income II at the end of the third quarter 2013.
Asset Management and Other Fees—Related Parties
Asset management and other fees are generated in our asset management business and increased $5.0 million primarily due to increased fees from managing our Sponsored Companies and fees from N-Star CDOs that are now deconsolidated.
Other Revenue
Other revenue increased $1.3 million due to increases in various fees such as special servicing fees, draw fees and late fees.

Expenses
Other Interest Expense
Other interest expense increased $13.3 million, primarily attributable to increased interest expense related to new mortgage notes payable associated with new manufactured housing and multifamily investments in our real estate segment ($12.3 million) and exchangeable senior notes issued in June 2013 at the corporate level ($0.7 million).
Real Estate Properties—Operating Expenses
Real estate properties operating expenses increased $13.3 million, primarily attributable to new manufactured housing and multifamily investments in our real estate segment ($18.2 million), offset by lower expenses related to REO that were deconsolidated in our N-Star CDO CRE debt segment ($5.0 million).
Commission Expense
Commission expense is incurred in our asset management business and represents commission expense paid to broker-dealers with whom we have distribution agreements to raise capital for our Sponsored Companies and commission expense to employees of NorthStar Securities. The decrease of $1.8 million in commission expense corresponds with the decreased commission income.
Other Expenses
Other expenses decreased $0.5 million related to managing the N-Star debt CDOs now deconsolidated, and recorded as part of the N-Star CDO segments. These amounts include legal and consulting fees for loan modifications and restructurings and other expenses associated with managing the N-Star CDOs.
Transaction Costs
Transaction costs represent costs such as professional fees associated with new investments. For the three months ended March 31, 2014, transaction costs of $8.1 million primarily related to our acquisition of the healthcare portfolio in May 2014. For the three months ended March 31, 2013, transaction costs of $3.8 million related to our acquisition of PE Investment I and real estate properties in our real estate segment.
Provision for Loan Losses, Net
Provision for loan losses, net on our CRE debt investments decreased $0.5 million. For the three months ended March 31, 2014, provision for loan losses, net of $1.9 million related to a provision for loan loss for a mezzanine loan. For the three months ended March 31, 2013, provision for loan losses, net of $2.3 million related to a provision for loan loss for a mezzanine loan ($6.3 million), offset by a reversal of provision for loan loss for a mezzanine loan for which we contemporaneously took title to the collateral ($4.0 million).
General and Administrative Expenses
General and administrative expenses are principally incurred at the corporate level except as it relates to compensation expense and other costs incurred at our broker-dealer, which is part of our asset management segment.
General and administrative expenses increased $3.9 million primarily attributable to the following:
Salaries and equity-based compensation expense increased $2.5 million primarily due to compensation from higher staffing levels to accommodate our increased business activities ($1.2 million), equity compensation in the form of limited partnership interests in the Operating Partnership and deferred limited partnership interests ($2.0 million), equity compensation for the 2012 long-term incentive plan ($0.4 million), equity compensation for the 2013 long-term incentive plan and certain restricted stock units issued in connection with transactions ($1.3 million), offset by an allocation of costs to our Sponsored Companies.
Other general and administrative expenses increased $1.4 million at the corporate level primarily due to increased legal fees related to general corporate work, offset by the allocation of costs to our Sponsored Companies.
Depreciation and Amortization
Depreciation and amortization expense increased $12.3 million, primarily related to new acquisitions in our real estate segment ($17.3 million), offset by lower expenses related to REO that were deconsolidated in our N-Star CDO CRE debt segment ($5.1 million).

Equity in Earnings (Losses) of Unconsolidated Ventures
Equity in earnings (losses) of unconsolidated ventures increased $23.5 million, primarily attributable to increased earnings from PE Investments ($20.5 million) and the RXR Investment ($1.4 million), all in our real estate segment and earnings from equity investments in our CRE debt segment ($1.9 million).
Unrealized Gain (Loss) on Investments and Other
Unrealized gain (loss) on investments and other is primarily related to the non-cash change in fair value adjustments and the remaining amount is related to net cash payments on interest rate swaps. Any change in fair value related to securities, CDO bonds payable and related derivatives and the associated net cash payments on interest rate swaps is primarily part of our N-Star CDO segments while any change in fair value and net cash payments on interest rate swaps related to junior subordinated notes are at the corporate level (dollars in thousands):

	Three months ended March 31, 2014				Three months ended March 31, 2013
		N-Star CDOs				N-Star CDOs
	CRE Securities	CRE Securities	Corporate	Total	CRE Securities	CRE Debt	CRE Securities	Corporate	Total
Change in fair value of:
Real estate securities, available for sale	$(775)	$16,964	$—	$16,189	$712	$28,604	$67,167	$—	$96,483
CDO bonds payable, at fair value	—	(143,360)	—	(143,360)	—	(33,301)	(38,983)	—	(72,284)
Junior subordinated notes, at fair value	—	—	(11,997)	(11,997)	—	—	—	(9,621)	(9,621)
Derivative liabilities, at fair value	—	3,953	—	3,953	—	6,748	9,013	—	15,761
Net cash payments on interest rate swaps	—	(6,736)	—	(6,736)	—	(3,183)	(13,571)	—	(16,754)
Total unrealized gain (loss) on investments and other	$(775)	$(129,179)	$(11,997)	$(141,951)	$712	$(1,132)	$23,626	$(9,621)	$13,585
Realized Gain (Loss) on Investments and Other
Realized losses of $45.9 million for the three months ended March 31, 2014 primarily related to losses on exchangeable senior notes ($37.8 million) in the corporate segment, loss on the sale of manufactured homes ($3.5 million) in the real estate segment, foreign currency remeasurement loss ($0.4 million) in the CRE debt segment, offset by net gains from the sale of investments ($4.3 million) in the CRE securities segment and net realized gains from the sale of timeshare units ($0.3 million) in our real estate segment. The remaining change related to the N-Star CDO CRE securities segment and primarily included losses related to certain CRE securities investments ($8.9 million), offset by gains from the sale of CRE securities investments ($0.3 million).
Realized gains of $4.1 million for the three months ended March 31, 2013 consisted primarily of net realized gains from the sale of timeshare units ($3.9 million) in our real estate segment, offset by foreign currency remeasurement loss ($1.7 million) in the CRE debt segment and losses related to certain CRE securities investments ($0.1 million) in the CRE securities segment. The remaining change related to the N-Star CDO segments and primarily included net realized gains from the sale of CRE debt and securities investments ($4.4 million), offset by losses on the repurchases of CDO bonds ($2.4 million) and losses related to certain CRE securities investments ($0.1 million).
Gain (Loss) from Deconsolidation of N-Star CDOs
The gain of $3.4 million primarily related to the deconsolidation of N-Star CDO V, which was predominately due to the reversal of prior unrealized gains on CDO liabilities recorded in prior periods due to the election of the fair value option.
Income (Loss) from Discontinued Operations
Income (loss) from discontinued operations represents the operations of properties classified as held for sale during the period. For the three months ended March 31, 2014 and 2013, income (loss) from discontinued operations of $(0.4) million and $0.2 million respectively, related to five healthcare properties classified as held for sale in our real estate segment.

Results of Operations
Comparison of the Year Ended December 31, 2013 to December 31, 2012 (Dollars in Thousands):

	Years Ended December 31,		Increase (Decrease)
	2013	2012	Amount	%
Net interest income
Interest income	$303,989	$386,053	$(82,064)	(21.3)%
Interest expense on debt and securities	38,152	50,557	(12,405)	(24.5)%
Net interest income on debt and securities	265,837	335,496	(69,659)	(20.8)%
Other revenues
Rental and escalation income	235,492	112,496	122,996	109.3%
Selling commissions and dealer manager fees, related parties	62,572	42,385	20,187	47.6%
Asset management and other fees, related parties	27,301	7,916	19,385	244.9%
Other revenue	5,420	2,272	3,148	138.6%
Total other revenues	330,785	165,069	165,716	100.4%
Expenses
Other interest expense	140,507	89,536	50,971	56.9%
Real estate properties—operating expenses	73,668	18,679	54,989	294.4%
Commission expense	57,325	38,506	18,819	48.9%
Other expenses	4,703	6,648	(1,945)	(29.3)%
Transaction costs	12,464	2,571	9,893	384.8%
Provision for (reversal of) loan losses, net	(8,786)	23,037	(31,823)	(138.1)%
General and administrative expense
Salaries and equity-based compensation	64,726	62,313	2,413	3.9%
Other general and administrative expense	22,511	19,370	3,141	16.2%
Total general and administrative expense	87,237	81,683	5,554	6.8%
Depreciation and amortization	93,470	47,499	45,971	96.8%
Total expenses	460,588	308,159	152,429	49.5%
Income (loss) from operations	136,034	192,406	(56,372)	(29.3)%
Equity in earnings (losses) of unconsolidated ventures	85,477	88	85,389	97,033.0%
Other income (loss)	38	20,258	(20,220)	(99.8)%
Unrealized gain (loss) on investments and other	(34,977)	(548,277)	513,300	(93.6)%
Realized gain (loss) on investments and other	33,676	60,485	(26,809)	(44.3)%
Gain (loss) from deconsolidation of N-Star CDOs	(299,802)	—	(299,802)	NA
Income (loss) from continuing operations	(79,554)	(275,040)	195,486	(71.1)%
Income (loss) from discontinued operations	(8,356)	(128)	(8,228)	6,428.1%
Gain on sale from discontinued operations	—	2,079	(2,079)	NA
Net income (loss)	$(87,910)	$(273,089)	$185,179	(67.8)%
Net Interest Income
Net interest income is generated on our interest-earning assets less related interest-bearing liabilities and is recorded as part of our CRE debt and securities segments and our N-Star CDO segments. For assets financed in a CDO, also referred to as legacy investments, the N-Star CDO segments are based on the primary collateral of the CDO financing transaction and as such may include other types of investments.

The following table presents the average balance of interest-earning assets less related interest-bearing liabilities, associated interest income and expense and corresponding yield earned and incurred for the years ended December 31, 2013 and 2012. Amounts presented have been impacted by the timing of new investments and repayments during the periods (dollars in thousands):

	Years Ended December 31,
	2013				2012
	Average Carrying Value (2)	Interest Income/ Expense (3)	WA Yield/ Financing Cost (4)		Average Carrying Value(2)	Interest Income/ Expense (3)	WA Yield/ Financing Cost (4)
Interest-earning assets: (1)
CRE debt investments	$1,547,091	$145,388	9.40%		$1,767,834	$202,784	11.47%
CRE securities investments	1,343,661	158,601	11.80%		2,076,941	183,269	8.82%
	$2,890,752	303,989	10.52%		$3,844,775	386,053	10.04%
Interest-bearing liabilities: (1)
CDO bonds payable	$2,275,986	29,913	4.77%	(5)	$3,447,411	46,594	3.63%	(5)
Securitization bonds payable	97,973	3,058	3.12%		19,601	345	1.76%
Credit facilities	69,869	4,753	6.80%		95,527	3,043	3.19%
Secured term loan	8,776	428	4.88%		14,678	575	3.92%
	$2,452,604	38,152	4.76%		$3,577,217	50,557	3.61%
Net interest income		$265,837				$335,496
____________________________________________________________

(1)
Excludes $124.6 million and $174.4 million aggregate average carrying value of REO and investments in and advances to unconsolidated ventures, net of related financing as of December 31, 2013 and 2012, respectively.

(2)
Based on amortized cost for CRE debt and securities investments, principal amount for N-Star CDOs, securitization bonds payable, credit facilities and secured term loan and carrying value for the CSE and CapLease CDOs. All amounts are calculated based on quarterly averages.

(3)	Includes the effect of amortization of premium or accretion of discount and deferred fees.

(4)	Calculated as interest income or expense divided by average carrying value.

(5)
We use interest rate swaps in CDO financing transactions to manage interest rate risk. Weighted average financing cost includes $52.7 million and $78.6 million of net cash payments on interest rate swaps recorded in unrealized gain (loss) in our consolidated statements of operations for the years ended December 31, 2013 and 2012, respectively.

Interest income decreased $82.1 million, primarily attributable to decreased interest income in 2013 on CRE debt and securities investments in the CSE CDO ($81.7 million) and other N-Star CDOs ($60.8 million), offset by increased income associated with investments in our CDO bonds due to deconsolidation ($21.7 million) and related to new CRE debt and securities investments in 2013 ($38.8 million).
Interest expense decreased $12.4 million, primarily attributable to lower interest expense related to repurchases and paydowns of CDO bonds payable ($16.0 million), offset by borrowings on investments made in 2013 through credit facilities and Securitization 2012-1 ($3.6 million).
Other Revenues
Rental and Escalation Income
Rental and escalation income increased $123.0 million, primarily attributable to real estate acquisitions in 2013 ($118.1 million) and higher income on our net lease and healthcare properties ($2.5 million) in our real estate segment and higher income related to new REO in 2013 in our N-Star CDO CRE debt segment ($2.4 million).
Selling Commissions and Dealer Manager Fees, Related Parties
Selling commissions and dealer manager fees are generated in our asset management business and represents income earned for selling equity in our Sponsored Companies through NorthStar Securities. The increase of $20.2 million in commission income is attributable to completing our offering of NorthStar Income on July 1, 2013 and commencing selling in NorthStar Healthcare and NorthStar Income II at the end of the third quarter 2013.
Asset Management and Other Fees, Related Parties
Asset management and other fees are generated in our asset management business and increased $19.4 million, primarily due to increased fees from managing our Sponsored Companies ($18.7 million) and collateral management fees recognized in the fourth quarter from deconsolidated CDOs ($0.7 million).
Other Revenue
Other revenue increased $3.1 million due to increases in various fees such as special servicing fees, draw fees and late fees.

Expenses
Other Interest Expense
Other interest expense increased $51.0 million, primarily attributable to increased interest expense related to mortgage notes payable associated with real estate acquisitions in 2013 in our real estate segment ($39.3 million), exchangeable senior notes issued in 2013 at the corporate level ($12.5 million), offset by decreased interest expense from principal paydowns on other borrowings.
Real Estate Properties—Operating Expenses
Real estate properties operating expenses increased $55.0 million, primarily attributable to real estate acquisitions in 2013 in our real estate segment ($51.5 million), new REO in 2013 in our N-Star CDO CRE debt segment ($1.1 million) and higher expenses on our net lease and healthcare properties ($2.4 million) in our real estate segment.
Commission Expense
Commission expense is incurred in our asset management business and represents commission expense paid to broker-dealers with whom we have distribution agreements to raise capital for our Sponsored Companies and commission expense to employees of NorthStar Securities. The increase of $18.8 million in commission expense corresponds with the increased selling commissions and dealer manager fees as a result of increased capital raised in 2013.
Other Expenses
Other expenses decreased $1.9 million and consisted of costs such as legal and consulting fees for loan modifications and restructurings and other expenses associated with managing the N-Star CDOs.
Transaction Costs
Transaction costs represent costs such as professional fees associated with investments made in such year. For the year ended December 31, 2013, transaction costs of $12.5 million related to our acquisition of PE Investments and real estate properties in our real estate segment. For the year ended December 31, 2012, transaction costs of $2.6 million related to dead deal costs incurred at the corporate level ($2.9 million) and our acquisition of real estate properties in our real estate segment ($1.7 million), offset by a reversal of previously recorded surety bond costs expensed related to certain litigation in our real estate segment.
Provision for (Reversal of) Loan Losses, Net
Provision for (reversal of) loan losses, net on our CRE debt investments decreased $31.8 million. For the year ended December 31, 2013, reversal of provision for loan loss of $8.8 million primarily related to a loan that paid off at par during the fourth quarter ($10.6 million) and a reversal of provision for loan loss for a mezzanine loan for which we contemporaneously took title to the collateral ($4.0 million), offset by a provision for loan loss on a mezzanine loan ($6.3 million). For the year ended December 31, 2012, provision for loan losses, net of $23.0 million related to seven investments and included $25.2 million for mezzanine loans, $2.0 million for subordinated mortgage interests and $0.5 million for first mortgage loans, offset by a reversal of provision for loan losses of $4.7 million for a first mortgage loan.
General and Administrative Expenses
General and administrative expenses are principally incurred at the corporate level except as it relates to compensation expense and other costs incurred at our broker-dealer which is part of our asset management segment.
General and administrative expenses increased $5.6 million primarily attributable to the following:
Salaries and equity-based compensation expense increased $2.4 million primarily due to compensation from higher staffing levels to accommodate our increased business activities ($5.7 million), equity compensation in the form of limited partnership interests in the Operating Partnership which are structured as profits interests ($7.1 million) and equity compensation for the 2012 and 2011 long-term incentive plans ($2.7 million and $0.1 million, respectively), offset by decreased equity compensation for the 2010 and 2009 long-term incentive plans ($5.7 million and $1.3 million, respectively) and the allocation of costs to our Sponsored Companies.
Other general and administrative expenses increased $3.1 million at the corporate level primarily due to increased legal fees related to general corporate work, offset by the allocation of costs to our Sponsored Companies.

Depreciation and Amortization
Depreciation and amortization expense increased $46.0 million, primarily related to new acquisitions in 2013 in our real estate segment.
Equity in Earnings (Losses) of Unconsolidated Ventures
Equity in earnings (losses) of unconsolidated ventures increased $85.4 million, primarily attributable to PE Investment I ($53.7 million) and PE Investment II ($28.9 million), both in our real estate segment, earnings from our Sponsored Companies ($0.4 million) and earnings from other equity investments in our real estate segment ($2.5 million).
Other Income (Loss)
Other income (loss) for the year ended December 31, 2013 was primarily comprised of other income of $10.0 million related to certain investments in our CRE securities segment, offset by a loss accrual of $10.0 million in our N-Star CDO securities segment. Other income (loss) of $20.3 million for the year ended December 31, 2012 was primarily comprised of a reversal of a loss accrual previously recorded related to certain litigation in our real estate segment.
Unrealized Gain (Loss) on Investments and Other
Unrealized gain (loss) on investments and other is primarily related to the non-cash change in fair value adjustments and the remaining amount is related to net cash payments on interest rate swaps. Any change in fair value related to securities, CDO bonds payable and related derivatives and the associated net cash payments on interest rate swaps is primarily part of our N-Star CDO segments while any change in fair value and net cash payments on interest rate swaps related to junior subordinated notes are at the corporate level.
For the year ended December 31, 2013, $35.0 million of net unrealized loss primarily related to our N-Star CDO segments and included net unrealized gains on CRE securities investments ($97.1 million) and derivatives ($33.7 million), offset by unrealized losses on CDO bonds payable ($106.6 million) and net cash payments on interest rate swaps ($52.7 million). The remaining change related to unrealized losses on our junior subordinated notes ($4.0 million) at the corporate level and unrealized losses on CRE securities investments ($2.3 million) in the CRE securities segment.
For the year ended December 31, 2012, $548.3 million of net unrealized loss primarily related to our N-Star CDO segments and included unrealized losses on CDO bonds payable ($510.1 million) and net cash payments on interest rate swaps ($78.9 million), offset by net unrealized gains on CRE securities investments ($36.0 million) and derivatives ($44.7 million). The remaining change related to unrealized losses on our junior subordinated notes ($40.0 million) at the corporate level.
Realized Gain (Loss) on Investments and Other
Realized gains of $33.7 million for the year ended December 31, 2013 primarily related to our N-Star CDO segments and included gains from the sale of CRE debt and securities investments ($11.5 million), gains from the liquidation of N-Star CDO II ($7.0 million), offset by losses related to certain CRE securities investments ($8.5 million) and repurchases of CDO bonds ($12.3 million). The remaining change related to foreign currency remeasurement gain ($2.3 million) in the CRE debt segment, gains from an investment in the CRE securities segment ($33.1 million) and gain from the sale of timeshare units ($12.2 million) in the real estate segment, offset by a loss on exchangeable notes ($10.9 million) in the corporate segment and a loss on the sale of manufactured homes ($0.9 million) in the real estate segment.
Realized gains of $60.5 million for the year ended December 31, 2012 primarily related to the N-Star CDO segments and included net gains from the sale of CRE debt and securities investments ($48.3 million), gains from the sale of two land parcels and a REO property ($9.3 million) and gains on the termination of an interest rate swap ($7.6 million), offset by net losses on repurchases of CDO bonds ($21.3 million) and losses related to certain CRE securities investments ($4.6 million). The remaining change related to foreign currency remeasurement gain ($1.1 million) in the CRE debt segment, gains from the sales of timeshare units ($20.9 million) in the real estate segment, offset by losses related to certain CRE securities investments in the CRE securities segment ($0.8 million).
Gain (Loss) from Deconsolidation of N-Star CDOs
The loss of $299.8 million is related to the deconsolidation of N-Star CDOs IV, VI, VII and VIII, the CapLease CDO and the CSE CDO, which was predominately due to the reversal of the unrealized gains on the CDO liabilities that were recorded in prior periods due to the election of the fair value option.

Income (Loss) from Discontinued Operations
Income (loss) from discontinued operations represents the operations of properties sold or classified as held for sale during the period. For the years ended December 31, 2013 and 2012, income (loss) from discontinued operations of $8.4 million and $0.1 million, respectively, related to five healthcare properties classified as held for sale in our real estate segment and one multifamily property located in Texas that was sold in 2012 in our N-Star CDO CRE debt segment.
Gain on Sale from Discontinued Operations
For the year ended December 31, 2013, there was no gain on sale from discontinued operations. Gain on sale from discontinued operations for the year ended December 31, 2012 primarily related to the sale of an office property in Indiana ($0.3 million) and a multifamily property located in Texas ($1.8 million), both part of our N-Star CDO CRE debt segment.
Comparison of the Year Ended December 31, 2012 to December 31, 2011 (Dollars in Thousands):

	Years Ended December 31,		Increase (Decrease)
	2012	2011	Amount	%
Net interest income
Interest income	$386,053	$401,201	$(15,148)	(3.8)%
Interest expense on debt and securities	50,557	45,280	5,277	11.7%
Net interest income on debt and securities	335,496	355,921	(20,425)	(5.7)%
Other revenues
Rental and escalation income	112,496	108,549	3,947	3.6%
Selling commissions and dealer manager fees, related parties	42,385	12,024	30,361	252.5%
Asset management and other fees, related parties	7,916	959	6,957	725.4%
Other revenue	2,272	925	1,347	145.6%
Total other revenues	165,069	122,457	42,612	34.8%
Expenses
Other interest expense	89,536	94,988	(5,452)	(5.7)%
Real estate properties—operating expenses	18,679	22,611	(3,932)	(17.4)%
Commission expense	38,506	10,764	27,742	257.7%
Other expenses	6,648	8,824	(2,176)	(24.7)%
Transaction costs	2,571	—	2,571	NA
Provision for (reversal of) loan losses, net	23,037	52,980	(29,943)	(56.5)%
Provision for loss on equity investment	—	4,482	(4,482)	NA
General and administrative expense
Salaries and equity-based compensation	62,313	66,183	(3,870)	(5.8)%
Other general and administrative expense	19,370	24,877	(5,507)	(22.1)%
Total general and administrative expense	81,683	91,060	(9,377)	(10.3)%
Depreciation and amortization	47,499	42,915	4,584	10.7%
Total expenses	308,159	328,624	(20,465)	(6.2)%
Income (loss) from operations	192,406	149,754	42,652	28.5%
Equity in earnings (losses) of unconsolidated ventures	88	(2,738)	2,826	(103.2)%
Other income (loss)	20,258	4,162	16,096	386.7%
Unrealized gain (loss) on investments and other	(548,277)	(489,904)	(58,373)	11.9%
Realized gain (loss) on investments and other	60,485	78,782	(18,297)	(23.2)%
Gain from acquisition	—	89	(89)	NA
Income (loss) from continuing operations	(275,040)	(259,855)	(15,185)	5.8%
Income (loss) from discontinued operations	(128)	131	(259)	(197.7)%
Gain on sale from discontinued operations	2,079	17,198	(15,119)	(87.9)%
Net income (loss)	$(273,089)	$(242,526)	$(30,563)	12.6%
Net Interest Income
Net interest income is generated on our interest-earning assets less related interest-bearing liabilities and is recorded as part of our CRE debt and securities segments and our N-Star CDO segments. For assets financed in a CDO, also referred to as legacy investments, the N-Star CDO segments are based on the primary collateral of the CDO financing transaction and as such may include other types of investments.

The following table presents the average balance of interest-earning assets less related interest-bearing liabilities, associated interest income and expense and corresponding yield earned and incurred for the years ended December 31, 2012 and 2011. Amounts presented have been impacted by the timing of new investments and repayments during the periods (dollars in thousands):

	Years Ended December 31,
	2012				2011
	Average Carrying Value (2)	Interest Income/ Expense (3)	WA Yield/ Financing Cost (4)		Average Carrying Value (2)	Interest Income/ Expense (3)	WA Yield/ Financing Cost (4)
Interest-earning assets: (1)
CRE debt investments	$1,767,834	$202,784	11.47%		$1,802,374	$197,461	10.96%
CRE securities investments	2,076,941	183,269	8.82%		2,402,758	203,740	8.48%
	$3,844,775	386,053	10.04%		$4,205,132	401,201	9.54%
Interest-bearing liabilities: (1)
CDO bonds payable	$3,447,411	46,594	3.63%	(5)	$3,925,380	$44,501	3.60%	(5)
Securitization bonds payable	19,601	345	1.76%		N/A	—	N/A
Credit facilities	95,527	3,043	3.19%		12,852	206	1.60%
Secured term loan	14,678	575	3.92%		19,122	573	3.00%
	$3,577,217	50,557	3.61%		$3,957,354	45,280	3.59%
Net interest income		$335,496				$355,921
____________________________________________________________

(1)
Excludes $174.4 million and $107.9 million aggregate average carrying value of REO and investments in and advances to unconsolidated ventures, net of related financing as of December 31, 2012 and 2011, respectively.

(2)
Based on amortized cost for CRE debt and securities investments, principal amount for N-Star CDOs, securitization bonds payable, credit facilities and secured term loan and carrying value for the CSE and CapLease CDOs. All amounts are calculated based on quarterly averages.

(3)	Includes the effect of amortization of premium or accretion of discount and deferred fees.

(4)	Calculated as interest income or expense divided by average carrying value.

(5)
We use interest rate swaps in CDO financing transactions to manage interest rate risk. Weighted average financing cost includes $78.6 million and $96.9 million of net cash payments on interest rate swaps recorded in unrealized gain (loss) in our consolidated statements of operations for the years ended December 31, 2012 and 2011, respectively.

Interest income decreased $15.1 million, primarily attributable to decreased interest income in 2012 on CRE debt and securities investments in the CSE CDO ($5.5 million) and other N-Star CDOs ($43.9 million), offset by increased income related to the consolidation of the CapLease CDO in the third quarter 2011 ($8.1 million), related to an investment in our CDO bonds ($6.1 million) and related to CRE debt and securities investments ($20.0 million).
Interest expense increased $5.3 million, primarily attributable to the consolidation of the CapLease CDO in the third quarter of 2011 ($6.1 million) and borrowings on investments made in 2012 through credit facilities and Securitization 2012-1 ($3.1 million), offset by lower interest expense related to repurchases and principal paydowns of CDO bonds payable ($3.9 million).
Other Revenues
Rental and Escalation Income
Rental and escalation income increased $3.9 million, primarily attributable to higher income related to new REO in 2012 in our N-Star CDO CRE debt segment ($12.7 million), real estate acquisitions in 2012 in our real estate segment ($2.1 million) and a net increase in rent in our real estate segment ($0.6 million), offset by the deconsolidation of Midwest Care Holdco TRS I LLC (“Midwest Holdings”) ($10.5 million) and the return of a property to the lender in 2011 ($1.0 million), both included in our real estate segment.
Selling Commissions and Dealer Manager Fees, Related Parties
Selling commissions and dealer manager fees are generated in our asset management business and represents income earned for selling equity in our Sponsored Companies through NorthStar Securities. The increase of $30.4 million in commission income is attributable to our increased capital raising velocity in 2012.
Asset Management and Other Fees, Related Parties
Asset management and other fees are generated in our asset management business and increased $7.0 million primarily due to increased fees from managing our Sponsored Companies.

Other Revenue
Other revenue increased $1.3 million due to the sale of easements related to an REO property in our N-Star CDO CRE debt segment ($1.4 million), a tax refund related to a healthcare property in our real estate segment ($0.3 million), offset by decreases in various fees such as special servicing fees, draw fees and late fees ($0.4 million).
Expenses
Other Interest Expense
Other interest expense decreased $5.5 million, primarily attributable to decreased interest expense from principal paydowns on mortgage notes payable ($14.7 million), offset by increased interest expense related to exchangeable senior notes issued in 2012 at the corporate level ($4.1 million), mortgage notes payable associated with new REO in 2012 in our N-Star CDO CRE debt segment ($4.4 million) and mortgage notes payable associated with real estate acquisitions in 2012 in our real estate segment ($0.8 million).
Real Estate Properties—Operating Expenses
Real estate properties operating expenses decreased $3.9 million, primarily attributable to the deconsolidation of Midwest Holdings ($10.8 million) and the return of a property to the lender in 2011 ($0.8 million) both in our real estate segment, offset by increased interest expense on REO in our N-Star CDO CRE debt segment ($7.3 million) and investments in our real estate segment ($0.1 million).
Commission Expense
Commission expense is incurred in our asset management business and represents commission expense paid to broker-dealers with whom we have distribution agreements to raise capital for our Sponsored Companies and commission expense to employees of NorthStar Securities. The increase of $27.7 million in commission expense corresponds with the increased selling commissions and dealer manager fees as a result of increased capital raised.
Other Expenses
Other expenses decreased $2.2 million and consisted of costs such as legal and consulting fees for loan modifications and restructurings and other expenses associated with managing the N-Star CDOs.
Transaction Costs
Transaction costs represent costs such as professional fees associated with investments made in such year. For the year ended December 31, 2012, transaction costs of $2.6 million related to dead deal costs incurred at the corporate level ($2.9 million) and our acquisition of real estate properties in our real estate segment ($1.7 million), offset by a reversal of previously recorded surety bond costs expensed related to certain litigation in our real estate segment. We did not incur any transaction costs for the year ended December 31, 2011.
Provision for (Reversal of) Loan Losses, Net
Provision for (reversal of) loan losses, net on our CRE debt investments decreased $29.9 million. For the year ended December 31, 2012, provision for loan losses, net of $23.0 million related to seven investments and included $25.2 million for mezzanine loans, $2.0 million for subordinated mortgage interests and $0.5 million for first mortgage loans, offset by a reversal of provision for loan losses of $4.7 million for a first mortgage loan. For the year ended December 31, 2011, provision for loan losses, net of $53.0 million related to 12 debt investments, including $29.3 million for mezzanine loans, $22.9 million for subordinated mortgage interests and $0.7 million for first mortgage loans.
General and Administrative Expenses
General and administrative expenses are principally incurred at the corporate level except as it relates to compensation expense and other costs incurred at our broker-dealer which is part of our asset management segment.
General and administrative expenses decreased $9.4 million primarily attributable to the following:
Salaries and equity-based compensation expense decreased $3.9 million primarily due to decreased cash compensation for the 2009 long-term incentive plan ($12.6 million), decreased equity compensation in the form of Operating Partnership units structured as profits interests ($0.2 million) and the allocation of costs to our Sponsored Companies, offset by increased compensation from higher staffing levels to accommodate our increased business activities in 2012 ($10.8 million) and equity compensation for the 2011 long-term incentive plan ($1.3 million).

Other general and administrative expenses decreased $5.5 million at the corporate level primarily due to decreased legal fees related to general corporate work, offset by the allocation of costs to our Sponsored Companies.
Depreciation and Amortization
Depreciation and amortization expense increased $4.6 million, primarily related to new REO in 2012 in our N-Star CDO CRE debt segment ($5.8 million), real estate acquisitions in 2012 in our real estate segment ($0.7 million), offset by the return of a property to the lender ($1.2 million) and the deconsolidation of Midwest Holdings in 2011 ($0.5 million) both in our real estate segment.
Equity in Earnings (Losses) of Unconsolidated Ventures
Equity in earnings (losses) of unconsolidated ventures increased $2.8 million, primarily attributable to income from real estate acquisitions in our real estate segment in 2012 ($0.8 million), earnings from our Sponsored Companies ($0.3 million) and decreased losses from equity investments in our N-Star CDO CRE debt segment ($1.7 million).
Other Income (Loss)
Other income (loss) of $20.3 million for the year ended December 31, 2012 was primarily comprised of a reversal of a loss accrual previously recorded related to certain litigation in our real estate segment. Other income (loss) of $4.2 million for the year ended December 31, 2011 related to other income from the CSE CDO ($17.9 million) and the CapLease CDO ($0.9 million) both in our N-Star CDO CRE debt segment, a swap settlement ($5.0 million) in the N-Star CDO CRE securities segment, offset by a loss reserve related to the certain litigation in our real estate segment ($19.6 million).
Unrealized Gain (Loss) on Investments and Other
Unrealized gain (loss) on investments and other is primarily related to the non-cash change in fair value adjustments and the remaining amount is related to net cash payments on interest rate swaps. Any change in fair value related to securities, CDO bonds payable and related derivatives and the associated net cash payments on interest rate swaps is primarily part of our N-Star CDO segments while any change in fair value and net cash payments on interest rate swaps related to junior subordinated notes are at the corporate level.
For the year ended December 31, 2012, $548.3 million of net unrealized loss primarily related to our N-Star CDO segments and included unrealized losses on CDO bonds payable ($510.1 million) and net cash payments on interest rate swaps ($78.6 million), offset by net unrealized gains on CRE securities investments ($25.9 million) and derivatives ($44.7 million). The remaining change related to unrealized losses on our junior subordinated notes ($40.0 million) and net cash payments on interest rate swaps ($0.3 million) at the corporate level, offset by net unrealized gains on CRE securities investments ($10.1 million) in our CRE securities segment.
For the year ended December 31, 2011, $489.9 million of net unrealized loss primarily related to our N-Star CDO segments and included net unrealized losses on CDO bonds payable ($197.1 million), unrealized losses on our CRE securities investments ($189.8 million), unrealized losses on derivatives ($35.4 million) and net cash payments on interest rate swaps ($96.9 million). The remaining net offsetting change related to net unrealized gains on CRE securities investments ($3.7 million) in our CRE securities segment and unrealized gains on our junior subordinated notes ($34.1 million), unrealized losses on derivative instruments ($2.8 million) and net cash payments on interest rate swaps ($5.7 million) on junior subordinated notes at the corporate level.
Realized Gain (Loss) on Investments and Other
Realized gains of $60.5 million for the year ended December 31, 2012 primarily related to the N-Star CDO segments and included net gains from the sale of CRE debt and securities investments ($48.3 million), gains from the sale of two land parcels and a REO property ($9.3 million) and gains on the termination of an interest rate swap ($7.6 million), offset by net losses on repurchases of CDO bonds ($21.3 million) and losses related to certain CRE securities investments ($4.6 million). The remaining change related to foreign currency remeasurement gain ($1.1 million) in the CRE debt segment, gains from the sales of timeshare units ($20.9 million) in the real estate segment, offset by losses related to certain CRE securities investments in the CRE securities segment ($0.8 million).
Realized gains of $78.8 million for the year ended December 31, 2011 primarily related to the N-Star CDO segments and included net realized gains from the sale of CRE debt and securities investments ($94.2 million), offset by losses on the repurchases of CDO bonds ($3.8 million), losses on the termination of an interest rate swap ($2.8 million) and losses related to certain CRE securities investments ($5.0 million). The remaining change related to net realized gains from the sale of timeshare units ($3.7 million) in our real estate segment, offset by a loss on the deconsolidation of Midwest Holdings ($0.5 million), debt repurchases ($1.4 million) and the forgiveness of debt ($0.6 million) all in our real estate segment and a loss on debt repurchases ($0.7 million) in our corporate segment, foreign currency remeasurement losses ($1.3 million) in the CRE debt segment and losses related to certain CRE securities investments ($2.9 million) in the CRE securities segment.
Gain from Acquisitions
There was no gain from acquisitions for the year ended December 31, 2012. Gain from acquisitions for the year ended December 31, 2011 relates to the consolidation of the CapLease CDO in the N-Star CDO CRE debt segment.
Income (Loss) from Discontinued Operations
Income (loss) from discontinued operations represents the operations of properties sold or classified as held for sale during the period. For the year ended December 31, 2012, loss from discontinued operations of $0.1 million related to five healthcare properties classified as held for sale in our real estate segment and one multifamily property located in Texas that was sold N-Star CDO CRE debt segment. For the year ended December 31, 2011, income from discontinued operations of $0.8 million related to five healthcare properties classified as held for sale in the real estate segment, a multifamily property in our N-Star CDO CRE debt segment and a leasehold interest in retail space in our real estate segment.
Gain on Sale from Discontinued Operations
Gain on sale from discontinued operations for the year ended December 31, 2012 primarily related to the sale of an office property in Indiana ($0.3 million) and a multifamily property located in Texas ($1.8 million), both part of our N-Star CDO CRE debt segment.
Gain on sale from discontinued operations for the year ended December 31, 2011 primarily related to the sale of a portfolio of 18 healthcare assisted living facilities located in Wisconsin ($9.4 million) and a leasehold interest in retail space located in New York ($5.0 million), both part of our real estate segment and the sale of a multifamily property in Georgia ($2.9 million) in our N-Star CDO CRE debt segment.
Liquidity and Capital Resources
We require capital to fund our investment activities and operating expenses. Our capital sources may include cash flow from operations, net proceeds from asset repayments and sales, borrowings under credit facilities, financings secured by our assets such as mortgage notes, securitization financing transactions, long-term senior and subordinate corporate capital such as senior term loans, senior notes, senior exchangeable notes, trust preferred securities, perpetual preferred stock and common stock.
We seek to meet our long-term liquidity requirements, including the repayment of borrowings and our investment funding needs, through existing cash resources, issuance of debt or equity capital and the liquidation or refinancing of assets. Nonetheless, our ability to meet a long-term (beyond one year) liquidity requirement may be subject to obtaining additional debt and equity financing. Any decision by our lenders and investors to provide us with financing will depend upon a number of factors, such as our compliance with the terms of our existing credit arrangements, our financial performance, industry or market trends, the general availability of and rates applicable to financing transactions, such lenders’ and investors’ resources and policies concerning the terms under which they make capital commitments and the relative attractiveness of alternative investment or lending opportunities.
As a REIT, we are required to distribute at least 90% of our annual REIT taxable income to our stockholders, including taxable income where we do not receive corresponding cash, and we intend to distribute all or substantially all of our REIT taxable income in order to comply with the REIT distribution requirements of the Internal Revenue Code and to avoid federal income tax and the non-deductible excise tax. In the past, we maintained high unrestricted cash balances relative to the historical difference between our distributions and cash provided by operating activities. On a quarterly basis, our board of directors determines an appropriate common stock dividend based upon numerous factors, including CAD, REIT qualification requirements, availability of existing cash balances, borrowing capacity under existing credit agreements, access to cash in the capital markets and other financing sources, our view of our ability to realize gains in the future through appreciation in the value of our assets, general economic conditions and economic conditions that more specifically impact our business or prospects. Future dividend levels are subject to adjustment based upon our evaluation of the factors described above, as well as other factors that our board of directors may, from time-to-time, deem relevant to consider when determining an appropriate common stock dividend.
We currently believe that our existing sources of funds should be adequate for purposes of meeting our short-term liquidity needs. Unrestricted cash as of May 7, 2014 was approximately $140 million.

Capital Raise
In 2014 through June 9, 2014, we issued an aggregate net capital of $737 million, including $519 million from the issuance of common equity and $217 from the issuance of preferred stock.
Securitization Financing Transactions
We, and on behalf of NorthStar Income, entered into two Securitization Financing Transactions in 2012 and 2013 that provide permanent, non-recourse, non-mark-to-market financing for a portion of our CRE debt investments. We expect to execute similar transactions to finance our newly-originated debt investments that might initially be financed on our credit facilities.
Securitization 2012-1
In November 2012, we closed Securitization 2012-1, a $351 million securitization financing transaction which provides permanent, non-recourse, non-mark-to-market financing and is collateralized by CRE debt investments originated by us and on behalf of NorthStar Income. A total of $228 million of investment grade bonds were issued, $98 million of which was used to finance the assets we contributed, representing an advance rate of 65% and a weighted average coupon of LIBOR plus 1.63%. We used the proceeds to repay $95 million of borrowings on our loan facilities.
Securitization 2013-1
In August 2013, we bifurcated three first mortgage loans with an aggregate principal amount of $142 million into senior loans of $79 million and subordinate interests of $63 million to facilitate the financing of the senior loans in Securitization 2013-1, a securitization financing transaction entered into by NorthStar Income. We transferred the senior loans at cost to Securitization 2013-1. We did not retain any interest in such senior loans and retained the subordinate interests on an unleveraged basis.
Credit Facilities
We maintain two separate credit facilities that provide up to an aggregate of $240 million to finance the origination of first mortgage loans and senior loan participations secured by commercial real estate. The interest rate and advance rate depend on asset type and characteristic. Maturity dates for these facilities range from March 2015 to July 2015 and both have extensions available at our option, subject to the satisfaction of certain customary conditions, with maturity dates extending through July 2018.
Our loan facilities contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of this type. We are currently in compliance with all of our financial covenants under our credit facilities.
Senior Notes and Exchangeable Senior Notes
In March 2014, $172.5 million principal amount of the 7.50% Notes were exchanged for $481.1 million principal amount of senior notes due September 30, 2014, or Senior Notes. The Senior Notes are our senior unsecured obligations. The Senior Notes may be redeemed in whole or in part with not less than ten or more than 60 days notice. At the stated maturity date, the Senior Notes may be settled in cash or our common stock at our option. In connection with this exchange, we recorded a loss of $22.4 million in realized gain (loss) on investments and other in the consolidated statements of operations.
In January 2014, $9.6 million principal amount of the 8.875% Notes were exchanged for 1.6 million shares of common stock and $137.0 million principal amount of the 5.375% Notes were exchanged for 14.1 million shares of common stock. In connection with these conversions, we recorded a loss of $15.4 million in realized gain (loss) on investments and other in the consolidated statements of operations.
CDO Financing Transactions
Our legacy CRE debt and securities investments are predominantly financed in CDOs. We sponsored nine CDOs, three of which were primarily collateralized by CRE debt and six of which were primarily collateralized by CRE securities. We acquired equity interests of two CRE debt focused CDOs, the CSE CDO and the CapLease CDO, which we collectively refer to as our acquired CDOs. In the case of the CSE CDO, we were delegated the collateral management and special servicing rights, and for the CapLease CDO, we acquired the collateral management rights. We continue to receive collateral management fees as named collateral manager or collateral manager delegate in connection with certain CDOs. In connection with deconsolidated CDOs, we retained administrative responsibilities and delegated certain collateral management responsibilities to a third-party collateral manager who is entitled to a percentage of the senior and subordinate collateral management fees.

We own the equity interests in all of our N-Star CDO financing transactions whether or not we consolidate these transactions on our balance sheet. We do not, however, own undivided interests in any of the assets within our N-Star CDOs and all senior and junior bondholders of the CDOs have economic interests that are senior to our equity interests.
These CDO financing transactions require that the underlying assets meet a OC test and an IC test (as defined by each applicable indenture) in order for us, as the holder of the equity interests, to receive regular cash flow distributions. Primarily rating downgrades and/or defaults of CMBS and other securities can reduce the deemed value of the security in measuring the OC test. Also, defaults in CRE debt investments can reduce the OC test. Failing such tests means that cash flow that would normally be distributed to us would be used to amortize the senior CDO bonds until the tests are back in compliance. In such cases, this could decrease cash available to pay our dividend and affect compliance with REIT requirements.
N-Star CDO Equity
Substantially all of our N-Star CDO equity is invested in our CRE debt CDOs which currently have large OC cushions compared to our CRE securities CDOs. In fact, our CRE debt CDOs have distributed regular cash flow since their inception. Currently, all of our CRE debt CDOs are in compliance with their OC and IC tests. Currently, two CRE securities CDOs (N-Star CDOs II and VII) have been liquidated and one has been deconsolidated (N-Star CDO V). Two of the remaining three CRE securities CDOs (N-Star CDOs I and III) are out of compliance with their respective OC test. We historically consolidated these CDO financing transactions under U.S. GAAP. More recently, we have been winding down our legacy CDO business resulting in liquidation and deconsolidation of certain of our N-Star CDOs.
In May 2013, we completed the redemption of N-Star CDO II. We owned $71 million principal amount of CDO bonds that we repurchased in the open market at an aggregate purchase price of $36 million. On the redemption date, the issuer of N-Star CDO II sold its collateral and repaid the respective CDO bonds. We received $70 million in connection with the N-Star CDO II bonds repurchased in prior periods. We deconsolidated N-Star CDO II in the second quarter 2013 and recorded a realized gain of $7 million.
In July 2013, we determined that we no longer had the power to direct the activities that most significantly impact the economic performance of N-Star CDO VII due to the ability of a single party to remove us as collateral manager as a result of an existing event of default. As a result, N-Star CDO VII was deconsolidated in July 2013. In the fourth quarter 2013, N-Star CDO VII was liquidated.
In September 2013, we delegated the collateral management rights of N-Star CDOs IV, VI and VIII and the CapLease CDO to a third-party collateral manager but retained administrative responsibilities. As a result, we no longer have the power to direct the activities that most significantly impact the economic performance of these CDOs and therefore these CDOs were deconsolidated effective September 30, 2013. In December 2013, we delegated the collateral management rights of the CSE CDO to a third-party collateral manager but retained administrative responsibilities. As a result, we no longer have the power to direct the activities that most significantly impact the economic performance of this CDO and therefore this CDO was deconsolidated effective December 31, 2013.
In March 2014, we determined that we no longer had the power to direct the activities that most significantly impact the economic performance of N-Star CDO V due to the ability of a single party to remove us as collateral manager as a result of an existing event of default. As a result, N-Star CDO V was deconsolidated in March 2014.
N-Star CDOs I, III and IX continue to be consolidated.
The following table presents our deconsolidated N-Star CRE debt CDOs as of March 31, 2014 (dollars in thousands):

Issue/Acquisition Date	N-Star IV Jun-05	N-Star VI Mar-06	N-Star VIII Dec-06	CapLease Aug-11		CSE Jul-10		Total
Balance sheet as of March 31, 2014(1)
Assets, principal amount	$303,466	$381,670	$877,685	$141,615		$737,802		$2,442,238
CDO bonds, principal amount(2)	190,215	310,403	685,531	127,234		666,302		1,979,685
Net assets	$113,251	$71,267	$192,154	$14,381		$71,500		$462,553

CDO quarterly cash distributions and coverage tests(3)
Equity notes and subordinate bonds	$890	$1,652	$2,681	$656		$5,291		$11,170
Collateral management and other fees	202	356	775	67		336		1,736
Interest coverage cushion(1)	1,068	2,062	3,515	496		5,623
Overcollateralization cushion(1)	58,326	31,291	106,158	8,358		85,808
At offering	19,808	17,412	42,193	5,987	(4)	(151,595)	(5)
____________________________________________________________

(1)	Based on remittance report issued on date nearest to March 31, 2014.

(2)	Includes all outstanding CDO bonds payable to third parties and all CDO bonds owned by us.

(3)	IC and OC coverage to the most constrained class.

(4)	Based on trustee report as of August 31, 2011, closest to the date of acquisition.

(5)	Based on trustee report as of June 24, 2010, closest to the date of acquisition.
The following presents the diversity across property type and geographic location of all CRE debt in N-Star CDOs based on principal amount:

CRE Debt in N-Star CDOs by Property Type	CRE Debt in N-Star CDOs by Geographic Location

The following table presents our CRE securities CDO financing transactions as of March 31, 2014, all of which are consolidated on our balance sheets (dollars in thousands):

Issue/Acquisition Date	N-Star I Aug-03	N-Star III Mar-05	N-Star IX Feb-07	Total
Balance sheet as of March 31, 2014(1)
Assets, principal amount	$63,915	$170,980	$894,441	$1,129,336
CDO bonds, principal amount(2)	62,644	114,736	667,429	844,809
Net assets	$1,271	$56,244	$227,012	$284,527

CDO quarterly cash distributions and coverage tests(3)
Equity notes and subordinate bonds	$—	$—	$1,807	$1,807
Collateral management and other fees	26	46	692	$764
Interest coverage cushion(1)	NEG	4,212	2,944
Overcollateralization cushion(1)	NEG	NEG	5,955
At offering	8,687	13,610	24,516
____________________________________________________________

(1)	Based on remittance report issued on date nearest to March 31, 2014.

(2)	Includes all outstanding CDO bonds payable to third parties and all CDO bonds owned by us.

(3)	IC and OC coverage to the most constrained class.
Repurchased N-Star CDO Bonds
The following table presents our N-Star CDO bonds owned as of March 31, 2014 (dollars in thousands):

Based on original credit rating:	Principal Amount(1)
AAA	$63,712
AA through BBB	386,212
Below investment grade	160,590
Total(2)(3)	$610,514
Weighted average original credit rating of repurchased N-Star CDO bonds	A / A2
Weighted average purchase price of repurchased N-Star CDO bonds	33%
____________________________________________________________

(1)	Represents the maximum amount of principal proceeds that could be received. There is no assurance we will receive the maximum amount of principal proceeds.

(2)	Unencumbered N-Star CDO bonds are owned by us, of which $477 million were repurchased at a discount to par.

(3)	$102 million are eliminated in our consolidated financial statements.

Repurchased N-Star CDO bonds that are consolidated are not presented as an investment but rather are eliminated in our consolidated financial statements and, as a result, the interest and realization of any discount will generally not be recorded as income in our consolidated statements of operations under U.S. GAAP. These amounts are recorded as inter-segment revenues and expense as disclosed in “Segment Reporting” in “Financial Statements.” We generate cash flow in future periods through the interest paid on these bonds, as well as realize (in cash) the discount if and when the bonds repay.
Cash Flows
The following presents a summary of our consolidated statements of cash flows for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	Three Months Ended March 31,		Years Ended December 31,
Cash flow provided by (used in):	2014	2013	2013	2012	2011
Operating activities	$53,696	$42,239	$240,674	$76,911	$59,066
Investing activities	(60,979)	(307,509)	(2,285,153)	51,901	383,323
Financing activities	(124,580)	214,052	2,235,542	171,607	(423,320)
Net increase (decrease) in cash and cash equivalents	$(131,863)	$(51,218)	$191,063	$300,419	$19,069
Three Months Ended March 31, 2014 Compared to March 31, 2013
Net cash provided by operating activities was $54 million for the three months ended March 31, 2014 compared to $42 million for the three months ended March 31, 2013. The increase was primarily due to new investment activity.
Net cash used in investing activities was $61 million for the three months ended March 31, 2014 compared to $308 million for the three months ended March 31, 2013. The decrease in net cash used was primarily due to a decrease in new investment activity in the first quarter 2014.
Net cash used in financing activities was $125 million for the three months ended March 31, 2014 compared to net cash provided from financing activities of $214 million for the three months ended March 31, 2013. The primary cash outflows for the three months ended March 31, 2014 was $11 million of net new borrowings, $13 million for net repurchase/repayment of CDO bonds and $97 million for the payment of dividends (common and preferred). The primary cash inflows for the three months ended March 31, 2013 was $282 million of net new capital and $94 million of net new borrowings, offset by $100 million for net repurchase/repayment of CDO bonds, $10 million for net swap activities and $47 million for the payment of dividends (common and preferred).
Year Ended December 31, 2013 Compared to December 31, 2012
Net cash provided by operating activities was $241 million for the year ended December 31, 2013 compared to $77 million for the year ended December 31, 2012. The increase was primarily due to increased investment activity in 2013.
Net cash used in investing activities was $2.3 billion for the year ended December 31, 2013 compared to net cash provided by investing activities of $52 million for the year ended December 31, 2012. Net cash used in 2013 was due to increased investment activity in 2013.
Net cash provided by financing activities was $2.2 billion for the year ended December 31, 2013 compared to $172 million for the year ended December 31, 2012. The primary cash inflows for the year ended December 31, 2013 was $1.8 billion of net new capital and $1.2 billion of net new borrowings, offset by $542 million for net repurchase/repayment of CDO bonds (using restricted cash), $10 million for net swap activities and $227 million for the payment of dividends (common and preferred). The primary cash inflows for the year ended December 31, 2012 was $724 million of new capital, $229 million of net new borrowings, $98 million from the issuance of our Securitization Financing Transaction and $26 million from the return of the surety bond related to the WaMu litigation, offset by $734 million for net repurchase/repayment of CDO bonds (using restricted cash), $20 million for net swap activities and $106 million for the payment of dividends (common and preferred), $13 million for distributions to non-controlling interests and $11 million of deferred financing costs.
Year Ended December 31, 2012 Compared to December 31, 2011
Net cash provided by operating activities was $77 million for the year ended December 31, 2012 compared to $59 million for the year ended December 31, 2011. The increase was primarily due to increased investment activity offset by the payment of both the 2011 and 2012 bonuses in 2012.
Net cash provided by investing activities was $52 million for the year ended December 31, 2012 compared to $383 million for the year ended December 31, 2011. The decrease in net cash provided was primarily due to lower proceeds from the sale/

repayment/acquisition of operating real estate and CRE debt investments, offset by a net increase in proceeds from the sale/repayment/acquisition of CRE securities investments.
Net cash provided by financing activities was $172 million for the year ended December 31, 2012 compared to net cash used in financing activities of $423 million for the year ended December 31, 2011. The primary cash inflows for the year ended December 31, 2012 was $724 million of new capital, $229 million of net new borrowings, $98 million from the issuance of our Securitization Financing Transaction and $26 million from the return of the surety bond related to the WaMu litigation, offset by $734 million for net repurchase/repayment of CDO bonds (using restricted cash), $20 million for net swap activities and $106 million for the payment of dividends (common and preferred), $13 million for distributions to non-controlling interests and $11 million of deferred financing costs. The primary cash outflows for the year ended December 31, 2011 was $316 million for net repurchase/repayment of CDO bonds (using restricted cash), $69 million of net repayment of mortgage notes, credit facilities and term loans, $12 million for net swap activities, $100 million for the repayment of the preferred interest in NorthStar Realty Healthcare, LLC, $19 million in distributions to non-controlling interests, $60 million for the payment of dividends (common and preferred) and $26 million for the issuance of the surety bond related to the WaMu litigation, offset by $167 million from net new capital.
Off-Balance Sheet Arrangements
As of March 31, 2014, we had off-balance sheet arrangements with respect to retained interests in certain deconsolidated N-Star CDOs. Refer to “Variable Interest Entities” in “Financial Statements” for a discussion of such retained interests in such N-Star CDOs in our consolidated financial statements. In each case, our exposure to loss is limited to the carrying value of our investment.
Additionally, we have certain arrangements which do not meet the definition of off-balance sheet arrangements, but do have some of the characteristics of off-balance sheet arrangements. We have made investments in unconsolidated ventures. Refer to “Investments in Private Equity Funds” and “Investments in and Advances to Unconsolidated Ventures” in “Financial Statements” for a discussion of such unconsolidated ventures in our consolidated financial statements. In each case, our exposure to loss is limited to the carrying value of our investment.
Contractual Obligations and Commitments
The following table presents contractual obligations and commitments as of December 31, 2013 (dollars in thousands):

	Payments Due by Period
	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Mortgage and other notes payable(1)	$2,113,334	$14,235	$257,211	$335,239	$1,506,649
CDO bonds payable	970,219	—	—	—	970,219
Securitization bonds payable	82,337	—	—	—	82,337
Credit facilities	70,038	—	—	70,038	—
Exchangeable senior notes(1)	543,815	12,955	172,500	—	358,360
Junior subordinated notes	280,117	—	—	—	280,117
Operating leases	38,116	5,611	11,107	7,738	13,660
Outstanding unfunded commitments(2)	8,115	5,799	2,316	—	—
PE Investments(3)	84,759	45,000	39,759	—	—
Estimated interest payments(4)	839,820	152,774	249,926	160,672	276,448
Total	$5,030,670	$236,374	$732,819	$573,687	$3,487,790
_____________________

(1)
The 7.25% Notes, 7.50% Notes and 8.875% Notes have a final maturity date of June 15, 2027, March 15, 2031 and June 15, 2032, respectively. The above table reflects the holders’ repurchase rights which may require us to repurchase the 7.25% Notes, 7.50% Notes and 8.875% Notes on June 15, 2014, March 15, 2016 and June 15, 2019, respectively. Each of these Notes may be exchanged at any time prior to maturity at the option of the respective holder in accordance with the terms of the applicable indenture. In 2014 through February 26, 2014, we exchanged an aggregate $147 principal amount of exchangeable senior notes and settled all such exchanges in shares of our common stock.

(2)
Our future funding commitments, which are subject to certain conditions that borrowers must meet to qualify for such fundings. Fundings are categorized by estimated funding period. Assuming that all debt and real estate investments that have future fundings meet the terms to qualify for such funding, our equity requirement on the remaining future funding requirements would be $8 million.

(3)	Includes an estimated $45 million associated with future fundings.

(4)
Estimated interest payments are based on the weighted average life of the borrowings. Applicable LIBOR benchmark plus the respective spread as of December 31, 2013 was used to estimate payments for our floating-rate liabilities.

Related Party and Sponsored Company Arrangements
Asset Management and Other Fees
We have agreements with each of our Sponsored Companies to manage their day-to-day operations, including identifying, originating and acquiring investments on their behalf and earning fees for our services. For the three months ended March 31, 2014, we earned $9 million of fees related to these agreements. Pursuant to each of the advisory agreements with our current Sponsored Companies, we may determine, in our sole discretion, to defer or waive, in whole or in part, certain asset management and other fees incurred. In considering whether to defer or waive any such fees, we evaluate the specific facts and circumstances surrounding the incurrence of a particular fee and make our decision on a case by case basis. From inception through March 31, 2014, we deferred $0.5 million of acquisition fees and $0.3 million of disposition fees related to NorthStar Income.
N-Star CDOs
We earn collateral management fees from the N-Star CDOs. For the three months ended March 31, 2014, we earned $2 million in fee income. For the three months ended March 31, 2014, we recorded fee income of $0.8 million in our consolidated statements of operations relating to deconsolidated N-Star CDOs. All remaining amounts were eliminated in consolidation as all of the N-Star CDOs were consolidated prior to the third quarter 2013.
Additionally, we earn interest income from the N-Star CDO bonds and N-Star CDO equity. For the three months ended March 31, 2014, we earned $20.3 million of interest income from such investments in deconsolidated N-Star CDOs.
Selling Commissions and Dealer Manager Fees and Commission Expense
Selling commissions and dealer manager fees represents income earned by selling equity in Sponsored Companies through NorthStar Securities. Pursuant to dealer manager agreements between NorthStar Securities and the Sponsored Companies, we receive selling commissions of up to 7% of gross offering proceeds raised. We reallow all selling commissions earned to participating broker-dealers. In addition, we also receive a dealer manager fee of up to 3% of gross offering proceeds raised, a portion of which is typically reallowed to participating broker-dealers. Commission expense represents fees to participating broker-dealers with whom we have selling agreements and commissions to employees of NorthStar Securities. We earn net commission income through NorthStar Securities for selling equity in the Sponsored Companies which is expected to cover the costs of our broker-dealer business. Currently, net commission income covers the majority of such costs. For the three months ended March 31, 2014, commission expense was $14 million of which $2 million related to employees of NorthStar Securities.
Sponsored Companies
We are entitled to certain expense allocations for costs paid on behalf of our Sponsored Companies which include: (i) reimbursement for organization and offering costs such as professional fees and other associated with the formation and offering of the Sponsored Company; and (ii) reimbursement for direct and indirect operating costs such as certain salaries and professional and other costs associated with running the operations of the Sponsored Company. We facilitate the payment of organization and offering costs on behalf of our Sponsored Companies and record these costs as receivables, related parties on our consolidated balance sheets until repaid. Our Sponsored Companies record these costs as either advisory fees-related party on their consolidated statements of operations or as a cost of capital in their consolidated statements of equity. As of March 31, 2014, we had aggregate unreimbursed costs of $24 million from our Sponsored Companies. This amount is recorded as receivables, related parties on our consolidated balance sheets. For the three months ended March 31, 2014, we received $3 million of reimbursement from our Sponsored Companies.
We committed to purchase up to $10.0 million in shares of each of its Sponsored Companies’ common stock during the two year period from when each offering was declared effective, in the event that distributions to its stockholders exceeds its modified funds from operations, or MFFO, as defined in accordance with the current practice guidelines issued by the Investment Program Association. With respect to this commitment, we purchased the following shares:

•
NorthStar Income - We purchased an aggregate of 507,980 shares of NorthStar Income’s common stock for $4.6 million from inception of NorthStar Income through the termination of the agreement which ended on July 19, 2013.

•
NorthStar Healthcare - We purchased an aggregate of 255,614 shares of its common stock (including 222,223 shares for the satisfaction of the minimum offering amount) for $2.3 million. The commitment with NorthStar Healthcare ends in August 2015, unless extended by us at our discretion.

•
NorthStar Income II - We purchased an aggregate of 245,109 shares of its common stock (including 222,223 shares for the satisfaction of the minimum offering amount) for $2.2 million. The commitment with NorthStar Income II ends in May 2015, unless extended by us at our discretion.

In January 2014, we sold a $9.0 million pari passu participation in a first mortgage loan at cost originated by the Company to NorthStar Income II. Additionally, in April 2014, we sold a $5 million pari passu participation in a first mortgage loan at cost to NorthStar Income II. Such sales were approved by the independent board of directors of NorthStar Income II.
Legacy Fund
We have interests in four CRE debt investments, two of which are in deconsolidated N-Star CDOs, with a subsidiary of Legacy Partners Realty Fund I, LLC, or the Legacy Fund, as borrower. One of our directors, Preston Butcher, is the chairman of the board of directors and chief executive officer and owns a significant interest in Legacy Partners Commercial, LLC, or Legacy Partners Commercial, which indirectly owns an equity interest in, and owns the manager of, the Legacy Fund.
Two loans with an aggregate principal amount of $39.6 million were deconsolidated in September 2013, and as a result, we no longer record these loans on our consolidated balance sheets. For the three months ended March 31, 2013, we recorded an aggregate $0.5 million of interest income in our consolidated statements of operations related to these loans.
The third loan with a principal amount of $39 million matures in October 2016 and has two one-year extension options, at the borrower’s option. In March 2014, we originated the fourth loan, a senior mortgage loan with a principal amount of $17.3 million and a mezzanine loan with a principal amount of $8.1 million, both of which mature in April 2021. For the three months ended March 31, 2014, we recorded an aggregate $0.8 million of interest income in our consolidated statements of operations related to these loans.
Furthermore, in February 2013, NorthStar Income made a $91 million loan to the Legacy Fund. In connection with this loan, we acting in our capacity as the advisor to NorthStar Income, received a customary 1.0% origination fee and further earn an annual asset management fee of 1.25%. In addition, we lease office space in Colorado with an affiliate of the Legacy Fund under an operating lease with annual lease payments of approximately $0.2 million through December 31, 2016. We have the option to renew the lease for an additional five years.
PE Investments
We guaranteed all of our funding obligations that may be due and owed under the respective agreement of the respective PE Investments directly to the PE Investment entities. We and NorthStar Income each agreed to indemnify the other proportionately for any losses that may arise in connection with the funding and other obligations as set forth in the governing documents in the case of a joint default by us and NorthStar Income. We and NorthStar Income further agreed to indemnify each other for all of the losses that may arise as a result of a default that was solely caused by us or NorthStar Income, as the case may be.
PE Investment I
In connection with PE Investment I, we assigned our rights to subscribe to 29.5% of our interest in PE Investment I to a subsidiary of NorthStar Income.
West Point Partners
In June 2014, NorthStar Realty paid $1 million to West Point Partners, LLC, or West Point Partners, in connection with its services facilitating our acquisition the Innkeepers Portfolio for an aggregate purchase price of approximately $1.0 billion, including certain closing costs, pre-funded capital expenditures and other costs.  West Point Partners is a real estate investment and advisory firm based in New York.  Mr. Sambamurthy, one of the directors of NorthStar Realty, is Managing Principal and Co-Founder of West Point Partners and owns a 50% interest in that company.  Consequently, Mr. Sambamurthy ceased to be independent.
Recent Developments
NSAM Registration Statement
In May 2014, NSAM filed Amendment No. 2 to the registration statement on Form 10 with the SEC under the Securities Exchange Act of 1934, as amended, to register shares of NSAM common stock. The information statement, which forms a part of the registration statement on Form 10, discloses that upon the consummation of the spin-off, holders of record of the our common stock as of the close of business on the relevant record date will receive one share of NSAM common stock for every one share of our common stock held. The information statement also discloses that in connection with and immediately prior to the consummation of the spin-off, we expect to effect a 1-for-2 reverse stock split of our common stock.

Dividends
On May 7, 2014, we declared a dividend of $0.25 per share of common stock. The common stock dividend was paid on May 23, 2014 to stockholders of record as of the close of business on May 19, 2014. On April 30, 2014, we declared a dividend of $0.54688 per share of Series A preferred stock, $0.51563 per share of Series B preferred stock, $0.55469 per share of Series C preferred stock and $0.53125 per share of Series D Preferred Stock. Dividends were paid on all series of preferred stock on May 15, 2014 to stockholders of record as of the close of business on May 12, 2014.
Exchangeable Senior Notes
In April 2014, $53.6 million principal amount of the 5.375% Notes were exchanged for 5.5 million shares of common stock.
Healthcare Portfolio
In May 2014, we completed our acquisition of a $1.1 billion healthcare real estate portfolio comprised of over 8,500 beds diversified across assisted living and skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. We acquired the portfolio through a joint venture with NorthStar Healthcare and an affiliate of Formation Capital, LLC. We contributed $358 million for an approximate 86% interest in the joint venture and together with NorthStar Healthcare own an aggregate approximate 92% interest in the joint venture.
Innkeepers Portfolio
In June 2014, we completed our acquisition of a $1.1 billion hotel portfolio, including certain closing costs, pre-funded capital expenditures and other costs, consisting of 47 upscale extended stay hotels and premium branded select service hotels with approximately 6,100 rooms. The Innkeepers Portfolio is a geographically diverse, bi-coastal portfolio located primarily in top metropolitan markets, with the largest concentration of net operating income from hotels in California. 83% of the Innkeepers Portfolio is affiliated with Marriott or Hilton. We acquired the Innkeepers Portfolio through a joint venture with Chatham Lodging Trust (NYSE: CLDT) where we contributed approximately $193 million of equity for an approximate 90% ownership interest.
In June 2014, we paid $1 million to West Point Partners in connection with its services facilitating our acquisition the Innkeepers Portfolio.  West Point Partners is a real estate investment and advisory firm based in New York.  Mr. Sambamurthy, one of the directors of NorthStar Realty, is Managing Principal and Co-Founder of West Point Partners and owns a 50% interest in that company.  Consequently, Mr. Sambamurthy ceased to be independent.
Industrial Portfolio
In May 2014, we entered into an agreement to invest $167 million of preferred and common equity in an approximately $406 million, 6.3 million square foot Industrial Portfolio that is 100% net-leased with a remaining weighted average lease term of over 12 years. This portfolio consists of 39 properties across 17 states with the largest concentration of net operating income from properties in California.  As part of this investment, we are expected to have an approximate 50% ownership interest.
Strategic Investments
In May 2014, we entered into an agreement to acquire a minority interest in Aerium, for €50 million, the Aerium GP Interest. Aerium currently manages approximately €6.2 billion of real estate assets across 12 countries and employs over 180 professionals, some of whom will be providing services to NSAM following the spin-off as part of the acquisition of the Aerium GP Interest.
There can be no assurance that we will complete the transactions that we have under contract described above on the terms contemplated or at all.
Annual Meeting of Stockholders
On May 7, 2014, our board of directors determined that the 2014 annual meeting of our stockholders will be held on September 5, 2014 at New York Palace Hotel, New York, 455 Madison Avenue, New York 10022, at 10:00 a.m. Eastern time.

Inflation
Virtually all of our assets and liabilities are interest rate sensitive in nature. As a result, interest rates and other factors influence our performance significantly more than inflation does. Changes in interest rates may correlate with inflation rates. Substantially all of the leases at our manufactured housing communities and multifamily properties allow for monthly or annual rent increases which provide us with the opportunity to achieve increases, where justified by the market, as each lease matures. Such types of leases generally minimize the risks of inflation on our manufactured housing communities and multifamily properties.
Refer to “- Quantitative and Qualitative Disclosures About Market Risk” for additional details.
Non-GAAP Financial Measure
Cash Available for Distribution
In 2013, we began using CAD as a non-GAAP financial measure. We believe that CAD provides investors and management with a meaningful indicator of operating performance. Management also uses CAD, among other measures, to evaluate profitability. We also believe that CAD is useful because it adjusts for a variety of non-cash items (such as depreciation and amortization, equity-based compensation, realized gain (loss) on investments, provision for (reversal of) loan losses and non-cash interest income and expense items). Furthermore, CAD adjusts N-Star CDO bond discounts to record such investments on an effective yield basis over the expected weighted average life of the investment. CAD may fluctuate from period to period based upon a variety of factors, including, but not limited to, the timing and amount of investments, repayments and asset sales, capital raised, use of leverage, changes in the expected yield of investments and the overall conditions in commercial real estate and the economy generally. Management also believes that quarterly distributions are principally based on operating performance and our board of directors includes CAD as one of several metrics it reviews to determine quarterly distributions to stockholders.
We calculate CAD by subtracting from or adding to net income (loss) attributable to common stockholders, non-controlling interest attributable to the Operating Partnership and the following items: depreciation and amortization items including depreciation and amortization, straight-line rental income or expense, amortization of above/below market leases, amortization of deferred financing costs, amortization of discount on financings and other and equity-based compensation; cash flow related to N-Star CDO equity interests; accretion of unconsolidated N-Star CDO bond discounts; non-cash net interest income in consolidated N-Star CDOs; unrealized gain (loss) from the change in fair value; realized gain (loss) on investments and other, excluding accelerated amortization related to sales of CDO bonds or other investments; provision for (reversal of) loan losses; impairment on depreciable property; acquisition gains or losses; distributions to joint venture partners; transaction costs; foreign currency gains (losses); impairment on goodwill and other intangible assets; gains (losses) on sales; and one-time events pursuant to changes in U.S. GAAP and certain other non-recurring items. For example, CAD has been adjusted to exclude non-recurring gain (loss) from deconsolidation of certain N-Star CDOs. These items, if applicable, include any adjustments for unconsolidated ventures.
CAD should not be considered as an alternative to net income (loss), determined in accordance with U.S. GAAP, as an indicator of operating performance. In addition, our methodology for calculating CAD may differ from the methodologies used by other comparable companies, including other REITs, when calculating the same or similar supplemental financial measures and may not be comparable with these companies.

The following table presents a reconciliation of CAD to net income (loss) attributable to common stockholders for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	Three Months Ended March 31	Year Ended December 31, 2013
Net income (loss) attributable to common stockholders	$(134,961)	$(137,453)
Non-controlling interest attributable to the Operating Partnership	(3,596)	(5,571)
(Gain) loss from deconsolidation of N-Star CDOs	(3,355)	299,802
Subtotal	(141,912)	156,778

Adjustments:
Depreciation and amortization items (1)	41,749	139,017
N-Star CDO bond discounts (2)	4,457	43,501
Non-cash net interest income in consolidated N-Star CDOs	(8,042)	(68,345)
Unrealized (gain) loss from fair value adjustments / Provision for loan losses	137,101	(17,757)
Realized (gain) loss on investments (3)	45,901	(33,676)
Provision for (reversal of) loan losses		(8,786)
Non-cash items in discontinued operations(4)		9,983
Distributions to joint venture partners	(673)	(1,454)
Other (5)	12,875	14,318
CAD	$91,456	$233,579
____________________________________________________________

(1)
The three months ended March 31, 2014 includes depreciation and amortization of $27.5 million including $0.5 million related to unconsolidated ventures, straight-line rental income of $(0.3) million, amortization of above/below market leases of $(0.3) million, amortization of deferred financing costs of $1.6 million, amortization of discount on financings and other of $3.6 million and amortization of equity based compensation of $9.6 million. The year ended December 31, 2013 includes depreciation and amortization of $96.4 million including $2.9 million related to unconsolidated ventures, straight-line rental income of $(2.3) million, amortization of above/below market leases of $(1.6) million, amortization of deferred financing costs of $7.4 million, amortization of discount on financings and other of $22.2 million and amortization of equity-based compensation of $17.0 million.

(2)
For CAD, realized discounts on CDO bonds are accreted on an effective yield basis based on expected maturity. For CDOs that were deconsolidated, CDO bond accretion is included in net income attributable to common stockholders from the date of deconsolidation.

(3)
The three months ended March 31, 2014 includes $37.8 million of non-cash loss from extinguishment and exchange of debt. The year ended December 31, 2013, include $10.9 million of non-cash loss from extinguishment of debt.

(4)	The year ended December 31, 2013 includes depreciation and amortization of $1.4 million and impairment on real estate of $8.6 million.

(5)
The three months ended March 31, 2014 includes transaction costs in connection with real estate related acquisitions of $8.1 million and $4.8 million of cash flow related to N-Star CDO equity interests. The year ended December 31, 2013 includes transaction costs in connection with real estate related acquisitions of $13.1 million including $0.7 million related to unconsolidated ventures and $1.2 million of cash flow related to N-Star CDO equity interests.

Quantitative and Qualitative Disclosure About Market Risk
We are primarily subject to interest rate risk and credit risk. These risks are dependent on various factors beyond our control, including monetary and fiscal policies, domestic and international economic conditions and political considerations. Our market risk sensitive assets, liabilities and related derivative positions are held for investment and not for trading purposes.
Interest Rate Risk
Changes in interest rates affect our net interest income, which is the difference between the income earned on our investments and the interest expense incurred in connection with our borrowings and derivatives.
Our CRE debt and securities investments bear interest at either a floating or fixed rate. The interest rate on our floating-rate assets is a fixed spread over an index such as LIBOR and typically reprices every 30 days based on LIBOR in effect at the time. Given the frequent and periodic repricing of our floating-rate assets, changes in benchmark interest rates are unlikely to materially affect the value of our floating-rate portfolio. Changes in short-term rates will, however, affect income from these investments. However, some of our non-legacy CRE debt originations have LIBOR floors that are in excess of current LIBOR. We will not benefit from an increase in LIBOR until it is in excess of the floors.
Our general financing strategy has focused on the use of “match-funded” structures. This means that we seek to align the maturities of our liabilities with the maturities on our assets as closely as possible in order to manage the risks of being forced to refinance our liabilities prior to the maturities of our assets. Substantially all of our investments are financed with either non-recourse securitization financing transactions or non-recourse mortgage notes. In addition, we seek to match interest rates on our assets with like-kind borrowings, so fixed-rate investments are financed with fixed-rate borrowings and floating-rate assets are financed with floating-rate borrowings, directly or indirectly, through the use of interest rate swaps, caps and other financial instruments or through a combination of these strategies. As of March 31, 2014, a hypothetical 100 basis point increase in one-

month LIBOR applied to our floating-rate assets and liabilities (including derivatives) would result in an increase in net interest income of approximately $1 million annually.
Changes in interest rates could affect the value of our fixed-rate CRE debt and securities investments and our real estate investments. For example, increasing interest rates could result in a higher required yield on investments, which could decrease the value on existing fixed-rate investments in order to adjust their yields to current market levels. In addition, the value of our real estate properties may be influenced by changes in interest rates and credit spreads (as discussed below) because value is typically derived by discounting expected future cash flow generated by the property using interest rates (such as the 10-year U.S. Treasury Note yield) plus a risk premium based on the property type and creditworthiness of the tenants/operators. Lower risk-free rates generally result in lower discount rates and, therefore, higher valuations, and vice versa; however, increases in the risk-free rates would not impact our net interest income.
Changes in interest rates and credit spreads may also impact our net book value as almost all of our investments in CRE securities are marked-to-market each quarter with any change in fair value reflected in unrealized gains (losses). Generally, as interest rates increase, the value of fixed-rate securities within our CDO financing transaction, such as CMBS, decreases and as interest rates decrease, the value of these securities will increase. Conversely, we mark all of our CDO bonds payable and all related interest rate swaps to market which may cause a partial offset to the income and balance sheet impact of marking our CRE securities to market. Additionally, changes in unrealized gains (losses) do not directly affect our operating cash flow or our ability to pay a dividend to stockholders. Any change in fair value of our CRE securities investments could impact our ability to realize gains on such securities.
We use derivative instruments primarily to manage interest rate exposure. These derivatives are typically in the form of interest rate swap agreements and the primary objective is to minimize interest rate risks associated with our investments and financing activities. The counterparties of these arrangements are major financial institutions with which we may also have other financial relationships. We are exposed to credit risk in the event of non-performance by these counterparties and we monitor their financial condition. As of March 31, 2014, our counterparties do not hold any cash margin as collateral against our swap contracts. As of March 31, 2014, all of our derivatives do not qualify for hedge accounting treatment, therefore, gains (losses) resulting from their fair value measurement at the end of each reporting period are recognized as an increase or decrease in unrealized gain (loss) on investments and other in our consolidated statements of operations. In addition, we are, and may in the future be, subject to additional expense based on the notional amount of the derivative and a specified spread over the applicable LIBOR. Because the fair value of these instruments can vary significantly between periods, we may experience significant fluctuations in the amount of our unrealized gain (loss) in any given period.
Credit Spread Risk
The value of our fixed and floating-rate investments also changes with market credit spreads. This means that when market-demanded risk premium, or credit spread, increases, the value of our fixed- and floating-rate assets decrease and vice versa. Fixed-rate assets are valued based on a market credit spread over the rate payable on fixed rate U.S. Treasury of like maturity. This means that their value is dependent on the yield demanded on such assets by the market, based on their credit relative to U.S. Treasuries. The floating-rate CRE debt and securities investments are valued based on a market credit spread over the applicable LIBOR. Demand for a higher yield on investments results in higher or “wider” spread over the benchmark rate (usually the applicable U.S. Treasury yield) to value these assets. Under these conditions, the value of our portfolio should decrease. Conversely, if the spread used to value these assets were to decrease or “tighten,” the value of these assets should increase.
Credit Risk
Credit risk in our CRE debt and securities investments relates to each individual borrower’s ability to make required interest and principal payments on scheduled due dates. We seek to manage credit risk through a comprehensive credit analysis prior to making an investment, actively monitoring our portfolio and the underlying credit quality, including subordination and diversification of our portfolio. Our analysis is based on a broad range of real estate, financial, economic and borrower-related factors which we believe are critical to the evaluation of credit risk inherent in a transaction.
Most of our CMBS investments are generally junior in right of payment of interest and principal to one or more senior classes but benefit from the support of one or more subordinate classes of securities or other form of credit support within a securitization transaction. The senior unsecured REIT debt we invest in generally reflects comparable credit risk. Our CRE debt investments are collateral dependent, meaning the principal source of repayment is from a sale or refinancing of the collateral securing our debt. In the event that a borrower cannot repay our debt, we may exercise our remedies under the debt agreements, which may include taking title to collateral. We describe many of the options available to us in this situation in the “Portfolio Management” section of this prospectus. To the extent the value of our collateral exceeds the amount of our debt (including all debt senior to us) and the expense we incur in collecting the debt, we would collect 100% of our debt amount. To the extent the amount of our debt investments plus all senior debt to our position exceeds the realizable value to our collateral (net of expenses), then we would incur a loss.
We are subject to the credit risk of the corporate lessee of our net lease properties and the operators of our healthcare properties. We undertake a rigorous credit evaluation of each tenant and healthcare operator prior to acquiring net lease properties. This analysis includes an extensive due diligence investigation of the tenant/operator’s business as well as an assessment of the strategic importance of the underlying real estate to the tenant/operator’s core business operations. Where appropriate, we may seek to augment the tenant/operator’s commitment to the facility by structuring various credit enhancement mechanisms into the underlying leases. These mechanisms could include security deposit requirements or guarantees from entities we deem creditworthy. In addition, we actively monitor lease coverage at each facility within our healthcare portfolio. However, approximately 57% of our tenant/operator revenues are derived from government sources, notably Medicare or Medicaid. Previously announced and potential future changes to these programs may have a material impact on the valuation and financial performance of this portion of our portfolio.

INFORMATION ABOUT NRFC SUB-REIT CORP.
Description of the Business
Prior to the merger, NRFC Sub-REIT Corp. is the indirect majority-owned private REIT subsidiary of NorthStar Realty Finance Corp. through which NorthStar Realty Finance Corp. holds substantially all of its assets. Following the merger, the business of Sub-REIT will be identical to the business of NorthStar Realty prior to the merger, as described above, except for in the following ways:
Selected Financial and Historical Data
The following table presents selected financial data as of December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 and has been derived from the audited financial statements appearing elsewhere in this prospectus. The selected financial data as of December 31, 2011, 2010 and 2009 and for each of the two years in the period ended December 31, 2010 has been derived from the unaudited financial statements not included in this prospectus. The selected financial data as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 has been derived from the unaudited financial statements appearing elsewhere in this prospectus. You should read the following information together with Company’s consolidated financial statements and notes thereto included in “Financial Statements” of this prospectus.

	Three Months Ended March 31,		Years Ended December 31,
	2014	2013	2013		2012		2011		2010		2009
	(Dollars in thousands)
Operating Data:
Net interest income on debt and securities	$74,699	$58,594	$263,692		$335,496		$355,921		$273,727		$50,366
Total other revenues	94,247	59,836	330,785		165,069		122,457		122,660		114,435
Total expenses	126,952	84,544	405,949		268,469		295,467		390,819		211,020
Income (loss) from operations	41,994	33,886	188,528		232,096		182,911		5,568		(46,219)
Income (loss) from continuing operations	(60,705)	69,760	(13,108)		(195,313)		(251,329)		(345,154)		(31,840)
Net income (loss)	(61,089)	69,920	(21,464)	—	(193,362)	—	(234,000)	—	(343,511)	—	(14,872)
Net income (loss) attributable to Sub‑REIT stockholders	$(60,974)	$69,908	$(21,140)	—	$(195,875)	—	$(246,390)	—	$(354,372)	—	$(24,442)

	March 31,	December 31,
	2014	2013	2012	2011	2010	2009
	(Dollars in thousands)
Balance Sheet Data:
Cash and cash equivalents	$495,227	$627,460	$440,237	$143,852	$124,725	$137,430
Operating real estate, net	2,327,914	2,370,183	1,390,546	1,089,449	938,062	978,902
Real estate debt investments, net	1,158,058	1,031,078	1,832,231	1,710,582	1,821,764	1,936,482
Investments in private equity funds, at fair value	571,903	586,018	—	—	—	—
Investments in and advances to unconsolidated ventures	140,540	138,343	107,028	92,401	89,924	34,116
Real estate securities, available for sale	961,135	1,035,075	1,108,393	1,473,305	1,692,524	336,220
Total assets	6,173,235	6,316,882	5,479,951	4,994,656	5,142,163	3,663,036
Total borrowings	2,674,273	2,649,895	3,337,479	3,171,494	3,158,246	1,808,407
Total liabilities	2,973,723	2,964,282	3,724,650	3,623,585	3,518,511	1,941,234
Preferred stock	625	625	625	625	625	625
Total equity	3,199,512	3,352,600	1,755,301	1,371,071	1,623,652	1,721,801

Management’s Discussion and Analysis of Financial Condition and Results of Operations
As Sub-REIT is a subsidiary of NorthStar Realty, reference is made to the Company’s consolidated financial statements and notes thereto included in “Financial Statements” of this prospectus. The tables below describe the ways in which Sub-REIT’s financial condition and results of operations differs from NorthStar Realty’s financial condition and results of operations (dollars in thousands):

	March 31,	December 31,
Assets:	2014	2013	2012	2011
Total NorthStar Realty assets	$6,212,818	$6,360,050	$5,513,778	$5,006,437
Cash held at NRF	(8,900)	(8,530)	(4,690)	(656)
Investments in and advances to unconsolidated ventures	(3,742)	(3,742)	(3,742)	(3,742)
Real estate securities, available for sale	(17,245)	(17,245)	(16,275)	—
Deferred costs and intangible assets, net	(8,895)	(13,396)	(8,865)	(7,383)
Other	(801)	(255)	(255)	—
Total Sub-REIT assets	$6,173,235	$6,316,882	$5,479,951	$4,994,656

Liabilities:
Total NorthStar Realty liabilities	$3,878,014	$3,662,587	$4,182,914	$3,966,823
Senior notes	(481,118)	—	—	—
Exchangeable senior notes	(198,000)	(490,973)	(255,420)	(180,464)
Junior subordinated notes, at fair value	(213,200)	(201,203)	(197,173)	(157,168)
Accrued interest on exchangeable senior notes and junior subordinated notes	(11,973)	(6,129)	(5,671)	(5,606)
Total Sub-REIT liabilities	$2,973,723	$2,964,282	$3,724,650	$3,623,585

	Three Months Ended March 31,		Years Ended December 31,
Statements of Operations:	2014	2013	2013	2012	2011
NRF net income (loss)	$(123,106)	$49,696	$(87,910)	$(273,089)	$(242,526)
Interest expense related to NRF’s exchangeable senior notes and junior subordinated notes included in NRF’s consolidated statements of operations	12,656	10,670	54,639	39,624	33,048
Interest income related to real estate securities, available for sale held at NRF	(697)	(328)	(2,145)	—	—
Unrealized gain (loss) on NRF junior subordinated notes and real estate securities, available for sale held at NRF	12,128	9,858	3,061	40,037	(27,213)
Loss on extinguishment of exchangeable senior notes and write-off of related deferred financing costs	37,878	36	10,891	—	2,582
Other	52	(12)	—	66	109
Sub-REIT net income (loss)	$(61,089)	$69,920	$(21,464)	$(193,362)	$(234,000)
Quantitative and Qualitative Disclosures about Market Risk
Sub-REIT’s exposure to market risk does not materially differ from NorthStar Realty’s exposure to market risk.

UNAUDITED PRO FORMA
The following tables present unaudited pro forma financial statements consisting of pro forma results of operations for the three months ended March 31, 2014 and year ended December 31, 2013 and a pro forma balance sheet as of March 31, 2014.
The unaudited pro forma statements of operations represents the historical results of operations for the three months ended March 31, 2014 and year ended December 31, 2013 and gives effect to the merger, the Formation transaction and the spin-off of NSAM, as if they occurred on January 1, 2013. The pro forma balance sheet adjustments assume that the merger, the Formation transaction and the spin-off of NSAM occurred as of March 31, 2014.
The unaudited pro forma financial statements are not necessarily indicative of what our financial condition or results of operations would have been for the periods presented, nor are they representative of our future financial condition or results of operations. The unaudited pro forma financial statements should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited financial statements and the notes thereto, both of which are included elsewhere in this prospectus.
The merger of NorthStar Realty with and into the Company will have no effect upon the assets, liabilities, total equity, net revenue or net income of the Company after the merger compared to NorthStar Realty prior to the merger. The public disclosures of the Company after the merger, including the assets, liabilities, total equity, net revenue and net income reflected in the historical financial statements during the entire five year period covered by the selected financial data presented in this prospectus, will be the same as those of NorthStar Realty prior to the merger.

The following table presents our unaudited pro forma statements of operations for the three months ended March 31, 2014 and year ended December 31, 2013 (in thousands, except per share amounts):

	Three Months Ended March 31, 2014
	Sub-REIT Historical	Merger Adjustments		NorthStar Realty (10)	Formation Properties (11)	Spin-off of NSAM (12)	Pro Forma Adjustments		Pro Forma
Net interest income
Interest income	$77,982	$697	(1)	$78,679	$—	$—	$—		$78,679
Interest expense on debt and securities	3,283	—		3,283	—	—	—		3,283
Net interest income on debt and securities	74,699	697		75,396	—	—	—		75,396
Other revenues									—
Rental and escalation income	68,425	—		68,425	11,281	—	1,444	(14)	81,150
Resident fee income	—	—		—	25,251	—	—		25,251
Selling commissions and dealer manager fees, related parties	14,548	—		14,548	—	(14,548)	—		—
Asset management and other fees, related parties	9,485	—		9,485	—	(8,669)	—		816
Other revenue	1,789	—		1,789	—	(121)	—		1,668
Total other revenues	94,247	—		94,247	36,532	(23,338)	1,444		108,885
Expenses
Asset management fee	—	—		—	—	—	30,811	(18)	30,811
Other interest expense	26,377	12,656	(2)	39,033	8,094	—	—		47,127
Real estate properties—operating expenses	21,958	—		21,958	15,967	—	675	(15)	38,600
Commission expense	13,560	—		13,560	—	(13,560)	—		—
Other expenses	776	—		776	200	(30)	—		946
Transaction costs	8,058	52		8,110	—	—	—		8,110
Provision for loan losses, net	1,886	—		1,886	—	—	—		1,886
General and administrative expenses									—
Salaries and equity-based compensation	20,863	—		20,863	—	(13,630)	(4,242)	(19)	2,991
Other general and administrative expenses	6,425	—		6,425	—	(1,873)	(3,104)	(19)	1,448
Total general and administrative expenses	27,288	—		27,288	—	(15,503)	(7,346)		4,439
Depreciation and amortization	27,049	—		27,049	6,238	—	2,582	(16)	35,869
Total expenses	126,952	12,708		139,660	30,499	(29,093)	26,722		167,788
Income (loss) from operations	41,994	(12,011)		29,983	6,033	5,755	(25,278)		16,493
Equity in earnings (losses) of unconsolidated ventures	31,792	—		31,792	—	—	—		31,792
Other income (loss)	—	—		—	—	—	—		—
Unrealized gain (loss) on investments and other	(129,823)	(12,128)	(3)	(141,951)	—	—	—		(141,951)
Realized gain (loss) on investments and other	(8,023)	(37,878)	(4)	(45,901)	—	—	—		(45,901)
Gain (loss) from deconsolidation of N-Star CDOs	3,355	—		3,355	—	—	—		3,355
Income (loss) from continuing operations	(60,705)	(62,017)		(122,722)	6,033	5,755	(25,278)		(136,212)
Income (loss) from discontinued operations	(384)	—		(384)	—	—	—		(384)
Net income (loss)	(61,089)	(62,017)		(123,106)	6,033	5,755	(25,278)		(136,596)
Net (income) loss attributable to non-controlling interests	134			134	—	—	(573)	(17)	(439)
Preferred stock dividends	(20)	(15,572)	(5)	(15,591)	—	—	—		(15,591)
Net income (loss) attributable to common stockholders	$(60,975)	$(77,589)		$(138,563)	$6,033	$5,755	$(25,851)		$(152,626)
Weighted Average Common Shares (basic/diluted)									321,029	(21)
Net Income (loss) per common share attributable Sub-REIT common stockholders (basic/diluted)									$(0.48)

	Year Ended December 31, 2013
	Sub-REIT Historical	Merger Adjustments		NorthStar Realty (10)	Formation Properties (11)	Spin-off of NSAM (12)		Pro Forma Adjustments		Pro Forma
Net interest income
Interest income	$301,844	$2,145	(1)	$303,989	$—	$—		$—		$303,989
Interest expense on debt and securities	38,152	—		38,152	—	—		—		38,152
Net interest income on debt and securities	263,692	2,145		265,837	—	—		—		265,837
Other revenues
Rental and escalation income	235,492	—		235,492	43,983	—		6,819	(14)	286,294
Resident fee income		—		—	97,408	—		—		97,408
Selling commissions and dealer manager fees, related parties	62,572	—		62,572	—	(62,572)		—		—
Asset management and other fees, related parties	27,301	—		27,301	—	(26,633)		—		668
Other revenue	5,420	—		5,420	—	(733)		—		4,687
Total other revenues	330,785	—		330,785	141,391	(89,938)		6,819		389,057
Expenses
Asset management fee	—	—		—	—	—		100,681	(18)	100,681
Other interest expense	85,868	54,639	(2)	140,507	32,794	—		—		173,301
Real estate properties—operating expenses	73,668	—		73,668	59,100	—	—	2,700	(15)	135,468
Commission expense	57,325	—		57,325	—	(57,325)	—	—		—
Other expenses	4,703	—		4,703	800	(145)	—	—		5,358
Transaction costs	12,464	—		12,464	—	—	—	—		12,464
Provision for loan losses, net	(8,786)	—		(8,786)	—	—	—			(8,786)
General and administrative expenses
Salaries and equity-based compensation	64,726	—		64,726	—	(26,521)	—	(26,796)	(19)	11,409
Other general and administrative expenses	22,511	—		22,511	—	(6,352)	—	(11,055)	(19)	5,104
Total general and administrative expenses	87,237	—		87,237	—	(32,873)		(37,851)		16,513
Depreciation and amortization	93,470	—		93,470	24,951	—	—	10,331		128,752
Total expenses	405,949	54,639		460,588	117,645	(90,343)		75,861		563,751
Income (loss) from operations	188,528	(52,494)		136,034	23,746	405		(69,042)		91,143
Equity in earnings (losses) of unconsolidated ventures	85,477	—		85,477	—	—		—		85,477
Other income (loss)	38	—		38	—	—		—		38
Unrealized gain (loss) on investments and other	(31,916)	(3,061)	(3)	(34,977)	—	—		—		(34,977)
Realized gain (loss) on investments and other	44,567	(10,891)	(4)	33,676	—	—		—		33,676
Gain (loss) from deconsolidation of N-Star CDOs	(299,802)	—		(299,802)	—	—		—		(299,802)
Income (loss) from continuing operations	(13,108)	(66,446)		(79,554)	23,746	405		(69,042)		(124,445)
Income (loss) from discontinued operations	(8,356)	—		(8,356)	—	—				(8,356)
Net income (loss)	(21,464)	(66,446)		(87,910)	23,746	405		(69,042)		(132,801)
Net (income) loss attributable to non-controlling interests	402	—		402	—	—		(2,383)	(17)	(1,981)
Preferred stock dividends	(78)	(55,438)	(5)	(55,516)	—	—		—		(55,516)
Net income (loss) attributable to common stockholders	$(21,140)	$(121,884)		$(143,024)	$23,746	$405		$(71,425)		$(190,298)
Weighted Average Common Shares (basic/diluted)										211,816	(21)
Net Income (loss) per common share attributable Sub-REIT common stockholders (basic/diluted)										$(0.90)

The following table presents our unaudited pro forma balance sheet as of March 31, 2014 (dollars in thousands):

	March 31, 2014
	Sub-REIT Historical	Merger Adjustments		NorthStar Realty(10)	Formation Properties(13)	Spin-off of NSAM(12)	Pro Forma Adjustments		Pro Forma
Assets
Cash and cash equivalents	$495,227	$8,900	(6)	$504,127	$(351,450)	$(9,578)	$(118,700)	(20)	$24,399
Restricted cash	164,378	—		164,378	2,510	—	—		166,888
Operating real estate, net	2,327,914	—		2,327,914	975,703	—	—		3,303,617
Real estate debt investments, net	1,158,058	—		1,158,058	—	—	—		1,158,058
Investments in private equity funds, at fair value	571,903	—		571,903	—	—	—		571,903
Investments in and advances to unconsolidated ventures	140,540	3,742	(7)	144,282	—	—	—		144,282
Real estate securities, available for sale	961,135	17,245	(1)	978,380	—	—	—		978,380
Receivables, net of allowance	30,478	486	(1)	30,964	—	—	—		30,964
Receivables, related parties	29,169	—		29,169	—	(27,359)	4,100	(20)	5,910
Unbilled rent receivable	15,153	—		15,153	—	—	—		15,153
Derivative assets, at fair value	1,925	—		1,925	—	—	—		1,925
Deferred costs and intangible assets, net	87,771	8,895	(8)	96,666	75,918	—	—		172,584
Assets of properties held for sale	52,621	—		52,621	—	—	—		52,621
Other assets	136,963	315		137,278	536	(1,285)	—		136,529
Total assets	$6,173,235	$39,583		$6,212,818	$703,217	$(38,222)	$(114,600)		$6,763,213
Liabilities
Mortgage and other notes payable	$2,110,623	$—		$2,110,623	$646,751	$—	$—		$2,757,374
CDO bonds payable, at fair value	419,253	—		419,253	—	—	—		419,253
Securitization bonds payable	82,367	—		82,367	—	—	—		82,367
Credit facilities	62,030	—		62,030	—	—	—		62,030
Senior notes	—	481,118	(2)	481,118	—	—	—		481,118
Exchangeable senior notes	—	198,000	(2)	198,000	—	—	—		198,000
Junior subordinated notes, at fair value	—	213,200	(2)	213,200	—	—	—		213,200
Accounts payable and accrued expenses	61,618	11,973	(2)	73,591	6,923	(3,851)	—		76,663
Escrow deposits payable	104,421	—		104,421	—	—	—		104,421
Derivative liabilities, at fair value	30,717	—		30,717	—	—	—		30,717
Liabilities of assets held for sale	28,962	—		28,962	—	—	—		28,962
Other liabilities	73,732	—		73,732	—	—	—		73,732
Total liabilities	2,973,723	904,291		3,878,014	653,674	(3,851)	—		4,527,837
Commitments and contingencies
Equity
Stockholders’ Equity
Preferred stock	625	696,727	(5)	697,352	—	—	—		697,352
Common stock	—	3,270	(9)	3,270	—	—	—		3,270
Additional paid-in capital	2,859,478	(353,218)	(9)	2,506,260	—	—	—		2,506,260
Retained earnings (accumulated deficit)	315,724	(1,218,343)	(9)	(902,619)	(6,923)	(34,371)	(114,600)	(20)	(1,058,513)
Accumulated other comprehensive income (loss)	(2,704)	6,856	(9)	4,152	—	—	—		4,152
Total stockholders’ equity	3,173,123	(864,708)		2,308,415	(6,923)	(34,371)	(114,600)		2,152,521
Non-controlling interests	26,389	—		26,389	56,466	—	—		82,855
Total equity	3,199,512	(864,708)		2,334,804	49,543	(34,371)	(114,600)		2,235,376
Total liabilities and equity	$6,173,235	$39,583		$6,212,818	$703,217	$(38,222)	$(114,600)		$6,763,213
____________________________________________________________

(1)	Represents real estate securities held by NRF and the corresponding interest income and related receivable for such real estate securities.

(2)	Represents NRF’s senior notes, exchangeable senior notes and junior subordinated notes and the corresponding interest expense and related payable for such borrowings.

(3)	Represents unrealized loss on real estate securities held by NRF and junior subordinated notes issued by NRF, for which the fair value option of accounting was elected.

(4)	Represents a loss on extinguishment of exchangeable senior notes and the write-off of the related deferred financing costs.

(5)	Represents preferred stock issued by us and by NRF and the net reversal of dividends on our preferred stock offset by dividends on NRF preferred stock.

(6)	Represents cash held at NRF.

(7)	Represents an investment in unconsolidated ventures related to NRF’s junior subordinated notes.

(8)	Represents deferred financing costs associated with NRF’s senior notes and exchangeable senior notes.

(9)	Represents adjustments for NRF capital stock and related capital activity and the impact of derivatives held by NRF.

(10)
After the merger of NorthStar Realty with and into Sub-REIT, the assets, liabilities, total equity, net revenue or net income of the Company will be the same as those of NorthStar Realty prior to the merger.

(11)
Represents historical unaudited results of a $1.1 billion healthcare real estate portfolio, referred to as the Formation Properties, acquired through a joint venture with NorthStar Healthcare and an affiliate of Formation Capital. The historical unaudited results of the Formation Properties have not been audited or reviewed by our independent registered public accounting firm or any other independent accountants and have been prepared by us based on information provided to us by the seller of the Formation Properties.

(12)
Represents historical unaudited information for NSAM. The financial information for the year ended December 31, 2013 was audited by NSAM’s independent registered public accounting firm. The financial information as of and for the three months ended March 31, 2014 was reviewed by NSAM’s independent registered public accounting firm.

(13)
Represents adjustments in connection with the Formation Properties. We are in the process of allocating the purchase price. For purposes of these pro forma financial statements, the aggregate purchase price of $1.1 billion has been recorded as operating real estate, net and deferred costs and intangible assets, net. We are in the process of allocating the purchase price. The fair value is a preliminary estimate and may be adjusted within one year of the acquisition in accordance with U.S. GAAP. We recorded an accrual for estimated non-recurring transaction costs of $6.9 million in connection with this transaction.

Formation Related Pro Forma Adjustments

(14)	Represents the impact of straight line rental income of the Formation Properties for all applicable leases commencing as of January 1, 2013 and 2014, as applicable.

(15)
Based on the terms of the joint venture agreement, NorthStar Realty’s joint venture partner will earn an asset management fee of $2.7 million per annum and a subordinate asset management fee of up to $0.8 million per annum, which is subject to us receiving a 12% current return. The subordinate fee would not have been earned for the periods ended December 31, 2013 and March 31, 2014.

(16)	Represents depreciation and amortization expense based on a useful life of 40 years for buildings associated with the Formation Properties.

(17)
Represents the Company's non-controlling interest allocated to the joint venture partners based on the terms of the joint venture agreement of $(0.6) million and $(2.4) million for the three months ended March 31, 2014 and the year ended December 31, 2013, respectively.

NSAM Related Pro Forma Adjustments

(18)
Represents pro forma adjustments to reflect the base management fee to NSAM upon spin-off, as set forth in the management agreement between NorthStar Realty and NSAM, refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The computation for the pro forma adjustment related to the base management fee is summarized as follows (dollars in thousands):

	Three Months Ended March 31, 2014	Year Ended December 31, 2013
Base management fee	$24,658	$100,000
Add:(i)
Common equity raised (ii)	2,402	374
Equity issued from exchangeable senior notes (iii)	1,285	6
RXR Realty asset management business (iv)	2,466	301
Total pro forma NorthStar Realty management fee (v)	$30,811	$100,681
_______________

(i)
Amounts are prorated based on number of days outstanding for the respective item through March 31, 2014 and December 31, 2013, respectively, and exclude the effects of NorthStar Realty’s Aerium investment.

(ii)
Represents 1.5% per annum of the net proceeds of all common equity and preferred equity issued by NorthStar Realty after December 10, 2013 through March 31, 2014 and December 31, 2013, respectively. NorthStar Realty raised net proceeds in common equity of $649.3 million on December 17, 2013.

(iii)
Represents 1.5% per annum of NorthStar Realty equity issued in exchange or conversion of exchangeable senior notes based on the stock price at the date of issuance. On December 31, 2013 and January 31, 2014, 11.5 million and 15.7 million shares of common stock, respectively, were issued in connection with the conversion of exchangeable senior notes of NorthStar Realty.

(iv)
Represents the annual base management fee related to RXR Realty’s asset management business equal to the greater of: (a) $10 million or (b) for the applicable quarter, the portion of distributable cash flow from NorthStar Realty’s equity interest related to the asset management business of RXR Realty. There were no distributions made related to NorthStar Realty's equity interest in RXR Realty, therefore, the fee was calculated based on $10 million per annum from the date NorthStar Realty entered into an agreement with RXR Realty on December 20, 2013.

(v)	Based on adjusted pro forma CAD per share, NSAM would not have met the necessary hurdle to receive any incentive fee for the periods presented.

(19)
Represents adjustments for salaries, equity-based compensation and general and administrative expenses. Salaries are based on an estimate of employees that would have been employed at NSAM. Following the spin-off, the existing employees of NRF will become employees of NSAM. Executive officers, employees engaged in NorthStar Realty’s existing loan origination business and certain other employees will be co-employees of NSAM and NRF. All of our equity-based compensation will become an expense of NSAM for the periods presented as all current employees of NRF will become employees of NSAM. General and administrative expenses, including operating expenses such as corporate overhead, are based on the expectation that our general and administrative expenses would represent approximately 20% of the aggregate general and administrative expenses of NRF and NSAM.

(20)	Represents the estimated initial capitalization amount of NSAM upon completion of the spin-off and an amount related to transaction costs paid or to be paid by us.

Other Pro Forma Adjustments
(21) The weighted average shares used to compute basic and diluted earnings per share represents the number of weighted average shares of our common stock assumed to be outstanding based on a distribution ratio of one share of our common stock for every share of NRF common stock. The actual number of our basic and diluted shares outstanding will not be known until the merger date. To compute basic and diluted earnings per share, we used NRF’s weighted average basic and diluted shares outstanding for the three months ended March 31, 2014 and year ended December 31, 2013.

MANAGEMENT
Executive Officers and Directors
Prior to the merger, the Company’s directors are Messrs. David T. Hamamoto (Chairman), Albert Tylis and Daniel R. Gilbert. Upon effectiveness of the merger, NorthStar Realty’s slate of officers and directors will become the officers and directors of the Company, and our board of directors will consist of eight members. Stockholders vote on the election of our directors on an annual basis. Each of Messrs. C. Preston Butcher, Stephen E. Cummings, David T. Hamamoto, Oscar Junquera, Wesley D. Minami, Louis J. Paglia and Sridhar Sambamurthy and Ms. Judith A. Hannaway was elected by NorthStar Realty stockholders at the 2013 annual meeting of stockholders and currently serves on NorthStar Realty’s board of directors for a term ending at the 2014 annual meeting of stockholders and until their successors are duly elected and qualified. The 2014 annual meeting of our stockholders will be held on September 5, 2014 at the New York Palace Hotel, New York, 455 Madison Avenue, New York 10022, at 10:00 a.m. Eastern time.
Our executive officers are appointed annually by our board of directors and serve at the discretion of our board of directors. Set forth below is certain information regarding our post-merger directors and executive officers.
For purposes of this section, references to “we” and “our,” for any time referenced before the merger, also include NorthStar Realty.

Name	Age	Position
David T. Hamamoto	54	Chairman and Chief Executive Officer
C. Preston Butcher	75	Director
Stephen E. Cummings	58	Independent Director
Judith A. Hannaway	61	Independent Director
Oscar Junquera	60	Independent Director
Wesley D. Minami	57	Independent Director
Louis J. Paglia	56	Independent Director
Sridhar Sambamurthy	52	Director
Albert Tylis	40	President
Daniel R. Gilbert	44	Chief Investment and Operating Officer
Debra A. Hess	50	Chief Financial Officer
Ronald J. Lieberman	44	Executive Vice President, General Counsel and Secretary
David T. Hamamoto. Mr. Hamamoto has served as Chairman and Chief Executive Officer of Sub-REIT since May 2008 (having previously served as President and as a director of Sub-REIT from its inception to May 2008) . He has been our Chairman since October 2007 and has served as one of our directors since October 2003. Mr. Hamamoto has been our Chief Executive Officer since October 2004 and was our President from October 2004 to April 2011. Mr. Hamamoto has also served as Chairman of NorthStar Income, the first public, non-traded REIT sponsored by us, since February 2009 and served as its Chief Executive Officer from February 2009 until January 2013. Mr. Hamamoto has also served as Chairman of NorthStar Healthcare, the second public non-traded REIT sponsored by us, from January 2013 until January 2014. Mr. Hamamoto has further served as Chairman of NorthStar Income II, the third public non-traded REIT sponsored by us, since December 2012. Mr. Hamamoto also serves as Chairman and Chief Executive Officer of NSAM. In July 1997, Mr. Hamamoto co-founded NorthStar Capital Investment Corp., the predecessor to the Company, for which he served as Co-Chief Executive Officer until October 2004. From 1983 to 1997, Mr. Hamamoto worked for Goldman, Sachs & Co. where he was co-head of the Real Estate Principal Investment Area and general partner of the firm between 1994 and 1997. During Mr. Hamamoto’s tenure at Goldman, Sachs & Co., he initiated the firm’s effort to build a real estate principal investment business under the auspices of the Whitehall Funds. Additionally, Mr. Hamamoto has served as a member of the advisory committee of RXR Realty, a leading real estate operating and investment management company focused on high-quality real estate investments in the New York Tri-State area, since December 2013. Mr. Hamamoto served as Executive Chairman from March 2011 until November 2012 (having previously served as Chairman from February 2006 until March 2011) of the board of directors of Morgans Hotel Group Co. (NASDAQ: MHGC). Mr. Hamamoto holds a Bachelor of Science from Stanford University in Palo Alto, California and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania in Philadelphia, Pennsylvania.
As a founder of the Company, Mr. Hamamoto offers our board of directors an intuitive perspective of the business and operations of the Company as a whole. Mr. Hamamoto also has significant experience in all aspects of the commercial real estate markets, which he gained initially as co-head of the Real Estate Principal Investment Area at Goldman, Sachs & Co. Mr. Hamamoto is able to draw on his extensive knowledge to develop and articulate sustainable initiatives, operational risk management and strategic planning, which qualify him to serve as a director of the Company.
C. Preston Butcher. Mr. Butcher has been one of our directors since September 2004. Since 1998, he has been Chairman and Chief Executive Officer of Legacy Partners (formerly known as Lincoln Property Company N.C., Inc.), a real estate and development and management firm, in Foster City, California. Legacy Partners develops and manages income property in the western United States. From 1967 to 1998, Mr. Butcher served as President, Chief Executive Officer and Regional Partner of Lincoln Property Company N.C., Inc. Mr. Butcher co-founded, formerly served as Chairman of the Board of Directors and presently serves on the Executive Committee of the National Multi-Housing Council, a national trade association whose members are major apartment owners and managers throughout the United States. He also co-founded and currently serves as a Director of the California Housing Council. He is a Director of the Charles Schwab Corp., a securities brokerage and related financial services firm, and has served as Chairman of the Board and Chief Executive Officer and director of KBS Legacy Partners Apartment REIT, Inc., a public non-traded real estate investment trust, since August 2009. He holds a Bachelor of Science in Electrical Engineering from the University of Texas at Austin.
Mr. Butcher offers our board of directors a unique perspective and informed advice on matters central to the Company’s business and on matters pertaining to the real estate industry in general. Mr. Butcher’s knowledge of the commercial real estate markets, service on housing councils and extensive leadership expertise qualify him to serve as a director of the Company.
Stephen E. Cummings. Mr. Cummings has been one of our directors since December 2009. Mr. Cummings is also a director nominee of NSAM. Mr. Cummings currently serves as Head of Investment Banking-Americas Corporate Client Solutions for UBS Investment Bank, a position he has held since November 2012 and also serves as Chairman for the Investment Bank in the Americas for UBS Investment Bank, a position he started in April 2011. From 2004 to 2008, Mr. Cummings was Senior Executive Vice President, Head of Corporate and Investment Banking and a member of Wachovia Corporation’s Operating Committee. From 1998 to 2004, Mr. Cummings served in a number of different leadership roles at Wachovia (and First Union Corporation, a predecessor to Wachovia), including their Mergers and Acquisitions, Investment Banking and Capital Markets Divisions. Before joining Wachovia, Mr. Cummings served as Chairman and Chief Executive Officer of Bowles Hollowell Conner & Co. from 1993 to 1998. Mr. Cummings began his investment banking career in 1979 in the Corporate Finance Division of Kidder, Peabody & Co. Incorporated (“Kidder Peabody”) in New York and joined Bowles Hollowell Conner & Co. in 1984. Mr. Cummings has a Bachelor of Arts in administrative science from Colby College and a Master of Business Administration from Columbia University Graduate School of Business.
Mr. Cummings has significant financial experience, developed through his roles as Head of Investment Banking-Americas Corporate Client Solutions and Chairman for the Investment Bank in the Americas for UBS Investment Bank, as well as Senior Executive Vice President, Head of Corporate and Investment Banking and a member of Wachovia Corporation’s Operating Committee. Mr. Cummings has also served in a number of executive positions with oversight of financial operations, merger and acquisition and capital markets activities. As a business executive with senior management responsibilities, Mr. Cummings’s leadership and experience qualify him to serve as a director of the Company.
Judith A. Hannaway. Ms. Hannaway has been one of our directors since September 2004. Ms. Hannaway is also a director nominee of NSAM. Currently, and during the past five years, Ms. Hannaway has acted as a consultant to various financial institutions. Prior to acting as a consultant, Ms. Hannaway was previously employed by Scudder Investments, a wholly-owned subsidiary of Deutsche Bank Asset Management, as a Managing Director. Ms. Hannaway joined Scudder Investments in 1994 and was responsible for Special Product Development including closed-end funds, off shore funds and REIT funds. Prior to joining Scudder Investments, Ms. Hannaway was employed by Kidder Peabody as a Senior Vice President in Alternative Investment Product Development. She joined Kidder Peabody in 1980 as a Real-Estate Product Manager. Ms. Hannaway holds a Bachelor of Arts from Newton College of the Sacred Heart and a Master of Business Administration from Simmons College Graduate Program in Management.
Ms. Hannaway has had significant experience at major financial institutions and has broad ranging financial services expertise and experience in the areas of financial reporting, risk management and alternative investment products. Ms. Hannaway’s financial-related experience qualifies her to serve as a director of the Company.
Oscar Junquera. Mr. Junquera has been one of our directors since April 2011. Mr. Junquera is also a director nominee of NSAM. Mr. Junquera is the founder of PanMar Capital llc, a private equity firm specializing in the financial services industry and has been their Managing Partner since its formation in January 2008. Mr. Junquera worked on matters related to the formation of PanMar Capital llc from July 2007 until December 2008. From 1980 until June 2007, Mr. Junquera was at PaineWebber, which was sold to UBS AG in 2000. He began at PaineWebber in the Investment Banking Division and was appointed Managing Director in 1988, Group Head-Financial Institutions in 1990 and a member of the Investment Banking Executive Committee in 1995. Following the sale of PaineWebber to UBS in 2000, Mr. Junquera was appointed Global Head of

Asset Management Investment Banking at UBS and was responsible for establishing and building the bank’s franchise with mutual fund, institutional, high net worth and alternative asset management firms, as well as banks, insurance and financial services companies active in asset management. Mr. Junquera is on the Board of Directors of HF2 Financial Management Inc. (NASDAQ: HTWO) and Toroso Investments LLC. Mr. Junquera has served on the Board of Trustees of the Long Island Chapter of the Nature Conservancy and is a supporter of various other charitable organizations. He holds a Bachelor of Science from the University of Pennsylvania’s Wharton School and a Master of Business Administration from Harvard Business School.
Mr. Junquera has over 25 years of investment banking experience, most recently as a Managing Director in the Global Financial Institutions Group at UBS Investment Bank and Global Head of Asset Management Investment Banking. Mr. Junquera’s experience covers a unique cross-section of strategic advisory and capital markets activities, including the structuring and distribution of investment funds and permanent capital vehicles, which qualifies him to serve as a director of the Company.
Wesley D. Minami. Mr. Minami has been one of our directors since September 2004. Mr. Minami is also a director nominee of NSAM. Mr. Minami served as President of Billy Casper Golf LLC from 2003 until March 2012, at which time he ceased acting as President and began serving as Principal. From 2001 to 2002, he served as President of Charles E. Smith Residential Realty, Inc., a REIT that was listed on the NYSE. In this capacity, Mr. Minami was responsible for the development, construction, acquisition and property management of over 22,000 high-rise apartments in five major U.S. markets. He resigned from this position after completing the transition and integration of Charles E. Smith Residential Realty, Inc. from an independent public company to a division of Archstone-Smith Trust, an apartment company that was listed on the NYSE. From 1997 to 2001, Mr. Minami worked as Chief Financial Officer and then Chief Operating Officer of Charles E. Smith Residential Realty, Inc. Prior to 1997, Mr. Minami served in various financial service capacities for numerous entities, including Ascent Entertainment Group, Comsat Corporation, Oxford Realty Services Corporation and Satellite Business Systems. Mr. Minami holds a Bachelor of Arts in Economics, with honors, from Grinnell College and a Master of Business Administration in Finance from the University of Chicago.
Mr. Minami, who has served as President of a publicly-traded REIT, chief financial officer and chief operating officer of a real estate company and in various financial service capacities, brings corporate finance, operations, public company and executive leadership expertise to our board of directors. Mr. Minami’s diverse experience, real estate background and understanding of financial statements qualify him to serve as a director of the Company.
Louis J. Paglia. Mr. Paglia has been one of our directors since February 2006. Mr. Paglia is also a director nominee of NSAM. Mr. Paglia founded Customer Choice LLC in April 2010, a data analytics company serving the electric utility industry. From April 2002 to March 2006, Mr. Paglia was the Executive Vice President of UIL Holdings Corporation, an electric utility, contracting and energy infrastructure company. Mr. Paglia was also President of UIL Holdings’ investment subsidiaries. From July 2002 through April 2005, Mr. Paglia also served as UIL Holdings’ Chief Financial Officer. From 1999 to 2001, Mr. Paglia was Executive Vice President and Chief Financial Officer of eCredit.com, a credit evaluation software company. Prior to 1999, Mr. Paglia served as the Chief Financial Officer for TIG Holdings Inc. and Emisphere Technologies, Inc. Mr. Paglia received a Bachelor of Science from Massachusetts Institute of Technology and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania.
Mr. Paglia brings a career of broad ranging financial expertise, having held several chief financial officer positions, including at three public companies. Mr. Paglia’s extensive accounting, finance and risk management expertise qualify him to serve as a director of the Company.
Sridhar Sambamurthy. Mr. Sambamurthy has been one of our directors since April 2011. Mr. Sambamurthy is currently Managing Principal and Co-Founder of West Point Partners LLC, a real estate investment and advisory firm based in New York and has been acting in that capacity since April 2009. From April 2005 until December 2008, Mr. Sambamurthy was a Managing Director and member of the Investment Committee at Starwood Capital Group. While at Starwood Capital Group, Mr. Sambamurthy was responsible for corporate, entity level and platform investments in real estate, lodging, leisure, gaming and alternative sectors. Mr. Sambamurthy was also involved with various restructurings and debt transactions. Prior to joining Starwood Capital Group, from February 2002 until March 2005, Mr. Sambamurthy was a Managing Director at Deutsche Bank where he was the head of the mergers and acquisitions and restructuring practice for the real estate lodging and leisure sectors for the Americas. Mr. Sambamurthy was also an Executive Director in the real estate investment banking group at Morgan Stanley where he served from 1994 until January 2002. Prior to joining Morgan Stanley, Mr. Sambamurthy held positions at Vornado Realty Trust, Ernst & Young and AF Ferguson & Co. Mr. Sambamurthy is a member of multiple civic organizations, including the Urban Land Institute, Council of Foreign Relations, U.S. India Business Council and New Jersey SEEDS. Mr. Sambamurthy has also served as a member of the board of directors of Phillips Edison - ARC Grocery Center REIT II, Inc., a public non-traded REIT, since September 2013. He is a certified public accountant and received a Bachelor of Finance from the University of Madras and a Master of Business Administration from New York University’s Stern School of Business.

Mr. Sambamurthy has extensive experience in the real estate industry, including with respect to real estate investments, merger and acquisition activity, restructurings and debt transactions. Mr. Sambamurthy has held leadership positions at companies such as West Point Partners, Starwood Capital Group, Deutsche Bank and Morgan Stanley, where he has had significant responsibilities in investing, advisory matters and raising capital in the real estate sector and also in running industry platforms. As a seasoned professional with broad industry background and experience, Mr. Sambamurthy’s knowledge and skills qualify him to serve as a director of the Company.
Albert Tylis. Mr. Tylis has served as the President of Sub-REIT since 2008 (having previously served in various other executive officer positions since Sub-REIT’s inception). Mr. Tylis has served as a member of the board of directors of Sub-REIT since 2008, and will continue to serve until the completion of the merger. Mr. Tylis has served as our President since January 2013. Prior to his current position, Mr. Tylis served as our Co-President from April 2011 until January 2013, our Chief Operating Officer from January 2010 until January 2013, our Secretary from April 2006 until January 2013, an Executive Vice President from April 2006 until April 2011 and our General Counsel from April 2006 to April 2011. Mr. Tylis also served as Chief Operating Officer of NorthStar Income from October 2010 until January 2013 and as General Counsel and Secretary of NorthStar Income from October 2010 until April 2011. He has further served as Chairman of the board of directors of NorthStar Healthcare from April 2011 until January 2013 and as General Counsel and Secretary of NorthStar Healthcare from October 2010 until April 2011. Mr. Tylis also serves as President of NSAM. Prior to joining the Company in August 2005, Mr. Tylis was the Director of Corporate Finance and General Counsel of ASA Institute and from September 1999 through February 2005, Mr. Tylis was a senior attorney at the law firm of Bryan Cave LLP, where he was a member of the Corporate Finance and Securities Group, the Transactions Group, the Banking, Business and Public Finance Group and supported the firm’s Real Estate Group. Additionally, Mr. Tylis has served as a member of the advisory committee of RXR Realty since December 2013. Mr. Tylis holds a Bachelor of Science from the University of Massachusetts at Amherst and a Juris Doctor from Suffolk University Law School.
Daniel R. Gilbert. Mr. Gilbert has served as the Chief Investment and Operating Officer of Sub-REIT since 2012 (having previously served in various other executive officer positions since Sub-REIT’s inception). Mr. Gilbert has served as a member of the board of directors of Sub-REIT since 2011, and will continue to serve until the completion of the merger. Mr. Gilbert has served as our Chief Investment and Operating Officer since January 2013. Mr. Gilbert also serves as the Chief Executive Officer and President of NorthStar Income and NorthStar Income II, as well as executive chairman of NorthStar Healthcare since January 2014 (having previously served as NorthStar Healthcare’s Chief Executive Officer and President from August 2012 to January 2014). Mr. Gilbert also serves as Chief Investment and Operating Officer of NorthStar Asset Management Group, Ltd, a wholly-owned subsidiary of NSAM. Mr. Gilbert served as Co-President of the Company from April 2011 until January 2013 and in various other senior management positions since our initial public offering in October 2004. Mr. Gilbert began serving as an executive officer of each of NorthStar Income, NorthStar Healthcare and NorthStar Income II from their inceptions, in January 2009, October 2010 and December 2012, respectively. Mr. Gilbert served as an Executive Vice President and Managing Director of Mezzanine Lending of NorthStar Capital Investment Corp. our predecessor company. Prior to that role, Mr. Gilbert was with Merrill Lynch & Co. in its Global Principal Investments and Commercial Real Estate Department and prior to joining Merrill Lynch, held accounting and legal-related positions at Prudential Securities Incorporated. Mr. Gilbert holds a Bachelor of Arts degree from Union College in Schenectady, New York.
Debra A. Hess. Ms. Hess has served as the Chief Financial Officer of Sub-REIT since 2012. Ms. Hess currently serves as our Chief Financial Officer, a position she has held since July 2011. Ms. Hess has also served as Chief Financial Officer and Treasurer of NorthStar Income since October 2011 and as Chief Financial Officer and Treasurer of NorthStar Healthcare since March 2012. Ms. Hess also serves as Chief Financial Officer of NSAM. Ms. Hess has further served as Chief Financial Officer and Treasurer of NorthStar Income II since December 2012. Ms. Hess has significant financial, accounting and compliance experience at public companies. Ms. Hess most recently served as Chief Financial Officer and Compliance Officer of H/2 Capital Partners, where she was employed from August 2008 to June 2011. From March 2003 to July 2008, Ms. Hess was a managing director at Fortress Investment Group, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and a NYSE-listed alternative investment manager. From 1993 to 2003, Ms. Hess served in various positions at Goldman, Sachs & Co., including as Vice President in Goldman Sachs’s Principal Finance Group and as a Manager of Financial Reporting in Goldman Sachs’ Finance Division. Prior to 1993, Ms. Hess was employed by Chemical Banking Corporation in the corporate credit policy group and by Arthur Andersen & Company as a supervisory senior auditor. Ms. Hess holds a Bachelor of Science in Accounting from the University of Connecticut in Storrs, Connecticut and a Master of Business Administration in Finance from New York University in New York, New York.
Ronald J. Lieberman. Mr. Lieberman has served as the Executive Vice President, General Counsel and Secretary of Sub-REIT since 2013 (having previously served as Assistant Secretary from 2012 to 2013). Mr. Lieberman currently serves as our Executive Vice President, General Counsel and Secretary. Mr. Lieberman has served as our General Counsel since April 2011, an Executive Vice President since April 2012 and as Assistant Secretary from April 2011 until January 2013. Mr. Lieberman has also served as General Counsel and Secretary of NorthStar Income and NorthStar Healthcare since October 2011 and April

2011, respectively, and as an Executive Vice President of each of those companies since January 2013. Mr. Lieberman has further served as General Counsel and Secretary of NorthStar Income II since December 2012 and as Executive Vice President of that company since March 2013. Mr. Lieberman also serves as Executive Vice President, General Counsel and Secretary of NSAM. Prior to joining NorthStar, Mr. Lieberman was a partner in the Real Estate Capital Markets practice at the law firm of Hunton & Williams LLP. Mr. Lieberman practiced at Hunton & Williams from September 2000 until March 2011 where he advised numerous REITs, including mortgage REITs and specialized in capital markets transactions, mergers and acquisitions, securities law compliance, corporate governance and other board advisory matters. Prior to joining Hunton & Williams, Mr. Lieberman was the associate general counsel at Entrade, Inc., during which time Entrade was a public company listed on the NYSE. Mr. Lieberman began his legal career at Skadden, Arps, Slate, Meagher and Flom LLP. Mr. Lieberman holds a Bachelor of Arts, Master of Business Administration and Juris Doctor, each from the University of Michigan in Ann Arbor, Michigan.
Corporate Governance Profile
Sub-REIT has adopted, effective upon closing of the merger, the same corporate governance profile and committee structure as NorthStar Realty. We are committed to good corporate governance practices and, as such, we have adopted, effective upon closing of the merger, the corporate governance guidelines and codes of ethics discussed below to enhance our effectiveness.
Code of Ethics for Senior Financial Officers
We have adopted a code of ethics for senior financial officers applicable to our chief executive officer, chief financial officer and all other senior financial officers of the Company. The code is available on our website at www.nrfc.com under the heading “Investor Relations-Corporate Governance.” Amendments to, and waivers from, the code of ethics for senior financial officers will be disclosed on our website at www.nrfc.com under the heading “Investor Relations-Corporate Governance.”
Code of Business Conduct and Ethics
We have adopted a code of business conduct and ethics relating to the conduct of our business by our employees, officers and directors. We intend to maintain high standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. Specifically, among other things, our code of business conduct and ethics prohibits payments, directly or indirectly, to any government official seeking to influence such official or otherwise obtain an improper advantage for our business. The code is available on our website at www.nrfc.com under the heading “Investor Relations-Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.
Corporate Governance Guidelines
We have adopted corporate governance guidelines to assist our board of directors in the exercise of its responsibilities. The guidelines govern, among other things, board of directors composition, board of directors member qualifications, responsibilities and education, management succession and self-evaluation. A copy of our corporate governance guidelines may be found on our website at www.nrfc.com under the heading “Investor Relations-Corporate Governance” and are also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.
Board of Directors Committees
Our board of directors has appointed an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and each of these standing committees have adopted a charter. Each of these committees is composed exclusively of independent directors, as defined by the listing standards of the NYSE. Moreover, the Compensation Committee is composed exclusively of individuals referred to as “non-employee directors” in Rule 16b-3 of the Exchange Act and “outside directors” in Section 162(m) of the Internal Revenue Code.
During the year ended December 31, 2013, our board of directors met on thirteen occasions. Each director then serving attended at least 75% of the aggregate number of meetings of our board of directors and all committees on which he or she served.

The following table shows the current membership of the various committees:

Audit	Compensation	Nominating and Corporate Governance
Wesley D. Minami*^	Judith A. Hannaway*	Wesley D. Minami*
Louis J. Paglia^	Oscar Junquera	Judith A. Hannaway
Judith A. Hannaway	Louis J. Paglia	Oscar Junquera
_________________

*	Denotes Chairperson

^	Denotes Audit Committee Financial Expert

Audit Committee
The Audit Committee held eight meetings in 2013. Our board of directors has determined that all three members of the Audit Committee are independent and financially literate under the rules of the NYSE and that at least two members, Mr. Minami, who chairs the Audit Committee, and Mr. Paglia, are “audit committee financial experts,” as that term is defined by the SEC. The Audit Committee is responsible for, among other things, engaging an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and assisting our board of directors in its oversight of our internal controls over financial reporting.
A copy of the Audit Committee charter is available on our website at www.nrfc.com under the heading “Investor Relations-Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.
Compensation Committee
The Compensation Committee held three meetings in 2013. Its report is included later within this prospectus. Our board of directors has determined that all members of the Compensation Committee are independent under the rules of the NYSE. Ms. Hannaway chairs the Compensation Committee.
The Compensation Committee is responsible for, among other things, determining compensation for our executive officers, administering and monitoring our equity compensation plans, evaluating the performance of our executive officers and producing an annual report on executive compensation for inclusion in our annual meeting proxy statement. The Compensation Committee may delegate some or all of its duties to a subcommittee comprising one or more members of the Compensation Committee.
A copy of the Compensation Committee charter is available on our website at www.nrfc.com under the heading “Investor Relations-Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee held three meetings in 2013. Our board of directors has determined that all members of the Nominating and Corporate Governance Committee are independent under the rules of the NYSE. Mr. Minami chairs the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for, among other things, seeking, considering and recommending to our board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting. It also periodically prepares and submits to our board of directors for adoption the Committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving general operation of our board of directors and our corporate governance, and annually recommends to our board of directors nominees for each committee of our board of directors. In addition, the Committee annually facilitates the assessment of our board of directors’ performance as a whole and of the individual directors and reports thereon to our board of directors.
A copy of the Nominating and Corporate Governance Committee charter is available on our website at www.nrfc.com under the heading “Investor Relations-Corporate Governance” and is also available without charge to stockholders upon written request to: NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: General Counsel.
Compensation Committee Interlocks and Insider Participation
There are no Compensation Committee interlocks or employee participation on the Compensation Committee.

Director Independence
Of our eight directors, five have been determined by our board of directors to be independent for purposes of the NYSE listing standards. In determining director independence, our board of directors reviewed, among other things, any transactions or relationships that exist currently or that have existed since our incorporation, between each director and the Company and its subsidiaries, affiliates and equity investors or independent auditors. In particular, our board of directors reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests promulgated by the NYSE for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent. Our board of directors also examined whether there were any transactions or relationships between each director and members of our senior management or our affiliates.
As a result of its review, our board of directors affirmatively determined that Messrs. Cummings, Junquera, Minami and Paglia and Ms. Hannaway are independent under the NYSE listing standards. Our board of directors also affirmatively determined that Mr. Sambamurthy was independent during the period for which he served as a member of the Audit Committee. See “Certain Related Party Transactions.”
Board of Directors Leadership Structure; Meetings of Independent Directors
Our board of directors believes it is important to select its chairman and the Company’s chief executive officer in the manner it considers in the best interests of the Company at any given point in time. The members of our board of directors possess considerable business experience and in-depth knowledge of the issues the Company faces, and are therefore in the best position to evaluate the needs of the Company and how best to organize the Company’s leadership structure to meet those needs. Accordingly, the chairman and chief executive officer positions may be filled by one individual or by two different individuals. After careful consideration, our board of directors believes that the most effective leadership structure for the Company at this time is for Mr. Hamamoto to serve as both our chairman and chief executive officer. Mr. Hamamoto’s combined role as chairman and chief executive officer creates a firm link between management and our board of directors and provides unified leadership for carrying out the Company’s strategic initiatives and business plans. Our board of directors continually evaluates the Company’s leadership structure and could in the future decide not to combine the chairman and chief executive officer positions if it believes that doing so would serve the best interests of the Company.
To promote the independence of our board of directors and appropriate oversight of management, the independent directors select a Lead Non-Management Director, currently Ms. Hannaway, to facilitate free and open discussion and communication among the independent directors of our board of directors and management. The Lead Non-Management Director presides at all executive sessions at which only non-management directors are present. These meetings are held in conjunction with the regularly scheduled quarterly meetings of our board of directors, but may be called at any time by our Lead Non-Management Director or any of our other independent directors. In 2013, our independent directors met six times in executive session without management present following board of directors meetings and met outside of regularly scheduled board of directors meetings on a number of occasions. Our Lead Non-Management Director sets the agenda for these meetings held in executive session and discusses issues that arise during those meetings with our chairman. Our Lead Non-Management Director also discusses with our chairman and secretary board of directors meeting agendas and may request inclusion of additional agenda items for meetings of our board of directors. It is expected, as provided in our corporate governance guidelines, that the individual who serves as the Lead Non-Management Director shall rotate every two years.
Communications with Directors
Our board of directors has established a process to receive communications from interested parties, including stockholders. Interested parties may contact the Lead Non-Management Director, any member or all members of our board of directors by mail. To communicate with our board of directors, any individual director or any group or committee of directors, correspondence should be addressed to our board of directors or any such individual director or group or committee of directors by either name or title. All such correspondence should be sent in care of our General Counsel at NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022.
All communications received as set forth in the preceding paragraph will be opened by the office of our General Counsel for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. In the case of communications to our board of directors or any group or committee of directors, the office of the General Counsel will make sufficient copies of the contents to send to each director who is a member of the group or committee to which the envelope is addressed.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file reports of beneficial ownership of such securities on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 that they file. Based solely on our review of the copies of such forms we received or written representations from certain reporting persons that no filings on such forms were required for those persons, we believe that all such filings required to be made during and with respect to the fiscal year ended December 31, 2013 by Section 16(a) were timely made.
Director Nomination Procedures
The Nominating and Corporate Governance Committee generally believes that, at a minimum, candidates for membership on our board of directors should have demonstrated an ability to make a meaningful contribution to our board of directors’ oversight of our business and affairs and have a record and reputation for honest and ethical conduct. The Nominating and Corporate Governance Committee recommends director nominees to our board of directors based on, among other things, its evaluation of a candidate’s experience and skills, relevant industry background and knowledge, integrity, ability to make independent analytical inquiries and a willingness to devote adequate time and effort to board of directors responsibilities. In addition to the criteria set forth above, when identifying and selecting nominees for our board of directors, the Nominating and Corporate Governance Committee does not have a specific diversity policy with respect to the director nomination process, but strives to create diversity in perspective, background and experience in our board of directors as a whole and seeks to have our board of directors nominate candidates who have such diverse perspective, background and experience.
In the future, the Nominating and Corporate Governance Committee intends to identify potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons who meet the criteria described above. The Nominating and Corporate Governance Committee also, from time-to-time, may engage firms, at our expense, that specialize in identifying director candidates. As described below, the Nominating and Corporate Governance Committee will also consider candidates recommended by stockholders.
The Nominating and Corporate Governance Committee anticipates that once a person has been identified by the Committee as a potential candidate, the Committee will collect and review publicly-available information regarding the person to assess whether the person should be considered further. If the Nominating and Corporate Governance Committee determines that the candidate warrants further consideration, the chairman or another member of the Committee will contact the person. If the person expresses a willingness to be considered and to serve on our board of directors, the Nominating and Corporate Governance Committee will request information from the candidate, review the person’s accomplishments and qualifications, including in light of any other candidates that the Committee might be considering and conduct one or more interviews with the candidate. In certain instances, members of the Nominating and Corporate Governance Committee may contact one or more references provided by the candidate or may contact other members of the business community or other persons that may have greater first-hand knowledge of the candidate’s accomplishments.
The Nominating and Corporate Governance Committee will consider written recommendations from stockholders of potential director candidates that have followed the procedures for nominating directors set forth in our Amended and Restated Bylaws, or our bylaws. Such recommendations should be submitted to the Nominating and Corporate Governance Committee in care of our General Counsel at NorthStar Realty Finance Corp., 399 Park Avenue, 18th Floor, New York, New York 10022. Director recommendations submitted by stockholders must comply with the procedures set forth in our bylaws, as such may be amended from time-to-time, including providing the following:

•	the name, age and business address of the individual(s) recommended for nomination;

•	the class, series and number of any shares of our stock that are beneficially owned by the individual(s) recommended for nomination;

•	the date such shares of our stock were acquired by the individual(s) recommended for nomination and the investment intent of such acquisition;

•
whether and the extent to which the individual(s) recommended for nomination or the nominating stockholder(s) have engaged in any hedging, derivative or similar transactions involving our securities, including our common stock, since our last annual meeting; and

•
all other information relating to such candidate that would be required to be disclosed pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

The foregoing is a summary only and you should refer to our bylaws for a full description of the procedures required to nominate a director. The Nominating and Corporate Governance Committee expects to use a similar process to evaluate candidates to our board of directors recommended by stockholders as the one it uses to evaluate candidates otherwise identified by the Committee.
Risk Oversight
Risk is inherent with every business and how well a business manages risk can ultimately determine its success. Our management team is responsible for our risk exposures on a day-to-day basis by identifying the material risks we face, implementing appropriate risk management strategies that are responsive to our risk profile, integrating consideration of risk and risk management into our decision-making process and, if necessary, promulgating policies and procedures to ensure that information with respect to material risks is transmitted to our board of directors. Our board of directors, as a whole and through its committees, has the responsibility to oversee and monitor these risk management processes by informing itself of material risks and evaluating whether management has reasonable controls in place to address the material risks; our board of directors is not responsible, however, for defining or managing our various risks. Our board of directors is regularly informed by management of potential material risks and activities related to those risks at board of directors meetings. Members of our management team generally attend all board of directors meetings and management is readily available to our board of directors to address any questions or concerns raised by our board of directors on risk management and any other matters.
Director Attendance at Annual Meeting
We do not currently maintain a policy requiring our directors to attend the annual meeting of stockholders. Messrs. Hamamoto and Paglia as well as Ms. Hannaway each attended the 2013 annual meeting of stockholders.
Directors Offer of Resignation Policy
Whenever a member of our board of directors: (i) accepts a position with a company that is competitive to the business(es) then engaged in by the Company; or (ii) violates our code of business conduct and ethics, corporate governance guidelines or any other Company policy applicable to members of our board of directors, pursuant to our resignation policy, he or she is to offer his or her resignation to the Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee will consider the resignation offer, giving due consideration to all relevant factors that the Nominating and Corporate Governance Committee deems appropriate under the circumstances, including, without limitation, any requirement of the NYSE or any rule or regulation promulgated under the Exchange Act, and will recommend to our board of directors the action to be taken with respect to any resignation offer.
Chief Executive Officer Succession Plan
Our board of directors has adopted a succession plan, which it intends to review periodically, with respect to selecting a successor to our chief executive officer.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Compensation Discussion and Analysis
General
Before the merger, we are the majority-owned private REIT subsidiary of NorthStar Realty Finance Corp., through which NorthStar Realty holds substantially all of its assets and earns substantially all of its revenues.  The description of the executive compensation and related matters of NorthStar Realty below applies equally to Sub-REIT prior to and after the merger, except as otherwise specifically noted or as context may require.  References in the following section to “we,” “our” and “us” refer to NorthStar Realty or NorthStar Realty together with its consolidated subsidiaries, as the context may require.

This section describes the process that the Compensation Committee undertakes and the factors it considers in determining the appropriate compensation for our executive officers. The Compensation Committee is responsible for establishing and monitoring compensation programs and for evaluating the performance of our executive officers. The Compensation Committee reviews and approves individual executive officer salaries, bonuses and other equity-based awards.
Liquidity and capital started to become more available in the commercial real estate markets to stronger sponsors in 2012 and 2013 and Wall Street and commercial banks began to more actively provide credit to real estate borrowers. The U.S. economy improved in 2013 but at a slower than expected pace. Challenges still remain due to the uncertainty of the political climate, including federal budget deficits, debt ceiling, gridlock, Federal Reserve policy, concern with emerging market economies and other matters and their impact to the U.S. economy. The performance and efforts of our management team through varying economic and market conditions, including with respect to our legacy portfolio, continued to be evident in the Company’s performance in 2013. Our management team performed extremely well and generated $1.06 per share of CAD and issued $1.9 billion of corporate capital during 2013. For a reconciliation of net income (loss) attributable to common stockholders to CAD, please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Measures.” In 2013, the Company committed to $3.6 billion of diversified commercial real estate investments with an expected weighted average return on equity in excess of 16%, which is accretive to the Company’s dividend. Additionally, the Company made investments of $1.3 billion on behalf of the Company’s sponsored non-traded REITs. As a result of the Company’s continued strong performance and operating cash flow, it increased its dividend each quarter in 2013, resulting in ten consecutive increases.
In addition, the Company raised $683 million of capital for its sponsored non-traded REIT resulting in $1.3 billion being raised from inception through December 31, 2013. On December 10, 2013, we announced that our board of directors unanimously approved a plan to spin-off our asset management business into a separate publicly-traded company in the form of a tax-free distribution. In connection with the spin-off, we formed NSAM. We will be externally managed by NSAM through a management contract with an initial term of 20 years. NSAM will also manage our sponsored non-traded REITs: NorthStar Income, NorthStar Healthcare and NorthStar Income II, our Sponsored Companies. In addition, NSAM will own NorthStar Securities, our captive broker-dealer platform and perform other asset management-related services. NSAM will be led by our current management team, which has a proven track record of managing and growing both our company and our Sponsored Companies. Following the spin-off, we will retain our loan origination business and the employees engaged in such business. The spin-off is expected to be completed on or about June 30, 2014.
As of December 31, 2013, the Company had total equity capitalization, including common and preferred stock, of $5.0 billion. Into 2014, the Company experienced further significant growth and as of February 28, 2014, the Company had total equity capitalization of $6.3 billion.

The Company’s total stockholder return for 2013 was 107.7%. Additionally, the below chart presents a comparison of the Company’s five-year cumulative total stockholder return to the Russell 2000 and NAREIT All REIT Index.
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(1)
The graph assumes an investment of $100 on January 1, 2009 and the reinvestment of any dividends. The stock price performance shown on this graph is not necessarily indicative of future price performance. The information in the graph and the table above was obtained from Bloomberg Finance, LP., Russell Investments and NAREIT.

The CEO’s compensation, on a relative basis, has generally increased along with the Company’s performance.

The below chart presents a comparison of the CEO’s compensation and the Company’s total stockholder return for the five years ended December 31, 2013:

As of February 28, 2014, the Company’s compounded annual stockholder return since its initial public offering, in 2004 was 18% per year, despite the severe economic recession and liquidity/credit crises which saw the failure of many of the Company’s competitors. The Compensation Committee believes that management’s strong performance last year and over the last several years has been a critical component of our success, both on an absolute basis and relative to similarly situated companies.
Compounded Annual Total Return(1)
October 2004 (IPO) through February 2014
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(1)	Commercial mortgage REITs include Arbor Realty Trust, Inc., Newcastle Investment Corp., RAIT Financial Trust and iStar Financial Inc.

Compensation Policies and Objectives
In 2009, the Compensation Committee, with the support of management, revised the Company’s compensation practices in a continuing effort to closely tie compensation to performance with relatively limited amounts of discretion afforded to the Compensation Committee compared to historic compensation determinations. In doing so, in 2009 the Compensation Committee adopted NorthStar Realty Finance Corp. Executive Incentive Bonus Plan, or the Incentive Plan.
The Compensation Committee has designed and administers our executive compensation programs with the intention of incenting long-term superior performance. Compensation of our executive officers reflects and supports the goals and strategies that we establish. Our compensation programs are designed to link compensation with performance and to provide competitive levels of compensation relative to our peers and other companies that may compete for the services of our executive officers. We have historically compensated our executive officers through a mix of base salary, bonus (both cash and equity based) and long-term equity compensation. The Compensation Committee has established the following primary objectives in determining the compensation of our executive officers and seeks to continuously evaluate these objectives in light of the Company’s on-going strategic goals and general economic conditions:

•	to align our executive officers’ interests with the long-term interests of our stockholders;

•	to provide rewards consistent with corporate performance;

•	to attract and retain highly qualified executives that we expect to contribute to our success by paying competitive levels of compensation; and

•	to motivate executives to contribute to the achievement of shifting corporate and business goals, as well as individual goals.
The Compensation Committee monitors the effectiveness of our compensation programs on an ongoing basis and will continue to study and seek to develop improvements to our compensation practices as circumstances warrant.
With the adoption of the Incentive Plan and the creation of performance metrics annually under the Incentive Plan, the Compensation Committee believes that it has closely tied the compensation for executive officers to the Company’s performance, closely aligned management’s interests with those of stockholders, created both long-term and short-term goals and objectives and potentially created a meaningful retention tool for executive officers. Additionally, the Compensation Committee believes that the Incentive Plan provides a competitive compensation framework for a management team that has performed at a high level for an extended period of time and markedly outperformed companies in its competitive space.
Compensation Consultant and Benchmarking
The Compensation Committee approves all compensation and equity awards for our named executive officers, which in 2013 included our chief executive officer, president, chief investment and operating officer, chief financial officer and executive vice president, general counsel and secretary. The Compensation Committee largely considers compensation for our executive officers in light of competitive compensation levels, among other things, and has the sole authority to retain compensation consultants to assist in the evaluation of executive officer compensation. In this regard, the Compensation Committee engaged Towers Watson as its independent compensation consultant in 2009 and has continued to use Towers Watson’s compensation consulting services, since 2009 including 2013. Towers Watson does not provide services to the Company other than relating to its role as a compensation consultant. In evaluating compensation for our executive officers for 2013 and in considering the annual framework under the Incentive Plan, the Compensation Committee relied on materials prepared by Towers Watson.
Historically, the Compensation Committee annually evaluated a peer group proposed by its compensation consultant. In connection with the implementation of the Incentive Plan, Towers Watson reviewed companies within a competitive peer set, including externally-managed REITs, to help provide the Compensation Committee with a framework for understanding the pay practices at such firms and to help with the design and development of the Incentive Plan. While the Incentive Plan generally provides for a fixed formula and metric-based plan for determining compensation, in 2013 Towers Watson nonetheless provided information about compensation practices at other companies to help provide the Compensation Committee an awareness of current compensation practices at such firms. These firms represented a diverse group of companies in terms of size, location, market capitalization, earnings and business strategy because of the complex nature of our business and the demand for highly-talented and skilled employees in the commercial real estate sector that are transferable to a diverse group of companies. With the overall labor market improving following the recent global economic recession, we believe that highly-talented, executive level employees in our industry are in very high demand.

Process for Determining Compensation Awards
In determining historical compensation packages for individual executive officers, the Compensation Committee considered the overall compensation for each executive officer and then allocated that compensation among base salary, bonus and incentive compensation in such a way as to maximize our retention capabilities and to best align the interests of our executive team with that of our stockholders. In determining compensation for 2013 and long-term compensation arrangements, the Compensation Committee worked with Towers Watson and management to formulate performance metrics under the Incentive Plan.
The preliminary framework for the Incentive Plan was initially created by Towers Watson and then reviewed by the Compensation Committee. The Compensation Committee then engaged in a direct dialogue with Towers Watson to refine various components of the Incentive Plan. The framework of the Incentive Plan was then provided to management. Management assisted the Compensation Committee and Towers Watson by providing information and feedback on the Incentive Plan. The Compensation Committee made allocations under the Incentive Plan in January 2013 and reserved a portion of the pool to be allocated to the executive officers if the performance hurdles would be achieved. The Compensation Committee also worked with Towers Watson on the allocations within the three separate incentive compensation components to each of the executive officers and to prepare the appropriate performance metrics under the Incentive Plan. Additionally, the Compensation Committee discussed the proposed Incentive Plan allocations and metrics with our chief executive officer to seek his recommendations regarding the compensation of the other executive officers. After these initial stages and the collection of information, Towers Watson provided more specific recommendations with respect to the Incentive Plan and its components. Following additional discussion between Towers Watson, the Compensation Committee and management, the Compensation Committee formulated the Incentive Plan for 2013.
In connection with the implementation of the Incentive Plan for 2013, the Compensation Committee held three formal meetings primarily relating to such metrics and allocations. Additionally, the Compensation Committee held executive sessions at certain of these meetings without management present and with and without Towers Watson present. Furthermore, the Compensation Committee held several informal meetings during 2013 relating to executive compensation with only the members of the Compensation Committee and other informal meetings with only Towers Watson and/or the chief executive officer.
In early 2014, the final annual bonus and the deferred bonus amounts were set by the Compensation Committee consistent with the initial percentage allocations and the allocations of the portion of the pool that was reserved in 2013. Additionally, Mr. Hamamoto reviewed with the Compensation Committee his recommendations with respect to the 20% component under the Incentive Plan that is not formulaic, which is further described below under “Elements of Compensation—Bonuses—Annual and Deferred Cash Bonuses.” Following dialogue with Mr. Hamamoto, Towers Watson and other members of our board of directors relating to these matters, the Compensation Committee ultimately made the final determinations relating to executive compensation, which it provided to our chief executive officer who then informed the other executive officers.
At our 2013 annual meeting, a non-binding, advisory resolution approving the compensation paid to our named executive officers, as disclosed in our proxy statement for the 2013 annual meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussions, was approved by our stockholders, with 61% of the votes cast having been voted in favor of the proposal to approve such resolution. The Compensation Committee considered the percentage of votes cast in favor of this proposal and re-evaluated all elements of the Company’s compensation programs.
Furthermore, during 2013 the Company continued to meet with its institutional stockholders. During 2013, the Company met with over 100 separate institutional investors discussing, among other things, the Company’s performance, the value of its businesses including the asset management business and management’s performance and alignment with stockholders. These meetings, along with the Company’s growth and performance, contributed to a significant increase in the amount of institutional stockholders. Based on the feedback received during these meetings, the Company believes that its institutional stockholders are generally strongly supportive of management’s overall performance and alignment with stockholders.
The Compensation Committee believes that the Incentive Plan provides: (i) strong alignment of interests with shareholders and (ii) significant long-term and short-term metrics that must be achieved in order to earn bonuses.
Based on the Compensation Committee’s re-evaluation of the Incentive Plan, the Company’s positive feedback from institutional investors, the Company’s continued strong performance relative to its peers and the approval of the say-on-pay resolution at our 2013 annual meeting, the Compensation Committee generally has maintained the structure of the Incentive Plan and our executive compensation programs that had been described in our proxy statement for the 2013 annual meeting.
Compensation Risks
The Compensation Committee, with assistance from its independent compensation consultant, reviewed the compensation policies and practices of executive and non-executive compensation to determine whether they encourage unnecessary or excessive risk-taking. Based on this review, we concluded that risks arising from our policies and practices for compensating employees are not reasonably likely to have a material adverse effect on the Company. Our conclusion was based primarily on the following findings:

•	significant weighting towards long-term incentive compensation discourages short-term risk-taking;

•
performance goals are set to avoid creating incentives for excessive risk-taking, reflect a balanced mix of goals aligned with our strategic objectives, are both quantitative and qualitative, and provide a comprehensive framework for assessing performance;

•
there are downside risks associated with pursuing poor business/strategic alternatives, including failure to meet targets under our Incentive Plan and decline in stock price for RSUs previously granted under our Incentive Plan that are subject to vesting over three or four years;

•
vesting schedules for limited partnership interests in our operating partnership which are structured as profits interest, or LTIP Units, cause management to have a significant amount of unvested awards at any given time;

•	the Company maintains a clawback policy as described elsewhere in this prospectus;

•	our compensation levels and opportunities are in keeping with appropriate competitive practice; and

•
share ownership guidelines require management to hold a certain amount of our stock, such that an appropriate portion of each senior officer’s personal wealth is aligned with our long-term performance.

Additionally, the independent compensation consultant found no design features in the Company’s compensation practices that pose a significant concern from the perspective of motivating excessive risk-taking. As such, the independent compensation consultant determined that no changes to the design features or policies are required.
2004 Stock Incentive Plan
The NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan, or the 2004 Stock Incentive Plan, was initially adopted in 2004 in connection with the Company’s initial public offering and was amended and restated in May 2013, following approval by stockholders at our 2013 annual meeting. The 2004 Stock Incentive Plan was amended and restated to increase the number of shares under the plan by 8,000,000 and to make certain other changes. The purpose of the 2004 Stock Incentive Plan is to enable the Company to attract and retain highly-qualified personnel who will contribute to the Company’s success and to provide incentives to participants that are linked directly to increases in stockholder value and will, therefore, inure to the benefit of all stockholders of the Company. The 2004 Stock Incentive Plan provides for the issuance of stock-based incentive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock and other equity-based awards, or any combination of the foregoing. The eligible participants of the 2004 Stock Incentive Plan include our directors, officers, employees, consultants and advisors. The Compensation Committee believes that the issuance of stock-based awards under the 2004 Stock Incentive Plan has provided a long-term incentive to our executive officers and aligned their interests with those of our stockholders.
Elements of Compensation
The key elements of our executive compensation program are as follows:
Base Salary
The Compensation Committee’s base salary determinations are generally dependent upon the scope of each executive officer’s responsibilities, experience and expected performance and contributions to our business, as well as contractual obligations that we have entered into with our executive officers. We entered into employment and non-competition agreements in 2007 with each of Messrs. Hamamoto, Tylis and Gilbert, in 2011 with Ms. Hess and in 2012 with Mr. Lieberman. Pursuant to these arrangements, the minimum annual base salaries established for these executive officers were as follows: Mr. Hamamoto - $950,000; Mr. Tylis, Mr. Gilbert and Ms. Hess - $500,000; and Mr. Lieberman - $400,000. The minimum base salaries that we negotiated with these executive officers were based on our understanding of base salaries for comparable positions at similarly situated companies at the time, the individual experience and skills of, and expected contribution from, each of these executive officers, the roles and responsibilities of these executive officers and the base salaries of these executive officers in prior years. In February 2013, the Compensation Committee determined to increase base salaries for 2013 to the following amounts given the increased responsibilities associated with the growth and performance of the Company as follows: Mr. Hamamoto - $1,050,000; Mr. Tylis and Mr. Gilbert - $600,000; Ms. Hess - $575,000; and Mr. Lieberman - $500,000.
Bonuses
In determining bonuses for 2013, the Compensation Committee looked solely to the amounts payable pursuant to the Incentive Plan, which primarily consisted of amounts payable pursuant to pre-established, performance-based goals but also included discretionary components.
In determining the amount of the discretionary components of bonuses for 2013 payable to each executive officer, the Compensation Committee has generally focused on:

•	overall company performance;

•	each executive officer’s contribution to the performance of the Company;

•	competitive compensation practices; and

•	aligning the long-term interests of our stockholders with those of our executive officers.
Incentive Plan Overview
In adopting and designing the Incentive Plan, the Compensation Committee considered, among other things, compensation payable in the real estate industry, including under management contracts for externally-advised REITs, the long-term interests of stockholders and the alignment of those interests with the interests of the Company’s management team. While the Compensation Committee believes that the framework for the Incentive Plan provides a solid foundation under which to address certain aspects of compensation for the Company, the Compensation Committee evaluates the Incentive Plan and other compensation arrangements annually and considers modifications as appropriate.
Under the Incentive Plan, a potential incentive compensation pool will be established each calendar year. For each year, the size of the incentive pool will be calculated as the sum of: (a) 1.75% of the Company’s “adjusted equity capital” during that year; and (b) 25% of the Company’s AFFO (as defined in the Incentive Plan) during that year, above a 9% return hurdle on adjusted equity capital. Any payout from the incentive pool is then subject to achievement of additional performance goals. The incentive pool is expected to be divided into the following three separate incentive compensation components: (1) an annual cash bonus, tied to annual performance of the Company and paid prior to or shortly after completion of the year-end audit; (2) a deferred cash bonus, determined based on the same year’s performance, but paid 50% following the end of each of the first and second years after such incentive pool is determined, subject to the participant’s continued employment through each payment date; and (3) a long-term incentive, vesting during or at the end of a three or four-year period based, in whole or in part, on the Company’s achievement of additional cumulative performance goals for the three or four-year period, subject to the participant’s continued employment through the applicable vesting date. Performance goals for each component for 2013 were set by the Compensation Committee initially upon the adoption of the 2013 metrics under the Incentive Plan. The goals will generally be divided into distinct ranges of performance, each of which will correspond to a pay-out level equal to a percentage of a participant’s pool allocation for such component.
The incentive pool for each year under the Incentive Plan, if earned, is expected to be allocated among the Company’s executives and employees. The table below sets forth the final 2013 allocations of the incentive pool to the Company’s executive officers:

Participant	Annual Bonus Pool Percentage	Deferred Bonus Pool Percentage	Long-Term Incentive Pool Percentage	Total Bonus Pool Percentage
David T. Hamamoto	9.9%	6.6%	13.5%	30.0%
Albert Tylis	6.6%	4.4%	9.0%	20.0%
Daniel R. Gilbert	6.6%	4.4%	9.0%	20.0%
Debra A. Hess	2.0%	2.0%	2.0%	6.0%
Ronald J. Lieberman	1.0%	1.0%	1.0%	3.0%
Annual and Deferred Cash Bonuses
80% of the annual cash bonus component for 2013 was calculated based on operating cash flow and AFFO targets ranging from $0.45 to $0.85 per share and $0.30 to $0.86 per share, respectively and liquidity targets ranging from $35 million to $65 million and capital raise targets for the Company’s non-traded REITs ranging from $500 million to $725 million with weightings determined for each executive. The remaining 20% of the 2013 annual cash bonus was determined in the Compensation Committee’s discretion. The table below sets forth the weightings for the performance goals for the 2013 annual bonus for each executive:

Participant	Operating Cash Flow Target	AFFO Target	Liquidity Target	Non-Traded REIT Capital Raise Target
David T. Hamamoto	23.33%	23.33%	23.33%	10.00%
Albert Tylis	23.33%	23.33%	23.33%	10.00%
Daniel R. Gilbert	20.00%	20.00%	20.00%	20.00%
Debra A. Hess	21.67%	21.67%	21.67%	15.00%
Ronald J. Lieberman	21.67%	21.67%	21.67%	15.00%
The Company exceeded the maximum operating cash flow, AFFO and liquidity targets and achieved 85% of the capital raise targets set forth under the Incentive Plan for 2013. Additionally, with respect to the 20% discretionary component of the 2013 annual cash bonus, the Compensation Committee awarded 100% of the discretionary component relating to annual and deferred cash bonuses to Messrs. Hamamoto, Tylis, Gilbert and Lieberman and Ms. Hess. The deferred cash bonus component was calculated based on the same performance measures as the annual cash bonus, but paid as described herein.
As described above, the Compensation Committee considers, among other things, each executive officer’s contribution to the performance of the Company in determining the discretionary component of bonuses for the executive officers under the Incentive Plan. The Compensation Committee placed considerable significance on the team effort put forth by the executive officers, which the Compensation Committee believes has been instrumental in the Company’s long-term success. The Compensation Committee also considered the Company’s ability to raise capital and increase the dividend, along with the resulting increase in the Company’s share price, and the Company’s positive outlook going into 2014. Further, on December 10, 2013, we announced that our board of directors unanimously approved a plan to spin-off our asset management business into a separate publicly-traded company in the form of a tax-free distribution. Since this announcement, our stock price has appreciated significantly demonstrating the market’s accepting of the proposed spin-off.
In terms of individual performance, the Compensation Committee considered the following in evaluating bonuses for each of the executive officers: (i) Mr. Hamamoto’s leadership and strategic foresight, corporate profitability, mentoring and development of the executive team, interaction with the board of directors and overall board of directors dynamics, management of relationships with investors and other market participants and maintenance of a superior corporate culture; (ii) Mr. Tylis’s support of the CEO in setting strategic direction, overseeing the implementation of business strategies and objectives, day-to-day management of the business, investor relations and marketing, capital raising efforts, supervision and oversight of investment activities, management of corporate risk and mentoring non-executive officers; (iii) Mr. Gilbert’s performance with respect to growing the Company’s alternative capital raising channels, including oversight of our broker-dealer, day-to-day management of the business, supervision and oversight of investment, asset management and healthcare real estate activities, credit quality of the Company’s commercial real estate loans and mentoring non-executive officers; (iv) Ms. Hess’s integration of new accounting and processes for significant investments such as the limited partnership interests and manufactured housing, continuing to build out the accounting and reporting team, especially for our non-traded REIT business, maintaining best practices on accounting and financial reporting including streamlining the processes for improved efficiencies and working with Mr. Hamamoto and Mr. Tylis to improve investor relations and marketing; and (v) Mr. Lieberman’s oversight and responsibility for all legal functions of the Company, including related to SEC filings, capital raising, negotiating and executing significant transactions, the planned spin-off of our asset management business into NSAM, governance and internal policies, regulatory compliance, oversight of outside counsel, support of growth in our alternative capital raising channels, risk management, dispute resolution, integration of associate general counsel and other legal staff as well as oversight of human resources.
Based on the foregoing, the following annual cash bonuses were paid pursuant to the Incentive Plan for our executive officers for the 2013 fiscal year: David T. Hamamoto—$6,732,126; Albert Tylis—$4,488,084; Daniel R. Gilbert—$4,419,737; Debra A. Hess—$1,349,670 and Ronald J. Lieberman—$674,835. Additionally, the following deferred cash bonuses pursuant to the Incentive Plan were awarded to our executive officers for the 2013 fiscal year: David T. Hamamoto—$4,488,084; Albert Tylis—$2,992,056; Daniel R. Gilbert—$2,946,492; Debra A. Hess—$1,349,670; and Ronald J. Lieberman—$674,835. 50% of the deferred cash bonuses are payable in cash on December 31, 2014, subject to continued employment through such date and the following deferred LTIP Units were issued in lieu of the remaining 50% of the deferred cash bonuses: David T. Hamamoto—188,575; Albert Tylis—125,717; Daniel R. Gilbert—123,802; Debra A. Hess—56,709; and Ronald J. Lieberman—28,354. Deferred LTIP Units are equity awards representing the right to receive either LTIP Units in the Operating Partnership or its successor or, if such LTIP Units are not available, upon settlement of the award, shares of common stock of the Company. The deferred LTIP Units are subject to vesting based on continued employment through December 31, 2015.
Long-Term Incentive Awards
As with annual and deferred cash bonuses, long-term incentive awards are intended to compensate our executive officers for their performance and the performance of the Company. Additionally, long-term incentive awards are also designed to strengthen our ability to retain talented executives and create an incentive for executives to consider our long-term best interests. In the past, the Compensation Committee has made annual equity awards that vest over a three or four-year period, which appropriately align our executive officers’ interests with those of our stockholders and further the long-term perspective necessary for success in our business.
Historically, the Compensation Committee has viewed, and continues to view, common stock awards (or awards settled in common stock) to executive officers as a proper way to align the interests of our executive officers with those of our stockholders. To the extent performance conditions are met, the Compensation Committee also believes it is in the Company’s best interests to settle restricted stock units, or RSUs, with shares of common stock and have the ability to issue shares of common stock upon the redemption of common units in our operating partnership issued upon conversion of long-term incentive plan units in our operating partnership, or LTIP Units. If shares of common stock are not available and if performance conditions are met or such common units are tendered for redemption, we will be required to satisfy these obligations in cash.

For the long-term incentive component for 2013, following the formation of the incentive pool for the year ended December 31, 2013, we determined the value of each executive officer’s pool allocation for this component, or the 2013 Initial Long-Term Allocation. For one-half of this component, we then granted each executive officer a number of RSUs determined by dividing 50% of the executive officer’s 2013 Initial Long-Term Allocation by the 20-day average closing price of the Company’s common stock as of December 31, 2013. Upon the conclusion of the four-year performance period ending December 31, 2016, subject to the executive officer’s continued employment through such date, each executive officer will receive a payout, if any, equal to the value of one share of common stock at the time of such payout for each RSU actually earned based on the Company’s achievement of a stock price goal during the performance period, or the 2013 RSU Payout. The 2013 RSU Payout, if any, will be paid in the form of shares of common stock or LTIP Units (if permitted by us and elected by the executive officer) to the extent shares of common stock are available under the Company’s equity compensation plans or, if sufficient shares are not available, in cash. Upon the conclusion of the four-year performance period ending December 31, 2016, each executive officer will also receive the distributions that would have been paid with respect to a share of common stock (for each RSU actually earned) during the second, third and fourth year of such four-year performance period. For the four-year performance period ending December 31, 2016, in order to earn the full 2013 RSU Payout, the Company’s total stockholder return (as defined in the Incentive Plan as “TSR”) from January 1, 2013 through December 31, 2016 must exceed 12%, compounded annually. An amount equal to 25% but less than 100% of the 2013 RSU Payout will be earned if the TSR from January 1, 2013 through December 31, 2016 equals or exceeds 6% and is less than 12%, compounded annually, which amount shall be determined through linear interpolation. No amount of the 2013 RSU Payout will be earned if the TSR for this period is less than 6%, compounded annually. For the other half of the long-term incentive component for 2013, we granted each executive officer a number of deferred LTIP Units determined by dividing the remaining 50% of the executive officer’s 2013 Initial Long-Term Allocation by the 20-day average closing price of the Company’s common stock as of December 31, 2013. The foregoing deferred LTIP Units vest in four annual installments beginning on January 29, 2014, subject to the executive officer’s continued employment through the applicable vesting date and may not be sold prior to December 31, 2016.
Pursuant to the formula set forth in the Incentive Plan: (i) the following deferred LTIP Units were allocated to our named executive officers in early 2014, which remain subject to annual vesting through January 29, 2017: David T. Hamamoto—391,595; Albert Tylis—261,064; Daniel R. Gilbert—261,064; Debra A. Hess—58,014; and Ronald J. Lieberman—29,007; and (ii) the following RSUs were allocated to our named executive officers in early 2014, which remain subject to the achievement of cumulative performance goals described above for the four-year period ending December 31, 2016 and are subject to the executive officer’s continued employment through such date: David T. Hamamoto—391,595; Albert Tylis—261,064; Daniel R. Gilbert—261,064; Debra A. Hess—58,014; and Ronald J. Lieberman—29,007.
In early 2013, following the formation of the incentive pool for the year ended December 31, 2012, we determined the value of each executive officer’s pool allocation for this component, or the 2012 Initial Long-Term Allocation. For one-half of this component, we then granted each executive officer a number of RSUs determined by dividing 50% of the executive officer’s 2012 Initial Long-Term Allocation by the 20-day average closing price of the Company’s common stock as of December 31, 2012. Upon the conclusion of the four-year performance period ending December 31, 2015, subject to the executive officer’s continued employment through such date, each executive officer will receive a payout, if any, equal to the value of one share of common stock at the time of such payout for each RSU actually earned based on the Company’s achievement of a stock price goal during the performance period, or the 2012 RSU Payout. The 2012 RSU Payout, if any, will be paid in the form of shares of common stock or LTIP Units (if permitted by us and elected by the executive officer) to the extent shares of common stock are available under the Company’s equity compensation plans or, if sufficient shares are not available, in cash. Upon the conclusion of the four-year performance period ending December 31, 2015, each executive officer will also receive the distributions that would have been paid with respect to a share of common stock (for each RSU actually earned) during the second, third and fourth year of such four-year performance period. For the four-year performance period ending December 31, 2015, in order to earn the full 2012 RSU Payout, the Company’s total stockholder return (as defined in the Incentive Plan as “TSR”) from January 1, 2012 through December 31, 2015 must exceed 12%, compounded annually. An amount equal to 25% but less than 100% of the 2012 RSU Payout will be earned if the TSR from January 1, 2012 through December 31, 2015 equals or exceeds 6% and is less than 12%, compounded annually, which amount shall be determined through linear interpolation. No amount of the 2012 RSU Payout will be earned if the TSR for this period is less than 6%, compounded annually. For the other half of the long-term incentive component for 2012, we granted each executive officer a number of LTIP Units determined by dividing the remaining 50% of the executive officer’s 2012 Initial Long-Term Allocation by the 20-day average closing price of the Company’s common stock as of December 31, 2012. The foregoing LTIP Units vest in four annual installments beginning on January 29, 2013, subject to the executive officer’s continued employment through the applicable vesting date and may not be sold prior to December 31, 2015.
Pursuant to the formula set forth in the Incentive Plan: (i) the following LTIP Units were allocated to our named executive officers in early 2013, which remain subject to annual vesting through January 29, 2016: David T. Hamamoto—551,615; Albert Tylis—367,743; Daniel R. Gilbert—367,743; Debra A. Hess—81,721 and Ronald J. Lieberman—40,860; and (ii) the following RSUs were allocated to our named executive officers in early 2013, which remain subject to the achievement of cumulative performance goals described above for the four-year period ending December 31, 2015 and are subject to the executive officer’s continued employment through such date: David T. Hamamoto—551,615; Albert Tylis—367,743; Daniel R. Gilbert—367,743; Debra A. Hess—81,721 and Ronald J. Lieberman—40,860.
In early 2012, following the formation of the incentive pool for the year ended December 31, 2011, we determined the value of each executive officer’s pool allocation for this component, or the 2011 Initial Long-Term Allocation. For one-half of this component, we then granted each executive officer a number of RSUs determined by dividing 50% of the executive officer’s 2011 Initial Long-Term Allocation by the 20-day average closing price of the Company’s common stock as of December 31, 2011. Upon the conclusion of the four-year performance period ending December 31, 2014, subject to the executive officer’s continued employment through such date, each executive officer will receive a payout, if any, equal to the value of one share of common stock at the time of such payout for each RSU actually earned based on the Company’s achievement of a stock price goal during the performance period, or the 2011 RSU Payout. The 2011 RSU Payout, if any, will be paid in the form of shares of common stock or LTIP Units (if permitted by us and elected by the executive officer) to the extent shares of common stock are available under the Company’s equity compensation plans or, if sufficient shares are not available, in cash. Upon the conclusion of the four-year performance period ending December 31, 2014, each executive officer will also receive the distributions that would have been paid with respect to a share of common stock (for each RSU actually earned) during the second, third and fourth year of such four-year performance period. For the four-year performance period ending December 31, 2014, in order to earn the full 2011 RSU Payout, the Company’s total stockholder return (as defined in the Incentive Plan as “TSR”) from January 1, 2011 through December 31, 2014 must exceed 20%, compounded annually. An amount equal to 25% but less than 100% of the 2011 RSU Payout will be earned if the TSR from January 1, 2011 through December 31, 2014 equals or exceeds 12.5% and is less than 20%, compounded annually, which amount shall be determined through linear interpolation. For the other half of the long-term incentive component for 2011, we granted each executive officer a number of LTIP Units determined by dividing the remaining 50% of the executive officer’s 2011 Initial Long-Term Allocation by the 20-day average closing price of the Company’s common stock as of December 31, 2011. The foregoing LTIP Units vest in four annual installments beginning on January 29, 2012, subject to the executive officer’s continued employment through the applicable vesting date, and may not be sold prior to December 31, 2014.
Pursuant to the formula set forth in the Incentive Plan: (i) the following LTIP Units were allocated to our named executive officers in early 2012, which remain subject to annual vesting through January 29, 2015: David T. Hamamoto—689,744; Albert Tylis—376,224; Daniel R. Gilbert—376,224; and Debra A. Hess—83,605; and (ii) the following RSUs were allocated to our named executive officers in early 2012, which remain subject to the achievement of cumulative performance goals described above for the four-year period ending December 31, 2014 and are subject to the executive officer’s continued employment through such date: David T. Hamamoto—689,744; Albert Tylis—376,224; Daniel R. Gilbert—376,224; and Debra A. Hess—83,605.
Clawback Policy
Under the Incentive Plan, if the Company is required to prepare a material accounting restatement for any plan year and this restatement: (i) would have reduced the amount paid under the Incentive Plan to the participants for such year; and (ii) was due to an untrue statement of material fact or a material omission of a material fact by a participant, then the Compensation Committee may seek reimbursement from one or more participants for all or any portion of the amount cash or stock paid under the Incentive Plan that would not otherwise have been earned based on the restated financial statements.
Equity Grant Policies
In connection with the adoption of the Incentive Plan, the Compensation Committee determined that it was appropriate to utilize RSUs or LTIP Units, each of which may be settled in cash or in stock because of the limited number of remaining equity awards available under the 2004 Stock Incentive Plan at that time. We do not pay distributions on RSUs issued under our Incentive Plan, for which the payout is based on the achievement of performance hurdles, unless and until the performance hurdles are met, in which case dividends paid during the second, third and fourth year (if applicable) of the applicable performance period would be paid following the conclusion of the applicable performance period on the RSUs if they are earned. As with all LTIP Units issued by the Company, LTIP Units issued under our Incentive Plan that are subject to vesting over time, but not subject to the achievement of performance hurdles, pay distributions on the entire amount of all LTIP Units beginning on the date of grant. As described above, the RSUs that may be awarded under the long-term incentive component of the Incentive Plan will be determined based on the 20-day average closing price of the Company’s common stock at the end of the first year of each grant cycle. Accordingly, we do not have any practice to time the grant of any equity awards in conjunction with the release of material, non-public information.
In establishing award levels, we generally do not consider the equity ownership levels of the recipients or prior awards that are fully vested because earned and/or vested equity awards do not have retention value. Additionally, it is our belief that competitors seeking to hire our employees would not give credit for equity ownership in our Company and, accordingly, to remain competitive, we would not give credit for ownership levels either.

One of the primary types of equity awards we use are LTIP Units. LTIP Units represent units of partnership interest which are structured as profits interest in our operating partnership and which, conditioned on minimum allocation to the capital accounts of the LTIP unit for federal income tax purposes, may be converted, at the election of the holder, into one common unit of partnership interest in our operating partnership. Upon the election of a holder, each such operating partnership unit is then redeemable for cash equal to the then fair market value of one share of our common stock or, at our option, one share of our common stock. We pay distributions on the entire amount of all LTIP Units beginning on the date of grant.
Historically, although the Compensation Committee has considered forms of equity compensation other than LTIP Units, including stock option grants, the Compensation Committee has determined that LTIP Units best align the interests of our executive officers with those of our stockholders and potentially provide for certain tax benefits to our executive officers. Additionally, grants of LTIP Units may be less dilutive to stockholders over time than options even though the grants of LTIP Units are initially more dilutive because they are deemed outstanding at the time of grant for purposes of CAD, AFFO and earnings per share calculations. Because we are largely measured by the capital markets based on our CAD, which is exclusive of equity-based compensation expense, the Compensation Committee applies a lesser weighting to the accounting cost associated with equity awards in determining the type of equity awards to provide our executive officers.
Stock Ownership Guidelines
Our board of directors adopted the following minimum stock ownership guidelines for our executive officers and members of our board of directors:

Title	Guideline
Chief Executive Officer	A multiple of 4X base salary in effect from time-to-time
Other Executive Officers	A multiple of 2X base salary in effect from time-to-time
Directors	A multiple of 3X annual director retainer
Executive officers include officers at or above Executive Vice President. Ownership will include: (i) shares, LTIP Units or deferred LTIP Units owned individually and by a person’s immediate family members or trusts for the benefit of his or her immediate family members; (ii) RSUs, LTIP Units or deferred LTIP Units not yet vested; (iii) shares or LTIP Units held in a 401(k) plan; and (iv) shares or LTIP Units held in employee stock purchase or deferred compensation plans. Executive officers and directors will not be permitted to sell or otherwise transfer any shares or LTIP Units unless and until such time as they meet these stock ownership guidelines. We believe that requiring ownership of our stock creates alignment between executives, directors and stockholders and encourages executives and directors to act to increase stockholder value. As of the date of this prospectus, all of the named executive officers and directors are in compliance with our stock ownership guidelines and there are currently no pledges of stock, LTIP Units, deferred LTIP Units or other equity awards by the executive officers or directors.
Employment Arrangements
On October 4, 2007, in connection with the expiration of the three-year term of certain employment agreements with certain of our executive officers, we entered into new employment and non-competition agreements with Messrs. Hamamoto, Tylis and Gilbert. We entered into an employment and non-competition agreement with Ms. Hess on April 29, 2011 and Mr. Lieberman on April 18, 2012. Each employment and non-competition agreement has an initial term of three years and will extend on an annual basis for one additional year, unless notice not to renew the employment and non-competition agreement is given 90 days prior to the expiration of its term. Additionally, each employment and non-competition agreement provides for certain payments in the event of termination, as described in “Potential Payments on Termination or Change in Control.”
Other Awards
Perquisites
At this time, we do not believe it is necessary for the attraction or retention of management talent to provide our executive officers with additional compensation in the form of perquisites. Accordingly, in 2013, none of our executive officers received any perquisites.
Retirement Plans
Consistent with the practice of many publicly-traded companies, we maintain a standard 401(k) plan in which all of our employees are entitled to participate. We match 100% of the first 3% of an employee’s contributions and 50% of the next 2% of the employee’s contributions.
Deferred Compensation Plans
At this time, we do not believe it is necessary for the attraction or retention of management talent to provide a deferred compensation plan to any of our executive officers.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the board of directors of the Company is responsible for, among other things, determining compensation for the Company’s executive officers, administering the Company’s equity compensation plans and producing an annual report on executive compensation for inclusion in the Company’s annual meeting proxy statement. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, under the Securities Exchange Act of 1934, as amended, with management. Based on such review and discussions, the Compensation Committee has recommended to our board of directors that the Compensation Discussion and Analysis be included in this prospectus.
Compensation Committee:
Judith A. Hannaway, Chairperson
Oscar Junquera
Louis J. Paglia
Compensation of Executive Officers
Summary Compensation Table
The following table shows the compensation for each of our named executive officers in accordance with Item 402(c) of Regulation S-K.

		Salary	Bonus		Stock Awards		Non-Equity Incentive Plan Compensation		All Other Compensation	Total Compensation
	Year	($)	($)		($)		($)		($)	($)
David T. Hamamoto	2013	$1,050,000	$2,050,813	(2)(5)	$7,854,998	(8)	$7,498,865	(11)(14)	$10,200	$18,464,876
Chief Executive Officer	2012	$950,000	$1,773,995	(3)(6)	$5,793,850	(9)	$5,321,986	(12)(15)	$10,000	$13,849,831
	2011	$950,000	$1,738,252	(4)(7)	$2,277,997	(10)	$3,976,658	(13)(16)	$9,800	$8,952,707

Albert Tylis	2013	$600,000	$1,450,535	(2)(5)	$5,236,660	(8)	$5,249,223	(11)(14)	$10,200	$12,546,618
President	2012	$500,000	$1,239,192	(3)(6)	$3,160,282	(9)	$3,717,575	(12)(15)	$10,000	$8,627,049
	2011	$500,000	$1,233,394	(4)(7)	$1,713,091	(10)	$2,556,135	(13)(16)	$9,800	$6,012,420

Daniel R. Gilbert	2013	$600,000	$1,436,866	(2)(5)	$5,236,660	(8)	$5,194,545	(11)(14)	$10,200	$12,478,271
Chief Investment and Operating Officer	2012	$500,000	$1,239,192	(3)(6)	$3,160,282	(9)	$3,717,575	(12)(15)	$10,000	$8,627,049
	2011	$500,000	$1,250,840	(4)(7)	$1,770,041	(10)	$2,608,472	(13)(16)	$9,800	$6,139,153

Debra A. Hess	2013	$575,000	$407,633	(2)(5)	$1,163,707	(8)	$1,492,834	(11)(14)	$10,200	$3,649,374
Chief Financial Officer	2012	$500,000	$371,545	(3)(6)	$702,282	(9)	$1,114,635	(12)(15)	$10,000	$2,698,462
	2011	$250,000	$192,292	(4)(7)	$—		$576,877	(13)(16)	$8,333	$1,027,502

Ronald J. Lieberman	2013	$500,000	$203,817	(2)(5)	$581,846	(8)	$746,417	(11)(14)	$10,200	$2,042,280
Executive Vice President, General Counsel and Secretary	2012	$400,000	$137,700	(3)(6)	$150,000	(9)	$413,099	(12)(15)	$10,000	$1,110,799
___________________

(1)	Represents matching contributions in connection with our 401(k) plan.

(2)
Represents the allocable discretionary portion of the annual cash bonuses under the Incentive Plan for 2013 and the allocable discretionary portion of the deferred cash bonuses paid in 2013 under the Incentive Plan for 2011 and 2012, if applicable.

(3)
Represents the allocable discretionary portion of the annual cash bonuses under the Incentive Plan for 2012 and the allocable discretionary portion of the deferred cash bonuses paid in 2012 under the Incentive Plan for 2010 and 2011, if applicable.

(4)
Represents the allocable discretionary portion of the annual cash bonuses under the Incentive Plan for 2011 and the allocable discretionary portion of the deferred cash bonuses paid in 2011 under the Incentive Plan for 2009 and 2010, if applicable.

(5)
Does not include the following discretionary portion of the deferred cash bonuses payable on December 31, 2014 (subject to continued employment through such date), awarded to our named executive officers pursuant to the Incentive Plan for 2013: David T. Hamamoto-$448,808; Albert Tylis-$299,206; Daniel R. Gilbert-$294,649; Debra A. Hess-$134,967; and Ronald J. Lieberman-$67,483. Also, does not include the following deferred LTIP Units issued in lieu of the 50% of the discretionary portion of the deferred cash bonuses under the Incentive Plan for 2013 payable on December 31, 2015 (subject to continued employment through such date): David T. Hamamoto-37,715; Albert Tylis-25,143; Daniel R. Gilbert-24,760; Debra A. Hess-11,342; and Ronald J. Lieberman-5,671.

(6)
Does not include the following discretionary portion of the deferred cash bonuses payable 50% on December 31, 2013 and 50% on December 31, 2014 (subject to continued employment through each such date), awarded to our named executive officers pursuant to the Incentive Plan for 2012: David T. Hamamoto-$908,816; Albert Tylis-$605,877; Daniel R. Gilbert-$605,877; Debra A. Hess-$275,399; and Ronald J. Lieberman-$137,700.

(7)
Does not include the following discretionary portion of the deferred cash bonuses payable 50% on December 31, 2012 and 50% on December 31, 2013 (subject to continued employment through each such date), awarded to our named executive officers pursuant to the Incentive Plan for 2011: David T. Hamamoto-$499,960; Albert Tylis-$499,960; Daniel R. Gilbert-$499,960; and Debra A. Hess-$192,292.

(8)
Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were allocated to our executive officers in early 2013 under the Incentive Plan which, for Messrs. Hamamoto, Tylis and Gilbert and Lieberman and Ms. Hess, include: (i) RSUs which remain subject to the achievement of cumulative performance goals for the four-year period ending December 31, 2015 and are subject to the executive officer’s continued employment through such date; and (ii) LTIP Units which vest in four annual installments beginning on January 29, 2013, subject to the executive officer’s continued employment through the applicable vesting dates. The fair value of the RSUs was determined by a Monte Carlo analysis under a risk-neutral premise using a risk-free interest rate of 0.44%. If we assumed that all of the performance goals and time vesting for the RSUs would be achieved at the grant date, the value of the awards at the grant date would have been as follows: David T. Hamamoto-$4,457,049; Albert Tylis-$2,971,363; Daniel R. Gilbert-$2,971,363; Debra A. Hess-$660,306; and Ronald J. Lieberman-$330,149. The fair value of the LTIP Units was determined based on the stock price on the grant date.

(9)
Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of awards that were allocated to our executive officers in early 2012 under the Incentive Plan which, for Messrs. Hamamoto, Tylis and Gilbert and Ms. Hess, include: (i) RSUs which remain subject to the achievement of cumulative performance goals for the four-year period ending December 31, 2014 and are subject to the executive officer’s continued employment through such date; and (ii) LTIP Units which vest in four annual installments beginning on January 29, 2012, subject to the executive officer’s continued employment through the applicable vesting dates. For Mr. Lieberman, represents the grant date fair value of the LTIP Units granted in early 2012 under the Incentive Plan, which vest in 12 quarterly installments beginning on April 29, 2012, subject to Mr. Lieberman’s continued employment through the applicable vesting dates. The fair value of the RSUs was determined by a Monte Carlo analysis under a risk-neutral premise using a risk-free interest rate of 0.42%. If we assumed that all of the performance goals and time vesting for the RSUs would be achieved at the grant date, the value of the awards at the grant date would have been as follows: David T. Hamamoto-$3,931,541; Albert Tylis-$2,144,477; Daniel R. Gilbert-$2,144,477; and Debra A. Hess-$476,549. The fair value of the LTIP Units was determined based on the stock price on the grant date.

(10)
Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs that were (i) allocated to our executive officers in early 2011 under the Incentive Plan, which were subject to the achievement of cumulative performance goals for the three-year period ending December 31, 2012 and were subject to the executive officer’s continued employment through such date; and (ii) previously allocated to Mr. Richardson which were allocated to Mr. Tylis and Mr. Gilbert following Mr. Richardson’s resignation from the Company, a portion of which were subject to the achievement of cumulative performance goals for the three-year period ending December 31, 2012 and a portion of were subject to the achievement of cumulative performance goals for the three-year period ended December 31, 2011 (in each case subject to Mr. Tylis’s and Mr. Gilbert’s continued employment through December 31, 2012). The fair value for these awards were determined by a Monte Carlo analysis under a risk-neutral premise using a risk-free interest rate of 0.68% with respect to the component of these performance-based awards that is based on stock price plus the value of these awards based on the probable outcome, as of the grant date, of the component of these performance-based awards that is based on AFFO to the extent such value exceeds the value based on the stock price component. With respect to these awards with performance goals for the three-year period ending December 31, 2012, no additional value was ascribed as a result of the probable outcome, as of the grant date, of the component that is based on AFFO. With respect to the awards with performance goals for the three-year period ended December 31, 2011 that were reallocated in 2011, the probable outcome, as of the date on which these awards were reallocated, which was the grant date, of the component that is based on AFFO was that 50% of the awards would be earned and, as a result, the fair value equaled $2.45 per RSU, which was 50% of the closing price per share of our common stock on the NYSE on the grant date. If we assumed that all of the performance goals for these awards would have been achieved at the grant date, the value of the awards at the grant date would have been as follows: David T. Hamamoto-$5,791,327; Albert Tylis-$3,958,849; and Daniel R. Gilbert-$4,103,631.

(11)
Represents the allocable non-discretionary portion of the annual cash bonuses under the Incentive Plan for 2013 and the allocable non-discretionary portion of the deferred cash bonuses paid in 2013 under the Incentive Plan for 2011 and 2012, if applicable.

(12)
Represents the allocable non-discretionary portion of the annual cash bonuses under the Incentive Plan for 2012 and the allocable non-discretionary portion of the deferred cash bonuses paid in 2012 under the Incentive Plan for 2010 and 2011, if applicable.

(13)
Represents the allocable non-discretionary portion of the annual cash bonuses under the Incentive Plan for 2011, including allocations of the incentive pool under the Incentive Plan for 2011 in 2012 and the allocable non-discretionary portion of the deferred cash bonuses paid in 2011 under the Incentive Plan for 2009 and 2010, if applicable.

(14)
Does not include the following non-discretionary portion of the deferred cash bonuses payable on December 31, 2014 (subject to continued employment through such date), awarded to our named executive officers pursuant to the Incentive Plan for 2013: David T. Hamamoto-$1,795,234; Albert Tylis-$1,196,822; Daniel R. Gilbert-$1,178,597; Debra A. Hess-$539,868; and Ronald J. Lieberman-$269,934. Also, does not include the following deferred LTIP Units issued in lieu of the 50% of the non-discretionary portion of the deferred cash bonuses under the Incentive Plan for 2013 payable on December 31, 2015 (subject to continued employment through such date): David T. Hamamoto-150,860; Albert Tylis-100,574; Daniel R. Gilbert-99,042; Debra A. Hess-45,367; and Ronald J. Lieberman-22,683.

(15)
Does not include the following non-discretionary portion of the deferred cash bonuses payable 50% on December 31, 2013 and 50% on December 31, 2014 (subject to continued employment through each such date), awarded to our named executive officers pursuant to the Incentive Plan for 2012: David T. Hamamoto-$2,726,448; Albert Tylis-$1,817,632; Daniel R. Gilbert-$1,817,632; Debra A. Hess-$826,196; and Ronald J. Lieberman-$413,099.

(16)
Does not include the following non-discretionary portion of the deferred cash bonuses payable 50% on December 31, 2012 and 50% on December 31, 2013 (subject to continued employment through each such date), awarded to our named executive officers pursuant to the Incentive Plan for 2011: David T. Hamamoto-$1,499,880; Albert Tylis-$1,499,880; Daniel R. Gilbert-$1,499,880; and Debra A. Hess-$576,877.

2013 Grants of Plan-Based Awards Table
The following table provides information about awards granted in 2013 to each of our named executive officers. There were no option awards in 2013. All of the awards referenced below are pursuant to our Incentive Plan.

			Estimated Future Payouts Under Equity Incentive Plan Awards(1)
	Grant	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target(2)	Threshold(3)	Target(4)	Maximum	All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value
Name	Date	($)	(#)	(#)	(#)	(#)	($)
David T. Hamamoto	—	$7,180,934	—	—	—	—	—
	2/13/13	—	137,904	551,615	551,615	—	$3,397,948	(5)
	2/13/13	—	—	—	—	551,615	$4,457,049	(6)
Albert Tylis	—	$4,787,290	—	—	—	—	—
	2/13/13	—	91,936	367,743	367,743	—	$2,265,297	(5)
	2/13/13	—	—	—	—	367,743	$2,971,363	(6)
Daniel R. Gilbert	—	$4,714,386	—	—	—	—	—
	2/13/13	—	91,936	367,743	367,743	—	$2,265,297	(5)
	2/13/13	—	—	—	—	367,743	$2,971,363	(6)
Debra A. Hess	—	$1,619,604	—	—	—	—	—
	2/13/13	—	20,430	81,721	81,721	—	$503,401	(5)
	2/13/13	—	—	—	—	81,721	$660,306	(6)
Ronald J. Lieberman	—	$809,802	—	—	—	—	—
	2/13/13	—	10,215	40,860	40,860	40,860	$251,698	(5)
	2/13/13	—	—	—	—	—	$330,149	(6)
________________

(1)
Under the Incentive Plan, in January 2012, award recipients were granted percentage allocations in a long-term bonus pool, the size of which was to be determined based on the Company’s adjusted equity capital during 2012 and AFFO above a 9% return hurdle on adjusted equity capital for the year. In accordance with the Incentive Plan, as of February 13, 2013, these allocations were converted into RSUs granted to our executive officers based on the dollar amount of each allocation divided by the 20-business day average closing price of our common stock of $6.74 prior to December 31, 2012. The table above reflects such RSUs. Each executive officer’s RSUs will only be earned upon the achievement of cumulative performance goals for the four-year period ending December 31, 2015 and the executive officer’s continued employment through such date. Additionally, under the Incentive Plan, award recipients were granted percentage allocations in a long-term bonus pool, the size of which was to be determined based on the Company’s adjusted equity capital during 2013 and AFFO above a 9% return hurdle on adjusted equity capital for the year. In accordance with the Incentive Plan, as of February 26, 2014, these allocations were converted into RSUs and LTIP Units granted to our executive officers based on the dollar amount of each allocation divided by the 20-business day average closing price of our common stock of $11.90 prior to December 31, 2013. The following are the number of RSUs that were granted to our executive officers as of February 26, 2014 pursuant to these awards: David T. Hamamoto—391,595; Albert Tylis—261,064; Daniel R. Gilbert—261,064; Debra A. Hess—58,014; and Ronald J. Lieberman—29,007. Each executive officer’s RSUs will only be earned upon the achievement of cumulative performance goals for the four-year period ending December 31, 2016 and the executive officer’s continued employment through such date. The following are the number of deferred LTIP Units that were granted to our executive officers as of February 26, 2014 pursuant to the foregoing awards: David T. Hamamoto—391,595; Albert Tylis—261,064; Daniel R. Gilbert—261,064; Debra A. Hess—58,014; and Ronald J. Lieberman—29,007. Each executive officer’s deferred LTIP Units will vest in four annual installments beginning on January 29, 2014, subject to the executive officer’s continued employment through such dates and may not be sold by the executive officers until December 31, 2016. See “Executive Compensation and Other Information—Compensation Discussion and Analysis—Elements of Compensation—Bonuses” for additional information relating to the Incentive Plan.

(2)
Under the Incentive Plan, award recipients were granted percentage allocations in an annual bonus pool and a deferred bonus pool, the size of which was to be determined based on the Company’s adjusted equity capital during the year and AFFO above a 9% return hurdle on adjusted equity capital for the year. The potential payout for 80% of these allocations were then to be determined based on operating cash flow, AFFO, liquidity and non-traded REIT capital raising targets and the potential payout for the remaining 20% was to be discretionary. The amount reported relates to the 80% of these allocations that were not discretionary. Because there are no established target amounts for these allocations under the Incentive Plan, the amount reported under the “Target ($)” sub-column represent the amounts that were earned based on the Company’s performance during 2013. Of the amount earned: (i) the following amounts were paid to our executive officers: David T. Hamamoto—$5,385,701; Albert Tylis—$3,590,467; Daniel R. Gilbert—$3,535,790; Debra A. Hess—$1,079,736; and Ronald J. Lieberman—$539,868; (ii) the following amounts are payable on December 31, 2014 if the applicable executive officer remains employed with the Company through each such date: David T. Hamamoto—$897,617; Albert Tylis—$598,411; Daniel R. Gilbert—$589,298; Debra A. Hess—$269,934; and Ronald J. Lieberman—$134,967; and (iii) the following deferred LTIP Units issued in lieu of the 50% of deferred cash bonuses payable on December 31, 2015 (subject to continued employment through such date): David T. Hamamoto—188,575; Albert Tylis—125,717; Daniel R. Gilbert—123,802; Debra A. Hess—56,709; and Ronald J. Lieberman—28,354. As there was no minimum or maximum amount for these allocations under the Incentive Plan, the sub-columns “Threshold ($)” and “Maximum ($)” are not applicable and have been omitted. See “Executive Compensation and Other Information— Compensation Discussion and Analysis—Elements of Compensation—Bonuses” for additional information relating to the Incentive Plan.

(3)	Represents the minimum hurdle under the Incentive Plan, which equals 25% of the maximum award.

(4)
Because there is no established target amount for these allocations under the Incentive Plan, the amounts reported under the “Target ($)” sub-column represent the amounts that the executives would have earned if our performance for the four-year performance period under the Incentive Plan continued at the same annualized rate as we experienced from January 1, 2012 through December 31, 2013. Because our annualized performance from January 1, 2012 through December 31, 2013 would have resulted in executives receiving the maximum award under the Incentive Plan, the amount reported in the

“Target ($)” sub-column equals the maximum award. See “Executive Compensation and Other Information—Compensation Discussion and Analysis—Elements of Compensation—Bonuses” for additional information relating to the Incentive Plan.

(5)
Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of RSUs that were allocated to our executive officers in early 2013 under the Incentive Plan, which remain subject to the achievement of cumulative performance goals for the four-year period ending December 31, 2015 and are subject to the executive officer’s continued employment through such date.

(6)
Represents the grant date fair value, computed in accordance with FASB ASC Topic 718, of LTIP Units that were allocated to our executive officers in early 2013 under the Incentive Plan. The LTIP Units granted to Messrs. Hamamoto, Tylis, Gilbert and Lieberman and Ms. Hess vest in four annual installments beginning on January 29, 2013, subject to the executive officer’s continued employment through such dates and may not be sold by the executive officers until December 31, 2016.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables
Our executive compensation policies and practices, pursuant to which the compensation set forth in the Summary Compensation Table and the 2013 Grants of Plan-Based Awards Table was paid or awarded, are described above in “Executive Compensation and Other Information—Compensation Discussion and Analysis.” The terms of employment and non-competition agreements that we have entered into with our executives are described under “Employment Arrangements” and “Potential Payments Upon Termination or Change in Control.”
Outstanding Equity Awards at Fiscal Year End 2013
The following table sets forth certain information with respect to outstanding equity awards as of December 31, 2013 with respect to our named executive officers.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)(3)
David T. Hamamoto	758,583	$10,202,941	1,241,359	$16,696,279
Albert Tylis	463,919	$6,239,711	743,967	$10,006,356
Daniel R. Gilbert	463,919	$6,239,711	743,967	$10,006,356
Debra A. Hess	103,093	$1,386,601	165,326	$2,223,635
Ronald J. Lieberman	66,117	$889,274	40,860	$549,567
_____________

(1)	The value of the awards reflected in the table is based on a price per share of $13.45, which was the closing price of our common stock on the NYSE as of December 31, 2013.

(2)
For Messrs. Hamamoto, Tylis, Gilbert and Lieberman and Ms. Hess, reflects the unvested portion of LTIP Units granted as of February 13, 2013 in accordance with the Incentive Plan, which were scheduled to vest in four annual installments beginning on January 29, 2013, subject to the executive officer’s continued employment through the applicable vesting dates and may not be sold prior to December 31, 2015. For Messrs. Hamamoto, Tylis and Gilbert and Ms. Hess, reflects the unvested portion of LTIP Units granted as of February 17, 2012 in accordance with the Incentive Plan, which were scheduled to vest in four annual installments beginning on January 29, 2012, subject to the executive officer’s continued employment through the applicable vesting dates and may not be sold prior to December 31, 2014. For Mr. Lieberman, reflects the unvested portion of: (i) 143,129 LTIP Units granted in April 2011 and scheduled to vest in 12 quarterly installments beginning on July 29, 2011, subject to Mr. Lieberman’s continued employment through the applicable vesting dates; and (ii) 27,881 LTIP Units granted in February 2012 and scheduled to vest in 12 quarterly installments beginning on April 29, 2012, subject to Mr. Lieberman’s continued employment through the applicable vesting dates.

(3)
In accordance with the Incentive Plan, as of February 13, 2013 and February 17, 2012, 50% of our executive officers’ allocations in the long-term bonus pool for 2012 and 2011 were converted into RSUs granted to our executive officers based on the dollar amount of each allocation divided by the 20-business day average closing price of our common stock of $6.74 and $4.60 prior to December 31, 2012 and December 31, 2011, respectively. Each executive officer’s RSUs will only be earned upon the achievement of cumulative performance goals for the four-year period ending December 31, 2015 and December 31, 2014, respectively, and the executive officer’s continued employment through such date. Assuming our performance for the four-year performance periods applicable to these awards continues at the same annualized rate as we experienced from the beginning of each performance period through December 31, 2013, each executive officer will fully earn all of these RSUs. Accordingly, the table reflects the maximum number of RSUs that may be earned under such awards. Mr. Lieberman did not receive an allocation in the long-term bonus pool for 2011 and, accordingly, the amount included in this column for Mr. Lieberman only reflects the RSUs received for the long-term bonus pool for 2012. See “Executive Compensation and Other Information—Compensation Discussion and Analysis—Elements of Compensation—Bonuses” for additional information relating to the Incentive Plan.

Option Exercises and Stock Vested in 2013
The following table sets forth certain information with respect to stock awards vesting during the year ended December 31, 2013 with respect to our named executive officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
David T. Hamamoto	310,340	$2,369,598
Albert Tylis	185,992	$1,427,571
Daniel R. Gilbert	185,992	$1,427,571
Debra A. Hess	41,331	$317,234
Ronald J. Lieberman	67,218	$598,560
Potential Payments on Termination or Change in Control
We have entered into employment and non-competition agreements, each dated as of October 4, 2007, with Messrs. Hamamoto, Tylis and Gilbert, dated as of April 29, 2011 with Ms. Hess and April 18, 2012 with Mr. Lieberman, that provide for certain severance payments, change in control benefits and tax gross-up payments (other than with respect to Ms. Hess and Mr. Lieberman). All of the agreements with our named executive officers have three-year initial terms. Following the initial terms, the agreements automatically will extend on an annual basis for one additional year, unless notice not to renew an agreement is given 90 days prior to the expiration of its term. References to, and summaries of, the employment and non-competition agreements are qualified in their entirety by reference to the complete agreements, which have been filed as exhibits to our periodic filings with the SEC.
Severance
We believe that companies should provide reasonable severance benefits to its executive officers. Each of our employment and non-competition agreements with Messrs. Hamamoto, Tylis, Gilbert and Lieberman and Ms. Hess, provide that the executive will receive severance payments in the event we terminate his or her employment (other than a termination for “cause,” as defined in each employment agreement, or by the executive without “good reason,” also as defined in each employment agreement). Under these employment and non-competition agreements, upon an executive’s death or disability, an executive would be entitled to a payment of: (1) base salary through the date of termination; (2) a pro-rated annual bonus for the year in which the termination occurs (based upon the target annual bonus then in effect); and (3) 1.0 times the executive’s base salary at the rate in effect on the date of termination, plus full vesting of all Company equity awards. In the event of termination of employment for any reason other than those described above, these executives would be entitled to payment of: (1) base salary through the date of termination; (2) a pro-rated annual bonus for the year in which the termination occurs (based upon the target annual bonus then in effect); and (3) an amount equal to the executive’s total compensation in effect prior to the date of termination (which is generally defined to mean base salary plus the average of the annual bonuses (including cash bonuses and annual bonuses paid in LTIPs or other securities) earned for the three years prior to the year in which the termination occurs) multiplied by 2.25 in the case of Mr. Hamamoto, 1.5 in the case of Messrs. Tylis and Gilbert and 1.0 in the case of Ms. Hess and Mr. Lieberman, plus in each case the full vesting of all Company equity awards.
Pursuant to each employment and non-competition agreement, each executive has agreed that, during his/her employment with us and for a period of one year following the termination of his or her employment, the executive will not solicit any of our employees, officers, consultants or joint venture partners to terminate their employment or other relationships with us. In addition, pursuant to each employment and non-competition agreement with Messrs. Hamamoto, Tylis, Gilbert and Lieberman and Ms. Hess, each executive has agreed that during his or her employment with us and for a period of one year following the termination of employment (other than under certain circumstances, including upon the expiration of the term of the executive’s employment agreement at our election or termination by us of the executive without “cause” (as defined in each employment agreement)), that he/she will not engage in any business that competes directly with the principal businesses conducted by us as of the date of the executive’s termination of employment. We believe that these agreements serve the interests of our stockholders and assist us in retaining our executive officers because the agreements provide reasonable severance to our executive officers in exchange for their valued service and restrictive covenants that protect us. Additionally, because the severance level is negotiated up front, it potentially makes it easier for our board to terminate executive officers for performance reasons without the need for protracted negotiation over severance.
Additionally, our Incentive Plan delineates the amounts that may be owed to our executive officers under the Incentive Plan if they are terminated without “cause” or resign for “good reason” or if their employment terminates as a result of death or disability. The Incentive Plan provides for the following arrangements for each of the components under the Incentive Plan:
Annual Cash Bonus: If an executive officer is eligible to receive an annual cash bonus for the year that includes the date the executive officer’s employment terminates, the amount of the executive’s actual annual cash bonus shall be pro-rated based on the number of days in such plan year prior to the date of executive’s termination with reference to a bonus pool that is determined (and paid) at the conclusion of the year.
Deferred Cash Bonus: If an executive officer is eligible to receive a deferred cash bonus and the deferred cash bonus relates to the plan year that includes the date the executive officer’s employment terminates, the amount of an executive officer’s deferred cash bonus shall be calculated in the same manner as the annual cash bonus. If a deferred cash bonus relates to any completed plan year, the Compensation Committee shall accelerate the vesting of any unvested and unpaid portion of such deferred cash bonus.
Long-Term Incentive: If an executive officer is eligible to receive any amount payable under the long-term incentive component of the Incentive Plan, the amount of the executive officer’s payment shall be calculated (and paid) as of the end of such long-term bonus period but pro-rated based on the number of days that the executive was employed during such long-term bonus period.
Each payment described above shall be paid to the executive officer only if the executive officer has signed a general release of claims in favor of the Company and related persons and entities in a form and manner satisfactory to the Company.
Change of Control
The employment and non-competition agreements with our named executive officers provide for certain change in control benefits, which only apply after a change in control if the executive officer is terminated or is assigned duties with the successor inconsistent with executive officer’s title, position, status, reporting relationships, authority, duties or responsibilities to us. Under these circumstances, the executive officers would be entitled to terminate their respective employment and non-competition agreements for “good reason” and would be entitled to the corresponding severance payments described above.
The grant letters applicable to equity awards granted under the 2004 Stock Incentive Plan provide for the full accelerated vesting of the awards under the 2004 Stock Incentive Plan upon a change in control. Additionally, our Incentive Plan provides for the following arrangements in connection with a change of control for each of the components under the Incentive Plan:
Annual Cash Bonus: If an executive officer is eligible to receive an annual cash bonus for the year that includes the effective date of a change of control (or the Change of Control Date), the amount of the executive officer’s annual cash bonus shall be pro-rated with reference to a bonus pool that is adjusted by the Compensation Committee on an equitable basis as of the Change of Control Date to reflect the shortened year. In determining the achievement of performance targets and the percentage of the annual cash bonus payable to executive officers for the applicable adjusted year, the Compensation Committee shall apply the following principles: (i) the Compensation Committee shall not consider or give effect to any discretionary component or subjective performance criteria of the Incentive Plan and shall equitably re-weight all remaining and applicable objective performance targets; and (ii) to the extent possible, the Compensation Committee shall annualize or extrapolate performance as of the Change of Control Date for the entire year.
Deferred Cash Bonus: If an executive officer is eligible to receive a deferred cash bonus and the deferred cash bonus relates to the plan year that includes the Change of Control Date, the amount of an executive officer’s deferred cash bonus shall be calculated in the same manner as the annual cash bonus. If a deferred cash bonus relates to any completed plan year, the Compensation Committee shall accelerate the vesting of any unvested and unpaid portion of such deferred cash bonus.
Long-Term Incentive: An executive officer shall be deemed to have earned the amount payable under the long-term incentive component of the Incentive Plan with reference to a bonus pool that is pro-rated based on the number of days from January 1 of the first plan year through the Change of Control Date. For purposes of the foregoing, all applicable performance targets relating to the long-term incentive component shall be deemed to have been achieved in full.
Payments described under the Annual Cash Bonus and Deferred Cash Bonus sections shall be paid to the executive officer on the Change of Control Date to the extent practicable or, if not practicable, as soon as reasonably possible following the Change of Control Date, but in no event later than 45 days following the Change of Control Date. Payments described under the Long-Term Incentive section shall be paid to the executive officers at the earliest of: (i) nine months following the Change of Control Date; (ii) the date on which the applicable performance period would have concluded but for the change of control; (iii) the termination of an executive officer in connection with or following the change of control without “cause;” (iv) the resignation of an executive officer in connection with or following the change of control for “good reason” to the extent that the executive officer is entitled to resign for “good reason;” and (v) March 1 of the calendar year following the Change of Control Date.
We determined that in order to be competitive in the marketplace, it was customary to provide for certain provisions upon a change of control, particularly because in many instances senior management lose their jobs in connection with a change of control. By agreeing up front to protect our executive officers from losing their equity or other compensation in the event of a change of control, we believe we can reinforce and encourage the continued attention and dedication of our executive officers to their assigned duties without distraction in the face of an actual or threatened change of control. This protection also aligns the interests of our executive officers with those of our stockholders.

Tax Gross-Up
Our employment agreements with Messrs. Hamamoto, Tylis and Gilbert also provide for a tax gross-up payment in the event they are terminated without “cause” or resign for “good reason” following a change of control and become subject to the so-called “parachute” excise tax imposed by Internal Revenue Code Sections 280G and 4999. Our employment agreements with each of Ms. Hess and Mr. Lieberman do not provide for a tax gross-up in this event. The employment agreements with Ms. Hess and Mr. Lieberman were amended on April 17, 2013 to provide that, in the event that any payment or benefit to be paid or provided to either executive would be subject to the excise tax under Internal Revenue Code Sections 280G and 4999, payments and benefits to these executives will be reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would result in a greater after-tax benefit to the executive.
Change of Control Compensation Table
The following table shows the potential payments to our named executive officers upon a termination of employment without “cause” or for “good reason” (each as defined in the executive officer’s employment agreement), upon a change of control and upon the death or disability of a named executive officer. Our executive officers are not entitled to any payments if they are terminated for “cause” or resign without “good reason” or if they retire. In preparing the tables below, we assumed the termination or change of control occurred on December 31, 2013 (the closing price per share of our common stock was $13.45 as of December 31, 2013).

Name	Payments/Benefits	Termination Without Cause or For Good Reason		Change in Control		Change in Control (Termination For Good Reason)(1)		Death or Disability
David T. Hamamoto	Cash Severance Payment	$30,727,589		$—		$30,727,589		$1,050,000
	LTIP Units(2)	$10,202,941		$10,202,941		$10,202,941		$10,202,941
	Incentive Plan	$6,305,716	(3)	$19,606,596		$19,606,596		$6,305,716	(3)
	280G Tax Gross-up(4)	$—		$—		$33,319,832		$—

Albert Tylis	Cash Severance Payment	$13,731,050		$—		$13,731,050		$900,000
	LTIP Units(2)	$6,239,711		$6,239,711		$6,239,711		$6,239,711
	Incentive Plan	$4,203,811	(3)	$12,227,697		$12,227,697		$4,203,811	(3)
	280G Tax Gross-up(4)	$—		$—		$16,756,280		$—

Daniel R. Gilbert	Cash Severance Payment	$13,674,095		$—		$13,674,095		$600,000
	LTIP Units(2)	$6,239,711		$6,239,711		$6,239,711		$6,239,711
	Incentive Plan	$4,158,247	(3)	$12,182,133		$12,182,133		$4,203,811	(3)
	280G Tax Gross-up(4)	$—		$—		$14,271,403		$—

Debra A. Hess	Cash Severance Payment	$3,263,872		$—		$3,263,872	(5)	$575,000
	LTIP Units(2)	$1,386,601		$1,386,601	(5)	$1,386,601	(5)	$1,386,601
	Incentive Plan	$1,900,468	(3)	$3,683,551	(5)	$3,683,551	(5)	$1,900,468	(3)

Ronald J. Lieberman	Cash Severance Payment	$1,623,948		$—		$1,623,948	(5)	$500,000
	LTIP Units(2)	$889,274		$889,274	(5)	$889,274	(5)	$889,274
	Incentive Plan	$950,233	(3)	$1,420,089	(5)	$1,420,089	(5)	$950,223	(3)
_____________

(1)
If, following a change of control, any of Messrs. Hamamoto, Tylis, Gilbert and Lieberman or Ms. Hess, is assigned duties with the successor inconsistent with the executive’s title, position, status, reporting relationships, authority, duties or responsibilities to us, the executive may terminate his employment agreement for “good reason.”

(2)	Represents the number of unvested LTIP Units outstanding as of December 31, 2013 multiplied by $13.45, which was the closing price per share of our common stock as of December 31, 2013.

(3)
Does not include: (i) the value of the following RSUs allocated to our named executive officers under our Incentive Plan, which are subject to the achievement of cumulative performance goals for the four-year period ending December 31, 2014: David T. Hamamoto—689,744; Albert Tylis—376,224; Daniel R. Gilbert—376,224; and Debra A. Hess—83,605; (ii) the value of the following RSUs allocated to our named executive officers under our Incentive Plan, which are subject to the achievement of cumulative performance goals for the four-year period ending December 31, 2015: David T. Hamamoto—551,615; Albert Tylis—367,743; Daniel R. Gilbert—367,743; and Debra A. Hess—81,721 and Ronald J. Lieberman—40,860; and (iii) the value of the following RSUs allocated to our named executive officers under our Incentive Plan, which are subject to the achievement of cumulative performance goals for the four-year period ending December 31, 2016: David T. Hamamoto—391,595; Albert Tylis—261,064; Daniel R. Gilbert—261,064; Debra A. Hess—58,014 and Ronald J. Lieberman—29,007. Following the conclusion of the respective performance periods ending December 31, 2014, December 31, 2015 and December 31, 2016, the named executive officer would be entitled to the number of units that would have been earned had the named executive officer been an employee of the Company at such time, pro-rated based on the date of termination without “cause,” resignation for “good reason” or death or disability.

(4)
Assumes an excise tax rate under 280G of the Internal Revenue Code of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate, a 8.97% New York state income tax rate for Messrs. Hamamoto, Tylis and Gilbert, and a 3.65% New York City income tax rate for Messrs. Hamamoto and Tylis.

(5)
The employment agreements with Ms. Hess and Mr. Lieberman were amended on April 17, 2013 to provide that, in the event that any payment or benefit to be paid or provided to either executive would be subject to the excise tax under Internal Revenue Code Sections 280G and 4999, payments and benefits to these executives will be reduced to the extent necessary to avoid the imposition of such excise tax, but only if such reduction would result in a greater after-tax benefit to the executive.

The tables above do not include payments and benefits to the extent they are generally provided on a non-discriminatory basis to salaried employees upon termination of employment, including: (i) life insurance upon death in the amount of three times the employee’s annual salary but not exceeding a total of $750,000; and (ii) disability benefits.
Compensation of Directors
Determination of Compensation Awards
The Nominating and Corporate Governance Committee has responsibility for making recommendations with respect to non-employee director compensation to our board of directors. Our goal is the creation of a reasonable and balanced board of directors compensation program that aligns the interests of our board of directors with those of our stockholders. We use a combination of cash and stock-based incentive compensation to attract and retain highly-qualified candidates to serve on our board of directors. In setting director compensation, we consider the significant amount of time that directors expend in fulfilling their duties to us, the skill-level required by us of members of our board of directors and competitive pay practice data. The Nominating and Corporate Governance Committee discusses its recommendations with our chief executive officer and ultimately makes a recommendation to our board of directors with respect to all non-employee director compensation. The Nominating and Corporate Governance Committee engaged a compensation consultant, Towers Watson, to assist it in reviewing competitive practice data regarding non-employee director compensation and to advise it in connection with making recommendations to our board of directors with respect to the amount and form of such compensation. Following the Nominating and Corporate Governance Committee’s review of competitive practice data and taking into consideration advice provided by Towers Watson, the Nominating and Corporate Governance Committee recommended to our board of directors, and our board of directors approved, the compensation program described below for 2013.
Non-Employee Directors
The Company’s director’s fees for 2013 are as follows: (i) board members receive an annual director’s fee of $90,000; (ii) the chairperson of the Audit Committee receives an additional annual fee of $35,000; (iii) the chairpersons of the Compensation Committee and Nominating and Corporate Governance Committee and the Lead Non-Management Director of our board of directors receive an additional annual fee of $30,000; (iv) members of the Audit Committee (other than the chairperson) receive an additional annual fee of $20,000; and (v) members of the Compensation Committee and Nominating and Corporate Governance Committee (other than the chairpersons) receive an additional annual fee of $15,000. The Company does not pay meeting fees to the directors.
We automatically grant to each of our non-employee directors equity-based compensation which historically had been in the form of restricted common stock but that is now in the form of LTIP Units. Absent board of directors authorization to the contrary, our practice has been to automatically grant to any person who becomes a non-employee director LTIP Units having a value of approximately $50,000 on the date such non-employee director attends his or her first meeting of our board of directors. The actual number of LTIP Units that we will grant will be determined by dividing the fixed value of the grant by the closing sale price of our common stock on the NYSE on the grant date. Restrictions on each of the initial grants of LTIP Units will lapse as to one-third of the total amount granted on each of the first three anniversaries of the date of the grant.
We automatically grant LTIP Units having a value of approximately $120,000 to each of our non-employee directors each year. These annual automatic grants are made on the first business day following each annual meeting of our stockholders and the actual number of LTIP Units that we grant is determined by dividing the fixed value of the annual grant by the closing sale price of our common stock on the NYSE on the grant date.
Stock Ownership Guidelines
Our board of directors has adopted stock ownership guidelines for our board of directors, which are described above in “Executive Compensation and Other Information—Compensation Discussion and Analysis—Stock Ownership Guidelines.”

Director Compensation for 2013
The following table provides information concerning the compensation of our non-employee directors for 2013:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
C. Preston Butcher	$90,000	$120,000	$210,000
Stephen E. Cummings	90,000	120,000	210,000
Judith A. Hannaway	165,000	120,000	285,000
Oscar Junquera	120,000	120,000	240,000
Wesley D. Minami	155,000	120,000	275,000
Louis J. Paglia	125,000	120,000	245,000
Sridhar Sambamurthy	110,000	120,000	230,000
Total	$855,000	$840,000	$1,695,000
____________

(1)
As of December 31, 2013, except for unvested LTIP Units of 3,401 and 3,333 held by Messrs. Junquera and Sambamurthy, respectively, none of our directors held any unexercised option awards or unvested stock awards that had been granted by us as director compensation. Each of the stock awards was in the form of LTIP Units.

CERTAIN RELATED-PARTY TRANSACTIONS
We have three real estate loans with a subsidiary of Legacy Partners Realty Fund I, LLC, or Legacy Fund I, as borrower. One loan of $16 million, of which $14 million is funded, matures in March 2015 and has a one-year extension option, at the borrower’s option. This loan has an interest rate of one-month LIBOR plus 7.50%, of which 3.00% is current pay. The second loan of $23 million, which is fully funded, matures in January 2015 and has an interest rate of one-month LIBOR plus 3.50%. The third loan of $39 million matures in October 2016 and has two one-year extension options, at the borrower’s option. This loan has an interest rate of one-month LIBOR plus 6.65% (subject to a 25 bps LIBOR floor). For the year ended December 31, 2013, we earned an aggregate $3 million of interest income associated with these three loans.
In addition, in March 2014, we originated a $17.3 million senior mortgage loan, of which $15.2 million has been funded, and an $8.1 million mezzanine loan, of which $7.0 million has been funded, in connection with the acquisition of a three-building office complex by Legacy Partners Commercial, LLC, as borrower. The senior and the mezzanine loan mature in April 2021. The senior loan has an interest rate of LIBOR plus 5.25% (subject to a 25 bps LIBOR floor). The mezzanine loan has a fixed interest rate of 12%. In connection with the transaction, we also received a profit participation which, subject to certain priority payments due to borrower on capital invested by the borrower, entitles us to 50% of profits from the property.
Furthermore, in February 2013, NorthStar Income made a $91.0 million loan to Legacy Partners Realty Fund II, LLC, or Legacy Fund II. In connection with this loan, our affiliate, NS Real Estate Income Trust Advisor, LLC, acting in its capacity as the advisor to NorthStar Income, received a customary 1.0% origination fee and further earns an annual asset management fee of 1.25%.
One of our directors, C. Preston Butcher, is the chairman of the board of directors and chief executive officer of and owns a significant interest in Legacy Partners Commercial, LLC, which indirectly owns an equity interest in, and owns the manager of, the Legacy Fund I and Legacy Fund II. In addition, we lease office space in Colorado from Legacy III Greenwood Village, LLC, an affiliate of Legacy Fund I, under an operating lease with annual lease payments of $0.2 million through December 31, 2016. We have the option to renew the lease for an additional five years.
In June 2014, NorthStar Realty paid $1.0 million to West Point Partners in connection with its services facilitating our acquisition the Innkeepers Portfolio for an aggregate purchase price of approximately $1.1 billion, including certain closing costs, pre-funded capital expenditures and other costs.  West Point Partners is a real estate investment and advisory firm based in New York.  Mr. Sambamurthy, one of the directors of NorthStar Realty, is Managing Principal and Co-Founder of West Point Partners and owns a 50% interest in that company.  Consequently, Mr. Sambamurthy ceased to be independent.
Policy for Review of Related Person Transactions
Our current policy for the review of related person transactions is that all “disinterested” directors of our Audit Committee shall evaluate and consider for approval arrangements and relationships that may occur or exist between us, on the one hand, and our directors, our officers and certain persons or entities associated with such persons, on the other hand. Under the written policy, any transaction between us and any such related party (other than de minimis transactions), including, without limitation, any transaction that is required to be disclosed by us in any of our filed periodic reports or proxy statements, will be deemed to be a related party transaction. When reviewing and evaluating a related party transaction, each “disinterested” directors of our Audit Committee may consider, among other things, any effect a transaction may have upon a director’s independence, whether the transaction involves terms and conditions that are no less favorable to us than those that could be obtained in a transaction between us and an unrelated third party and the nature of any director’s or officer’s involvement in the transaction. Our general counsel will notify the members of our Audit Committee promptly of new potential related party transactions and any material changes to previously approved or conditionally approved related party transactions.
Each related party transaction set forth above was approved pursuant to this policy.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
As of June 10, 2014, all of our common stock is indirectly owned by NorthStar Realty. The following table sets forth, as of the time immediately after the merger, but before the reverse stock split, the total number and the percentage of shares of our common stock which will be beneficially owned by:

•	each of our anticipated directors;

•	each of our anticipated named executive officers; and

•	all of our anticipated directors and executive officers as a group.
The following table also sets forth the number of shares of our common stock expected to be beneficially owned by each person known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of NorthStar Realty’s common stock, in each case, based solely on, and as of the date of, such person’s filing of a Schedule 13D or Schedule 13G with the SEC.
The address of each of the directors and executive officers is 399 Park Avenue, 18th Floor, New York, NY 10022.

	Amount and Nature of Beneficial Ownership(1)
Name and Address of Beneficial Owner	Number		Percentage
Principal Stockholders:
BlackRock, Inc.	19,983,850	(2)	5.30%
Luxor Capital Group, LP	19,544,216	(3)	5.19%
Directors and Executive Officers:
David T. Hamamoto	4,339,240	(4)	1.15%
Albert Tylis	743,968	(5)	*
Daniel R. Gilbert	1,544,100	(6)	*
Debra A. Hess	170,326	(7)	*
Ronald J. Lieberman	171,240	(8)	*
C. Preston Butcher	404,854	(9)	*
Stephen E. Cummings	73,593	(9)	*
Judith A. Hannaway	65,495	(9)	*
Oscar Junquera	59,136	(10)	*
Wesley D. Minami	95,287	(9)	*
Louis J. Paglia	169,893	(9)	*
Sridhar Sambamurthy	48,932	(11)	*
All directors and executive officers as a group (12 persons)	7,886,064		2.09%
_____________
* Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with SEC rules, each listed person’s beneficial ownership includes all shares the investor actually owns beneficially or of record; all shares over which the investor has or shares direct or indirect voting or dispositive control (such as in the capacity as a general partner of an investment fund); and all shares over which the investor has the right to acquire direct or indirect voting or dispositive control within 60 days (such as shares of restricted common stock that are currently vested or which are scheduled to vest within 60 days). Unless otherwise described in a footnote below, number reflects shares of common stock.

(2)
Based on information included in the Schedule 13G/A filed by BlackRock, Inc. on January 30, 2014. BlackRock, Inc. beneficially owns 19,983,850 shares of common stock and has sole voting power and sole dispositive power over such shares. The address of BlackRock, Inc. is 40 East 52nd Street, New York, NY 10022.

(3)
Based on information included in the Schedule 13G/A filed by Luxor Capital Group, LP (“Luxor Capital Group”) on February 14, 2014 (the “Luxor 13G”) relating to the beneficial ownership of NorthStar Realty common stock, Luxor Capital Group, Luxor Management, LLC,, or Luxor Management, and Christian Leone beneficially own an aggregate of 19,544,216 shares of common stock and have shared voting power and shared dispositive power over such shares of common stock. According to the Luxor 13G, as of the close of business on December 31, 2013, Luxor Capital Partners, LP, a Delaware limited partnership, or Onshore Fund, directly owned 6,343,494 shares; Luxor Wavefront, LP, a Delaware limited partnership, or Wavefront Fund, directly owned 2,013,861 shares; Luxor Capital Partners Offshore Master Fund, LP, a Cayman Islands limited partnership, or Offshore Master Fund, directly owned 9,942,363 shares; Luxor Spectrum Offshore Master Fund, LP, a Cayman Islands limited Partnership, or Spectrum Master Fund, directly owned 648,020 shares; and Luxor Capital Group beneficially owned 596,478 shares held in the Separately Managed Account (as defined below). The Offshore Master Fund is a subsidiary of the Offshore Feeder Fund, and the Spectrum Master Fund is a subsidiary of the Spectrum Feeder Fund. LCG Holdings, LLC, a Delaware limited liability company, or LCG Holdings, is the general partner of the Onshore Fund, the Wavefront Fund, the Offshore Master Fund and the Spectrum Master Fund. Luxor Capital Group acts as the investment manager of the Onshore Fund, the Wavefront Fund, the Offshore Fund, the Offshore Master Fund, the Spectrum Fund and the Spectrum Master Fund (collectively, the “Funds”) and to an account it separately manages, or Separately Managed Account. Luxor Management is the general partner of Luxor Capital Group. Mr. Leone is the managing member of Luxor Management. Mr. Leone is the managing member of LCG Holdings. According to the Luxor 13G, by virtue of these relationships, LCG Holdings may be deemed to have voting and dispositive power with respect to such shares of common stock owned directly by the Onshore Fund, the Wavefront Fund, the Offshore Master Fund and the Spectrum Master Fund. In addition, by virtue of these relationships, each of Luxor Capital Group, Luxor Management and Mr. Leone may be deemed to have voting and dispositive power with respect to such shares of common stock beneficially owned by the Funds and the Separately Managed Account. The principal business address of each of the Onshore Fund, the Wavefront Fund, Luxor Capital Group, Luxor Management, LCG Holdings and Mr. Leone is 1114 Avenue of the Americas, 29th Floor, New York, New York 10036. The principal business address of each of the Offshore Master Fund, the Offshore Feeder Fund, the Spectrum Master Fund and the Spectrum Feeder Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

(4)
Includes 448,244 shares of restricted common stock not yet vested, representing shares of our common stock issued in exchange for unvested LTIP Units previously issued by NorthStar Realty. Excludes: (i) 580,170 deferred LTIP Units, of which 97,899 have vested; and (ii) 1,632,954 shares to be issued to the extent performance conditions are met on RSUs previously issued by NorthStar Realty.

(5)
Includes 277,928 shares of restricted common stock not yet vested, representing shares of our common stock issued in exchange for unvested LTIP Units previously issued by NorthStar Realty. Excludes: (i) 386,781 deferred LTIP Units, of which 65,266 have vested; and (ii) 1,005,031 shares to be issued to the extent performance conditions are met on RSUs previously issued by NorthStar Realty.

(6)
Includes 277,928 shares of restricted common stock not yet vested, representing shares of our common stock issued in exchange for unvested LTIP Units previously issued by NorthStar Realty. Excludes: (i) 384,866 deferred LTIP Units, of which 65,266 have vested; and (ii) 1,005,031 shares to be issued to the extent performance conditions are met on RSUs previously issued by NorthStar Realty.

(7)
Includes 61,762 shares of restricted common stock not yet vested, representing shares of our common stock issued in exchange for unvested LTIP Units previously issued by NorthStar Realty. Excludes: (i) 114,723 deferred LTIP Units, of which 14,504 have vested; and (ii) 223,340 shares to be issued to the extent performance conditions are met on RSUs previously issued by NorthStar Realty.

(8)
Includes 27,400 shares of restricted common stock not yet vested, representing shares of our common stock issued in exchange for unvested LTIP Units previously issued by NorthStar Realty. Excludes: (i) 57,361 deferred LTIP Units, of which 7,252 have vested; and (ii) 69,867 shares to be issued to the extent performance conditions are met on RSUs previously issued by NorthStar Realty.

(9)	Includes 38,932 shares of our common stock issued in exchange for vested LTIP Units previously issued by NorthStar Realty.

(10)
Includes: (i) 45,735 shares of our common stock issued in exchange for vested LTIP Units previously issued by NorthStar Realty; and (ii) 3,401 shares of restricted common stock not yet vested, representing shares of our common stock issued in exchange for unvested LTIP Units previously issued by NorthStar Realty.

(11)	Includes 3,333 shares of restricted common stock not yet vested, representing shares of our common stock issued in exchange for unvested LTIP Units previously issued by NorthStar Realty.
Equity Compensation Plan Information
The following table summarizes information, as of December 31, 2013, relating to NorthStar Realty’s equity compensation plans pursuant to which grants of securities have been made from time-to-time. Such Equity Compensation Plans will be assumed by us in connection with the merger and we may make grants of securities under such equity compensation plans from time to time. Refer to “Equity-Based Compensation” of “Financial Statements” in this prospectus for additional information regarding our equity compensation plans.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	Weighted - Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance
Approved by Security Holders:
2004 Omnibus Stock Incentive Plan	9,186,885	N/A	—
2004 Long-Term Incentive Plan	30,633	N/A	—
Total	9,217,518		—

DESCRIPTION OF CAPITAL STOCK
The following description of the terms of our stock is only a summary. It summarizes the terms of our common stock that will be in effect at the time of the merger, as well as the terms of our other securities which will be outstanding upon completion of the merger. For a complete description, we refer you to the MGCL and the charter and bylaws which will be in effect at the time of the merger, which are included as exhibits to this Form S-4.
General
Our charter provides that we may issue up to 500,000,000 shares of common stock and up to 250,000,000 shares of preferred stock, par value $0.01 per share, of which, at the effective time of the merger: (i) 2,900,000 shares are classified as Series A Preferred Stock; (ii) 14,920,000 shares are classified as Series B Preferred Stock; (iii) 5,750,000 shares are classified as Series C Preferred Stock; (iv) 8,050,000 shares are classified as Series D Preferred Stock; and (v) 10,350,000 shares are classified as Series E Preferred Stock. As of June 10, 2014, there were issued and outstanding 100 shares of our common stock. Upon completion of the merger, it is expected that there will be 377,277,145 shares of our common stock issued and outstanding and 39,465,594 shares of our preferred stock issued and outstanding, consisting of 2,466,689 shares of our Series A Preferred Stock, 13,998,905 shares of our Series B Preferred Stock, 5,000,000 shares of our Series C Preferred Stock, 8,000,000 shares of our Series D Preferred Stock and 10,000,000 shares of our Series E Preferred Stock. The expected number of our shares issued and outstanding upon completion of the merger reflects the number of shares of common and preferred stock of NorthStar Realty outstanding as of June 10, 2014.
Common Stock
All shares of common stock offered by this prospectus will be, upon payment therefor, duly authorized, validly issued, fully paid and nonassessable. Holders of our common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. They are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of or adequate provision for all of our known debts and liabilities and the liquidation preferences of our Preferred Stock. These rights are subject to the preferential rights of any other class or series of our stock (including the Preferred Stock mentioned in the preceding sentence) and to the provisions of our charter regarding restrictions on transfer and ownership of our stock.
Subject to our charter restrictions on transfer and ownership of our stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as expressly provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive voting power on all matters submitted to a vote of stockholders. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Holders of our common stock have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and have no preemptive rights to subscribe for any of our securities. Subject to our charter restrictions on transfer and ownership of stock, all shares of common stock will have equal dividend, liquidation and other rights.
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders holding at least two-thirds of all the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides that these matters (other than certain amendments to the provisions of our charter relating to the removal of directors and charter amendments) may be approved by a majority of all of the votes entitled to be cast on the matter. Also, because many of our operating assets are held by our subsidiaries, these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
Our charter allows a majority of our entire board of directors to amend our charter to increase the number of authorized shares of common or preferred stock, to issue additional shares of common stock or preferred stock and to classify or reclassify unissued shares of common stock or preferred stock into other classes or series of stock and thereafter to issue the classified or reclassified shares. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Prior to issuance of shares of each class or series, our board is required by Maryland law and by our charter to set, subject to our charter restrictions on transfer and ownership of stock and the express terms of any class of series of stock outstanding at the time, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series.

Therefore, our board of directors could authorize the issuance of additional shares of common stock or shares of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.
Preferred Stock
Our Series A Preferred Stock and Series B Preferred Stock, which we refer to as our Series A/B Preferred Stock, and our Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, which we refer to as our Series C/D/E Preferred Stock, rank senior to the Junior Shares (as defined under “-Dividends” below), including shares of our common stock, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. While any shares of Preferred Stock are outstanding, we may not authorize or create any class or series of capital stock that ranks senior to the Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the votes entitled to be cast by the holders of Preferred Stock and any other Voting Preferred Shares (as defined below), voting as a single class. However, we may create additional classes or series of stock, amend our charter to increase the authorized number of shares of preferred stock or issue series of preferred stock ranking on a parity with the Preferred Stock with respect to the payment of dividends and amounts upon liquidation, dissolution or winding up, or Parity Shares, without the consent of any holder of Preferred Stock.
Dividends
Holders of Preferred Stock will be entitled to receive, when, as and if authorized by our board of directors, and declared by us out of assets legally available for payment, cumulative cash dividends at the applicable stated rate. The stated rate for our Series A Preferred Stock is 8.75% of the $25 liquidation preference per share, or $2.1875 per share, per annum, the stated rate for our Series B Preferred Stock is 8.25% of the $25 liquidation preference per share, or $2.0625 per share, per annum, the stated rate for our Series C Preferred Stock is 8.875% of the $25 liquidation preference per share, or $2.21875 per share, per annum, the stated rate for our Series D Preferred Stock is 8.500% of the $25 liquidation preference per share, or $2.125 per share, per annum, and the stated rate for our Series E Preferred Stock is 8.75% of the $25 liquidation preference per share, or $2.1875 per share, per annum.
As used in this description of Preferred Stock: (i) the term “dividend” does not include dividends payable solely in shares of Junior Shares on Junior Shares, or in options, warrants or rights to subscribe for or purchase any Junior Shares; and (ii) the term “Junior Shares” means our common stock and any other class or series of our stock that ranks junior, as to the payment of dividends or amounts upon liquidation, dissolution and winding up of Sub-REIT, to the Preferred Stock.
Series A/B Preferred Stock
If following a “Series A/B change of control” (as defined in the next paragraph), our Series A Preferred Stock or Series B Preferred Stock, as the case may be, is not listed on the New York Stock Exchange, or “NYSE,” or the NYSE Amex or quoted on NASDAQ, holders of our Series A Preferred Stock or Series B Preferred Stock, as the case may be, will be entitled to receive, when and as authorized by our board of directors and declared by us, out of assets legally available for the payment of dividends, cumulative cash dividends at an increased rate from, but excluding, the first date on which both our Series A/B change of control has occurred and the applicable series of Preferred Stock is not so listed or quoted. The increased rate will apply for as long as our Series A Preferred Stock or Series B Preferred Stock, as the case may be, is not so listed or quoted. The increased rate for our Series A Preferred Stock is 9.75% of the $25 liquidation preference per share, or $2.4375 per share, per annum, and the increased rate for our Series B Preferred Stock is 9.25% of the $25 liquidation preference per share, or $2.3125 per share, per annum.
For purposes of our Series A/B Preferred Stock, a “Series A/B change of control” shall be deemed to have occurred at such time as: (i) the date a “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of the total voting stock of the Company; (ii) the date we sell, transfer or otherwise dispose of all or substantially all of our assets; or (iii) the date of our consummation of a merger or share exchange with another entity where our stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled to vote in the election of directors, or where members of our board of directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange. “Voting stock” shall mean stock of any class or kind having the power to vote generally in the election of directors.

Series C/D/E Preferred Stock
Holders of our Series C/D/E Preferred Stock will not be entitled to receive any increased rate of dividend upon a change of control of the Company.
Special Optional Redemption
Series A/B Preferred Stock
If at any time following a “Series A/B change of control” (as defined above, under “-Dividends”), our Series A Preferred Stock or our Series B Preferred Stock, as the case may be, is not listed on the NYSE or the NYSE Amex or quoted on NASDAQ, we will have the option to redeem our Series A Preferred Stock or the Series B Preferred Stock, as applicable, in whole but not in part, within 90 days after the first date on which both our Series A/B change of control has occurred and the Series A Preferred Stock or Series B Preferred Stock, as the case may be, is not so listed or quoted, for cash at $25.00 per share plus accrued and unpaid dividends (whether or not declared) to the redemption date.
Series C/D/E Preferred Stock
Upon the occurrence of a Series C/D/E Preferred Change of Control (as defined below), we may, at our option, redeem our Series C Preferred Stock, our Series D Preferred Stock or our Series E Preferred Stock, as the case may be, in whole, at any time, or in part, from time-to-time, within 120 days after the first date on which such Series C/D/E Preferred Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid dividends thereon (whether or not declared) to, but not including, the redemption date (unless the redemption date is after a dividend payment record date and prior to the corresponding dividend payment date, in which case no additional amount for such accrued and unpaid dividends will be included in the redemption price). If, prior to a Series C/D/E Preferred Change of Control Conversion Date (as defined under “-Conversion Rights of Preferred Stock”), we have provided notice of our election to redeem some or all of the shares of our Series C Preferred Stock, our Series D Preferred Stock or Series E Preferred Stock, as the case may be (whether pursuant to our optional redemption right described below or this special optional redemption right), the holders of our Series C Preferred Stock, our Series D Preferred Stock or our Series E Preferred Stock, as the case may be, will not have the conversion right described below under “-Conversion Rights of Preferred Stock” with respect to the shares of our Series C Preferred Stock, our Series D Preferred Stock or our Series E Preferred Stock, as the case may be, called for redemption.
A “Series C/D/E Preferred Change of Control” is deemed to occur when, after the issuance of our Series C Preferred Stock, our Series D Preferred Stock or our Series E Preferred Stock, as the case may be, the following have occurred: (1) (i) a “person”, including any syndicate or group deemed to be a person within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act becomes the ultimate “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group will be deemed to have beneficial ownership of all shares of voting stock that such person or group has the right to acquire regardless of when such right is first exercisable), directly or indirectly, of voting stock representing more than 50% of the total voting power of our total voting stock, or (ii) the consummation of a merger or share exchange of us with another entity where our stockholders immediately prior to the merger or share exchange would not beneficially own, immediately after the merger or share exchange, shares representing 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate group vote) to which all stockholders of the corporation issuing cash or securities in the merger or share exchange would be entitled in the election of directors, or where members of our board of directors immediately prior to the merger or share exchange would not immediately after the merger or share exchange constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or share exchange; and (2) following the closing of any transaction referred to in clause (1) above, neither we nor the acquiring or surviving entity has a class of common equity securities (or American Depositary Receipts representing such securities) listed on the NYSE, the NYSE MKT or the NASDAQ Stock Market, or listed or quoted on an exchange or quotation system that is a successor to any such securities exchange.
Optional Redemption
We may not redeem the Preferred Stock prior to five years from the date of its issuance, which, for our Series A Preferred Stock such five year period ended on September 14, 2011, for our Series B Preferred Stock such five year period ended on February 7, 2012, for our Series C Preferred Stock such five year period will end on October 11, 2017, for our Series D Preferred Stock such five year period will end on April 10, 2018 and for our Series E Preferred Stock such five year period will end on May 15, 2019, except in certain limited circumstances relating to the ownership limitation necessary to preserve our qualification as a REIT or pursuant to our special optional redemption right, as described under “-Special Optional Redemption.” On or after five years from the date of its original issuance, we may, at our option, upon not less than 30 nor more than 60 days’ written notice with respect to our Series A/B Preferred Stock or upon not less than 30 nor more than 90 days’ written notice with respect to our Series C/D/E Preferred Stock, redeem our Preferred Stock, in whole or in part, at any time or from time-to-time, for cash at a redemption price of $25.00 per share, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

Liquidation Preference
The holders of our Preferred Stock will be entitled to receive in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, $25.00 per share of Preferred Stock (the “Liquidation Preference”) plus an amount per share of Preferred Stock equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders.
Until the holders of Preferred Stock have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of the Company. If, upon any liquidation, dissolution or winding up of the Company, our assets or proceeds thereof, distributable among the holders of the Preferred Stock are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to any other Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of Preferred Stock and any such Parity Shares ratably in accordance with the respective amounts which would be payable on such Preferred Stock and any such Parity Shares if all amounts payable thereon were paid in full. None of: (i) a consolidation or merger of the Company with one or more entities; (ii) a statutory share exchange by the Company; or (iii) a sale or transfer of all or substantially all of our assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.
Voting Rights
We may create additional classes of Parity Shares and Junior Shares, amend our charter to increase the authorized number of Parity Shares (including additional shares of the Preferred Stock) and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Preferred Stock. Except as indicated below, the holders of Preferred Stock will have no voting rights.
As used below in this “-Voting Rights” section, the term Parity Shares shall mean, with respect to our Series A/B Preferred Stock and our Series C/D/E Preferred Stock, any shares that rank on parity with our Series A/B Preferred Stock and our Series C/D/E Preferred Stock as to the payment of dividends and amounts upon liquidation, dissolution or winding up; and (b) with respect to any other Voting Preferred Shares (as defined below), shares designated as on parity with such shares. With respect to voting, our Series A Preferred Stock, our Series B Preferred Stock, our Series C Preferred Stock, our Series D Preferred Stock and our Series E Preferred Stock are Parity Shares of each other.
If and whenever six quarterly dividends (whether or not consecutive) payable on our Preferred Stock or any Parity Shares are in arrears, whether or not earned or declared, the number of members then constituting our board of directors will be increased by two and the holders of our Preferred Stock, voting together as a single class with the holders of any other series of Parity Shares having like voting rights (shares of any such series or class, including our Series A/B Preferred Stock, the “Voting Preferred Shares”), will have the right to elect two additional board members (notwithstanding the fact that the terms of our Series A/B Preferred Stock only provide for the election of one such director), or “Preferred Directors,” at an annual meeting of stockholders or a properly called special meeting of the holders of our Preferred Stock and such Voting Preferred Shares and at each subsequent annual meeting of stockholders until all such dividends have been paid and dividends for the then current quarterly period on our Preferred Stock and such Voting Preferred Shares have been paid or declared and set apart for payment. For the avoidance of doubt, in the election of the two Preferred Directors, any outstanding shares of our Series C/D/E Preferred Stock, our Series A/B Preferred Stock and other Voting Preferred Shares shall vote together as a class, and the affirmative vote of a plurality of the votes cast by holders of outstanding shares of our Series C/D/E Preferred Stock, our Series A/B Preferred Stock and other Voting Preferred Shares shall be required to elect each Preferred Director. In the event that our Series A/B Preferred Stock remains outstanding, but none of our Series C/D/E Preferred Stock remain outstanding, the current right of our Series A/B Preferred Stock to elect two directors upon the non-payment of six quarterly dividends shall, as originally contemplated by the terms of our Series A/B Preferred Stock, return to the right to elect only one director. Whenever all arrears in dividends on our Preferred Stock and our Voting Preferred Shares then outstanding have been paid and full dividends on our Preferred Stock and our Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of our Preferred Stock and our Voting Preferred Shares to elect two Preferred Directors will cease, the terms of office of each Preferred Director will terminate and the number of members of the board of directors will be reduced accordingly. However, the right of the holders of our Preferred Stock and our Voting Preferred Shares to elect the additional board members will again vest if and whenever six quarterly dividends are in arrears, as described above. In no event shall the holders of our Preferred Stock be entitled pursuant to these voting rights to elect a director that would cause us to fail to satisfy a requirement relating to director independence of any national securities exchange on which any class or series of our stock is listed.
The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Preferred Stock and all series of Voting Preferred Shares, acting as a single class regardless of series, either at a meeting of stockholders or by written consent, is required in order: (i) to amend, alter or repeal any provisions of our charter, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of our Preferred Stock or any series of Voting Preferred Shares, unless in connection with any such amendment, alteration or repeal, each share of Preferred Stock remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for equity interests of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof that are substantially similar to those of the Preferred Stock (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the series of Preferred Stock or Voting Preferred Shares, the consent of the holders of at least two-thirds of the votes entitled to be cast by the holders of all series similarly affected is required in lieu of (or, if such consent is required by law, in addition to) the consent of the holders of two-thirds of our Voting Preferred Shares as a class); or (ii) to authorize, create, or increase the authorized amount of, any class or series of capital stock or any security convertible into shares of any class or series having rights senior to our Preferred Stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up.
Conversion Rights of Preferred Stock
Series A/B Preferred Stock
The outstanding shares of our Series A/B Preferred Stock are not convertible into or exchangeable for any other property or securities of our Company.
Series C/D/E Preferred Stock
Upon the occurrence of a Series C/D/E Preferred Change of Control (as defined under “-Special Optional Redemption”), each holder of our Series C/D/E Preferred Stock will have the right, subject to our election to redeem our Series C Preferred Stock, our Series D Preferred Stock or our Series E Preferred Stock, as the case may be, as described above in “-Optional Redemption” and “-Special Optional Redemption,” prior to our Series C/D/E Preferred Change of Control Conversion Date (as defined below), to convert each share of our Series C Preferred Stock, our Series D Preferred Stock and our Series E Preferred Stock, as the case may be, held by such holder on our Series C/D/E Preferred Change of Control Conversion Date into a number of shares of our common stock equal to the lesser of: (i) the quotient obtained by dividing (a) the sum of the $25.00 liquidation preference per share of our Series C Preferred Stock, our Series D Preferred Stock or our Series E Preferred Stock, as the case may be, plus the amount of any accrued and unpaid dividends thereon to, but not including, our Series C/D/E Preferred Change of Control Conversion Date (unless our Series C/D/E Preferred Change of Control Conversion Date occurs after a dividend payment record date and prior to the corresponding dividend payment date for our Series C Preferred Stock, our Series D Preferred Stock or our Series E Preferred Stock, as the case may be, in which case no additional amount for such accrued and unpaid dividends will be included in this sum) by (b) the Common Stock Price (as defined below), and (ii) (A) with respect to our Series C Preferred Stock, 7.69231 (the “Series C Share Cap”), (B) with respect to our Series D Preferred Stock, 5.2966 (the “Series D Share Cap”) and (C) with respect to our Series E Preferred Stock, 3.2196 (the “Series E Share Cap” and, together with our Series C Share Cap and our Series D Share Cap, our “Share Cap”), subject to adjustments to the Share Cap for any splits, subdivisions or combinations of our common stock. As a result of the reverse stock split referred to in this prospectus, each of the Shares Caps will be adjusted to equal the number of shares of our common stock that is equivalent to the product obtained by multiplying (i) the applicable Share Cap by (ii) a fraction, the numerator of which is the number of shares of our common stock outstanding immediately after giving effect to the reverse stock split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such reverse stock split.
The “Series C/D/E Preferred Change of Control Conversion Date” is the date our Series C Preferred Stock, our Series D Preferred Stock or our Series E Preferred Stock, as the case may be, is to be converted, which will be a business day selected by us that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described in the articles supplementary regarding our Series C Preferred Stock, our Series D Preferred Stock or our Series E Preferred Stock, as the case may be, to their respective holders.
The “Common Stock Price” is (i) if the consideration to be received in our Series C/D/E Preferred Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of our common stock or (ii) if the consideration to be received in a Series C/D/E Preferred Change of Control by holders of our common stock is other than solely cash (x) the average of the closing sale prices per share of our common stock (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Series C/D/E Preferred Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by Pink OTC Markets Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Series C/D/E Preferred Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.

Transfer Restrictions
For us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year.
Our charter contains restrictions on the number of shares of our stock that a person may own. No person, including entities, may acquire or hold, directly or indirectly, in excess of 9.8% in value of the aggregate of the outstanding shares of our stock. In addition, no person, including entities, may acquire or hold, directly or indirectly, our common stock in excess of 9.8% (in value or number, whichever is more restrictive) of the aggregate of our outstanding shares of common stock.
Our charter further prohibits: (i) any person from beneficially or constructively owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, beneficial or constructive ownership that would result in our owning (directly or indirectly) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by us from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Code); and (ii) any person from transferring shares of our stock if the transfer would result, if effective, in our stock being owned by fewer than 100 persons. Any person who acquires or who attempts or intends to acquire shares of our stock that may violate any of these restrictions or who is the intended transferee of shares of our stock which are transferred to the trust is required to give us immediate written notice, or in the case of a proposed or attempted transaction, give at least 15 days prior written notice, and provide us with such information as we may request in order to determine the effect, if any, of the transfer on our qualification as a REIT.
The above restrictions will not apply if our board of directors determines that it is no longer in our best interests to continue to qualify as a REIT (or that compliance is no longer required for REIT qualification). Our board of directors, in its sole discretion, may exempt (prospectively or retroactively) a person from these limits, subject to such terms, conditions, representations and undertakings as it may determine and as are contained in our charter.
Any attempted transfer of shares of our stock that would result in shares of our stock being owned by fewer than 100 persons will be null and void, and the intended transferee shall acquire no rights in such shares. Any attempted transfer of our stock which, if effective, would result in any other violation of the above limitations, will cause the number of shares causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries and the proposed transferee will not acquire any rights in the shares. If the automatic transfer to the trust would not be effective for any reason to prevent the violation of the above limitations, then the transfer of that number of shares of stock that otherwise would cause the violation will be null and void, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the purported transfer. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the trust, will have no rights to dividends or other distributions and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust must be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, effective as of the date that the shares of stock are transferred to the trust, the trustee will have the authority, at the trustee’s discretion, to: (i) rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust; and (ii) recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If necessary to protect our qualification as a REIT, we may establish additional trusts with distinct trustees and charitable beneficiaries to which shares may be transferred. Furthermore, our charter grants our board of directors the authority to take other actions, including the redemption of shares of stock, that it deems advisable to prevent a violation of the transfer and ownership restrictions described above.
Within 20 days of receiving notice from us that shares of our stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of: (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the trust and (ii)

the price received by the trustee, net of any commission and other expenses of sale, from the sale or other disposition of the shares held in trust. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our stock have been transferred to the trust, the shares are sold by the proposed transferee, then: (i) the shares shall be deemed to have been sold on behalf of the trust; and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of: (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift); and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
All certificates representing shares of our stock will bear a legend referring to the restrictions described above.
Every owner of 5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our outstanding stock is required, within 30 days after the end of each taxable year, to give us written notice stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.
These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.
Transfer Agent and Registrar
The transfer agent and registrar for our stock is American Stock Transfer & Trust Company, LLC, New York, New York.
Differences between the Rights of Security Holders of NorthStar Realty and the Securities Being Offered:
Prior to the merger, Sub-REIT will amend its charter and bylaws to be substantially similar to those of NorthStar Realty as they currently exist, except for: (i) the name of the corporation; and (ii) the existence of our 12.5% Series Z Cumulative Non-Voting Preferred Stock, par value $0.01 per share, which stock is currently outstanding but is being redeemed simultaneously with the merger. At the effective time of the merger, these differences will no longer exist. Therefore, at the effective time of the merger, the rights associated with our common stock and will be substantially similar to those of NorthStar Realty common stock, the rights associated with our Series A Preferred Stock will be substantially similar to those of NorthStar Realty’s Series A Preferred Stock, the rights associated with our Series B Preferred Stock will be substantially similar to those of NorthStar Realty’s Series B Preferred Stock, the rights associated with our Series C Preferred Stock will be substantially similar to those of NorthStar Realty’s Series C Preferred Stock, the rights associated with our Series D Preferred Stock will be substantially similar to those of NorthStar Realty’s Series D Preferred Stock and the rights associated with our Series E Preferred Stock will be substantially similar to those of NorthStar Realty’s Series E Preferred Stock.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
Please note that in this section entitled “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “we,” “our” and “us” refer only to Sub-REIT and not to its subsidiaries unless the context otherwise requires. The following description of the terms of certain provisions of Maryland law and our charter and bylaws that will be in effect at the time of the merger is only a summary. For a complete description, we refer you to the MGCL and our charter and bylaws, which are filed as exhibits to the registration statement on Form S-4 of which this prospectus forms a part. This summary is qualified in its entirety by such exhibits.
Our Board of Directors
Our charter and bylaws provide that, subject to the rights of holders of one or more classes of series of preferred stock, the number of our directors may be established by our board of directors but may not be fewer than the minimum required by the MGCL (which is currently one) nor more than 15. Any vacancy will be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock, a director may be removed only by the affirmative vote of at least two‑thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the provisions in our charter and bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors (except by a substantial affirmative vote) and filling the vacancies created by the removal with their own nominees.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two‑year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.
After the five‑year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two‑thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute provides various exemptions from its provisions, including for business combinations that are exempted by our board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has exempted any business combinations: (i) between us and NorthStar Capital Investment Corp. or any of its affiliates; and (ii) between us and any person, provided that any such business combination is first approved by our board of directors (including a majority of our directors who are not affiliates or associates of such person). Consequently, the five‑year prohibition and the supermajority vote requirements will not apply to business combinations between Sub-REIT and any of them. As a result, such parties may be able to enter into business combinations with Sub-REIT that may not be in the best interest of our stockholders, without compliance with the supermajority vote requirements and the other provisions of the statute.
The business combination statute may discourage others from trying to acquire control of Sub-REIT and increase the difficulty of consummating any offer.
Control Share Acquisitions
Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of holders entitled to cast two‑thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one‑tenth or more but less than one‑third;

•	one‑third or more but less than a majority; or

•	a majority or more of all voting power.
Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The control share acquisition statute does not apply: (i) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or (ii) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. This provision may be amended or eliminated at any time in the future.
Amendment to Our Charter
Our charter, except its provisions relating to removal of directors and certain charter amendments related thereto, may be amended only if declared advisable by our board of directors and, to the extent stockholder approval is required, approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.
Dissolution
The dissolution of Sub-REIT must be declared advisable by our board of directors and approved by the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in our charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two‑thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by vote of the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.
Through provisions in our charter and bylaws, we already: (i) require a two‑thirds vote for the removal of any director from the board; (ii) vest in the board the exclusive power to fix the number of directorships and fill vacancies on the board; and (iii) require, unless called by our chairman of the board, president, chief executive officer or our board, the request of holders of a majority of outstanding shares to call a special meeting. Our charter prohibits us from classifying our board through an election under Subtitle 8 of Title 3 of the MGCL.
Advance Notice of Director Nominations and New Business
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to our board of directors and the proposal of business to be considered by stockholders may be made only: (i) pursuant to our notice of the meeting; (ii) by or at the discretion of our board of directors; or (iii) by a stockholder of record, both at the time of giving notice and at the time of the annual meeting, who is entitled to vote at the meeting in the election of directors and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to our board of directors at a special meeting may be made only: (i) by our board of directors; or (ii) provided that the special meeting has been called in accordance with our bylaws for the purposes of electing directors by a stockholder of record, both at the time of giving notice and at the time of the special meeting, who is entitled to vote at the meeting in the election of directors and who has complied with the advance notice provisions of our bylaws.
Anti‑Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our charter relating to removal of directors and filling vacancies on our board, the restrictions on ownership and transfer of our shares and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in the control of us that might involve a premium price for holders of our common stock or otherwise be in their best interest.
Indemnification for Liabilities of Our Directors, Officers and Controlling Persons
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from: (i) actual receipt of an improper benefit or profit in money, property or services; or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.
Our charter authorizes and our bylaws obligate us to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director of NorthStar and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as a present or former director or officer of Sub-REIT and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of Sub-REIT in any of the capacities described above and any employee or agent of Sub-REIT or a predecessor of Sub-REIT.
Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made, or threatened to be made, a party to, or witness in by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. A Maryland corporation may not indemnify a director or officer with respect to a proceeding by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or a proceeding charging improper personal benefit to the director or officer in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by or in the right of the corporation, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of: (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and (ii) a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
We have entered into indemnification agreements with each of our directors and executive officers which require that we indemnify such directors and officers to the maximum extent permitted by Maryland law and that we pay such persons’ expenses in defending any civil or criminal proceeding in advance of final disposition of such proceeding.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS
The validity of the common stock and preferred stock to be issued in connection with the merger will be passed upon for us by Venable LLP, Baltimore, Maryland, our Maryland counsel. Certain U.S. federal income tax consequences related to the merger will be passed upon for us by Hunton & Williams LLP, Richmond, Virginia and by Kramer Levin Naftalis & Frankel LLP, New York, NY.

EXPERTS
The financial statements and schedules included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the reports of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Report of Independent Registered Public Accounting Firm
Board of Directors and Stockholders
NRFC Sub-REIT Corp.
We have audited the accompanying consolidated balance sheets of NRFC Sub-REIT Corp. (a Maryland Corporation) and subsidiaries (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the three years in the period ended December 31, 2013. Our audits of the basic consolidated financial statements included the financial statement schedules. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NRFC Sub-REIT Corp. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
/s/ GRANT THORNTON LLP
New York, New York
June 12, 2014

NRFC SUB‑REIT CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	December 31,
	2013	2012
Assets
Cash and cash equivalents	$627,460	$440,237
Restricted cash	166,487	360,075
Operating real estate, net	2,370,183	1,390,546
Real estate debt investments, net (refer to Note 5)	1,031,078	1,832,231
Investments in private equity funds, at fair value (refer to Note 6)	586,018	—
Investments in and advances to unconsolidated ventures (refer to Note 7)	138,343	107,028
Real estate securities, available for sale (refer to Note 8)	1,035,075	1,108,393
Receivables, net of allowance of $1,151 and $1,526 as of December 31, 2013 and 2012, respectively	59,895	28,413
Receivables, related parties	25,262	23,706
Unbilled rent receivable, net of allowance of $307 as of December 31, 2013	15,006	16,129
Derivative assets, at fair value	3,469	6,229
Deferred costs and intangible assets, net	83,490	88,836
Assets of properties held for sale	30,063	—
Other assets	145,053	78,128
Total assets (1)	$6,316,882	$5,479,951
Liabilities
Mortgage and other notes payable	2,113,334	1,015,670
CDO bonds payable (refer to Note 9)	384,183	2,112,441
Securitization bonds payable	82,340	98,005
Credit facilities	70,038	61,088
Secured term loan	—	14,664
Exchangeable senior notes	—	35,611
Accounts payable and accrued expenses	68,418	40,224
Escrow deposits payable	90,929	90,032
Derivative liabilities, at fair value	52,204	170,840
Liabilities of assets held for sale	28,962	—
Other liabilities	73,874	86,075
Total liabilities(2)	2,964,282	3,724,650
Commitments and contingencies
Equity
NRFC Sub-REIT Corp. Stockholders’ Equity
Preferred stock, $625,000 aggregate liquidation preference as of December 31, 2013 and 2012	625	625
Common stock, $0.01 par value, 9,000 shares authorized, 100 shares issued and outstanding as of December 31, 2013 and 2012	—	—
Additional paid-in capital	2,859,478	1,276,763
Retained earnings (accumulated deficit)	476,693	497,833
Accumulated other comprehensive income (loss)	(11,194)	(28,950)
Total NRFC Sub-REIT Corp. stockholders’ equity	3,325,602	1,746,271
Non-controlling interests	26,998	9,030
Total equity	3,352,600	1,755,301
Total liabilities and equity	$6,316,882	$5,479,951

See accompanying notes to consolidated financial statements.

NRFC SUB‑REIT CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)
(Dollars in Thousands)

		December 31,
		2013	2012
(1)	Assets of consolidated VIEs included in the total assets above:
	Restricted cash	24,411	320,815
	Operating real estate, net	4,945	344,056
	Real estate debt investments, net	44,299	1,478,503
	Investments in and advances to unconsolidated ventures	—	59,939
	Real estate securities, available for sale	644,015	1,015,972
	Receivables, net of allowance	4,476	16,609
	Unbilled rent receivable	—	2,125
	Deferred costs and intangible assets, net	—	37,753
	Other assets	269	12,689
	Total assets of consolidated VIEs	$722,415	$3,288,461
(2)	Liabilities of consolidated VIEs included in the total liabilities above:
	Mortgage and other notes payable	—	228,446
	CDO bonds payable	384,183	2,112,441
	Secured term loan	—	14,664
	Accounts payable and accrued expenses	2,686	13,626
	Escrow deposits payable	22	67,406
	Derivative liabilities, at fair value	52,204	170,840
	Other liabilities	2,971	25,144
	Total liabilities of consolidated VIEs	$442,066	$2,632,567

See accompanying notes to consolidated financial statements.

NRFC SUB‑REIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands)

	Years Ended December 31,
	2013	2012	2011
Net interest income
Interest income (refer to Note 10)	$301,844	$386,053	$401,201
Interest expense on debt and securities	38,152	50,557	45,280
Net interest income on debt and securities	263,692	335,496	355,921
Other revenues
Rental and escalation income	235,492	112,496	108,549
Selling commissions and dealer manager fees, related parties	62,572	42,385	12,024
Asset management and other fees, related parties	27,301	7,916	959
Other revenue	5,420	2,272	925
Total other revenues	330,785	165,069	122,457
Expenses
Other interest expense	85,868	49,912	61,940
Real estate properties—operating expenses	73,668	18,679	22,611
Commission expense (refer to Note 10)	57,325	38,506	10,764
Other expenses	4,703	6,582	8,824
Transaction costs	12,464	2,571	—
Provision for (reversal of) loan losses, net	(8,786)	23,037	52,980
Provision for loss on equity investment	—	—	4,482
General and administrative expenses
Salaries and equity-based compensation (1)	64,726	62,313	66,183
Other general and administrative expenses	22,511	19,370	24,877
Total general and administrative expenses	87,237	81,683	91,060
Depreciation and amortization	93,470	47,499	42,806
Total expenses	405,949	268,469	295,467
Income (loss) from operations	188,528	232,096	182,911
Equity in earnings (losses) of unconsolidated ventures	85,477	88	(2,738)
Other income (loss)	38	20,258	4,162
Unrealized gain (loss) on investments and other	(31,916)	(508,240)	(517,117)
Realized gain (loss) on investments and other	44,567	60,485	81,364
Gain (loss) from deconsolidation of N-Star CDOs (refer to Note 3)	(299,802)	—	—
Gain from acquisition	—	—	89
Income (loss) from continuing operations	(13,108)	(195,313)	(251,329)
Income (loss) from discontinued operations	(8,356)	(128)	131
Gain on sale from discontinued operations	—	2,079	17,198
Net income (loss)	(21,464)	(193,362)	(234,000)
Net (income) loss attributable to non-controlling interests	402	(2,435)	(7,165)
Preferred stock dividends	(78)	(78)	(47)
Contingently redeemable non-controlling interest accretion	—	—	(5,178)
Net income (loss) attributable to NRFC Sub-REIT Corp. common stockholders	$(21,140)	$(195,875)	$(246,390)
___________________________________________

(1)	The years ended December 31, 2013, 2012 and 2011 include $17.0 million, $12.8 million and $11.7 million, respectively, of equity-based compensation expense.

See accompanying notes to consolidated financial statements.

NRFC SUB‑REIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Dollars in Thousands)

	Years Ended December 31,
	2013	2012	2011
Net income (loss)	$(21,464)	$(193,362)	$(234,000)
Other comprehensive income (loss):
Unrealized gain (loss) on real estate securities, available for sale	(557)	7,259	(7,506)
Reclassification of unrealized (gain) loss into realized gain (loss) on investments and other	(926)	—	—
Reclassification of swap (gain) loss into interest expense on debt and securities (refer to Note 15)	3,993	6,520	6,599
Reclassification of swap (gain) loss into gain (loss) from deconsolidation of N-Star CDOs (refer to Note 3)	15,246	—	—
Total other comprehensive income (loss)	17,756	13,779	(907)
Comprehensive income (loss)	(3,708)	(179,583)	(234,907)
Comprehensive (income) loss attributable to non-controlling interests	402	(2,435)	(7,165)
Comprehensive income (loss) attributable to NRFC Sub-REIT Corp.	$(3,306)	$(182,018)	$(242,072)

See accompanying notes to consolidated financial statements.

NRFC SUB‑REIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY
(Dollars and Shares in Thousands)

	Preferred Stock		Common Stock			Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total NRFC Sub-REIT Corp. Stockholders’ Equity
					Additional Paid-in Capital				Non-controlling Interests	Total Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2010	625	$625	100	$—	$716,933	$933,831	$(41,822)	$1,609,567	$14,085	$1,623,652
Capital contributions	—	—	—	—	—	—	—	—	144	144
Capital distributions	—	—	—	—	—	(4,616)	—	(4,616)	(13,202)	(17,818)
Other comprehensive income (loss)	—	—	—	—	—	—	(907)	(907)	—	(907)
Net income (loss)	—	—	—	—	—	(235,507)	—	(235,507)	1,507	(234,000)
Balance as of December 31, 2011	625	$625	100	$—	$716,933	$693,708	$(42,729)	$1,368,537	$2,534	$1,371,071
Capital contributions	—	—	—	—	559,830	—	—	559,830	8,756	568,586
Capital distributions	—	—	—	—	—	(78)	—	(78)	(7,053)	(7,131)
Redemption	—	—	—	—	—	—	—	—	2,358	2,358
Other comprehensive income (loss)	—	—	—	—	—	—	13,779	13,779	—	13,779
Net income (loss)	—	—	—	—	—	(195,797)	—	(195,797)	2,435	(193,362)
Balance as of December 31, 2012	625	$625	100	$—	$1,276,763	$497,833	$(28,950)	$1,746,271	$9,030	$1,755,301
Capital contributions	—	—	—	—	1,582,715	—	—	1,582,715	19,774	1,602,489
Capital distributions	—	—	—	—	—	(78)	—	(78)	(1,404)	(1,482)
Other comprehensive income (loss)	—	—	—	—	—	—	17,756	17,756	—	17,756
Net income (loss)	—	—	—	—	—	(21,062)	—	(21,062)	(402)	(21,464)
Balance as of December 31, 2013	625	$625	100	$—	$2,859,478	$476,693	$(11,194)	$3,325,602	$26,998	$3,352,600

See accompanying notes to consolidated financial statements.

NRFC SUB REIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	Years Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net income (loss)	$(21,464)	$(193,362)	$(234,000)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in (earnings) losses of PE Investments	(82,592)	—	—
Equity in (earnings) losses of unconsolidated ventures	(2,885)	(88)	2,738
Depreciation and amortization	94,840	48,894	42,806
Amortization of premium/accretion of discount on investments	(63,743)	(141,393)	(157,284)
Interest accretion on investments	(1,549)	(1,827)	(7,094)
Amortization of deferred financing costs	4,947	1,797	4,995
Amortization of equity-based compensation	16,961	12,817	11,682
Unrealized (gain) loss on investments and other	(20,813)	429,604	418,602
Realized gain (loss) on investments and other / other income	(44,606)	(60,485)	(98,651)
(Gain) loss from deconsolidation of N-Star CDOs	299,802	—	—
Gain on sale from discontinued operations/gain from acquisition	—	(2,079)	—
Reversal of accrued loss contingency and other costs	—	(20,000)	—
Accrued loss contingency	—	—	20,000
Impairment from discontinued operations	8,613	966	—
Distributions from PE Investments (refer to Note 6)	82,592	—	—
Distributions from unconsolidated ventures	4,744	2,656	709
Distributions from equity investments	7,028	—	—
Amortization of capitalized above/below market leases	(1,438)	(1,266)	(957)
Straight line rental income, net	(2,713)	(3,342)	(1,839)
Provision for loss on equity investment	—	—	4,482
Provision for (reversal of) loan losses, net	(8,786)	23,037	52,980
Allowance for uncollectible accounts	1,138	833	445
Other	151	598	—
Discount received	7,815	20,348	5,068
Changes in assets and liabilities:
Restricted cash	(6,846)	495	(1,794)
Receivables	(10,912)	969	78
Other assets	(924)	(3,286)	(1,182)
Receivables, related parties	(11,946)	(5,932)	(1,131)
Accounts payable and accrued expenses	32,397	(21,490)	13,551
Other liabilities	4,857	24,405	5,359
Net cash provided by (used in) operating activities	284,668	112,869	79,563
Cash flows from investing activities:
Acquisition of operating real estate, net	(1,624,959)	(298,776)	(4,028)
Improvements of operating real estate	(11,028)	(4,485)	—
Deferred costs and intangible assets	(776)	(575)	(1,820)
Net proceeds from sale of operating real estate	17,687	13,369	130,584
Origination of real estate debt investments, net	(744,209)	(308,774)	(97,509)
Acquisitions of real estate debt investments	(56,301)	(36,961)	(187,293)
Proceeds from sale of real estate debt investments (refer to Note 10)	106,845	18,109	208,748
Repayments on real estate debt investments	274,029	239,588	306,498
Investments in PE Investments (refer to Note 6)	(664,392)	—	—
Distribution from PE Investments (refer to Note 6)	135,607	—	—
Investment in and advances to unconsolidated ventures	(109,218)	(17,684)	(11,399)
Distributions from unconsolidated ventures	11,782	487	986
Acquisition of real estate securities, available for sale	(2,800)	(89,041)	(348,212)
Proceeds from the sales of real estate securities, available for sale	223,992	359,939	361,873
Repayments on real estate securities, available for sale	187,622	229,870	96,959
Change in restricted cash	(30,736)	(5,084)	(237,262)
Purchase of equity interest	—	—	(10,796)
Other assets	1,695	(32,347)	4,340
Net cash provided by (used in) investing activities	(2,285,160)	67,635	211,669
See accompanying notes to consolidated financial statements.

NRFC SUB‑REIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Dollars in Thousands)

	Years Ended December 31,
	2013	2012	2011
Cash flows from financing activities:
Borrowings from mortgage notes	$1,252,085	$241,400	$37,445
Repayments of mortgage notes	(21,272)	(8,987)	(221,931)
Proceeds from CDO bond reissuance	23,725	89,637	—
Proceeds from CDO bonds	—	10,000	64,744
Repayments of CDO bonds	(655,575)	(693,705)	(386,167)
Repurchases of CDO bonds	(44,222)	(98,818)	(75,314)
Proceeds from securitization bonds payable	—	98,131	—
Paydowns on securitization bonds payable	(15,794)	—	—
Borrowings from credit facilities	147,748	134,775	65,566
Repayments of credit facilities	(138,798)	(137,946)	(1,307)
Repayments of secured term loan	(105)	(18)	(22,199)
Repurchases and repayment of exchangeable senior notes	(35,710)	—	—
Payment of deferred financing costs	(17,771)	(7,962)	(4,305)
Purchase of derivative instruments	(9,563)	(8,920)	(8,500)
Settlement of derivative instruments	—	(11,175)	(26,890)
Collateral held by derivative counterparties	—	—	23,281
Change in restricted cash	134,504	(41,524)	312,331
Capital contributions	1,550,171	549,368	—
Capital distributions	(78)	(78)	(15,801)
Contributions from non-controlling interests	19,774	8,755	144
Distributions to non-controlling interests	(1,404)	(7,052)	(13,202)
Net cash provided by (used in) financing activities	2,187,715	115,881	(272,105)
Net increase (decrease) in cash and cash equivalents	187,223	296,385	19,127
Cash and cash equivalents—beginning of period	440,237	143,852	124,725
Cash and cash equivalents—end of period	$627,460	$440,237	$143,852
See accompanying notes to consolidated financial statements.

NRFC SUB REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Business and Organization
NRFC Sub-REIT Corp. (the “Company”), a Maryland Corporation, is the entity through which NorthStar Realty Finance Limited Partnership (“NRFLP”), conducts substantially all of its business and owns (either directly or through subsidiaries) substantially all of the assets of NorthStar Realty Finance Corp. (“NRF”) an internally managed real estate investment trust (“REIT”). NRFLP owns 100% of the common shares and 80% of the preferred shares of the Company.
The proceeds from NRF’s public issuances of common and preferred stock are distributed to NRFLP in the form of common and preferred units and to the Company as capital contributions. In addition, the amortization of equity-based compensation related to limited partnership interests in NRFLP which are structured as profits interests (“LTIP Units”) are treated as capital contributions.
On December 10, 2013, NRF announced that its board of directors unanimously approved a plan to spin‑off its asset management business into a separate publicly‑traded company in the form of a tax‑free distribution. In connection with the spin-off, NRF formed NorthStar Asset Management Group Inc. (“NSAM”). Upon completion of the spin-off, NRF will be externally managed by an affiliate of NSAM through a management contract with an initial term of 20 years. NSAM will also manage NRF’s sponsored non‑traded REITs: NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”), NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”) and NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), collectively referred to as the Sponsored Companies. In addition, NSAM will own NorthStar Realty Securities, LLC (“NorthStar Securities”), a captive broker-dealer platform and perform other asset management‑related services. The entities that manage the Sponsored Companies will become subsidiaries of NSAM as part of the spin-off. The spin-off is expected to be completed on or about June 30, 2014.
All references herein to the Company refer to NRFC Sub‑REIT Corp. and its consolidated subsidiaries, collectively, unless the context otherwise requires.
2. Summary of Significant Accounting Policies
Basis of Accounting
The accompanying consolidated financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. The Company consolidates variable interest entities (“VIE”) where the Company is the primary beneficiary and voting interest entities which are generally majority owned or otherwise controlled by the Company. All significant intercompany balances are eliminated in consolidation.
Variable Interest Entities
A VIE is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. The Company bases its qualitative analysis on its review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity.
The Company reassesses its initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events.
A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. The Company determines whether it is the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for the Company or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

designed to create and pass through to its variable interest holders and the similarity with and significance to the business activities of the Company and the other interests. The Company reassesses its determination of whether it is the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIEs and general market conditions.
The Company evaluates its CRE debt and securities, investments in unconsolidated ventures and securitization financing transactions, such as its collateralized debt obligations (“CDOs”) to determine whether they are a VIE. The Company analyzes new investments and financings, as well as reconsideration events for existing investments and financings, which vary depending on type of investment or financing.
Voting Interest Entities
A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If the Company has a majority voting interest in a voting interest entity, the entity will generally be consolidated. The Company does not consolidate a voting interest entity if there are substantive participating rights by other parties and/or kick-out rights by a single party.
The Company performs on-going reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework.
Investments in and Advances to Unconsolidated Ventures
The Company has non-controlling, unconsolidated ownership interests in entities that may be accounted for using the equity method, at fair value or the cost method.
Under the equity method, the investment is adjusted each period for capital contributions and distributions and its share of the entity’s net income (loss). Capital contributions, distributions and net income (loss) of such entities are recorded in accordance with the terms of the governing documents. Allocations of net income (loss) may differ from the stated ownership percentage interest in such entities as a result of preferred returns and allocation formulas, if any, as described in such governing documents.
The Company may account for an investment in an unconsolidated entity at fair value by electing the fair value option. The Company elected the fair value option for its investments (directly or indirectly in joint ventures) that own limited partnership interests in real estate private equity funds (“PE Investments”) and certain components of the Company’s investment in RXR Realty LLC (“RXR Realty”). PE Investments are recorded as investments in private equity funds, at fair value on the consolidated balance sheets. The Company records the change in fair value for its share of the projected future cash flow of such investments from one period to another in equity in earnings (losses) from unconsolidated ventures in the consolidated statements of operations. Any change in fair value attributed to market related assumptions is considered unrealized gain (loss).
The Company may account for investments that do not qualify for equity method accounting or for which the fair value option was not elected using the cost method if the Company determines the investment in the unconsolidated entity is insignificant. Under the cost method, equity in earnings is recorded as dividends are received to the extent they are not considered a return of capital, which is recorded as a reduction of cost of the investment.
Non-controlling Interests
A non-controlling interest in a consolidated subsidiary is defined as the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to the Company. Non-controlling interests are required to be presented as a separate component of equity on the consolidated balance sheets and presented separately as net income (loss) and other comprehensive income (loss) (“OCI”) attributable to controlling and non-controlling interests. Allocations to non-controlling interests may differ from the stated ownership percentage interest in such entities as a result of preferred returns and allocation formulas, if any, as described in such governing documents.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that could affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates and assumptions.
Reclassifications
Certain prior period amounts have been reclassified in the consolidated financial statements to conform to current period presentation.
Comprehensive Income (Loss)
The Company reports consolidated comprehensive income (loss) in separate statements following the consolidated statements of operations. Comprehensive income (loss) is defined as the change in equity resulting from net income (loss) and OCI. The components of OCI principally include: (i) unrealized gain (loss) on real estate securities available for sale for which the fair value option is not elected; and (ii) the reclassification of unrealized gain (loss) on derivative instruments that are or were deemed to be effective hedges.
Cash and Cash Equivalents
The Company considers all highly-liquid investments with a remaining maturity date of three months or less to be cash equivalents. Cash, including amounts restricted, may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash and cash equivalents with major financial institutions. To date, the Company has not experienced any losses on cash and cash equivalents.
Restricted Cash
Restricted cash consists of amounts related to operating real estate (escrows for taxes, insurance, capital expenditures, tenant security deposits, payments required under certain lease agreements), loan origination (escrow deposits) and the Company’s CDO and securitization financing transactions. Restricted cash in CDO financing transactions represent proceeds from repayments and/or sales and since the CDO financing transactions are past their respective reinvestment period, the cash is being distributed in accordance with priority of cash flows set forth in the respective CDO’s governing documents.
Fair Value Option
The fair value option provides an election that allows a company to irrevocably elect fair value for certain financial assets and liabilities on an instrument-by-instrument basis at initial recognition. The Company will generally not elect the fair value option for its assets and liabilities. However, the Company may elect to apply the fair value option for certain investments. Any change in fair value for assets and liabilities for which the election is made is recognized in earnings.
Operating Real Estate
Operating real estate is carried at historical cost less accumulated depreciation. Costs directly related to an acquisition deemed to be a business combination are expensed and included in transaction costs in the consolidated statements of operations. Ordinary repairs and maintenance are expensed as incurred. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over their useful life.
Operating real estate is depreciated using the straight-line method over the estimated useful lives of the assets, summarized as follows:

Category:	Term:
Building (fee interest)	30 to 40 years
Building improvements	Lesser of the useful life or remaining life of the building
Building (leasehold interest)	Lesser of 40 years or remaining term of the lease
Land improvements	10 to 30 years
Tenant improvements	Lesser of the useful life or remaining term of the lease
The Company follows the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant and land improvements and other identified intangibles. The Company evaluates whether real estate acquired in connection with a foreclosure, UCC/deed in lieu of foreclosure or a consentual modification of a

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

loan (herein collectively referred to as taking title to collateral) (“REO”) constitutes a business and whether business combination accounting is appropriate. Any excess upon taking title to collateral between the carrying value of a loan over the estimated fair value of the property is charged to provision for loan losses.
Operating real estate, including REO, which has met the criteria to be classified as held for sale, is separately presented on the consolidated balance sheets. Such operating real estate is recorded at the lower of its carrying value or its estimated fair value less the cost to sell. Once a property is determined to be held for sale, depreciation is no longer recorded. In addition, the results of operations are reclassified to income (loss) from discontinued operations in the consolidated statements of operations.
Minimum rental amounts due under leases are generally either subject to scheduled fixed increases or adjustments. The following table presents approximate future minimum rental income under noncancelable operating leases to be received over the next five years and thereafter as of December 31, 2013 (dollars in thousands):

Years Ending December 31:
2014(1)	$80,574
2015	78,507
2016	72,240
2017	58,729
2018	46,775
Thereafter	158,655
Total	$495,480
_______________________

(1)	Excludes rental income from manufactured housing communities and multifamily properties that are subject to short-term leases.
Real Estate Debt Investments
CRE debt investments are generally intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. CRE debt investments that are deemed to be impaired are carried at amortized cost less a loan loss reserve, if deemed appropriate, which approximates fair value. CRE debt investments where the Company does not have the intent to hold the loan for the foreseeable future or until its expected payoff are classified as held for sale and recorded at the lower of cost or estimated value.
Real Estate Securities
The Company classifies its CRE securities investments as available for sale on the acquisition date, which are carried at fair value. The Company historically elected to apply the fair value option for its CRE securities investments. For those CRE securities for which the fair value option was elected, any unrealized gains (losses) from the change in fair value is recorded in unrealized gains (losses) on investments and other in the consolidated statements of operations.
The Company may decide to not elect the fair value option for certain CRE securities due to the nature of the particular instrument. For those CRE securities for which the fair value option was not elected, any unrealized gains (losses) from the change in fair value is recorded as a component of accumulated OCI in the consolidated statements of equity, to the extent impairment losses are considered temporary.
Deferred Costs
Deferred costs include deferred financing costs and deferred lease costs. Deferred financing costs represent commitment fees, legal and other third-party costs associated with obtaining financing. These costs are amortized to interest expense over the term of the financing using either the effective interest method or straight-line method depending on the type of financing. Unamortized deferred financing costs are expensed when the associated borrowing is refinanced or repaid before maturity. Costs incurred in seeking financing transactions, which do not close, are expensed in the period such financing transaction was terminated. Deferred lease costs consist of fees incurred to initiate and renew operating leases, which are amortized on a straight-line basis over the remaining lease term and is recorded to depreciation and amortization in the consolidated statements of operations.
Identified Intangibles
The Company records acquired identified intangibles, which includes intangible assets (value of the above-market leases, in-place leases and other intangibles) and intangible liabilities (value of below-market leases), based on estimated fair value. The

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

value allocated to the above or below-market leases is amortized over the remaining lease term as a net adjustment to rental income. Other intangible assets are amortized into depreciation and amortization expense on a straight-line basis over the remaining lease term. Identified intangible assets are recorded in deferred costs and intangible assets and identified intangible liabilities are recorded in other liabilities on the consolidated balance sheets.
The following table presents identified intangibles as of December 31, 2013 and 2012 (dollars in thousands):

	December 31, 2013			December 31, 2012
			Intangible			Intangible
	Intangible Assets (1)		Liabilities (1)	Intangible Assets		Liabilities
	Above-market Leases	Other	Below-market Leases	Above-market Leases	Other	Below-market Leases
Gross amount	$6,264	$93,037	$19,499	$21,180	$106,453	$42,017
Accumulated amortization	(4,351)	(42,185)	(10,799)	(7,646)	(46,329)	(13,919)
Total	$1,913	$50,852	$8,700	$13,534	$60,124	$28,098
_____________________________________________________
(1) The decrease from prior year relates to the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.
The Company recorded amortization of acquired above-market leases, net of acquired below-market leases, of $1.4 million, $1.4 million and $1.0 million for the years ended December 31, 2013, 2012 and 2011, respectively. Amortization of other intangible assets was $15.4 million, $13.7 million and $13.4 million for the years ended December 31, 2013, 2012 and 2011, respectively.
Estimated annual amortization of intangible assets and liabilities is presented as follows (dollars in thousands):

Years Ending December 31:	Above and Below Market Leases, Net (1)	Other Intangibles (1)
2014	$934	$11,799
2015	873	10,474
2016	855	9,307
2017	898	7,293
2018	571	5,388
Thereafter	2,656	6,591
Total	$6,787	$50,852
______________________________________________________
(1) Identified intangibles will be amortized through periods ending December 2025.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Other Assets and Other Liabilities
The following table presents a summary of other assets and other liabilities as of December 31, 2013 and 2012 (dollars in thousands):

	December 31,
Other assets:	2013	2012
Manufactured homes	$69,217	$12,707
Notes receivable	38,418	3,579
Investment-related reserves and deposits	11,127	32,325
Furniture, fixtures and equipment, net	6,977	6,821
Prepaid expenses	5,361	3,412
Timeshare	462	3,467
Other	13,491	15,817
Total	$145,053	$78,128

	December 31,
Other liabilities:	2013	2012
PE Investment III deferred purchase price (refer to Note 6)	$39,760	$—
Unearned revenue	2,029	46,677
Security deposits	9,294	5,247
Below-market leases	8,700	28,098
Other	14,091	6,053
Total	$73,874	$86,075
Revenue Recognition
Operating Real Estate
Rental and escalation income from operating real estate is derived from leasing of space to various types of tenants and healthcare operators. The leases are for fixed terms of varying length and generally provide for annual rentals and expense reimbursements to be paid in monthly installments. Rental income from leases is recognized on a straight-line basis over the term of the respective leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in unbilled rent receivable on the consolidated balance sheets. Escalation income represents revenue from tenant/operator leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes paid by the Company on behalf of the respective property. This revenue is accrued in the same period as the expenses are incurred.
Real Estate Debt Investments
Interest income is recognized on an accrual basis and any related premium, discount, origination costs and fees are amortized over the life of the investment using the effective interest method. The amortization is reflected as an adjustment to interest income in the consolidated statements of operations. The amortization of a premium or accretion of a discount is discontinued if such loan is reclassified to held for sale.
Loans acquired at a discount with deteriorated credit quality are accreted to expected recovery, which takes into consideration the contractual cash flow of the loan, adjusted for the impact of any prepayments, and expected future cash flow the Company expects to receive. The Company continues to estimate the amount of recovery over the life of such loans. A subsequent change in expected future cash flow is recognized as an adjustment to the accretable yield prospectively over the remaining life of such loan.
Real Estate Securities
Interest income is recognized using the effective interest method with any premium or discount amortized or accreted through earnings based on expected cash flow through the expected maturity date of the security. Changes to expected cash flow may result in a change to the yield which is then applied retrospectively for high-credit quality securities that cannot be prepaid or otherwise settled in such a way that the holder would not recover substantially all of the investment or prospectively for all other securities to recognize interest income.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Selling Commissions and Dealer Manager Fees
Selling commissions and dealer manager fees represent income earned from selling equity in the Sponsored Companies through NorthStar Securities, while such companies are raising capital for their respective public offerings. Selling commissions and dealer manager fees and commission expense are accrued on a trade date basis. The Company is currently raising capital for NorthStar Healthcare and NorthStar Income II. NorthStar Income, the Company’s first sponsored company, successfully completed its $1.1 billion public offering on July 1, 2013.
Asset Management and Other Fees
Asset management and other fees include asset management, incentive and other fees, such as acquisition and disposition fees, earned from the Sponsored Companies. Base asset management and other fees are recognized based on contractual terms specified in the underlying governing documents in the periods during which the related services are performed and the amounts have been contractually earned. Incentive fees and payments are recognized subject to the achievement of return hurdles in accordance with the respective terms set forth in each respective governing agreement of the Sponsored Companies.
Credit Losses and Impairment on Investments
Operating Real Estate
The Company’s real estate portfolio is reviewed on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value of its operating real estate may be impaired or that its carrying value may not be recoverable. A property’s value is considered impaired if the Company’s estimate of the aggregate expected future undiscounted cash flow generated by the property is less than the carrying value. In conducting this review, the Company considers U.S. macroeconomic factors, real estate sector conditions and asset specific and other factors. To the extent an impairment has occurred, the loss is measured as the excess of the carrying value of the property over the estimated fair value and recorded in impairment on operating real estate in the consolidated statements of operations.
An allowance for a doubtful account for a tenant/operator receivable is established based on a periodic review of aged receivables resulting from estimated losses due to the inability of tenant/operator to make required rent and other payments contractually due. Additionally, the Company establishes, on a current basis, an allowance for future tenant/operator credit losses on unbilled rent receivable based on an evaluation of the collectability of such amounts.
Real Estate Debt Investments
Loans are considered impaired when based on current information and events, it is probable that the Company will not be able to collect principal and interest amounts due according to the contractual terms. The Company assesses the credit quality of the portfolio and adequacy of loan loss reserves on a quarterly basis, or more frequently as necessary. Significant judgment of the Company is required in this analysis. The Company considers the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the loan, a loan loss reserve is recorded with a corresponding charge to provision for loan losses. The loan loss reserve for each loan is maintained at a level that is determined to be adequate by management to absorb probable losses.
Income recognition is suspended for a loan at the earlier of the date at which payments become 90-days past due or when, in the opinion of the Company, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired loan is in doubt, all payments are applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired loan is not in doubt, contractual interest is recorded as interest income when received, under the cash basis method until an accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. A loan is written off when it is no longer realizable and/or legally discharged.
Investments in and Advances to Unconsolidated Ventures
The Company reviews its investments in unconsolidated ventures for which the Company did not elect the fair value option on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value may be impaired or that its carrying value may not be recoverable. An investment is considered impaired if the projected net recoverable amount

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

over the expected holding period is less than the carrying value. In conducting this review, the Company considers U.S. macroeconomic factors, including real estate sector conditions, together with asset specific and other factors. To the extent an impairment has occurred and is considered to be other than temporary, the loss is measured as the excess of the carrying value of the investment over the estimated fair value and recorded in provision for loss on equity investment in the consolidated statements of operations.
Real Estate Securities
CRE securities for which the fair value option is elected are not evaluated for other-than-temporary impairment (“OTTI”) as any change in fair value is recorded in the consolidated statements of operations. Realized losses on such securities are reclassified to realized gain (loss) on investments and other as losses occur.
CRE securities for which the fair value option is not elected are evaluated for OTTI quarterly. Impairment of a security is considered to be other-than-temporary when: (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. When a CRE security has been deemed to be other-than-temporarily impaired due to (i) or (ii), the security is written down to its fair value and an OTTI is recognized in the consolidated statements of operations. In the case of (iii), the security is written down to its fair value and the amount of OTTI is then bifurcated into: (a) the amount related to expected credit losses; and (b) the amount related to fair value adjustments in excess of expected credit losses. The portion of OTTI related to expected credit losses is recognized in the consolidated statements of operations. The remaining OTTI related to the valuation adjustment is recognized as a component of accumulated OCI in the consolidated statements of equity. The portion of OTTI recognized through earnings is accreted back to the amortized cost basis of the security through interest income, while amounts recognized through OCI are amortized over the life of the security with no impact on earnings. CRE securities which are not high-credit quality are considered to have an OTTI if the security has an unrealized loss and there has been an adverse change in expected cash flow. The amount of OTTI is then bifurcated as discussed above. As of December 31, 2013, the Company did not have any OTTI recorded on its CRE securities.
Troubled Debt Restructuring
CRE debt investments modified in a troubled debt restructuring (“TDR”) are modifications granting a concession to a borrower experiencing financial difficulties where a lender agrees to terms that are more favorable to the borrower than is otherwise available in the current market. Management judgment is necessary to determine whether a loan modification is considered a TDR. Troubled debt that is fully satisfied via taking title to collateral, repossession or other transfers of assets is generally included in the definition of TDR. Loans acquired as a pool with deteriorated credit quality that have been modified are not considered a TDR.
Derivatives
Derivatives are used to manage exposure to interest rate risk. For derivatives that qualify as cash flow hedges, the effective portion of changes in fair value of derivatives designated as a hedge is recorded in accumulated OCI and is subsequently reclassified into income in the period that the hedged item affects income. Amounts reported in OCI relate to the hedge of the Company’s floating-rate borrowings are reclassified to interest expense as interest payments are made on associated borrowings.
The change in fair value for derivatives that do not qualify as a hedge for U.S. GAAP is recorded in earnings. When the Company elected the fair value option for certain of its borrowings, any derivatives designated as a qualifying hedge at the time no longer qualified for hedge accounting given that the underlying borrowing will be remeasured with changes in the fair value recorded in earnings. For such derivatives, the unrealized gain (loss) at that time will remain in accumulated OCI and will be reclassified into earnings over the life of the associated borrowing, with current changes in fair value recorded in earnings.
Equity-Based Compensation
The Company accounts for NRF’s equity-based compensation awards using the fair value method, which requires an estimate of fair value of the award at the time of grant. Awards may be based on a variety of measures such as time, performance, market or a combination thereof. For service-based awards, the Company recognizes compensation expense over the vesting period on a straight-line basis. For awards with performance or market measures, the Company recognizes compensation expense over the requisite service period, using the accelerated attribution expense method. For performance-based measures, compensation expense, net of estimated forfeitures, is recorded based on the Company’s estimate of the probable achievement

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

of such measures. For market-based measures, the Company recognizes compensation expense based on the initial estimate of the fair value of the award using a binomial model.
For awards with a combination of performance or market measures, the Company estimates the fair value as if it were two separate awards. First, the Company estimates the probability of achieving the performance measure. If it is not probable the performance condition will be met, the Company records the compensation expense based on the fair value of the market measure. This expense is recorded even if the market-based measure is never met. If the performance-based measure is subsequently estimated to be achieved, the Company records compensation expense based upon the performance-based measure. The Company would then record a cumulative catch-up adjustment for any additional compensation expense.
Foreign Currency Remeasurement
Assets and liabilities denominated in non-U.S. currencies are remeasured at rates of exchange prevailing on the reporting date and revenues and expenses are remeasured at average rates of exchange for the period. The Company’s functional currency of its euro-dominated investment is the U.S. dollar, therefore, any gains or losses from the remeasurement of foreign currency to U.S. dollars are included in the consolidated statements of operations.
Income Taxes
The Company has elected to be taxed as a REIT and to comply with the related provisions of the Internal Revenue Code of 1986, as amended, the (“Code”). Accordingly, the Company generally will not be subject to U.S. federal income tax to the extent of its distributions to stockholders and as long as certain asset, income and share ownership tests are met. To maintain its qualification as a REIT, the Company must annually distribute at least 90% of its REIT taxable income to its stockholders and meet certain other requirements. The Company may also be subject to certain state, local and franchise taxes. Under certain circumstances, federal income and excise taxes may be due on its undistributed taxable income. If the Company were to fail to meet these requirements, it would be subject to U.S. federal income tax, which could have a material adverse impact on its results of operations and amounts available for distributions to its stockholders. The Company believes that all of the criteria to maintain the Company’s REIT qualification have been met for the applicable periods, but there can be no assurance that these criteria will continue to be met in subsequent periods.
The Company maintains various taxable REIT subsidiaries (“TRSs”) which may be subject to U.S. federal, state and local income taxes and foreign taxes. In general, a TRS of the Company may perform non-customary services for tenants of the Company, hold assets that the Company cannot hold directly and may engage in any real estate or non-real estate-related business. A TRS is subject to regular corporate income tax. The Company has established several TRSs in jurisdictions for which no taxes are assessed on corporate earnings. However, the Company must include in earnings the income from these TRSs even if it has received no cash distributions. Current and deferred taxes are provided on the portion of earnings (losses) recognized by the Company with respect to its interest in domestic TRSs. Deferred income tax assets and liabilities are calculated based on temporary differences between the Company’s U.S. GAAP consolidated financial statements and the federal and state income tax basis of assets and liabilities as of the consolidated balance sheet date. The Company evaluates the realizability of its deferred tax assets (e.g., net operating loss and capital loss carryforwards) and recognizes a valuation allowance if, based on the available evidence, it is more likely than not that some portion or all of its deferred tax assets will not be realized. When evaluating the realizability of its deferred tax assets, the Company considers estimates of expected future taxable income, existing and projected book/tax differences, tax planning strategies available and the general and industry specific economic outlook. This realizability analysis is inherently subjective, as it requires the Company to forecast its business and general economic environment in future periods. Changes in estimate of deferred tax asset realizability, if any, are included in tax expense in the consolidated statements of operations. One of the Company’s TRSs had net operating losses of $20.6 million which can generally be used to offset future operating income for up to 20 years. As of December 31, 2013, the Company has a deferred tax asset of $8.0 million, principally as a result of net operating losses. The Company had concluded that it is more likely than not that the net operating losses will not be used during the carryforward period, and as such, the Company has established a valuation allowance against the deferred tax asset.
From time-to-time, the Company’s TRSs generate taxable income from intercompany transactions. The TRS entities generate taxable revenue from fees for services provided to the Company’s various lines of business. Certain entities may be consolidated in the Company’s financial statements. In consolidation, these fees are eliminated when the entity is included in the consolidated group. Nonetheless, all income taxes are accrued by the TRSs in the year in which the taxable revenue is received. These income taxes are not eliminated when the related revenue is eliminated in consolidation.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Certain TRS entities are domiciled in non-U.S. jurisdictions and, accordingly, taxable income generated by these entities may not be subject to local income taxation, but generally are included in the Company’s taxable income on a current basis, whether or not distributed. Upon distribution of any previously included income, no incremental U.S. federal, state or local income taxes would be payable by the Company.
The TRS entities may be subject to tax laws that are complex and potentially subject to different interpretations by the taxpayer and the relevant governmental taxing authorities. In establishing a provision for income tax expense, the Company must make judgments and interpretations about the application of these inherently complex tax laws. Actual income taxes paid may vary from estimates depending upon changes in income tax laws, actual results of operations and the final audit of tax returns by taxing authorities. Tax assessments may arise several years after tax returns have been filed. The Company reviews the tax balances of its TRS entities quarterly and as new information becomes available, the balances are adjusted as appropriate.
The Company has assessed its tax positions for all open tax years, which includes 2010 to 2013 and concluded there were no material uncertainties to be recognized. The Company’s accounting policy with respect to interest and penalties is to classify these amounts as interest expense. The Company has not recognized any such amounts related to uncertain tax positions for the years ended December 31, 2013, 2012 and 2011.
Recent Accounting Pronouncements
In December 2011, the Financial Accounting Standards Board (“FASB”) issued an accounting update that concluded when a parent ceases to have a controlling financial interest in a subsidiary that is in substance real estate as a result of default on the subsidiary’s non-recourse borrowing, the reporting entity must apply sales accounting to the real estate to determine whether it should derecognize the in substance real estate. The reporting entity is precluded from derecognizing the real estate until legal ownership has been transferred to the lender to satisfy the borrowing. The requirements of the accounting update were effective for the Company in the first quarter 2013 and are applied on a prospective basis. The Company adopted the provisions of the update and it did not have a material impact on the consolidated financial statements.
In February 2013, the FASB issued an accounting update to present the reclassification adjustments to OCI by component on the face of the statement of operations or in the notes to the consolidated financial statements. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety into earnings, an entity is required to cross-reference to other disclosures required under U.S. GAAP to provide additional detail about those amounts. The Company adopted the provisions of the update and it did not have a material impact on the consolidated financial statements.

3. Variable Interest Entities
As of December 31, 2013, the Company has identified the following consolidated and unconsolidated VIEs.
CDO Financing Transactions
The Company sponsored nine CDOs, three of which were primarily collateralized by CRE debt and six of which were primarily collateralized by CRE securities. The Company acquired equity interests of two CRE debt focused CDOs, the CSE RE 2006-A CDO (“CSE CDO”) and the CapLease 2005-1 CDO (“CapLease CDO”). In the case of the CSE CDO, the Company was delegated the collateral management and special servicing rights, and for the CapLease CDO, the Company acquired the collateral management rights. These CDOs are collectively referred to as the N-Star CDOs and their assets are referred to as legacy investments. All N-Star CDOs are considered VIEs. At the time of issuance of the sponsored CDOs, the Company retained the below investment grade bonds, which are referred to as subordinate bonds, and preferred shares and equity notes, which are referred to as equity interests. In addition, the Company repurchased CDO bonds originally issued to third parties at discounts to par. These repurchased CDO bonds and retained subordinate bonds are herein collectively referred to as N-Star CDO bonds.
The collateral for the CRE debt CDO financing transactions primarily includes first mortgage loans, subordinate interests, mezzanine loans, credit tenant loans and other loans. The collateral for the CDO financing transactions primarily collateralized by CRE securities includes commercial mortgage-backed securities (“CMBS”), unsecured REIT debt and CDO notes backed primarily by CRE securities and debt. Assets of each of the VIEs may only be used to settle obligations of the respective VIE. Creditors of each of the VIEs have no recourse to the general credit of the Company.
Consolidated N-Star CDOs

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As of December 31, 2013, the Company serves as collateral manager and/or special servicer for N-Star CDOs I, III, V and IX which are primarily collateralized by CRE securities. The Company consolidates these entities as the Company has the power to direct the activities that most significantly impact the economic performance of these CDOs and therefore continues to be the primary beneficiary.
The Company is not contractually required to provide financial support to any of these consolidated VIEs, however, the Company, in its capacity as collateral manager/collateral manager delegate and/or special servicer, may in its sole discretion provide support such as protective and other advances it deems appropriate. The Company did not provide any other financial support to any of its consolidated VIEs for the years ended December 31, 2013 and 2012.
Unconsolidated N-Star CDOs
The Company delegated the collateral management rights for N-Star CDOs IV, VI and VIII and the CapLease CDO on September 30, 2013 and the CSE CDO on December 31, 2013 to a third-party collateral manager who is entitled to a percentage of the senior and subordinate collateral management fees. The Company continues to receive fees as named collateral manager or collateral manager delegate and retained administrative responsibilities. The Company evaluated the reconsideration event and determined that these CDOs were still VIEs as the equity investors do not have the characteristics of a controlling financial interest. The Company evaluated the fees paid to the third-party collateral manager and concluded that the third party was acting as a principal. The Company no longer has the power to direct the activities that most significantly impact the economic performance of these CDOs, which includes but is not limited to selling collateral, and therefore is no longer the primary beneficiary of such CDOs. As a result, the Company deconsolidated the assets and liabilities for N-Star CDOs IV, VI and VIII and the CapLease CDO on September 30, 2013 and the CSE CDO on December 31, 2013.
In July 2013, the Company determined it no longer had the power to direct the activities that most significantly impact the economic performance of N-Star CDO VII due to the ability of a single party to remove the Company as collateral manager as a result of an existing event of default. The Company was no longer the primary beneficiary of N-Star CDO VII, and as a result, in the third quarter 2013, the Company deconsolidated the assets and liabilities of this CDO. Similar events of default in the future, if they occur, could cause the Company to deconsolidate additional CDO financing transactions. In the fourth quarter 2013, N-Star CDO VII was liquidated.
The deconsolidation of the N-Star CDOs resulted in a non-cash loss on deconsolidation recorded in the consolidated statement of operations for the year ended December 31, 2013 summarized as follows (dollars in thousands):

Assets of deconsolidated N-Star CDOs	$(2,198,761)
Liabilities of deconsolidated N-Star CDOs	1,770,907
Subtotal of net assets deconsolidated	(427,854)
N-Star CDO bonds (1)	191,449
N-Star CDO equity (1)	159,437
Other(2)	(166,739)
Subtotal	184,147
Reclassification of unrealized gain (loss) to gain (loss) from deconsolidation	(40,849)
Reclassification from OCI of swap gain (loss) into gain (loss) from deconsolidation	(15,246)
Total gain (loss) on deconsolidation of N-Star CDOs	$(299,802)
___________________________________________________________

(1)	The fair value of N-Star CDO bonds and equity interests are recorded as CRE securities on the consolidated balance sheet (refer to Note 8).

(2)	Primarily represents the fair value of CRE debt investments, two notes payable and CDO bonds payable that were previously eliminated in consolidation.
Other Unconsolidated VIEs
Based on management’s analysis, the Company is not the primary beneficiary of the VIEs summarized below and as such, these VIEs are not consolidated into the Company’s financial statements as of December 31, 2013. These unconsolidated VIEs are summarized as follows:
Real Estate Debt Investments
The Company identified one CRE debt investment with a carrying value of $1.9 million as a variable interest in a VIE. The Company determined that it is not the primary beneficiary of this VIE, and as such, the VIE is not consolidated in the

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Company’s financial statements. For all other CRE debt investments, the Company determined that these investments are not VIEs and, as such, the Company continues to account for all CRE debt investments as loans.
Real Estate Securities
The Company identified six CRE securities with an aggregate fair value of $34.9 million as variable interests in VIEs. In connection with certain CMBS investments, the Company became the controlling class and/or was named directing certificate holder of a securitization it did not sponsor. For two of these securitizations, the Company was appointed as special servicer. The Company determined each securitization was a VIE. However, the Company determined at that time and continues to believe that it does not currently or potentially hold a significant interest in any of these securitizations and, therefore, is not the primary beneficiary.
In February 2013, NorthStar Income, acquired a “B-piece” in a new $1.2 billion securitization. An affiliate of the Company was appointed as special servicer for the securitization. The Company determined such securitization was a VIE. However, the Company determined at that time and continues to believe that it does not currently or potentially hold a significant interest and, therefore, is not the primary beneficiary.
Summary of Unconsolidated VIEs
The following table presents the classification, carrying value and maximum exposure of unconsolidated VIEs as of December 31, 2013 (dollars in thousands):

	Real Estate Debt Investments, Net	Real Estate Securities, Available for Sale	Total	Maximum Exposure to Loss(1)
Real estate debt investments, net	$1,886	$—	$1,886	$1,886
Real estate securities, available for sale:
N-Star CDO bonds	—	205,287	205,287	205,287
N-Star CDO equity	—	158,274	158,274	158,274
CMBS	—	34,859	34,859	34,859
Subtotal real estate securities, available for sale	—	398,420	398,420	398,420
Total assets	$1,886	$398,420	$400,306	$400,306
____________________________________________________________

(1)	The Company’s maximum exposure to loss as of December 31, 2013 would not exceed the carrying value of its investment.
The Company did not provide financial support to any of its unconsolidated VIEs during the years ended December 31, 2013 and 2012. As of December 31, 2013, there were no explicit arrangements or implicit variable interests that could require the Company to provide financial support to any of its unconsolidated VIEs.
4. Operating Real Estate
The following table presents operating real estate, net as of December 31, 2013 and 2012 (dollars in thousands):

	December 31,
	2013	2012
Land	$461,133	$268,738
Land improvements	1,003,069	211,323
Buildings and improvements	1,036,752	967,727
Tenant improvements	31,811	69,304
Leasehold interests	12,322	12,322
Furniture and fixtures	15,415	9,075
Subtotal (1)	2,560,502	1,538,489
Less: Accumulated depreciation	(190,997)	(147,943)
Operating real estate, net (2)	$2,369,505	$1,390,546
__________________

(1)	As of December 31, 2013 and 2012, includes $4.9 million and $342.5 million of REO, respectively.

(2)	As of December 31, 2013 and 2012, operating real estate was subject to $2.1 billion and $1.0 billion of mortgage notes payable, respectively.
For the years ended December 31, 2013, 2012 and 2011, depreciation expense was $76.1 million, $33.3 million and $29.1 million, respectively.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Operating Real Estate Acquisitions
The following summarizes significant acquisitions of operating real estate for the year ended December 31, 2013. The Company consolidates each of these properties based on its majority voting interest in the respective property owning entity, as applicable.
Manufactured Housing Communities Portfolios
In April 2013, the Company, through a joint venture with a private investor, acquired a portfolio of manufactured housing communities comprised of 71 communities containing approximately 17,000 pad rental sites located throughout five states (primarily in Florida and Salt Lake City, Utah) (“MH Portfolio 2”) for an aggregate purchase price of $865.3 million, including all escrows and reserves and $2.2 million of transaction costs. MH Portfolio 2 was financed with eight separate ten-year, non-recourse mortgages in the aggregate amount of $640.0 million at a weighted average fixed interest rate of 4.02% and maturing in 2023 (“MH 2 Senior Mortgage”). The Company structured the acquisition as a joint venture with the same third-party operating partner that is currently managing the Company’s initial portfolio of manufactured housing communities (“MH Portfolio 1”). The Company contributed $214.9 million of equity for an approximate 98% interest in MH Portfolio 2. For the year ended December 31, 2013, the Company recorded $64.6 million of revenue and $13.7 million of net loss associated with MH Portfolio 2, respectively.
The following table presents the final allocation of the purchase price of the assets acquired and liabilities issued upon the closing of MH Portfolio 2 (dollars in thousands):

Assets:
Land	$151,294
Land improvements	593,941
Buildings	11,271
Acquired in-place leases	18,375
Other assets acquired	88,194
Total assets acquired	$863,075

Liabilities:
Mortgage notes payable	$639,999
Other liabilities	3,203
Total liabilities	643,202
Total NRFC Sub REIT Corp. stockholders’ equity	214,873
Non-controlling interests	5,000
Total equity	219,873
Total liabilities and equity	$863,075
The following table presents unaudited consolidated pro forma results of operations based on the Company’s historical financial statements and adjusted for the acquisition of MH Portfolio 2 and related borrowings as if it occurred on January 1, 2012. The unaudited pro forma amounts were prepared for comparative purposes only and are not indicative of what actual consolidated results of operations of the Company would have been, nor are they indicative of the consolidated results of operations in the future, and exclude transaction costs (dollars in thousands):

	Years Ended December 31,
	2013	2012
Pro forma total revenues	$656,612	$639,520
Pro forma net income (loss) attributable to NRFC Sub REIT Corp. common stockholders	$(23,869)	$(208,067)
In December 2013, the Company, through a joint venture with a private investor, acquired a portfolio of manufactured housing communities comprised of 12 communities containing approximately 4,600 pad rental sites located throughout three states (“MH Portfolio 3”) for an aggregate purchase price of $344.7 million, including all costs, escrows and reserves. MH Portfolio 3 was financed with three separate ten-year, non-recourse mortgages in the aggregate amount of $248.0 million at a weighted average fixed interest rate of 4.92% and maturing in 2024 (“MH 3 Senior Mortgage”). The Company structured the acquisition as a joint venture with the same third-party operating partner that is currently managing the Company’s other portfolios of manufactured housing communities MH Portfolio 1 and MH Portfolio 2. The Company contributed $89.0 million of equity for an approximate 92% interest in MH Portfolio 3.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents the initial allocation of the purchase price of the assets acquired and liabilities issued upon the closing of MH Portfolio 3 (dollars in thousands):

Assets:
Land	$43,831
Land improvements	242,259
Buildings	6,375
Acquired in-place leases	7,122
Other assets acquired (1)	45,123
Total assets acquired	$344,710

Liabilities:
Mortgage notes payable	$248,000
Total liabilities	248,000
Total NRFC Sub REIT Corp. stockholders’ equity	88,973
Non-controlling interests	7,737
Total equity	96,710
Total liabilities and equity	$344,710
_________________

(1)	Includes $29.1 million of notes receivable and $12.2 million of manufactured homes recorded in other assets on the consolidated balance sheets.
Multifamily Investments
In March 2013, the Company, through a joint venture with a private investor, acquired a multifamily property with 972 units, located in Tennessee (“Multifamily Property 1”), for $49.2 million. Multifamily Property 1 was financed with a non-recourse mortgage of $39.6 million at a fixed interest rate of 3.996% and maturing in 2023 (“MF 1 Senior Mortgage”). The Company contributed $12.9 million of equity for a 90% interest in Multifamily Property 1.
In the second quarter 2013, the Company, through a joint venture with a private investor, acquired eight multifamily properties with 2,418 units, located in Georgia, Florida and Tennessee (“Multifamily Properties 2”), for $202.1 million. Multifamily Properties 2 was financed with seven separate non-recourse mortgages in the aggregate amount of $158.4 million at a weighted average fixed interest rate of 4.03% and maturing in 2023 (“MF 2 Senior Mortgages”). The Company contributed $55.3 million of equity for a 95% interest in Multifamily Properties 2.
In June 2013, the Company, through a joint venture with a private investor, acquired two multifamily properties with 626 units, located in Arizona (“Multifamily Properties 3”), for $61.5 million. Multifamily Properties 3 was financed with two separate non-recourse mortgages of $46.5 million at a weighted average fixed interest rate of 4.28% and maturing in 2023 (“MF 3 Senior Mortgages”). The Company contributed $15.0 million of equity for an 85% interest in Multifamily Properties 3.
Healthcare Investments
In June 2013, the Company acquired 11 assisted living facilities located in Minnesota for $51.0 million. The Company contributed $14.6 million of equity and financed the portfolio with a non-recourse mortgage of $38.2 million at an interest rate of LIBOR plus 3.00% and maturing in 2016 with two one-year extension options.
In June 2013, the Company acquired a memory care facility located in Connecticut for $10.5 million. The Company contributed $3.0 million of equity and financed the property with a non-recourse mortgage of $7.9 million at an interest rate of LIBOR plus 2.75% and maturing in 2018. In the fourth quarter 2013, the Company sold this asset to NorthStar Healthcare at cost. Refer to Note 10 for further disclosure.
REO
The Company acquired one retail property, located in Wisconsin, in connection with taking title to a CRE debt investment, for the year ended December 31, 2013. The property had an original loan balance of $12.5 million and an initial REO value of $6.9 million and is reported on the Company’s consolidated balance sheet as of December 31, 2013.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents a rollforward of REO in operating real estate for the year ended December 31, 2013 (dollars in thousands):

Beginning balance	$344,056
Additions (1)	201,110
Deconsolidation of N-Star CDOs	(533,016)
Capital expenditures	2,692
Depreciation	(9,897)
Ending balance	$4,945
____________________________________________________________

(1)
Represents REO for which the Company took title to for the year ended December 31, 2013, of which one REO with a carrying value of $4.9 million remains as of December 31, 2013 subsequent to the deconsolidation of certain N-Star CDOs (refer to Note 3).

Real Estate Sales
For the year ended December 31, 2013, the Company did not have any operating real estate sales, other than the sale of properties at cost to NorthStar Healthcare (refer to Note 10). The following table presents sales of operating real estate for the years ended December 31, 2012 and 2011, respectively (dollars in thousands):

Date	Type	Location	Sales Proceeds	Gain (Loss)
2012
January	Land	Aventura, FL	$5,068	$2,011
June	Land	Florence, AZ	1,356	1,001
December	Retail	Park City, UT	—	6,281
Subtotal from continuing operations			6,424	9,293
April	Office	Indianapolis, IN	2,118	314
December	Multifamily	San Antonio, TX	4,827	1,765
Subtotal from discontinued operations			6,945	2,079
Total			$13,369	$11,372

2011
March	Retail	New York, NY	$6,889	$4,981
April	Healthcare	Various - Wisconsin	25,992	9,416
August	Multifamily	Norcross, GA	7,122	2,918
Other	Office	Various	17,004	(117)
Total from discontinued operations			$57,007	$17,198
In May 2011, the Company took title to a timeshare property which is classified in other assets on the consolidated balance sheets. For the year ended December 31, 2013, the Company sold 29 timeshare units for total sales proceeds of $17.5 million, including seller financing of $0.6 million, resulting in a net realized gain of $12.2 million. For the year ended December 31, 2012, the Company sold 38 timeshare units for total sales proceeds of $22.7 million, including seller financing of $0.9 million, resulting in a net realized gain of $20.9 million. For the year ended December 31, 2011, the Company sold 15 timeshare units for total sales proceeds of $8.7 million, including seller financing of $2.3 million, resulting in a net realized gain of $3.7 million.
In connection with the acquisition of manufactured housing portfolios, the Company acquired manufactured homes which are classified in other assets on the consolidated balance sheets. For the year ended December 31, 2013, the Company sold 436 manufactured homes for total sales proceeds of $7.2 million, including seller financing of $4.7 million, resulting in a net realized loss of $1.2 million.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Discontinued Operations
Discontinued operations relates to five healthcare properties held for sale as of December 31, 2013 and a multifamily property and an office property sold in 2012. The following table presents income (loss) from discontinued operations related to such properties for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	Years Ended December 31,
	2013	2012		2011
Revenue
Rental and escalation income	$3,736	$7,202		$9,057
Other revenue	92	—		219
Total revenue	3,828	7,202		9,276
Expenses
Other interest expense	1,893	1,934		4,129
Real estate properties—operating expenses	34	1,580		1,296
Other expenses	195	66		—
Impairment on operating real estate (3)	8,613	966		—
Other general and administrative	79	1,076		1,585
Depreciation and amortization	1,370	1,708		2,135
Total expenses	12,184	7,330		9,145
Income (loss) from discontinued operations	(8,356)	(128)		131
Gain (loss) on sale from discontinued operations	—	2,079	(1)	17,198	(2)
Total income (loss) from discontinued operations	$(8,356)	$1,951		$17,329
____________________________________________________________

(1)	Relates primarily to the sale of a multifamily property and an office property.

(2)	Primarily related to the sale of 18 healthcare assisted living facilities, a leasehold interest in a retail property and a multifamily property.

(3)	In 2013, primarily relates to a healthcare property where the Company is in negotiations with the existing lender to appoint a receiver on the property and to return the property to such lender.
Midwest Holdings
In March 2011, the Company sold its 100% common membership interest in Midwest Care Holdco TRS I LLC (“Midwest Holdings”) and assigned all of its rights, title, obligations and other interests in Midwest Holdings to the purchaser and contemporaneously entered into a new lease agreement with an affiliate of the purchaser. As of March 2011, the operations of Midwest Holdings were deconsolidated. For the year ended December 31, 2011, the Company recognized a realized loss of $0.5 million in connection with the sale and deconsolidation of its common membership interest.
5. Real Estate Debt Investments
The following table presents CRE debt investments as of December 31, 2013, excluding CRE debt underlying deconsolidated N-Star CDOs (dollars in thousands):

					Weighted Average (6)			Floating Rate as % of Principal Amount (6)
	Number	Principal Amount (1)	Carrying Value (4)	Allocation by Investment Type (5)	Fixed Rate	Spread Over LIBOR (7)	Yield (8)
Asset Type:
First mortgage loans	15	$441,750	$407,202	40.7%	10.98%	6.59%	9.90%	90.2%
Mezzanine loans	6	109,215	107,116	10.1%	13.96%	12.09%	12.97%	74.2%
Subordinate interests (2)	8	246,652	253,113	22.7%	12.41%	12.33%	12.77%	33.3%
Term loans	4	230,343	219,349	21.1%	12.45%	—	12.96%	—
Subtotal/Weighted average (3)	33	1,027,960	986,780	94.6%	12.36%	8.04%	11.58%	53.8%
CRE debt in N-Star CDOs
First mortgage loans	2	34,418	21,431	3.2%	—	2.22%	3.68%	100.0%
Mezzanine loans	1	11,000	10,965	1.0%	8.00%	—	8.33%	—
Subordinate interests	1	7,773	7,773	0.8%	—	6.75%	6.92%	100.0%
Term loans	7	4,129	4,129	0.4%	6.95%	—	6.95%	—
Subtotal/Weighted average	11	57,320	44,298	5.4%	7.71%	3.05%	5.70%	73.6%
Total (9)	44	$1,085,280	$1,031,078	100.0%	12.21%	7.68%	11.31%	54.9%
___________________________________________________________

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(1)	Term loans includes one revolver of $25.0 million, of which $3.5 million is outstanding as of December 31, 2013.

(2)	Includes $100 million preferred equity investment for which the Company elected the fair value option. As of December 31, 2013, carrying value represents fair value with respect to this investment.

(3)
Certain CRE debt investments serve as collateral for financing transactions including carrying value of $133.4 million for Securitization 2012-1 and $109.1 million for credit facilities. The remainder is unleveraged. Assuming that all loans that have future fundings meet the terms to qualify for such funding, the Company’s cash requirement on future fundings would be $8.1 million.

(4)
There are no loans on non-accrual status. Certain loans have an accrual of interest at a specified rate that may be in addition to a current rate. Such loans represent an aggregate $5.1 million carrying value where the Company does not recognize interest income on the accrual rate but does recognize interest income based on the current rate.

(5)	Based on principal amount.

(6)	Excludes three CRE debt investments with an aggregate principal amount of $37 million that were originated prior to 2008.

(7)	$426.1 million principal amount has a weighted average LIBOR floor of 0.99%. Includes one first mortgage loan with a principal amount of $7.4 million with a spread over prime rate.

(8)	Based on initial maturity and for floating-rate debt, calculated using one-month LIBOR as of December 31, 2013, and for CRE debt with a LIBOR floor, using such floor.

(9)	The decrease from prior year primarily relates to the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.
Milford
In April 2013, the Company, together with NorthStar Income, originated a $255.0 million loan secured by a leasehold mortgage in the recently renovated, 1,331 room Milford Plaza Hotel (“Milford”) located in the epicenter of Times Square, New York City. In addition, the investment includes an aggregate 35.0% interest in the Milford hotel and retail component of the hotel. Refer to Note 7 for further disclosure. Initially, the Company funded $165.7 million of the investment and NorthStar Income funded the remaining $89.3 million.
In the third quarter 2013, the senior portion of the Milford loan was structured into a senior loan and a subordinate interest of $57.1 million and $46.9 million, respectively, to facilitate the financing of the senior loan into a securitization issued by the Company’s sponsored non-traded REIT, NorthStar Income (“Securitization 2013-1”). The remainder of the Milford loan was retained by the Company and is held unleveraged in a general partnership (“Milford Loan JV”). Both the Company and the Sponsor are the general partners. The Company is the designated partner. The Milford Loan JV is considered a voting interest entity and is not consolidated due to the substantive participating and kick-out rights held by NorthStar Income. The Company and NorthStar Income each control their proportionate interest in the Milford Loan JV. Accordingly, the Company records its respective CRE debt investment on its consolidated balance sheets. The transfer of the senior loan obtained sale treatment under U.S. GAAP as the Company no longer maintains effective control of its transferred asset.
RXR Investment
In December 2013, the Company entered into a strategic transaction with RXR Realty, a real estate operating and investment management company focused on the New York Tri-State area. The investment in RXR Realty (“RXR Investment”) includes $150.0 million corporate debt, $100.0 million preferred equity for which the fair value option was elected, $25.0 million revolver, of which $3.5 million has been drawn on as of December 31, 2013, and an approximate 30% equity interest (“RXR Equity Interest”). Refer to Note 7 for further disclosure.
For the year ended 2013, the Company originated 15 loans and acquired three loans with an aggregate principal amount of $472.8 million, excluding the loans originated in connection with the RXR Investment described above.
The following table presents CRE debt investments as of December 31, 2012 (dollars in thousands):

					Weighted Average			Floating Rate as % of Principal Amount
	Number	Principal Amount	Carrying Value (1)(2)	Allocation by Investment Type (3)	Fixed Rate	Spread Over LIBOR (4)(5)	Yield (6)
Asset Type:
First mortgage loans	74	$1,578,872	$1,205,313	66.6%	4.29%	3.25%	6.10%	94.5%
Mezzanine loans	18	440,941	333,064	18.6%	4.34%	1.61%	2.68%	59.9%
Subordinate interests	7	121,473	96,357	5.1%	6.40%	3.97%	5.85%	75.7%
Credit tenant loans and other notes	43	124,460	118,093	5.2%	6.58%	—	7.39%	—
Term loans	10	105,718	79,404	4.5%	10.86%	3.50%	11.94%	4.8%
Total/Weighted average	152	$2,371,464	$1,832,231	100.0%	6.26%	3.05%	5.68%	78.2%

____________________________________________________________

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(1)
Certain CRE debt investments serve as collateral for financing transactions including carrying value of $1,478.5 million for CDO financing transactions, $145.6 million for Securitization 2012-1 and $51.2 million for credit facilities. The remainder is unleveraged.

(2)
Includes seven loans with an aggregate carrying value of $162.5 million on non-accrual status (one of which was a loan acquired with deteriorated credit quality) which were primarily comprised of mezzanine loans. One of these loans was classified as non-performing. Non-accrual excludes $106.4 million carrying value of loans where the Company does not recognize interest income on the accrual rate but does recognize interest income based on the current rate.

(3)	Based on principal amount.

(4)	$315.8 million principal amount of the CRE debt investments have a weighted average LIBOR floor of 2.59%.

(5)	Includes one first mortgage loan with a principal amount of $7.5 million with a spread over prime rate.

(6)	Based on initial maturity and for floating-rate debt, calculated using one-month LIBOR as of December 31, 2012, and for CRE debt with a LIBOR floor, using such floor.
For the years ended December 31, 2013, 2012 and 2011, the Company sold five loans at cost (refer to Note 10), three loans for a realized gain of $1.0 million and 11 loans for a net realized gain of $84.3 million, respectively.
The following table presents maturities of CRE debt investments based on principal amount as of December 31, 2013 (dollars in thousands):

	Initial Maturity	Maturity Including Extensions (1)
Years Ending December 31:
2014	$246,000	$174,549
2015	205,931	41,452
2016	158,158	128,623
2017	72,158	190,874
2018	3,245	149,994
Thereafter	399,788	399,788
Total	$1,085,280	$1,085,280
____________________________________________________________

(1)	Assumes that all debt with extension options will qualify for extension at such maturity according to the conditions stipulated in the governing documents.
As of December 31, 2013, the weighted average maturity, including extensions, of CRE debt investments was 4.9 years.
Actual maturities may differ from contractual maturities as certain borrowers may have the right to prepay with or without prepayment penalty. The Company may also extend certain contractual maturities in connection with loan modifications.
The principal amount of CRE debt investments differs from the carrying value due to unamortized origination fees and costs, unamortized premium and discount and loan loss reserves being recorded as part of the carrying value of the investment. As of December 31, 2013, the Company had $22.5 million of net unamortized discount and $7.3 million of net unamortized origination fees and costs.
The Company did not have any non-performing loans, (“NPLs”) as of December 31, 2013. The Company’s maximum exposure to loss related to the non-performing loans as of December 31, 2012 was $6.9 million.
Provision for Loan Losses
The following table presents activity in loan loss reserves on CRE debt investments for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	Years Ended December 31,
	2013		2012	2011
Beginning balance	$156,699		$187,784	$197,200
Provision for (reversal of) loan losses, net (1)(2)	(8,786)		23,037	52,980
Transfers to REO	(5,623)		(5,260)	(29,260)
Sales	—		(667)	—
Write-offs / payoffs	(20,210)	(3)	(48,195)	(33,136)
Deconsolidation of N-Star CDOs (4)	(119,200)		—	—
Ending balance	$2,880		$156,699	$187,784
____________________________________________________________

(1)	Relates to four, seven and 12 loans, for the years ended December 31, 2013, 2012 and 2011, respectively.

(2)	Includes $15.1 million and $4.7 million of reversals of previously recorded provisions for loan losses for the years ended December 31, 2013 and 2012, respectively.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3)	Represents a write-off of a previously recorded loan loss reserve upon payoff of a loan.

(4)	Refer to Note 3 for further disclosure.
Credit Quality Monitoring
CRE debt investments are typically loans secured by direct senior priority liens on real estate properties or by interests in entities that directly own real estate properties, which serve as the primary source of cash for the payment of principal and interest. The Company evaluates its debt investments at least quarterly and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company’s expectations as to the ultimate recovery of principal at maturity.
The Company categorizes a debt investment for which it expects to receive full payment of contractual principal and interest payments as a “loan with no loan loss reserve.” The Company categorizes a debt investment as a NPL if it is in maturity default and/or past due at least 90 days on its contractual debt service payments. The Company considers the remaining debt investments to be of weaker credit quality and categorizes such loans as “other loans with a loan loss reserve/non-accrual status.” These loans are not considered NPLs because such loans are performing in accordance with contractual terms but the loans have a loan loss reserve and/or are on non-accrual status. Even if a borrower is currently paying contractual debt service or debt service is not due in accordance with its contractual terms, the Company may still determine that the borrower may not be able to perform under its contractual terms in the future and make full payment upon maturity. The Company’s definition of an NPL may differ from that of other companies that track NPLs.
The following table presents the carrying value of CRE debt investments, by credit quality indicator, as of each applicable balance sheet date (dollars in thousands):

	December 31,
Credit Quality Indicator:	2013	2012
Loans with no loan loss reserve:
First mortgage loans	$426,850	$1,150,637
Mezzanine loans	116,196	186,131
Subordinate interests	260,886	96,357
Credit tenant loans and other notes	—	118,093
Term loans	223,478	57,646
Subtotal	1,027,410	1,608,864
Other loans with a loan loss reserve/non-accrual status: (1)
First mortgage loans	1,783	47,799
Mezzanine loans	1,885	146,933
Term loans	—	21,758
Subtotal	3,668	216,490
Non-performing loans:
First mortgage loans	—	6,877
Subtotal	—	6,877
Total (2)	$1,031,078	$1,832,231
____________________________________________________________

(1)
December 31, 2012 includes four loans with a 100% loan loss reserve representing an aggregate principal amount of $36.0 million which are not considered NPLs as debt service is currently being received or debt service is not contractually due until maturity.

(2)	The decrease from prior year primarily relates to the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Impaired Loans
The Company considers impaired loans to generally include NPLs, loans with a loan loss reserve, loans on non-accrual status (excluding loans acquired with deteriorated credit quality) and TDRs. The following table presents impaired loans as of December 31, 2013 and 2012 (dollars in thousands):

	December 31, 2013 (2)				December 31, 2012 (2)
	Number	Principal Amount(1)	Carrying Value (1)	Loan Loss Reserve	Number	Principal Amount(1)	Carrying Value (1)	Loan Loss Reserve
Class of Debt:
First mortgage loans	1	$2,782	$1,783	$1,000	6	$112,774	$85,887	$11,813
Mezzanine loans	1	3,765	1,885	1,880	9	265,225	157,178	108,036
Subordinate interests	—	—	—	—	2	22,100	—	22,100
Term loans	—	—	—	—	1	45,550	21,758	14,750
Total (3)	2	$6,547	$3,668	$2,880	18	$445,649	$264,823	$156,699
____________________________________________________________

(1)	Principal amount differs from carrying value due to unamortized origination fees and costs, unamortized premium or discount and loan loss reserves included in the carrying value of the investment.

(2)
December 31, 2012 includes five loans, primarily first mortgage loans, considered TDRs with an aggregate carrying value of $41.4 million, all of which do not have loan loss reserves. Excludes one first mortgage loan acquired with deteriorated credit quality with a carrying value of $6.4 million and $13.8 million as of December 31, 2013 and 2012, respectively, that is on non-accrual status and does have a loan loss reserve.

(3)	The decrease from prior year primarily relates to the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.
The following table presents average carrying value of impaired loans by type and the income recorded on such loans subsequent to their being deemed impaired for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	December 31, 2013			December 31, 2012			December 31, 2011
	Number (1)	Average Carrying Value (1)	Year Ended Income	Number	Average Carrying Value	Year Ended Income	Number	Average Carrying Value	Year Ended Income
Class of Debt:
First mortgage loans	5	$67,531	$1,050	6	$97,580	$1,191	6	$65,818	$428
Mezzanine loans	7	100,109	416	9	163,916	6,922	9	162,585	8,812
Subordinate interests	1	—	3	2	6,015	—	4	8,180	522
Term loans	—	19,530	—	1	23,917	3,859	2	27,154	4,116
Total/weighted average	13	$187,170	$1,469	18	$291,428	$11,972	21	$263,737	$13,878
___________________________________________________________

(1)	Includes impaired loans outstanding during the period which were deconsolidated in 2013 on September 30, 2013 and December 31, 2013. Refer to Note 3 for further disclosure.
As of December 31, 2013, the Company did not have any loans past due greater than 90 days. As of December 31, 2012, the Company had one first mortgage loan with a principal amount of $12.5 million past due greater than 90 days. This amount excludes non-accrual loans disclosed in the tables above.
Troubled Debt Restructurings
The following table presents CRE debt investments that were modified and considered a TDR for the years ended December 31, 2013 and 2012 (dollars in thousands):

	December 31, 2013					December 31, 2012
	Number		Carrying Value (1)	Original WA Interest Rate	Modified WA Interest Rate	Number		Carrying Value (1)	Original WA Interest Rate	Modified WA Interest Rate
Class of Debt:
First mortgage loans	—		$—	—	—	3	(3)(4)	$35,241	3.52%	2.78%
Mezzanine loans	1	(2)	50,905	10.85%	—	1	(5)	12,681	2.50%	—
Subordinate interests	—		—	—	—	1	(6)	—	3.35%	3.00%
Total/weighted average	1		$50,905	10.85%	—	5		$47,922	3.25%	2.04%
____________________________________________________________

(1)	Represents carrying value the quarter it was determined the loan modification was determined to be a TDR.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(2)
Considered a TDR in the first quarter 2013 and was subsequently modified in the second quarter 2013. On September 30, 2013, the Company deconsolidated certain N-Star CDOs, and as a result, no longer records this loan on its consolidated balance sheets. Refer to Note 3 for further disclosure.

(3)	Excludes one first mortgage loan with a carrying value of $6.0 million considered a TDR in the first quarter 2012 which the Company subsequently took title to the collateral.

(4)	Includes one loan which was modified into a senior first mortgage and mezzanine loan.

(5)
The loan was modified into a mezzanine loan and preferred equity interest with a modified rate of LIBOR plus 10% and a fixed rate of 7%, respectively, however, interest was deferred until certain hurdles are met.

(6)	The carrying value of this loan was zero as of December 31, 2012.
All loans modified in a TDR generally provided interest rate concessions and/or deferral of interest or principal repayments. Any loan modification is intended to maximize the collection of the principal and interest related to such loan. There were no write-downs related to the CRE debt investments that were modified and considered a TDR for the periods presented.
6. Investments in Private Equity Funds
The following is a description of investments in private equity funds that own PE investments either through unconsolidated ventures (“PE Investment I”) and (“PE Investment II” ) or directly (“PE Investment III”), which are recorded as investments in private equity funds at fair value on the consolidated balance sheets. The Company elected the fair value option for PE Investments. As a result, the Company records equity in earnings (losses) based on the change in fair value for its share of the projected future cash flow from one period to another. All PE Investments are considered voting interest entities. PE Investment I and II are not consolidated by the Company due to the substantive participating rights of the partners in joint ventures that own the interests in the real estate private equity funds. PE Investment III is not consolidated as the Company does not own a majority voting interest.
PE Investment I
In February 2013, the Company completed the initial closing (“PE I Initial Closing”) of PE Investment I which owns a portfolio of limited partnership interests in real estate private equity funds managed by institutional-quality sponsors. Pursuant to the terms of the agreement, at the PE I Initial Closing, the full purchase price was funded, excluding future capital commitments. Accordingly, the Company funded $282.1 million and NorthStar Income (together with the Company, the “NorthStar Entities”) funded $118.0 million. The NorthStar Entities have an aggregate ownership interest in PE Investment I of 51%, of which the Company owns 70.5%. The Company assigned its rights to the remaining 29.5% to a subsidiary of NorthStar Income. Teachers Insurance and Annuity Association of America (the “Class B Partner”) contributed its interests in 49 funds subject to the transaction in exchange for all of the Class B partnership interests in PE Investment I.
PE Investment I provides for all cash distributions on a priority basis to NorthStar Entities as follows: (i) first, 85% to NorthStar Entities and 15% to the Class B Partner until the NorthStar Entities receive a 1.5x multiple on all of their invested capital, including amounts funded in connection with future capital commitments; (ii) second, 15% to the NorthStar Entities and 85% to the Class B Partner until the Class B Partner receives a return of its then remaining June 30, 2012 capital; and (iii) third, 51% to the NorthStar Entities and 49% to the Class B Partner. All amounts paid to and received by the NorthStar Entities are based on each partner’s proportionate interest.
Since the Company was contractually entitled to its proportional share of all distributions derived from the fund interests since June 30, 2012 regardless of the date fund interests were transferred to PE Investment I, at the PE I Initial Closing, the Company recorded its proportional share of all distributions received since June 30, 2012. As of December 31, 2013, the carrying value of the investment in PE Investment I was $226.3 million. From PE I Initial Closing through December 31, 2013, the Company recognized $53.7 million of equity in earnings. From PE I Initial Closing through December 31, 2013, the Company received $130.2 million of net distributions and made $20.8 million of contributions related to PE Investment I. As of December 31, 2013, the Company’s estimated future capital commitments to the fund interests in PE Investment I would be approximately $17 million.
The Company guaranteed all of its funding obligations that may be due and owed under PE Investment I agreements directly to PE Investment I entities. The Company and NorthStar Income each agreed to indemnify the other proportionately for any losses that may arise in connection with the funding and other obligations as set forth in the governing documents in the case of a joint default by the Company and NorthStar Income. The Company and NorthStar Income further agreed to indemnify each other for all of the losses that may arise as a result of a default that is solely caused by the Company or NorthStar Income, as the case may be.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In December 2012, the Company deposited an aggregate of $40.0 million in connection with this transaction, which included $11.8 million on behalf of NorthStar Income, in the proportion of the respective capital contributions. This amount was settled by NorthStar Income in the first quarter 2013.
PE Investment II
In June 2013, the Company, NorthStar Income and funds managed by Goldman Sachs Asset Management (“Vintage Funds”) (each a “Partner”) formed joint ventures and entered into an agreement with Common Pension Fund E, a common trust fund created under New Jersey law (“PE II Seller”), to acquire a portfolio of limited partnership interests in 24 real estate private equity funds managed by institutional-quality sponsors. The aggregate reported net asset value (“NAV”) acquired was $910.0 million as of September 30, 2012. The Company, NorthStar Income and the Vintage Funds each have an ownership interest in PE Investment II of 70%, 15% and 15%, respectively. All amounts paid and received are based on each Partner’s proportionate interest.
PE Investment II paid $504.8 million to PE II Seller for all of the fund interests, or 55% of the September 30, 2012 NAV (the “Initial Amount”), and will pay the remaining $411.4 million, or 45% of the September 30, 2012 NAV (the “Deferred Amount”), by the fourth year after the first day of the fiscal quarter following the closing date of each fund interest. The Company’s share of the Initial Amount and the Deferred Amount represents $353.4 million and $288.0 million, respectively. The Company funded all of its proportionate share of the Initial Amount at the initial closing (“PE II Initial Closing”) on July 3, 2013. The Deferred Amount is a liability of PE Investment II. Each Partner, directly or indirectly, guaranteed its proportionate interest of the Deferred Amount. The Company determined there was an immaterial amount of fair value related to the guarantee.
PE Investment II is entitled to receive all cash distributions from September 30, 2012 through the quarter in which each fund interest closed and is obligated to fund all capital contributions from September 30, 2012. At each closing, there was a “true up” for any distributions received and any contributions made by PE II Seller from the contributed funds since September 30, 2012.
Beginning on the first day of the full fiscal quarter following the closing date of each fund interest and for a period of three years thereafter, distributions will be made to PE Investment II on a priority basis as follows: 85% to PE Investment II and 15% to PE II Seller, provided that at the end of each such fiscal year, PE Investment II will pay amounts, if any, necessary to reduce the Deferred Amount by 15% of the then outstanding Deferred Amount (the “Amortization Amount”) to the extent distributions to PE II Seller during each such year were less than the Amortization Amount for such year.
In the fourth year following the applicable closing date, distributions will be split equally between PE Investment II and PE II Seller. At the conclusion of that four-year period, PE Investment II will be required to pay to PE II Seller the Deferred Amount less: (i) any distributions received by PE II Seller during such four-year period; and (ii) any Amortization Amounts received by PE II Seller during such four-year period. PE Investment II will receive 100% of all distributions following the payment of the Deferred Amount.
The Company guaranteed all of its funding obligations that may be due and owed under PE Investment II agreements directly to PE Investment II entities. The Company and NorthStar Income each agreed to indemnify the other proportionately for any losses that may arise in connection with the funding and other obligations as set forth in the governing documents in the case of a joint default by the Company and NorthStar Income. The Company and NorthStar Income further agreed to indemnify each other for all of the losses that may arise as a result of a default that was solely caused by the Company or NorthStar Income, as the case may be.
From PE II Initial Closing through December 31, 2013, the Company recognized $28.9 million of equity in earnings. From PE II Initial Closing through December 31, 2013, the Company received $104.9 million of net distributions and made $11.6 million of contributions related to PE Investment II. As of December 31, 2013, the carrying value of the investment in PE Investment II was $288.9 million. As of December 31, 2013, the Company’s estimated future capital commitments to the fund interests in PE Investment II are estimated to be approximately $26 million.
PE Investment III
In December 2013, the Company entered into an agreement with The Rockefeller Foundation (the “PE III Seller”) to acquire the entire interest in a portfolio of limited partnership interests in eight real estate private equity funds. PE Investment III paid $39.8 million to the PE III Seller for all of the fund interests, or 50% of the June 30, 2013 NAV, and will pay the remaining

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

$39.8 million, or 50% of the June 30, 2013 NAV, by December 31, 2015 to two third parties. The aggregate reported NAV of PE Investment III as of June 30, 2013 was $80.3 million.
PE Investment III received all cash distributions from June 30, 2013 through the closing on December 31, 2013 and funded all capital contributions from June 30, 2013. The Company guaranteed all of its funding obligations that may be due and owed under PE Investment III agreements directly to PE Investment III entities.
On the closing on December 31, 2013, the Company received $9.0 million of distributions and made $0.3 million of contributions related to PE Investment III. As of December 31, 2013, the carrying value of the investment in PE Investment III was $70.8 million. As of December 31, 2013, the Company’s estimated future capital commitments to the fund interests in PE Investment III would be approximately $2 million.
7. Investments in and Advances to Unconsolidated Ventures
The following is a description of investments in and advances to unconsolidated ventures. All of the below are accounted for under the equity method, except for certain components of the investment in RXR Realty for which the fair value option was elected.
RXR Equity Interest
In December 2013, the Company entered into a strategic transaction with RXR Realty, a leading real estate owner, developer and investment management company focused on high-quality real estate in the New York Tri-State area. The investment in RXR Realty includes an approximate 30% equity interest (“RXR Equity Interest”) for which the fair value option was elected. As a result, the Company records equity in earnings (losses) for the RXR Equity Interest based on the change in fair value for its share of the projected future cash flow from one period to another. As of December 31, 2013, the carrying value of the approximate 30% RXR Equity Interest was $84.1 million. From closing to December 31, 2013, the Company recognized equity in earnings of $0.2 million.
Multifamily Joint Venture
In July 2013, the Company, through a joint venture with a private investor, acquired a multifamily property with 498 units, located in Philadelphia, Pennsylvania for an aggregate purchase price of $41.0 million, including all costs, escrows and reserves. The property was financed with a non-recourse mortgage note of $29.5 million and the remainder in cash. The mortgage note matures on July 1, 2023 and bears a fixed interest rate of 3.69%. The Company’s 90% interest in the joint venture was acquired for $10.4 million and as of December 31, 2013 the carrying value was $10.0 million. For the year ended December 31, 2013, the Company recognized equity in losses of $0.7 million which was primarily related to recording transaction costs of $0.8 million.
LandCap Partners
In October 2007, the Company entered into a joint venture with Whitehall Street Global Real Estate Limited Partnership 2007 (“Whitehall”) to form LandCap Partners and LandCap LoanCo. (collectively referred to as “LandCap”). The joint venture is managed by a third-party management group which has extensive experience in the single family housing sector. The Company and Whitehall agreed to provide no additional new investment capital in the LandCap joint venture. As of December 31, 2013 and 2012, the carrying value of the 49% interest in LandCap was $14.1 million and $13.5 million, respectively. As of December 31, 2013 and 2012, LandCap had investments totaling $25.9 million and $30.9 million, respectively. For the years ended December 31, 2013, 2012 and 2011, the Company recognized equity in earnings of $0.5 million and equity in losses of $1.2 million and $1.1 million, respectively.
CS Federal Drive, LLC
The Company owns a 50% interest in CS Federal Drive, LLC (“CS/Federal”), which owns three adjacent class A office/flex buildings in Colorado. The properties were acquired for $54.3 million and the joint venture financed the transaction with two separate non-recourse mortgages totaling $38.0 million and the remainder in cash. The mortgages mature on February 11, 2016 and bear a fixed interest rate of 5.51% and 5.46%, respectively. As of December 31, 2013 and 2012, the carrying value of the investment in CS/Federal was $5.5 million and $5.4 million, respectively. For the years ended December 31, 2013, 2012 and 2011, the Company recognized equity in earnings of $0.3 million, $0.7 million and $0.7 million, respectively.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Sponsored Companies
The Company sponsors NorthStar Income, a CRE debt focused non-traded REIT. As of December 31, 2013 and 2012, the carrying value of the investment in NorthStar Income was $6.1 million and $6.1 million, respectively, representing an interest of 0.6% and 1.1%, respectively. For the years ended December 31, 2013, 2012 and 2011, the Company recognized $0.5 million, $0.3 million and $0.1 million of equity in earnings, respectively.
The Company sponsors NorthStar Healthcare, a healthcare debt and equity focused non-traded REIT. In August 2013, NorthStar Healthcare was deconsolidated as the Company no longer owned a majority voting interest. As of December 31, 2013, the carrying value of the investment in NorthStar Healthcare was $2.1 million, representing an interest of 2.3%. For the year ended December 31, 2013, the Company recognized an immaterial amount of equity in losses.
The Company sponsors NorthStar Income II, a CRE debt focused non-traded REIT. In November 2013, NorthStar Income II was deconsolidated as the Company no longer owned a majority voting interest. As of December 31, 2013, the carrying value of the investment in NorthStar Income II was $2.1 million, representing an interest of 8.7%. For the year ended December 31, 2013, the Company recognized an immaterial amount of equity in earnings.
Meadowlands
The Company owned a 22% interest in Meadowlands Two, LLC, which holds 100% of Meadowlands One, LLC, which is currently in the form of a preferred equity interest secured by a retail/entertainment complex located in New Jersey (the “NJ Property”). As a result of the deconsolidation of certain N-Star CDOs, the Company deconsolidated its investment in the NJ Property on September 30, 2013 (refer to Note 3). As of December 31, 2012, the carrying value of the investment in the NJ Property was $64.8 million. For the years ended December 31, 2013, 2012 and 2011, the Company recognized equity in losses of $0.8 million, $1.5 million and $7.0 million including a provision for loss on equity investment of $4.5 million in the first quarter 2011, respectively.
Other
In May 2012, the Company acquired a 9.8% interest in a joint venture that owns a pari passu participation in a first mortgage loan secured by a portfolio of luxury residences located in resort destinations. As of December 31, 2013 and 2012, the carrying value of the Company’s investment was $5.7 million for each period. For the years ended December 31, 2013 and 2012, the Company recognized $1.5 million and $1.0 million of equity in earnings, respectively.
In August 2012, the Company acquired a 33.3% interest in a joint venture that owns a pari passu participation in a first mortgage loan secured by an office building in New York. In July 2013, the loan was paid off at par. For the years ended December 31, 2013 and 2012, the Company recognized $2.8 million and $0.9 million of equity in earnings, respectively.
In connection with a loan on a hotel property in New York, the Company and NorthStar Income acquired an aggregate 35.0% interest in the Milford hotel and retail component of the hotel, of which the Company owns 65% and NorthStar Income owns 35%. There was no carrying value as of December 31, 2013. For the year ended December 31, 2013, the Company recognized $1.1 million of equity in losses.
In June 2013, in connection with the restructuring of an existing mezzanine loan, the Company acquired a 9.99% equity interest for $8.5 million in a joint venture that owns two office buildings in Chicago. As of December 31, 2013, the carrying value of the investment was $8.5 million. For the year ended December 31, 2013, the Company did not recognize any equity in earnings.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Summarized Financial Data
The combined balance sheets for the unconsolidated ventures, including PE Investments, as of December 31, 2013 and 2012, are as follows (dollars in thousands):

	December 31,
	2013	2012
Assets
Operating real estate, net	$1,097,155	$573,319
Real estate debt investments	1,246,311	689,143
Investments in private equity funds	1,589,493	—
Real estate securities	280,117	280,117
Other assets	1,064,653	370,774
Total assets	$5,277,729	$1,913,353

Liabilities and equity
Mortgages and other notes payable	$1,851,561	$301,656
Other liabilities	1,064,479	516,841
Total liabilities	2,916,040	818,497
Equity	2,361,689	1,094,856
Total liabilities and equity	$5,277,729	$1,913,353
Net investment in unconsolidated ventures	$728,358	$111,025
The combined statements of operations for the unconsolidated ventures, including PE Investments, from acquisition date through the three years ended December 31, 2013 are as follows (dollars in thousands):

	Years Ended December 31,
	2013	2012	2011
Total revenues	$322,944	$44,378	$8,738
Operating expenses	89,807	21,357	15,089
Transaction costs	5,199	—	—
Interest expense	37,838	18,217	18,618
Depreciation and amortization	9,564	2,993	2,328
Total expenses	142,408	42,567	36,035
Net (loss) income	$180,536	$1,811	$(27,297)
Equity in earnings (losses) of unconsolidated ventures	$85,477	$88	$(2,738)

8. Real Estate Securities, Available for Sale
The following table presents CRE securities as of December 31, 2013 (dollars in thousands):

				Cumulative Unrealized			Allocation by	Weighted	Weighted
	Number	Principal Amount (3)	Amortized Cost	Gains	(Losses)	Fair Value	Investment Type (3)	Average Coupon	Average Yield (4)
Asset Type:
N-Star CDO bonds (1)	31	$481,386	$207,547	$1,878	$(4,138)	$205,287	23.6%	1.82%	20.00%
N-Star CDO equity (5)	5	158,274	158,274	—	—	158,274	7.7%	NA	18.42%
CMBS and other securities (6)	16	50,412	47,332	362	(18,264)	29,430	2.5%	2.17%	2.08%
Subtotal(2)	52	690,072	413,153	2,240	(22,402)	392,991	33.8%	1.85%	17.34%
CRE securities in N-Star CDOs (5)(7)
CMBS	264	1,140,368	799,126	67,770	(294,595)	572,301	55.8%	3.15%	9.65%
Third-party CDO notes	20	109,651	99,603	—	(74,672)	24,931	5.4%	0.29%	1.17%
Agency debentures	8	87,172	29,031	2,644	(2,135)	29,540	4.2%	NA	4.64%
Unsecured REIT debt	1	8,000	8,502	1,019	—	9,521	0.4%	7.50%	6.00%
Trust preferred securities	2	7,225	7,225	—	(1,434)	5,791	0.4%	2.25%	2.32%
Subtotal	295	1,352,416	943,487	71,433	(372,836)	642,084	66.2%	2.73%	8.51%
Total	347	$2,042,488	$1,356,640	$73,673	$(395,238)	$1,035,075	100.0%	2.48%	11.20%
____________________________________________________________

(1)	Excludes $126.6 million principal amount of N-Star CDO bonds payable that are eliminated in consolidation.

(2)	All securities are unleveraged.

(3)	Based on amortized cost for N-Star CDO equity and principal amount for remaining securities.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(4)	Based on expected maturity and for floating-rate securities, calculated using the applicable LIBOR as of December 31, 2013.

(5)	The fair value option was elected for these securities (refer to Note 14).

(6)	The fair value option was elected for $13.4 million carrying value of these securities (refer to Note 14).

(7)	Investments in the same securitization tranche held in separate CDO financing transactions are reported as separate investments.
As of December 31, 2013, the Company’s CRE securities portfolio is comprised of N-Star CDO bonds and N-Star CDO equity and other securities which are predominantly conduit CMBS, meaning each asset is a pool backed by a large number of commercial real estate loans. As a result, this portfolio is typically well-diversified by collateral type and geography. As of December 31, 2013, contractual maturities of CRE securities investments ranged from seven months to 39 years, with a weighted average expected maturity of 3.1 years.
The following table presents CRE securities as of December 31, 2012 (dollars in thousands):

				Cumulative Unrealized (2)			Allocation by	Weighted	Weighted
	Number (1)	Principal Amount	Amortized Cost	Gains	Losses	Fair Value(3)	Investment Type (4)	Average Coupon	Average Yield (5)
Asset Type:
CMBS	484	$2,158,829	$1,540,239	$79,627	$(652,123)	$967,743	86.7%	3.75%	10.42%
Third-party CDO notes	35	197,103	159,657	—	(111,421)	48,236	7.8%	0.62%	7.54%
Unsecured REIT debt	11	57,180	53,585	2,898	(102)	56,381	2.2%	5.50%	1.29%
Trust preferred securities	3	14,725	10,916	1,184	(2,529)	9,571	0.6%	2.26%	6.80%
Agency debentures	4	63,000	17,538	8,924	—	26,462	2.5%	NA	3.51%
Total	537	$2,490,837	$1,781,935	$92,633	$(766,175)	$1,108,393	100.0%	3.44%	9.80%
_________________________________________________________

(1)	Investments in the same securitization tranche held in separate CDO financing transactions are reported as separate investments.

(2)	Includes 21 CRE securities for which the fair value option was not elected.

(3)
Predominately all CRE securities serve as collateral for financing transactions including carrying value of $1,016.0 million for CDO financing transactions and $35.5 million for the CMBS Facility (refer to Note 9). The remainder is unleveraged.

(4)	Based on principal amount.

(5)	Based on expected maturity and for floating-rate securities, calculated using the applicable LIBOR as of December 31, 2012.
For the year ended December 31, 2013, proceeds from the sale of CRE securities was $224.0 million, resulting in a net realized gain of $35.4 million, which includes proceeds related to the liquidation of N-Star CDO II (refer to Note 9). For the year ended December 31, 2012, proceeds from the sale of CRE securities was $343.9 million, resulting in a net realized gain of $50.5 million. For the year ended December 31, 2011, proceeds from the sale of CRE securities was $331.5 million, resulting in a net realized gain of $27.4 million.
CRE securities investments, not held in N-Star CDOs, include 36 securities for which the fair value option was not elected. As of December 31, 2013, the aggregate carrying value of these securities was $221.3 million, representing $2.0 million of accumulated net unrealized losses included in OCI. The Company held 19 securities with an aggregate carrying value of $133.5 million with an unrealized loss of $4.1 million as of December 31, 2013 and all were in an unrealized loss position for a period of less than 12 months. Based on management’s quarterly evaluation, no OTTI was identified related to these securities. The Company does not intend to sell these securities and it is more likely than not that the Company will not be required to sell these securities prior to recovery of its amortized cost basis, which may be at maturity.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9.	Borrowings
The following table presents borrowings as of December 31, 2013 and 2012 (dollars in thousands):

				December 31, 2013		December 31, 2012
	Recourse vs. Non-Recourse	Final Maturity	Contractual Interest Rate(1)(2)	Principal Amount	Carrying Value (3)	Principal Amount	Carrying Value (3)
Mortgage and other notes payable: (4)
Manufactured housing communities
Manufactured Housing Portfolio 1 (5)	Non-recourse	Jan-23	4.387%	$236,900	$236,900	$236,900	$236,900
Manufactured Housing Portfolio 2 (6)	Non-recourse	May-23	4.016%	639,999	639,999	—	—
Manufactured Housing Portfolio 3 (7)	Non-recourse	Jan-24	4.915%	248,000	248,000	—	—
Subtotal Manufactured housing communities				1,124,899	1,124,899	236,900	236,900
Healthcare
Hillsboro, OR (8)	Non-recourse	Jan-14	5.94%	—	—	31,650	31,650
Wakefield Portfolio	Non-recourse	Mar-15	LIBOR + 5.95%	55,768	55,768	56,717	56,717
Ohio Portfolio	Non-recourse	Mar-16	6.00%	20,496	20,496	20,747	20,747
Lancaster, OH	Non-recourse	Mar-16	LIBOR + 5.00%	4,399	4,399	4,453	4,453
Wilkinson Portfolio	Non-recourse	Jan-17	6.99%	152,772	152,772	155,332	155,332
Tuscola/Harrisburg, IL	Non-recourse	Jan-17	7.09%	7,545	7,545	7,667	7,667
East Arlington, TX	Non-recourse	May-17	5.89%	3,209	3,209	3,259	3,259
Minnesota Portfolio	Non-recourse	May-18(9)	LIBOR + 3.00%	38,175	38,175	—	—
Healthcare Preferred (10)	Non-recourse	Jul-21	LIBOR + 7.75%	75,000	75,000	—	—
Indiana Portfolio (10)	Non-recourse	Sept-21	LIBOR + 4.50%	121,130	121,130	—	—
Subtotal Healthcare				478,494	478,494	279,825	279,825
Net lease
South Portland, ME	Non-recourse	Jun-14	7.34%	3,819	3,819	4,051	4,051
Fort Wayne, IN	Non-recourse	Jan-15	6.41%	3,019	3,019	3,123	3,123
Reading, PA	Non-recourse	Jan-15	5.58%	12,765	12,765	13,073	13,073
Reading, PA	Non-recourse	Jan-15	6.00%	5,000	5,000	5,000	5,000
EDS Portfolio	Non-recourse	Oct-15	5.37%	43,682	43,682	44,575	44,575
Keene, NH	Non-recourse	Feb-16	5.85%	6,237	6,237	6,353	6,353
Green Pond, NJ	Non-recourse	Apr-16	5.68%	16,095	16,095	16,374	16,374
Aurora, CO	Non-recourse	Jul-16	6.22%	31,232	31,232	31,713	31,713
DSG Portfolio	Non-recourse	Oct-16	6.17%	31,729	31,729	32,296	32,296
Indianapolis, IN	Non-recourse	Feb-17	6.06%	26,600	26,600	27,022	27,022
Milpitas, CA	Non-recourse	Mar-17	5.95%	20,055	20,055	20,616	20,616
Fort Mill, SC	Non-recourse	Apr-17	5.63%	27,700	27,700	27,700	27,700
Fort Mill, SC (11)	Non-recourse	Apr-17	6.21%	1,464	1,464	1,827	1,827
Salt Lake City, UT	Non-recourse	Sept-17	5.16%	13,689	13,689	14,133	14,133
Columbus, OH	Non-recourse	Dec-17	6.48%	22,300	22,300	22,643	22,643
Subtotal Net lease				265,386	265,386	270,499	270,499
Multifamily
Memphis, TN	Non-recourse	Apr-23	3.996%	39,600	39,600	—	—
Multifamily Portfolio 1 (12)	Non-recourse	May-23/July-23	4.03%	158,417	158,417	—	—
Multifamily Portfolio 2 (13)	Non-recourse	Jul-23	4.28%	46,538	46,538	—	—
Subtotal Multifamily				244,555	244,555	—	—
Subtotal Non-VIE financing				2,113,334	2,113,334	787,224	787,224
REO
Phoenix, AZ	—	—	—	—	—	211,921	211,921
Austin, TX	—	—	—	—	—	16,525	16,525
Subtotal REO—VIE				—	—	228,446	228,446
Subtotal Mortgage and other notes payable				2,113,334	2,113,334	1,015,670	1,015,670

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

				December 31, 2013		December 31, 2012
	Recourse vs. Non-Recourse	Final Maturity	Contractual Interest Rate(1)(2)	Principal Amount	Carrying Value (3)	Principal Amount	Carrying Value (3)
CDO bonds payable:
N-Star I	Non-recourse	Aug-38	LIBOR + 4.26%	$37,754	$34,886	$106,648	$100,429
N-Star II	—	—	—	—	—	82,694	69,089
N-Star III	Non-recourse	Jun-40	LIBOR + 1.66%	100,022	46,090	148,232	60,806
N-Star IV	—	—	—	—	—	181,353	149,112
N-Star V	Non-recourse	Sept-45	LIBOR + 0.92%	202,899	80,897	263,738	107,823
N-Star VI	—	—	—	—	—	284,623	221,306
N-Star VII	—	—	—	—	—	240,586	93,689
N-Star VIII	—	—	—	—	—	562,367	413,281
N-Star IX	Non-recourse	Aug-52	LIBOR + 0.40%	629,544	222,310	674,723	244,248
CSE CDO	—	—	—	—	—	694,863	539,687
CapLease CDO	—	—	—	—	—	131,926	112,971
Subtotal CDO bonds payable—VIE				970,219	384,183	3,371,753	2,112,441
Securitization bonds payable:
Securitization 2012-1	Non-recourse	Aug-29	LIBOR+1.62% (14)	82,337	82,340	98,131	98,005
Subtotal Securitization financing transaction				82,337	82,340	98,131	98,005
Secured term loan:
Term Asset-Backed Securities Loan Facility	—	—	—	—	—	14,664	14,664
Subtotal Secured term loan—VIE				—	—	14,664	14,664
Credit facilities:
CMBS Facility (15)	—	—	—	—	—	31,238	31,238
Loan Facility (16)	—	—	—	—	—	15,000	15,000
Loan Facility 1	Non-recourse	Jul-18(17)	5.19%(18)	14,850	14,850	14,850	14,850
Loan Facility 2	Partial Recourse(19)	Mar-18(20)	3.48%(21)	55,188	55,188	—	—
Subtotal Credit facilities				70,038	70,038	61,088	61,088
Exchangeable senior notes
11.50% Notes(22)	—	—	—	—	—	35,710	35,611
Grand Total(23)				$3,235,928	$2,649,895	$4,597,016	$3,337,479
____________________________________________________________

(1)	Refer to Note 15 for further disclosure regarding derivative instruments which are used to manage interest rate exposure.

(2)	For borrowings with a contractual interest rate based on LIBOR, represents three-month LIBOR for N-Star CDO I and the Wakefield Portfolio and one-month LIBOR for the other borrowings.

(3)
Carrying value represents fair value with respect to CDO bonds payable (excluding CapLease CDO bonds payable for which the fair value option was not elected) and amortized cost with regards to the other borrowings.

(4)	Mortgage and other notes payable are subject to customary non-recourse carveouts.

(5)	Represents two separate senior mortgage notes both maturing in January 2023 with a weighted average interest rate of 4.387%.

(6)	Represents eight separate senior mortgage notes all maturing in May 2023 with a weighted average interest rate of 4.016%.

(7)	Represents three separate senior mortgage notes all maturing in January 2024 with a weighted average interest rate of 4.915%.

(8)	Borrowing related to properties that are held for sale as of December 31, 2013.

(9)
The initial maturity date is May 31, 2016, subject to two one-year extensions at the option of the Company, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(10)	Represents borrowings previously eliminated in consolidation that were initially recorded at fair value.

(11)	Represents a mezzanine loan on the net lease property.

(12)	Represents seven separate senior mortgage notes, five maturing in May 2023 and two maturing in July 2023 with a weighted average interest rate of 4.03%.

(13)	Represents two separate senior mortgage notes both maturing in July 2023 with a weighted average interest rate of 4.28%.

(14)	Contractual interest rate represents a weighted average spread.

(15)	The facility was repaid in October 2013.

(16)	The initial maturity date was November 22, 2013 and the Company did not exercise the extension option.

(17)
The initial maturity date is July 30, 2015, with three one-year extensions at the Company’s option, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(18)	Represents the weighted average contractual interest rate as of December 31, 2013, which varies based on the asset type and characteristics and ranges from one-month LIBOR plus 3.95% to 5.95%.

(19)	Recourse solely with respect to certain types of loans as defined in the governing documents.

(20)
The initial maturity is March 11, 2014, with four one-year extensions at the Company’s option, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(21)	Contractual interest rate as of December 31, 2013, which varies based on collateral type and ranges from one-month LIBOR plus 2.50% to 5.00%.

(22)	Paid off at par at maturity in June 2013.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(23)	The change from prior year is the result of deconsolidation of certain N-Star CDOs and the liquidation of N-Star CDO II. Refer to Note 3 for further disclosure.
The following table presents scheduled principal on borrowings, based on final maturity as of December 31, 2013 (dollars in thousands):

	Total	Mortgage and Other Notes Payable	CDO Bonds Payable	Securitization Bonds Payable	Credit Facilities
2014	$14,235	$14,235	$—	$—	$—
2015	130,255	130,255	—	—	—
2016	126,956	126,956	—	—	—
2017	278,049	278,049	—	—	—
2018	127,228	57,190	—	—	70,038
Thereafter	2,559,205	1,506,649	970,219	82,337	—
Total	$3,235,928	$2,113,334	$970,219	$82,337	$70,038

Securitization 2012-1
In November 2012, the Company entered into a $351.4 million securitization financing transaction (“Securitization 2012-1”) collateralized by CRE debt investments originated by the Company and on behalf of NorthStar Income. The Company contributed five CRE debt investments with a $152.2 million aggregate principal amount and retained an equity interest of $54.1 million. A total of $227.5 million of permanent, non-recourse, non-mark-to-market investment grade bonds were issued, of which $98.1 million financed the CRE debt investments contributed by the Company, representing an advance rate of 65% at a weighted average coupon of LIBOR plus 1.63%. The Company used the proceeds to repay $95.1 million of borrowings on its loan facilities.
The retained equity interests of the Company and NorthStar Income are held by a general partnership and both the Company and NorthStar Income are the general partners (“Financing JV”). The Company evaluated both Securitization 2012-1 and the Financing JV under the VIE model and concluded that both entities were considered voting interest entities. The Company first determined that the equity interests and the issued senior beneficial interests represented variable interests in Securitization 2012-1. The Company then determined that the entities were not VIEs as the equity investors have the characteristics of a controlling financial interest and there is sufficient equity at risk for the entities to finance their activities without additional subordinated financial support from other parties. The power to direct the activities most significant to economic performance is through the special servicer who has the ability to manage the assets that are delinquent or in default. The investment-grade bondholders have no control rights. Voting rights in both entities are in proportion to the economic interests. The retained equity interests in Securitization 2012-1 appoint the special servicer, providing the power to the equity investment at risk via voting rights held by the Financing JV. Furthermore, each of the partners retained the economic interests in its own loans as if the loans have been securitized on a stand-alone basis. All distributions on the retained interests occur after the third party bonds have received their contractual principal and interest payments. Shortfalls are borne by the retained interests and any losses will be absorbed first by the respective owner of such loans. Based on the preceding analysis, the Company concluded that the structures did not possess characteristics of a VIE and were voting interest entities.
The Company is the designated member of the Financing JV. The entities are not consolidated due to the substantive participating and kick-out rights held by NorthStar Income. The transferred debt investments failed sale treatment under U.S. GAAP as the Company maintains effective control of its contributed assets. The Company records its respective CRE debt investments and securitization bonds payable on its consolidated balance sheets.
N-Star CDOs
In May 2013, the Company completed the redemption of the outstanding bonds of N-Star CDO II. The Company owned $70.9 million principal amount of bonds in N-Star CDO II that it repurchased in the open market at an aggregate purchase price of $36.0 million. The Company received $70.0 million in connection with the redemption of the repurchased N-Star CDO II bonds. The Company liquidated N-Star CDO II in the second quarter 2013 and recorded a realized gain of $7.0 million. In July 2013, the Company deconsolidated N-Star CDO VII. The Company deconsolidated N-Star CDOs IV, VI, and VIII and the CapLease CDO as of September 30, 2013 and the CSE CDO as of December 31, 2013, which resulted in the deconsolidation of the respective CDO bonds payable. Refer to Note 3 for further disclosure.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Loan Facilities
In July 2012, a subsidiary of the Company entered into a credit and security agreement (“Loan Facility 1”) of $40.0 million on a non-recourse basis, subject to certain exceptions, to finance first mortgage loans and senior loan participations secured by commercial real estate. In connection with Loan Facility 1, NRFLP agreed to guarantee interest payments and the customary obligations under Loan Facility 1 if either the Company or its affiliates engage in certain customary bad acts. In addition, NRFLP pledged its interests in the Company’s borrowing subsidiary as collateral. Loan Facility 1 and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, NRFLP must maintain at least $3.75 million and as much as $7.5 million in unrestricted cash, or other eligible investments, at all times during the term of Loan Facility 1.
In March 2013, a subsidiary of the Company entered into a master repurchase agreement (“Loan Facility 2”) of $200.0 million to finance first mortgage loans and senior interests secured by commercial real estate. In connection with Loan Facility 2, the Company and NRFLP entered into a guaranty agreement under which the Company and NRFLP guaranty certain of the obligations under Loan Facility 2. Loan Facility 2 and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, the Company must maintain at least $20.0 million in unrestricted cash or cash equivalents at all times during the term of Loan Facility 2. In addition, the Company has agreed to guarantee certain customary obligations under Loan Facility 2 if the Company or an affiliate of the Company engage in certain customary bad acts.
As of December 31, 2013, the Company had $109.1 million carrying value of loans financed with $70.0 million on the loan facilities with $170.0 million of available borrowing under its loan facilities.
During the initial term, the credit facilities act as revolving credit facilities that can be paid down as assets repay or are sold and re-drawn upon for new investments. As of December 31, 2013, the Company was in compliance with all of its financial covenants.
10. Related Party and Sponsored Company Arrangements
Asset Management and Other Fees
The Company has agreements with each of its Sponsored Companies to manage their day-to-day operations, including identifying, originating and acquiring investments on their behalf and earning fees for its services. For the years ended December 31, 2013, 2012 and 2011, the Company earned $26.6 million, $7.9 million and $1.0 million of fees related to these agreements, respectively. Pursuant to each of the advisory agreements with the current Sponsored Companies, the Company may determine, in its sole discretion, to defer or waive, in whole or in part, certain asset management and other fees incurred. In considering whether to defer or waive any such fees, the Company evaluates the specific facts and circumstances surrounding the incurrence of a particular fee and makes its decision on a case by case basis. From inception through December 31, 2013, the Company deferred $0.5 million of acquisition fees and $0.3 million of disposition fees related to NorthStar Income.
N-Star CDOs
The Company earns collateral management fees from the N-Star CDOs. For the years ended December 31, 2013, 2012 and 2011, the Company earned $10.4 million, $14.4 million and $17.3 million in fee income, respectively. For the fourth quarter 2013, the Company recorded fee income of $0.7 million in its consolidated statements of operations relating to deconsolidated N-Star CDOs. All remaining amounts were eliminated in consolidation as all of the N-Star CDOs were consolidated prior to the third quarter 2013.
Selling Commissions and Dealer Manager Fees and Commission Expense
Selling commissions and dealer manager fees represents income earned by selling equity in Sponsored Companies through NorthStar Securities. Pursuant to dealer manager agreements between NorthStar Securities and the Sponsored Companies, the Company receives selling commissions of up to 7% of gross offering proceeds raised. The Company reallows all selling commissions earned to participating broker-dealers. In addition, the Company also receives a dealer manager fee of up to 3% of gross offering proceeds raised, a portion of which is typically reallowed to participating broker-dealers. Commission expense represents fees to participating broker-dealers with whom the Company has selling agreements and commissions to employees of NorthStar Securities. The Company earns net commission income through NorthStar Securities for selling equity

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

in the Sponsored Companies which is expected to cover the costs of the Company’s broker-dealer business. Currently, net commission income covers the majority of such costs. For the years ended December 31, 2013, 2012 and 2011, commission expense was $57.3 million, $38.5 million and $10.8 million respectively, of which $7.8 million, $5.2 million and $1.5 million, respectively, related to employees of NorthStar Securities.
Sponsored Companies
The Company is entitled to certain expense allocations for costs paid on behalf of its Sponsored Companies which include: (i) reimbursement for organization and offering costs such as professional fees and other associated with the formation and offering of the Sponsored Company; and (ii) reimbursement for direct and indirect operating costs such as certain salaries and professional and other costs associated with running the operations of the Sponsored Company. The Company facilitates the payment of organization and offering costs on behalf of the Sponsored Companies and records these costs as receivables, related parties on its consolidated balance sheets until repaid. The Sponsored Companies record these costs as either advisory fees-related party on their consolidated statements of operations or as a cost of capital in their consolidated statements of equity. As of December 31, 2013 and 2012, the Company had aggregate unreimbursed costs of $21.0 million and $11.6 million, respectively, from its Sponsored Companies. These amounts are recorded as receivables, related parties on the consolidated balance sheets. For the years ended December 31, 2013 and 2012, the Company received $13.5 million and $6.6 million, respectively, of reimbursement from its Sponsored Companies.
The Company committed to purchase up to $10.0 million in shares of each of its Sponsored Companies’ common stock during the two-year period from when each offering was declared effective, in the event that Sponsored Company’s distributions to its stockholders exceeds its modified funds from operations (as defined in accordance with the current practice guidelines issued by the Investment Program Association). With respect to this commitment, the Company purchased the following shares:

•
NorthStar Income - The Company purchased an aggregate of 507,980 shares of NorthStar Income’s common stock for $4.6 million from inception of NorthStar Income through the termination of the agreement which ended on July 19, 2013.

•
NorthStar Healthcare - The Company purchased an aggregate of 255,614 shares of its common stock (including 222,223 shares for the satisfaction of the minimum offering amount) for $2.3 million. In August 2013, NorthStar Healthcare was deconsolidated as the Company no longer owns a majority voting interest. The commitment with NorthStar Healthcare ends in August 2014, unless extended by the Company in its discretion.

•
NorthStar Income II - The Company purchased an aggregate of 245,109 shares of its common stock (including 222,223 shares for the satisfaction of the minimum offering amount) for $2.2 million. In November 2013, NorthStar Income II was deconsolidated as the Company no longer owns a majority voting interest. The commitment with NorthStar Income II ends in May 2015, unless extended by the Company in its discretion.

In 2013, the Company originated an $11.3 million first mortgage loan and acquired two assisted living facilities and a memory care facility totaling $25.8 million (refer to Note 4 and 5), which were subsequently sold to NorthStar Healthcare at cost. Additionally, in 2013, the Company originated a $25.5 million first mortgage loan, $16.5 million of which was subsequently sold to NorthStar Income II, at cost (refer to Note 5). In January 2014, the remaining $9.0 million was sold to NorthStar Income II at cost. All sales were approved by the respective independent board of directors of NorthStar Healthcare and NorthStar Income II, as applicable.
Securitization 2012-1
The Company entered into an agreement with NorthStar Income that provides that both the Company and NorthStar Income receive the economic benefit and bear the economic risk associated with the investments each contributed into Securitization 2012-1 a securitization transaction entered into by the Company and NorthStar Income. In both cases, the respective retained equity interest of the Company and NorthStar Income is subordinate to interests of the investment-grade bondholders of Securitization 2012-1 and the investment-grade bondholders have no recourse to the general credit of the Company or NorthStar Income. In the event that either the Company or NorthStar Income suffer a complete loss of the retained equity interests in Securitization 2012-1, any additional losses would be borne by the remaining retained equity interests held by the Company or NorthStar Income, as the case may be, prior to the investment-grade bondholders.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Securitization 2013-1
In August 2013, the Company bifurcated three first mortgage loans with an aggregate principal amount of $141.7 million into senior loans of $79.1 million and subordinate interests of $62.6 million to facilitate the financing of the senior loans into Securitization 2013-1, a securitization financing transaction entered into by NorthStar Income. The Company transferred three senior loans at cost to Securitization 2013-1. The Company did not retain any interest in the senior loans and retained the subordinate interests on an unleveraged basis. The sale of the senior loans obtained sale treatment under U.S. GAAP as the Company no longer maintains effective control of its transferred assets.
Legacy Fund
The Company has two CRE debt investments with a subsidiary of Legacy Partners Realty Fund I, LLC (the “Legacy Fund”), as borrower. One of the Company’s directors, Preston Butcher, is the chairman of the board of directors and chief executive officer and owns a significant interest in Legacy Partners Commercial, LLC, which indirectly owns an equity interest in, and owns the manager of, the Legacy Fund. One loan of $16.4 million matures in March 2014 and has a one-year extension option. The interest rate is one-month LIBOR plus 7.50%, of which one-month LIBOR plus 3.00% is current pay. The other loan of $23.2 million matures in January 2015 and has an interest rate of one-month LIBOR plus 3.50%. For the years ended December 31, 2013, 2012 and 2011, the Company earned an aggregate $1.6 million, $2.1 million and $1.9 million of interest income, respectively. On September 30, 2013, the Company deconsolidated certain N-Star CDOs, and as a result, the Company no longer records these loans on its consolidated balance sheets (refer to Note 3).
Furthermore, in February 2013, NorthStar Income made a $91.0 million loan to the Legacy Fund. In connection with this loan, the Company, acting in its capacity as the advisor to NorthStar Income, received a customary 1.0% origination fee and further earns an annual asset management fee of 1.25%. In addition, the Company leases office space in Colorado with an affiliate of the Legacy Fund under an operating lease with annual lease payments of approximately $0.2 million through December 31, 2016. The Company has the option to renew the lease for an additional five years.
11. Equity-Based Compensation
As of December 31, 2013, NRF has various stock‑based employee compensation plans as described below. NRF’s employees are compensated through NRFLP and the Company records equity‑based compensation expense in its consolidated statement of operations.
Omnibus Stock Incentive Plan
In September 2004, the board of directors of NRF adopted the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan and such plan, as amended and restated, was further adopted by the board of directors of NRF on April 17, 2013 and approved by its stockholders on May 29, 2013 (the “Stock Incentive Plan”). The Stock Incentive Plan provides for the issuance of stock-based incentive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, shares of common stock of NRF, in the form of restricted shares and other equity-based awards such as LTIP Units or any combination of the foregoing. LTIP Unit holders are entitled to dividends on the entire grant beginning on the date of grant. The eligible participants in the Stock Incentive Plan include directors, officers, employees, consultants and advisors of NRF.
An aggregate of 15,584,200 shares of common stock of NRF are currently reserved pursuant to the Stock Incentive Plan, subject to equitable adjustment upon the occurrence of certain corporate events. 9,186,885 LTIP Units (net of forfeitures) have been issued, of which 2,627,312 LTIP Units remain subject to vesting.
The following table presents the status of all LTIP Unit grants as of December 31, 2013 and 2012 (units in thousands):

	December 31, 2013		December 31, 2012
	LTIP Unit Grants (2)	Weighted Average Grant Price	LTIP Unit Grants	Weighted Average Grant Price
Beginning balance (1)	6,228	$6.66	4,208	$7.53
Granted	4,333	8.10	2,306	5.59
Converted to common stock	(1,341)	7.90	(277)	11.09
Forfeited	(2)	5.38	(9)	5.38
Ending Balance/Weighted Average	9,218	$7.15	6,228	$6.66
____________________________________________________________

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(1)	Reflects the balance as of January 1, 2013 and 2012 for the periods ended December 31, 2013 and 2012, respectively.

(2)	Includes 698,142 LTIP Units issued in connection with the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan, of which 667,509 LTIP Units have been converted.
The Company recognized equity-based compensation expense related to these awards of $12.9 million, $5.8 million and $6.0 million for the years ended December 31, 2013, 2012 and 2011, respectively. As of December 31, 2013, the related equity-based compensation expense to be recognized over the remaining vesting period through April 2017 is $13.4 million, provided there are no forfeitures.
Incentive Compensation Plan
The compensation committee of the board of directors (the “Committee”) of NRF approved the material terms of the NorthStar Realty Finance Corp. Executive Incentive Bonus Plan for NRF’s executive officers and other employees (the “Plan”). Pursuant to the Plan, a potential incentive compensation pool is expected to be established each calendar year. The size of the incentive pool will be calculated as the sum of: (a) 1.75% of NRF’s “adjusted equity capital” for the year; and (b) 25% of NRF’s adjusted funds from operations, as adjusted, above a 9% return hurdle on adjusted equity capital. Payout from the incentive pool is subject to achievement of additional performance goals summarized below.
The incentive pool is expected to be divided into the following three separate incentive compensation components: (a) an annual cash bonus, tied to annual performance of NRF and paid prior to or shortly after completion of the year-end audit (“Annual Bonus”); (b) a deferred cash bonus, determined based on the same year’s performance, but paid 50% following the close of each of the first and second years after such incentive pool is determined, subject to the participant’s continued employment through each payment date (“Deferred Cash Bonus”); and (c) a long-term incentive in the form of restricted stock units (“RSUs”) and/or LTIP Units. RSUs are subject to NRF achieving cumulative performance hurdles and/or target stock prices established by the Committee for a three- or four-year period, subject to the participant’s continued employment through the payment date. Upon the conclusion of the applicable performance period, each executive officer of NRF will receive a payout, if any, equal to the value of one share of NRF common stock at the time of such payout, including the dividends paid with respect to a share of NRF common stock following the first year of the applicable performance period, for each RSU actually earned (the “Long-Term Amount Value”). The Long-Term Amount Value, if any, will be paid in the form of shares of NRF common stock or LTIP Units to the extent available under NRF’s equity compensation plans or, if all or a portion of such shares or LTIP Units are not available, in cash (the “Long Term Amount Payout”).
The Committee evaluates the Plan on an annual basis and considers alternatives to the foregoing as the Committee deems appropriate and in the best interests of NRF. Performance goals for each component will be set by the Committee at the beginning of each subsequent calendar year for each new cycle. The goals will generally be divided into ranges of performance, each of which will correspond to a payout level equal to a percentage of a participant’s pool allocation for such component.
In connection with the 2009 Plan, NRF issued 3,147,454 RSUs to executive officers which vested subject to NRF achieving cumulative performance hurdles and/or target stock prices for the three-year period ended December 31, 2011. NRF determined in 2011 that the performance hurdle was reached which entitled the recipients to 100% of the RSUs granted. NRF did not have a sufficient amount of common stock or LTIP Units available, and as a result, 2,609,074 RSUs were settled in cash in February 2012. 538,380 RSUs were not settled until December 2012, subject to continued employment of certain executive officers through such date, and were settled in cash for $1.4 million. The Company recognized compensation expense of $1.4 million and $13.9 million for the years ended December 31, 2012 and 2011, respectively.
In connection with the 2010 Plan, NRF issued 2,209,999 RSUs to executive officers which vested subject to NRF achieving cumulative performance hurdles and/or target stock prices for the three-year period ended December 31, 2012. NRF determined in the fourth quarter of 2011 the performance hurdle was reached entitling the recipients to 100% of the RSUs granted, and accordingly recorded a cumulative catch up adjustment of $3.6 million to compensation expense based on the NRF stock price at the grant date. For the years ended December 31, 2012 and 2011, the Company recognized equity-based compensation expense of $5.7 million and $5.6 million, respectively. The award was fully amortized by December 31, 2012. In achievement of the performance hurdles, NRFLP issued 2,209,999 LTIP Units to executive officers in February 2013.
In connection with the 2011 Plan, NRF issued 1,525,797 RSUs to executive officers which vest subject to NRF achieving target stock prices for the four-year period ending December 31, 2014. The fair value of the grant is being amortized into equity-based compensation expense over the performance period. For the years ended December 31, 2013 and 2012, the Company recognized compensation expense of $1.4 million and $1.3 million, respectively. Upon conclusion of the applicable performance period, each NRF executive officer will receive the Long Term Amount Payout (if earned). At the same time,

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NRFLP granted 1,525,797 LTIP Units to executive officers which vest to the recipient at a rate of four annual installments ending January 29, 2015 and which may not be sold prior to January 1, 2015. NRFLP also granted 606,257 LTIP Units (net of forfeitures) to certain non-executive employees, which vest quarterly over three years beginning April 2012.
In connection with the 2012 Plan, NRF issued 1,409,682 RSUs to executive officers, subject to NRF achieving target stock prices for the four-year period ending December 31, 2015. NRF does not yet know whether it is probable that such measure will be achieved and that such RSUs will be earned. The fair value of the grant is being amortized into equity-based compensation expense over the performance period. For the year ended December 31, 2013, the Company recognized compensation expense of $2.7 million. Upon conclusion of the applicable performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same time, NRFLP granted 1,409,682 LTIP Units to executive officers which vest to the recipient at a rate of four annual installments ending January 29, 2016 and which may not be sold prior to December 31, 2015. NRFLP also granted 581,607 LTIP Units (net of forfeitures) to certain non-executive employees, which vest quarterly over three years beginning April 2013.
In February 2014, in connection with the 2013 Plan, NRF issued 1,000,744 RSUs to executive officers. The RSUs are subject to NRF achieving target stock prices established by the Committee for the four-year period ending December 31, 2016. Upon conclusion of the applicable performance period, each NRF executive officer will receive the Long Term Amount Payout (if earned). At the same time, NRF granted an additional 1,000,744 deferred LTIP Units to executive officers which vest annually at a rate of four annual installments ending January 29, 2017 and 523,157 deferred LTIP Units which vest on December 31, 2015. In addition, NRF granted 556,344 of deferred LTIP Units (net of forfeitures) to certain non-executive employees, which vest quarterly over three years beginning April 2014. Deferred LTIP Units are equity awards representing the right to receive either LTIP Units in NRFLP or its successor or, if such LTIP Units are not available, upon settlement of the award, shares of common stock of NRF.
12. Stockholders’ Equity
Common Stock
The Company is authorized to issue 9,000 shares of common stock, $.01 par value per share. As of December 31, 2013, the Company issued 100 shares of common stock at $1.00 per share to NRFLP.
The Company is authorized to issue 1,000 shares of preferred stock, $.01 par value per share. The Company issued 625 shares of Series A Preferred Stock, with a $1,000 liquidation preference of which, 500 shares were issued by NRFLP. The Company pays a semi annual dividend at an annual rate of 12.5%.

13. Non-controlling Interests
The Company has non-controlling interests in various real estate investments that represent third-party equity interests in ventures that are consolidated with the Company’s financial statements. Net income (loss) attributable to the other non-controlling interests for the years ended December 31, 2013, 2012 and 2011 was a loss of $0.4 million and income of $2.4 million and of $7.2 million, respectively.

14. Fair Value
Fair Value Measurement
The fair value of financial instruments is categorized based on the priority of the inputs to the valuation technique and categorized into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.
Financial assets and liabilities recorded at fair value on the consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:
Level 1. Quoted prices for identical assets or liabilities in an active market.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Level 2. Financial assets and liabilities whose values are based on the following:
(a)Quoted prices for similar assets or liabilities in active markets.
(b)Quoted prices for identical or similar assets or liabilities in non-active markets.
(c)Pricing models whose inputs are observable for substantially the full term of the asset or liability.
(d)Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.
Level 3. Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.
Determination of Fair Value
The following is a description of the valuation techniques used to measure fair value and the general classification of these instruments pursuant to the fair value hierarchy.
Investments in Private Equity Funds
The Company accounts for PE Investments at fair value which is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying assets in the funds and discount rate. This fair value measurement is generally based on unobservable inputs and, as such, is classified as Level 3 of the fair value hierarchy. The Company is not using the NAV (practical expedient) of the underlying funds for purposes of determining fair value.
RXR Investment
The Company accounts for the RXR Equity Interest at fair value which is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying assets and discount rate. Additionally, the Company accounts for the RXR Realty preferred equity investment at fair value, which is determined based on comparing the current yield to the estimated yield for newly originated loans with similar credit risk. These fair value measurements are generally based on unobservable inputs and, as such, are classified as Level 3 of the fair value hierarchy.
Real Estate Securities
N-Star CDO Bonds
The fair value of subordinate N-Star CDO bonds is determined using an internal price interpolated based on third party prices of the more senior N-Star CDO bonds of the respective CDO. For the remaining N-Star CDO bonds, fair value is determined using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the timing and amount of expected future cash flow, discount rate, estimated prepayments and projected losses. All N-Star CDO bonds are classified as Level 3 of the fair value hierarchy.
N-Star CDO Equity
The fair value of N-Star CDO equity is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying collateral of these CDOs and discount rate. This fair value measurement is generally based on unobservable inputs and, as such, is classified as Level 3 of the fair value hierarchy.
Other CRE Securities
Other CRE securities are generally valued using a third-party pricing service or broker quotations. These quotations are not adjusted and are based on observable inputs that can be validated, and as such, are classified as Level 2 of the fair value hierarchy. Certain CRE securities may be valued based on a single broker quote or an internal price which may have less observable pricing, and as such, would be classified as Level 3 of the fair value hierarchy. Management determines the prices are representative of fair value through a review of available data, including observable inputs, recent transactions as well as its knowledge of and experience in the market.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Derivative Instruments
Derivative instruments are valued using a third-party pricing service. These quotations are not adjusted and are generally based on valuation models with observable inputs such as interest rates and contractual cash flow, and as such, are classified as Level 2 of the fair value hierarchy. Derivative instruments are also assessed for credit valuation adjustments due to the risk of non-performance by the Company and derivative counterparties. However, since the majority of derivatives are held in non-recourse CDO financing structures where, by design, the derivative contracts are senior to all the CDO bonds payable, there is no material impact of a credit valuation adjustment.
CDO Bonds Payable
CDO bonds payable are valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the timing and amount of expected future cash flow, discount rate, estimated prepayments and projected losses. CDO bonds payable are classified as Level 3 of the fair value hierarchy.
Fair Value Hierarchy
Financial assets and liabilities recorded at fair value on a recurring basis are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The following tables present financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2013 and 2012 by level within the fair value hierarchy (dollars in thousands):

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Assets:
Investments in private equity funds, at fair value	$—	$—	$586,018	$586,018
RXR Investment (1)	—	—	192,419	192,419
Real estate securities, available for sale:
N-Star CDO bonds	—	—	205,287	205,287
N-Star CDO equity	—	—	158,274	158,274
CMBS and other securities	—	20,694	8,736	29,430
CRE securities in N-Star CDOs
CMBS	—	507,725	64,576	572,301
Third-party CDO notes	—	—	24,931	24,931
Agency debentures	—	29,540	—	29,540
Unsecured REIT debt	—	9,521	—	9,521
Trust preferred securities	—	—	5,791	5,791
Subtotal real estate securities, available for sale	—	567,480	467,595	1,035,075
Derivative assets	—	3,469	—	3,469
Total assets	$—	$570,949	$1,246,032	$1,816,981
Liabilities:
CDO bonds payable	$—	$—	$384,183	$384,183
Derivative liabilities	—	52,204	—	52,204
Total liabilities	$—	$52,204	$384,183	$436,387
____________________________________________________________

(1)	Includes the RXR Equity Interest and RXR Realty preferred equity debt investment for which the fair value option was elected.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	December 31, 2012
	Level 1	Level 2	Level 3	Total
Assets:
Real estate securities, available for sale:
CMBS	$—	$703,327	$264,416	$967,743
Third-party CDO notes	—	420	47,816	48,236
Unsecured REIT debt	—	56,246	135	56,381
Trust preferred securities	—	—	9,571	9,571
Agency debentures	—	26,462	—	26,462
Subtotal	—	786,455	321,938	1,108,393
Derivative assets	—	6,229	—	6,229
Total assets	$—	$792,684	$321,938	$1,114,622
Liabilities:
CDO bonds payable (1)	$—	$—	$1,999,470	$1,999,470
Derivative liabilities	—	170,840	—	170,840
Total liabilities	$—	$170,840	$1,999,470	$2,170,310
____________________________________________________________

(1)	Excludes CapLease CDO bonds payable for which the fair value option was not elected.

The following table presents additional information about financial assets and liabilities which are measured at fair value on a recurring basis as of December 31, 2013 and 2012, for which the Company has used Level 3 inputs to determine fair value (dollars in thousands):

	December 31, 2013				December 31, 2012
	Investments in Private Equity Funds	RXR Investment (1)	Real Estate Securities	CDO Bonds Payable	Real Estate Securities	CDO Bonds Payable
Beginning balance (2)	$—	$—	$321,937	$1,999,470	$422,607	$2,145,239
Transfers into Level 3 (3)	—	—	7,788	—	84,871	—
Transfers out of Level 3 (3)	—	—	(108,143)	—	(91,161)	—
Purchases / borrowings / amortization / contributions	747,564	192,209	23,594	43,983	59,559	99,775
Sales	—	—	(40,328)	—	(95,433)	—
Paydowns / distributions	(244,138)	—	(54,971)	(647,947)	(80,911)	(675,038)
Repurchases	—	—	—	(44,221)	—	(103,118)
Gains:
Equity in earnings of unconsolidated ventures	82,592	210	—	—	—	—
Unrealized gains included in earnings	—	—	67,824	—	42,772	—
Realized gains included in earnings	—	—	15,179	—	25,431	—
Unrealized gain on real estate securities, available for sale included in OCI	—	—	3,098	—	6,982	—
Deconsolidation of N-Star CDOs (3)	—	—	350,886	(1,656,857)	—	—
Losses:
Unrealized losses included in earnings	—	—	(19,522)	106,622	(47,795)	510,105
Realized losses included in earnings	—	—	(5,601)	26,697	(4,416)	22,507
Unrealized losses on real estate securities, available for sale included in OCI	—	—	(4,138)	—	(569)	—
Deconsolidation of N-Star CDOs (4)	—	—	(90,008)	556,436	—	—
Ending balance	$586,018	$192,419	$467,595	$384,183	$321,937	$1,999,470
Gains (losses) included in earnings attributable to the change in unrealized gains (losses) relating to assets or liabilities still held.	$—	$—	$19,777	$93,025	$(1,795)	$(320,134)
____________________________________________________________

(1)	Includes the RXR Equity Interest and RXR Realty preferred equity debt investment, for which the fair value option was elected.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(2)	Represents the balance as of January 1, 2013 and 2012 and for the periods ended December 31, 2013 and 2012, respectively.

(3)
Transfers between Level 2 and Level 3 represent a fair value measurement from a third-party pricing service or broker quotations that have become more or less observable during the period. Transfers are assumed to occur at the beginning of the year.

(4)	Represents amounts recorded as a result of the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.
There were no transfers, other than those identified in the table above, during the years ended December 31, 2013 and 2012.
The Company relies on the third-party pricing exception with respect to the requirement to provide quantitative disclosures about significant Level 3 inputs being used to determine fair value measurements related to CRE securities (including N-Star CDO bonds) and CDO bonds payable. The Company believes such pricing service or broker quotation for such items may be based on a market transaction of comparable securities, inputs including forecasted market rates, contractual terms, observable discount rates for similar securities and credit (such as credit support and delinquency rates).
For the year ended December 31, 2013, quantitative information about the Company’s remaining Level 3 fair value measurements on a recurring basis are as follows:

	Fair Value	Valuation Technique	Key Unobservable Inputs(2)	Range
PE Investments	$586,018	Discounted Cash Flow Model	Discount Rate	18% - 25%
RXR Investment (1)	$192,419	Discounted Cash Flow Model/Credit Spread	Discount Rate/Credit Spread	7.5% - 12%
N-Star CDO equity	$158,274	Discounted Cash Flow Model	Discount Rate	18% - 20%
____________________________________________________________

(1)	Includes the RXR Equity Interest and RXR Realty preferred equity debt investment, for which the fair value option was elected.

(2)	Includes timing and amount of expected future cash flows.
For the year ended December 31, 2013, non-recurring fair value measurements included one loan for which a provision for loan loss was recorded but is no longer recorded on the consolidated balance sheets due to the deconsolidation of certain N-Star CDOs (refer to Note 3). The key unobservable inputs used to determine the provision for loan loss included a 7.0% discount rate and a 5.0% capitalization rate. Additionally, in connection with the deconsolidation of certain N-Star CDOs, the Company recorded CRE debt investments, CDO bonds payable and two notes payable at fair value related to amounts that previously eliminated in consolidation. The fair value was determined under the methodologies disclosed below.
Significant increases (decreases) in any one of the inputs described above in isolation may result in a significantly different fair value for the financial assets and liabilities using such Level 3 inputs.
Fair Value Option
The Company has historically elected to apply the fair value option for the following financial assets and liabilities existing at the time of adoption or at the time the Company recognizes the eligible item for the purpose of consistent accounting application: CRE securities financed in N-Star CDOs and CDO bonds payable. Given the market volatility in the past few years, the Company has observed that the impact of electing the fair value option would generally result in additional variability to the Company’s consolidated statements of operations which management believes is not a useful presentation for such financial assets and liabilities. Therefore, the Company more recently has not elected the fair value option for new investments in CRE securities and securitization financing transactions. The Company may elect the fair value option for certain of its financial assets or liabilities due to the nature of the instrument. In the case of PE Investments, certain components of the RXR Investment and N-Star CDO equity, the Company elected the fair value option because management believes it is a more useful presentation for such investments. The Company determined recording the PE Investments, certain components of the RXR Investment and N-Star CDO equity based on the change in fair value of projected future cash flow from one period to another better represents the underlying economics of the respective investment.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents the fair value of financial instruments for which the fair value option was elected as of December 31, 2013 and 2012 (dollars in thousands):

	December 31,
	2013	2012
Assets:
Investments in private equity funds, at fair value	$586,018	$—
RXR Investment (1)	192,419	—
Real estate securities, available for sale:
N-Star CDO equity	158,274	—
CMBS and other securities (2)	13,397	4,393
CRE securities in N-Star CDOs
CMBS	572,301	897,800
Third-party CDO notes	24,931	25,756
Agency debentures	29,540	26,462
Unsecured REIT debt	9,521	56,381
Trust preferred securities	5,791	9,571
Subtotal CRE securities in N-Star CDOs	642,084	1,015,970
Total assets	$1,592,192	$1,020,363
Liabilities:
CDO bonds payable (3)	$384,183	$1,999,470
Total liabilities	$384,183	$1,999,470
___________________________________________________________

(1)	Includes the RXR Equity Interest and RXR Realty preferred equity debt investment for which the fair value option was elected.

(2)
December 31, 2013 excludes 36 CRE securities with an aggregate carrying value of $221.3 million for which the fair value option was not elected. December 31, 2012 excludes 21 CRE securities with an aggregate carrying value of $88.0 million for which the fair value option was not elected.

(3)	December 31, 2012 excludes CapLease CDO bonds payable with a carrying value of $113.0 million for which the fair value option was not elected.
The following table presents the difference between the fair value and the aggregate principal amount of liabilities, for which the fair value option has been elected as of December 31, 2013 (dollars in thousands):

	Fair Value	Amount Due Upon Maturity	Difference
CDO bonds payable	$384,183	$970,219	$(586,036)
Total	$384,183	$970,219	$(586,036)
The Company attributes the change in the fair value of floating-rate liabilities to changes in instrument-specific credit spreads.
Change in Fair Value Recorded in the Statements of Operations
The following table presents unrealized gains (losses) on investments and other related to the change in fair value of financial assets and liabilities in the consolidated statements of operations for years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	Years Ended December 31,
	2013(3)	2012	2011
Assets:
Real estate securities, available for sale	$93,709	$35,757	$(186,136)
Liabilities:
CDO bonds payable	(106,622)	(510,105)	(197,054)
Subtotal (1)	(12,913)	(474,348)	(383,190)
Derivatives	33,730	44,743	(38,203)
Total (2)	$20,817	$(429,605)	$(421,393)
____________________________________________________________

(1)	Represents financial assets and liabilities for which the fair value option was elected.

(2)	Excludes net cash payments on interest rate swaps related to CDO bonds payable.

(3)	Includes a reversal of net unrealized gains from the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

As the value of the Company’s outstanding CDO bonds payable increase towards par through a change in fair value, it generates an unrealized loss which is recorded in the consolidated statements of operations. For the year ended December 31, 2013, unrealized losses for CDO bonds payable attributable to paydowns at par, including the liquidation of N-Star CDO II and the deconsolidation of certain N-Star CDOs (refer to Notes 3 and 9) and repurchases were $69.8 million. The remaining amount relates to the change in fair value.
Fair Value of Financial Instruments
In addition to the above disclosures regarding financial assets or liabilities which are recorded at fair value, U.S. GAAP requires disclosure of fair value about all financial instruments. The following disclosure of estimated fair value of financial instruments was determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on estimated fair value.
The following table presents the principal amount, carrying value and fair value of certain financial assets and liabilities as of December 31, 2013 and 2012 (dollars in thousands):

	December 31, 2013			December 31, 2012
	Principal / Notional Amount	Carrying Value	Fair Value	Principal / Notional Amount	Carrying Value	Fair Value
Financial assets: (1)
Real estate debt investments, net	$1,085,280	$1,031,078	$1,026,709	$2,371,464	$1,832,231	$1,763,851
Real estate securities, available for sale(2)	2,042,488	1,035,075	1,035,075	2,490,837	1,108,393	1,108,393
Derivative assets (2)(3)	478,688	3,469	3,469	815,500	6,229	6,229
Financial liabilities: (1)
Mortgage and other notes payable	$2,113,334	$2,113,334	$2,107,110	$1,015,670	$1,015,670	$1,034,428
CDO bonds payable (2)	970,219	384,183	384,183	3,371,753	2,112,441	2,108,817
Securitization bonds payable	82,337	82,340	82,517	98,131	98,005	98,298
Credit facilities	70,038	70,038	70,038	61,088	61,088	61,088
Secured term loan	—	—	—	14,664	14,664	15,276
Derivative liabilities (2)(3)	674,418	52,204	52,204	1,392,269	170,840	170,840
____________________________________________________________

(1)	The fair value of other financial instruments not included in this table is estimated to approximate their carrying value.

(2)	Refer to the “Determination of Fair Value” above for disclosure of methodologies used to determine fair value.

(3)	Derivative assets and liabilities exclude timing swaps with an aggregate notional amount of $28.0 million and $68.9 million as of December 31, 2013 and 2012, respectively.
Disclosure about fair value of financial instruments is based on pertinent information available to management as of the reporting date. Although management is not aware of any factors that would significantly affect fair value, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.
Real Estate Debt Investments
For CRE debt investments, fair value was approximated by comparing the current yield to the estimated yield for newly originated loans with similar credit risk or the market yield at which a third party might expect to purchase such investment. Fair value was determined assuming fully-extended maturities regardless of structural or economic tests required to achieve such extended maturities. For any CRE debt investments that are deemed impaired, carrying value approximates fair value. These fair value measurements of CRE debt are generally based on unobservable inputs and, as such, are classified as Level 3 of the fair value hierarchy.
Mortgage and Other Notes Payable
For mortgage and other notes payable, the Company primarily uses rates currently available with similar terms and remaining maturities to estimate fair value. These measurements are determined using comparable U.S. Treasury rates as of the end of the reporting period. The fair value of the notes payable assumed in deconsolidation of certain N-Star CDOs were determined based on comparing the current rate to the estimated rate for newly originated mortgage loans with similar credit risk. These fair value measurements are based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Securitization Bonds Payable
Securitization bonds payable are valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on observable inputs that can be validated, and as such, are classified as Level 2 of the fair value hierarchy.
Credit Facilities
The Company has amounts outstanding under both of its credit facilities. All credit facilities bear floating rates of interest. As of the reporting date, the Company believes the carrying value approximates fair value. These fair value measurements are based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.
Secured Term Loan
Secured term loan represented the Company’s Term Asset-Backed Securities Loan Facility borrowing. The estimated fair value was based on interest rates available for issuance of liabilities with similar terms and remaining maturities. This fair value measurement was based on observable inputs, and as such, was classified as Level 2 of the fair value hierarchy.
15. Risk Management and Derivative Activities
Derivatives
The Company uses derivative instruments primarily to manage interest rate risk and such derivatives are not considered speculative. These derivative instruments are typically in the form of interest rate swap agreements and the primary objective is to minimize interest rate risks associated with investment and financing activities. The counterparties of these arrangements are major financial institutions with which the Company may also have other financial relationships. The Company is exposed to credit risk in the event of non-performance by these counterparties and it monitors their financial condition; however, the Company currently does not anticipate that any of the counterparties will fail to meet their obligations.
The following tables present derivative instruments that were not designated as hedges under U.S. GAAP as of December 31, 2013 and 2012 (dollars in thousands):

	Number	Notional Amount (1)	Fair Value Net Assets (Liability)		Range of Fixed LIBOR	Range of Maturity
As of December 31, 2013:
Interest rate swaps	19	$674,418	$(52,204)	(2)	4.27% ‑ 5.25%	May 2014 ‑ July 2018
Interest rate caps/floors	3	478,688	3,469		1.64% ‑ 5.00%	July 2014 - January 2015
Total	22	$1,153,106	$(48,735)
As of December 31, 2012:
Interest rate swaps	34	$1,392,269	$(170,840)	(2)	4.55% - 5.63%	May 2013 - October 2019
Interest rate caps/floors	5	815,500	6,229		1.64% - 7.00%	January 2013 (3) - October 2014
Total	39	$2,207,769	$(164,611)
____________________________________________________________

(1)	Excludes timing swaps with a notional amount of $28.0 million and $68.9 million as of December 31, 2013 and 2012, respectively.

(2)
All of the interest rate swaps were liabilities of consolidated N-Star CDOs at period end and are only subject to the credit risks of the respective CDO transaction. As the interest rate swaps are senior to all the liabilities of the respective CDO and the fair value of each of the CDO’s investments exceeded the fair value of the CDO’s derivative liabilities, a credit valuation adjustment was not recorded.

(3)	Two floors with a total notional amount of $450.0 million were extended to July 2014.
The change in number and notional amount of interest rate swaps from December 31, 2012 primarily relates to the deconsolidation of certain N-Star CDOs (refer to Note 3) and contractual notional amortization. The Company had no derivative financial instruments that were designated as hedges in qualifying hedging relationships as of December 31, 2013 and 2012.
The following table presents the fair value of derivative instruments, as well as their classification on the consolidated balance sheets, as of December 31, 2013 and 2012 (dollars in thousands):

		December 31,
	Balance Sheet Location	2013	2012
Interest rate caps/floors	Derivative assets	$3,469	$6,229
Interest rate swaps	Derivative liabilities	$52,204	$170,840
The following table presents the effect of derivative instruments in the consolidated statements of operations for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

		Years Ended December 31,
	Statements of Operations Location	2013	2012	2011
Amount of gain (loss) recognized in earnings:
Adjustments to fair value interest rate swaps	Unrealized gain (loss) on investment and other	$33,730	$44,743	$(38,203)
Net cash payment for interest rate swaps	Unrealized gain (loss) on investment and other	$(52,734)	$(78,903)	$(102,578)
Amount of swap gain (loss) reclassified from OCI into earnings	Interest expense on debt and securities	$3,993	$6,520	$6,599
Reclassification of swap gain (loss) into gain (loss) from deconsolidation of N-Star CDOs (refer to Note 3)	Gain (loss) from deconsolidation	$(15,246)	$—	$—
The Company’s counterparties held no cash margin as collateral against the Company’s derivative contracts as of December 31, 2013 and 2012.
Credit Risk Concentrations
Concentrations of credit risk arise when a number of borrowers, tenants, operators or issuers related to the Company’s investments are engaged in similar business activities or located in the same geographic location to be similarly affected by changes in economic conditions. The Company monitors its portfolio to identify potential concentrations of credit risks. The Company has no one borrower, tenant or operator that generates 10% or more of its total revenue. However, two operators in the Company’s healthcare portfolio generated 6% and 11% of the Company’s rental and escalation income for the year ended December 31, 2013, respectively, which represents 2% and 4% of total revenue, respectively. The Company believes the remainder of its real estate portfolio is reasonably well diversified and does not contain any unusual concentrations of credit risks.
16. Commitments and Contingencies
Obligations Under Lease Agreements
The Company is the lessee of four offices located in New York, New York, Dallas, Texas, Englewood, Colorado and Bethesda, Maryland. In addition, the Company is a lessee for seven ground leases treated as operating leases (six are paid directly by the tenants/operators).
The following table presents minimum future rental payments under these contractual lease obligations as of December 31, 2013 (dollars in thousands):

Years Ending December 31: (1)
2014	$5,611
2015	5,528
2016	5,579
2017	4,604
2018	3,134
Thereafter	13,660
Total minimum lease payments	$38,116
____________________________________________________________

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(1)	Includes the extension of the lease in the Dallas, Texas office that occurred in January 2014.
The Company recognized $2.9 million, $2.8 million and $2.9 million in rental expense for its offices for the years ended December 31, 2013, 2012 and 2011, respectively.
WaMu Matter
In 2009, one of the Company’s net lease investments comprised of three office buildings totaling 257,000 square feet located in Chatsworth, California and 100% leased to Washington Mutual Bank was foreclosed on by the lender. The lender subsequently filed a complaint against subsidiaries of the Company in the Superior Court of the State of California, County of Los Angeles. In March 2012, the Court of Appeal of the State of California, Second Appellate District, issued a unanimous decision in favor of the Company’s subsidiary, overturning the judgment issued by the Superior Court of California for the County of Los Angeles. The ruling directed the Superior Court to enter summary judgment in the Company’s favor and reversed the award against the Company. Furthermore, the Court of Appeal awarded the Company costs on appeal. As a result of the ruling, in the first quarter 2012, the Company reversed a $20.0 million loss accrual recorded in other income (loss) in the consolidated statements of operations.
Other
The Company is involved in various litigation matters arising in the ordinary course of its business. Although the Company is unable to predict with certainty the eventual outcome of any litigation, in the opinion of management, the legal proceedings are not expected to have a material adverse effect on the Company’s financial position or results of operations.
Effective January 1, 2005, NRFLP adopted NorthStar Realty Limited Partnership 401(k) Retirement Plan (the “401(k) Plan”) for its employees.  Eligible employees under the 401(k) Plan may begin participation on the first day of the month after they have completed 30 days of employment. NRFLP matching contribution is calculated as 100% of the first 3% and 50% of the next 2%, of participant’s eligible earnings contributed (utilizing earnings that are not in excess of the amount established by the Internal Revenue Service).  The Company’s aggregate matching contribution for the years ended December 31, 2013, 2012 and 2011 was $0.8 million, $0.8 million and $0.6 million, respectively.
17. Segment Reporting
Effective January 1, 2013, the Company redefined its segments to conform with its management of such businesses. Accordingly, the Company has reclassified the prior period segment financial results to conform to the current year presentation. The Company currently conducts its business through the following segments, which are based on how management reviews and manages its business:

•
The real estate segment concentrates on various types of investments in commercial real estate located throughout the United States that currently includes manufactured housing communities, healthcare, hotel, net lease and multifamily properties. In addition, the real estate segment includes PE Investments diversified by property type and geography. The manufactured housing communities portfolio focuses on owning pad rental sites located throughout the United States. The healthcare properties are typically leased under net leases to healthcare operators and focus on mid-acuity facilities (i.e., skilled nursing and assisted living), with the highest concentration in private-pay assisted living facilities. The net lease properties are primarily office, industrial and retail properties typically under net leases to corporate tenants. The multifamily portfolio primarily focuses on owning properties located in suburban markets that are best suited to capture the formation of new households.

•
The CRE debt segment is focused on originating, structuring, acquiring and managing senior and subordinate debt investments secured primarily by commercial real estate and includes first mortgage loans, subordinate interests, mezzanine loans, credit tenant and other loans and preferred equity interests. The Company may from time to time take title to collateral in connection with a CRE debt investment as REO which would be included in the CRE debt business.

•
The asset management segment provides asset management and other services to the Sponsored Companies and any other companies the Company may sponsor in the future, through which the Company earns management, incentive and other fees. The Company currently manages NorthStar Income, NorthStar Healthcare and NorthStar Income II. In connection with the Sponsored Companies, the Company manages the day to day operations including identifying, originating, acquiring and managing investments on their behalf and earns asset

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

management and other fees for these services, which vary based on the amount of assets under management, investment activity and investment performance. NorthStar Income successfully completed its $1.1 billion public offering on July 1, 2013. The Company is currently raising capital for NorthStar Healthcare, which has a maximum offering amount of $1.1 billion and NorthStar Income II which has a maximum offering amount of $1.65 billion. In addition, the Company continues to receive collateral management fees related to administrative responsibilities on the Company’s CDO financing transactions.

•
The CRE securities segment is predominately comprised of N-Star CDO bonds and N-Star CDO equity of deconsolidated N-Star CDOs and includes other securities which are mostly conduit CMBS. The Company also invests in opportunistic CRE securities such as an investment in a “B-piece” CMBS.

The Company also historically originated or acquired CRE debt and securities investments that were predominantly financed through permanent, non-recourse CDOs. The Company’s consolidated CDO financing transactions are reported as a separate business segment. All of the Company’s CDOs are past the reinvestment period and given the nature of these transactions, these CDOs are amortizing over time as the underlying assets paydown or are sold. The Company has been winding down its legacy CDO business and investing in a broad and diverse range of CRE assets. As a result, such legacy business is a significantly smaller portion of its business today than in the past. As of December 31, 2013, all N-Star CRE debt CDOs were deconsolidated. Refer to Note 3 for further disclosure regarding deconsolidated N-Star CDOs.
The Company primarily generates revenue from net interest income on the CRE debt and securities portfolios, rental income from its real estate properties and fee income from asset management activities. Additionally, the Company records equity in earnings of unconsolidated ventures, including from PE Investments. The Company’s income is primarily derived through the difference between revenue and the cost at which the Company is able to finance its investments. The Company may also acquire investments which generate attractive returns without any leverage.
The following tables present segment reporting (dollars in thousands):

Statement of Operations:						N-Star CDOs (2)
Year ended December 31, 2013:	Real Estate		CRE Debt	Asset Management (1)	CRE Securities	CRE Debt	CRE Securities	Corporate (3)		Eliminations (1)	Consolidated Total
Net interest income on debt and securities	$511		$48,991	$—	$35,411	$50,679	$84,599	$43,501	(4)	$—	$263,692
Rental and escalation income	203,134		260	—	—	32,098	—	—		—	235,492
Asset management and other fees, related parties	—		—	37,700	—	—	—	—		(10,399)	27,301
Income (loss) from operations	(17,950)	(5)	49,257	30,382	35,139	31,787	90,118	(30,205)		—	188,528
Equity in earnings (losses) of unconsolidated ventures	82,330		3,550	355	—	(758)	—	—		—	85,477
Gain (loss) from deconsolidation of N-Star CDOs	—		—	—	—	(327,083)	27,281	—		—	(299,802)
Income (loss) from continuing operations	75,961		55,107	30,057	81,517	(319,444)	93,916	(30,222)		—	(13,108)
Net income (loss)	67,605		55,107	30,057	81,517	(319,444)	93,916	(30,222)		—	(21,464)
Balance Sheet:
December 31, 2013:
Investments in private equity funds, at fair value	$586,018		$—	$—	$—	$—	$—	$—		$—	$586,018
Investments in and advances to unconsolidated ventures	29,601		98,358	10,384	—	—	—	—		—	138,343
Total Assets	3,335,938		1,211,079	37,421	401,592	15,169	714,458	601,225		—	6,316,882
____________________

(1)
$11.1 million of collateral management fees were earned from CDO financing transactions for the year ended December 31, 2013, of which $10.4 million were eliminated in consolidation. These amounts are recorded as asset management and other fees in the asset management segment and as an expense in the N-Star CDO segments.

(2)	Based on CDO financing transactions that were primarily collateralized by either CRE debt or securities and may include other types of investments.

(3)	Includes corporate level interest income, interest expense and unallocated general and administrative expenses.

(4)
Represents income earned from CDO bonds repurchased at a discount, recognized using the effective interest method, that is eliminated in consolidation. The corresponding interest expense is recorded in net interest income in the N-Star CDO segments.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(5)	Includes depreciation and amortization of $75.8 million for the year ended December 31, 2013.

Statement of Operations:						N-Star CDOs (2)
Year ended December 31, 2012:	Real Estate		CRE Debt	Asset Management (1)	CRE Securities	CRE Debt	CRE Securities	Corporate (3)		Eliminations (1)	Consolidated Total
Net interest income on debt and securities	$159		$15,347	$—	$16,743	$146,977	$117,320	$38,950	(4)	$—	$335,496
Rental and escalation income	82,200		—	—	—	30,296	—	—		—	112,496
Asset management and other fees, related parties	—		—	22,268	—	—	—	—		(14,352)	7,916
Income (loss) from operations	3,956	(5)	13,866	17,260	16,077	96,436	115,201	(30,700)		—	232,096
Equity in earnings (losses) of unconsolidated ventures	(1,936)		1,904	(167)	—	287	—	—		—	88
Income (loss) from continuing operations	42,927		16,915	17,093	22,757	(175,706)	(95,027)	(24,272)		—	(195,313)
Net income (loss)	42,260		16,915	17,093	22,757	(173,088)	(95,027)	(24,272)		—	(193,362)
Balance Sheet:
December 31, 2012:
Investments in and advances to unconsolidated ventures	$30,294		$70,585	$6,149	$—	$—	$—	$—		$—	$107,028
Total Assets	1,189,193		383,998	34,177	179,527	2,282,847	1,035,862	374,347		—	5,479,951
_______________________________________________

(1)
Represents $14.4 million of collateral management fees from CDO financing transactions for year ended December 31, 2012, that were eliminated in consolidation. These amounts are recorded as asset management and other fees in the asset management segment and as an expense in the N-Star CDO segments.

(2)	Based on CDO financing transactions that were primarily collateralized by either CRE debt or securities and may include other types of investments.

(3)	Includes corporate level interest income, interest expense and unallocated general and administrative expenses.

(4)
Represents income earned from CDO bonds repurchased at a discount, recognized using the effective interest method, that is eliminated in consolidation. The corresponding interest expense is recorded in net interest income in the N-Star CDO segments.

(5)	Includes depreciation and amortization of $27.0 million for the year ended December 31, 2012.

Statement of Operations:						N-Star CDOs (2)
Year ended December 31, 2011:	Real Estate		CRE Debt	Asset Management (1)	CRE Securities	CRE Debt	CRE Securities	Corporate (3)		Eliminations (1)	Consolidated Total
Net interest income on debt and securities	$143		$1,600	$—	$8,122	$171,424	$158,108	$16,524	(4)	$—	$355,921
Rental and escalation income	89,730		—	—	—	18,664	—	155		—	108,549
Asset management and other fees, related parties	—		—	18,273	—	—	—	—		(17,314)	959
Income (loss) from operations	(11,264)	(5)	796	7,800	7,866	83,929	146,511	(52,727)		—	182,911
Equity in earnings (losses) of unconsolidated ventures	(3,387)		—	(48)	—	697	—	—		—	(2,738)
Income (loss) from continuing operations	(32,830)		(2,600)	7,752	1,666	61,811	(234,454)	(52,674)		—	(251,329)
Net income (loss)	(18,050)		(2,600)	7,752	1,666	64,360	(234,454)	(52,674)		—	(234,000)
Balance Sheet:
December 31, 2011:
Investments in and advances to unconsolidated ventures	$20,044		$68,174	$4,183	$—	$—	$—	$—		$—	$92,401
Total Assets	887,858		71,198	12,239	125,669	2,360,466	1,393,231	143,938		—	4,994,599
___________________________________________________________

(1)
Represents $17.3 million of collateral management fees from CDO financing transactions for year ended December 31, 2011, that were eliminated in consolidation. These amounts are recorded as asset management and other fees in the asset management segment and as an expense in the N-Star CDO segments.

(2)	Based on CDO financing transactions that were primarily collateralized by either CRE debt or securities and may include other types of investments.

(3)	Includes corporate level interest income, interest expense and unallocated general and administrative expenses.

(4)
Represents income earned from CDO bonds repurchased at a discount, recognized using the effective interest method, that is eliminated in consolidation. The corresponding interest expense is recorded in net interest income in the N-Star CDO segments.

(5)	Includes depreciation and amortization of $28.2 million for the year ended December 31, 2011.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. Supplemental Disclosures of Non-cash Investing and Financing Activities
The following table presents non-cash investing and financing activities for the years ended December 31, 2013, 2012 and 2011 dollars in thousands):

	Years Ended December 31,
	2013 (2)	2012	2011
Real estate acquisition(1)	$135,361	$62,236	$318,386
Reduction of CRE debt investments(1)	135,361	62,236	123,682
Reduction of operating real estate via taking title	—	—	50,029
Assumption of mortgage notes payable(1)	—	—	248,252
Assignment of mortgage note payable via sale	7,813	—	73,577
Reduction of mortgage note payable due to foreclosure	—	—	47,372
Increase in restricted cash(1)	2,730	—	12,275
Non-cash related to PE Investments	17,473	—	—
Deferred purchase price for PE Investment III (refer to Note 6)	39,760	—	—
Reclassification of operating real estate to asset held for sale	30,063	549	—
Reclassification of operating real estate to other assets	89,219	—	—
Reclassification of operating real estate to deferred costs and intangible assets	25,497	7,536	—
Reclassification of real estate debt investment to other assets	8,952	—	—
Reclassification from equity to liabilities for prior year accrued equity compensation	—	—	2,136
Reclassification of mortgage note payable to liabilities held for sale	28,962	—	—
Escrow deposit payable related to CRE debt investments	57,226	37,176	7,747
Dividends payable related to RSUs	2,128	—	—
Activity in non-controlling interest	—	2,358	144
Elimination of mortgage notes payable upon acquisition of CRE debt investment	—	—	36,252
Common stock related to transactions	17,712	—	—
Increase of restricted cash in connection with swap collateral	—	—	22,389
Decrease of restricted cash in connection with swap collateral	—	22,037	—
Assignment of CRE debt investment	—	26,100	—
Discount on CRE debt investment	—	2,516	—
Elimination of CRE securities	—	—	11,205
Due from related party	—	11,795	—
Consolidation of assets of CDOs	—	—	212,205
Consolidation of liabilities of CDOs	—	—	201,409
____________________________________________________________

(1)	Non-cash activity occurred in connection with taking title to collateral.

(2)	Refer to Note 3 for non-cash investing and financing activities related to the deconsolidation of certain N-Star CDOs.

Cash Paid for Interest
For the years ended December 31, 2013, 2012, and 2011, cash paid for interest on outstanding borrowings was $158.9 million, $126.2 million and $124.7 million, respectively. The difference between interest expense on the consolidated statements of operations and cash paid for interest is primarily due to reclassification of losses related to derivative instruments from OCI into earnings and non-cash interest expense recorded on amortization of deferred financing costs related to borrowings.
19. Subsequent Events
Healthcare Strategic Joint Venture
In January 2014, NSAM entered into a long-term strategic partnership with James F. Flaherty III, former Chief Executive Officer of HCP, Inc. (NYSE: HCP), focused on expanding NRF’s healthcare business into a preeminent healthcare platform (“Healthcare Strategic Partnership”). In connection with the partnership, Mr. Flaherty will oversee and seek to grow both NRF’s healthcare real estate portfolio and the portfolio of NorthStar Healthcare. In addition, the partnership is expected to focus on raising institutional capital for funds expected to be managed by NSAM. In connection with entering into the partnership, NRF granted Mr. Flaherty 1,000,000 RSUs, which shall vest on January 22, 2019, unless certain conditions are met. The RSUs are entitled to dividends and shall be settled either in NRF shares or in cash at the option of NRF.
The Healthcare Strategic Partnership is entitled to incentive fees ranging from 20% to 25% above certain hurdles for new and existing healthcare real estate investments held by NRF and NorthStar Healthcare (herein collectively referred to as Healthcare

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Balance Sheet Promote) and from new investments in future funds or companies (herein referred to as Healthcare Fund Promote). The Healthcare Strategic Partnership will also be entitled to any incentive fees earned from NorthStar Healthcare or any future sponsored healthcare non-traded REITs (herein collectively referred to as Healthcare NTR Promote).
NSAM is entitled to two-thirds of any Healthcare Balance Sheet Promote and Healthcare NTR Promote; one-half of any Healthcare Fund Promote and 100% of any asset management fees earned by the Healthcare Strategic Partnership or any healthcare real estate entity managed by NSAM.
Acquisition of Healthcare Senior Housing Portfolio
In February 2014, NRF entered into a term sheet to acquire a $1.05 billion healthcare real estate portfolio comprised of over 8,500 beds across 43 senior housing facilities and 37 skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. There is no assurance NRF will be able to enter into a definitive agreement to acquire this portfolio or close the transaction on the terms anticipated, or at all.
NSAM Registration Statement
In May 2014, NSAM filed Amendment No. 2 to the registration statement on Form 10 with the SEC under the Securities Exchange Act of 1934, as amended, to register shares of NSAM common stock. The information statement, which forms a part of the registration statement on Form 10, discloses that upon the consummation of the spin-off, holders of record of the Company’s common stock as of the close of business on the relevant record date will receive one share of NSAM common stock for every one share of our common stock held. The information statement also discloses that in connection with and immediately prior to the consummation of the spin-off, the Company expects to effect a 1-for-2 reverse stock split of the Company’s common stock.
Healthcare Portfolio
In May 2014, the Company completed its acquisition of a $1.1 billion healthcare real estate portfolio comprised of over 8,500 beds diversified across assisted living and skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. The Company acquired the portfolio through a joint venture with NorthStar Healthcare and an affiliate of Formation Capital, LLC. The Company contributed $358.2 million for an approximate 86% interest in the joint venture and together with NorthStar Healthcare owns an aggregate approximate 92% interest in the joint venture. The Company will consolidate this portfolio and recorded $7.5 million of transaction costs in the first quarter 2014 in connection with this transaction. The Company is in the process of allocating the purchase price of the real estate assets acquired and the related liabilities associated with this transaction.
The following presents unaudited consolidated pro forma results of operations based on the Company’s historical financial statements and adjusted for the acquisition and related borrowings as if it occurred on January 1, 2013. The unaudited pro forma amounts were prepared for comparative purposes only and are not indicative of what actual consolidated results of operations of the Company would have been, nor are they indicative of the consolidated results of operations in the future and exclude transaction costs (dollars in thousands, except per share data):

	Year Ended December 31,
	2013	2012
Pro forma total revenues	$780,839	$692,939
Pro forma net income (loss) attributable to common stockholders	$(13,841)	$(193,549)
Innkeepers Portfolio
In June 2014, the Company completed its acquisition of a $1.1 billion hotel portfolio, including certain closing costs, pre-funded capital expenditures and other costs, consisting of 47 upscale extended stay hotels and premium branded select service hotels with approximately 6,100 rooms (“Innkeepers Portfolio”). The Innkeepers Portfolio is a geographically diverse, bi-coastal portfolio located primarily in top metropolitan markets, with the largest concentration of net operating income from hotels in California. The Company acquired the Innkeepers Portfolio through a joint venture with Chatham Lodging Trust (NYSE: CLDT) where the Company contributed approximately $193 million of equity for an approximate 90% ownership interest.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In June 2014, the Company paid $1.0 million to West Point Partners, LLC, (or “West Point Partners”), in connection with its services facilitating the acquisition the Innkeepers Portfolio.  West Point Partners is a real estate investment and advisory firm based in New York.  Mr. Sambamurthy, one of the directors of NorthStar Realty, is Managing Principal and Co-Founder of West Point Partners and owns a 50% interest in that company.  Consequently, Mr. Sambamurthy ceased to be independent.
Industrial Portfolio
In May 2014, the Company entered into an agreement to invest $167 million of preferred and common equity in an approximately $406 million, 6.3 million square foot industrial portfolio that is 100% net-leased with a remaining weighted average lease term of over 12 years (the “Industrial Portfolio”).  This portfolio consists of 39 properties across 17 states with the largest concentration of net operating income from properties in California. As part of this investment, the Company is expected to have an approximate 50% ownership interest.
Strategic Investments
In May 2014, the Company entered into an agreement to acquire a minority interest in Aerium Group (“Aerium”) for €50 million. Aerium currently manages approximately €6.2 billion of real estate assets across 12 countries and employs over 180 professionals, some of whom will be providing services to NSAM following the spin-off as part of the acquisition of the Aerium GP Interest.
There can be no assurance that we will complete the transactions that we have under contract described above on the terms contemplated or at all.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
(Dollars in Thousands)

	Beginning Balance	Charged to Costs and Expenses	Other Charges	Deductions	Ending Balance
For the Year Ended December 31, 2013
Loan loss reserves	$156,699	$(8,786)	$—	$(145,033)	$2,880
Allowance for doubtful accounts	1,526	784	—	(1,159)	1,151
Allowance for unbilled rent receivable	—	354	—	(47)	307
	$158,225	$(7,648)	$—	$(146,239)	$4,338
For the Year Ended December 31, 2012
Loan loss reserves	$187,784	$23,037	$—	$(54,122)	$156,699
Allowance for doubtful accounts	1,179	833	—	(486)	1,526
	$188,963	$23,870	$—	$(54,608)	$158,225
For the Year Ended December 31, 2011
Loan loss reserves	$197,200	$52,980	$—	$(62,396)	$187,784
Allowance for doubtful accounts	2,642	445	—	(1,908)	1,179
	$199,842	$53,425	$—	$(64,304)	$188,963

NRFC SUB-REIT CORP. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2013
(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Manufactured Housing
Alton, IL	$6,575	$987	$2,942	$21	$987	$2,963	$3,950	$139	$3,811	Dec-12	10-30 years
Apopka, FL	2,433	3,311	11,895	14	3,311	11,909	15,220	526	14,694	Apr-13	10-30 years
Arvada, CO	8,671	6,028	12,481	—	6,028	12,481	18,509	738	17,771	Dec-12	10-30 years
Aurora, CO	4,240	7,262	14,327	6	7,262	14,333	21,595	871	20,724	Dec-12	10-30 years
Austin, TX	34,357	6,440	31,587	—	6,440	31,587	38,027	42	37,985	Dec-13	10-30 years
Belton, MO	3,044	1,681	11,892	9	1,681	11,901	13,582	528	13,054	Apr-13	10-30 years
Bloomingburg, NY	1,364	1,953	18,186	11	1,953	18,197	20,150	801	19,349	Apr-13	10-30 years
Blossvale, NY	10,615	107	3,424	29	107	3,453	3,560	155	3,405	Apr-13	10-30 years
Casper, WY	24,157	6,924	13,906	—	6,924	13,906	20,830	848	19,982	Dec-12	10-30 years
Cheyenne, WY	33,467	5,299	10,438	8	5,299	10,446	15,745	642	15,103	Dec-12	10-30 years
Clearfield, UT	26,022	3,246	11,389	7	3,246	11,396	14,642	501	14,141	Apr-13	10-30 years
Clio, MI	3,539	1,110	4,749	—	1,110	4,749	5,859	6	5,853	Dec-13	10-30 years
Commerce City, CO	9,070	2,318	4,604	—	2,318	4,604	6,922	283	6,639	Dec-12	10-30 years
Connelly, NY	5,160	308	7,054	—	308	7,054	7,362	315	7,047	Apr-13	10-30 years
Davie, FL	5,676	9,381	8,816	—	9,381	8,816	18,197	388	17,809	Apr-13	10-30 years
Davison, MI	3,791	1,251	5,140	—	1,251	5,140	6,391	6	6,385	Dec-13	10-30 years
Denver, CO	8,502	2,322	5,172	4	2,322	5,176	7,498	291	7,207	Dec-12	10-30 years
Denver, CO	22,363	2,670	22,690	—	2,670	22,690	25,360	30	25,330	Dec-13	10-30 years
Fayetteville, CO	5,456	346	743	—	346	743	1,089	45	1,044	Dec-12	10-30 years
Ft. Collins, CO	14,929	11,856	23,170	30	11,856	23,200	35,056	1,418	33,638	Dec-12	10-30 years
Gainesville, FL	29,413	2,886	11,489	22	2,886	11,511	14,397	509	13,888	Apr-13	10-30 years
Gansevoort, NY	2,145	163	510	—	163	510	673	24	649	Apr-13	10-30 years
Gillette, WY	17,461	9,148	18,156	—	9,148	18,156	27,304	1,106	26,198	Dec-12	10-30 years
Godfrey, IL	3,564	492	1,077	—	492	1,077	1,569	64	1,505	Dec-12	10-30 years
Golden, CO	1,466	4,955	9,836	171	4,955	10,007	14,962	600	14,362	Dec-12	10-30 years
Grand Prairie, TX	21,967	7,740	21,869	—	7,740	21,869	29,609	29	29,580	Dec-13	10-30 years
Greeley, CO	14,714	10,073	20,006	86	10,073	20,092	30,165	1,221	28,944	Dec-12	10-30 years
Haysville, KS	9,436	95	1,542	—	95	1,542	1,637	70	1,567	Apr-13	10-30 years
Henderson, CO	9,685	8,734	17,672	6	8,734	17,678	26,412	1,040	25,372	Dec-12	10-30 years
Jacksonville, FL	82,076	22,173	71,764	28	22,173	71,792	93,965	3,166	90,799	Apr-13	10-30 years
Kansas City, KS	4,570	1,221	6,937	15	1,221	6,952	8,173	303	7,870	Apr-13	10-30 years
Kansas City, MO	7,062	885	9,777	19	885	9,796	10,681	428	10,253	Apr-13	10-30 years
Kissimmee, FL	1,253	5,771	23,662	7	5,771	23,669	29,440	1,049	28,391	Apr-13	10-30 years
Lake Wales, FL	9,679	1,841	6,341	35	1,841	6,376	8,217	302	7,915	Apr-13	10-30 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
As of December 31, 2013
(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Laramie, WY	$4,526	$1,794	$3,687	$—	$1,794	$3,687	$5,481	$220	$5,261	Dec-12	10-30 years
Lawrence, KS	17,987	931	14,943	13	931	14,956	15,887	668	15,219	Apr-13	10-30 years
Layton, UT	12,384	7,145	21,356	54	7,145	21,410	28,555	947	27,608	Apr-13	10-30 years
Lewisville, TX	23,852	9,170	23,617	—	9,170	23,617	32,787	32	32,755	Dec-13	10-30 years
Liverpool, NY	11,920	1,398	13,229	55	1,398	13,284	14,682	572	14,110	Apr-13	10-30 years
Longmont, CO	2,661	2,045	4,244	4	2,045	4,248	6,293	250	6,043	Dec-12	10-30 years
Longmont, CO	44,225	3,660	45,285	—	3,660	45,285	48,945	59	48,886	Dec-13	10-30 years
Loveland, CO	17,984	2,206	4,343	8	2,206	4,351	6,557	268	6,289	Dec-12	10-30 years
Magna, UT	3,612	3,224	12,041	5	3,224	12,046	15,270	537	14,733	Apr-13	10-30 years
Manhattan, KS	23,538	1,130	18,726	72	1,130	18,798	19,928	826	19,102	Apr-13	10-30 years
Nanuet, NY	8,256	1,106	12,990	10	1,106	13,000	14,106	578	13,528	Apr-13	10-30 years
Naples, FL	7,961	4,316	11,239	8	4,316	11,247	15,563	497	15,066	Apr-13	10-30 years
North Salt Lake, UT	5,455	8,878	22,268	53	8,878	22,321	31,199	984	30,215	Apr-13	10-30 years
O' Fallon, IL	11,561	1,643	3,285	19	1,643	3,304	4,947	201	4,746	Dec-12	10-30 years
Ogden, UT	20,361	14,388	53,113	66	14,388	53,179	67,567	2,350	65,217	Apr-13	10-30 years
Orlando, FL	57,410	7,480	26,807	21	7,480	26,828	34,308	1,185	33,123	Apr-13	10-30 years
Park City, KS	12,554	722	4,172	10	722	4,182	4,904	184	4,720	Apr-13	10-30 years
Pompano Beach, FL	3,774	2,515	4,217	4	2,515	4,221	6,736	186	6,550	Apr-13	10-30 years
Pontoon Beach, IL	8,689	3,383	7,044	20	3,383	7,064	10,447	415	10,032	Dec-12	10-30 years
Port Jervis, NY	12,377	985	9,394	9	985	9,403	10,388	419	9,969	Apr-13	10-30 years
Queensbury, NY	2,071	296	8,730	11	296	8,741	9,037	384	8,653	Apr-13	10-30 years
Salt Lake City, UT	57,189	14,506	59,398	9	14,506	59,407	73,913	2,639	71,274	Apr-13	10-30 years
Sandy, UT	20,125	6,412	19,874	—	6,412	19,874	26,286	881	25,405	Apr-13	10-30 years
Sarasota Springs, NY	12,090	95	2,904	9	95	2,913	3,008	131	2,877	Apr-13	10-30 years
Springdale, AR	7,529	1,850	3,708	5	1,850	3,713	5,563	231	5,332	Dec-12	10-30 years
Thornton, CO	21,998	4,664	9,214	5	4,664	9,219	13,883	561	13,322	Dec-12	10-30 years
Thornton, CO	93,905	11,789	94,121	—	11,789	94,121	105,910	126	105,784	Dec-13	10-30 years
Tooele, UT	11,618	981	9,449	7	981	9,456	10,437	420	10,017	Apr-13	10-30 years
Topeka, KS	23,575	5,097	7,167	8	5,097	7,175	12,272	319	11,953	Apr-13	10-30 years
Washingtonville, NY	3,052	1,181	4,810	—	1,181	4,810	5,991	215	5,776	Apr-13	10-30 years
West Jordan, UT	14,705	7,198	28,908	8	7,198	28,916	36,114	1,284	34,830	Apr-13	10-30 years
West Valley City, UT	24,333	3,444	18,077	6	3,444	18,083	21,527	804	20,723	Apr-13	10-30 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
As of December 31, 2013
(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Wichita, KS	$57,631	$2,265	$13,432	$33	$2,265	$13,465	$15,730	$592	$15,138	Apr-13	10-30 years
Winter Haven, FL	16,069	580	5,510	5	580	5,515	6,095	242	5,853	Apr-13	10-30 years
Total Manufactured Housing	1,124,899	289,454	1,046,545	1,065	289,454	1,047,610	1,337,064	38,691	1,298,373

Healthcare
Alexandria, MN	1,748	260	2,200	—	260	2,200	2,460	36	2,424	Jun-13	40 years
Baxter, MN	2,291	220	2,786	—	220	2,786	3,006	43	2,963	Jun-13	40 years
Black Mountain, NC	5,075	468	5,786	861	468	6,647	7,115	1,092	6,023	Jul-06	40 years
Blountstown, FL	3,709	378	5,069	908	378	5,977	6,355	964	5,391	Jul-06	40 years
Bremerton, WA	6,971	964	8,171	360	964	8,531	9,495	1,549	7,946	Dec-06	40 years
Carrollton, GA	2,826	816	4,220	1,017	816	5,237	6,053	881	5,172	Jan-07	40 years
Castleton, IN	7,453	677	8,077	—	677	8,077	8,754	1,321	7,433	Jun-07	40 years
Charleston, IL	5,607	485	6,211	743	485	6,954	7,439	1,152	6,287	Jan-07	40 years
Chesterfield, IN	4,282	815	4,204	—	815	4,204	5,019	687	4,332	Jun-07	40 years
Cincinnati, OH	10,938	2,052	15,776	771	2,052	16,547	18,599	3,145	15,454	Jan-07	40 years
Clemmons, NC	2,069	337	4,541	33	337	4,574	4,911	704	4,207	Apr-07	40 years
Clinton, OK	1,283	225	3,513	483	225	3,996	4,221	868	3,353	Jan-07	40 years
Cloquet, MN	3,398	170	4,021	—	170	4,021	4,191	60	4,131	Jun-13	40 years
Columbia City, IN	8,339	1,034	6,390	—	1,034	6,390	7,424	1,045	6,379	Jun-07	40 years
Daly City, CA	10,775	—	—	12,322	—	12,322	12,322	5,541	6,781	Aug-07	40 years
Daly City, CA	4,595	3,297	1,872	—	3,297	1,872	5,169	286	4,883	Aug-07	40 years
Detroit Lakes, MN	1,977	40	2,420	—	40	2,420	2,460	39	2,421	Jun-13	40 years
Duluth, MN	9,655	300	12,436	—	300	12,436	12,736	180	12,556	Jun-13	40 years
Duluth, MN	3,298	200	4,355	—	200	4,355	4,555	70	4,485	Jun-13	40 years
Duluth, MN	—	555	—	—	555	—	555	—	555	Jun-13	NA
Dunkirk, IN	2,164	310	2,299	—	310	2,299	2,609	376	2,233	Jun-07	40 years
East Arlington, TX	3,210	3,619	901	63	3,619	964	4,583	147	4,436	May-07	40 years
Effingham, IL	519	211	1,145	12	211	1,157	1,368	205	1,163	Jan-07	40 years
Effingham, IL	4,415	340	4,994	364	340	5,358	5,698	911	4,787	Jan-07	40 years
Elk City, OK	4,171	143	6,721	403	143	7,124	7,267	1,395	5,872	Jan-07	40 years
Fairfield, IL	6,141	153	7,898	73	153	7,971	8,124	1,393	6,731	Jan-07	40 years
Fergus Falls, MN	—	245	—	—	245	—	245	—	245	Jun-13	NA
Fort Wayne, IN	5,048	1,478	4,409	—	1,478	4,409	5,887	721	5,166	Jun-07	40 years
Fullerton, CA	749	1,357	872	162	1,357	1,034	2,391	176	2,215	Jan-07	40 years
Fullerton, CA	7,272	4,065	8,564	259	4,065	8,823	12,888	1,593	11,295	Jan-07	40 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
As of December 31, 2013
(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Garden Grove, CA	$10,725	$6,975	$5,927	$274	$6,975	$6,201	$13,176	$1,140	$12,036	Jan-07	40 years
Grand Rapids, MN	3,325	160	3,849	—	160	3,849	4,009	58	3,951	Jun-13	40 years
Grove City, OH	4,304	613	6,882	262	613	7,144	7,757	1,233	6,524	Jun-07	40 years
Harrisburg, IL	3,534	191	5,059	10	191	5,069	5,260	883	4,377	Jun-07	40 years
Hartford City, IN	721	199	1,782	—	199	1,782	1,981	291	1,690	Jun-07	40 years
Hobart, IN	5,860	1,835	5,019	—	1,835	5,019	6,854	821	6,033	Jun-07	40 years
Huntington, IN	—	120	—	—	120	—	120	—	120	Jun-07	NA
Huntington, IN	5,093	526	5,037	—	526	5,037	5,563	824	4,739	Jun-07	40 years
Indianapolis, IN	2,463	210	2,511	—	210	2,511	2,721	410	2,311	Jun-07	40 years
Kingfisher, OK	3,804	128	5,497	295	128	5,792	5,920	1,116	4,804	Jan-07	40 years
La Vista, NE	4,094	562	4,966	415	562	5,381	5,943	949	4,994	Jan-07	40 years
LaGrange, IN	4,828	446	5,494	—	446	5,494	5,940	898	5,042	Jun-07	40 years
LaGrange, IN	490	47	584	—	47	584	631	95	536	Jun-07	40 years
Lancaster, OH	6,559	294	6,094	329	294	6,423	6,717	1,162	5,555	Jun-07	40 years
Lancaster, OH	4,399	720	5,780	1,026	720	6,806	7,526	384	7,142	Jan-12	40 years
Little Falls, MN	1,687	250	1,754	—	250	1,754	2,004	31	1,973	Jun-13	40 years
Marysville, OH	4,919	2,218	5,015	368	2,218	5,383	7,601	984	6,617	Jun-07	40 years
Mattoon, IL	6,646	210	6,871	292	210	7,163	7,373	1,341	6,032	Jan-07	40 years
Mattoon, IL	5,439	227	7,534	302	227	7,836	8,063	1,228	6,835	Jan-07	40 years
Memphis, TN	14,009	4,770	14,305	586	4,770	14,891	19,661	2,752	16,909	Jan-07	40 years
Middletown, IN	—	52	—	—	52	—	52	—	52	Jun-07	NA
Middletown, IN	3,831	132	4,750	—	132	4,750	4,882	777	4,105	Jun-07	40 years
Mooresville, IN	4,282	631	4,187	—	631	4,187	4,818	685	4,133	Jun-07	40 years
Morris, IL	2,069	568	9,103	943	568	10,046	10,614	1,933	8,681	May-06	40 years
Mountain Iron, MN	3,253	175	3,651	—	175	3,651	3,826	55	3,771	Jun-13	40 years
Mt. Sterling, KY	10,735	599	12,561	25	599	12,586	13,185	2,065	11,120	Feb-07	40 years
Oklahoma City, OK	4,247	757	5,184	355	757	5,539	6,296	1,098	5,198	Jan-07	40 years
Olney, IL	2,353	57	2,897	32	57	2,929	2,986	517	2,469	Jan-07	40 years
Olney, IL	4,064	109	5,419	372	109	5,791	5,900	981	4,919	Jan-07	40 years
Paris, IL	6,554	187	6,797	140	187	6,937	7,124	1,193	5,931	Jan-07	40 years
Park Rapids, MN	2,432	50	2,683	—	50	2,683	2,733	42	2,691	Jun-13	40 years
Peru, IN	4,507	502	7,135	—	502	7,135	7,637	1,167	6,470	Jun-07	40 years
Plymouth, IN	3,471	128	5,538	—	128	5,538	5,666	906	4,760	Jun-07	40 years
Portage, IN	4,958	1,438	7,988	—	1,438	7,988	9,426	1,306	8,120	Jun-07	40 years
Proctor, MN	5,112	300	7,920	—	300	7,920	8,220	115	8,105	Jun-13	40 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
As of December 31, 2013
(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Rantoul, IL	$5,393	$151	$5,377	$348	$151	$5,725	$5,876	$972	$4,904	Jan-07	40 years
Robinson, IL	3,835	219	4,746	92	219	4,838	5,057	870	4,187	Jan-07	40 years
Rockford, IL	4,736	1,101	4,814	92	1,101	4,906	6,007	858	5,149	Jan-07	40 years
Rockport, IN	—	366	—	—	366	—	366	—	366	Jun-07	NA
Rockport, IN	2,119	253	2,092	—	253	2,092	2,345	342	2,003	Jun-07	40 years
Rushville, IN	5,401	310	5,858	—	310	5,858	6,168	958	5,210	Jun-07	40 years
Rushville, IN	729	62	1,177	—	62	1,177	1,239	192	1,047	Jun-07	40 years
Santa Ana, CA	7,562	2,281	7,046	237	2,281	7,283	9,564	1,326	8,238	Jan-07	40 years
Stephenville, TX	5,897	507	6,459	403	507	6,862	7,369	1,213	6,156	Jan-07	40 years
Sterling, IL	2,247	129	6,229	762	129	6,991	7,120	1,428	5,692	May-06	40 years
Sullivan, IN	5,344	1,794	4,469	—	1,794	4,469	6,263	730	5,533	Jun-07	40 years
Sullivan, IN	966	102	441	—	102	441	543	73	470	Jun-07	40 years
Sullivan, IN	—	494	—	—	494	—	494	—	494	Jun-07	NA
Sycamore, IL	8,143	816	9,897	121	816	10,018	10,834	1,755	9,079	Jan-07	40 years
Syracuse, IN	4,733	125	4,564	—	125	4,564	4,689	746	3,943	Jun-07	40 years
Tipton, IN	9,944	1,102	10,836	(27)	1,102	10,809	11,911	1,590	10,321	Jun-07	40 years
Tuscola, IL	4,011	237	4,616	268	237	4,884	5,121	890	4,231	Jan-07	40 years
Vandalia, IL	7,043	82	7,969	49	82	8,018	8,100	1,395	6,705	Jan-07	40 years
Wabash, IN	1,645	1,060	870	—	1,060	870	1,930	142	1,788	Jun-07	40 years
Wabash, IN	4,665	1,451	4,154	—	1,451	4,154	5,605	679	4,926	Jun-07	40 years
Wakarusa, IN	9,316	289	13,420	—	289	13,420	13,709	2,195	11,514	Jun-07	40 years
Wakarusa, IN	5,996	153	7,111	—	153	7,111	7,264	1,164	6,100	Jun-07	40 years
Warsaw, IN	—	77	—	—	77	—	77	—	77	Jun-07	NA
Warsaw, IN	2,479	319	3,722	—	319	3,722	4,041	609	3,432	Jun-07	40 years
Washington Court House, OH	4,714	341	5,169	255	341	5,424	5,765	957	4,808	Jun-07	40 years
Weatherford, OK	4,308	229	5,600	376	229	5,976	6,205	1,179	5,026	Jan-07	40 years
Wichita, KS	7,523	2,282	10,478	20	2,282	10,498	12,780	1,581	11,199	Dec-07	40 years
Windsor, NC	—	397	—	—	397	—	397	—	397	Feb-07	NA
Total Healthcare (1)	403,494	68,329	462,738	27,856	68,329	490,594	558,923	79,864	479,059

Net Lease
Auburn Hills, MI	11,903	2,980	8,607	—	2,980	8,607	11,587	3,476	8,111	Sept-05	40 years
Aurora, CO	31,232	2,650	35,786	23	2,650	35,809	38,459	7,208	31,251	Jul-06	40 years
Camp Hill, PA	24,119	5,900	19,510	—	5,900	19,510	25,410	7,043	18,367	Sept-05	40 years
Columbus, OH	22,300	4,375	29,184	—	4,375	29,184	33,559	5,387	28,172	Nov-07	40 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
As of December 31, 2013
(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Fort Mill, SC	$29,164	$3,300	$31,554	$—	$3,300	$31,554	$34,854	$6,098	$28,756	Mar-07	40 years
Milpitas, CA	20,056	16,800	8,847	—	16,800	8,847	25,647	2,451	23,196	Feb-07	40 years
Indianapolis, IN	26,601	1,670	32,306	—	1,670	32,306	33,976	7,381	26,595	Mar-06	40 years
Rancho Cordova, CA	7,659	3,060	9,360	—	3,060	9,360	12,420	2,236	10,184	Sept-05	40 years
Rockaway, NJ	16,094	6,118	15,664	295	6,118	15,959	22,077	3,786	18,291	Mar-06	40 years
Salt Lake City, UT	13,688	672	19,739	366	672	20,105	20,777	5,630	15,147	Aug-05	40 years
Bloomingdale, IL	5,332	—	5,810	—	—	5,810	5,810	1,285	4,525	Sept-06	40 years
Fort Wayne, IN	3,020	—	3,642	—	—	3,642	3,642	866	2,776	Sept-06	40 years
Keene, NH	6,237	3,033	5,919	—	3,033	5,919	8,952	1,293	7,659	Sept-06	40 years
Concord, NH	7,788	2,145	9,216	—	2,145	9,216	11,361	2,072	9,289	Sept-06	40 years
Melville, NY	4,136	—	3,187	—	—	3,187	3,187	791	2,396	Sept-06	40 years
Millbury, MA	4,396	—	5,994	—	—	5,994	5,994	1,182	4,812	Sept-06	40 years
North Attleboro, MA	4,379	—	5,445	—	—	5,445	5,445	1,200	4,245	Sept-06	40 years
South Portland, ME	3,819	—	6,687	—	—	6,687	6,687	2,122	4,565	Sept-06	24.4 years
Wichita, KS	5,698	1,325	5,584	—	1,325	5,584	6,909	1,186	5,723	Sept-06	40 years
Reading, PA	17,765	3,225	21,792	574	3,225	22,366	25,591	3,769	21,822	Jun-07	40 years
Total Net Lease	265,386	57,253	283,833	1,258	57,253	285,091	342,344	66,462	275,882

Multifamily
Houston, TX	14,870	2,401	16,293	167	2,401	16,460	18,861	285	18,576	Jun-13	10-30 years
Jacksonville, FL	51,130	8,933	55,617	475	8,933	56,092	65,025	1,108	63,917	Apr-13/Jun-13	10-30 years
Marietta, GA	11,395	3,742	11,258	327	3,742	11,585	15,327	323	15,004	Apr-13	10-30 years
Memphis, TN	39,600	7,300	41,896	1,307	7,300	43,203	50,503	1,055	49,448	Mar-13	10-30 years
Murfreesboro, TN	18,780	2,900	20,850	487	2,900	21,337	24,237	500	23,737	Apr-13	10-30 years
Panama City, FL	12,880	800	15,150	296	800	15,446	16,246	386	15,860	Apr-13	10-30 years
Roswell, GA	23,812	7,920	23,825	970	7,920	24,795	32,715	623	32,092	Apr-13	10-30 years
Savannah, GA	25,550	2,700	29,750	246	2,700	29,996	32,696	683	32,013	Apr-13	10-30 years
Scottsdale, AZ	46,538	8,394	53,130	—	8,394	53,130	61,524	925	60,599	Jun-13	10-30 years
Total Multifamily	244,555	45,090	267,769	4,275	45,090	272,044	317,134	5,888	311,246

REO
Sheboygan, WI	—	1,007	4,030	—	1,007	4,030	5,037	92	4,945	Jan-13	40 years
Grand Total	$2,038,334	$461,133	$2,064,915	$34,454	$461,133	$2,099,369	$2,560,502	$190,997	$2,369,505
___________________________________________
(1) Excludes portfolio level financing of $75 million.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
As of December 31, 2013
(Dollars in Thousands)

The following table presents changes in the Company’s operating real estate portfolio for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	2013	2012	2011
Beginning balance	$1,538,489	$1,207,519	$1,046,492
Property acquisitions	1,598,837	330,397	320,687
Transfers to held for sale	(29,097)	(966)	(2,302)
Improvements	11,028	4,785	4,028
Retirements and disposals (1)	—	(3,246)	(161,386)
Deconsolidation of N-Star CDOs	(558,755)	—	—
Ending balance	$2,560,502	$1,538,489	$1,207,519
______________________

(1)	Includes $59.8 million of write-offs related to taking title to collateral in 2011. There were no such write-offs in 2013 and 2012.
The following table presents changes in accumulated depreciation, exclusive of amounts relating to equipment and furniture and fixtures, for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	2013	2012	2011
Beginning balance	$147,943	$118,070	$108,430
Depreciation expense	76,127	33,257	29,100
Assets held for sale	(7,387)	—	—
Retirements and disposals (1)	(1,370)	(3,384)	(19,460)
Deconsolidation	(24,316)	—	—
Ending balance	$190,997	$147,943	$118,070
______________________

(1)	Includes $0.4 million and $9.8 million of write-offs related to taking title to collateral in 2012 and 2011, respectively. There were no write-offs in 2013.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
December 31, 2013
(Dollars in Thousands)

Asset Type:	Location / Description (1)	Number	Interest Rate		Maturity Date (3)	Periodic Payment Terms (4)	Prior Liens (5)	Principal Amount(6)	Carrying Value (7)	Principal Amount of Loans Subject to Delinquent Principal or Interest (8)
			Floating(2)	Fixed
First mortgage loans:
First Mortgage - A	Pennsylvania / Office	1	7.25%	—	Sep-16	I/O	$—	$61,500	$60,648	$—
First Mortgage - B	New Jersey / Retail	1	3.09%	—	Dec-14	I/O	—	60,426	57,210	—
First Mortgage - C	California / Condo	1	8.25%	—	Oct-15	P&I	—	44,283	43,854	—
First Mortgage - D	New York / Land	1	—	11.00%	Mar-14	I/O	—	39,000	37,961	—
First Mortgage - E	California / Office	1	6.90%	—	Oct-16	I/O	—	38,750	38,407	—
First Mortgage - F	Colorado / Retail	1	6.65%	—	Apr-15	I/O	—	35,500	35,536	—
First Mortgage - G	Florida / Land	1	12.00%	—	Sep-14	I/O	—	32,025	31,234	—
Other first mortgage loans	Various / Various	10	0.00% to 18.25%	0.00% to 10.75%	Apr-14 to Sep-17		—	164,684	123,783	—
Subtotal first mortgage loans:		17						476,168	428,633	—
Subordinate interests
Subordinate interests - A	NY, NJ, CT / Office	1	—	12.00%	Dec-20	I/O	—	100,000	108,260	—
Subordinate interests - B	New York / Hotel	1	—	13.11%	May-23	I/O	—	61,750	60,773	—
Subordinate interests - C	New York / Hotel	1	10.93%	—	May-23	I/O	—	46,930	46,387	—
Other subordinate interests	Various / Various	6	6.75% to 17.17%	11.50% to 12.00%	Dec-14 to Aug-16		—	45,745	45,466	—
Subtotal subordinate interests		9					—	254,425	260,886	—
Mezzanine loans:
Other mezzanine loans	Various / Various	7	0.19% to 12.70%	0.00% to 14.50%	Jul-14 to Feb-23		—	120,215	118,081	—
Subtotal mezzanine loans		7					—	120,215	118,081	—
Term loans
Term loan - A	NY, NJ, CT / Office	2	—	12.00%	Dec-20	I/O	—	150,000	162,390	—
Term loan - B	Other / Other	1	—	14.00%	Jul-17	I/O	—	50,000	48,095	—
Other term loans	Various / Various	8	—	6.36% to 12.5%	May-15 to Jun-28		—	34,472	12,993	—
Subtotal term loans		11					—	234,472	223,478	—
Total		44					$—	$1,085,280	$1,031,078	$—
_________________________

(1)	Description of property types include condo, hotel, industrial, land, multifamily, office, retail and other.

(2)
Certain floating rate loans are subject to LIBOR floors ranging from 0.25% to 4.00%. Includes one first mortgage loan with a principal amount of $7.4 million with a spread over prime rate. All other floating rate loans are based on one-month LIBOR.

(3)	Represents initial maturity.

(4)	P&I = principal and interest; I/O = interest only.

(5)	There are no prior liens held by third-parties for individual loans greater than 3% of the total carrying value of the total loan portfolio as of December 31, 2013.

(6)	Term loans includes one revolver of $25.0 million, of which $3.5 million is outstanding as of December 31, 2013.

(7)	Individual loans each have a carrying value greater than 3% of total loans. All other loans each have a carrying value less than 3% of total loans.

(8)	There are no loans that have principal and interest delinquencies greater than 90 days.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE (Continued)
December 31, 2013
(Dollars in Thousands)

Reconciliation of Carrying Value of Real Estate Debt:

	Years Ended December 31,
	2013	2012	2011
Beginning balance	$1,832,231	$1,710,582	$1,840,425
Additions:
Principal amount of new loans and additional funding on existing loans	806,138	397,058	299,405
Consolidation of CDOs(1)	—	—	138,168
Interest accretion	1,284	1,636	7,682
Acquisition cost (fees) on new loans	(4,032)	(2,949)	(5,068)
Premium (discount) on new loans	16,116	(26,014)	(50,857)
Amortization of acquisition costs, fees, premiums and discounts	28,480	95,233	88,545
Deductions:
Collection of principal	272,054	258,042	428,055
Deconsolidation of CDOs (refer to Note 3)	1,134,713	—	—
Provision for (reversal of) loan losses, net	(8,786)	23,037	52,980
Transfers to affiliates (refer to Note 10)	115,797	—	—
Taking title to collateral	135,361	62,236	126,683
Ending balance	$1,031,078	$1,832,231	$1,710,582
_________________________
(1) Represents the consolidation of the CapLease CDO in 2011.

NRFC SUB‑REIT CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	March 31, 2014 (Unaudited)	December 31, 2013

Assets
Cash and cash equivalents	$495,227	$627,460
Restricted cash	164,378	166,487
Operating real estate, net	2,327,914	2,370,183
Real estate debt investments, net (refer to Note 5)	1,158,058	1,031,078
Investments in private equity funds, at fair value (refer to Note 6)	571,903	586,018
Investments in and advances to unconsolidated ventures (refer to Note 7)	140,540	138,343
Real estate securities, available for sale (refer to Note 8)	961,135	1,035,075
Receivables	30,478	59,895
Receivables, related parties	29,169	25,262
Unbilled rent receivable	15,153	15,006
Derivative assets, at fair value	1,925	3,469
Deferred costs and intangible assets, net	87,771	83,490
Assets of properties held for sale	52,621	30,063
Other assets	136,963	145,053
Total assets (1)	$6,173,235	$6,316,882
Liabilities
Mortgage and other notes payable	$2,110,623	$2,113,334
CDO bonds payable, at fair value	419,253	384,183
Securitization bonds payable	82,367	82,340
Credit facilities	62,030	70,038
Accounts payable and accrued expenses	61,618	68,418
Escrow deposits payable	104,421	90,929
Derivative liabilities, at fair value	30,717	52,204
Liabilities of assets held for sale	28,962	28,962
Other liabilities	73,732	73,874
Total liabilities(2)	2,973,723	2,964,282
Commitments and contingencies
Equity
NRFC Sub-REIT Corp. Stockholders’ Equity
Preferred stock, $625,000 aggregate liquidation preference as of March 31, 2014 and December 31, 2013	625	625
Common stock, $0.01 par value, 9,000 shares authorized, 100 shares issued and outstanding as of March 31, 2014 and December 31, 2013	—	—
Additional paid-in capital	2,859,478	2,859,478
Retained earnings (accumulated deficit)	315,724	476,693
Accumulated other comprehensive income (loss)	(2,704)	(11,194)
Total NRFC Sub-REIT Corp. stockholders’ equity	3,173,123	3,325,602
Non-controlling interests	26,389	26,998
Total equity	3,199,512	3,352,600
Total liabilities and equity	$6,173,235	$6,316,882

See accompanying notes to consolidated financial statements.

NRFC SUB‑REIT CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)
(Dollars in Thousands)

		March 31, 2014 (Unaudited)	December 31, 2013

(1)	Assets of consolidated VIEs included in the total assets above:
	Restricted cash	$9,092	$24,411
	Operating real estate, net	4,920	4,945
	Real estate debt investments, net	43,542	44,299
	Real estate securities, available for sale	559,447	644,015
	Receivables	3,436	4,476
	Other assets	1,560	269
	Total assets of consolidated VIEs	$621,997	$722,415
(2)	Liabilities of consolidated VIEs included in the total liabilities above:
	CDO bonds payable, at fair value	$419,253	$384,183
	Accounts payable and accrued expenses	2,313	2,686
	Escrow deposits payable	22	22
	Derivative liabilities, at fair value	30,717	52,204
	Other liabilities	2,691	2,971
	Total liabilities of consolidated VIEs	$454,996	$442,066

See accompanying notes to consolidated financial statements.

NRFC SUB‑REIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net interest income
Interest income (refer to Note 10)	$77,982	$70,007
Interest expense on debt and securities	3,283	11,413
Net interest income on debt and securities	74,699	58,594
Other revenues
Rental and escalation income	68,425	37,936
Selling commissions and dealer manager fees, related parties	14,548	16,940
Asset management and other fees, related parties	9,485	4,508
Other revenue	1,789	452
Total other revenues	94,247	59,836
Expenses
Other interest expense	26,377	15,110
Real estate properties—operating expenses	21,958	8,665
Commission expense (refer to Note 10)	13,560	15,369
Other expenses	776	1,250
Transaction costs	8,058	3,753
Provision for loan losses, net	1,886	2,336
General and administrative expenses
Salaries and equity-based compensation (1)	20,863	18,330
Other general and administrative expenses	6,425	5,026
Total general and administrative expenses	27,288	23,356
Depreciation and amortization	27,049	14,705
Total expenses	126,952	84,544
Income (loss) from operations	41,994	33,886
Equity in earnings (losses) of unconsolidated ventures	31,792	8,313
Unrealized gain (loss) on investments and other	(129,823)	23,443
Realized gain (loss) on investments and other	(8,023)	4,118
Gain (loss) from deconsolidation of N-Star CDOs (refer to Note 3)	3,355	—
Income (loss) from continuing operations	(60,705)	69,760
Income (loss) from discontinued operations	(384)	160
Net income (loss)	(61,089)	69,920
Net (income) loss attributable to non-controlling interests	134	7
Preferred stock dividends	(20)	(20)
Net income (loss) attributable to NRFC Sub-REIT Corp. common stockholders	$(60,975)	$69,907
______________________

(1)	The three months ended March 31, 2014 and 2013 include $9.6 million and $6.0 million, respectively, of equity-based compensation expense.

 See accompanying notes to consolidated financial statements.

NRFC SUB‑REIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net income (loss)	$(61,089)	$69,920
Other comprehensive income (loss):
Unrealized gain (loss) on real estate securities, available for sale	9,451	1,690
Reclassification of unrealized (gain) loss into realized gain (loss) on investments and other	(967)	—
Reclassification of swap (gain) loss into interest expense on debt and securities (refer to Note 15)	6	1,539
Total other comprehensive income (loss)	8,490	3,229
Comprehensive income (loss)	(52,599)	73,149
Comprehensive (income) loss attributable to non-controlling interests	134	7
Comprehensive income (loss) attributable to NRFC Sub-REIT Corp. common stockholders	$(52,465)	$73,156

See accompanying notes to consolidated financial statements.

NRFC SUB‑REIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY
(Dollars and Shares in Thousands)

	Preferred Stock		Common Stock			Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total NRFC Sub-REIT Corp. Stockholders’ Equity
					Additional Paid-in Capital				Non-controlling Interests	Total Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2013	625	$625	100	$—	$2,859,478	$476,693	$(11,194)	$3,325,602	$26,998	$3,352,600
Capital contributions	—	—	—	—	—	—	—	—	198	198
Capital distributions	—	—	—	—	—	(100,014)	—	(100,014)	(673)	(100,687)
Other comprehensive income (loss)	—	—	—	—	—	—	8,490	8,490	—	8,490
Net income (loss)	—	—	—	—	—	(60,955)	—	(60,955)	(134)	(61,089)
Balance as of March 31, 2014 (unaudited)	625	$625	100	$—	$2,859,478	$315,724	$(2,704)	$3,173,123	$26,389	$3,199,512

See accompanying notes to consolidated financial statements.

NRFC SUB‑REIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$(61,089)	$69,920
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in (earnings) losses of PE Investments	(28,148)	(7,683)
Equity in (earnings) losses of unconsolidated ventures	(3,644)	(630)
Depreciation and amortization	27,049	15,074
Amortization of premium/accretion of discount on investments	(20,297)	(13,958)
Interest accretion on investments	(4,443)	(321)
Amortization of deferred financing costs	1,078	929
Amortization of equity-based compensation	9,355	6,018
Unrealized (gain) loss on investments and other	123,086	(40,197)
Realized (gain) loss on investments and other	8,023	(4,118)
(Gain) loss from deconsolidation of N-Star CDOs	(3,355)	—
Distributions from PE Investments (refer to Note 6)	28,148	7,683
Distributions from unconsolidated ventures	541	788
Distributions from equity investments	4,764	—
Amortization of capitalized above/below market leases	(233)	(398)
Straight-line rental income, net	(318)	(898)
Provision for loan losses, net	1,886	2,336
Allowance for uncollectible accounts	—	744
Other	—	73
Discount received	71	2,194
Changes in assets and liabilities:
Restricted cash	(3,104)	3,979
Receivables	(2,081)	(2,161)
Other assets	(1,576)	3,123
Receivables, related parties	(3,907)	(651)
Accounts payable and accrued expenses	(9,879)	(11,519)
Other liabilities	328	(294)
Net cash provided by (used in) operating activities	62,255	30,033
Cash flows from investing activities:
Acquisition of operating real estate, net	—	(117,184)
Improvements of operating real estate	(2,229)	(2,772)
Deferred costs and intangible assets	—	(136)
Origination of real estate debt investments, net	(139,886)	(11,322)
Proceeds from sale of real estate debt investments (refer to Note 10)	8,952	—
Repayments on real estate debt investments	12,190	20,530
Investment in PE Investments (refer to Note 6)	(1,836)	(259,143)
Distributions from PE Investments (refer to Note 6)	48,449	9,513
Investment in and advances to unconsolidated ventures	(493)	(5,702)
Distributions from unconsolidated ventures	256	474
Acquisition of real estate securities, available for sale	(7,872)	—
Proceeds from the sale of real estate securities, available for sale	22,166	20,114
Repayments on real estate securities, available for sale	5,646	67,928
Change in restricted cash	999	(3,239)
Other assets	(7,321)	(26,570)
Net cash provided by (used in) investing activities	(60,979)	(307,509)

See accompanying notes to consolidated financial statements.

NRFC SUB‑REIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from financing activities:
Borrowings from mortgage notes	—	101,756
Repayments of mortgage notes	(2,711)	(2,536)
Repayments of CDO bonds	(30,186)	(230,454)
Repurchases of CDO bonds	—	(6,543)
Borrowings from credit facilities	—	8,060
Repayments of credit facilities	(8,008)	(13,643)
Repayments of secured term loan	—	(41)
Payment of deferred financing costs	(503)	(1,872)
Purchase of derivative instruments	—	(3,704)
Change in restricted cash	17,362	137,541
Capital contributions	—	233,712
Capital distributions	(108,988)	—
Contributions from non-controlling interests	198	1,423
Distributions to non-controlling interests	(673)	(203)
Net cash provided by (used in) financing activities	(133,509)	223,496
Net increase (decrease) in cash and cash equivalents	(132,233)	(53,980)
Cash and cash equivalents—beginning of period	627,460	440,237
Cash and cash equivalents—end of period	$495,227	$386,257

  See accompanying notes to consolidated financial statements.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	Business and Organization
NRFC Sub‑REIT Corp. (the “Company”), a Maryland Corporation, is the entity through which NorthStar Realty Finance Limited Partnership (“NRFLP”), conducts substantially all of its business and owns (either directly or through subsidiaries) substantially all of the assets of NorthStar Realty Finance Corp. (“NRF”) an internally‑managed real estate investment trust (“REIT”). NRFLP owns 100% of the common shares and 80% of the preferred shares of the Company.
The proceeds from NRF’s public issuances of common and preferred stock are distributed to NRFLP in the form of common and preferred units and to the Company as capital contributions. In addition, the amortization of equity‑based compensation related to limited partnership interests in NRFLP which are structured as profits interests (“LTIP Units”) are treated as capital contributions.
On December 10, 2013, NRF announced that its board of directors unanimously approved a plan to spin‑off its asset management business into a separate publicly‑traded company in the form of a tax‑free distribution. In connection with the spin‑off, NRF formed NorthStar Asset Management Group Inc. (“NSAM”). Upon completion of the spin-off, NRF will be externally managed by an affiliate of NSAM through a management contract with an initial term of 20 years. NSAM will also manage NRF’s sponsored non‑traded REITs: NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”), NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”) and NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), collectively referred to as the Sponsored Companies. In addition, NSAM will own NorthStar Realty Securities, LLC (“NorthStar Securities”), a captive broker‑dealer platform and perform other asset management‑related services. The entities that manage the Sponsored Companies will become subsidiaries of NSAM as part of the spin‑off. The spin-off is expected to be completed on or about June 30, 2014.
All references herein to the Company refer to NRFC Sub‑REIT Corp. and its consolidated subsidiaries, collectively, unless the context otherwise requires.

2.	Summary of Significant Accounting Policies
Basis of Quarterly Presentation
The accompanying unaudited consolidated financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial reporting and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and note disclosures normally included in the consolidated financial statements prepared under U.S. GAAP have been condensed or omitted. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature. The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in “Financial Statements” of this prospectus.
Principles of Consolidation
The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. The Company consolidates variable interest entities (“VIE”) where the Company is the primary beneficiary and voting interest entities which are generally majority owned or otherwise controlled by the Company. All significant intercompany balances are eliminated in consolidation.
Variable Interest Entities
A VIE is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. The Company bases its qualitative analysis on its review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity.
The Company reassesses its initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events.
A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. The Company determines whether it is the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for the Company or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the business activities of the Company and the other interests. The Company reassesses its determination of whether it is the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIEs and general market conditions.
The Company evaluates its CRE debt and securities, investments in unconsolidated ventures and securitization financing transactions, such as its collateralized debt obligations (“CDOs”) to determine whether they are a VIE. The Company analyzes new investments and financings, as well as reconsideration events for existing investments and financings, which vary depending on type of investment or financing.
Voting Interest Entities
A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If the Company has a majority voting interest in a voting interest entity, the entity will generally be consolidated. The Company does not consolidate a voting interest entity if there are substantive participating rights by other parties and/or kick-out rights by a single party.
The Company performs on-going reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework.
Investments in and Advances to Unconsolidated Ventures
The Company has non-controlling, unconsolidated ownership interests in entities that may be accounted for using the equity method, at fair value or the cost method.
Under the equity method, the investment is adjusted each period for capital contributions and distributions and its share of the entity’s net income (loss). Capital contributions, distributions and net income (loss) of such entities are recorded in accordance with the terms of the governing documents. Allocations of net income (loss) may differ from the stated ownership percentage interest in such entities as a result of preferred returns and allocation formulas, if any, as described in such governing documents.
The Company may account for an investment in an unconsolidated entity at fair value by electing the fair value option. The Company elected the fair value option for its investments (directly or indirectly in joint ventures) that own limited partnership interests in real estate private equity funds (“PE Investments”) and certain components of the Company’s investment in RXR Realty, LLC (“RXR Realty”). PE Investments are recorded as investments in private equity funds, at fair value on the consolidated balance sheets. The Company records the change in fair value for its share of the projected future cash flow of such investments from one period to another in equity in earnings (losses) from unconsolidated ventures in the consolidated statements of operations. Any change in fair value attributed to market related assumptions is considered unrealized gain (loss).
The Company may account for investments that do not qualify for equity method accounting or for which the fair value option was not elected using the cost method if the Company determines the investment in the unconsolidated entity is insignificant. Under the cost method, equity in earnings is recorded as dividends are received to the extent they are not considered a return of capital, which is recorded as a reduction of cost of the investment.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Non-controlling Interests
A non-controlling interest in a consolidated subsidiary is defined as the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to the Company. Non-controlling interests are required to be presented as a separate component of equity on the consolidated balance sheets and presented separately as net income (loss) and other comprehensive income (loss) (“OCI”) attributable to controlling and non-controlling interests. Allocations to non-controlling interests may differ from the stated ownership percentage interest in such entities as a result of preferred returns and allocation formulas, if any, as described in such governing documents.
Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that could affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates and assumptions.
Reclassifications
Certain prior period amounts have been reclassified in the consolidated financial statements to conform to current period presentation.
Comprehensive Income (Loss)
The Company reports consolidated comprehensive income (loss) in separate statements following the consolidated statements of operations. Comprehensive income (loss) is defined as the change in equity resulting from net income (loss) and OCI. The components of OCI principally include: (i) unrealized gain (loss) on real estate securities available for sale for which the fair value option is not elected; and (ii) the reclassification of unrealized gain (loss) on derivative instruments that are or were deemed to be effective hedges.
Fair Value Option
The fair value option provides an election that allows a company to irrevocably elect fair value for certain financial assets and liabilities on an instrument-by-instrument basis at initial recognition. The Company will generally not elect the fair value option for its assets and liabilities. However, the Company may elect to apply the fair value option for certain investments. Any change in fair value for assets and liabilities for which the election is made is recognized in earnings.
Operating Real Estate
The Company follows the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant and land improvements and other identified intangibles. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over their useful life.  Ordinary repairs and maintenance are expensed as incurred.  Operating real estate is carried at historical cost less accumulated depreciation. Operating real estate is depreciated using the straight-line method over the estimated useful lives of the assets.  Costs directly related to an acquisition deemed to be a business combination are expensed and included in transaction costs in the consolidated statements of operations. The Company evaluates whether real estate acquired in connection with a foreclosure, UCC/deed in lieu of foreclosure or a consentual modification of a loan (herein collectively referred to as taking title to collateral) (“REO”) constitutes a business and whether business combination accounting is appropriate. Any excess upon taking title to collateral between the carrying value of a loan over the estimated fair value of the property is charged to provision for loan losses.
Operating real estate, including REO, which has met the criteria to be classified as held for sale, is separately presented on the consolidated balance sheets. Such operating real estate is recorded at the lower of its carrying value or its estimated fair value less the cost to sell. Once a property is determined to be held for sale, depreciation is no longer recorded.
Real Estate Debt Investments
CRE debt investments are generally intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. CRE debt investments that are deemed to be impaired are carried at amortized cost less a loan loss reserve, if deemed appropriate, which approximates fair value. CRE debt investments where the Company does not have the intent to hold the loan for the foreseeable future or until its expected payoff are classified as held for sale and recorded at the lower of cost or estimated value.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Real Estate Securities
The Company classifies its CRE securities investments as available for sale on the acquisition date, which are carried at fair value. The Company historically elected to apply the fair value option for its CRE securities investments. For those CRE securities for which the fair value option was elected, any unrealized gains (losses) from the change in fair value is recorded in unrealized gains (losses) on investments and other in the consolidated statements of operations.
The Company may decide to not elect the fair value option for certain CRE securities due to the nature of the particular instrument. For those CRE securities for which the fair value option was not elected, any unrealized gains (losses) from the change in fair value is recorded as a component of accumulated OCI in the consolidated statements of equity, to the extent impairment losses are considered temporary.
Other Assets and Other Liabilities
The following table presents a summary of other assets and other liabilities as of March 31, 2014 and December 31, 2013 (dollars in thousands):

	March 31, 2014 (Unaudited)	December 31, 2013

Other assets:
Manufactured homes	$63,495	$69,217
Notes receivable	40,664	38,418
Investment-related reserves and deposits	10,389	11,127
Furniture, fixtures and equipment, net	6,955	6,977
Prepaid expenses	4,706	5,361
Timeshare	386	462
Other	10,368	13,491
Total	$136,963	$145,053

	March 31, 2014 (Unaudited)	December 31, 2013

Other liabilities:
PE Investment III deferred purchase price (refer to Note 6)	$39,760	$39,760
Unearned revenue	2,406	2,029
Security deposits	9,515	9,294
Below-market leases	8,324	8,700
Other	13,727	14,091
Total	$73,732	$73,874
Revenue Recognition
Operating Real Estate
Rental and escalation income from operating real estate is derived from leasing of space to various types of tenants and healthcare operators. The leases are for fixed terms of varying length and generally provide for annual rentals and expense reimbursements to be paid in monthly installments. Rental income from leases is recognized on a straight-line basis over the term of the respective leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in unbilled rent receivable on the consolidated balance sheets. Escalation income represents revenue from tenant/operator leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes paid by the Company on behalf of the respective property. This revenue is accrued in the same period as the expenses are incurred.
Real Estate Debt Investments
Interest income is recognized on an accrual basis and any related premium, discount, origination costs and fees are amortized over the life of the investment using the effective interest method. The amortization is reflected as an adjustment to interest

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

income in the consolidated statements of operations. The amortization of a premium or accretion of a discount is discontinued if such loan is reclassified to held for sale.
Real Estate Securities
Interest income is recognized using the effective interest method with any premium or discount amortized or accreted through earnings based on expected cash flow through the expected maturity date of the security. Changes to expected cash flow may result in a change to the yield which is then applied retrospectively for high-credit quality securities that cannot be prepaid or otherwise settled in such a way that the holder would not recover substantially all of the investment or prospectively for all other securities to recognize interest income.
Selling Commissions and Dealer Manager Fees
Selling commissions and dealer manager fees represent income earned from selling equity in the Sponsored Companies through NorthStar Securities, while such companies are raising capital for their respective public offerings. Selling commissions and dealer manager fees and commission expense are accrued on a trade date basis. The Company is currently raising capital for NorthStar Healthcare and NorthStar Income II. NorthStar Income, the Company’s first sponsored company, successfully completed its $1.1 billion public offering on July 1, 2013.
Asset Management and Other Fees
Asset management and other fees include asset management, incentive and other fees, such as acquisition and disposition fees, earned from the Sponsored Companies. Base asset management and other fees are recognized based on contractual terms specified in the underlying governing documents in the periods during which the related services are performed and the amounts have been contractually earned. Incentive fees and payments are recognized subject to the achievement of return hurdles in accordance with the respective terms set forth in each respective governing agreement of the Sponsored Companies.
Credit Losses and Impairment on Investments
Operating Real Estate
The Company’s real estate portfolio is reviewed on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value of its operating real estate may be impaired or that its carrying value may not be recoverable. A property’s value is considered impaired if the Company’s estimate of the aggregate expected future undiscounted cash flow generated by the property is less than the carrying value. In conducting this review, the Company considers U.S. macroeconomic factors, real estate sector conditions and asset specific and other factors. To the extent an impairment has occurred, the loss is measured as the excess of the carrying value of the property over the estimated fair value and recorded in impairment on operating real estate in the consolidated statements of operations.
An allowance for a doubtful account for a tenant/operator receivable is established based on a periodic review of aged receivables resulting from estimated losses due to the inability of tenant/operator to make required rent and other payments contractually due. Additionally, the Company establishes, on a current basis, an allowance for future tenant/operator credit losses on unbilled rent receivable based on an evaluation of the collectability of such amounts.
Real Estate Debt Investments
Loans are considered impaired when based on current information and events, it is probable that the Company will not be able to collect principal and interest amounts due according to the contractual terms. The Company assesses the credit quality of the portfolio and adequacy of loan loss reserves on a quarterly basis, or more frequently as necessary. Significant judgment of the Company is required in this analysis. The Company considers the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the loan, a loan loss reserve is recorded with a corresponding charge to provision for loan losses. The loan loss reserve for each loan is maintained at a level that is determined to be adequate by management to absorb probable losses.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Income recognition is suspended for a loan at the earlier of the date at which payments become 90-days past due or when, in the opinion of the Company, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired loan is in doubt, all payments are applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired loan is not in doubt, contractual interest is recorded as interest income when received, under the cash basis method until an accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. A loan is written off when it is no longer realizable and/or legally discharged.
Investments in and Advances to Unconsolidated Ventures
The Company reviews its investments in unconsolidated ventures for which the Company did not elect the fair value option on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value may be impaired or that its carrying value may not be recoverable. An investment is considered impaired if the projected net recoverable amount over the expected holding period is less than the carrying value. In conducting this review, the Company considers U.S. macroeconomic factors, including real estate sector conditions, together with asset specific and other factors. To the extent an impairment has occurred and is considered to be other than temporary, the loss is measured as the excess of the carrying value of the investment over the estimated fair value and recorded in provision for loss on equity investment in the consolidated statements of operations.
Real Estate Securities
CRE securities for which the fair value option is elected are not evaluated for other-than-temporary impairment (“OTTI”) as any change in fair value is recorded in the consolidated statements of operations. Realized losses on such securities are reclassified to realized gain (loss) on investments and other as losses occur.
CRE securities for which the fair value option is not elected are evaluated for OTTI quarterly. Impairment of a security is considered to be other-than-temporary when: (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. When a CRE security has been deemed to be other-than-temporarily impaired due to (i) or (ii), the security is written down to its fair value and an OTTI is recognized in the consolidated statements of operations. In the case of (iii), the security is written down to its fair value and the amount of OTTI is then bifurcated into: (a) the amount related to expected credit losses; and (b) the amount related to fair value adjustments in excess of expected credit losses. The portion of OTTI related to expected credit losses is recognized in the consolidated statements of operations. The remaining OTTI related to the valuation adjustment is recognized as a component of accumulated OCI in the consolidated statements of equity. The portion of OTTI recognized through earnings is accreted back to the amortized cost basis of the security through interest income, while amounts recognized through OCI are amortized over the life of the security with no impact on earnings. CRE securities which are not high-credit quality are considered to have an OTTI if the security has an unrealized loss and there has been an adverse change in expected cash flow. The amount of OTTI is then bifurcated as discussed above. As of March 31, 2014, the Company did not have any OTTI recorded on its CRE securities.
Troubled Debt Restructuring
CRE debt investments modified in a troubled debt restructuring (“TDR”) are modifications granting a concession to a borrower experiencing financial difficulties where a lender agrees to terms that are more favorable to the borrower than is otherwise available in the current market. Management judgment is necessary to determine whether a loan modification is considered a TDR. Troubled debt that is fully satisfied via taking title to collateral, repossession or other transfers of assets is generally included in the definition of TDR. Loans acquired as a pool with deteriorated credit quality that have been modified are not considered a TDR.
Equity-Based Compensation
The Company accounts for NRF’s equity-based compensation awards using the fair value method, which requires an estimate of fair value of the award at the time of grant. Awards may be based on a variety of measures such as time, performance, market or a combination thereof. For service-based awards, the Company recognizes compensation expense over the vesting period on a straight-line basis. For awards with performance or market measures, the Company recognizes compensation expense over the requisite service period, using the accelerated attribution expense method. For performance-based measures, compensation expense, net of estimated forfeitures, is recorded based on the Company’s estimate of the probable achievement of such measures. For market-based measures, the Company recognizes compensation expense based on the initial estimate of the fair value of the award using a binomial model.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

For awards with a combination of performance or market measures, the Company estimates the fair value as if it were two separate awards. First, the Company estimates the probability of achieving the performance measure. If it is not probable the performance condition will be met, the Company records the compensation expense based on the fair value of the market measure. This expense is recorded even if the market-based measure is never met. If the performance-based measure is subsequently estimated to be achieved, the Company records compensation expense based upon the performance-based measure. The Company would then record a cumulative catch-up adjustment for any additional compensation expense.
Equity-based compensation issued to non-employees is accounted for using the fair value of the award at the earlier of the performance commitment date or performance completion date. The awards are remeasured every quarter based on the stock price as of the end of the reporting period until such awards vest.
Recent Accounting Pronouncements
In April 2014, the Financial Accounting Standards Board (“FASB”) issued an accounting update that changes the requirements for reporting discontinued operations. A discontinued operation may include a component of an entity or a group of components of an entity or a business. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. The requirements of this accounting update will be effective for the Company for the annual period beginning after December 15, 2014, however, early adoption is permitted but only for disposals or classifications as held for sale that have not been reported in financial statements previously issued or available for issue. The Company early adopted this accounting pronouncement effective January 1, 2014 and the update did not have a material impact on the consolidated financial statements.

3.	Variable Interest Entities
As of March 31, 2014, the Company has identified the following consolidated and unconsolidated VIEs.
CDO Financing Transactions
The Company sponsored nine CDOs, three of which were primarily collateralized by CRE debt and six of which were primarily collateralized by CRE securities. The Company acquired equity interests of two CRE debt focused CDOs, the CSE RE 2006-A CDO (“CSE CDO”) and the CapLease 2005-1 CDO (“CapLease CDO”). In the case of the CSE CDO, the Company was delegated the collateral management and special servicing rights, and for the CapLease CDO, the Company acquired the collateral management rights. These CDOs are collectively referred to as the N-Star CDOs and their assets are referred to as legacy investments. All N-Star CDOs are considered VIEs. At the time of issuance of the sponsored CDOs, the Company retained the below investment grade bonds, which are referred to as subordinate bonds, and preferred shares and equity notes, which are referred to as equity interests. In addition, the Company repurchased CDO bonds originally issued to third parties at discounts to par. These repurchased CDO bonds and retained subordinate bonds are herein collectively referred to as N-Star CDO bonds.
The collateral for the CRE debt CDO financing transactions primarily includes first mortgage loans, subordinate interests, mezzanine loans, credit tenant loans and other loans. The collateral for the CDO financing transactions primarily collateralized by CRE securities includes commercial mortgage-backed securities (“CMBS”), unsecured REIT debt and CDO notes backed primarily by CRE securities and debt. Assets of each of the VIEs may only be used to settle obligations of the respective VIE. Creditors of each of the VIEs have no recourse to the general credit of the Company.
Consolidated N-Star CDOs
As of March 31, 2014, the Company serves as collateral manager and/or special servicer for N-Star CDOs I, III and IX which are primarily collateralized by CRE securities. The Company consolidates these entities as the Company has the power to direct the activities that most significantly impact the economic performance of these CDOs and therefore continues to be the primary beneficiary.
The Company is not contractually required to provide financial support to any of these consolidated VIEs, however, the Company, in its capacity as collateral manager/collateral manager delegate and/or special servicer, may in its sole discretion

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

provide support such as protective and other advances it deems appropriate. The Company did not provide any other financial support to any of its consolidated VIEs for the three months ended March 31, 2014 and 2013.
Unconsolidated N-Star CDOs
The Company delegated the collateral management rights for N-Star CDOs IV, VI and VIII and the CapLease CDO on September 30, 2013 and the CSE CDO on December 31, 2013 to a third-party collateral manager who is entitled to a percentage of the senior and subordinate collateral management fees. The Company continues to receive fees as named collateral manager or collateral manager delegate and retained administrative responsibilities. The Company evaluated the reconsideration event and determined that these CDOs were still VIEs as the equity investors do not have the characteristics of a controlling financial interest. The Company evaluated the fees paid to the third-party collateral manager and concluded that the third party was acting as a principal. The Company no longer has the power to direct the activities that most significantly impact the economic performance of these CDOs, which includes but is not limited to selling collateral, and therefore is no longer the primary beneficiary of such CDOs. As a result, the Company deconsolidated the assets and liabilities for N-Star CDOs IV, VI and VIII and the CapLease CDO on September 30, 2013 and the CSE CDO on December 31, 2013.
In March 2014, the Company determined it no longer had the power to direct the activities that most significantly impact the economic performance of N-Star CDO V due to the ability of a single party to remove the Company as collateral manager as a result of an existing event of default. The Company was no longer the primary beneficiary of N-Star CDO V, and as a result, in the first quarter 2014, the Company deconsolidated the assets and liabilities of this CDO. Similar events of default in the future, if they occur, could cause the Company to deconsolidate additional CDO financing transactions.
For the three months ended March 31, 2014, the deconsolidation of N-Star CDO V resulted in a non-cash realized gain on deconsolidation of $3.4 million recorded in the consolidated statement of operations. The gain was the result of the deconsolidation of $94.1 million of assets, $88.4 million of liabilities, net of $0.8 million of fair value of N-Star CDO bonds recorded that no longer eliminated in consolidation and the reclassification of $8.3 million of unrealized gain to gain (loss) from deconsolidation.
Other Unconsolidated VIEs
Based on management’s analysis, the Company is not the primary beneficiary of the VIEs summarized below and as such, these VIEs are not consolidated into the Company’s financial statements as of March 31, 2014. These unconsolidated VIEs are summarized as follows:
Real Estate Debt Investments
The Company identified three CRE debt investments with an aggregate carrying value of $59.5 million as variable interests in a VIE. The Company determined that it is not the primary beneficiary of such VIEs, and as such, the VIEs are not consolidated in the Company’s financial statements. For all other CRE debt investments, the Company determined that these investments are not VIEs and, as such, the Company continues to account for all CRE debt investments as loans.
Real Estate Securities
The Company identified two CRE securities with an aggregate fair value of $31.0 million as variable interests in VIEs. In connection with certain CMBS investments, the Company became the controlling class and/or was named directing certificate holder of a securitization it did not sponsor. For one of these securitizations, the Company was appointed as special servicer. The Company determined each securitization was a VIE. However, the Company determined at that time and continues to believe that it does not currently or potentially hold a significant interest in any of these securitizations and, therefore, is not the primary beneficiary.
In February 2013, NorthStar Income, acquired a “B-piece” in a new $1.2 billion securitization. An affiliate of the Company was appointed as special servicer for the securitization. The Company determined such securitization was a VIE. However, the Company determined at that time and continues to believe that it does not currently or potentially hold a significant interest and, therefore, is not the primary beneficiary.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Summary of Unconsolidated VIEs
The following table presents the classification, carrying value and maximum exposure of unconsolidated VIEs as of March 31, 2014 (dollars in thousands):

	Real Estate Debt Investments, Net	Real Estate Securities, Available for Sale	Total	Maximum Exposure to Loss(1)
Real estate debt investments, net	$59,508	$—	$59,508	$59,508
Real estate securities, available for sale:
N-Star CDO bonds	—	230,241	230,241	230,241
N-Star CDO equity	—	142,908	142,908	142,908
CMBS	—	30,950	30,950	30,950
Subtotal real estate securities, available for sale	—	404,099	404,099	404,099
Total assets	$59,508	$404,099	$463,607	$463,607
____________________________________________________________

(1)	The Company’s maximum exposure to loss as of March 31, 2014 would not exceed the carrying value of its investment.
The Company did not provide financial support to any of its unconsolidated VIEs during the three months ended March 31, 2014 and 2013. As of March 31, 2014, there were no explicit arrangements or implicit variable interests that could require the Company to provide financial support to any of its unconsolidated VIEs.

4.	Operating Real Estate
Real Estate Acquisitions and Sales
There were no significant acquisitions or sales of operating real estate for the three months ended March 31, 2014. In May 2014, the Company, through a subsidiary, completed its previously announced acquisition of a $1.1 billion healthcare real estate portfolio comprised of over 8,500 beds across 43 senior housing facilities and 37 skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. Refer to Note 19 for further disclosure.
Discontinued Operations
Discontinued operations relates to five healthcare properties held for sale as of March 31, 2014. The following table presents income (loss) from discontinued operations related to such properties for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	Three Months Ended March 31,
	2014	2013
Revenue
Rental and escalation income	$—	$960
Other revenue	—	92
Total revenue	—	1,052
Expenses
Other interest expense	—	470
Real estate properties—operating expenses	350	—
Other expenses	34	53
Depreciation and amortization	—	369
Total expenses	384	892
Income (loss) from discontinued operations	$(384)	$160

5.	Real Estate Debt Investments
The following table presents CRE debt investments as of March 31, 2014, excluding CRE debt underlying deconsolidated N-Star CDOs (dollars in thousands):

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

					Weighted Average (6)			Floating Rate as % of Principal Amount(6)
	Number	Principal Amount	Carrying Value(4)	Allocation by Investment Type (5)	Fixed Rate	Spread Over LIBOR(7)	Yield(8)
Asset Type:
First mortgage loans	17	$502,567	$468,652	41.8%	13.20%	6.60%	10.63%	80.7%
Mezzanine loans	8	163,798	159,473	13.6%	13.44%	13.47%	13.70%	80.0%
Subordinate interests(1)	8	248,124	254,562	20.6%	12.41%	12.33%	12.76%	33.1%
Term loans(2)	4	231,864	231,829	19.3%	12.44%	—	12.94%	—
Subtotal/Weighted average(3)	37	1,146,353	1,114,516	95.3%	12.62%	8.62%	11.97%	53.1%
CRE debt in N-Star CDOs
First mortgage loans	3	34,235	21,248	2.9%	—	2.23%	3.70%	100.0%
Mezzanine loans	1	11,000	10,974	0.9%	8.00%	—	8.33%	—
Subordinate interests	1	7,444	7,444	0.6%	—	7.00%	7.15%	100.0%
Term loans	7	3,876	3,876	0.3%	6.93%	—	6.93%	—
Subtotal/Weighted average	12	56,555	43,542	4.7%	7.72%	3.08%	5.75%	73.7%
Total	49	$1,202,908	$1,158,058	100.0%	12.49%	8.25%	11.73%	54.1%
____________________________________________________________

(1)	Includes a $100.9 million preferred equity investment for which the Company elected the fair value option. As of March 31, 2014, carrying value represents fair value with respect to this investment.

(2)	Term loans include one revolver of $25.0 million, of which $14.5 million is outstanding as of March 31, 2014.

(3)
Certain CRE debt investments serve as collateral for financing transactions including carrying value of $134.3 million for Securitization 2012-1 and $101.6 million for credit facilities. The remainder is unleveraged. Assuming that all loans that have future fundings meet the terms to qualify for such funding, the Company’s cash requirement on future fundings would be $11.1 million.

(4)
There are no loans on non-accrual status except for one first mortgage loan acquired with deteriorated credit quality with a carrying value of $6.2 million as of March 31, 2014. Certain loans have an accrual of interest at a specified rate that may be in addition to a current rate. Such loans represent an aggregate $3.2 million carrying value where the Company does not recognize interest income on the accrual rate but does recognize interest income based on the current rate.

(5)	Based on principal amount.

(6)	Excludes three CRE debt investments with an aggregate principal amount of $35.2 million that were originated prior to 2008.

(7)	$483.0 million principal amount has a weighted average LIBOR floor of 0.90%. Includes one first mortgage loan with a principal amount of $7.2 million with a spread over prime rate.

(8)	Based on initial maturity and for floating-rate debt, calculated using one-month LIBOR as of March 31, 2014, and for CRE debt with a LIBOR floor, using such floor.

Year to date through May 7, 2014, the Company originated six loans with an aggregate principal amount of $176.2 million.
The following table presents CRE debt investments as of December 31, 2013, excluding CRE debt underlying deconsolidated N-Star CDOs (dollars in thousands):

					Weighted Average(6)			Floating Rate as % of Principal Amount(6)
	Number	Principal Amount	Carrying Value(4)	Allocation by Investment Type(5)	Fixed Rate	Spread Over LIBOR(7)	Yield(8)
Asset Type:
First mortgage loans	15	$441,750	$407,202	40.7%	10.98%	6.59%	9.90%	90.2%
Mezzanine loans	6	109,215	107,116	10.1%	13.96%	12.09%	12.97%	74.2%
Subordinate interests(1)	8	246,652	253,113	22.7%	12.41%	12.33%	12.77%	33.3%
Term loans(2)	4	230,343	219,349	21.1%	12.45%	—%	12.96%	—%
Subtotal/Weighted average(3)	33	1,027,960	986,780	94.6%	12.36%	8.04%	11.58%	53.8%
CRE debt in N-Star CDOs
First mortgage loans	3	34,418	21,431	3.2%	—%	2.22%	3.68%	100.0%
Mezzanine loans	1	11,000	10,965	1.0%	8.00%	—%	8.33%	—%
Subordinate interests	1	7,773	7,773	0.8%	—%	6.75%	6.92%	100.0%
Term loans	7	4,129	4,129	0.4%	6.95%	—%	6.95%	—%
Subtotal/Weighted average	12	57,320	44,298	5.4%	7.71%	3.05%	5.70%	73.6%
Total	45	$1,085,280	$1,031,078	100.0%	12.21%	7.68%	11.31%	54.9%
____________________________________________________________

(1)
Includes a $100.0 million preferred equity investment for which the Company elected the fair value option. As of December 31, 2013, carrying value represents fair value with respect to this investment.

(2)	Term loans include one revolver of $25.0 million, of which $3.5 million is outstanding as of December 31, 2013.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

(3)
Certain CRE debt investments serve as collateral for financing transactions including carrying value of $133.4 million for Securitization 2012-1 and $109.1 million for credit facilities. The remainder is unleveraged.

(4)
There are no loans on non-accrual status except for one first mortgage loan acquired with deteriorated credit quality with a carrying value of $6.4 million as of December 31, 2013. Certain loans have an accrual of interest at a specified rate that may be in addition to a current rate. Such loans represent an aggregate $5.1 million carrying value where the Company does not recognize interest income on the accrual rate but does recognize interest income based on the current rate.

(5)	Based on principal amount.

(6)	Excludes three CRE debt investments with an aggregate principal amount of $37.0 million that were originated prior to 2008.

(7)	$426.1 million principal amount has a weighted average LIBOR floor of 0.99%. Includes one first mortgage loan with a principal amount of $7.4 million with a spread over prime rate.

(8)	Based on initial maturity and for floating-rate debt, calculated using one-month LIBOR as of December 31, 2013, and for CRE debt with a LIBOR floor, using such floor.
The following table presents maturities of CRE debt investments based on principal amount as of March 31, 2014 (dollars in thousands):

	Initial Maturity	Maturity Including Extensions(1)
April 1 to December 31, 2014	$243,340	$174,484
Years Ending December 31:
2015	251,761	94,313
2016	208,178	119,388
2017	72,131	240,476
2018	3,086	149,835
Thereafter	424,412	424,412
Total	$1,202,908	$1,202,908
____________________________________________________________

(1)	Assumes that all debt with extension options will qualify for extension at such maturity according to the conditions stipulated in the governing documents.
As of March 31, 2014, the weighted average maturity, including extensions, of CRE debt investments was 4.5 years.
Actual maturities may differ from contractual maturities as certain borrowers may have the right to prepay with or without prepayment penalty. The Company may also extend certain contractual maturities in connection with loan modifications.
The principal amount of CRE debt investments differs from the carrying value due to unamortized origination fees and costs, unamortized premium and discount and loan loss reserves being recorded as part of the carrying value of the investment. As of March 31, 2014, the Company had $21.7 million of net unamortized discount and $8.0 million of net unamortized origination fees and costs.
The Company did not have any non-performing loans (“NPLs”) as of March 31, 2014 and December 31, 2013.
Provision for Loan Losses
The following table presents activity in loan loss reserves on CRE debt investments for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	Three Months Ended March 31,
	2014	2013
Beginning balance	$2,880	$156,699
Provision for loan losses, net	1,886	2,336	(1)
Transfers to REO	—	(5,623)
Ending balance	$4,766	$153,412
____________________________________________________________
(1) Includes $4.0 million of reversals of previously recorded provisions for loan losses.

Credit Quality Monitoring
CRE debt investments are typically loans secured by direct senior priority liens on real estate properties or by interests in entities that directly own real estate properties, which serve as the primary source of cash for the payment of principal and

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

interest. The Company evaluates its debt investments at least quarterly and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company’s expectations as to the ultimate recovery of principal at maturity.
The Company categorizes a debt investment for which it expects to receive full payment of contractual principal and interest payments as a “loan with no loan loss reserve.” The Company categorizes a debt investment as a NPL if it is in maturity default and/or past due at least 90 days on its contractual debt service payments. The Company considers the remaining debt investments to be of weaker credit quality and categorizes such loans as “other loans with a loan loss reserve/non-accrual status.” These loans are not considered NPLs because such loans are performing in accordance with contractual terms but the loans have a loan loss reserve and/or are on non-accrual status. Even if a borrower is currently paying contractual debt service or debt service is not due in accordance with its contractual terms, the Company may still determine that the borrower may not be able to perform under its contractual terms in the future and make full payment upon maturity. The Company’s definition of an NPL may differ from that of other companies that track NPLs.
The following table presents the carrying value of CRE debt investments, by credit quality indicator, as of each applicable balance sheet date (dollars in thousands):

Credit Quality Indicator:	March 31, 2014	December 31, 2013
Loans with no loan loss reserve:
First mortgage loans	$488,117	$426,850
Mezzanine loans	170,447	116,196
Subordinate interests	262,006	260,886
Term loans	235,705	223,478
Subtotal	1,156,275	1,027,410
Other loans with a loan loss reserve/non-accrual status:
First mortgage loans(1)	1,783	1,783
Mezzanine loans	—	1,885
Subtotal	1,783	3,668
Non-performing loans:	—	—
Total	$1,158,058	$1,031,078
____________________________________________________________

(1)	Excludes one first mortgage loan acquired with deteriorated credit quality with a carrying value of $6.2 million and $6.4 million as of March 31, 2014 and December 31, 2013, respectively.
Impaired Loans
The Company considers impaired loans to generally include NPLs, loans with a loan loss reserve, loans on non-accrual status (excluding loans acquired with deteriorated credit quality) and TDRs. The following table presents impaired loans as of March 31, 2014 and December 31, 2013 (dollars in thousands):

	March 31, 2014				December 31, 2013
	Number	Principal Amount(1)	Carrying Value(1)	Loan Loss Reserve	Number	Principal Amount(1)	Carrying Value(1)	Loan Loss Reserve
Class of Debt:
First mortgage loans	1	$2,782	$1,783	$1,000	1	$2,782	$1,783	$1,000
Mezzanine loans	1	3,766	—	3,766	1	3,765	1,885	1,880
Total	2	$6,548	$1,783	$4,766	2	$6,547	$3,668	$2,880
____________________________________________________________

(1)
Principal amount differs from carrying value due to unamortized origination fees and costs, unamortized premium or discount and loan loss reserves included in the carrying value of the investment. Excludes one first mortgage loan acquired with deteriorated credit quality with a carrying value of $6.2 million and $6.4 million as of March 31, 2014 and December 31, 2013, respectively.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following table presents average carrying value of impaired loans by type and the income recorded on such loans subsequent to their being deemed impaired for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	March 31, 2014			March 31, 2013
	Number	Average Carrying Value	Quarter Ended Income	Number	Average Carrying Value	Quarter Ended Income
Class of Debt:
First mortgage loans	1	$1,783	$—	5	$91,390	$267
Mezzanine loans	1	943	2	8	252,637	140
Subordinate interests	—	—	—	2	22,100	1
Term loans	—	—	—	1	36,508	894
Total/weighted average	2	$2,726	$2	16	$402,635	$1,302
As of March 31, 2014 and December 31, 2013, the Company did not have any loans past due greater than 90 days.
Troubled Debt Restructurings
The Company did not have any CRE debt investments modified that were considered TDRs during the three months ended March 31, 2014. The following table presents CRE debt investments that were modified and considered a TDR for the three months ended March 31, 2013 (dollars in thousands):

	March 31, 2013
Class of Debt:	Number	Carrying Value	Original WA Interest Rate	Modified WA Interest Rate
Mezzanine loan	1	$50,905	10.85%	10.85%	(1)
______________________________________

(1)
Considered a TDR in the first quarter 2013 and was subsequently modified in the second quarter 2013. On September 30, 2013, the Company deconsolidated certain N-Star CDOs, and as a result, no longer records this loan on its consolidated balance sheets. Refer to Note 3 for further disclosure.

All loans modified in a TDR generally provided interest rate concessions and/or deferral of interest or principal repayments. Any loan modification is intended to maximize the collection of the principal and interest related to such loan. There are no write-downs related to the CRE debt investments that were modified and considered a TDR for the periods presented.

6.	Investments in Private Equity Funds
The following is a description of investments in private equity funds that own PE investments either through unconsolidated ventures (“PE Investment I”) and (“PE Investment II” ) or directly (“PE Investment III”), which are recorded as investments in private equity funds at fair value on the consolidated balance sheets. The Company elected the fair value option for PE Investments. As a result, the Company records equity in earnings (losses) based on the change in fair value for its share of the projected future cash flow from one period to another. All PE Investments are considered voting interest entities. PE Investment I and II are not consolidated by the Company due to the substantive participating rights of the partners in joint ventures that own the interests in the real estate private equity funds. PE Investment III is not consolidated as the Company does not own a majority voting interest.
The Company evaluates whether disclosure of summarized financial statement information is required for any individually significant investment in unconsolidated ventures. The Company determined there was one significant unconsolidated joint venture with respect to PE Investment I as of March 31, 2014.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

PE Investment I
In February 2013, the Company completed the initial closing (“PE I Initial Closing”) of PE Investment I which owns a portfolio of limited partnership interests in real estate private equity funds managed by institutional-quality sponsors. Pursuant to the terms of the agreement, at the PE I Initial Closing, the full purchase price was funded, excluding future capital commitments. Accordingly, the Company funded $282.1 million and NorthStar Income (together with the Company, the “NorthStar Entities”) funded $118.0 million. The NorthStar Entities have an aggregate ownership interest in PE Investment I of 51%, of which the Company owns 70.5%. The Company assigned its rights to the remaining 29.5% to a subsidiary of NorthStar Income. Teachers Insurance and Annuity Association of America (the “Class B Partner”) contributed its interests in 49 funds subject to the transaction in exchange for all of the Class B partnership interests in PE Investment I.
PE Investment I provides for all cash distributions on a priority basis to the NorthStar Entities as follows: (i) first, 85% to NorthStar Entities and 15% to the Class B Partner until the NorthStar Entities receive a 1.5x multiple on all of their invested capital, including amounts funded in connection with future capital commitments; (ii) second, 15% to the NorthStar Entities and 85% to the Class B Partner until the Class B Partner receives a return of its then remaining June 30, 2012 capital; and (iii) third, 51% to the NorthStar Entities and 49% to the Class B Partner. All amounts paid to and received by NorthStar Entities are based on each partner’s proportionate interest.
As of March 31, 2014, the carrying value of the investment in PE Investment I was $221.1 million. For the three months ended March 31, 2014 and 2013, the Company recognized $13.6 million and $7.7 million of equity in earnings, respectively. For the three months ended March 31, 2014 and 2013, the Company received $19.0 million and $41.3 million of net distributions, respectively, and made $0.1 million and $19.9 million of contributions, respectively, related to PE Investment I. The three months ended March 31, 2013 represents activity from February 15, 2013 through March 31, 2013. As of March 31, 2014, the Company’s future capital commitments to the fund interests in PE Investment I are estimated to be approximately $14 million.
The Company had one significant unconsolidated joint venture related to PE Investment I as of March 31, 2014. Summarized financial data for such unconsolidated joint venture for the three months ended December 31, 2013, which is the most recent financial information available from the underlying funds, included net investment income of $2.3 million, realized gains of $9.9 million and unrealized losses of $3.3 million. However, the Company records equity in earnings (losses) based on the change in fair value for its share of the projected cash flow from one period to another and not based on such summarized financial data.
The Company guaranteed all of its funding obligations that may be due and owed under PE Investment I agreements directly to PE Investment I entities. The Company and NorthStar Income each agreed to indemnify the other proportionately for any losses that may arise in connection with the funding and other obligations as set forth in the governing documents in the case of a joint default by the Company and NorthStar Income. The Company and NorthStar Income further agreed to indemnify each other for all of the losses that may arise as a result of a default that is solely caused by the Company or NorthStar Income, as the case may be.
PE Investment II
In June 2013, the Company, NorthStar Income and funds managed by Goldman Sachs Asset Management (“Vintage Funds”) (each a “Partner”) formed joint ventures and entered into an agreement with Common Pension Fund E, a common trust fund created under New Jersey law (“PE II Seller”), to acquire a portfolio of limited partnership interests in 24 real estate private equity funds managed by institutional-quality sponsors. The aggregate reported net asset value (“NAV”) acquired was $910.0 million as of September 30, 2012. The Company, NorthStar Income and the Vintage Funds each have an ownership interest in PE Investment II of 70%, 15% and 15%, respectively. All amounts paid and received are based on each Partner’s proportionate interest.
PE Investment II paid $504.8 million to PE II Seller for all of the fund interests, or 55% of the September 30, 2012 NAV (the “Initial Amount”), and will pay the remaining $411.4 million, or 45% of the September 30, 2012 NAV (the “Deferred Amount”), by the fourth year of the last day of the fiscal quarter following the closing date of each fund interest. For the three months ended March 31, 2014, PE Investment II paid $2.4 million of the Deferred Amount to PE II Seller of which the Company’s share was $1.7 million. As of March 31, 2014, the Company’s share of the Initial Amount and the Deferred Amount represents $353.4 million and $286.3 million, respectively. The Company funded all of its proportionate share of the Initial Amount at the initial closing (“PE II Initial Closing”) on July 3, 2013. The Deferred Amount is a liability of PE

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Investment II. Each Partner, directly or indirectly, guaranteed its proportionate interest of the Deferred Amount. The Company determined there was an immaterial amount of fair value related to the guarantee.
On March 31st of each year, commencing on March 31, 2015 and for a period of two years thereafter, PE Investment II will pay an amount necessary to reduce the Deferred Amount by the greater of 15% of the then outstanding Deferred Amount or 15% of the aggregate distributions received by PE Investment II during the preceding 12 month period.
On the first full calendar quarter after the four-year anniversary of the applicable closing date of each fund interest, PE Investment II will be required to pay to PE II Seller the then outstanding unpaid Deferred Amount. PE Investment II will receive 100% of all distributions following the payment of the Deferred Amount.
The Company guaranteed all of its funding obligations that may be due and owed under PE Investment II agreements directly to PE Investment II entities. The Company and NorthStar Income each agreed to indemnify the other proportionately for any losses that may arise in connection with the funding and other obligations as set forth in the governing documents in the case of a joint default by the Company and NorthStar Income. The Company and NorthStar Income further agreed to indemnify each other for all of the losses that may arise as a result of a default that was solely caused by the Company or NorthStar Income, as the case may be.
As of March 31, 2014, the carrying value of the investment in PE Investment II was $280.0 million. For the three months ended March 31, 2014, the Company recognized $13.1 million of equity in earnings. For the three months ended March 31, 2014, the Company received $23.7 million of net distributions and made no contributions, related to PE Investment II. As of March 31, 2014, the Company’s future capital commitments to the fund interests in PE Investment II are estimated to be approximately $15 million.
PE Investment III
In December 2013, the Company entered into an agreement with The Rockefeller Foundation (the “PE III Seller”) to acquire the entire interest in a portfolio of limited partnership interests in eight real estate private equity funds. PE Investment III paid $39.8 million to the PE III Seller for all of the fund interests, or 50% of the June 30, 2013 NAV, and will pay the remaining $39.8 million, or 50% of the June 30, 2013 NAV, by December 31, 2015 to two third parties. Such amount is included in other liabilities on the consolidated balance sheets. The aggregate reported NAV of PE Investment III as of June 30, 2013 was $80.3 million. PE Investment III’s interests in real estate private equity funds cannot be redeemed. As of March 31, 2014, the Company’s future capital commitments to the fund interests in PE Investment III are $4.9 million, of which $2 million is expected to be funded.
PE Investment III received all cash distributions from June 30, 2013 through the closing on December 31, 2013 and funded all capital contributions from June 30, 2013. The Company guaranteed all of its funding obligations that may be due and owed under PE Investment III agreements directly to PE Investment III entities.
As of March 31, 2014, the carrying value of the investment in PE Investment III was $70.8 million. For the three months ended March 31, 2014, the Company recognized $1.4 million of equity in earnings. For the three months ended March 31, 2014, the Company received $1.4 million of net distributions and made $0.1 million of contributions, related to PE Investment III.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

7.	Investments in and Advances to Unconsolidated Ventures
The following is a description of investments in and advances to unconsolidated ventures. All of the below are accounted for under the equity method, except for certain components of the investment in RXR Realty for which the fair value option was elected.
RXR Equity Interest
In December 2013, the Company entered into a strategic transaction with RXR Realty, a leading real estate owner, developer and investment management company focused on high-quality real estate in the New York Tri-State area. The investment in RXR Realty includes an approximate 30% equity interest (“RXR Equity Interest”) for which the fair value option was elected. As a result, the Company records equity in earnings (losses) for the RXR Equity Interest based on the change in fair value for its share of the projected future cash flow from one period to another. As of March 31, 2014, the carrying value of the approximate 30% RXR Equity Interest was $85.7 million. For the three months ended March 31, 2014, the Company recognized equity in earnings of $1.5 million.
Multifamily Joint Venture
In July 2013, the Company, through a joint venture with a private investor, acquired a multifamily property with 498 units, located in Philadelphia, Pennsylvania for an aggregate purchase price of $41.0 million, including all costs, escrows and reserves. The property was financed with a non-recourse mortgage note of $29.5 million and the remainder in cash. The mortgage note matures on July 1, 2023 and bears a fixed interest rate of 3.69%. The Company’s 90% interest in the joint venture was acquired for $10.4 million and as of March 31, 2014, the carrying value was $10.1 million. For the three months ended March 31, 2014, the Company recognized equity in losses of $0.2 million.
LandCap Partners
In October 2007, the Company entered into a joint venture with Whitehall Street Global Real Estate Limited Partnership 2007 (“Whitehall”) to form LandCap Partners and LandCap LoanCo. (collectively referred to as “LandCap”). The joint venture is managed by a third-party management group which has extensive experience in the single family housing sector. The Company and Whitehall agreed to provide no additional new investment capital in the LandCap joint venture. As of March 31, 2014 and December 31, 2013, the carrying value of the 49% interest in LandCap was $14.2 million and $14.1 million, respectively. As of March 31, 2014 and December 31, 2013, LandCap had investments totaling $25.1 million and $25.9 million, respectively. For the three months ended March 31, 2014 and 2013, the Company recognized equity in earnings of $0.1 million and equity in losses of $0.1 million, respectively.
CS Federal Drive, LLC
The Company owns a 50% interest in CS Federal Drive, LLC (“CS/Federal”), which owns three adjacent class A office/flex buildings in Colorado. The properties were acquired for $54.3 million and the joint venture financed the transaction with two separate non-recourse mortgages totaling $38.0 million and the remainder in cash. The mortgages mature on February 11, 2016 and bear a fixed interest rate of 5.51% and 5.46%, respectively. As of March 31, 2014 and December 31, 2013, the carrying value of the investment in CS/Federal was $5.4 million and $5.5 million, respectively. For the three months ended March 31, 2014 and 2013, the Company recognized equity in losses of $0.1 million and equity in earnings of $0.1 million, respectively.
Sponsored Companies
The Company sponsors NorthStar Income, a CRE debt focused non-traded REIT. As of March 31, 2014 and December 31, 2013, the carrying value of the investment in NorthStar Income was $6.1 million for each period representing an interest of 0.6%. For the three months ended March 31, 2014 and 2013, the Company recognized $0.1 million and an immaterial amount of equity in earnings, respectively.
The Company sponsors NorthStar Healthcare, a healthcare equity and debt focused non-traded REIT. As of March 31, 2014 and December 31, 2013, the carrying value of the investment in NorthStar Healthcare was $2.0 million and $2.1 million, representing an interest of 1.2% and 2.3%, respectively. For the three months ended March 31, 2014, the Company recognized equity in losses of $0.1 million.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The Company sponsors NorthStar Income II, the Company’s second CRE debt focused non-traded REIT. As of March 31, 2014 and December 31, 2013, the carrying value of the investment in NorthStar Income II was $2.1 million for each period, representing an interest of 3.2% and 8.7%, respectively. For the three months ended March 31, 2014, the Company recognized an immaterial amount of equity in earnings.
Meadowlands
The Company owned a 22% interest in Meadowlands Two, LLC, which holds 100% of Meadowlands One, LLC, which is currently in the form of a preferred equity interest secured by a retail/entertainment complex located in New Jersey (the “NJ Property”). As a result of the deconsolidation of certain N-Star CDOs, the Company deconsolidated its investment in the NJ Property on September 30, 2013 (refer to Note 3). For the three months ended March 31, 2013, the Company recognized equity in losses of $0.3 million.
Other
In May 2012, the Company acquired a 9.8% interest in a joint venture that owns a pari passu participation in a first mortgage loan secured by a portfolio of luxury residences located in resort destinations. As of March 31, 2014 and December 31, 2013, the carrying value of the Company’s investment was $6.5 million and $5.7 million, respectively. For the three months ended March 31, 2014 and 2013, the Company recognized $1.2 million and $0.4 million of equity in earnings, respectively. In April 2014, the loan was repaid at par.
In August 2012, the Company acquired a 33.3% interest in a joint venture that owns a pari passu participation in a first mortgage loan secured by an office building in New York. In July 2013, the loan was paid off at par. For the three months ended March 31, 2013, the Company recognized $0.6 million of equity in earnings.
In April 2013, in connection with a loan on a hotel property in New York, the Company and NorthStar Income acquired an aggregate 35.0% interest in the Milford hotel and retail component of the hotel, of which the Company owns 65% and NorthStar Income owns 35%. There was no carrying value as of December 31, 2013. In March 2014, the retail component of the hotel was sold and for the three months ended March 31, 2014, the Company recognized a $1.2 million gain from this sale in equity in earnings.
In June 2013, in connection with the restructuring of an existing mezzanine loan, the Company acquired a 9.99% equity interest for $8.5 million in a joint venture that owns two office buildings in Chicago. As of March 31, 2014 and December 31, 2013, the carrying value of the investment was $8.5 million for each period. For the three months ended March 31, 2014, the Company did not recognize any equity in earnings.

8.	Real Estate Securities, Available for Sale
The following table presents CRE securities as of March 31, 2014 (dollars in thousands):

				Cumulative Unrealized			Allocation by	Weighted	Weighted
	Number	Principal Amount(3)	Amortized Cost	Gains	(Losses)	Fair Value	Investment Type(3)	Average Coupon	Average Yield(4)
Asset Type:
N-Star CDO bonds (1)	33	$512,040	$223,851	$15,468	$(9,078)	$230,241	29.2%	1.72%	20.77%
N-Star CDO equity (5)	5	154,540	154,540	3,334	(14,966)	142,908	8.8%	NA	18.60%
CMBS and other securities (6)	14	55,017	40,879	6,568	(16,965)	30,482	3.1%	1.76%	2.09%
Subtotal(2)	52	721,597	419,270	25,370	(41,009)	403,631	41.1%	1.72%	18.15%
CRE securities in N-Star CDOs(5)(7)
CMBS	189	837,022	594,647	64,714	(173,171)	486,190	47.8%	3.64%	9.41%
Third-party CDO notes	14	91,584	83,574	66	(59,645)	23,995	5.2%	0.23%	1.18%
Agency debentures	8	87,172	29,354	4,370	(1,778)	31,946	5.0%	NA	4.56%
Unsecured REIT debt	1	8,000	8,476	1,035	—	9,511	0.5%	7.50%	5.88%
Trust preferred securities	2	7,225	7,225	—	(1,362)	5,863	0.4%	2.25%	2.32%
Subtotal	214	1,031,003	723,276	70,185	(235,956)	557,505	58.9%	3.05%	8.15%
Total	266	$1,752,600	$1,142,546	$95,555	$(276,965)	$961,136	100.0%	2.58%	11.82%

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

____________________________________________________________

(1)	Excludes $102.4 million principal amount of N-Star CDO bonds payable that are eliminated in consolidation.

(2)	All securities are unleveraged.

(3)	Based on amortized cost for N-Star CDO equity and principal amount for remaining securities.

(4)	Based on expected maturity and for floating-rate securities, calculated using the applicable LIBOR as of March 31, 2014.

(5)	The fair value option was elected for these securities (refer to Note 14).

(6)	The fair value option was elected for $20.5 million carrying value of these securities (refer to Note 14).

(7)	Investments in the same securitization tranche held in separate CDO financing transactions are reported as separate investments.
As of March 31, 2014, the Company’s CRE securities portfolio is comprised of N-Star CDO bonds and N-Star CDO equity and other securities which are predominantly conduit CMBS, meaning each asset is a pool backed by a large number of commercial real estate loans. As a result, this portfolio is typically well-diversified by collateral type and geography. As of March 31, 2014, contractual maturities of CRE securities investments ranged from five months to 39 years, with a weighted average expected maturity of 3.5 years.
The following table presents CRE securities as of December 31, 2013 (dollars in thousands):

				Cumulative Unrealized			Allocation by	Weighted	Weighted
	Number	Principal Amount(3)	Amortized Cost	Gains	Losses	Fair Value	Investment Type(3)	Average Coupon	Average Yield(4)
Asset Type:
N-Star CDO bonds(1)	31	$481,386	$207,547	$1,878	$(4,138)	$205,287	23.6%	1.82%	20.00%
N-Star CDO equity(5)	5	158,274	158,274	—	—	158,274	7.7%	NA	18.42%
CMBS and other securities(6)	16	50,412	47,332	362	(18,264)	29,430	2.5%	2.17%	2.08%
Subtotal(2)	52	690,072	413,153	2,240	(22,402)	392,991	33.8%	1.85%	17.34%
CRE securities in N-Star CDOs(5)(7)
CMBS	264	1,140,368	799,126	67,770	(294,595)	572,301	55.8%	3.15%	9.65%
Third-party CDO notes	20	109,651	99,603	—	(74,672)	24,931	5.4%	0.29%	1.17%
Agency debentures	8	87,172	29,031	2,644	(2,135)	29,540	4.2%	NA	4.64%
Unsecured REIT debt	1	8,000	8,502	1,019	—	9,521	0.4%	7.50%	6.00%
Trust preferred securities	2	7,225	7,225	—	(1,434)	5,791	0.4%	2.25%	2.32%
Subtotal	295	1,352,416	943,487	71,433	(372,836)	642,084	66.2%	2.73%	8.51%
Total	347	$2,042,488	$1,356,640	$73,673	$(395,238)	$1,035,075	100.0%	2.48%	11.20%
_________________________________________________________

(1)	Excludes $126.6 million principal amount of N-Star CDO bonds payable that are eliminated in consolidation.

(2)	All securities are unleveraged.

(3)	Based on amortized cost for N-Star CDO equity and principal amount for remaining securities.

(4)	Based on expected maturity and for floating-rate securities, calculated using the applicable LIBOR as of December 31, 2013.

(5)	The fair value option was elected for these securities (refer to Note 14).

(6)	The fair value option was elected for $13.4 million carrying value of these securities (refer to Note 14).

(7)	Investments in the same securitization tranche held in separate CDO financing transactions are reported as separate investments.
For the three months ended March 31, 2014, proceeds from the sale of CRE securities was $22.2 million, resulting in a net realized gain of $4.6 million. For the three months ended March 31, 2013, proceeds from the sale of CRE securities was $20.1 million, resulting in a net realized gain of $4.4 million.
CRE securities investments, not held in N-Star CDOs, include 35 securities for which the fair value option was not elected. As of March 31, 2014, the aggregate carrying value of these securities was $240.2 million, representing $6.5 million of accumulated net unrealized gains included in OCI. The Company held 13 securities with an aggregate carrying value of $52.2 million with an unrealized loss of $9.1 million as of March 31, 2014 and all were in an unrealized loss position for a period of less than 12 months. Based on management’s quarterly evaluation, no OTTI was identified related to these securities. The Company does not intend to sell these securities and it is more likely than not that the Company will not be required to sell these securities prior to recovery of its amortized cost basis, which may be at maturity.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

9.	Borrowings
The following table presents borrowings as of March 31, 2014 and December 31, 2013 (dollars in thousands):

				March 31, 2014		December 31, 2013
	Recourse vs. Non-Recourse	Final Maturity	Contractual Interest Rate(1)(2)	Principal Amount	Carrying Value(3)	Principal Amount	Carrying Value(3)
Mortgage and other notes payable: (4)
Manufactured housing communities
Manufactured Housing Portfolio 1 (5)	Non-recourse	Jan-23	4.387%	$236,900	$236,900	$236,900	$236,900
Manufactured Housing Portfolio 2 (6)	Non-recourse	May-23	4.016%	639,999	639,999	639,999	639,999
Manufactured Housing Portfolio 3 (7)	Non-recourse	Jan-24	4.915%	248,000	248,000	248,000	248,000
Subtotal Manufactured housing communities				1,124,899	1,124,899	1,124,899	1,124,899
Healthcare
Wakefield Portfolio	Non-recourse	Mar-15	LIBOR + 5.95%	55,507	55,507	55,768	55,768
Ohio Portfolio	Non-recourse	Mar-16	6.00%	20,426	20,426	20,496	20,496
Lancaster, OH	Non-recourse	Mar-16	LIBOR + 5.00%	4,384	4,384	4,399	4,399
Wilkinson Portfolio	Non-recourse	Jan-17	6.99%	152,066	152,066	152,772	152,772
Tuscola/Harrisburg, IL	Non-recourse	Jan-17	7.09%	7,511	7,511	7,545	7,545
East Arlington, TX	Non-recourse	May-17	5.89%	3,196	3,196	3,209	3,209
Minnesota Portfolio	Non-recourse	May-18(8)	LIBOR + 3.00%	37,951	37,951	38,175	38,175
Healthcare Preferred (9)	Non-recourse	Jul-21	LIBOR + 7.75%	75,000	75,000	75,000	75,000
Indiana Portfolio (9)	Non-recourse	Sept-21	LIBOR + 4.50%	121,130	121,130	121,130	121,130
Subtotal Healthcare				477,171	477,171	478,494	478,494
Net lease
South Portland, ME	Non-recourse	Jun-14	7.34%	3,758	3,758	3,819	3,819
Fort Wayne, IN	Non-recourse	Jan-15	6.41%	2,992	2,992	3,019	3,019
Reading, PA	Non-recourse	Jan-15	5.58%	12,684	12,684	12,765	12,765
Reading, PA	Non-recourse	Jan-15	6.00%	5,000	5,000	5,000	5,000
EDS Portfolio	Non-recourse	Oct-15	5.37%	43,443	43,443	43,682	43,682
Keene, NH	Non-recourse	Feb-16	5.85%	6,203	6,203	6,237	6,237
Green Pond, NJ	Non-recourse	Apr-16	5.68%	16,019	16,019	16,095	16,095
Aurora, CO	Non-recourse	Jul-16	6.22%	31,101	31,101	31,232	31,232
DSG Portfolio	Non-recourse	Oct-16	6.17%	31,576	31,576	31,729	31,729
Indianapolis, IN	Non-recourse	Feb-17	6.06%	26,484	26,484	26,600	26,600
Milpitas, CA	Non-recourse	Mar-17	5.95%	19,905	19,905	20,055	20,055
Fort Mill, SC	Non-recourse	Apr-17	5.63%	27,700	27,700	27,700	27,700
Fort Mill, SC (10)	Non-recourse	Apr-17	6.21%	1,365	1,365	1,464	1,464
Salt Lake City, UT	Non-recourse	Sept-17	5.16%	13,562	13,562	13,689	13,689
Columbus, OH	Non-recourse	Dec-17	6.48%	22,206	22,206	22,300	22,300
Subtotal Net lease				263,998	263,998	265,386	265,386
Multifamily
Memphis, TN	Non-recourse	Apr-23	3.996%	39,600	39,600	39,600	39,600
Multifamily Portfolio 1 (11)	Non-recourse	May-23/July-23	4.03%	158,417	158,417	158,417	158,417
Multifamily Portfolio 2 (12)	Non-recourse	Jul-23	4.28%	46,538	46,538	46,538	46,538
Subtotal Multifamily				244,555	244,555	244,555	244,555
Subtotal Mortgage and other notes payable				2,110,623	2,110,623	2,113,334	2,113,334
CDO bonds payable:
N-Star I	Non-recourse	Aug-38	LIBOR + 4.26%	37,723	35,107	37,754	34,886
N-Star III	Non-recourse	Jun-40	LIBOR + 1.66%	99,814	49,963	100,022	46,090
N-Star V (13)	—	—	—	—	—	202,899	80,897
N-Star IX	Non-recourse	Aug-52	LIBOR + 0.40%	602,389	334,183	629,544	222,310
Subtotal CDO bonds payable—VIE				739,926	419,253	970,219	384,183

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

				March 31, 2014		December 31, 2013
	Recourse vs. Non-Recourse	Final Maturity	Contractual Interest Rate(1)(2)	Principal Amount	Carrying Value(3)	Principal Amount	Carrying Value(3)
Securitization bonds payable:
Securitization 2012-1	Non-recourse	Aug-29	LIBOR+1.62% (14)	$82,337	$82,367	$82,337	$82,340
Subtotal Securitization financing transaction				82,337	82,367	82,337	82,340
Credit facilities:
Loan Facility 1	Non-recourse	Jul-18(15)	5.16%(16)	14,850	14,850	14,850	14,850
Loan Facility 2	Partial Recourse(17)	Mar-18(18)	3.36%(19)	47,180	47,180	55,188	55,188
Subtotal Credit facilities				62,030	62,030	70,038	70,038
Grand Total				$2,994,916	$2,674,273	$3,235,928	$2,649,895
____________________________________________________________

(1)	Refer to Note 15 for further disclosure regarding derivative instruments which are used to manage interest rate exposure.

(2)	For borrowings with a contractual interest rate based on LIBOR, represents three-month LIBOR for N-Star CDO I and the Wakefield Portfolio and one-month LIBOR for the other borrowings.

(3)	Carrying value represents fair value with respect to CDO bonds payable (refer to Note 14) and amortized cost with regards to the other borrowings.

(4)	Mortgage and other notes payable are subject to customary non-recourse carveouts.

(5)	Represents two separate senior mortgage notes both maturing in January 2023 with a weighted average interest rate of 4.387%.

(6)	Represents eight separate senior mortgage notes all maturing in May 2023, with a weighted average interest rate of 4.016%.

(7)	Represents three separate senior mortgage notes all maturing in January 2024, with a weighted average interest rate of 4.915%.

(8)
The initial maturity date is May 31, 2016, subject to two one-year extensions at the option of the Company, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(9)	Represents borrowings previously eliminated in consolidation that were initially recorded at fair value.

(10)	Represents a mezzanine loan on the net lease property.

(11)	Represents seven separate senior mortgage notes, five maturing in May 2023 and two maturing in July 2023, with a weighted average interest rate of 4.03%.

(12)	Represents two separate senior mortgage notes both maturing in July 2023, with a weighted average interest rate of 4.28%.

(13)	In March 2014, the Company deconsolidated N-Star CDO V which resulted in the deconsolidation of its CDO bonds payable. Refer to Note 3 for further disclosure.

(14)	Contractual interest rate represents a weighted average spread.

(15)
The initial maturity date is July 30, 2015, with three one-year extensions at the Company’s option, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(16)	Represents the weighted average contractual interest rate as of March 31, 2014, which varies based on the asset type and characteristics and ranges from one-month LIBOR plus 3.95% to 5.95%.

(17)	Recourse solely with respect to certain types of loans as defined in the governing documents.

(18)
The maturity is March 11, 2015, with three one-year extensions at the Company’s option, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(19)	Contractual interest rate varies based on collateral type and ranges from one-month LIBOR plus 2.50% to 5.00%.

The following table presents scheduled principal on borrowings, based on final maturity as of March 31, 2014 (dollars in thousands):

	Total	Mortgage and Other Notes Payable	CDO Bonds Payable	Securitization Bonds Payable	Credit Facilities	Senior Notes
April 1 to December 31, 2014	$492,644	$11,526	$—	$—	$—	$481,118
Years ending December 31:
2015	130,255	130,255	—	—	—	—
2016	126,956	126,956	—	—	—	—
2017	278,048	278,048	—	—	—	—
2018	119,220	57,190	—	—	62,030	—
Thereafter	2,328,911	1,506,648	739,926	82,337	—	—
Total	$3,476,034	$2,110,623	$739,926	$82,337	$62,030	$481,118
Loan Facilities
In July 2012, a subsidiary of the Company entered into a credit and security agreement (“Loan Facility 1”) of $40.0 million on a non-recourse basis, subject to certain exceptions, to finance first mortgage loans and senior loan participations secured by commercial real estate. In connection with Loan Facility 1, NRFLP agreed to guarantee interest payments and the customary

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

obligations under Loan Facility 1 if either the Company or its affiliates engage in certain customary bad acts. In addition, NRFLP pledged its interests in the Company’s borrowing subsidiary as collateral. Loan Facility 1 and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, NRFLP must maintain at least $3.75 million and as much as $7.5 million in unrestricted cash, or other eligible investments, at all times during the term of Loan Facility 1.
In March 2013, a subsidiary of the Company entered into a master repurchase agreement (“Loan Facility 2”) of $200.0 million to finance first mortgage loans and senior interests secured by commercial real estate. In connection with Loan Facility 2, the Company and NRFLP entered into a guaranty agreement under which the Company and NRFLP guaranty certain of the obligations under Loan Facility 2. Loan Facility 2 and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, the Company must maintain at least $20.0 million in unrestricted cash or cash equivalents at all times during the term of Loan Facility 2. In addition, the Company has agreed to guarantee certain customary obligations under Loan Facility 2 if the Company or an affiliate of the Company engage in certain customary bad acts.
As of March 31, 2014, the Company had $101.6 million carrying value of loans financed with $62.0 million on the loan facilities, with $178.0 million of available borrowing under its loan facilities.
During the initial term, the credit facilities act as revolving credit facilities that can be paid down as assets repay or are sold and re-drawn upon for new investments. As of March 31, 2014, the Company was in compliance with all of its financial covenants.

10.	Related Party and Sponsored Company Arrangements
Asset Management and Other Fees
The Company has agreements with each of its Sponsored Companies to manage their day-to-day operations, including identifying, originating and acquiring investments on their behalf and earning fees for its services. For the three months ended March 31, 2014 and 2013, the Company earned $8.7 million and $4.5 million of fees related to these agreements, respectively. Pursuant to each of the advisory agreements with the current Sponsored Companies, the Company may determine, in its sole discretion, to defer or waive, in whole or in part, certain asset management and other fees incurred. In considering whether to defer or waive any such fees, the Company evaluates the specific facts and circumstances surrounding the incurrence of a particular fee and makes its decision on a case by case basis. From inception through March 31, 2014, the Company deferred $0.5 million of acquisition fees and $0.3 million of disposition fees related to NorthStar Income.
N-Star CDOs
The Company earns collateral management fees from the N-Star CDOs. For the three months ended March 31, 2014 and 2013, the Company earned $1.6 million and $3.1 million in fee income, respectively. For the three months ended March 31, 2014, the Company recorded fee income of $0.8 million in its consolidated statements of operations relating to deconsolidated N-Star CDOs. All remaining amounts were eliminated in consolidation as all of the N-Star CDOs were consolidated prior to the third quarter 2013.
Additionally, the Company earns interest income from the N-Star CDO bonds and N-Star CDO equity. For the three months ended March 31, 2014, the Company earned $20.3 million of interest income from such investments in deconsolidated N-Star CDOs.
Selling Commissions and Dealer Manager Fees and Commission Expense
Selling commissions and dealer manager fees represents income earned by selling equity in Sponsored Companies through NorthStar Securities. Pursuant to dealer manager agreements between NorthStar Securities and the Sponsored Companies, the Company receives selling commissions of up to 7% of gross offering proceeds raised. The Company reallows all selling commissions earned to participating broker-dealers. In addition, the Company also receives a dealer manager fee of up to 3% of gross offering proceeds raised, a portion of which is typically reallowed to participating broker-dealers. Commission expense represents fees to participating broker-dealers with whom the Company has selling agreements and commissions to employees of NorthStar Securities. The Company earns net commission income through NorthStar Securities for selling equity in the Sponsored Companies which is expected to cover the costs of the Company’s broker-dealer business. Currently, net commission income covers the majority of such costs. For the three months ended March 31, 2014 and 2013, commission

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

expense was $13.6 million and $15.4 million, respectively, of which $1.7 million and $2.1 million, respectively, related to employees of NorthStar Securities.
Sponsored Companies
The Company is entitled to certain expense allocations for costs paid on behalf of its Sponsored Companies which include: (i) reimbursement for organization and offering costs such as professional fees and other associated with the formation and offering of the Sponsored Company; and (ii) reimbursement for direct and indirect operating costs such as certain salaries and professional and other costs associated with running the operations of the Sponsored Company. The Company facilitates the payment of organization and offering costs on behalf of the Sponsored Companies and records these costs as receivables, related parties on its consolidated balance sheets until repaid. The Sponsored Companies record these costs as either advisory fees-related party on their consolidated statements of operations or as a cost of capital in their consolidated statements of equity. As of March 31, 2014 and December 31, 2013, the Company had aggregate unreimbursed costs of $24.2 million and $21.0 million, respectively, from its Sponsored Companies. These amounts are recorded as receivables, related parties on the consolidated balance sheets. For the three months ended March 31, 2014 and 2013, the Company received $2.9 million and $3.4 million, respectively, of reimbursement from its Sponsored Companies.
The Company committed to purchase up to $10.0 million in shares of each of its Sponsored Companies’ common stock during the two year period from when each offering was declared effective, in the event that Sponsored Company’s distributions to its stockholders exceeds its modified funds from operations (as defined in accordance with the current practice guidelines issued by the Investment Program Association). With respect to this commitment, the Company purchased the following shares:

•
NorthStar Income - The Company purchased an aggregate of 507,980 shares of NorthStar Income’s common stock for $4.6 million from inception of NorthStar Income through the termination of the agreement which ended on July 19, 2013.

•
NorthStar Healthcare - The Company purchased an aggregate of 255,614 shares of its common stock (including 222,223 shares for the satisfaction of the minimum offering amount) for $2.3 million. The commitment with NorthStar Healthcare ends in August 2015, unless extended by the Company in its discretion.

•
NorthStar Income II - The Company purchased an aggregate of 245,109 shares of its common stock (including 222,223 shares for the satisfaction of the minimum offering amount) for $2.2 million. The commitment with NorthStar Income II ends in May 2015, unless extended by the Company in its discretion.

In January 2014, the Company sold a $9.0 million pari passu participation in a first mortgage loan at cost originated by the Company to NorthStar Income II. Additionally, in April 2014, the Company sold a $5.0 million pari passu participation in a first mortgage loan at cost to NorthStar Income II. Such sales were approved by the independent board of directors of NorthStar Income II.
On March 31, 2014, NorthStar/RXR New York Metro Income, Inc., (“NorthStar/RXR New York Metro”), confidentially submitted a registration statement on Form S-11 to the SEC seeking to raise up to $2.0 billion in a public offering of common stock. NorthStar/RXR New York Metro will be structured as a public, non-traded corporation that intends to qualify as a REIT and is co-sponsored by NSAM and RXR Realty. NorthStar/RXR New York Metro intends to make commercial real estate investments in the New York City metropolitan area.
Healthcare Strategic Joint Venture
In January 2014, NSAM entered into a long-term strategic partnership with James F. Flaherty III, former Chief Executive Officer of HCP, Inc., focused on expanding the Company’s healthcare business into a preeminent healthcare platform (“Healthcare Strategic Partnership”). In connection with the partnership, Mr. Flaherty will oversee and seek to grow both the Company’s healthcare real estate portfolio and the portfolio of NorthStar Healthcare. In addition, the partnership is expected to focus on raising institutional capital for funds expected to be managed by NSAM. In connection with entering into the partnership, NRF granted Mr. Flaherty certain RSUs (refer to Note 11).
The Healthcare Strategic Partnership is entitled to incentive fees ranging from 20% to 25% above certain hurdles for new and existing healthcare real estate investments held by the Company and NorthStar Healthcare (herein collectively referred to as Healthcare Balance Sheet Promote) and from new investments in future funds or companies (herein referred to as Healthcare

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Fund Promote). The Healthcare Strategic Partnership will also be entitled to any incentive fees earned from NorthStar Healthcare or any future sponsored healthcare non-traded REITs (herein collectively referred to as Healthcare NTR Promote).
NSAM is entitled to two-thirds of any Healthcare Balance Sheet Promote and Healthcare NTR Promote; one-half of any Healthcare Fund Promote and 100% of any asset management fees earned by the Healthcare Strategic Partnership or any healthcare real estate entity managed by NSAM.
Securitization 2012-1
The Company entered into an agreement with NorthStar Income that provides that both the Company and NorthStar Income receive the economic benefit and bear the economic risk associated with the investments each contributed into Securitization 2012-1, a securitization transaction entered into by the Company and NorthStar Income. In both cases, the respective retained equity interest of the Company and NorthStar Income is subordinate to interests of the investment-grade bondholders of Securitization 2012-1 and the investment-grade bondholders have no recourse to the general credit of the Company or NorthStar Income. In the event that either the Company or NorthStar Income suffer a complete loss of the retained equity interests in Securitization 2012-1, any additional losses would be borne by the remaining retained equity interests held by the Company or NorthStar Income, as the case may be, prior to the investment-grade bondholders.
Legacy Fund
The Company has four interests in CRE debt investments, two of which are in deconsolidated N-Star CDOs, with a subsidiary of Legacy Partners Realty Fund I, LLC (the “Legacy Fund”) as borrower. One of the Company’s directors, Preston Butcher, is the chairman of the board of directors and chief executive officer and owns a significant interest in Legacy Partners Commercial, LLC (“Legacy Partners Commercial”), which indirectly owns an equity interest in, and owns the manager of, the Legacy Fund.
Two loans with an aggregate principal amount of $39.6 million were deconsolidated in September 2013 (refer to Note 3), and as a result, the Company no longer records these loans on the consolidated balance sheets. For the three months ended March 31, 2013, the Company recorded an aggregate $0.5 million of interest income in the consolidated statements of operations related to these loans.
The third loan with a principal amount of $39.0 million matures in October 2016 and has two one-year extension options, at the borrower’s option. In March 2014, the Company originated the fourth loan, a senior mortgage loan with a principal amount of $17.3 million and a mezzanine loan with a principal amount of $8.1 million, both of which mature in April 2021. For the three months ended March 31, 2014, the Company recorded an aggregate $0.8 million of interest income in the consolidated statements of operations related to these loans.
Furthermore, in February 2013, NorthStar Income made a $91.0 million loan to the Legacy Fund. In connection with this loan, the Company, acting in its capacity as the advisor to NorthStar Income, received a customary 1.0% origination fee and further earns an annual asset management fee of 1.25%. In addition, the Company leases office space in Colorado with an affiliate of the Legacy Fund under an operating lease with annual lease payments of approximately $0.2 million through December 31, 2016. The Company has the option to renew the lease for an additional five years.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

11.	Equity-Based Compensation
As of March 31, 2014, NRF has various stock‑based employee compensation plans as described below. NRF’s employees are compensated through NRFLP and the Company records equity‑based compensation expense in its consolidated statement of operations.
Omnibus Stock Incentive Plan
In September 2004, the board of directors of NRF adopted the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan and such plan, as amended and restated, was further adopted by the board of directors of NRF on April 17, 2013 and approved by its stockholders on May 29, 2013 (the “Stock Incentive Plan”). The Stock Incentive Plan provides for the issuance of stock-based incentive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, shares of common stock of NRF, in the form of restricted shares and other equity-based awards such as LTIP Units or any combination of the foregoing. LTIP Unit holders are entitled to dividends on the entire grant beginning on the date of grant. The eligible participants in the Stock Incentive Plan include directors, officers, employees, consultants and advisors of NRF.
An aggregate of 14,472,917 shares of common stock of NRF are currently reserved pursuant to the Stock Incentive Plan, subject to equitable adjustment upon the occurrence of certain corporate events. 10,159,855 LTIP Units (net of forfeitures) have been issued, of which 3,540,465 LTIP Units remain subject to vesting.
The following table presents the status of all LTIP Unit grants as of March 31, 2014 and December 31, 2013 (units in thousands):

	March 31, 2014		December 31, 2013
	LTIP Unit Grants(2)	Weighted Average Grant Price	LTIP Unit Grants	Weighted Average Grant Price
Beginning balance(1)	9,218	$7.15	6,228	$6.66
Granted(3)	2,086	15.51	4,333	8.10
Converted to common stock	(1,111)	8.81	(1,341)	7.90
Forfeited	(2)	9.11	(2)	5.38
Ending Balance/Weighted Average	10,191	$8.68	9,218	$7.15
____________________________________________________________

(1)	Reflects the balance as of January 1, 2014 and 2013 for the periods ended March 31, 2014 and December 31, 2013, respectively.

(2)	Includes 698,142 LTIP Units issued in connection with the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan of which 667,509 LTIP Units have been converted.

(3)	Represents deferred LTIP Units granted in connection with the Stock Incentive Plan (refer to below).

NRF recognized equity-based compensation expense related to these awards of $7.2 million and $5.3 million for the three months ended March 31, 2014 and 2013, respectively. As of March 31, 2014, the related equity-based compensation expense to be recognized over the remaining vesting period through April 2017 is $38.5 million, provided there are no forfeitures.
Incentive Compensation Plan
The compensation committee of the board of directors (the “Committee”) of NRF approved the material terms of the NorthStar Realty Finance Corp. Executive Incentive Bonus Plan for NRF’s executive officers and other employees (the “Plan”). Pursuant to the Plan, a potential incentive compensation pool is expected to be established each calendar year. The size of the incentive pool will be calculated as the sum of: (a) 1.75% of NRF’s “adjusted equity capital” for the year; and (b) 25% of NRF’s adjusted funds from operations, as adjusted, above a 9% return hurdle on adjusted equity capital. Payout from the incentive pool is subject to achievement of additional performance goals summarized below.
The incentive pool is expected to be divided into the following three separate incentive compensation components: (a) an annual cash bonus, tied to annual performance of NRF and paid prior to or shortly after completion of the year-end audit (“Annual Bonus”); (b) a deferred cash bonus, determined based on the same year’s performance, but paid 50% following the close of each of the first and second years after such incentive pool is determined, subject to the participant’s continued employment through each payment date (“Deferred Cash Bonus”); and (c) a long-term incentive in the form of restricted stock units (“RSUs”) and/or LTIP Units. RSUs are subject to NRF achieving cumulative performance hurdles and/or target stock prices established by the Committee for a three- or four-year period, subject to the participant’s continued employment through the payment date. Upon the conclusion of the applicable performance period, each executive officer of NRF will receive a

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

payout, if any, equal to the value of one share of NRF common stock at the time of such payout, including the dividends paid with respect to a share of NRF common stock following the first year of the applicable performance period, for each RSU actually earned (the “Long-Term Amount Value”). The Long-Term Amount Value, if any, will be paid in the form of shares of NRF common stock or LTIP Units to the extent available under NRF’s equity compensation plans or, if all or a portion of such shares or LTIP Units are not available, in cash (the “Long Term Amount Payout”).
The Committee evaluates the Plan on an annual basis and considers alternatives to the foregoing as the Committee deems appropriate and in the best interests of NRF. Performance goals for each component will be set by the Committee at the beginning of each subsequent calendar year for each new cycle. The goals will generally be divided into ranges of performance, each of which will correspond to a payout level equal to a percentage of a participant’s pool allocation for such component.
In connection with the 2010 Plan, NRF issued 2,209,999 RSUs to executive officers which vested subject to NRF achieving cumulative performance hurdles and/or target stock prices for the three-year period ended December 31, 2012. NRF determined in the fourth quarter of 2011 the performance hurdle was reached entitling the recipients to 100% of the RSUs granted. In achievement of the performance hurdles, NRFLP issued 2,209,999 LTIP Units to executive officers in February 2013.
In connection with the 2011 Plan, NRF issued 1,525,797 RSUs to executive officers which vest subject to NRF achieving target stock prices for the four-year period ending December 31, 2014. The fair value of the grant is being amortized into equity-based compensation expense over the performance period. For the three months ended March 31, 2014 and 2013, the Company recognized compensation expense of $0.4 million for both periods. Upon conclusion of the applicable performance period, each NRF executive officer will receive the Long Term Amount Payout (if earned). At the same time, NRFLP granted 1,525,797 LTIP Units to executive officers which vest to the recipient at a rate of four annual installments ending January 29, 2015 and which may not be sold prior to January 1, 2015. NRFLP also granted 606,258 LTIP Units (net of forfeitures) to certain non-executive employees, which vest quarterly over three years beginning April 2012.
In connection with the 2012 Plan, NRF issued 1,409,682 RSUs to executive officers, subject to NRF achieving target stock prices for the four-year period ending December 31, 2015. NRF does not yet know whether it is probable that such measure will be achieved and that such RSUs will be earned. The fair value of the grant is being amortized into equity-based compensation expense over the performance period. For the three months ended March 31, 2014 and 2013, the Company recognized compensation expense of $0.7 million and $0.4 million, respectively. Upon conclusion of the applicable performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same time, NRFLP granted 1,409,682 LTIP Units to executive officers which vest to the recipient at a rate of four annual installments ending January 29, 2016 and which may not be sold prior to December 31, 2015. NRFLP also granted 581,607 LTIP Units (net of forfeitures) to certain non-executive employees, which vest quarterly over three years beginning April 2013.
In February 2014, in connection with the 2013 Plan, NRF issued 1,000,744 RSUs to executive officers, subject to NRF achieving target stock prices for the four-year period ending December 31, 2016. NRF does not yet know whether it is probable that such measure will be achieved and that such RSUs will be earned. The fair value of the grant is being amortized into equity-based compensation expense over the performance period. For the three months ended March 31, 2014, NRF recognized compensation expense of $0.4 million. Upon conclusion of the applicable performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same time, NRF granted 1,000,744 deferred LTIP Units to executive officers which vest annually at a rate of four annual installments ending January 29, 2017 and 523,157 deferred LTIP Units which vest on December 31, 2015. In addition, NRF granted 556,767 of deferred LTIP Units (net of forfeitures) to certain non-executive employees, which vest quarterly over three years beginning April 2014. Deferred LTIP Units are equity awards representing the right to receive either LTIP Units in NRFLP or its successor or, if such LTIP Units are not available, upon settlement of the award, shares of common stock of NRF.
Healthcare Strategic Joint Venture
In connection with entering into the Healthcare Strategic Partnership, NRF granted Mr. Flaherty 1,000,000 RSUs, which vest on January 22, 2019, unless certain conditions are met. The RSUs are entitled to dividends and may be settled either in shares of common stock of the Company or in cash at the option of the Company. The Company recognized equity-based compensation expense related to these awards of $0.9 million for the three months ended March 31, 2014. In addition, Mr. Flaherty is entitled to incremental grants of stock subject to certain conditions being met.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

12.	Stockholders’ Equity
Common Stock
The Company is authorized to issue 9,000 shares of common stock, $.01 par value per share. As of March 31, 2014, the Company issued 100 shares of common stock at $1.00 per share to NRFLP.
Preferred Stock
The Company is authorized to issue 1,000 shares of preferred stock, $.01 par value per share. The Company issued 625 shares of Series A Preferred Stock, with a $1,000 liquidation preference of which, 500 shares were issued by NRFLP. The Company pays a semi annual dividend at an annual rate of 12.5%.

13.	Non-controlling Interests
The Company has non‑controlling interests in various real estate investments that represent third‑party equity interests in ventures that are consolidated with the Company’s financial statements. Net income (loss) attributable to the other non-controlling interests for the three months ended March 31, 2014 and 2013 was an immaterial amount.

14.	Fair Value
Fair Value Measurement
The fair value of financial instruments is categorized based on the priority of the inputs to the valuation technique and categorized into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.
Financial assets and liabilities recorded at fair value on the consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:
Level 1. Quoted prices for identical assets or liabilities in an active market.
Level 2. Financial assets and liabilities whose values are based on the following:
(a)Quoted prices for similar assets or liabilities in active markets.
(b)Quoted prices for identical or similar assets or liabilities in non-active markets.
(c)Pricing models whose inputs are observable for substantially the full term of the asset or liability.
(d)Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.
Level 3. Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.
Determination of Fair Value
The following is a description of the valuation techniques used to measure fair value and the general classification of these instruments pursuant to the fair value hierarchy.
Investments in Private Equity Funds
The Company accounts for PE Investments at fair value which is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying assets in the funds and discount rate. This fair value measurement is generally based on unobservable inputs and, as such, is classified as Level 3 of

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the fair value hierarchy. The Company is not using the NAV (practical expedient) of the underlying funds for purposes of determining fair value.
RXR Investment
The Company accounts for the RXR Equity Interest at fair value which is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying assets and discount rate. Additionally, the Company accounts for the RXR Realty preferred equity investment at fair value, which is determined based on comparing the current yield to the estimated yield for newly originated loans with similar credit risk. These fair value measurements are generally based on unobservable inputs and, as such, are classified as Level 3 of the fair value hierarchy.
Real Estate Securities
N-Star CDO Bonds
The fair value of subordinate N-Star CDO bonds is determined using an internal price interpolated based on third party prices of the more senior N-Star CDO bonds of the respective CDO. For the remaining N-Star CDO bonds, fair value is determined using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the timing and amount of expected future cash flow, discount rate, estimated prepayments and projected losses. All N-Star CDO bonds are classified as Level 3 of the fair value hierarchy.
N-Star CDO Equity
The fair value of N-Star CDO equity is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying collateral of these CDOs and discount rate. This fair value measurement is generally based on unobservable inputs and, as such, is classified as Level 3 of the fair value hierarchy.
Other CRE Securities
Other CRE securities are generally valued using a third-party pricing service or broker quotations. These quotations are not adjusted and are based on observable inputs that can be validated, and as such, are classified as Level 2 of the fair value hierarchy. Certain CRE securities may be valued based on a single broker quote or an internal price which may have less observable pricing, and as such, would be classified as Level 3 of the fair value hierarchy. Management determines the prices are representative of fair value through a review of available data, including observable inputs, recent transactions as well as its knowledge of and experience in the market.
Derivative Instruments
Derivative instruments are valued using a third-party pricing service. These quotations are not adjusted and are generally based on valuation models with observable inputs such as interest rates and contractual cash flow, and as such, are classified as Level 2 of the fair value hierarchy. Derivative instruments are also assessed for credit valuation adjustments due to the risk of non-performance by the Company and derivative counterparties. However, since the majority of derivatives are held in non-recourse CDO financing structures where, by design, the derivative contracts are senior to all the CDO bonds payable, there is no material impact of a credit valuation adjustment.
CDO Bonds Payable
CDO bonds payable are valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the timing and amount of expected future cash flow, discount rate, estimated prepayments and projected losses. CDO bonds payable are classified as Level 3 of the fair value hierarchy.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Fair Value Hierarchy
Financial assets and liabilities recorded at fair value on a recurring basis are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The following tables present financial assets and liabilities that were accounted for at fair value on a recurring basis as of March 31, 2014 and December 31, 2013 by level within the fair value hierarchy (dollars in thousands):

	March 31, 2014
	Level 1	Level 2	Level 3	Total
Assets:
Investments in private equity funds	$—	$—	$571,903	$571,903
RXR Investment (1)	—	—	194,657	194,657
Real estate securities, available for sale:
N-Star CDO bonds	—	—	230,241	230,241
N-Star CDO equity	—	—	142,908	142,908
CMBS and other securities	—	14,340	16,141	30,481
CRE securities in N-Star CDOs
CMBS	—	411,413	74,777	486,190
Third-party CDO notes	—	—	23,995	23,995
Agency debentures	—	31,946	—	31,946
Unsecured REIT debt	—	9,511	—	9,511
Trust preferred securities	—	—	5,863	5,863
Subtotal real estate securities, available for sale	—	467,210	493,925	961,135
Derivative assets	—	1,925	—	1,925
Total assets	$—	$469,135	$1,260,485	$1,729,620
Liabilities:
CDO bonds payable	$—	$—	$419,253	$419,253
Derivative liabilities	—	30,717	—	30,717
Total liabilities	$—	$30,717	$419,253	$449,970

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Assets:
Investments in private equity funds	$—	$—	$586,018	$586,018
RXR Investment(1)	—	—	192,419	192,419
Real estate securities, available for sale:				—
N-Star CDO bonds	—	—	205,287	205,287
N-Star CDO equity	—	—	158,274	158,274
CMBS and other securities	—	20,694	8,736	29,430
CRE securities in N-Star CDOs				—
CMBS	—	507,725	64,576	572,301
Third-party CDO notes	—		24,931	24,931
Agency debentures	—	29,540	—	29,540
Unsecured REIT debt	—	9,521	—	9,521
Trust preferred securities	—	—	5,791	5,791
Subtotal real estate securities, available for sale	—	567,480	467,595	1,035,075
Derivative assets	—	3,469	—	3,469
Total assets	$—	$570,949	$1,246,032	$1,816,981
Liabilities:
CDO bonds payable	$—	$—	$384,183	$384,183
Derivative liabilities	—	52,204	—	52,204
Total liabilities	$—	$52,204	$384,183	$436,387
_____________________________________________________________________
(1) Includes the RXR Equity Interest and RXR Realty preferred equity debt investment for which the fair value option was elected.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following table presents additional information about financial assets and liabilities which are measured at fair value on a recurring basis as of March 31, 2014 and December 31, 2013, for which the Company has used Level 3 inputs to determine fair value (dollars in thousands):

	March 31, 2014				December 31, 2013
	Investments in Private Equity Funds	RXR Investment (1)	Real Estate Securities	CDO Bonds Payable	Investments in Private Equity Funds	RXR Investment (1)	Real Estate Securities	CDO Bonds Payable
Beginning balance(2)	$586,018	$192,419	$467,595	$384,183	$—	$—	$321,937	$1,999,470
Transfers into Level 3(3)	—	—	13,909	—	—	—	7,788	—
Transfers out of Level 3(3)	—	—	—	—	—	—	(108,143)	—
Purchases / borrowings / amortization / contributions	1,836	759	20,615	—	747,564	192,209	23,594	43,983
Sales	—	—	(7,761)	—	—	—	(40,328)	—
Paydowns / distributions	(44,099)	—	(6,820)	(30,185)	(244,138)	—	(54,971)	(647,947)
Repurchases	—	—	—	—	—	—	—	(44,221)
Gains:
Equity in earnings of unconsolidated ventures	28,148	1,479		—	82,592	210	—	—
Unrealized gains included in earnings	—	—	20,284	—	—	—	67,824	—
Realized gains included in earnings	—	—	4,252	—	—	—	15,179	—
Unrealized gain on real estate securities, available for sale included in OCI	—	—	18,397	—	—	—	3,098	—
Deconsolidation of N-Star CDOs(4)	—	—	830	(78,105)	—	—	350,886	(1,656,857)
Losses:
Unrealized losses included in earnings	—	—	(15,972)	143,360	—	—	(19,522)	106,622
Realized losses included in earnings	—	—	(2,138)	—	—	—	(5,601)	26,697
Unrealized losses on real estate securities, available for sale included in OCI	—	—	(9,749)	—	—	—	(4,138)	—
Deconsolidation of N-Star CDOs (4)	—	—	(9,516)	—	—	—	(90,008)	556,436
Ending balance	$571,903	$194,657	$493,926	$419,253	$586,018	$192,419	$467,595	$384,183
Gains (losses) included in earnings attributable to the change in unrealized gains (losses) relating to assets or liabilities still held.	$—	$—	$4,311	$(143,360)	$—	$—	$19,777	$93,025
____________________________________________________________

(1)	Includes the RXR Equity Interest and RXR Realty preferred equity debt investment, for which the fair value option was elected.

(2)	Represents the balance as of January 1, 2014 and 2013 for the periods ended March 31, 2014 and December 31, 2013, respectively.

(3)
Transfers between Level 2 and Level 3 represent a fair value measurement from a third-party pricing service or broker quotations that have become more or less observable during the period. Transfers are assumed to occur at the beginning of the year.

(4)	Represents amounts recorded as a result of the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.
There were no transfers, other than those identified in the table above, during the periods ended March 31, 2014 and December 31, 2013.
The Company relies on the third-party pricing exception with respect to the requirement to provide quantitative disclosures about significant Level 3 inputs being used to determine fair value measurements related to CRE securities (including N-Star CDO bonds) and CDO bonds payable. The Company believes such pricing service or broker quotation for such items may be based on a market transaction of comparable securities, inputs including forecasted market rates, contractual terms, observable discount rates for similar securities and credit (such as credit support and delinquency rates).

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

For the three months ended March 31, 2014, quantitative information about the Company’s remaining Level 3 fair value measurements on a recurring basis are as follows:

	Fair Value	Valuation Technique	Key Unobservable Inputs(2)	Range
PE Investments	$571,903	Discounted Cash Flow Model	Discount Rate	18% - 24%
RXR Investment(1)	$194,657	Discounted Cash Flow Model/Credit Spread	Discount Rate/Credit Spread	7.5% - 12%
N-Star CDO equity	$142,908	Discounted Cash Flow Model	Discount Rate	18% - 20%
_________________________________________
(1) Includes the RXR Equity Interest and RXR Realty preferred equity debt investment, for which the fair value option was elected.
(2) Includes timing and amount of expected future cash flows.
Significant increases (decreases) in any one of the inputs described above in isolation may result in a significantly different fair value for the financial assets and liabilities using such Level 3 inputs.
Fair Value Option
The Company has historically elected to apply the fair value option for the following financial assets and liabilities existing at the time of adoption or at the time the Company recognizes the eligible item for the purpose of consistent accounting application: CRE securities financed in N-Star CDOs and CDO bonds payable. Given the market volatility in the past few years, the Company has observed that the impact of electing the fair value option would generally result in additional variability to the Company’s consolidated statements of operations which management believes is not a useful presentation for such financial assets and liabilities. Therefore, the Company more recently has not elected the fair value option for new investments in CRE securities and securitization financing transactions. The Company may elect the fair value option for certain of its financial assets or liabilities due to the nature of the instrument. In the case of PE Investments, certain components of the RXR Investment and N-Star CDO equity, the Company elected the fair value option because management believes it is a more useful presentation for such investments. The Company determined recording the PE Investments, certain components of the RXR Investment and N-Star CDO equity based on the change in fair value of projected future cash flow from one period to another better represents the underlying economics of the respective investment.
The following table presents the fair value of financial instruments for which the fair value option was elected as of March 31, 2014 and December 31, 2013 (dollars in thousands):

	March 31, 2014	December 31, 2013
Assets:
Investments in private equity funds	$571,903	$586,018
RXR Investment (1)	194,657	192,419
Real estate securities, available for sale:
N-Star CDO equity	142,908	158,274
CMBS and other securities (2)	20,491	13,397
CRE securities in N-Star CDOs
CMBS	486,190	572,301
Third-party CDO notes	23,995	24,931
Agency debentures	31,946	29,540
Unsecured REIT debt	9,511	9,521
Trust preferred securities	5,863	5,791
Subtotal real estate securities, available for sale	720,904	813,755
Total assets	$1,487,464	$1,592,192
Liabilities:
CDO bonds payable	$419,253	$384,183
Total liabilities	$419,253	$384,183
___________________________________________________________

(1)	Includes the RXR Equity Interest and RXR Realty preferred equity debt investment for which the fair value option was elected.

(2)
March 31, 2014 excludes 35 CRE securities with an aggregate carrying value of $240.2 million for which the fair value option was not elected. December 31, 2013 excludes 36 CRE securities with an aggregate carrying value of $221.3 million for which the fair value option was not elected.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following table presents the difference between the fair value and the aggregate principal amount of liabilities, for which the fair value option has been elected as of March 31, 2014 (dollars in thousands):

	Fair Value	Amount Due Upon Maturity	Difference
CDO bonds payable	$419,253	$739,926	$(320,673)
Total	$419,253	$739,926	$(320,673)
The Company attributes the change in the fair value of floating-rate liabilities to changes in instrument-specific credit spreads.
Change in Fair Value Recorded in the Statements of Operations
The following table presents unrealized gains (losses) on investments and other related to the change in fair value of financial assets and liabilities in the consolidated statements of operations for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	Three Months Ended March 31,
	2014	2013
Assets:
Real estate securities, available for sale	$16,321	$96,719
Liabilities:
CDO bonds payable	(143,360)	(72,284)
Subtotal(1)	(127,039)	24,435
Derivatives	3,953	15,761
Total	$(123,086)	$40,196
____________________________________________________________
(1) Represents financial assets and liabilities for which the fair value option was elected.

The remaining amount of unrealized gains (losses) on investments and other in the consolidated statements of operations relates to net cash payments on interest rate swaps Refer to Note 15.
As the value of the Company’s outstanding CDO bonds payable increase towards par through a change in fair value, it generates an unrealized loss which is recorded in the consolidated statements of operations. For the three months ended March 31, 2014 and 2013, unrealized losses for CDO bonds payable attributable to paydowns at par, including the deconsolidation of N-Star CDO V, were $15.0 million and $44.6 million, respectively. The remaining amount relates to the change in fair value.
Fair Value of Financial Instruments
In addition to the above disclosures regarding financial assets or liabilities which are recorded at fair value, U.S. GAAP requires disclosure of fair value about all financial instruments. The following disclosure of estimated fair value of financial instruments was determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on estimated fair value.
The following table presents the principal amount, carrying value and fair value of certain financial assets and liabilities as of March 31, 2014 and December 31, 2013 (dollars in thousands):

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

	March 31, 2014			December 31, 2013
	Principal / Notional Amount	Carrying Value	Fair Value	Principal / Notional Amount	Carrying Value	Fair Value
Financial assets:(1)
Real estate debt investments, net	$1,202,908	$1,158,058	$1,151,377	$1,085,280	$1,031,078	$1,026,709
Real estate securities, available for sale(2)	1,752,600	961,136	961,136	2,042,488	1,035,075	1,035,075
Derivative assets(2)(3)	478,688	1,925	1,925	478,688	3,469	3,469
Financial liabilities:(1)
Mortgage and other notes payable	$2,110,623	$2,110,623	$2,108,895	$2,113,334	$2,113,334	$2,107,110
CDO bonds payable(2)	739,926	419,253	419,253	970,219	384,183	384,183
Securitization bonds payable	82,337	82,367	82,500	82,337	82,340	82,517
Credit facilities	62,030	62,030	62,030	70,038	70,038	70,038
Derivative liabilities(2)(3)	349,009	30,717	30,717	674,418	52,204	52,204
____________________________________________________________

(1)	The fair value of other financial instruments not included in this table is estimated to approximate their carrying value.

(2)	Refer to the “Determination of Fair Value” above for disclosure of methodologies used to determine fair value.

(3)	Derivative assets and liabilities exclude timing swaps with an aggregate notional amount of $28.0 million as of March 31, 2014 and December 31, 2013.
Disclosure about fair value of financial instruments is based on pertinent information available to management as of the reporting date. Although management is not aware of any factors that would significantly affect fair value, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.
Real Estate Debt Investments
For CRE debt investments, fair value was approximated by comparing the current yield to the estimated yield for newly originated loans with similar credit risk or the market yield at which a third party might expect to purchase such investment. Fair value was determined assuming fully-extended maturities regardless of structural or economic tests required to achieve such extended maturities. For any CRE debt investments that are deemed impaired, carrying value approximates fair value. These fair value measurements of CRE debt are generally based on unobservable inputs and, as such, are classified as Level 3 of the fair value hierarchy.
Mortgage and Other Notes Payable
For mortgage and other notes payable, the Company primarily uses rates currently available with similar terms and remaining maturities to estimate fair value. These measurements are determined using comparable U.S. Treasury rates as of the end of the reporting period. The fair value of the notes payable assumed in deconsolidation of certain N-Star CDOs were determined based on comparing the current rate to the estimated rate for newly originated mortgage loans with similar credit risk. These fair value measurements are based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.
Securitization Bonds Payable
Securitization bonds payable are valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on observable inputs that can be validated, and as such, are classified as Level 2 of the fair value hierarchy.
Credit Facilities
The Company has amounts outstanding under both of its credit facilities. All credit facilities bear floating rates of interest. As of the reporting date, the Company believes the carrying value approximates fair value. These fair value measurements are based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

15.	Risk Management and Derivative Activities
Derivatives
The Company uses derivative instruments primarily to manage interest rate risk and such derivatives are not considered speculative. These derivative instruments are typically in the form of interest rate swap agreements and the primary objective is to minimize interest rate risks associated with investment and financing activities. The counterparties of these arrangements are major financial institutions with which the Company may also have other financial relationships. The Company is exposed to credit risk in the event of non-performance by these counterparties and it monitors their financial condition; however, the Company currently does not anticipate that any of the counterparties will fail to meet their obligations.
The following tables present derivative instruments that were not designated as hedges under U.S. GAAP as of March 31, 2014 and December 31, 2013 (dollars in thousands):

	Number	Notional Amount(1)	Fair Value Net Asset (Liability)		Range of Fixed LIBOR	Range of Maturity
As of March 31, 2014:
Interest rate swaps	17	$349,009	$(30,717)	(2)	4.55% - 5.25%	May 2014 - July 2018
Interest rate caps/floors	3	478,688	1,925		1.64% - 5.00%	July 2014 - January 2015
Total	20	$827,697	$(28,792)
As of December 31, 2013:
Interest rate swaps	19	$674,418	$(52,204)	(2)	4.27% - 5.25%	May 2014 - July 2018
Interest rate caps/floors	3	478,688	3,469		1.64% - 5.00%	July 2014 - January 2015
Total	22	$1,153,106	$(48,735)
____________________________________________________________

(1)	Excludes timing swaps with a notional amount of $28.0 million as of March 31, 2014 and December 31, 2013.

(2)
All of the interest rate swaps were liabilities of consolidated N-Star CDOs at period end and are only subject to the credit risks of the respective CDO transaction. As the interest rate swaps are senior to all the liabilities of the respective CDO and the fair value of each of the CDO’s investments exceeded the fair value of the CDO’s derivative liabilities, a credit valuation adjustment was not recorded.

The change in number and notional amount of interest rate swaps from December 31, 2013 primarily relates to the deconsolidation of N-Star CDO V (refer to Note 3) and contractual notional amortization. The Company had no derivative financial instruments that were designated as hedges in qualifying hedging relationships as of March 31, 2014 and December 31, 2013.
The following table presents the fair value of derivative instruments, as well as their classification on the consolidated balance sheets, as of March 31, 2014 and December 31, 2013 (dollars in thousands):

	Balance Sheet Location	March 31, 2014	December 31, 2013
Interest rate caps/floors	Derivative assets	$1,925	$3,469
Interest rate swaps	Derivative liabilities	$30,717	$52,204
The following table presents the effect of derivative instruments in the consolidated statements of operations for the three months ended March 31, 2014 and 2013 (dollars in thousands):

		Three Months Ended March 31,
	Statements of Operations Location	2014	2013
Amount of gain (loss) recognized in earnings:
Adjustments to fair value interest rate swaps	Unrealized gain (loss) on investments and other	$3,953	$15,761
Net cash payment for interest rate swaps	Unrealized gain (loss) on investments and other	$(6,736)	$(16,754)
Amount of swap gain (loss) reclassified from OCI into earnings	Interest expense on debt and securities	6,000	1,539,000

The Company’s counterparties held no cash margin as collateral against the Company’s derivative contracts as of March 31, 2014 and December 31, 2013.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Credit Risk Concentrations
Concentrations of credit risk arise when a number of borrowers, tenants, operators or issuers related to the Company’s investments are engaged in similar business activities or located in the same geographic location to be similarly affected by changes in economic conditions. The Company monitors its portfolio to identify potential concentrations of credit risks. The Company has no one borrower, tenant or operator that generates 10% or more of its total revenue. However, two operators in the Company’s healthcare portfolio generated 5% and 10% of the Company’s rental and escalation income for the three months ended March 31, 2014, respectively, which represents 2% and 4% of total revenue, respectively. The Company believes the remainder of its real estate portfolio is reasonably well diversified and does not contain any unusual concentrations of credit risks.
16. Commitments and Contingencies
The Company is involved in various litigation matters arising in the ordinary course of its business. Although the Company is unable to predict with certainty the eventual outcome of any litigation, in the opinion of management, the legal proceedings are not expected to have a material adverse effect on the Company’s financial position or results of operations.

17.	Segment Reporting
The Company currently conducts its business through the following segments, which are based on how management reviews and manages its business:

•
The real estate segment concentrates on various types of investments in commercial real estate located throughout the United States that currently includes manufactured housing communities, healthcare, hotel, net lease and multifamily properties. In addition, the real estate segment includes PE Investments diversified by property type and geography. The manufactured housing communities portfolio focuses on owning pad rental sites located throughout the United States. The healthcare properties are typically leased under net leases to healthcare operators and focus on mid-acuity facilities (i.e., skilled nursing and assisted living), with the highest concentration in private-pay assisted living facilities. The net lease properties are primarily office, industrial and retail properties typically under net leases to corporate tenants. The multifamily portfolio primarily focuses on owning properties located in suburban markets that are best suited to capture the formation of new households.

•
The CRE debt segment is focused on originating, structuring, acquiring and managing senior and subordinate debt investments secured primarily by commercial real estate and includes first mortgage loans, subordinate interests, mezzanine loans, credit tenant and other loans and preferred equity interests. The Company may from time to time take title to collateral in connection with a CRE debt investment as REO which would be included in the CRE debt business.

•
The asset management segment provides asset management and other services to the Sponsored Companies and any other companies the Company may sponsor in the future, through which the Company earns management, incentive and other fees. The Company currently manages NorthStar Income, NorthStar Healthcare and NorthStar Income II. In addition, NorthStar/RXR New York Metro, which intends to make commercial real estate investments in the New York City metropolitan area, confidentially submitted a registration statement on Form S-11 to the SEC on March 31, 2014. In connection with the Sponsored Companies, the Company manages the day to day operations including identifying, originating, acquiring and managing investments on their behalf and earns asset management and other fees for these services, which vary based on the amount of assets under management, investment activity and investment performance. NorthStar Income successfully completed its $1.1 billion public offering on July 1, 2013. The Company is currently raising capital for NorthStar Healthcare, which has a maximum offering amount of $1.1 billion and NorthStar Income II which has a maximum offering amount of $1.65 billion. In addition, the Company continues to receive collateral management fees related to administrative responsibilities on the Company’s CDO financing transactions.

•
The CRE securities segment is predominately comprised of N-Star CDO bonds and N-Star CDO equity of deconsolidated N-Star CDOs and includes other securities which are mostly conduit CMBS. The Company also invests in opportunistic CRE securities such as an investment in a “B-piece” CMBS.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The Company also historically originated or acquired CRE debt and securities investments that were predominantly financed through permanent, non-recourse CDOs. The Company’s consolidated CDO financing transactions are reported as a separate business segment. All of the Company’s CDOs are past the reinvestment period and given the nature of these transactions, these CDOs are amortizing over time as the underlying assets paydown or are sold. The Company has been winding down its legacy CDO business and investing in a broad and diverse range of CRE assets. As a result, such legacy business is a significantly smaller portion of its business today than in the past. As of March 31, 2014, N-Star securities CDOs I, III and IX continue to be consolidated. As of March 31, 2014 and December 31, 2013, all N-Star CRE debt CDOs were deconsolidated. Refer to Note 3 for further disclosure regarding deconsolidated N-Star CDOs.
The Company primarily generates revenue from net interest income on the CRE debt and securities portfolios, rental income from its real estate properties and fee income from asset management activities. Additionally, the Company records equity in earnings of unconsolidated ventures, including from PE Investments. The Company’s income is primarily derived through the difference between revenue and the cost at which the Company is able to finance its investments. The Company may also acquire investments which generate attractive returns without any leverage.
The following tables present segment reporting for the three months ended March 31, 2014 and 2013 (dollars in thousands):

Statement of Operations:						N-Star CDOs(2)
Three months ended March 31, 2014:	Real Estate		CRE Debt	Asset Management (1)	CRE Securities	CRE Securities	Corporate(3)		Eliminations(1)	Consolidated Total
Net interest income on debt and securities	$736		$30,780	$—	$23,068	$15,662	$4,453	(4)	$—	$74,699
Rental and escalation income	68,141		—	—	—	284	—		—	68,425
Asset management and other fees, related parties	—		—	10,224	—	—	—		(739)	9,485
Income (loss) from operations	(12,653)	(5)	28,635	7,278	23,064	14,608	(18,938)		—	41,994
Equity in earnings (losses) of unconsolidated ventures	28,024		3,768	—	—	—	—		—	31,792
Income (loss) from continuing operations	12,234		32,014	7,278	23,430	(114,977)	(20,684)		—	(60,705)
Net income (loss)	11,850		32,014	7,278	23,430	(114,977)	(20,684)		—	(61,089)

Statement of Operations:						N-Star CDOs(2)
Three months ended March 31, 2013:	Real Estate		CRE Debt	Asset Management(1)	CRE Securities	CRE Debt	CRE Securities	Corporate(3)		Eliminations(1)	Consolidated Total
Net interest income on debt and securities	$188		$6,205	$—	$6,688	$13,517	$17,430	$14,566	(4)	$—	$58,594
Rental and escalation income	28,013		—	—	—	9,761	162	—		—	37,936
Asset management and other fees, related parties	—		—	7,612	—	—	—	—		(3,104)	4,508
Income (loss) from operations	999	(5)	6,144	5,958	6,649	5,653	16,135	(7,652)		—	33,886
Equity in earnings (losses) of unconsolidated ventures	7,717		944	—	—	(348)	—	—		—	8,313
Income (loss) from continuing operations	12,687		5,359	5,958	6,666	(6,306)	53,048	(7,652)		—	69,760
Net income (loss)	12,847		5,359	5,958	6,666	(6,306)	53,048	(7,652)		—	69,920
_______________________________________________

(1)
$1.6 million and $3.1 million of collateral management fees were earned from CDO financing transactions for the three months ended March 31, 2014 and 2013, respectively, of which $0.7 million and $3.1 million, respectively, were eliminated in consolidation. These amounts are recorded as asset management and other fees in the asset management segment and as an expense in the N-Star CDO segments.

(2)	Based on CDO financing transactions that were primarily collateralized by either CRE debt or securities and may include other types of investments.

(3)	Includes corporate level interest income, interest expense and unallocated general and administrative expenses.

(4)
Represents income earned from CDO bonds repurchased at a discount, recognized using the effective interest method, that is eliminated in consolidation. The corresponding interest expense is recorded in net interest income in the N-Star CDO segments.

(5)	Includes depreciation and amortization of $26.2 million and $9.0 million for the three months ended March 31, 2014 and 2013, respectively.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following table presents total assets by segment as of March 31, 2014 and December 31, 2013 (dollars in thousands):

					N-Star CDOs(1)
Total Assets	Real Estate	CRE Debt	Asset Management	CRE Securities	CRE Debt	CRE Securities	Corporate	Consolidated Total
March 31, 2014	$3,272,648	$1,346,492	$43,122	$404,826	$—	$621,399	$484,748	$6,173,235
December 31, 2013	$3,335,938	$1,211,079	$37,421	$401,592	$15,169	$714,458	$601,225	$6,316,882
______________________________________

(1)	Based on CDO financing transactions that are primarily collateralized by CRE securities and may include other types of investments.

18.	Supplemental Disclosures of Non-cash Investing and Financing Activities
The following table presents non-cash investing and financing activities for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	Three Months Ended March 31,
	2014	2013
Reclassification of operating real estate to assets of properties held for sale	$21,661	$—
Escrow deposit payable related to CRE debt investments	13,467	1,970
Non-cash related to PE Investments	726	13,378
Dividends payable related to RSUs	381	—
Real estate acquisition(1)	—	31,995
Reduction of CRE debt investments(1)	—	31,995
Increase in restricted cash(1)	—	2,580
____________________________________________________________
(1) Non-cash activity occurred in connection with taking title to collateral.

19. Subsequent Events
NSAM Registration Statement
In May 2014, NSAM filed Amendment No. 2 to the registration statement on Form 10 with the SEC under the Securities Exchange Act of 1934, as amended, to register shares of NSAM common stock. The information statement, which forms a part of the registration statement on Form 10, discloses that upon the consummation of the spin-off, holders of record of the Company’s common stock as of the close of business on the relevant record date will receive one share of NSAM common stock for every one share of our common stock held. The information statement also discloses that in connection with and immediately prior to the consummation of the spin-off, the Company expects to effect a 1-for-2 reverse stock split of the Company’s common stock.
Healthcare Portfolio
In May 2014, the Company completed its acquisition of a $1.1 billion healthcare real estate portfolio comprised of over 8,500 beds diversified across assisted living and skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. The Company acquired the portfolio through a joint venture with NorthStar Healthcare and an affiliate of Formation Capital, LLC. The Company contributed $358.2 million for an approximate 86% interest in the joint venture and together with NorthStar Healthcare owns an aggregate approximate 92% interest in the joint venture. The Company will consolidate this portfolio and recorded $7.5 million of transaction costs in the first quarter 2014 in connection with this transaction. The Company is in the process of allocating the purchase price of the real estate assets acquired and the related liabilities associated with this transaction.

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following presents unaudited consolidated pro forma results of operations based on the Company’s historical financial statements and adjusted for the acquisition and related borrowings as if it occurred on January 1, 2013. The unaudited pro forma amounts were prepared for comparative purposes only and are not indicative of what actual consolidated results of operations of the Company would have been, nor are they indicative of the consolidated results of operations in the future and exclude transaction costs (dollars in thousands, except per share data):

	Three Months Ended March 31,
	2014	2013
Pro forma total revenues	$210,205	$166,154
Pro forma net income (loss) attributable to common stockholders	$(57,328)	$73,145
Innkeepers Portfolio
In June 2014, the Company completed its acquisition of a $1.1 billion hotel portfolio, including certain closing costs, pre-funded capital expenditures and other costs, consisting of 47 upscale extended stay hotels and premium branded select service hotels with approximately 6,100 rooms (“Innkeepers Portfolio”). The Innkeepers Portfolio is a geographically diverse, bi-coastal portfolio located primarily in top metropolitan markets, with the largest concentration of net operating income from hotels in California. The Company acquired the Innkeepers Portfolio through a joint venture with Chatham Lodging Trust (NYSE: CLDT) where the Company contributed approximately $193 million of equity for an approximate 90% ownership interest.
In June 2014, the Company paid $1.0 million to West Point Partners, LLC (“West Point Partners”) in connection with its services facilitating the acquisition the Innkeepers Portfolio.  West Point Partners is a real estate investment and advisory firm based in New York.  Mr. Sambamurthy, one of the directors of NorthStar Realty, is Managing Principal and Co-Founder of West Point Partners and owns a 50% interest in that company.  Consequently, Mr. Sambamurthy ceased to be independent.
Industrial Portfolio
In May 2014, the Company entered into an agreement to invest $167 million of preferred and common equity in an approximately $406 million, 6.3 million square foot industrial portfolio that is 100% net-leased with a remaining weighted average lease term of over 12 years (the “Industrial Portfolio”).  This portfolio consists of 39 properties across 17 states with the largest concentration of net operating income from properties in California. As part of this investment, the Company is expected to have an approximate 50% ownership interest.
Strategic Investments
In May 2014, the Company entered into an agreement to acquire a minority interest in Aerium Group (“Aerium”) for €50 million. Aerium currently manages approximately €6.2 billion of real estate assets across 12 countries and employs over 180 professionals, some of whom will be providing services to NSAM following the spin-off as part of the acquisition of the Aerium GP Interest.
There can be no assurance that we will complete the transactions that we have under contract described above on the terms contemplated or at all.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
&
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEAR ENDED DECEMBER 31, 2013

NRFC SUB-REIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Report of Independent Registered Public Accounting Firm
Board of Directors and Stockholders
NorthStar Realty Finance Corp.
We have audited the accompanying consolidated balance sheets of NorthStar Realty Finance Corp. (a Maryland corporation) and subsidiaries (the “Company”) as of December 31, 2013 and 2012, and the related consolidated statements of operations, comprehensive income (loss), equity, and cash flows for each of the three years in the period ended December 31, 2013. Our audits of the basic consolidated financial statements included the financial statement schedules listed in the index appearing under Item 15. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NorthStar Realty Finance Corp. and subsidiaries as of December 31, 2013 and 2012, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2013, based on criteria established in the 1992 Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO), and our report dated February 28, 2014 expressed an unqualified opinion.
/s/ GRANT THORNTON LLP
New York, New York
February 28, 2014

Report of Independent Registered Public Accounting Firm
Board of Directors and Stockholders
NorthStar Realty Finance Corp.
We have audited the internal control over financial reporting of NorthStar Realty Finance Corp. (a Maryland corporation) and subsidiaries (the “Company”) as of December 31, 2013, based on criteria established in the 1992 Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.
A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2013, based on criteria established in the 1992 Internal Control-Integrated Framework issued by COSO.
We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements of the Company as of and for the year ended December 31, 2013, and our report dated February 28, 2014 expressed an unqualified opinion on those financial statements.
/s/ GRANT THORNTON LLP
New York, New York
February 28, 2014

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	December 31,
	2013	2012
Assets
Cash and cash equivalents	$635,990	$444,927
Restricted cash	166,487	360,075
Operating real estate, net	2,369,505	1,390,546
Real estate debt investments, net (refer to Note 5)	1,031,078	1,832,231
Investments in private equity funds, at fair value (refer to Note 6)	586,018	—
Investments in and advances to unconsolidated ventures (refer to Note 7)	142,340	111,025
Real estate securities, available for sale	1,052,320	1,124,668
Receivables, net of allowance of $1,151 and $1,526 as of December 31, 2013 and 2012, respectively	59,895	28,413
Receivables, related parties	25,262	23,706
Unbilled rent receivable, net of allowance of $307 as of December 31, 2013	15,006	16,129
Derivative assets, at fair value	3,469	6,229
Deferred costs and intangible assets, net	96,886	97,700
Assets of properties held for sale	30,063	—
Other assets	145,731	78,129
Total assets(1)	$6,360,050	$5,513,778
Liabilities
Mortgage and other notes payable	$2,113,334	$1,015,670
CDO bonds payable (refer to Note 9)	384,183	2,112,441
Securitization bonds payable	82,340	98,005
Credit facilities	70,038	61,088
Secured term loan	—	14,664
Exchangeable senior notes	490,973	291,031
Junior subordinated notes, at fair value	201,203	197,173
Accounts payable and accrued expenses	74,547	45,895
Escrow deposits payable	90,929	90,032
Derivative liabilities, at fair value	52,204	170,840
Liabilities of assets held for sale	28,962	—
Other liabilities	73,874	86,075
Total liabilities(2)	3,662,587	4,182,914
Commitments and contingencies
Equity
NorthStar Realty Finance Corp. Stockholders’ Equity
Preferred stock, $736,640 and $536,640 aggregate liquidation preference as of December 31, 2013 and 2012, respectively	697,352	504,018
Common stock, $0.01 par value, 500,000,000 shares authorized, 308,806,828 and 163,607,259 shares issued and outstanding as of December 31, 2013 and 2012, respectively	3,088	1,636
Additional paid-in capital	2,647,906	1,195,131
Retained earnings (accumulated deficit)	(685,936)	(376,685)
Accumulated other comprehensive income (loss)	(4,334)	(22,179)
Total NorthStar Realty Finance Corp. stockholders’ equity	2,658,076	1,301,921
Non-controlling interests	39,387	28,943
Total equity	2,697,463	1,330,864
Total liabilities and equity	$6,360,050	$5,513,778
See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)
(Dollars in Thousands)

		December 31,
		2013	2012
(1)	Assets of consolidated VIEs included in the total assets above:
	Restricted cash	$24,411	$320,815
	Operating real estate, net	4,945	344,056
	Real estate debt investments, net	44,298	1,478,503
	Investments in and advances to unconsolidated ventures	—	59,939
	Real estate securities, available for sale	644,015	1,015,972
	Receivables, net of allowance	4,476	16,609
	Unbilled rent receivable	—	2,125
	Deferred costs and intangible assets, net	—	37,753
	Other assets	269	12,689
	Total assets of consolidated VIEs	$722,414	$3,288,461
(2)	Liabilities of consolidated VIEs included in the total liabilities above:
	Mortgage and other notes payable	$—	$228,446
	CDO bonds payable	384,183	2,112,441
	Secured term loan	—	14,664
	Accounts payable and accrued expenses	2,686	13,626
	Escrow deposits payable	22	67,406
	Derivative liabilities, at fair value	52,204	170,840
	Other liabilities	2,971	25,144
	Total liabilities of consolidated VIEs	$442,066	$2,632,567

See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Share and Per Share Data)

	Years Ended December 31,
	2013	2012	2011
Net interest income
Interest income	$303,989	$386,053	$401,201
Interest expense on debt and securities	38,152	50,557	45,280
Net interest income on debt and securities	265,837	335,496	355,921
Other revenues
Rental and escalation income	235,492	112,496	108,549
Selling commissions and dealer manager fees, related parties	62,572	42,385	12,024
Asset management and other fees, related parties	27,301	7,916	959
Other revenue	5,420	2,272	925
Total other revenues	330,785	165,069	122,457
Expenses
Other interest expense	140,507	89,536	94,988
Real estate properties—operating expenses	73,668	18,679	22,611
Commission expense (refer to Note 10)	57,325	38,506	10,764
Other expenses	4,703	6,648	8,824
Transaction costs	12,464	2,571	—
Provision for (reversal of) loan losses, net	(8,786)	23,037	52,980
Provision for loss on equity investment	—	—	4,482
General and administrative
Salaries and equity-based compensation(1)	64,726	62,313	66,183
Other general and administrative	22,511	19,370	24,877
Total general and administrative	87,237	81,683	91,060
Depreciation and amortization	93,470	47,499	42,915
Total expenses	460,588	308,159	328,624
Income (loss) from operations	136,034	192,406	149,754
Equity in earnings (losses) of unconsolidated ventures	85,477	88	(2,738)
Other income (loss)	38	20,258	4,162
Unrealized gain (loss) on investments and other	(34,977)	(548,277)	(489,904)
Realized gain (loss) on investments and other	33,676	60,485	78,782
Gain (loss) from deconsolidation of N-Star CDOs (refer to Note 3)	(299,802)	—	—
Gain from acquisition	—	—	89
Income (loss) from continuing operations	(79,554)	(275,040)	(259,855)
Income (loss) from discontinued operations	(8,356)	(128)	131
Gain on sale from discontinued operations	—	2,079	17,198
Net income (loss)	(87,910)	(273,089)	(242,526)
Net (income) loss attributable to non-controlling interests	5,973	11,527	5,615
Preferred stock dividends	(55,516)	(27,025)	(20,925)
Contingently redeemable non-controlling interest accretion	—	—	(5,178)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(137,453)	$(288,587)	$(263,014)
Earnings (loss) per share:
Net income (loss) per share from continuing operations (basic)	$(0.61)	$(2.32)	$(3.12)
Income (loss) per share from discontinued operations (basic)	(0.04)	—	(0.01)
Gain per share on sale of discontinued operations (basic)	—	0.01	0.19
Net income (loss) per common share attributable to NorthStar Realty Finance Corp. common stockholders (basic)	$(0.65)	$(2.31)	$(2.94)
Net income (loss) per common share attributable to NorthStar Realty Finance Corp. common stockholders (diluted)	$(0.65)	$(2.31)	$(2.94)
Weighted average number of shares:
Basic	211,815,520	125,198,517	89,348,670
Diluted	220,978,335	131,224,199	93,627,456
___________________________________________

(1)	The years ended December 31, 2013, 2012 and 2011 include $17.0 million, $12.8 million and $11.7 million, respectively, of equity-based compensation expense.

See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Dollars in Thousands)

	Years Ended December 31,
	2013	2012	2011
Net income (loss)	$(87,910)	$(273,089)	$(242,526)
Other comprehensive income (loss):
Unrealized gain (loss) on real estate securities, available for sale	(557)	7,259	(7,506)
Reclassification of unrealized (gain) loss on real estate securities, available for sale into realized gain (loss) on investments and other	(926)	—	—
Reclassification of swap (gain) loss into interest expense on debt and securities (refer to Note 15)	4,885	7,412	7,491
Reclassification of swap (gain) loss into gain (loss) from deconsolidation of N-Star CDOs (refer to Note 3)	15,246	—	—
Total other comprehensive income (loss)	18,648	14,671	(15)
Comprehensive income (loss)	(69,262)	(258,418)	(242,541)
Comprehensive (income) loss attributable to non-controlling interests	5,174	10,837	5,590
Comprehensive income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(64,088)	$(247,581)	$(236,951)

See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY
(Dollars and Shares in Thousands)

	Preferred Stock		Common Stock			Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total NorthStar Stockholders’ Equity
					Additional Paid-in Capital				Non-controlling Interests	Total Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2010	10,000	$241,372	78,105	$781	$723,102	$293,382	$(36,119)	$1,222,518	$55,173	$1,277,691
Net proceeds from offering of common stock	—	—	17,250	173	69,132	—	—	69,305	—	69,305
Reclassification of equity compensation to liability	—	—	—	—	—	—	—	—	(2,136)	(2,136)
Non-controlling interest-contributions	—	—	—	—	—	—	—	—	144	144
Non-controlling interest-distributions	—	—	—	—	—	—	—	—	(13,202)	(13,202)
Dividend reinvestment and stock purchase plan	—	—	62	—	264	—	—	264	—	264
Amortization of equity-based compensation	—	—	—	—	17	—	—	17	11,665	11,682
Contingently redeemable non-controlling interest accretion	—	—	—	—	—	(5,178)	—	(5,178)	—	(5,178)
Equity component of exchangeable notes	—	—	—	—	10,971	—	—	10,971	—	10,971
Other comprehensive income (loss)	—	—	—	—	—	—	(41)	(41)	26	(15)
Conversion of LTIP units	—	—	628	6	6,340	—	—	6,346	(6,346)	—
Dividends on common stock and LTIP Units	—	—	—	—	—	(38,994)	—	(38,994)	(1,809)	(40,803)
Dividends on preferred stock	—	—	—	—	—	(20,925)	—	(20,925)	—	(20,925)
Net income (loss)	—	—	—	—	—	(236,911)	—	(236,911)	(11,273)	(248,184)
Balance as of December 31, 2011	10,000	$241,372	96,045	$960	$809,826	$(8,626)	$(36,160)	$1,007,372	$32,242	$1,039,614
Net proceeds from offering of common stock	—	—	67,250	673	382,136	—	—	382,809	—	382,809
Net proceeds from offering of preferred stock	11,466	262,646	—	—	—	—	—	262,646	—	262,646
Redemptions of non-controlling interests	—	—	—	—	(2,358)	—	—	(2,358)	2,358	—
Non-controlling interests—contributions	—	—	—	—	—	—	—	—	8,755	8,755
Non-controlling interests—distributions	—	—	—	—	—	—	—	—	(7,053)	(7,053)
Dividend reinvestment plan	—	—	35	1	202	—	—	203	—	203
Amortization of equity-based compensation	—	—	—	—	—	—	—	—	12,817	12,817
Equity component of exchangeable senior notes	—	—	—	—	2,179	—	—	2,179	—	2,179
Other comprehensive income (loss)	—	—	—	—	—	—	13,981	13,981	690	14,671
Conversion of LTIP Units	—	—	277	2	3,146	—	—	3,148	(3,148)	—
Dividends on common stock, LTIP Units and RSUs	—	—	—	—	—	(79,472)	—	(79,472)	(6,191)	(85,663)
Dividends on preferred stock	—	—	—	—	—	(27,025)	—	(27,025)	—	(27,025)
Net income (loss)	—	—	—	—	—	(261,562)	—	(261,562)	(11,527)	(273,089)
Balance as of December 31, 2012	21,466	$504,018	163,607	$1,636	$1,195,131	$(376,685)	$(22,179)	$1,301,921	$28,943	$1,330,864

See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY (Continued)
(Dollars and Shares in Thousands)

	Preferred Stock		Common Stock			Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total NorthStar Stockholders’ Equity
					Additional Paid-in Capital				Non-controlling Interests	Total Equity
	Shares	Amount	Shares	Amount
December 31, 2012 (continued)	21,466	$504,018	163,607	$1,636	$1,195,131	$(376,685)	$(22,179)	$1,301,921	$28,943	$1,330,864
Net proceeds from offering of common stock	—	—	132,250	1,323	1,304,296	—	—	1,305,619	—	1,305,619
Net proceeds from offering of preferred stock	8,000	193,334	—	—	—	—	—	193,334	—	193,334
Common stock related to transactions (refer to Note 12)	—	—	—	—	17,712	—	—	17,712	—	17,712
Non-controlling interests—contributions	—	—	—	—	—	—	—	—	19,774	19,774
Non-controlling interests—distributions	—	—	—	—	—	—	—	—	(1,403)	(1,403)
Dividend reinvestment plan	—	—	27	—	249	—	—	249	—	249
Amortization of equity-based compensation	—	—	—	—	—	—	—	—	16,961	16,961
Equity component of exchangeable senior notes	—	—	—	—	45,740	—	—	45,740	—	45,740
Conversion of exchangeable senior notes	—	—	11,582	116	74,661	—	—	74,777	—	74,777
Other comprehensive income (loss)	—	—	—	—	—	—	17,845	17,845	803	18,648
Conversion of LTIP Units	—	—	1,341	13	10,117	—	—	10,130	(10,130)	—
Dividends on common stock, LTIP Units and RSUs	—	—	—	—	—	(171,798)	—	(171,798)	(9,588)	(181,386)
Dividends on preferred stock	—	—	—	—	—	(55,516)	—	(55,516)	—	(55,516)
Net income (loss)	—	—	—	—	—	(81,937)	—	(81,937)	(5,973)	(87,910)
Balance as of December 31, 2013	29,466	$697,352	308,807	$3,088	$2,647,906	$(685,936)	$(4,334)	$2,658,076	$39,387	$2,697,463

See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)

	Years Ended December 31,
	2013	2012	2011
Cash flows from operating activities:
Net income (loss)	$(87,910)	$(273,089)	$(242,526)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in (earnings) losses of PE Investments	(82,592)	—	—
Equity in (earnings) losses of unconsolidated ventures	(2,885)	(88)	2,738
Depreciation and amortization	94,840	49,207	45,050
Amortization of premium/accretion of discount on investments	(58,032)	(137,816)	(136,365)
Interest accretion on investments	(1,549)	(1,827)	(7,094)
Amortization of deferred financing costs	7,393	3,528	4,995
Amortization of equity-based compensation	16,961	12,817	11,682
Unrealized (gain) loss on investments and other	(17,757)	469,374	387,326
Realized gain (loss) on investments and other / other income	(33,714)	(60,743)	(78,782)
(Gain) loss from deconsolidation of N-Star CDOs	299,802	—	—
Gain on sale from discontinued operations/gain from acquisition	—	(2,079)	(17,287)
Reversal of accrued loss contingency and other costs	—	(20,000)	—
Accrued loss contingency	—	—	20,000
Impairment from discontinued operations	8,613	966	—
Distributions from PE Investments (refer to Note 6)	82,592	—	—
Distributions from unconsolidated ventures	4,744	2,433	709
Distributions from equity investments	7,028	—	—
Amortization of capitalized above/below market leases	(1,438)	(1,266)	(957)
Straight line rental income, net	(2,713)	(3,342)	(2,795)
Provision for loss on equity investment	—	—	4,482
Provision for (reversal of) loan losses, net	(8,786)	23,037	52,980
Allowance for uncollectible accounts	1,138	833	445
Other	151	598	—
Discount received	7,815	17,399	—
Changes in assets and liabilities:
Restricted cash	(6,846)	495	(1,794)
Receivables	(10,912)	969	78
Other assets	(1,040)	(1,464)	(3,857)
Receivables, related parties	(11,946)	(5,908)	(2,510)
Accounts payable and accrued expenses	32,860	(21,425)	15,051
Other liabilities	4,857	24,302	7,497
Net cash provided by (used in) operating activities	240,674	76,911	59,066
Cash flows from investing activities:
Acquisitions of operating real estate, net	(1,624,959)	(311,485)	—
Improvements of operating real estate	(11,028)	(4,485)	(4,028)
Deferred costs and intangible assets	(769)	(575)	(2,281)
Net proceeds from sale of operating real estate	17,687	13,369	57,007
Originations of real estate debt investments, net	(744,209)	(242,326)	(64,846)
Acquisitions of real estate debt investments	(56,301)	(100,460)	(214,888)
Proceeds from sale of real estate debt investments (refer to Note 10)	106,845	18,109	208,748
Repayments on real estate debt investments	274,029	239,588	306,498
Investments in PE Investments (refer to Note 6)	(664,392)	—	—
Distributions from PE Investments (refer to Note 6)	135,607	—	—
Investment in and advances to unconsolidated ventures	(109,218)	(20,326)	(2,579)
Distributions from unconsolidated ventures	11,782	487	986
Acquisitions of real estate securities, available for sale	(2,800)	(89,041)	(348,212)
Proceeds from sales of real estate securities, available for sale	223,992	343,900	331,500
Repayments on real estate securities, available for sale	187,622	229,870	127,332
Change in restricted cash	(30,736)	(5,084)	(6,000)
Purchase of equity interest	—	—	(10,715)
Other assets	1,695	(19,640)	4,801
Net cash provided by (used in) investing activities	(2,285,153)	51,901	383,323
See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Dollars in Thousands)

	Years Ended December 31,
	2013	2012	2011
Cash flows from financing activities:
Borrowings from mortgage notes	$1,252,085	$241,400	$37,445
Repayments of mortgage notes	(21,272)	(8,987)	(148,354)
Proceeds from CDO bond reissuance	23,725	89,637	—
Proceeds from CDO bonds	—	10,000	64,744
Repayments of CDO bonds	(655,575)	(693,705)	(386,167)
Repurchases of CDO bonds	(44,222)	(98,818)	(75,314)
Proceeds from securitization bonds payable	—	98,131	—
Paydowns on securitization bonds payable	(15,794)	—	—
Borrowings from credit facilities	147,748	134,775	65,566
Repayments of credit facilities	(138,798)	(137,946)	(1,307)
Repayments of secured term loan	(105)	(18)	(22,199)
Proceeds from exchangeable senior notes	345,000	82,000	172,500
Repurchases and repayment of exchangeable senior notes	(36,710)	(7,500)	(75,188)
Payment of deferred financing costs	(28,280)	(11,088)	(12,781)
Purchase of derivative instruments	(9,563)	(8,920)	(8,500)
Settlement of derivative instruments	—	(11,175)	(27,097)
Collateral held by derivative counterparties	—	—	23,280
Change in restricted cash	134,504	(41,522)	81,069
Net proceeds from preferred stock offering	193,334	262,646	—
Net proceeds from common stock offering	1,305,619	383,480	69,305
Proceeds from dividend reinvestment plan	249	203	266
Dividends (common and preferred)	(227,314)	(106,497)	(59,919)
Contributions from non-controlling interests	19,774	8,755	—
Distributions to non-controlling interests	(8,863)	(13,244)	(120,669)
Net cash provided by (used in) financing activities	2,235,542	171,607	(423,320)
Net increase (decrease) in cash and cash equivalents	191,063	300,419	19,069
Cash and cash equivalents—beginning of period	444,927	144,508	125,439
Cash and cash equivalents—end of period	$635,990	$444,927	$144,508

See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
1. Business and Organization
NorthStar Realty Finance Corp. is a diversified commercial real estate (“CRE”) investment and asset management company (the “Company”). The Company is a Maryland corporation and is an internally-managed real estate investment trust (“REIT”) formed in October 2003. Substantially all of the Company’s assets, directly or indirectly, are held by, and the Company conducts its operations, directly or indirectly, through NorthStar Realty Finance Limited Partnership, a Delaware limited partnership and the operating partnership of the Company (the “Operating Partnership”).
On December 10, 2013, the Company announced that its board of directors unanimously approved a plan to spin-off its asset management business into a separate publicly-traded company in the form of a tax-free distribution. In connection with the spin-off, the Company formed NorthStar Asset Management Group Inc. (“NSAM”). The Company will be externally managed by NSAM through a management contract with an initial term of 20 years. NSAM will also manage the sponsored non-traded REITs: NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”), NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”) and NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), collectively the Sponsored Companies. In addition, NSAM will own NorthStar Realty Securities, LLC (“NorthStar Securities”), a captive broker-dealer platform and perform other asset management-related services. The entities that manage the Sponsored Companies will become subsidiaries of NSAM as part of the spin-off. The spin-off is expected to be completed in the second quarter of 2014.
All references herein to the Company refer to NorthStar Realty Finance Corp. and its consolidated subsidiaries, including the Operating Partnership, collectively, unless the context otherwise requires.
2. Summary of Significant Accounting Policies
Basis of Accounting
The accompanying consolidated financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”).
Principles of Consolidation
The consolidated financial statements include the accounts of the Company, the Operating Partnership and their consolidated subsidiaries. The Company consolidates variable interest entities (“VIE”) where the Company is the primary beneficiary and voting interest entities which are generally majority owned or otherwise controlled by the Company. All significant intercompany balances are eliminated in consolidation.
Variable Interest Entities
A VIE is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. The Company bases its qualitative analysis on its review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity.
The Company reassesses its initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events.
A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. The Company determines whether it is the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for the Company or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the business activities of the Company and the other interests. The Company reassesses its determination of whether it is the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIEs and general market conditions.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company evaluates its CRE debt and securities, investments in unconsolidated ventures and securitization financing transactions, such as its collateralized debt obligations (“CDOs”) and its liabilities to subsidiary trusts issuing preferred securities (“junior subordinated notes”), to determine whether they are a VIE. The Company analyzes new investments and financings, as well as reconsideration events for existing investments and financings, which vary depending on type of investment or financing.
Voting Interest Entities
A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If the Company has a majority voting interest in a voting interest entity, the entity will generally be consolidated. The Company does not consolidate a voting interest entity if there are substantive participating rights by other parties and/or kick-out rights by a single party.
The Company performs on-going reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework.
Investments in and Advances to Unconsolidated Ventures
The Company has non-controlling, unconsolidated ownership interests in entities that may be accounted for using the equity method, at fair value or the cost method.
Under the equity method, the investment is adjusted each period for capital contributions and distributions and its share of the entity’s net income (loss). Capital contributions, distributions and net income (loss) of such entities are recorded in accordance with the terms of the governing documents. Allocations of net income (loss) may differ from the stated ownership percentage interest in such entities as a result of preferred returns and allocation formulas, if any, as described in such governing documents.
The Company may account for an investment in an unconsolidated entity at fair value by electing the fair value option. The Company elected the fair value option for its investments (directly or indirectly in joint ventures) that own limited partnership interests in real estate private equity funds (“PE Investments”) and certain components of the Company’s investment in RXR Realty, LLC (“RXR Realty”). PE Investments are recorded as investments in private equity funds, at fair value on the consolidated balance sheets. The Company records the change in fair value for its share of the projected future cash flow of such investments from one period to another in equity in earnings (losses) from unconsolidated ventures in the consolidated statements of operations. Any change in fair value attributed to market related assumptions is considered unrealized gain (loss).
The Company may account for investments that do not qualify for equity method accounting or for which the fair value option was not elected using the cost method if the Company determines the investment in the unconsolidated entity is insignificant. Under the cost method, equity in earnings is recorded as dividends are received to the extent they are not considered a return of capital, which is recorded as a reduction of cost of the investment.
Non-controlling Interests
A non-controlling interest in a consolidated subsidiary is defined as the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to the Company. Non-controlling interests are required to be presented as a separate component of equity on the consolidated balance sheets and presented separately as net income (loss) and other comprehensive income (loss) (“OCI”) attributable to controlling and non-controlling interests. Allocations to non-controlling interests may differ from the stated ownership percentage interest in such entities as a result of preferred returns and allocation formulas, if any, as described in such governing documents.
Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that could affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates and assumptions.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Reclassifications
Certain prior period amounts have been reclassified in the consolidated financial statements to conform to current period presentation.
Comprehensive Income (Loss)
The Company reports consolidated comprehensive income (loss) in separate statements following the consolidated statements of operations. Comprehensive income (loss) is defined as the change in equity resulting from net income (loss) and OCI. The components of OCI principally include: (i) unrealized gain (loss) on real estate securities available for sale for which the fair value option is not elected; and (ii) the reclassification of unrealized gain (loss) on derivative instruments that are or were deemed to be effective hedges.
Cash and Cash Equivalents
The Company considers all highly-liquid investments with a remaining maturity date of three months or less to be cash equivalents. Cash, including amounts restricted, may at times exceed the Federal Deposit Insurance Corporation deposit insurance limit of $250,000 per institution. The Company mitigates credit risk by placing cash and cash equivalents with major financial institutions. To date, the Company has not experienced any losses on cash and cash equivalents.
Restricted Cash
Restricted cash consists of amounts related to operating real estate (escrows for taxes, insurance, capital expenditures, tenant security deposits, payments required under certain lease agreements), loan origination (escrow deposits) and the Company’s CDO and securitization financing transactions. Restricted cash in CDO financing transactions represent proceeds from repayments and/or sales and since the CDO financing transactions are past their respective reinvestment period, the cash is being distributed in accordance with priority of cash flows set forth in the respective CDO’s governing documents.
Fair Value Option
The fair value option provides an election that allows a company to irrevocably elect fair value for certain financial assets and liabilities on an instrument-by-instrument basis at initial recognition. The Company will generally not elect the fair value option for its assets and liabilities. However, the Company may elect to apply the fair value option for certain investments. Any change in fair value for assets and liabilities for which the election is made is recognized in earnings.
Operating Real Estate
Operating real estate is carried at historical cost less accumulated depreciation. Costs directly related to an acquisition deemed to be a business combination are expensed and included in transaction costs in the consolidated statements of operations. Ordinary repairs and maintenance are expensed as incurred. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over their useful life.
Operating real estate is depreciated using the straight-line method over the estimated useful lives of the assets, summarized as follows:

Category:	Term:
Building (fee interest)	30 to 40 years
Building improvements	Lesser of the useful life or remaining life of the building
Building (leasehold interest)	Lesser of 40 years or remaining term of the lease
Land improvements	10 to 30 years
Tenant improvements	Lesser of the useful life or remaining term of the lease
The Company follows the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant and land improvements and other identified intangibles. The Company evaluates whether real estate acquired in connection with a foreclosure, UCC/deed in lieu of foreclosure or a consentual modification of a loan (herein collectively referred to as taking title to collateral) (“REO”) constitutes a business and whether business combination accounting is appropriate. Any excess upon taking title to collateral between the carrying value of a loan over the estimated fair value of the property is charged to provision for loan losses.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Operating real estate, including REO, which has met the criteria to be classified as held for sale, is separately presented on the consolidated balance sheets. Such operating real estate is recorded at the lower of its carrying value or its estimated fair value less the cost to sell. Once a property is determined to be held for sale, depreciation is no longer recorded. In addition, the results of operations are reclassified to income (loss) from discontinued operations in the consolidated statements of operations.
Minimum rental amounts due under leases are generally either subject to scheduled fixed increases or adjustments. The following table presents approximate future minimum rental income under noncancelable operating leases to be received over the next five years and thereafter as of December 31, 2013 (dollars in thousands):

Years Ending December 31:
2014(1)	$80,574
2015	78,507
2016	72,240
2017	58,729
2018	46,775
Thereafter	158,655
Total	$495,480
_______________________

(1)	Excludes rental income from manufactured housing communities and multifamily properties that are subject to short-term leases.
Real Estate Debt Investments
CRE debt investments are generally intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. CRE debt investments that are deemed to be impaired are carried at amortized cost less a loan loss reserve, if deemed appropriate, which approximates fair value.
Real Estate Securities
The Company classifies its CRE securities investments as available for sale on the acquisition date, which are carried at fair value. The Company historically elected to apply the fair value option for its CRE securities investments. For those CRE securities for which the fair value option was elected, any unrealized gains (losses) from the change in fair value is recorded in unrealized gains (losses) on investments and other in the consolidated statements of operations.
The Company may decide to not elect the fair value option for certain CRE securities due to the nature of the particular instrument. For those CRE securities for which the fair value option was not elected, any unrealized gains (losses) from the change in fair value is recorded as a component of accumulated OCI in the consolidated statements of equity, to the extent impairment losses are considered temporary.
Deferred Costs
Deferred costs include deferred financing costs and deferred lease costs. Deferred financing costs represent commitment fees, legal and other third-party costs associated with obtaining financing. These costs are amortized to interest expense over the term of the financing using either the effective interest method or straight-line method depending on the type of financing. Unamortized deferred financing costs are expensed when the associated borrowing is refinanced or repaid before maturity. Costs incurred in seeking financing transactions, which do not close, are expensed in the period such financing transaction was terminated. Deferred lease costs consist of fees incurred to initiate and renew operating leases, which are amortized on a straight-line basis over the remaining lease term and is recorded to depreciation and amortization in the consolidated statements of operations.
Identified Intangibles
The Company records acquired identified intangibles, which includes intangible assets (value of the above-market leases, in-place leases and other intangibles) and intangible liabilities (value of below-market leases), based on estimated fair value. The value allocated to the above or below-market leases is amortized over the remaining lease term as a net adjustment to rental income. Other intangible assets are amortized into depreciation and amortization expense on a straight-line basis over the remaining lease term. Identified intangible assets are recorded in deferred costs and intangible assets and identified intangible liabilities are recorded in other liabilities on the consolidated balance sheets.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents identified intangibles as of December 31, 2013 and 2012 (dollars in thousands):

	December 31, 2013			December 31, 2012
			Intangible			Intangible
	Intangible Assets (1)		Liabilities (1)	Intangible Assets		Liabilities
	Above-market Leases	Other	Below-market Leases	Above-market Leases	Other	Below-market Leases
Gross amount	$6,264	$93,037	$19,499	$21,180	$106,453	$42,017
Accumulated amortization	(4,351)	(42,185)	(10,799)	(7,646)	(46,329)	(13,919)
Total	$1,913	$50,852	$8,700	$13,534	$60,124	$28,098
______________________________________________________
(1) The decrease from prior year relates to the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.
The Company recorded amortization of acquired above-market leases, net of acquired below-market leases, of $1.4 million, $1.4 million and $1.0 million for the years ended December 31, 2013, 2012 and 2011, respectively. Amortization of other intangible assets was $15.4 million, $13.7 million and $13.4 million for the years ended December 31, 2013, 2012 and 2011, respectively.
Estimated annual amortization of intangible assets and liabilities is presented as follows (dollars in thousands):

Years Ending December 31:	Above and Below Market Leases, Net(1)	Other Intangibles(1)
2014	$934	$11,799
2015	873	10,474
2016	855	9,307
2017	898	7,293
2018	571	5,388
Thereafter	2,656	6,591
Total	$6,787	$50,852
______________________________________________________
(1) Identified intangibles will be amortized through periods ending December 2025.
Other Assets and Other Liabilities
The following table presents other assets and other liabilities as of December 31, 2013 and 2012 (dollars in thousands):

	December 31,
Other assets:	2013	2012
Manufactured homes	$69,217	$12,707
Notes receivable	38,418	3,579
Investment-related reserves and deposits	11,127	32,325
Furniture, fixtures and equipment, net	6,977	6,821
Prepaid expenses	5,361	3,412
Timeshare	462	3,467
Other	14,169	15,818
Total	$145,731	$78,129

	December 31,
Other liabilities:	2013	2012
PE Investment III deferred purchase price	$39,760	$—
Unearned revenue	2,029	46,677
Security deposits	9,294	5,247
Below-market leases	8,700	28,098
Other	14,091	6,053
Total	$73,874	$86,075

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Revenue Recognition
Operating Real Estate
Rental and escalation income from operating real estate is derived from leasing of space to various types of tenants and healthcare operators. The leases are for fixed terms of varying length and generally provide for annual rentals and expense reimbursements to be paid in monthly installments. Rental income from leases is recognized on a straight-line basis over the term of the respective leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in unbilled rent receivable on the consolidated balance sheets. Escalation income represents revenue from tenant/operator leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes paid by the Company on behalf of the respective property. This revenue is accrued in the same period as the expenses are incurred.
Real Estate Debt Investments
Interest income is recognized on an accrual basis and any related premium, discount, origination costs and fees are amortized over the life of the investment using the effective interest method. The amortization is reflected as an adjustment to interest income in the consolidated statements of operations. The amortization of a premium or accretion of a discount is discontinued if such loan is reclassified to held for sale.
Loans acquired at a discount with deteriorated credit quality are accreted to expected recovery, which takes into consideration the contractual cash flow of the loan, adjusted for the impact of any prepayments, and expected future cash flow the Company expects to receive. The Company continues to estimate the amount of recovery over the life of such loans. A subsequent change in expected future cash flow is recognized as an adjustment to the accretable yield prospectively over the remaining life of such loan.
Real Estate Securities
Interest income is recognized using the effective interest method with any premium or discount amortized or accreted through earnings based on expected cash flow through the expected maturity date of the security. Changes to expected cash flow may result in a change to the yield which is then applied retrospectively for high-credit quality securities that cannot be prepaid or otherwise settled in such a way that the holder would not recover substantially all of the investment or prospectively for all other securities to recognize interest income.
Selling Commissions and Dealer Manager Fees
Selling commissions and dealer manager fees represent income earned from selling equity in sponsored companies through NorthStar Securities, the Company’s broker-dealer subsidiary, while such companies are raising capital for their respective public offerings. Selling commissions and dealer manager fees and commission expense are accrued on a trade date basis. The Company is currently raising capital for NorthStar Healthcare and NorthStar Income II. NorthStar Income, the Company’s first sponsored company, successfully completed its $1.1 billion public offering on July 1, 2013. These companies are collectively referred to as Sponsored Companies.
Asset Management and Other Fees
Asset management and other fees include fees earned from the management of Sponsored Companies and are recognized in the period during which the related services are performed and the amounts have been contractually earned.
Credit Losses and Impairment on Investments
Operating Real Estate
The Company’s real estate portfolio is reviewed on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value of its operating real estate may be impaired or that its carrying value may not be recoverable. A property’s value is considered impaired if the Company’s estimate of the aggregate expected future undiscounted cash flow generated by the property is less than the carrying value. In conducting this review, the Company considers U.S. macroeconomic factors, real estate sector conditions and asset specific and other factors. To the extent an impairment has occurred, the loss is measured as the excess of the carrying value of the property over the estimated fair value and recorded in impairment on operating real estate in the consolidated statements of operations.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Allowances for doubtful accounts for tenant/operator receivables are established based on a periodic review of aged receivables resulting from estimated losses due to the inability of tenants/operators to make required rent and other payments contractually due. Additionally, the Company establishes, on a current basis, an allowance for future tenant/operator credit losses on unbilled rent receivable based on an evaluation of the collectability of such amounts.
Real Estate Debt Investments
Loans are considered impaired when based on current information and events, it is probable that the Company will not be able to collect principal and interest amounts due according to the contractual terms. The Company assesses the credit quality of the portfolio and adequacy of loan loss reserves on a quarterly basis, or more frequently as necessary. Significant judgment of the Company is required in this analysis. The Company considers the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the loan, a loan loss reserve is recorded with a corresponding charge to provision for loan losses. The loan loss reserve for each loan is maintained at a level that is determined to be adequate by management to absorb probable losses.
Income recognition is suspended for a loan at the earlier of the date at which payments become 90-days past due or when, in the opinion of the Company, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired loan is in doubt, all payments are applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired loan is not in doubt, contractual interest is recorded as interest income when received, under the cash basis method until an accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. A loan is written off when it is no longer realizable and/or legally discharged.
Investments in and Advances to Unconsolidated Ventures
The Company reviews its investments in unconsolidated ventures for which the Company did not elect the fair value option on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value may be impaired or that its carrying value may not be recoverable. An investment is considered impaired if the projected net recoverable amount over the expected holding period is less than the carrying value. In conducting this review, the Company considers U.S. macroeconomic factors, including real estate sector conditions, together with asset specific and other factors. To the extent an impairment has occurred and is considered to be other than temporary, the loss is measured as the excess of the carrying value of the investment over the estimated fair value and recorded in provision for loss on equity investment in the consolidated statements of operations.
Real Estate Securities
CRE securities for which the fair value option is elected are not evaluated for other-than-temporary impairment (“OTTI”) as any change in fair value is recorded in the consolidated statements of operations. Realized losses on such securities are reclassified to realized gain (loss) on investments and other as losses occur.
CRE securities for which the fair value option is not elected are evaluated for OTTI quarterly. Impairment of a security is considered to be other-than-temporary when: (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. When a CRE security has been deemed to be other-than-temporarily impaired due to (i) or (ii), the security is written down to its fair value and an OTTI is recognized in the consolidated statements of operations. In the case of (iii), the security is written down to its fair value and the amount of OTTI is then bifurcated into: (i) the amount related to expected credit losses; and (ii) the amount related to fair value adjustments in excess of expected credit losses. The portion of OTTI related to expected credit losses is recognized in the consolidated statements of operations. The remaining OTTI related to the valuation adjustment is recognized as a component of accumulated OCI in the consolidated statements of equity. The portion of OTTI recognized through earnings is accreted back to the amortized cost basis of the security through interest income, while amounts recognized through OCI are amortized over the life of the security with no impact on earnings. CRE securities which are not high-credit quality are considered to have an OTTI if the security has an unrealized loss and there has been an adverse change in expected cash flow. The amount of OTTI is then bifurcated as discussed above.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Troubled Debt Restructuring
CRE debt investments modified in a troubled debt restructuring (“TDR”) are modifications granting a concession to a borrower experiencing financial difficulties where a lender agrees to terms that are more favorable to the borrower than is otherwise available in the current market. Management judgment is necessary to determine whether a loan modification is considered a TDR. Troubled debt that is fully satisfied via taking title to collateral, repossession or other transfers of assets is generally included in the definition of TDR. Loans acquired as a pool with deteriorated credit quality that have been modified are not considered a TDR.
Derivatives
Derivatives are used to manage exposure to interest rate risk. For derivatives that qualify as cash flow hedges, the effective portion of changes in fair value of derivatives designated as a hedge is recorded in accumulated OCI and is subsequently reclassified into income in the period that the hedged item affects income. Amounts reported in OCI relate to the hedge of the Company’s floating-rate borrowings are reclassified to interest expense as interest payments are made on associated borrowings.
The change in fair value for derivatives that do not qualify as a hedge for U.S. GAAP is recorded in earnings. When the Company elected the fair value option for certain of its borrowings, any derivatives designated as a qualifying hedge at the time no longer qualified for hedge accounting given that the underlying borrowing will be remeasured with changes in the fair value recorded in earnings. For such derivatives, the unrealized gain (loss) at that time will remain in accumulated OCI and will be reclassified into earnings over the life of the associated borrowing, with current changes in fair value recorded in earnings.
Exchangeable Senior Notes
The proceeds from exchangeable senior notes that may be settled in cash at the option of the issuer, including partial cash settlements, must be bifurcated between a liability component and an equity component associated with the embedded conversion option. The liability component is calculated based on the present value of the contractual cash flows discounted at a comparable market conventional borrowing rate at the date of issuance. The difference between the principal amount and the fair value of the liability component is reported as a discount on the exchangeable senior notes and is accreted as additional interest expense to the contractual maturity using the effective interest method. The equity component is calculated based on the difference between the proceeds received and the fair value of the liability component at the issuance date. The equity component is recorded in additional paid-in-capital, net of issuance costs, on the consolidated balance sheets. Issuance costs related to exchangeable senior notes is allocated between the liability and the equity components based on their relative values.
Equity-Based Compensation
The Company accounts for its equity-based compensation awards using the fair value method, which requires an estimate of fair value of the award at the time of grant. Awards may be based on a variety of measures such as time, performance, market or a combination thereof. For service-based awards, the Company recognizes compensation expense over the vesting period on a straight-line basis. For awards with performance or market measures, the Company recognizes compensation expense over the requisite service period, using the accelerated attribution expense method. For performance-based measures, compensation expense, net of estimated forfeitures, is recorded based on the Company’s estimate of the probable achievement of such measures. For market-based measures, the Company recognizes compensation expense based on the initial estimate of the fair value of the award using a binomial model.
For awards with a combination of performance or market measures, the Company estimates the fair value as if it were two separate awards. First, the Company estimates the probability of achieving the performance measure. If it is not probable the performance condition will be met, the Company records the compensation expense based on the fair value of the market measure. This expense is recorded even if the market-based measure is never met. If the performance-based measure is subsequently estimated to be achieved, the Company records compensation expense based upon the performance-based measure. The Company would then record a cumulative catch-up adjustment for any additional compensation expense.
Foreign Currency Remeasurement
Assets and liabilities denominated in non-U.S. currencies are remeasured at rates of exchange prevailing on the reporting date and revenues and expenses are remeasured at average rates of exchange for the period. The Company’s functional currency of its euro-dominated investment is the U.S. dollar, therefore, any gains or losses from the remeasurement of foreign currency to U.S. dollars are included in the consolidated statements of operations.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Earnings Per Share
The Company’s basic earnings per share (“EPS”) is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of common stock outstanding. For purposes of calculating EPS, the Company considers all unvested restricted stock units which participate in the Company’s dividends to be outstanding. Diluted EPS reflects the potential dilution that could occur if outstanding warrants or other contracts to issue common stock were exercised or converted to common stock (including limited partnership interests in the Operating Partnership which are structured as profits interests (“LTIP Units”)), where such exercise or conversion would result in a lower EPS. The dilutive effect of partnership interests in the Operating Partnership is calculated assuming all units are converted to common stock.
Income Taxes
The Company and its wholly-owned subsidiary, NRFC Sub-REIT Corp. (“Sub-REIT”), have each elected to be taxed as a REIT and to comply with the related provisions of the Internal Revenue Code of 1986, as amended, the (“Code”). Accordingly, the Company generally will not be subject to U.S. federal income tax to the extent of its distributions to stockholders and as long as certain asset, income and share ownership tests are met. To maintain its qualification as a REIT, the Company must annually distribute at least 90% of its REIT taxable income to its stockholders and meet certain other requirements. The Company may also be subject to certain state, local and franchise taxes. Under certain circumstances, federal income and excise taxes may be due on its undistributed taxable income. If the Company were to fail to meet these requirements, it would be subject to U.S. federal income tax, which could have a material adverse impact on its results of operations and amounts available for distributions to its stockholders. The Company believes that all of the criteria to maintain the Company’s and Sub-REIT’s REIT qualification have been met for the applicable periods, but there can be no assurance that these criteria will continue to be met in subsequent periods.
The Company maintains various taxable REIT subsidiaries (“TRSs”) which may be subject to U.S. federal, state and local income taxes and foreign taxes. In general, a TRS of the Company may perform non-customary services for tenants of the Company, hold assets that the Company cannot hold directly and may engage in any real estate or non-real estate-related business. A TRS is subject to regular corporate income tax. The Company has established several TRSs in jurisdictions for which no taxes are assessed on corporate earnings. However, the Company must include in earnings the income from these TRSs even if it has received no cash distributions. Current and deferred taxes are provided on the portion of earnings (losses) recognized by the Company with respect to its interest in domestic TRSs. Deferred income tax assets and liabilities are calculated based on temporary differences between the Company’s U.S. GAAP consolidated financial statements and the federal and state income tax basis of assets and liabilities as of the consolidated balance sheet date. The Company evaluates the realizability of its deferred tax assets (e.g., net operating loss and capital loss carryforwards) and recognizes a valuation allowance if, based on the available evidence, it is more likely than not that some portion or all of its deferred tax assets will not be realized. When evaluating the realizability of its deferred tax assets, the Company considers estimates of expected future taxable income, existing and projected book/tax differences, tax planning strategies available and the general and industry specific economic outlook. This realizability analysis is inherently subjective, as it requires the Company to forecast its business and general economic environment in future periods. Changes in estimate of deferred tax asset realizability, if any, are included in tax expense in the consolidated statements of operations. One of the Company’s TRSs had net operating losses of $20.6 million which can generally be used to offset future operating income for up to 20 years. As of December 31, 2013, the Company has a deferred tax asset of $8.0 million, principally as a result of net operating losses. The Company had concluded that it is more likely than not that the net operating losses will not be used during the carryforward period, and as such, the Company has established a valuation allowance against the deferred tax asset.
From time-to-time, the Company’s TRSs generate taxable income from intercompany transactions. The TRS entities generate taxable revenue from fees for services provided to the Company’s various lines of business. Certain entities may be consolidated in the Company’s financial statements. In consolidation, these fees are eliminated when the entity is included in the consolidated group. Nonetheless, all income taxes are accrued by the TRSs in the year in which the taxable revenue is received. These income taxes are not eliminated when the related revenue is eliminated in consolidation.
Certain TRS entities are domiciled in non-U.S. jurisdictions and, accordingly, taxable income generated by these entities may not be subject to local income taxation, but generally are included in the Company’s taxable income on a current basis, whether or not distributed. Upon distribution of any previously included income, no incremental U.S. federal, state or local income taxes would be payable by the Company.
The TRS entities may be subject to tax laws that are complex and potentially subject to different interpretations by the taxpayer and the relevant governmental taxing authorities. In establishing a provision for income tax expense, the Company must make

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

judgments and interpretations about the application of these inherently complex tax laws. Actual income taxes paid may vary from estimates depending upon changes in income tax laws, actual results of operations and the final audit of tax returns by taxing authorities. Tax assessments may arise several years after tax returns have been filed. The Company reviews the tax balances of its TRS entities quarterly and as new information becomes available, the balances are adjusted as appropriate.
The Company has assessed its tax positions for all open tax years, which includes 2010 to 2013 and concluded there were no material uncertainties to be recognized. The Company’s accounting policy with respect to interest and penalties is to classify these amounts as interest expense. The Company has not recognized any such amounts related to uncertain tax positions for the years ended December 31, 2013, 2012 and 2011.
Recent Accounting Pronouncements
In December 2011, the Financial Accounting Standards Board (“FASB”) issued an accounting update that concluded when a parent ceases to have a controlling financial interest in a subsidiary that is in substance real estate as a result of default on the subsidiary’s non-recourse borrowing, the reporting entity must apply sales accounting to the real estate to determine whether it should derecognize the in substance real estate. The reporting entity is precluded from derecognizing the real estate until legal ownership has been transferred to the lender to satisfy the borrowing. The requirements of the accounting update were effective for the Company in the first quarter 2013 and are applied on a prospective basis. The Company adopted the provisions of the update and it did not have a material impact on the consolidated financial statements.
In February 2013, the FASB issued an accounting update to present the reclassification adjustments to OCI by component on the face of the statement of operations or in the notes to the consolidated financial statements. For other amounts that are not required under U.S. GAAP to be reclassified in their entirety into earnings, an entity is required to cross-reference to other disclosures required under U.S. GAAP to provide additional detail about those amounts. The Company adopted the provisions of the update and it did not have a material impact on the consolidated financial statements.
3. Variable Interest Entities
As of December 31, 2013, the Company has identified the following consolidated and unconsolidated VIEs.
CDO Financing Transactions
The Company sponsored nine CDOs, three of which were primarily collateralized by CRE debt and six of which were primarily collateralized by CRE securities. The Company acquired equity interests of two CRE debt focused CDOs, the CSE RE 2006-A CDO (“CSE CDO”) and the CapLease 2005-1 CDO (“CapLease CDO”). In the case of the CSE CDO, the Company was delegated the collateral management and special servicing rights, and for the CapLease CDO, the Company acquired the collateral management rights. These CDOs are collectively referred to as the N-Star CDOs and their assets are referred to as legacy investments. All N-Star CDOs are considered VIEs. At the time of issuance of the sponsored CDOs, the Company retained the below investment grade bonds, which are referred to as subordinate bonds, and preferred shares and equity notes, which are referred to as equity interests. In addition, the Company repurchased CDO bonds originally issued to third parties at discounts to par. These repurchased CDO bonds and retained subordinate bonds are herein collectively referred to as N-Star CDO bonds.
The collateral for the CRE debt CDO financing transactions primarily includes first mortgage loans, subordinate interests, mezzanine loans, credit tenant loans and other loans. The collateral for the CDO financing transactions primarily collateralized by CRE securities includes commercial mortgage-backed securities (“CMBS”), unsecured REIT debt and CDO notes backed primarily by CRE securities and debt. Assets of each of the VIEs may only be used to settle obligations of the respective VIE. Creditors of each of the VIEs have no recourse to the general credit of the Company.
Consolidated N-Star CDOs
As of December 31, 2013, the Company serves as collateral manager and/or special servicer for N-Star CDOs I, III, V and IX which are primarily collateralized by CRE securities. The Company consolidates these entities as the Company has the power to direct the activities that most significantly impact the economic performance of these CDOs and therefore continues to be the primary beneficiary.
The Company is not contractually required to provide financial support to any of these consolidated VIEs, however, the Company, in its capacity as collateral manager/collateral manager delegate and/or special servicer, may in its sole discretion

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

provide support such as protective and other advances it deems appropriate. The Company did not provide any other financial support to any of its consolidated VIEs for the years ended December 31, 2013 and 2012.
Unconsolidated N-Star CDOs
The Company delegated the collateral management rights for N-Star CDOs IV, VI and VIII and the CapLease CDO on September 30, 2013 and the CSE CDO on December 31, 2013 to a third-party collateral manager who is entitled to a percentage of the senior and subordinate collateral management fees. The Company continues to receive fees as named collateral manager or collateral manager delegate and retained administrative responsibilities. The Company evaluated the reconsideration event and determined that these CDOs were still VIEs as the equity investors do not have the characteristics of a controlling financial interest. The Company evaluated the fees paid to the third-party collateral manager and concluded that the third party was acting as a principal. The Company no longer has the power to direct the activities that most significantly impact the economic performance of these CDOs, which includes but is not limited to selling collateral, and therefore is no longer the primary beneficiary of such CDOs. As a result, the Company deconsolidated the assets and liabilities for N-Star CDOs IV, VI and VIII and the CapLease CDO on September 30, 2013 and the CSE CDO on December 31, 2013.
In July 2013, the Company determined it no longer had the power to direct the activities that most significantly impact the economic performance of N-Star CDO VII due to the ability of a single party to remove the Company as collateral manager as a result of an existing event of default. The Company was no longer the primary beneficiary of N-Star CDO VII, and as a result, in the third quarter 2013, the Company deconsolidated the assets and liabilities of this CDO. Similar events of default in the future, if they occur, could cause the Company to deconsolidate additional CDO financing transactions. In the fourth quarter 2013, N-Star CDO VII was liquidated.
The deconsolidation of the N-Star CDOs resulted in a non-cash loss on deconsolidation recorded in the consolidated statement of operations for the year ended December 31, 2013 summarized as follows (dollars in thousands):

Assets of deconsolidated N-Star CDOs	$(2,198,761)
Liabilities of deconsolidated N-Star CDOs	1,770,907
Subtotal of net assets deconsolidated	(427,854)
N-Star CDO bonds(1)	191,449
N-Star CDO equity(1)	159,437
Other(2)	(166,739)
Subtotal	184,147
Reclassification of unrealized gain (loss) to gain (loss) from deconsolidation	(40,849)
Reclassification from OCI of swap gain (loss) into gain (loss) from deconsolidation	(15,246)
Total gain (loss) on deconsolidation of N-Star CDOs	$(299,802)
___________________________________________________________

(1)	The fair value of N-Star CDO bonds and equity interests are recorded as CRE securities on the consolidated balance sheet (refer to Note 8).

(2)	Primarily represents the fair value of CRE debt investments, two notes payables and CDO bonds payable that were previously eliminated in consolidation.
Other Unconsolidated VIEs
Based on management’s analysis, the Company is not the primary beneficiary of the VIEs summarized below and as such, these VIEs are not consolidated into the Company’s financial statements as of December 31, 2013. These unconsolidated VIEs are summarized as follows:
Real Estate Debt Investments
The Company identified one CRE debt investment with a carrying value of $1.9 million as a variable interest in a VIE. The Company determined that it is not the primary beneficiary of this VIE, and as such, the VIE is not consolidated in the Company’s financial statements. For all other CRE debt investments, the Company determined that these investments are not VIEs and, as such, the Company continues to account for all CRE debt investments as loans.
Real Estate Securities
The Company identified six CRE securities with an aggregate fair value of $34.9 million as variable interests in VIEs. In connection with certain CMBS investments, the Company became the controlling class and/or was named directing certificate

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

holder of a securitization it did not sponsor. For two of these securitizations, the Company was appointed as special servicer. The Company determined each securitization was a VIE. However, the Company determined at that time and continues to believe that it does not currently or potentially hold a significant interest in any of these securitizations and, therefore, is not the primary beneficiary.
In February 2013, NorthStar Income, acquired a “B-piece” in a new $1.2 billion securitization. An affiliate of the Company was appointed as special servicer for the securitization. The Company determined such securitization was a VIE. However, the Company determined at that time and continues to believe that it does not currently or potentially hold a significant interest and, therefore, is not the primary beneficiary.
NorthStar Realty Finance Trusts
The Company owns all of the common stock of NorthStar Realty Finance Trusts I through VIII (collectively, the “Trusts”). The Trusts were formed to issue trust preferred securities. The Company determined that the holders of the trust preferred securities were the primary beneficiaries of the Trusts. As a result, the Company did not consolidate the Trusts and has accounted for the investment in the common stock of the Trusts under the equity method. As of December 31, 2013, the Company’s carrying value and maximum exposure to loss related to its investment in the Trusts is $3.7 million.
Summary of Unconsolidated VIEs
The following table presents the classification, carrying value and maximum exposure of unconsolidated VIEs as of December 31, 2013 (dollars in thousands):

	Junior Subordinated Notes, at Fair Value	Real Estate Debt Investments, Net	Real Estate Securities, Available for Sale	Total	Maximum Exposure to Loss(1)
Real estate debt investments, net	$—	$1,886	$—	$1,886	$1,886
Real estate securities, available for sale:
N-Star CDO bonds	—	—	205,287	205,287	205,287
N-Star CDO equity	—	—	158,274	158,274	158,274
CMBS	—	—	34,859	34,859	34,859
Subtotal real estate securities, available for sale	—	—	398,420	398,420	398,420
Total assets	—	1,886	398,420	400,306	400,306
Junior subordinated notes, at fair value	201,203	—	—	201,203	NA
Total liabilities	201,203	—	—	201,203	NA
Net	$(201,203)	$1,886	$398,420	$199,103	NA
____________________________________________________________

(1)	The Company’s maximum exposure to loss as of December 31, 2013 would not exceed the carrying value of its investment.
The Company did not provide financial support to any of its unconsolidated VIEs during the years ended December 31, 2013 and 2012. As of December 31, 2013, there were no explicit arrangements or implicit variable interests that could require the Company to provide financial support to any of its unconsolidated VIEs.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. Operating Real Estate
The following table presents operating real estate, net as of December 31, 2013 and 2012 (dollars in thousands):

	December 31,
	2013	2012
Land	$461,133	$268,738
Land improvements	1,003,069	211,323
Buildings and improvements	1,036,752	967,727
Tenant improvements	31,811	69,304
Leasehold interests	12,322	12,322
Furniture and fixtures	15,415	9,075
Subtotal(1)	2,560,502	1,538,489
Less: Accumulated depreciation	(190,997)	(147,943)
Operating real estate, net(2)	$2,369,505	$1,390,546
__________________

(1)	As of December 31, 2013 and 2012, includes $4.9 million and $342.5 million of REO, respectively.

(2)	As of December 31, 2013 and 2012, operating real estate was subject to $2.1 billion and $1.0 billion of mortgage notes payable, respectively.
For the years ended December 31, 2013, 2012 and 2011, depreciation expense was $76.1 million, $33.3 million and $29.1 million, respectively.
Operating Real Estate Acquisitions
The following summarizes significant acquisitions of operating real estate for the year ended December 31, 2013. The Company consolidates each of these properties based on its majority voting interest in the respective property owning entity, as applicable.
Manufactured Housing Communities Portfolios
In April 2013, the Company, through a joint venture with a private investor, acquired a portfolio of manufactured housing communities comprised of 71 communities containing approximately 17,000 pad rental sites located throughout five states (primarily in Florida and Salt Lake City, Utah) (“MH Portfolio 2”) for an aggregate purchase price of $865.3 million, including all escrows and reserves and $2.2 million of transaction costs. MH Portfolio 2 was financed with eight separate ten-year, non-recourse mortgages in the aggregate amount of $640.0 million at a weighted average fixed interest rate of 4.02% and maturing in 2023 (“MH 2 Senior Mortgage”). The Company structured the acquisition as a joint venture with the same third-party operating partner that is currently managing the Company’s initial portfolio of manufactured housing communities (“MH Portfolio 1”). The Company contributed $214.9 million of equity for an approximate 98% interest in MH Portfolio 2. For the year ended December 31, 2013, the Company recorded $64.6 million of revenue and $13.7 million of net loss associated with MH Portfolio 2, respectively.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents the final allocation of the purchase price of the assets acquired and liabilities issued upon the closing of MH Portfolio 2 (dollars in thousands):

Assets:
Land	$151,294
Land improvements	593,941
Buildings	11,271
Acquired in-place leases	18,375
Other assets acquired	88,194
Total assets acquired	$863,075

Liabilities:
Mortgage notes payable	$639,999
Other liabilities	3,203
Total liabilities	643,202
Total NorthStar Realty Finance Corp. stockholders’ equity	214,873
Non-controlling interests	5,000
Total equity	219,873
Total liabilities and equity	$863,075
The following table presents unaudited consolidated pro forma results of operations based on the Company’s historical financial statements and adjusted for the acquisition of MH Portfolio 2 and related borrowings as if it occurred on January 1, 2012. The unaudited pro forma amounts were prepared for comparative purposes only and are not indicative of what actual consolidated results of operations of the Company would have been, nor are they indicative of the consolidated results of operations in the future, and exclude transaction costs (dollars in thousands, except per share data):

	Years Ended December 31,
	2013	2012
Pro forma total revenues	$658,757	$639,520
Pro forma net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(140,068)	$(300,219)
Pro forma EPS—Basic	$(0.66)	$(2.40)
Pro forma EPS—Diluted	$(0.66)	$(2.40)
In December 2013, the Company, through a joint venture with a private investor, acquired a portfolio of manufactured housing communities comprised of 12 communities containing approximately 4,600 pad rental sites located throughout three states (“MH Portfolio 3”) for an aggregate purchase price of $344.7 million, including all costs, escrows and reserves. MH Portfolio 3 was financed with three separate ten-year, non-recourse mortgages in the aggregate amount of $248.0 million at a weighted average fixed interest rate of 4.92% and maturing in 2024 (“MH 3 Senior Mortgage”). The Company structured the acquisition as a joint venture with the same third-party operating partner that is currently managing the Company’s other portfolios of manufactured housing communities MH Portfolio 1 and MH Portfolio 2. The Company contributed $89.0 million of equity for an approximate 92% interest in MH Portfolio 3.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents the initial allocation of the purchase price of the assets acquired and liabilities issued upon the closing of MH Portfolio 3 (dollars in thousands):

Assets:
Land	$43,831
Land improvements	242,259
Buildings	6,375
Acquired in-place leases	7,122
Other assets acquired (1)	45,123
Total assets acquired	$344,710

Liabilities:
Mortgage notes payable	$248,000
Total liabilities	248,000
Total NorthStar Realty Finance Corp. stockholders’ equity	88,973
Non-controlling interests	7,737
Total equity	96,710
Total liabilities and equity	$344,710
_________________

(1)	Includes $29.1 million of notes receivable and $12.2 million of manufactured homes recorded in other assets in the consolidated balance sheets.
Multifamily Investments
In March 2013, the Company, through a joint venture with a private investor, acquired a multifamily property with 972 units, located in Tennessee (“Multifamily Property 1”), for $49.2 million. Multifamily Property 1 was financed with a non-recourse mortgage of $39.6 million at a fixed interest rate of 3.996% and maturing in 2023 (“MF 1 Senior Mortgage”). The Company contributed $12.9 million of equity for a 90% interest in Multifamily Property 1.
In the second quarter 2013, the Company, through a joint venture with a private investor, acquired eight multifamily properties with 2,418 units, located in Georgia, Florida and Tennessee (“Multifamily Properties 2”), for $202.1 million. Multifamily Properties 2 was financed with seven separate non-recourse mortgages in the aggregate amount of $158.4 million at a weighted average fixed interest rate of 4.03% and maturing in 2023 (“MF 2 Senior Mortgages”). The Company contributed $55.3 million of equity for a 95% interest in Multifamily Properties 2.
In June 2013, the Company, through a joint venture with a private investor, acquired two multifamily properties with 626 units, located in Arizona (“Multifamily Properties 3”), for $61.5 million. Multifamily Properties 3 was financed with two separate non-recourse mortgages of $46.5 million at a weighted average fixed interest rate of 4.28% and maturing in 2023 (“MF 3 Senior Mortgages”). The Company contributed $15.0 million of equity for an 85% interest in Multifamily Properties 3.
Healthcare Investments
In June 2013, the Company acquired 11 assisted living facilities located in Minnesota for $51.0 million. The Company contributed $14.6 million of equity and financed the portfolio with a non-recourse mortgage of $38.2 million at an interest rate of LIBOR plus 3.00% and maturing in 2016 with two one-year extension options.
In June 2013, the Company acquired a memory care facility located in Connecticut for $10.5 million. The Company contributed $3.0 million of equity and financed the property with a non-recourse mortgage of $7.9 million at an interest rate of LIBOR plus 2.75% and maturing in 2018. In the fourth quarter 2013, the Company sold this asset to NorthStar Healthcare at cost. Refer to Note 10 for further disclosure.
REO
The Company acquired one retail property, located in Wisconsin, in connection with taking title to a CRE debt investment, for the year ended December 31, 2013. The property had an original loan balance of $12.5 million and an initial REO value of $6.9 million and is reported on the Company’s consolidated balance sheet as of December 31, 2013.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents a rollforward of REO in operating real estate for the year ended December 31, 2013 (dollars in thousands):

Beginning balance	$344,056
Additions(1)	201,110
Deconsolidation of N-Star CDOs	(533,016)
Capital expenditures	2,692
Depreciation	(9,897)
Ending balance	$4,945
____________________________________________________________

(1)
Represents REO for which the Company took title to for the year ended December 31, 2013, of which one REO with a carrying value of $4.9 million remains as of December 31, 2013 subsequent to the deconsolidation of certain N-Star CDOs (refer to Note 3).

Real Estate Sales
For the year ended December 31, 2013, the Company did not have any operating real estate sales, other than the sale of properties at cost to NorthStar Healthcare (refer to Note 10). The following table presents sales of operating real estate for the years ended December 31, 2012 and 2011, respectively (dollars in thousands):

Date	Type	Location	Sales Proceeds	Gain (Loss)
2012
January	Land	Aventura, FL	$5,068	$2,011
June	Land	Florence, AZ	1,356	1,001
December	Retail	Park City, UT	—	6,281
Subtotal from continuing operations			6,424	9,293
April	Office	Indianapolis, IN	2,118	314
December	Multifamily	San Antonio, TX	4,827	1,765
Subtotal from discontinued operations			6,945	2,079
Total			$13,369	$11,372

2011
March	Retail	New York, NY	$6,889	$4,981
April	Healthcare	Various - Wisconsin	25,992	9,416
August	Multifamily	Norcross, GA	7,122	2,918
Other	Office	Various	17,004	(117)
Total from discontinued operations			$57,007	$17,198

In May 2011, the Company took title to a timeshare property which is classified in other assets on the consolidated balance sheets. For the year ended December 31, 2013, the Company sold 29 timeshare units for total sales proceeds of $17.5 million, including seller financing of $0.6 million, resulting in a net realized gain of $12.2 million. For the year ended December 31, 2012, the Company sold 38 timeshare units for total sales proceeds of $22.7 million, including seller financing of $0.9 million, resulting in a net realized gain of $20.9 million. For the year ended December 31, 2011, the Company sold 15 timeshare units for total sales proceeds of $8.7 million, including seller financing of $2.3 million, resulting in a net realized gain of $3.7 million.
In connection with the acquisition of manufactured housing portfolios, the Company acquired manufactured homes which are classified in other assets on the consolidated balance sheets. For the year ended December 31, 2013, the Company sold 436 manufactured homes for total sales proceeds of $7.2 million, including seller financing of $4.7 million, resulting in a net realized loss of $1.2 million.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Discontinued Operations
Discontinued operations relates to five healthcare properties held for sale as of December 31, 2013 and a multifamily property and an office property sold in 2012. The following table presents income (loss) from discontinued operations related to such properties for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	Years Ended December 31,
	2013	2012		2011
Revenue
Rental and escalation income	$3,736	$7,202		$9,057
Other revenue	92	—		219
Total revenue	3,828	7,202		9,276
Expenses
Other interest expense	1,893	1,934		4,129
Real estate properties—operating expenses	34	1,580		1,296
Other expenses	195	66		—
Impairment on operating real estate(3)	8,613	966		—
Other general and administrative	79	1,076		1,585
Depreciation and amortization	1,370	1,708		2,135
Total expenses	12,184	7,330		9,145
Income (loss) from discontinued operations	(8,356)	(128)		131
Gain (loss) on sale from discontinued operations	—	2,079	(1)	17,198	(2)
Total income (loss) from discontinued operations	$(8,356)	$1,951		$17,329
____________________________________________________________

(1)	Relates primarily to the sale of a multifamily property and an office property.

(2)	Primarily related to the sale of 18 healthcare assisted living facilities, a leasehold interest in a retail property and a multifamily property.

(3)	In 2013, primarily relates to a healthcare property where the Company is in negotiations with the existing lender to appoint a receiver on the property and to return the property to such lender.

Midwest Holdings
In March 2011, the Company sold its 100% common membership interest in Midwest Care Holdco TRS I LLC (“Midwest Holdings”) and assigned all of its rights, title, obligations and other interests in Midwest Holdings to the purchaser and contemporaneously entered into a new lease agreement with an affiliate of the purchaser. As of March 2011, the operations of Midwest Holdings were deconsolidated. For the year ended December 31, 2011, the Company recognized a realized loss of $0.5 million in connection with the sale and deconsolidation of its common membership interest.
5. Real Estate Debt Investments
The following table presents CRE debt investments as of December 31, 2013, excluding CRE debt underlying deconsolidated CDOs (dollars in thousands):

					Weighted Average(6)			Floating Rate as % of Principal Amount(6)
	Number	Principal Amount(1)	Carrying Value(4)	Allocation by Investment Type(5)	Fixed Rate	Spread Over LIBOR(7)	Yield(8)
Asset Type:
First mortgage loans	15	$441,750	$407,202	40.7%	10.98%	6.59%	9.90%	90.2%
Mezzanine loans	6	109,215	107,116	10.1%	13.96%	12.09%	12.97%	74.2%
Subordinate interests(2)	8	246,652	253,113	22.7%	12.41%	12.33%	12.77%	33.3%
Term loans	4	230,343	219,349	21.1%	12.45%	—	12.96%	—
Subtotal/Weighted average(3)	33	1,027,960	986,780	94.6%	12.36%	8.04%	11.58%	53.8%
CRE debt in N-Star CDOs
First mortgage loans	2	34,418	21,431	3.2%	—	2.22%	3.68%	100.0%
Mezzanine loans	1	11,000	10,965	1.0%	8.00%	—	8.33%	—
Subordinate interests	1	7,773	7,773	0.8%	—	6.75%	6.92%	100.0%
Term loans	7	4,129	4,129	0.4%	6.95%	—	6.95%	—
Subtotal/Weighted average	11	57,320	44,298	5.4%	7.71%	3.05%	5.70%	73.6%
Total(9)	44	$1,085,280	$1,031,078	100.0%	12.21%	7.68%	11.31%	54.9%

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

___________________________________________________________

(1)	Term loans includes one revolver of $25.0 million, of which $3.5 million is outstanding as of December 31, 2013.

(2)	Includes $100 million preferred equity investment for which the Company elected the fair value option. As of December 31, 2013, carrying value represents fair value with respect to this investment.

(3)
Certain CRE debt investments serve as collateral for financing transactions including carrying value of $133.4 million for Securitization 2012-1 and $109.1 million for credit facilities. The remainder is unleveraged. Assuming that all loans that have future fundings meet the terms to qualify for such funding, the Company’s cash requirement on future fundings would be $8.1 million.

(4)
There are no loans on non-accrual status. Certain loans have an accrual of interest at a specified rate that may be in addition to a current rate. Accrual includes $5.1 million carrying value of loans where the Company does not recognize interest income on the accrual rate but did recognize interest income based on the current rate.

(5)	Based on principal amount.

(6)	Excludes three CRE debt investments with an aggregate principal amount of $37 million that were originated prior to 2008.

(7)	$426.1 million principal amount has a weighted average LIBOR floor of 0.99%. Includes one first mortgage loan with a principal amount of $7.4 million with a spread over prime rate.

(8)	Based on initial maturity and for floating-rate debt, calculated using one-month LIBOR as of December 31, 2013, and for CRE debt with a LIBOR floor, using such floor.

(9)	The decrease from prior year primarily relates to the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.
Milford
In April 2013, the Company, together with NorthStar Income, originated a $255.0 million loan secured by a leasehold mortgage in the recently renovated, 1,331 room Milford Plaza Hotel (“Milford”) located in the epicenter of Times Square, New York City. In addition, the investment includes an aggregate 35.0% interest in the Milford hotel and retail component of the hotel. Refer to Note 7 for further disclosure. Initially, the Company funded $165.7 million of the investment and NorthStar Income funded the remaining $89.3 million.
In the third quarter 2013, the senior portion of the Milford loan was structured into a senior loan and a subordinate interest of $57.1 million and $46.9 million, respectively, to facilitate the financing of the senior loan into a securitization issued by the Company’s sponsored non-traded REIT, NorthStar Income (“Securitization 2013-1”). The remainder of the Milford loan was retained by the Company and is held unleveraged in a general partnership (“Milford Loan JV”). Both the Company and the Sponsor are the general partners. The Company is the designated partner. The Milford Loan JV is considered a voting interest entity and is not consolidated due to the substantive participating and kick-out rights held by NorthStar Income. The Company and NorthStar Income each control their proportionate interest in the Milford Loan JV. Accordingly, the Company records its respective CRE debt investment on its consolidated balance sheets. The transfer of the senior loan obtained sale treatment under U.S. GAAP as the Company no longer maintains effective control of its transferred asset.
RXR Investment
In December 2013, the Company entered into a strategic transaction with RXR Realty, a real estate operating and investment management company focused on the New York Tri-State area. The investment in RXR Realty (“RXR Investment”) includes $150.0 million corporate debt, $100.0 million preferred equity for which the fair value option was elected, $25.0 million revolver, of which $3.5 million has been drawn on as of December 31, 2013, and an approximate 30% equity interest (“RXR Equity Interest”). Refer to Note 7 for further disclosure.
For the year ended 2013, the Company originated 15 loans and acquired three loans with an aggregate principal amount of $472.8 million, excluding the loans originated in connection with the RXR Investment described above.
The following table presents CRE debt investments as of December 31, 2012 (dollars in thousands):

					Weighted Average			Floating Rate as % of Principal Amount
	Number	Principal Amount	Carrying Value(1)(2)	Allocation by Investment Type(3)	Fixed Rate	Spread Over LIBOR(4)(5)	Yield(6)
Asset Type:
First mortgage loans	74	$1,578,872	$1,205,313	66.6%	4.29%	3.25%	6.10%	94.5%
Mezzanine loans	18	440,941	333,064	18.6%	4.34%	1.61%	2.68%	59.9%
Subordinate interests	7	121,473	96,357	5.1%	6.40%	3.97%	5.85%	75.7%
Credit tenant loans and other notes	43	124,460	118,093	5.2%	6.58%	—	7.39%	—
Term loans	10	105,718	79,404	4.5%	10.86%	3.50%	11.94%	4.8%
Total/Weighted average	152	$2,371,464	$1,832,231	100.0%	6.26%	3.05%	5.68%	78.2%

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

____________________________________________________________

(1)
Certain CRE debt investments serve as collateral for financing transactions including carrying value of $1,478.5 million for CDO financing transactions, $145.6 million for Securitization 2012-1 and $51.2 million for credit facilities. The remainder is unleveraged.

(2)
Includes seven loans with an aggregate carrying value of $162.5 million on non-accrual status (one of which was a loan acquired with deteriorated credit quality) which were primarily comprised of mezzanine loans. One of these loans was classified as non-performing. Non-accrual excludes $106.4 million carrying value of loans where the Company does not recognize interest income on the accrual rate but does recognize interest income based on the current rate.

(3)	Based on principal amount.

(4)	$315.8 million principal amount of the CRE debt investments have a weighted average LIBOR floor of 2.59%.

(5)	Includes one first mortgage loan with a principal amount of $7.5 million with a spread over prime rate.

(6)	Based on initial maturity and for floating-rate debt, calculated using one-month LIBOR as of December 31, 2012, and for CRE debt with a LIBOR floor, using such floor.
For the years ended December 31, 2013, 2012 and 2011, the Company sold five loans at cost (refer to Note 10), three loans for a realized gain of $1.0 million and 11 loans for a net realized gain of $84.3 million, respectively.
The following table presents maturities of CRE debt investments based on principal amount as of December 31, 2013 (dollars in thousands):

	Initial Maturity	Maturity Including Extensions(1)
Years Ending December 31:
2014	$246,000	$174,549
2015	205,931	41,452
2016	158,158	128,623
2017	72,158	190,874
2018	3,245	149,994
Thereafter	399,788	399,788
Total	$1,085,280	$1,085,280
____________________________________________________________

(1)	Assumes that all debt with extension options will qualify for extension at such maturity according to the conditions stipulated in the governing documents.
As of December 31, 2013, the weighted average maturity, including extensions, of CRE debt investments is 4.9 years.
Actual maturities may differ from contractual maturities as certain borrowers may have the right to prepay with or without prepayment penalty. The Company may also extend contractual maturities in connection with loan modifications.
The principal amount of CRE debt investments differs from the carrying value due to unamortized origination fees and costs, unamortized premium and discount and loan loss reserves being recorded as part of the carrying value of the investment. As of December 31, 2013, the Company had $22.5 million of net unamortized discount and $7.3 million of net unamortized origination fees and costs.
The Company did not have any non-performing loans as of December 31, 2013. The Company’s maximum exposure to loss related to the non-performing loans as of December 31, 2012 was $6.9 million.
Provision for Loan Losses
The following table presents activity in loan loss reserves on CRE debt investments for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	Years Ended December 31,
	2013		2012	2011
Beginning balance	$156,699		$187,784	$197,200
Provision for (reversal of) loan losses, net (1)(2)	(8,786)		23,037	52,980
Transfers to REO	(5,623)		(5,260)	(29,260)
Sales	—		(667)	—
Write-offs / payoffs	(20,210)	(3)	(48,195)	(33,136)
Deconsolidation of N-Star CDOs(4)	(119,200)		—	—
Ending balance	$2,880		$156,699	$187,784
____________________________________________________________

(1)	Relates to four, seven and 12 loans, for the years ended December 31, 2013, 2012 and 2011, respectively.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(2)	Includes $15.1 million and $4.7 million of reversals of previously recorded provisions for loan losses for the years ended December 31, 2013 and 2012, respectively.

(3)	Represents a write-off of a previously recorded loan loss reserve upon payoff of a loan.

(4)	Refer to Note 3 for further disclosure.

Credit Quality Monitoring
CRE debt investments are typically loans secured by direct senior priority liens on real estate properties or by interests in entities that directly own real estate properties, which serve as the primary source of cash for the payment of principal and interest. The Company evaluates its debt investments at least quarterly and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company’s expectations as to the ultimate recovery of principal at maturity.
The Company categorizes a debt investment for which it expects to receive full payment of contractual principal and interest payments as a “loan with no loan loss reserve.” The Company categorizes a debt investment as a non-performing loan (“NPL”) if it is in maturity default and/or past due at least 90 days on its contractual debt service payments. The Company considers the remaining debt investments to be of weaker credit quality and categorizes such loans as “other loans with a loan loss reserve/non-accrual status.” These loans are not considered NPLs because such loans are performing in accordance with contractual terms but the loans have a loan loss reserve and/or are on non-accrual status. Even if a borrower is currently paying contractual debt service or debt service is not due in accordance with its contractual terms, the Company may still determine that the borrower may not be able to perform under its contractual terms in the future and make full payment upon maturity. The Company’s definition of an NPL may differ from that of other companies that track NPLs.
The following table presents the carrying value of CRE debt investments, by credit quality indicator, as of each applicable balance sheet date (dollars in thousands):

	December 31,
Credit Quality Indicator:	2013	2012
Loans with no loan loss reserve:
First mortgage loans	$426,850	$1,150,637
Mezzanine loans	116,196	186,131
Subordinate interests	260,886	96,357
Credit tenant loans and other notes	—	118,093
Term loans	223,478	57,646
Subtotal	1,027,410	1,608,864
Other loans with a loan loss reserve/non-accrual status:(1)
First mortgage loans	1,783	47,799
Mezzanine loans	1,885	146,933
Term loans	—	21,758
Subtotal	3,668	216,490
Non-performing loans:
First mortgage loans	—	6,877
Subtotal	—	6,877
Total(2)	$1,031,078	$1,832,231
____________________________________________________________

(1)
December 31, 2012 includes four loans with a 100% loan loss reserve representing an aggregate principal amount of $36.0 million which are not considered NPLs as debt service is currently being received or debt service is not contractually due until maturity.

(2)	The decrease from prior year primarily relates to the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Impaired Loans
The Company considers impaired loans to generally include NPLs, loans with a loan loss reserve, loans on non-accrual status (excluding loans acquired with deteriorated credit quality) and TDRs. The following table presents impaired loans as of December 31, 2013 and 2012 (dollars in thousands):

	December 31, 2013(2)				December 31, 2012(2)
	Number	Principal Amount(1)	Carrying Value(1)	Loan Loss Reserve	Number	Principal Amount(1)	Carrying Value(1)	Loan Loss Reserve
Class of Debt:
First mortgage loans	1	$2,782	$1,783	$1,000	6	$112,774	$85,887	$11,813
Mezzanine loans	1	3,765	1,885	1,880	9	265,225	157,178	108,036
Subordinate interests	—	—	—	—	2	22,100	—	22,100
Term loans	—	—	—	—	1	45,550	21,758	14,750
Total(3)	2	$6,547	$3,668	$2,880	18	$445,649	$264,823	$156,699
____________________________________________________________

(1)	Principal amount differs from carrying value due to unamortized origination fees and costs, unamortized premium or discount and loan loss reserves included in the carrying value of the investment.

(2)
December 31, 2012 includes five loans, primarily first mortgage loans, considered TDRs with an aggregate carrying value of $41.4 million, all of which do not have loan loss reserves. Excludes one first mortgage loan acquired with deteriorated credit quality with a carrying value of $6.4 million and $13.8 million as of December 31, 2013 and 2012, respectively, that is on non-accrual status and does have a loan loss reserve.

(3)	The decrease from prior year primarily relates to the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.
The following table presents average carrying value of impaired loans by type and the income recorded on such loans subsequent to their being deemed impaired for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	December 31, 2013			December 31, 2012			December 31, 2011
	Number(1)	Average Carrying Value(1)	Year Ended Income	Number	Average Carrying Value	Year Ended Income	Number	Average Carrying Value	Year Ended Income
Class of Debt:
First mortgage loans	5	$67,531	$1,050	6	$97,580	$1,191	6	$65,818	$428
Mezzanine loans	7	100,109	416	9	163,916	6,922	9	162,585	8,812
Subordinate interests	1	—	3	2	6,015	—	4	8,180	522
Term loans	—	19,530	—	1	23,917	3,859	2	27,154	4,116
Total/weighted average	13	$187,170	$1,469	18	$291,428	$11,972	21	$263,737	$13,878
___________________________________________________________

(1)	Includes impaired loans outstanding during the period which were deconsolidated in 2013 on September 30, 2013 and December 31, 2013. Refer to Note 3 for further disclosure.
As of December 31, 2013, the Company did not have any loans past due greater than 90 days. As of December 31, 2012, the Company had one first mortgage loan with a principal amount of $12.5 million past due greater than 90 days. This amount excludes non-accrual loans disclosed in the tables above.
Troubled Debt Restructurings
The following table presents CRE debt investments that were modified and considered a TDR for the years ended December 31, 2013 and 2012 (dollars in thousands):

	December 31, 2013					December 31, 2012
	Number		Carrying Value(1)	Original WA Interest Rate	Modified WA Interest Rate	Number		Carrying Value(1)	Original WA Interest Rate	Modified WA Interest Rate
Class of Debt:
First mortgage loans	—		$—	—	—	3	(3)(4)	$35,241	3.52%	2.78%
Mezzanine loans	1	(2)	50,905	10.85%	—	1	(5)	12,681	2.50%	—
Subordinate interests	—		—	—	—	1	(6)	—	3.35%	3.00%
Total/weighted average	1		$50,905	10.85%	—	5		$47,922	3.25%	2.04%
____________________________________________________________

(1)	Represents carrying value the quarter it was determined the loan modification was determined to be a TDR.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(2)
Considered a TDR in the first quarter 2013 and was subsequently modified in the second quarter 2013. On September 30, 2013, the Company deconsolidated certain N-Star CDOs, and as a result, no longer records this loan on its consolidated balance sheets. Refer to Note 3 for further disclosure.

(3)	Excludes one first mortgage loan with a carrying value of $6.0 million considered a TDR in the first quarter 2012 which the Company subsequently took title to the collateral.

(4)	Includes one loan which was modified into a senior first mortgage and mezzanine loan.

(5)
The loan was modified into a mezzanine loan and preferred equity interest with a modified rate of LIBOR plus 10% and a fixed rate of 7%, respectively, however, interest was deferred until certain hurdles are met.

(6)	The carrying value of this loan was zero as of December 31, 2012.
All loans modified in a TDR generally provided interest rate concessions and/or deferral of interest or principal repayments. Any loan modification is intended to maximize the collection of the principal and interest related to such loan. There were no write-downs related to the CRE debt investments that were modified and considered a TDR for the periods presented.
6. Investments in Private Equity Funds
The following is a description of investments in private equity funds that own PE investments either through unconsolidated ventures (“PE Investment I”) and (“PE Investment II” ) or directly (“PE Investment III”), which are recorded as investments in private equity funds at fair value on the consolidated balance sheets. The Company elected the fair value option for PE Investments. As a result, the Company records equity in earnings (losses) based on the change in fair value for its share of the projected future cash flow from one period to another. All PE Investments are considered voting interest entities. PE Investment I and II are not consolidated by the Company due to the substantive participating rights of the partners in joint ventures that own the interests in the real estate private equity funds. PE Investment III is not consolidated as the Company does not own a majority voting interest.
PE Investment I
In February 2013, the Company completed the initial closing (“PE I Initial Closing”) of PE Investment I which owns a portfolio of limited partnership interests in real estate private equity funds managed by institutional-quality sponsors. Pursuant to the terms of the agreement, at the PE I Initial Closing, the full purchase price was funded, excluding future capital commitments. Accordingly, the Company funded $282.1 million and NorthStar Income (together with the Company, the “NorthStar Entities”) funded $118.0 million. The NorthStar Entities have an aggregate ownership interest in PE Investment I of 51%, of which the Company owns 70.5%. The Company assigned its rights to the remaining 29.5% to a subsidiary of NorthStar Income. Teachers Insurance and Annuity Association of America (the “Class B Partner”) contributed its interests in 49 funds subject to the transaction in exchange for all of the Class B partnership interests in PE Investment I.
PE Investment I provides for all cash distributions on a priority basis to the NorthStar Entities as follows: (i) first, 85% to the NorthStar Entities and 15% to the Class B Partner until the NorthStar Entities receive a 1.5x multiple on all of their invested capital, including amounts funded in connection with future capital commitments; (ii) second, 15% to the NorthStar Entities and 85% to the Class B Partner until the Class B Partner receives a return of its then remaining June 30, 2012 capital; and (iii) third, 51% to the NorthStar Entities and 49% to the Class B Partner. All amounts paid to and received by the NorthStar Entities are based on each partner’s proportionate interest.
Since the Company was contractually entitled to its proportional share of all distributions derived from the fund interests since June 30, 2012 regardless of the date fund interests were transferred to PE Investment I, at the PE I Initial Closing, the Company recorded its proportional share of all distributions received since June 30, 2012. As of December 31, 2013, the carrying value of the investment in PE Investment I was $226.3 million. From PE I Initial Closing through December 31, 2013, the Company recognized $53.7 million of equity in earnings. From PE I Initial Closing through December 31, 2013, the Company received $130.2 million of net distributions and made $20.8 million of contributions related to PE Investment I. As of December 31, 2013, the Company’s estimated future capital commitments to the fund interests in PE Investment I would be approximately $17 million.
The Company guaranteed all of its funding obligations that may be due and owed under PE Investment I agreements directly to PE Investment I entities. The Company and NorthStar Income each agreed to indemnify the other proportionately for any losses that may arise in connection with the funding and other obligations as set forth in the governing documents in the case of a joint default by the Company and NorthStar Income. The Company and NorthStar Income further agreed to indemnify each other for all of the losses that may arise as a result of a default that was solely caused by the Company or NorthStar Income, as the case may be.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

In December 2012, the Company deposited an aggregate of $40.0 million in connection with this transaction, which included $11.8 million on behalf of NorthStar Income, in the proportion of the respective capital contributions. This amount was settled by NorthStar Income in the first quarter 2013.
PE Investment II
In June 2013, the Company, NorthStar Income and funds managed by Goldman Sachs Asset Management (“Vintage Funds”) (each a “Partner”) formed joint ventures and entered into an agreement with Common Pension Fund E, a common trust fund created under New Jersey law (“PE II Seller”), to acquire a portfolio of limited partnership interests in 24 real estate private equity funds managed by institutional-quality sponsors. The aggregate reported net asset value (“NAV”) acquired was $916.2 million as of September 30, 2012. The Company, NorthStar Income and the Vintage Funds each have an ownership interest in PE Investment II of 70%, 15% and 15%, respectively. All amounts paid and received will be based on each Partner’s proportionate interest.
PE Investment II paid $504.8 million to PE II Seller for all of the fund interests, or 55% of the September 30, 2012 NAV (the “Initial Amount”), and will pay the remaining $411.4 million, or 45% of the September 30, 2012 NAV (the “Deferred Amount”), by the fourth year after the first day of the fiscal quarter following the closing date of each fund interest. The Company’s share of the Initial Amount and the Deferred Amount represents $353.4 million and $288.0 million, respectively. The Company funded all of its proportionate share of the Initial Amount at the initial closing (“PE II Initial Closing”) on July 3, 2013. The Deferred Amount is a liability of PE Investment II. Each Partner, directly or indirectly, guaranteed its proportionate interest of the Deferred Amount. The Company determined there was an immaterial amount of fair value related to the guarantee.
PE Investment II is entitled to receive all cash distributions from September 30, 2012 through the quarter in which each fund interest closed and is obligated to fund all capital contributions from September 30, 2012. At each closing, there was a “true up” for any distributions received and any contributions made by PE II Seller from the contributed funds since September 30, 2012.
Beginning on the first day of the full fiscal quarter following the closing date of each fund interest and for a period of three years thereafter, distributions will be made to PE Investment II on a priority basis as follows: 85% to PE Investment II and 15% to PE II Seller, provided that at the end of each such fiscal year, PE Investment II will pay amounts, if any, necessary to reduce the Deferred Amount by 15% of the then outstanding Deferred Amount (the “Amortization Amount”) to the extent distributions to PE II Seller during each such year were less than the Amortization Amount for such year.
In the fourth year following the applicable closing date, distributions will be split equally between PE Investment II and PE II Seller. At the conclusion of that four-year period, PE Investment II will be required to pay to PE II Seller the Deferred Amount less: (i) any distributions received by PE II Seller during such four-year period; and (ii) any Amortization Amounts received by PE II Seller during such four-year period. PE Investment II will receive 100% of all distributions following the payment of the Deferred Amount.
The Company guaranteed all of its funding obligations that may be due and owed under PE Investment II agreements directly to PE Investment II entities. The Company and NorthStar Income each agreed to indemnify the other proportionately for any losses that may arise in connection with the funding and other obligations as set forth in the governing documents in the case of a joint default by the Company and NorthStar Income. The Company and NorthStar Income further agreed to indemnify each other for all of the losses that may arise as a result of a default that was solely caused by the Company or NorthStar Income, as the case may be.
From PE II Initial Closing through December 31, 2013, the Company recognized $28.9 million of equity in earnings. From PE II Initial Closing through December 31, 2013, the Company received $104.9 million of net distributions and made $11.6 million of contributions related to PE Investment II. As of December 31, 2013, the carrying value of the investment in PE Investment II was $288.9 million. As of December 31, 2013, the Company’s estimated future capital commitments to the fund interests in PE Investment II would be approximately $26 million.
PE Investment III
In December 2013, the Company entered into an agreement with The Rockefeller Foundation (the “PE III Seller”) to acquire the entire interest in a portfolio of limited partnership interests in eight real estate private equity funds. PE Investment III paid $39.8 million to the PE III Seller for all of the fund interests, or 50% of the June 30, 2013 NAV, and will pay the remaining

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

$39.8 million, or 50% of the June 30, 2013 NAV, by December 31, 2015 to two third parties. The aggregate reported NAV of PE Investment III as of June 30, 2013 was $80.3 million.
PE Investment III received all cash distributions from June 30, 2013 through the closing on December 31, 2013 and funded all capital contributions from June 30, 2013. The Company guaranteed all of its funding obligations that may be due and owed under PE Investment III agreements directly to PE Investment III entities.
On the closing on December 31, 2013, the Company received $9.0 million of distributions and made $0.3 million of contributions related to PE Investment III. As of December 31, 2013, the carrying value of the investment in PE Investment III was $70.8 million. As of December 31, 2013, the Company’s estimated future capital commitments to the fund interests in PE Investment III would be approximately $2 million.
7. Investments in and Advances to Unconsolidated Ventures
The following is a description of investments in and advances to unconsolidated ventures. All of the below are accounted for under the equity method, except for the RXR Investment for which the fair value option was elected.
RXR Equity Interest
In December 2013, the Company entered into a $337.4 million investment in RXR Realty, a real estate operating and investment management company focused on the New York Tri-State area. The investment includes the RXR Equity Interest, for which the fair value option was elected. As a result, the Company records equity in earnings (losses) for the RXR Equity Interest based on the change in fair value for its share of the projected future cash flow from one period to another. As of December 31, 2013, the carrying value of the approximate 30% RXR Equity Interest was $84.1 million. From closing to December 31, 2013, the Company recognized equity in earnings of $0.2 million.
Multifamily Joint Venture
In July 2013, the Company, through a joint venture with a private investor, acquired a multifamily property with 498 units, located in Philadelphia, Pennsylvania for an aggregate purchase price of $41.0 million, including all costs, escrows and reserves. The property was financed with a non-recourse mortgage note of $29.5 million and the remainder in cash. The mortgage note matures on July 1, 2023 and bears a fixed interest rate of 3.69%. The Company’s 90% interest in the joint venture was acquired for $10.4 million and as of December 31, 2013 the carrying value was $10.0 million. For the year ended December 31, 2013, the Company recognized equity in losses of $0.7 million which was primarily related to recording transaction costs of $0.8 million.
Meadowlands
The Company owned a 22% interest in Meadowlands Two, LLC, which holds 100% of Meadowlands One, LLC, which is currently in the form of a preferred equity interest secured by a retail/entertainment complex located in New Jersey (the “NJ Property”). As a result of the deconsolidation of certain N-Star CDOs, the Company deconsolidated its investment in the NJ Property on September 30, 2013 (refer to Note 3). As of December 31, 2012, the carrying value of the investment in the NJ Property was $64.8 million. For the years ended December 31, 2013, 2012 and 2011, the Company recognized equity in losses of $0.8 million, $1.5 million and $7.0 million including a provision for loss on equity investment of $4.5 million in the first quarter 2011, respectively.
LandCap Partners
In October 2007, the Company entered into a joint venture with Whitehall Street Global Real Estate Limited Partnership 2007 (“Whitehall”) to form LandCap Partners and LandCap LoanCo. (collectively referred to as “LandCap”). The joint venture is managed by a third-party management group which has extensive experience in the single family housing sector. The Company and Whitehall agreed to provide no additional new investment capital in the LandCap joint venture. As of December 31, 2013 and 2012, the carrying value of the 49% interest in LandCap was $14.1 million and $13.5 million, respectively. As of December 31, 2013 and 2012, LandCap had investments totaling $26.9 million and $30.9 million, respectively. For the years ended December 31, 2013, 2012 and 2011, the Company recognized equity in earnings of $0.5 million and equity in losses of $1.2 million and $1.1 million, respectively.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

CS Federal Drive, LLC
The Company owns a 50% interest in CS Federal Drive, LLC (“CS/Federal”), which owns three adjacent class A office/flex buildings in Colorado. The properties were acquired for $54.3 million and the joint venture financed the transaction with two separate non-recourse mortgages totaling $38.0 million and the remainder in cash. The mortgages mature on February 11, 2016 and bear a fixed interest rate of 5.51% and 5.46%, respectively. As of December 31, 2013 and 2012, the carrying value of the investment in CS/Federal was $5.5 million and $5.4 million, respectively. For the years ended December 31, 2013, 2012 and 2011, the Company recognized equity in earnings of $0.3 million, $0.7 million and $0.7 million, respectively.
Sponsored Companies
The Company sponsors NorthStar Income, a CRE debt-oriented non-traded REIT. As of December 31, 2013 and 2012, the carrying value of the investment in NorthStar Income was $6.1 million and $6.1 million, respectively, representing an interest of 0.6% and 1.1%, respectively. For the years ended December 31, 2013, 2012 and 2011, the Company recognized $0.5 million, $0.3 million and $0.1 million of equity in earnings, respectively.
The Company sponsors NorthStar Healthcare, a healthcare debt and equity focused non-traded REIT. In August 2013, NorthStar Healthcare was deconsolidated as the Company no longer owned a majority voting interest. As of December 31, 2013, the carrying value of the investment in NorthStar Healthcare was $2.1 million, representing an interest of 2.3%. For the year ended December 31, 2013, the Company recognized an immaterial amount of equity in losses.

The Company sponsors NorthStar Income II, a CRE debt-oriented non-traded REIT. In November 2013, NorthStar Income II was deconsolidated as the Company no longer owned a majority voting interest. As of December 31, 2013, the carrying value of the investment in NorthStar Income II was $2.1 million, representing an interest of 8.7%. For the year ended December 31, 2013, the Company recognized an immaterial amount of equity in earnings.
Other
In May 2012, the Company acquired a 9.8% interest in a joint venture that owns a pari passu participation in a first mortgage loan secured by a portfolio of luxury residences located in resort destinations. As of December 31, 2013 and 2012, the carrying value of the Company’s investment was $5.7 million for each period. For the years ended December 31, 2013 and 2012, the Company recognized $1.5 million and $1.0 million of equity in earnings, respectively.
In August 2012, the Company acquired a 33.3% interest in a joint venture that owns a pari passu participation in a first mortgage loan secured by an office building in New York. In July 2013, the loan was paid off at par. For the years ended December 31, 2013 and 2012, the Company recognized $2.8 million and $0.9 million of equity in earnings, respectively.
In connection with the Milford loan, the Company and NorthStar Income have an aggregate 35.0% interest in the Milford hotel and retail component of the hotel, of which the Company owns 65% and NorthStar Income owns 35%. There was no carrying value as of December 31, 2013. For the year ended December 31, 2013, the Company recognized $1.1 million of equity in losses.
In June 2013, in connection with the restructuring of an existing mezzanine loan, the Company acquired a 9.99% equity interest for $8.5 million in a joint venture that owns two office buildings in Chicago. As of December 31, 2013, the carrying value of the investment was $8.5 million. For the year ended December 31, 2013, the Company did not recognize any equity in earnings.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Summarized Financial Data
The combined balance sheets for the unconsolidated ventures, including PE Investments, as of December 31, 2013 and 2012, are as follows (dollars in thousands):

	December 31,
	2013	2012
Assets
Operating real estate, net	$1,097,155	$573,319
Real estate debt investments	1,246,311	689,143
Investments in private equity funds	1,589,493	—
Real estate securities	280,117	280,117
Other assets	1,064,653	370,774
Total assets	$5,277,729	$1,913,353

Liabilities and equity
Mortgages and other notes payable	$1,851,561	$301,656
Other liabilities	1,064,479	516,841
Total liabilities	2,916,040	818,497
Equity	2,361,689	1,094,856
Total liabilities and equity	$5,277,729	$1,913,353
Net investment in unconsolidated ventures	$728,358	$111,025
The combined statements of operations for the unconsolidated ventures, including PE Investments, from acquisition date through the three years ended December 31, 2013 are as follows (dollars in thousands):

	Years Ended December 31,
	2013	2012	2011
Total revenues	$322,944	$44,378	$8,738
Operating expenses	89,807	21,357	15,089
Transaction costs	5,199	—	—
Interest expense	37,838	18,217	18,618
Depreciation and amortization	9,564	2,993	2,328
Total expenses	142,408	42,567	36,035
Net (loss) income	$180,536	$1,811	$(27,297)
Equity in earnings (losses) of unconsolidated ventures	$85,477	$88	$(2,738)

8. Real Estate Securities, Available for Sale
The following table presents CRE securities as of December 31, 2013 (dollars in thousands):

				Cumulative Unrealized			Allocation by	Weighted	Weighted
	Number	Principal Amount(3)	Amortized Cost	Gains	(Losses)	Fair Value	Investment Type(3)	Average Coupon	Average Yield(4)
Asset Type:
N-Star CDO bonds(1)	31	$481,386	$207,547	$1,878	$(4,138)	$205,287	23.0%	1.82%	20.00%
N-Star CDO equity(5)	5	158,274	158,274	—	—	158,274	7.6%	NA	18.42%
CMBS and other securities(6)	17	98,650	58,482	6,457	(18,264)	46,675	4.7%	3.06%	4.98%
Subtotal(2)	53	738,310	424,303	8,335	(22,402)	410,236	35.3%	2.03%	17.34%
CRE securities in N-Star CDOs(5)(7)
CMBS	264	1,140,368	799,126	67,770	(294,595)	572,301	54.5%	3.15%	9.65%
Third-party CDO notes	20	109,651	99,603	—	(74,672)	24,931	5.2%	0.29%	1.17%
Agency debentures	8	87,172	29,031	2,644	(2,135)	29,540	4.2%	NA	4.64%
Unsecured REIT debt	1	8,000	8,502	1,019	—	9,521	0.4%	7.50%	6.00%
Trust preferred securities	2	7,225	7,225	—	(1,434)	5,791	0.4%	2.25%	2.32%
Subtotal	295	1,352,416	943,487	71,433	(372,836)	642,084	64.7%	2.73%	8.51%
Total	348	$2,090,726	$1,367,790	$79,768	$(395,238)	$1,052,320	100.0%	2.52%	11.25%
____________________________________________________________

(1)	Excludes $126.6 million principal amount of N-Star CDO bonds payable that are eliminated in consolidation.

(2)	All securities are unleveraged.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3)	Based on fair value for N-Star CDO equity and principal amount for remaining securities.

(4)	Based on expected maturity and for floating-rate securities, calculated using the applicable LIBOR as of December 31, 2013.

(5)	The fair value option was elected for these securities (refer to Note 14).

(6)	The fair value option was elected for $30.6 million carrying value of these securities (refer to Note 14).

(7)	Investments in the same securitization tranche held in separate CDO financing transactions are reported as separate investments.
As of December 31, 2013, the Company’s CRE securities portfolio is comprised of N-Star CDO bonds and N-Star CDO equity and other securities which are predominantly conduit CMBS, meaning each asset is a pool backed by a large number of commercial real estate loans. As a result, this portfolio is typically well-diversified by collateral type and geography. As of December 31, 2013, contractual maturities of CRE securities investments ranged from seven months to 39 years, with a weighted average expected maturity of 3.1 years.
The following table presents CRE securities as of December 31, 2012 (dollars in thousands):

				Cumulative Unrealized(2)			Allocation by	Weighted	Weighted
	Number(1)	Principal Amount	Amortized Cost	Gains	Losses	Fair Value(3)	Investment Type(4)	Average Coupon	Average Yield(5)
Asset Type:
CMBS	485	$2,207,067	$1,551,389	$84,752	$(652,123)	$984,018	86.9%	3.75%	10.43%
Third-party CDO notes	35	197,103	159,657	—	(111,421)	48,236	7.8%	0.62%	7.54%
Unsecured REIT debt	11	57,180	53,585	2,898	(102)	56,381	2.2%	5.50%	1.29%
Trust preferred securities	3	14,725	10,916	1,184	(2,529)	9,571	0.6%	2.26%	6.80%
Agency debentures	4	63,000	17,538	8,924	—	26,462	2.5%	NA	3.51%
Total	538	$2,539,075	$1,793,085	$97,758	$(766,175)	$1,124,668	100.0%	3.45%	9.81%
_________________________________________________________

(1)	Investments in the same securitization tranche held in separate CDO financing transactions are reported as separate investments.

(2)	Includes 21 CRE securities for which the fair value option was not elected.

(3)
Predominately all CRE securities serve as collateral for financing transactions including carrying value of $1,016.0 million for CDO financing transactions and $35.5 million for the CMBS Facility (refer to Note 9). The remainder is unleveraged.

(4)	Based on principal amount.

(5)	Based on expected maturity and for floating-rate securities, calculated using the applicable LIBOR as of December 31, 2012.
For the year ended December 31, 2013, proceeds from the sale of CRE securities was $224.0 million, resulting in a net realized gain of $35.4 million, which includes proceeds related to the liquidation of N-Star CDO II (refer to Note 9). For the year ended December 31, 2012, proceeds from the sale of CRE securities was $343.9 million, resulting in a net realized gain of $50.5 million. For the year ended December 31, 2011, proceeds from the sale of CRE securities was $331.5 million, resulting in a net realized gain of $27.4 million.
CRE securities investments includes 36 securities for which the fair value option was not elected. As of December 31, 2013, the aggregate carrying value of these securities was $221.3 million, representing $2.0 million of accumulated net unrealized losses included in OCI. The Company held 19 securities with an aggregate carrying value of $133.5 million with an unrealized loss of $4.1 million as of December 31, 2013 and all were in an unrealized loss position for a period of less than 12 months. Based on management’s quarterly evaluation, no OTTI was identified related to these securities. The Company does not intend to sell these securities and it is more likely than not that the Company will not be required to sell these securities prior to recovery of its amortized cost basis, which may be at maturity.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. Borrowings
The following table presents borrowings as of December 31, 2013 and 2012 (dollars in thousands):

				December 31, 2013		December 31, 2012
	Recourse vs. Non-Recourse	Final Maturity	Contractual Interest Rate(1)(2)	Principal Amount	Carrying Value(3)	Principal Amount	Carrying Value(3)
Mortgage and other notes payable:(4)
Manufactured housing communities
MH 1 Senior Mortgages(5)	Non-recourse	Jan-23	4.387%	$236,900	$236,900	$236,900	$236,900
MH 2 Senior Mortgages(6)	Non-recourse	May-23	4.016%	639,999	639,999	—	—
MH 3 Senior Mortgages (7)	Non-recourse	Jan-24	4.915%	248,000	248,000	—	—
Subtotal Manufactured housing communities				1,124,899	1,124,899	236,900	236,900
Healthcare
Hillsboro, OR(8)	Non-recourse	Jan-14	5.94%	—	—	31,650	31,650
Wakefield Portfolio	Non-recourse	Mar-15	LIBOR + 5.95%	55,768	55,768	56,717	56,717
Ohio Portfolio	Non-recourse	Mar-16	6.00%	20,496	20,496	20,747	20,747
Lancaster, OH	Non-recourse	Mar-16	LIBOR + 5.00%	4,399	4,399	4,453	4,453
Wilkinson Portfolio	Non-recourse	Jan-17	6.99%	152,772	152,772	155,332	155,332
Tuscola/Harrisburg, IL	Non-recourse	Jan-17	7.09%	7,545	7,545	7,667	7,667
East Arlington, TX	Non-recourse	May-17	5.89%	3,209	3,209	3,259	3,259
Minnesota Portfolio	Non-recourse	May-18(9)	LIBOR + 3.00%	38,175	38,175	—	—
Healthcare Preferred(10)	Non-recourse	Jul-21	LIBOR + 7.75%	75,000	75,000	—	—
Indiana Portfolio(10)	Non-recourse	Sept-21	LIBOR + 4.50%	121,130	121,130	—	—
Subtotal Healthcare				478,494	478,494	279,825	279,825
Net lease
South Portland, ME	Non-recourse	Jun-14	7.34%	3,819	3,819	4,051	4,051
Fort Wayne, IN	Non-recourse	Jan-15	6.41%	3,019	3,019	3,123	3,123
Reading, PA	Non-recourse	Jan-15	5.58%	12,765	12,765	13,073	13,073
Reading, PA	Non-recourse	Jan-15	6.00%	5,000	5,000	5,000	5,000
EDS Portfolio	Non-recourse	Oct-15	5.37%	43,682	43,682	44,575	44,575
Keene, NH	Non-recourse	Feb-16	5.85%	6,237	6,237	6,353	6,353
Green Pond, NJ	Non-recourse	Apr-16	5.68%	16,095	16,095	16,374	16,374
Aurora, CO	Non-recourse	Jul-16	6.22%	31,232	31,232	31,713	31,713
DSG Portfolio	Non-recourse	Oct-16	6.17%	31,729	31,729	32,296	32,296
Indianapolis, IN	Non-recourse	Feb-17	6.06%	26,600	26,600	27,022	27,022
Milpitas, CA	Non-recourse	Mar-17	5.95%	20,055	20,055	20,616	20,616
Fort Mill, SC	Non-recourse	Apr-17	5.63%	27,700	27,700	27,700	27,700
Fort Mill, SC(11)	Non-recourse	Apr-17	6.21%	1,464	1,464	1,827	1,827
Salt Lake City, UT	Non-recourse	Sept-17	5.16%	13,689	13,689	14,133	14,133
Columbus, OH	Non-recourse	Dec-17	6.48%	22,300	22,300	22,643	22,643
Subtotal Net lease				265,386	265,386	270,499	270,499
Multifamily
MF 1 Senior Mortgage	Non-recourse	Apr-23	3.996%	39,600	39,600	—	—
MF 2 Senior Mortgages(12)	Non-recourse	May-23/July-23	4.03%	158,417	158,417	—	—
MF 3 Senior Mortgages(13)	Non-recourse	Jul-23	4.28%	46,538	46,538	—	—
Subtotal Multifamily				244,555	244,555	—	—
Subtotal Non-VIE financing				2,113,334	2,113,334	787,224	787,224
REO
Phoenix, AZ	—	—	—	—	—	211,921	211,921
Austin, TX	—	—	—	—	—	16,525	16,525
Subtotal REO—VIE				—	—	228,446	228,446
Subtotal Mortgage and other notes payable				2,113,334	2,113,334	1,015,670	1,015,670

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

				December 31, 2013		December 31, 2012
	Recourse vs. Non-Recourse	Final Maturity	Contractual Interest Rate(1)(2)	Principal Amount	Carrying Value(3)	Principal Amount	Carrying Value(3)
CDO bonds payable:
N-Star I	Non-recourse	Aug-38	LIBOR + 4.26%	$37,754	$34,886	$106,648	$100,429
N-Star II	—	—	—	—	—	82,694	69,089
N-Star III	Non-recourse	Jun-40	LIBOR + 1.66%	100,022	46,090	148,232	60,806
N-Star IV	—	—	—	—	—	181,353	149,112
N-Star V	Non-recourse	Sept-45	LIBOR + 0.92%	202,899	80,897	263,738	107,823
N-Star VI	—	—	—	—	—	284,623	221,306
N-Star VII	—	—	—	—	—	240,586	93,689
N-Star VIII	—	—	—	—	—	562,367	413,281
N-Star IX	Non-recourse	Aug-52	LIBOR + 0.40%	629,544	222,310	674,723	244,248
CSE CDO	—	—	—	—	—	694,863	539,687
CapLease CDO	—	—	—	—	—	131,926	112,971
Subtotal CDO bonds payable—VIE				970,219	384,183	3,371,753	2,112,441
Securitization bonds payable:
Securitization 2012-1	Non-recourse	Aug-29	LIBOR+1.62% (14)	82,337	82,340	98,131	98,005
Subtotal Securitization financing transaction				82,337	82,340	98,131	98,005
Secured term loan:
Term Asset-Backed Securities Loan Facility	—	—	—	—	—	14,664	14,664
Subtotal Secured term loan—VIE				—	—	14,664	14,664
Credit facilities:
CMBS Facility(15)	—	—	—	—	—	31,238	31,238
Loan Facility(16)	—	—	—	—	—	15,000	15,000
Loan Facility 1	Non-recourse	Jul-18(17)	5.19%(18)	14,850	14,850	14,850	14,850
Loan Facility 2	Partial Recourse(19)	Mar-18(20)	3.48%(21)	55,188	55,188	—	—
Subtotal Credit facilities				70,038	70,038	61,088	61,088
Exchangeable senior notes:(22)
11.50% Notes(23)	—	—	—	—	—	35,710	35,611
7.25% Notes	Recourse	Jun-27(24)	7.25%	12,955	12,955	12,955	12,955
7.50% Notes	Recourse	Mar-31(25)	7.50%	172,500	165,366	172,500	162,596
8.875% Notes	Recourse	Jun-32(26)	8.875%	13,360	13,068	82,000	79,869
5.375% Notes	Recourse	Jun-33(27)	5.375%	345,000	299,584	—	—
Subtotal Exchangeable senior notes				543,815	490,973	303,165	291,031
Junior subordinated notes:(28)
Trust I	Recourse	Mar-35	8.15%	41,240	31,342	41,240	31,549
Trust II	Recourse	Jun-35	7.74%	25,780	19,722	25,780	19,722
Trust III	Recourse	Jan-36	7.81%	41,238	31,547	41,238	31,547
Trust IV	Recourse	Jun-36	7.95%	50,100	38,327	50,100	38,326
Trust V	Recourse	Sept-36	LIBOR + 2.70%	30,100	19,866	30,100	18,662
Trust VI	Recourse	Dec-36	LIBOR + 2.90%	25,100	16,943	25,100	16,064
Trust VII	Recourse	Apr-37	LIBOR + 2.50%	31,459	20,290	31,459	19,190
Trust VIII	Recourse	Jul-37	LIBOR + 2.70%	35,100	23,166	35,100	22,113
Subtotal Junior subordinated notes				280,117	201,203	280,117	197,173
Grand Total(29)				$4,059,860	$3,342,071	$5,144,588	$3,790,072
____________________________________________________________

(1)	Refer to Note 15 for further disclosure regarding derivative instruments which are used to manage interest rate exposure.

(2)	For borrowings with a contractual interest rate based on LIBOR, represents three-month LIBOR for N-Star CDO I and the Wakefield Portfolio and one-month LIBOR for the other borrowings.

(3)
Carrying value represents fair value with respect to CDO bonds payable (excluding CapLease CDO bonds payable for which the fair value option was not elected) and junior subordinated notes due to the election of the fair value option (refer to Note 14) and amortized cost with regards to the other borrowings.

(4)	Mortgage and other notes payable are subject to customary non-recourse carveouts.

(5)	Represents two separate senior mortgage notes both maturing in January 2023 with a weighted average interest rate of 4.387%.

(6)	Represents eight separate senior mortgage notes all maturing in May 2023 with a weighted average interest rate of 4.016%.

(7)	Represents three separate senior mortgage notes all maturing in January 2024 with a weighted average interest rate of 4.915%.

(8)	Borrowing related to properties that are held for sale as of December 31, 2013.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(9)
The initial maturity date is May 31, 2016, subject to two one-year extensions at the option of the Company, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(10)	Represents borrowings previously eliminated in consolidation that were initially recorded at fair value.

(11)	Represents a mezzanine loan on the net lease property.

(12)	Represents seven separate senior mortgage notes, five maturing in May 2023 and two maturing in July 2023 with a weighted average interest rate of 4.03%.

(13)	Represents two separate senior mortgage notes both maturing in July 2023 with a weighted average interest rate of 4.28%.

(14)	Contractual interest rate represents a weighted average spread.

(15)	The facility was repaid in October 2013.

(16)	The initial maturity date was November 22, 2013 and the Company did not exercise the extension option.

(17)
The initial maturity date is July 30, 2015, with three one-year extensions at the Company’s option, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(18)	Represents the weighted average contractual interest rate as of December 31, 2013, which varies based on the asset type and characteristics and ranges from one-month LIBOR plus 3.95% to 5.95%.

(19)	Recourse solely with respect to certain types of loans as defined in the governing documents.

(20)
The initial maturity is March 11, 2014, with four one-year extensions at the Company’s option, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(21)	Represents the weighted average contractual interest rate as of December 31, 2013, which varies based on collateral type and ranges from one-month LIBOR plus 2.50% to 5.00%.

(22)	Principal amount differs from carrying value on the consolidated balance sheets due to the unamortized discount associated with the equity component of the notes.

(23)	Paid off at par at maturity in June 2013.

(24)	The holders have repurchase rights which may require the Company to repurchase the notes on June 15, 2014.

(25)	The holders have repurchase rights which may require the Company to repurchase the notes on March 15, 2016.

(26)	The holders have repurchase rights which may require the Company to repurchase the notes on June 15, 2019.

(27)	The holders have repurchase rights which may require the Company to repurchase the notes on June 15, 2023 and June 15, 2028.

(28)
Junior subordinated notes Trusts I, II, III and IV have a fixed interest rate for the first ten years after which the interest rate will float and reset quarterly at rates ranging from three-month LIBOR plus 2.50% to 2.90%.

(29)	The change from prior year is the result of deconsolidation of certain N-Star CDOs and the liquidation of N-Star CDO II. Refer to Note 3 for further disclosure.
The following table presents scheduled principal on borrowings, based on final maturity as of December 31, 2013 (dollars in thousands):

	Total	Mortgage and Other Notes Payable	CDO Bonds Payable	Securitization Bonds Payable	Credit Facilities	Exchangeable Senior Notes(1)	Junior Subordinated Notes
2014	$27,190	$14,235	$—	$—	$—	$12,955	$—
2015	130,255	130,255	—	—	—	—	—
2016	299,456	126,956	—	—	—	172,500	—
2017	278,049	278,049	—	—	—	—	—
2018	127,228	57,190	—	—	70,038	—	—
Thereafter	3,197,682	1,506,649	970,219	82,337	—	358,360	280,117
Total	$4,059,860	$2,113,334	$970,219	$82,337	$70,038	$543,815	$280,117
____________________________________________________________

(1)
The 7.25% Notes, 7.50% Notes, 8.875% Notes and 5.375% Notes have a final maturity date of June 15, 2027, March 15, 2031, June 15, 2032 and June 15, 2033, respectively. The above table reflects the holders’ repurchase rights which may require the Company to repurchase the 7.25% Notes, 7.50% Notes, 8.875% Notes and 5.375% Notes on June 15, 2014, March 15, 2016, June 15, 2019 and June 15, 2023, respectively.

Securitization 2012-1
In November 2012, the Company entered into a $351.4 million securitization financing transaction (“Securitization 2012-1”) collateralized by CRE debt investments originated by the Company and on behalf of NorthStar Income. The Company contributed five CRE debt investments with a $152.2 million aggregate principal amount and retained an equity interest of $54.1 million. A total of $227.5 million of permanent, non-recourse, non-mark-to-market investment grade bonds were issued, of which $98.1 million financed the CRE debt investments contributed by the Company, representing an advance rate of 65% at a weighted average coupon of LIBOR plus 1.63%. The Company used the proceeds to repay $95.1 million of borrowings on its loan facilities.
The retained equity interests of the Company and NorthStar Income are held by a general partnership and both the Company and NorthStar Income are the general partners (“Financing JV”). The Company evaluated both Securitization 2012-1 and the Financing JV under the VIE model and concluded that both entities were considered voting interest entities. The Company first determined that the equity interests and the issued senior beneficial interests represented variable interests in Securitization 2012-1. The Company then determined that the entities were not VIEs as the equity investors have the characteristics of a

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

controlling financial interest and there is sufficient equity at risk for the entities to finance their activities without additional subordinated financial support from other parties. The power to direct the activities most significant to economic performance is through the special servicer who has the ability to manage the assets that are delinquent or in default. The investment-grade bondholders have no control rights. Voting rights in both entities are in proportion to the economic interests. The retained equity interests in Securitization 2012-1 appoint the special servicer, providing the power to the equity investment at risk via voting rights held by the Financing JV. Furthermore, each of the partners retained the economic interests in its own loans as if the loans have been securitized on a stand-alone basis. All distributions on the retained interests occur after the third party bonds have received their contractual principal and interest payments. Shortfalls are borne by the retained interests and any losses will be absorbed first by the respective owner of such loans. Based on the preceding analysis, the Company concluded that the structures did not possess characteristics of a VIE and were voting interest entities.
The Company is the designated member of the Financing JV. The entities are not consolidated due to the substantive participating and kick-out rights held by NorthStar Income. The transferred debt investments failed sale treatment under U.S. GAAP as the Company maintains effective control of its contributed assets. The Company records its respective CRE debt investments and securitization bonds payable on its consolidated balance sheets.
N-Star CDOs
In May 2013, the Company completed the redemption of the outstanding bonds of N-Star CDO II. The Company owned $70.9 million principal amount of bonds in N-Star CDO II that it repurchased in the open market at an aggregate purchase price of $36.0 million. The Company received $70.0 million in connection with the redemption of the repurchased N-Star CDO II bonds. The Company liquidated N-Star CDO II in the second quarter 2013 and recorded a realized gain of $7.0 million. In July 2013, the Company deconsolidated N-Star CDO VII. The Company deconsolidated N-Star CDOs IV, VI, and VIII and the CapLease CDO as of September 30, 2013 and the CSE CDO as of December 31, 2013, which resulted in the deconsolidation of the respective CDO bonds payable. Refer to Note 3 for further disclosure.
Exchangeable Senior Notes
In June 2007, the Operating Partnership issued $172.5 million of 7.25% exchangeable senior notes (“7.25% Notes”) which were offered in accordance with Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”), of which $13.0 million remains outstanding as of December 31, 2013. The 7.25% Notes are senior unsecured obligations of the Operating Partnership. The 7.25% Notes have an initial exchange rate representing an exchange price of $16.89 per share of the Company’s common stock, subject to adjustment under certain circumstances, and may be exchangeable upon the occurrence of specified events, and at any time on or after March 15, 2027, and prior to the close of business on the second business day immediately preceding the maturity date, into cash or common stock of the Company, or a combination thereof, if any, at the Company’s option. On June 15, 2012, $7.5 million principal amount of the 7.25% Notes were redeemed by the Company at par. The exchange price as of December 31, 2013 was $16.04 per share.
In March 2011, the Operating Partnership issued $172.5 million of 7.50% exchangeable senior notes (“7.50% Notes”) due in 2031 for net proceeds of $163.0 million. The 7.50% Notes were offered in a private offering exempt from registration in accordance with Rule 144A. The 7.50% Notes are senior unsecured obligations of the Operating Partnership. The 7.50% Notes have an initial exchange rate representing an exchange price of $6.44 per share of the Company’s common stock, subject to adjustment under certain circumstances and may be exchangeable at any time prior to the close of business on the second business day immediately preceding the maturity date for cash or common stock of the Company, or a combination thereof, at the Company’s option. The exchange price as of December 31, 2013 was $5.92 per share.
In June 2012, the Operating Partnership issued $75.0 million of 8.875% exchangeable senior notes (“8.875% Notes”) which were offered in accordance with Rule 144A for net proceeds of $72.0 million. In July 2012, the underwriters exercised their over-allotment option resulting in the issuance of an additional $7.0 million of the 8.875% Notes for net proceeds of $6.8 million. The 8.875% Notes are senior unsecured obligations of the Operating Partnership. The 8.875% Notes have an initial exchange rate representing an exchange price of $6.00 per share of the Company’s common stock, subject to adjustment under certain circumstances, and may be exchangeable upon the occurrence of specified events, and at any time on or after June 15, 2019, and prior to the close of business on the second business day immediately preceding the maturity date, into cash or common stock of the Company, or a combination thereof, if any, at the Company’s option. The exchange price as of December 31, 2013 was $5.86 per share. In December 2013, $67.6 million principal amount of the 8.875% Notes were exchanged for 11.5 million shares of common stock. In connection with this conversion, the Company recorded a loss of $10.9 million in

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

realized gain (loss) on investments and other in the consolidated statements of operations. In January 2014, $9.7 million principal amount of the 8.875% Notes were exchanged for 1.7 million shares of common stock.
In June 2013, the Operating Partnership issued $300.0 million of 5.375% exchangeable senior notes (“5.375% Notes”) which were offered in accordance with Rule 144A, for net proceeds of $290.5 million. The 5.375% Notes are senior unsecured obligations of the Operating Partnership. The 5.375% Notes have an initial exchange rate representing an exchange price of approximately $9.74 per share of the Company’s common stock, subject to adjustment under certain circumstances. In July 2013, the Company issued an additional $45.0 million of the 5.375% Notes as a result of the full over-allotment option being settled. Net proceeds from the exercise of the over-allotment option was $43.7 million. The exchange price as of December 31, 2013 was $9.74 per share. In January 2014, $137.0 million principal amount of the 5.375% Notes were exchanged for 14.1 million shares of common stock.
The 7.25% Notes, 7.50% Notes, 8.875% Notes and 5.375% Notes are redeemable, at the Company’s option, on and after June 15, 2014, March 15, 2016, June 15, 2019 and June 15, 2023, respectively. The Company may be required to repurchase each issuance of exchangeable senior notes at certain dates and upon the occurrence of certain designated events.
All of the Company’s outstanding exchangeable senior notes contain unconditional guarantees by the Company, the Operating Partnership and/or the Sub-REIT on an unsecured and unsubordinated basis.
The following table presents the components of outstanding exchangeable senior notes as of December 31, 2013 and 2012 (dollars in thousands):

	December 31, 2013			December 31, 2012
	Principal Amount	Unamortized Discount(1)	Carrying Value	Principal Amount	Unamortized Discount	Carrying Value
11.50% Notes	$—	$—	$—	$35,710	$(99)	$35,611
7.25% Notes	12,955	—	12,955	12,955	—	12,955
7.50% Notes	172,500	(7,134)	165,366	172,500	(9,904)	162,596
8.875% Notes	13,360	(292)	13,068	82,000	(2,131)	79,869
5.375% Notes	345,000	(45,416)	299,584	—	—	—
Total	$543,815	$(52,842)	$490,973	$303,165	$(12,134)	$291,031
______________________

(1)	The remaining amortization period for the 7.50% Notes, 8.875% Notes and 5.375% Notes is 2.2 years, 5.5 years and 9.5 years, respectively.
As of December 31, 2013 and 2012, the aggregate carrying value of the equity components of the exchangeable senior notes is $25.9 million and $17.9 million, respectively, which is recorded as a component of additional paid-in capital. The following table presents the components of interest expense related to outstanding exchangeable senior notes for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	Interest and Amortization Expense
Years Ended	Interest Expense	Amortization Expense(1)	Total Interest Expense
2013	$32,475	$8,416	$40,891
2012	22,204	5,025	27,229
2011	18,872	4,490	23,362
_________________________

(1)	The effective interest rate of the 7.25% Notes, 7.50% Notes, 8.875% Notes and 5.375% Notes was 8.0%, 9.6%, 9.4% and 7.3% for the year ended December 31, 2013, respectively.
Credit Facilities
Loan Facilities
In July 2012, a subsidiary of the Company entered into a credit and security agreement (“Loan Facility 1”) of $40.0 million on a non-recourse basis, subject to certain exceptions, to finance first mortgage loans and senior loan participations secured by commercial real estate. In connection with Loan Facility 1, the Operating Partnership agreed to guarantee interest payments and the customary obligations under Loan Facility 1 if either the Company or its affiliates engage in certain customary bad acts. In addition, the Operating Partnership pledged its interests in the Company’s borrowing subsidiary as collateral. Loan Facility 1 and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

indemnities that are customary for agreements of these types. More specifically, the Operating Partnership must maintain at least $3.75 million and as much as $7.5 million in unrestricted cash, or other eligible investments, at all times during the term of Loan Facility 1.
In March 2013, a subsidiary of the Company entered into a master repurchase agreement (“Loan Facility 2”) of $200.0 million to finance first mortgage loans and senior interests secured by commercial real estate. In connection with Loan Facility 2, the Company and the Operating Partnership entered into a guaranty agreement under which the Company and the Operating Partnership guaranty certain of the obligations under Loan Facility 2. Loan Facility 2 and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, the Company must maintain at least $20.0 million in unrestricted cash or cash equivalents at all times during the term of Loan Facility 2. In addition, the Company has agreed to guarantee certain customary obligations under Loan Facility 2 if the Company or an affiliate of the Company engage in certain customary bad acts.
As of December 31, 2013, the Company had $109.1 million carrying value of loans financed with $70.0 million on the loan facilities with $170.0 million of available borrowing under its loan facilities.
Summary of Credit Facilities
During the initial term, the credit facilities act as revolving credit facilities that can be paid down as assets payoff and re-drawn upon for new investments. As of December 31, 2013, the Company was in compliance with all of its financial covenants.
10. Related Party and Sponsored Company Arrangements
Asset Management and Other Fees
The Company has agreements with each of its Sponsored Companies to manage their day-to-day operations, including identifying, originating and acquiring investments on their behalf and earning fees for its services. For the years ended December 31, 2013, 2012 and 2011, the Company earned $26.6 million, $7.9 million and $1.0 million of fees related to these agreements, respectively. In general, the Company may determine to defer fees or seek reimbursement, subject to compliance with applicable policies. From inception through December 31, 2013, the Company deferred $0.5 million of acquisition fees and $0.3 million of disposition fees related to NorthStar Income.
The Company earns collateral management fees from its CDOs. For the years ended December 31, 2013, 2012 and 2011, the Company earned $10.4 million, $14.4 million and $17.3 million in fee income, respectively. For the fourth quarter 2013, the Company recorded fee income of $0.7 million in its consolidated statements of operations relating to deconsolidated CDOs. All remaining amounts were eliminated in consolidation as all of the Company’s CDOs were consolidated prior to the third quarter 2013.
Selling Commissions and Dealer Manager Fees and Commission Expense
Selling commissions and dealer manager fees represents income earned by selling equity in Sponsored Companies through NorthStar Securities. Pursuant to dealer manager agreements between NorthStar Securities and the Sponsored Companies, the Company receives selling commissions of up to 7% of gross offering proceeds raised. The Company reallows all selling commissions earned to participating broker-dealers. In addition, the Company also receives a dealer manager fee of up to 3% of gross offering proceeds raised, a portion of which is typically reallowed to participating broker-dealers. Commission expense represents fees to participating broker-dealers with whom the Company has selling agreements and commissions to employees of NorthStar Securities. The Company earns net commission income through NorthStar Securities for selling equity in the Sponsored Companies which is expected to cover the costs of the Company’s broker-dealer business. Currently, net commission income covers the majority of such costs. For the years ended December 31, 2013, 2012 and 2011, commission expense was $57.3 million, $38.5 million and $10.8 million respectively, of which $7.8 million, $5.2 million and $1.5 million, respectively, related to employees of NorthStar Securities.
Sponsored Companies
The Company incurs direct and indirect costs on behalf of its Sponsored Companies which are expected to be reimbursed subsequently to the Company. As of December 31, 2013 and 2012, the Company had aggregate unreimbursed costs of $21.0 million and $11.6 million, respectively, from its Sponsored Companies. These amounts are recorded as receivables, related

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

parties on the consolidated balance sheets. For the years ended December 31, 2013 and 2012, the Company received $13.5 million and $6.6 million, respectively, of reimbursement from its Sponsored Companies.
The Company committed to purchase up to $10.0 million in shares of each of its Sponsored Companies’ common stock during the two-year period from when each offering was declared effective, in the event that Sponsored Company’s distributions to its stockholders exceeds its modified funds from operations (“MFFO”) (as defined in accordance with the current practice guidelines issued by the Investment Program Association). With respect to this commitment, the Company purchased the following shares:

•
NorthStar Income - The Company purchased an aggregate of 507,980 shares of NorthStar Income’s common stock for $4.6 million from inception of NorthStar Income through the termination of the agreement which ended on July 19, 2013.

•
NorthStar Healthcare - The Company purchased an aggregate of 255,614 shares of its common stock (including 222,223 shares for the satisfaction of the minimum offering amount) for $2.3 million. In August 2013, NorthStar Healthcare was deconsolidated as the Company no longer owns a majority voting interest. The commitment with NorthStar Healthcare ends in August 2014, unless extended by the Company in its discretion.

•
NorthStar Income II - The Company purchased an aggregate of 245,109 shares of its common stock (including 222,223 shares for the satisfaction of the minimum offering amount) for $2.2 million. In November 2013, NorthStar Income II was deconsolidated as the Company no longer owns a majority voting interest. The commitment with NorthStar Income II ends in May 2015, unless extended by the Company in its discretion.

In 2013, the Company originated an $11.3 million first mortgage loan and acquired two assisted living facilities and a memory care facility totaling $25.8 million (refer to Note 4 and 5), which were subsequently sold to NorthStar Healthcare at cost. Additionally, in 2013, the Company originated a $25.5 million first mortgage loan, $16.5 million of which was subsequently sold to NorthStar Income II, at cost (refer to Note 5). In January 2014, the remaining $9.0 million was sold to NorthStar Income II at cost. All sales were approved by the respective independent board of directors of NorthStar Healthcare and NorthStar Income II, as applicable.
Securitization 2012-1
The Company entered into an agreement with NorthStar Income that provides that both the Company and NorthStar Income receive the economic benefit and bear the economic risk associated with the investments each contributed into Securitization 2012-1. In both cases, the respective retained equity interest of the Company and NorthStar Income is subordinate to interests of the investment-grade bondholders of Securitization 2012-1 and the investment-grade bondholders have no recourse to the general credit of the Company or NorthStar Income. In the event that either the Company or NorthStar Income suffer a complete loss of their equity interests in Securitization 2012-1, any additional losses would be borne by the remaining equity interests held by the Company or NorthStar Income, as the case may be, prior to the investment-grade bondholders.
Securitization 2013-1
In August 2013, the Company bifurcated three first mortgage loans with an aggregate principal amount of $141.7 million into senior loans of $79.1 million and subordinate interests of $62.6 million to facilitate the financing of the senior loans into Securitization 2013-1, a securitization financing transaction entered into by NorthStar Income. The Company transferred three senior loans at cost to Securitization 2013-1. The Company did not retain any interest in the senior loans and retained the subordinate interests on an unleveraged basis. The sale of the senior loans obtained sale treatment under U.S. GAAP as the Company no longer maintains effective control of its transferred assets.
Legacy Fund
The Company has two CRE debt investments with a subsidiary of Legacy Partners Realty Fund I, LLC (the “Legacy Fund”), as borrower. One of the Company’s directors, Preston Butcher, is the chairman of the board of directors and chief executive officer and owns a significant interest in Legacy Partners Commercial, LLC, which indirectly owns an equity interest in, and owns the manager of, the Legacy Fund. One loan of $16.4 million matures in March 2014 and has a one-year extension option. The interest rate is one-month LIBOR plus 7.50%, of which one-month LIBOR plus 3.00% is current pay. The other loan of $23.2 million matures in January 2015 and has an interest rate of one-month LIBOR plus 3.50%. For the years ended December 31, 2013, 2012 and 2011, the Company earned an aggregate $1.6 million, $2.1 million and $1.9 million of interest

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

income, respectively. On September 30, 2013, the Company deconsolidated certain N-Star CDOs, and as a result, the Company no longer records these loans on its consolidated balance sheets (refer to Note 3).
Furthermore, in February 2013, NorthStar Income made a $91.0 million loan to the Legacy Fund. In connection with this loan, the Company, acting in its capacity as the advisor to NorthStar Income, received a customary 1.0% origination fee and further earns an annual asset management fee of 1.25%. In addition, the Company leases office space in Colorado with an affiliate of the Legacy Fund under an operating lease with annual lease payments of approximately $0.2 million through December 31, 2016. The Company has the option to renew the lease for an additional five years.
11. Equity-Based Compensation
Omnibus Stock Incentive Plan
In September 2004, the board of directors of the Company adopted the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan and such plan, as amended and restated, was further adopted by the board of directors of the Company on April 17, 2013 and approved by the stockholders on May 29, 2013 (the “Stock Incentive Plan”). The Stock Incentive Plan provides for the issuance of stock-based incentive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, shares of common stock of the Company, in the form of restricted shares and other equity-based awards such as LTIP Units or any combination of the foregoing. LTIP Unit holders are entitled to dividends on the entire grant beginning on the date of grant. The eligible participants in the Stock Incentive Plan include directors, officers, employees, consultants and advisors of the Company.
An aggregate of 15,584,200 shares of common stock of the Company are currently reserved pursuant to the Stock Incentive Plan, subject to equitable adjustment upon the occurrence of certain corporate events. 9,186,885 LTIP Units have been issued, of which 2,627,312 LTIP Units remain subject to vesting.
The following table presents the status of all LTIP Unit grants as of December 31, 2013 and 2012 (units in thousands):

	December 31, 2013		December 31, 2012
	LTIP Unit Grants(2)	Weighted Average Grant Price	LTIP Unit Grants	Weighted Average Grant Price
Beginning balance(1)	6,228	$6.66	4,208	$7.53
Granted	4,333	8.10	2,306	5.59
Converted to common stock	(1,341)	7.90	(277)	11.09
Forfeited	(2)	5.38	(9)	5.38
Ending Balance/Weighted Average	9,218	$7.15	6,228	$6.66
____________________________________________________________

(1)	Reflects the balance as of January 1, 2013 and 2012 for the periods ended December 31, 2013 and 2012, respectively.

(2)	Includes 698,142 LTIP Units issued in connection with the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan, of which 667,509 LTIP Units have been converted.
The Company recognized equity-based compensation expense related to these awards of $12.9 million, $5.8 million and $6.0 million for the years ended December 31, 2013, 2012 and 2011, respectively. As of December 31, 2013, the related equity-based compensation expense to be recognized over the remaining vesting period through April 2017 is $13.4 million, provided there are no forfeitures.
Incentive Compensation Plan
The compensation committee of the board of directors (the “Committee”) of the Company approved the material terms of the NorthStar Realty Finance Corp. Executive Incentive Bonus Plan for the Company’s executive officers and other employees (the “Plan”). Pursuant to the Plan, a potential incentive compensation pool is expected to be established each calendar year. The size of the incentive pool will be calculated as the sum of: (a) 1.75% of the Company’s “adjusted equity capital” for the year; and (b) 25% of the Company’s adjusted funds from operations, as adjusted, above a 9% return hurdle on adjusted equity capital. Payout from the incentive pool is subject to achievement of additional performance goals summarized below.
The incentive pool is expected to be divided into the following three separate incentive compensation components: (a) an annual cash bonus, tied to annual performance of the Company and paid prior to or shortly after completion of the year-end audit (“Annual Bonus”); (b) a deferred cash bonus, determined based on the same year’s performance, but paid 50% following

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

the close of each of the first and second years after such incentive pool is determined, subject to the participant’s continued employment through each payment date (“Deferred Cash Bonus”); and (c) a long-term incentive in the form of restricted stock units (“RSUs”) and/or LTIP Units. RSUs are subject to the Company achieving cumulative performance hurdles and/or target stock prices established by the Committee for a three- or four-year period, subject to the participant’s continued employment through the payment date. Upon the conclusion of the applicable performance period, each executive officer will receive a payout, if any, equal to the value of one share of common stock at the time of such payout, including the dividends paid with respect to a share of common stock following the first year of the applicable performance period, for each RSU actually earned (the “Long-Term Amount Value”). The Long-Term Amount Value, if any, will be paid in the form of shares of common stock or LTIP Units to the extent available under the Company’s equity compensation plans or, if all or a portion of such shares or LTIP Units are not available, in cash (the “Long Term Amount Payout”).
The Committee evaluates the Plan on an annual basis and considers alternatives to the foregoing as the Committee deems appropriate and in the best interests of the Company. Performance goals for each component will be set by the Committee at the beginning of each subsequent calendar year for each new cycle. The goals will generally be divided into ranges of performance, each of which will correspond to a payout level equal to a percentage of a participant’s pool allocation for such component.
In connection with the 2009 Plan, the Company issued 3,147,454 RSUs to executive officers which vested subject to the Company achieving cumulative performance hurdles and/or target stock prices for the three-year period ended December 31, 2011. The Company determined in 2011 that the performance hurdle was reached which entitled the recipients to 100% of the RSUs granted. The Company did not have a sufficient amount of common stock or LTIP Units available, and as a result, 2,609,074 RSUs were settled in cash in February 2012. 538,380 RSUs were not settled until December 2012, subject to continued employment of certain executive officers through such date, and were settled in cash for $1.4 million. The Company recognized compensation expense of $1.4 million and $13.9 million for the years ended December 31, 2012 and 2011, respectively.
In connection with the 2010 Plan, the Company issued 2,209,999 RSUs to executive officers which vested subject to the Company achieving cumulative performance hurdles and/or target stock prices for the three-year period ending December 31, 2012. The Company determined in the fourth quarter of 2011 the performance hurdle was reached entitling the recipients to 100% of the RSUs granted, and accordingly recorded a cumulative catch up adjustment of $3.6 million to compensation expense based on the stock price at the grant date. For the years ended December 31, 2012 and 2011, the Company recognized equity-based compensation expense of $5.7 million and $5.6 million, respectively. The award was fully amortized by December 31, 2012. In achievement of the performance hurdles, the Company issued 2,209,999 LTIP Units to executive officers in February 2013.
In connection with the 2011 Plan, the Company issued 1,525,797 RSUs to executive officers which vest subject to the Company achieving target stock prices for the four-year period ending December 31, 2014. The fair value of the grant is being amortized into equity-based compensation expense over the performance period. For the years ended December 31, 2013 and 2012, the Company recognized compensation expense of $1.4 million and $1.3 million, respectively. Upon conclusion of the applicable performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same time, the Company granted 1,525,797 LTIP Units to executive officers which vest to the recipient at a rate of four annual installments ending January 29, 2015 and which may not be sold prior to January 1, 2015. The Company also granted 606,257 LTIP Units (net of forfeitures) to certain non-executive employees, which vest quarterly over three years beginning April 2012.
In connection with the 2012 Plan, the Company issued 1,409,682 RSUs to executive officers, subject to the Company achieving target stock prices for the four-year period ending December 31, 2015. The Company does not yet know whether it is probable that such measure will be achieved and that such RSUs will be earned. The fair value of the grant is being amortized into equity-based compensation expense over the performance period. For the year ended December 31, 2013, the Company recognized compensation expense of $2.7 million. Upon conclusion of the applicable performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same time, the Company granted 1,409,682 LTIP Units to executive officers which vest to the recipient at a rate of four annual installments ending January 29, 2016 and which may not be sold prior to December 31, 2015. The Company also granted 581,607 LTIP Units to certain non-executive employees, which vest quarterly over three years beginning April 2013.
In February 2014, in connection with the 2013 Plan, the Company issued 1,000,744 RSUs to executive officers. The RSUs are subject to the Company achieving target stock prices established by the Committee for the four-year period ending December 31, 2016. Upon conclusion of the applicable performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same time, the Company granted to executive officers an additional 1,000,744 deferred LTIP

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Units which vest annually at a rate of four annual installments ending January 29, 2017 and 523,157 deferred LTIP Units which vest on December 31, 2015. In addition, the Company granted 556,344 of deferred LTIP Units to certain non-executive employees, which vest quarterly over three years beginning April 2014. Deferred LTIP Units are equity awards representing the right to receive either LTIP Units in the Operating Partnership or its successor or, if such LTIP Units are not available, upon settlement of the award, shares of common stock of the Company.
12. Stockholders’ Equity
Common Stock
The following table presents common stock issued for the year ended December 31, 2013 (dollars in thousands):

	Number of shares	Price per share (1)	Net proceeds
February 2013	34,500,000	$8.39	$280,218
August 2013	40,250,000	$9.60	376,099
December 2013	57,500,000	$11.65	649,302
Total	132,250,000		$1,305,619
____________________
(1) Includes the full over-allotment option exercised by the underwriters of the offering.

In December 2013, as part of the consideration for the RXR Investment, the Company granted 1.36 million shares of its common stock in a private offering to an RXR Realty affiliate resulting in an increase to additional paid in capital of $17.7 million. This amount is recorded as a premium on the related CRE debt investments and will be amortized to interest income over the life of the debt, using the effective interest method, in the consolidated statements of operations. Such shares were issued in January 2014.
Preferred Stock
The following table presents classes of cumulative redeemable preferred stock issued in a public offering and outstanding as of December 31, 2013 (dollars in thousands):

	Number of Shares	Amount (1)
Series A 8.75%	2,466,689	$59,453
Series B 8.25%	13,998,905	323,757
Series C 8.875%(2)	5,000,000	120,808
Series D 8.50%(3)	8,000,000	193,334
Total	29,465,594	$697,352
__________________________________

(1)	250 million shares have been authorized and all shares have a $0.01 par value. All preferred shares have a $25 per share liquidation preference.

(2)	The Series C shares are currently not callable.

(3)	Issued in April 2013 and includes the over-allotment option.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Warrants Outstanding
The following table presents outstanding warrants issued to purchase shares of the Company’s common stock as of December 31, 2013:

Issue Date	Expiration Date	Number	Exercise Price
October 2009(1)	October 2019	500,000	$7.50
October 2009(1)	October 2020	250,000	$8.60
October 2009(1)	October 2021	250,000	$10.75
June 2010(2)	June 2020	2,000,000	$7.60
Total		3,000,000
________________________

(1)	Issued in connection with an amendment to a secured term loan with Wachovia Bank, NA.

(2)
Issued in connection with the repayment and extinguishment of a secured term loan with Wachovia Bank, NA. The maximum cash consideration associated with these awards is approximately $5 million assuming that Wachovia Bank, NA. receives $40 million of loan principal assigned in connection with the repayment and extinguishment of the secured term loan.

The exercise price of all outstanding warrants may be paid in cash or by cashless exercise and the exercise price and number of shares of common stock issuable are subject to anti-dilution requirements. All warrants are currently exercisable and have a one-to-one conversion to common stock.
Dividend Reinvestment Plan
In April 2007, as amended effective January 1, 2012, the Company implemented a Dividend Reinvestment Plan (the “DRP”), pursuant to which it registered with the Securities and Exchange Commission (“SEC“) and reserved for issuance 14,279,846 shares of its common stock. Pursuant to the amended terms of the DRP, stockholders are able to automatically reinvest all or a portion of their dividends for additional shares of the Company’s common stock. The Company expects to use the proceeds from the DRP for general corporate purposes. For the year ended December 31, 2013, the Company issued 26,835 shares of its common stock pursuant to the DRP for gross sales proceeds of $0.2 million.
Dividends
The following table presents dividends declared (on a per share basis) for the years ended December 31, 2013, 2012 and 2011:

Common Stock		Preferred Stock
			Dividend
Declaration Date	Dividend	Declaration Date	Series A	Series B	Series C	Series D
2013
February 13	$0.180	February 1	$0.54688	$0.51563	$0.76424	N/A
May 1	$0.190	May 1	$0.54688	$0.51563	$0.55469	$0.20660
July 31	$0.200	July 31	$0.54688	$0.51563	$0.55469	$0.53125
October 30	$0.210	October 30	$0.54688	$0.51563	$0.55469	$0.53125

2012
February 15	$0.135	January 30	$0.54688	$0.51563	N/A	N/A
May 2	$0.150	May 2	$0.54688	$0.51563	N/A	N/A
August 2	$0.160	August 2	$0.54688	$0.51563	N/A	N/A
November 1	$0.170	November 1	$0.54688	$0.51563	N/A	N/A

2011
January 19	$0.100	February 14	$0.54688	$0.51563	N/A	N/A
May 4	$0.100	May 25	$0.54688	$0.51563	N/A	N/A
August 3	$0.100	August 19	$0.54688	$0.51563	N/A	N/A
November 2	$0.125	November 15	$0.54688	$0.51563	N/A	N/A

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Earnings Per Share
The following table presents EPS for the years ended December 31, 2013, 2012 and 2011 (dollars and shares in thousands, except per share data):

	Years Ended December 31,
	2013	2012	2011
Numerator:
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(137,453)	$(288,587)	$(263,014)
Net income (loss) attributable to LTIP Units non-controlling interest	(5,571)	(13,962)	(12,780)
Net income (loss) attributable to common stockholders and LTIP Units(1)	$(143,024)	$(302,549)	$(275,794)
Denominator:(1)
Weighted average shares of common stock	211,816	125,199	89,349
Weighted average LTIP Units(2)	9,162	6,025	4,278
Weighted average shares of common stock and LTIP Units	220,978	131,224	93,627
Earnings (loss) per share:
Basic	$(0.65)	$(2.31)	$(2.94)
Diluted	$(0.65)	$(2.31)	$(2.94)
____________________________________________________________

(1)
Excludes the effect of RSUs, exchangeable senior notes and warrants outstanding and exercisable as of December 31, 2013, 2012 and 2011 that were not dilutive for the respective periods. These instruments could potentially impact diluted EPS in future periods, depending on changes in the Company’s stock price and other factors.

(2)
The EPS calculation takes into account LTIP Units which receive non-forfeitable dividends from the date of grant, share equally in the Company’s net income (loss) and convert on a one-for-one basis into common stock.

13. Non-controlling Interests
Operating Partnership
Non-controlling interests include the aggregate LTIP Units held by limited partners (the “Unit Holders”) in the Operating Partnership. Net income (loss) attributable to the non-controlling interest is based on the weighted average Unit Holders’ ownership percentage of the Operating Partnership for the respective period. The issuance of additional common stock or LTIP Units changes the percentage ownership of both the Unit Holders and the Company. Since a unit is generally redeemable for cash or common stock at the option of the Company, it is deemed to be equivalent to common stock. Therefore, such transactions are treated as capital transactions and result in an allocation between stockholders’ equity and non-controlling interests in the accompanying consolidated balance sheets to account for the change in the ownership of the underlying equity in the Operating Partnership. As of December 31, 2013 and 2012, LTIP Units of 9,217,518 and 6,228,727 were outstanding, respectively, representing a 2.9% and 3.7% ownership and non-controlling interest in the Operating Partnership, respectively. Net income (loss) attributable to the Operating Partnership non-controlling interest for the years ended December 31, 2013, 2012 and 2011 was a loss of $5.6 million, $14.0 million and $12.8 million, respectively.
Contingently Redeemable Non-controlling Interest
In July 2011, the Company repaid the $100.0 million preferred membership interest in NorthStar Realty Healthcare, LLC to Inland American Real Estate Trust, Inc., which had a 10.5% distribution rate. Net income (loss) allocated to this non-controlling interest for the year ended December 31, 2011 was income of $5.7 million.
Other
The Company has non-controlling interests in various real estate investments that represent third-party equity interests in ventures that are consolidated with the Company’s financial statements. Net income (loss) attributable to the other non-controlling interests for the years ended December 31, 2013, 2012 and 2011 was a loss of $0.4 million, and income of $2.4 million and $1.5 million, respectively.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents net income (loss) attributable to the Company’s common stockholders for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	Years Ended December 31,
	2013	2012	2011
Income (loss) from continuing operations	$(129,394)	$(290,451)	$(279,545)
Income (loss) from discontinued operations	(8,059)	(123)	125
Gain on sale from discontinued operations	—	1,987	16,406
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(137,453)	$(288,587)	$(263,014)

14. Fair Value
Fair Value Measurement
The fair value of financial instruments is categorized based on the priority of the inputs to the valuation technique and categorized into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.
Financial assets and liabilities recorded at fair value on the consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:
Level 1. Quoted prices for identical assets or liabilities in an active market.
Level 2. Financial assets and liabilities whose values are based on the following:
(a)Quoted prices for similar assets or liabilities in active markets.
(b)Quoted prices for identical or similar assets or liabilities in non-active markets.
(c)Pricing models whose inputs are observable for substantially the full term of the asset or liability.
(d)Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.
Level 3. Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.
Determination of Fair Value
The following is a description of the valuation techniques used to measure fair value and the general classification of these instruments pursuant to the fair value hierarchy.
Investments in Private Equity Funds
The Company accounts for PE Investments at fair value which is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying assets in the funds and discount rate. This fair value measurement is generally based on unobservable inputs and, as such, is classified as Level 3 of the fair value hierarchy. The Company is not using the NAV (practical expedient) of the underlying funds for purposes of determining fair value.
RXR Investment
The Company accounts for the RXR Equity Interest at fair value which is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying assets and discount rate. Additionally, the Company accounts for the RXR Realty preferred equity at fair value, which is determined based on comparing the current yield to the estimated yield for newly originated loans with similar credit risk. These fair value measurements are generally based on unobservable inputs and, as such, are classified as Level 3 of the fair value hierarchy.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Real Estate Securities
N-Star CDO Bonds
The fair value of subordinate N-Star CDO bonds is determined using an internal price interpolated based on third party prices of the more senior N-Star CDO bonds of the respective CDO. For the remaining N-Star CDO bonds, fair value is determined using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the timing and amount of expected future cash flow, discount rate, estimated prepayments and projected losses. All N-Star CDO bonds are classified as Level 3 of the fair value hierarchy.
N-Star CDO Equity
The fair value of N-Star CDO equity is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying collateral of these CDOs and discount rate. This fair value measurement is generally based on unobservable inputs and, as such, is classified as Level 3 of the fair value hierarchy.
Other CRE Securities
Other CRE securities are generally valued using a third-party pricing service or broker quotations. These quotations are not adjusted and are based on observable inputs that can be validated, and as such, are classified as Level 2 of the fair value hierarchy. Certain CRE securities may be valued based on a single broker quote or an internal price which may have less observable pricing, and as such, would be classified as Level 3 of the fair value hierarchy. Management determines the prices are representative of fair value through a review of available data, including observable inputs, recent transactions as well as its knowledge of and experience in the market.
Derivative Instruments
Derivative instruments are valued using a third-party pricing service. These quotations are not adjusted and are generally based on valuation models with observable inputs such as interest rates and contractual cash flow, and as such, are classified as Level 2 of the fair value hierarchy. Derivative instruments are also assessed for credit valuation adjustments due to the risk of non-performance by the Company and derivative counterparties. However, since the majority of derivatives are held in non-recourse CDO financing structures where, by design, the derivative contracts are senior to all the CDO bonds payable, there is no material impact of a credit valuation adjustment.
CDO Bonds Payable
CDO bonds payable are valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the timing and amount of expected future cash flow, discount rate, estimated prepayments and projected losses. CDO bonds payable are classified as Level 3 of the fair value hierarchy.
Junior Subordinated Notes
Junior subordinated notes are valued using quotations from nationally recognized financial institutions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the implied credit spread of the Company’s other borrowings and the timing and amount of expected future cash flow. Junior subordinated notes are classified as Level 3 of the fair value hierarchy.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Fair Value Hierarchy
Financial assets and liabilities recorded at fair value on a recurring basis are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The following tables present financial assets and liabilities that were accounted for at fair value on a recurring basis as of December 31, 2013 and 2012 by level within the fair value hierarchy (dollars in thousands):

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Assets:
Investments in private equity funds, at fair value	$—	$—	$586,018	$586,018
RXR Investment(1)	—	—	192,419	192,419
Real estate securities, available for sale:
N-Star CDO bonds	—	—	205,287	205,287
N-Star CDO equity	—	—	158,274	158,274
CMBS and other securities	—	20,694	25,981	46,675
CRE securities in N-Star CDOs
CMBS	—	507,725	64,576	572,301
Third-party CDO notes	—	—	24,931	24,931
Agency debentures	—	29,540	—	29,540
Unsecured REIT debt	—	9,521	—	9,521
Trust preferred securities	—	—	5,791	5,791
Subtotal real estate securities, available for sale	—	567,480	484,840	1,052,320
Derivative assets	—	3,469	—	3,469
Total assets	$—	$570,949	$1,263,277	$1,834,226
Liabilities:
CDO bonds payable	$—	$—	$384,183	$384,183
Junior subordinated notes	—	—	201,203	201,203
Derivative liabilities	—	52,204	—	52,204
Total liabilities	$—	$52,204	$585,386	$637,590
____________________________________________________________

(1)	Includes the RXR Equity Interest and RXR Realty preferred equity debt investment for which the fair value option was elected.

	December 31, 2012
	Level 1	Level 2	Level 3	Total
Assets:
Real estate securities, available for sale:
CMBS	$—	$703,327	$280,691	$984,018
Third-party CDO notes	—	420	47,816	48,236
Unsecured REIT debt	—	56,246	135	56,381
Trust preferred securities	—	—	9,571	9,571
Agency debentures	—	26,462	—	26,462
Subtotal	—	786,455	338,213	1,124,668
Derivative assets	—	6,229	—	6,229
Total assets	$—	$792,684	$338,213	$1,130,897
Liabilities:
CDO bonds payable(1)	$—	$—	$1,999,470	$1,999,470
Junior subordinated notes	—	—	197,173	197,173
Derivative liabilities	—	170,840	—	170,840
Total liabilities	$—	$170,840	$2,196,643	$2,367,483
____________________________________________________________

(1)	Excludes CapLease CDO bonds payable for which the fair value option was not elected.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents additional information about financial assets and liabilities which are measured at fair value on a recurring basis as of December 31, 2013 and 2012, for which the Company has used Level 3 inputs to determine fair value (dollars in thousands):

	December 31, 2013					December 31, 2012
	Investments in Private Equity Funds	RXR Investment(1)	Real Estate Securities	CDO Bonds Payable	Junior Subordinated Notes	Real Estate Securities	CDO Bonds Payable	Junior Subordinated Notes
Beginning balance(2)	$—	$—	$338,213	$1,999,470	$197,173	$422,607	$2,145,239	$157,168
Transfers into Level 3(3)	—	—	7,788	—	—	84,871	—	—
Transfers out of Level 3(3)	—	—	(108,143)	—	—	(91,161)	—	—
Purchases / borrowings / amortization / contributions	747,564	192,209	23,594	43,983	—	59,559	99,775	—
Sales	—	—	(40,328)	—	—	(95,433)	—	—
Paydowns / distributions	(244,138)	—	(54,971)	(647,947)	—	(80,911)	(675,038)	—
Repurchases	—	—	—	(44,221)	—	—	(103,118)	—
Gains:
Equity in earnings of unconsolidated ventures	82,592	210	—	—	—	—	—	—
Unrealized gains included in earnings	—	—	68,794	—	—	59,048	—	—
Realized gains included in earnings	—	—	15,179	—	—	25,431	—	—
Unrealized gain on real estate securities, available for sale included in OCI	—	—	3,098	—	—	6,982	—	—
Deconsolidation of N-Star CDOs(3)	—	—	350,886	(1,656,857)	—	—	—	—
Losses:
Unrealized losses included in earnings	—	—	(19,523)	106,622	4,030	(47,795)	510,105	40,005
Realized losses included in earnings	—	—	(5,601)	26,697	—	(4,416)	22,507	—
Unrealized losses on real estate securities, available for sale included in OCI	—	—	(4,138)	—	—	(569)	—	—
Deconsolidation of N-Star CDOs(4)	—	—	(90,008)	556,436	—	—	—	—
Ending balance	$586,018	$192,419	$484,840	$384,183	$201,203	$338,213	$1,999,470	$197,173
Gains (losses) included in earnings attributable to the change in unrealized gains (losses) relating to assets or liabilities still held.	$—	$—	$20,746	$93,025	$(4,030)	$14,481	$(320,134)	$(40,005)
____________________________________________________________

(1)	Includes the RXR Equity Interest and RXR Realty preferred equity debt investment, for which the fair value option was elected.

(2)	Represents the balance as of January 1, 2013 and 2012 and for the periods ended December 31, 2013 and 2012, respectively.

(3)
Transfers between Level 2 and Level 3 represent a fair value measurement from a third-party pricing service or broker quotations that have become more or less observable during the period. Transfers are assumed to occur at the beginning of the year.

(4)	Represents amounts recorded as a result of the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.
There were no transfers, other than those identified in the table above, during the years ended December 31, 2013 and 2012.
The Company relies on the third-party pricing exception with respect to the requirement to provide quantitative disclosures about significant Level 3 inputs being used to determine fair value measurements related to CRE securities (including N-Star CDO bonds), CDO bonds payable and junior subordinated notes. The Company believes such pricing service or broker quotation for such items may be based on a market transaction of comparable securities, inputs including forecasted market rates, contractual terms, observable discount rates for similar securities and credit (such as credit support and delinquency rates).

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

For the year ended December 31, 2013, quantitative information about the Company’s remaining Level 3 fair value measurements on a recurring basis are as follows:

	Fair Value	Valuation Technique	Key Unobservable Inputs	Range
PE Investments	$586,018	Discounted Cash Flow Model	Discount Rate	18% - 25%
RXR Investment(1)	$192,419	Discounted Cash Flow Model/Credit Spread	Discount Rate/Credit Spread	7.5% - 12%
N-Star CDO equity	$158,274	Discounted Cash Flow Model	Discount Rate	18% - 20%
____________________________________________________________

(1)	Includes the RXR Equity Interest and RXR Realty preferred equity debt investment, for which the fair value option was elected.
For the year ended December 31, 2013, non-recurring fair value measurements included one loan for which a provision for loan loss was recorded but is no longer recorded on the consolidated balance sheets due to the deconsolidation of certain N-Star CDOs (refer to Note 3). The key unobservable inputs used to determine the provision for loan loss included a 7.0% discount rate and a 5.0% capitalization rate. Additionally, in connection with the deconsolidation of certain N-Star CDOs, the Company recorded CRE debt investments, CDO bonds payable and two notes payable at fair value related to amounts that previously eliminated in consolidation. The fair value was determined under the methodologies disclosed below.
Significant increases (decreases) in any one of the inputs described above in isolation may result in a significantly different fair value for the financial assets and liabilities utilizing such Level 3 inputs.
Fair Value Option
The Company has historically elected to apply the fair value option for the following financial assets and liabilities existing at the time of adoption or at the time the Company recognizes the eligible item for the purpose of consistent accounting application: CRE securities financed in N-Star CDOs; CDO bonds payable; and junior subordinated notes. Given the market volatility in the past few years, the Company has observed that the impact of electing the fair value option would generally result in additional variability to the Company’s consolidated statements of operations which management believes is not a useful presentation for such financial assets and liabilities. Therefore, the Company more recently has not elected the fair value option for new investments in CRE securities and securitization financing transactions. The Company may elect the fair value option for certain of its financial assets or liabilities due to the nature of the instrument. In the case of PE Investments, certain components of the RXR Investment and N-Star CDO equity, the Company elected the fair value option because management believes it is a more useful presentation for such investments. The Company determined recording the PE Investments, certain components of the RXR Investment and N-Star CDO equity based on the change in fair value of projected future cash flow from one period to another better represents the underlying economics of the respective investment.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents the fair value of financial instruments for which the fair value option was elected as of December 31, 2013 and 2012 (dollars in thousands):

	December 31,
	2013	2012
Assets:
Investments in private equity funds, at fair value	$586,018	$—
RXR Investment(1)	192,419	—
Real estate securities, available for sale:
N-Star CDO equity	158,274	—
CMBS and other securities(2)	30,642	20,668
CRE securities in N-Star CDOs
CMBS	572,301	897,800
Third-party CDO notes	24,931	25,756
Agency debentures	29,540	26,462
Unsecured REIT debt	9,521	56,381
Trust preferred securities	5,791	9,571
Subtotal CRE securities in N-Star CDOs	642,084	1,015,970
Total assets	$1,609,437	$1,036,638
Liabilities:
CDO bonds payable(3)	$384,183	$1,999,470
Junior subordinated notes	201,203	197,173
Total liabilities	$585,386	$2,196,643
___________________________________________________________

(1)	Includes the RXR Equity Interest and RXR Realty preferred equity debt investment for which the fair value option was elected.

(2)
December 31, 2013 excludes 36 CRE securities with an aggregate carrying value of $221.3 million for which the fair value option was not elected. December 31, 2012 excludes 21 CRE securities with an aggregate carrying value of $88.0 million for which the fair value option was not elected.

(3)	December 31, 2012 excludes CapLease CDO bonds payable with a carrying value of $113.0 million for which the fair value option was not elected.
The following table presents the difference between the fair value and the aggregate principal amount of liabilities, for which the fair value option has been elected as of December 31, 2013 (dollars in thousands):

	Fair Value	Amount Due Upon Maturity	Difference
CDO bonds payable	$384,183	$970,219	$(586,036)
Junior subordinated notes	201,203	280,117	(78,914)
Total	$585,386	$1,250,336	$(664,950)
The Company attributes the change in the fair value of floating-rate liabilities to changes in instrument-specific credit spreads. For fixed-rate liabilities, the Company attributes the change in fair value to interest rate-related and instrument-specific credit spread changes.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Change in Fair Value Recorded in the Statements of Operations
The following table presents unrealized gains (losses) on investments and other related to the change in fair value of financial assets and liabilities in the consolidated statements of operations for years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	Years Ended December 31,
	2013(3)	2012	2011
Assets:
Real estate securities, available for sale	$94,679	$35,993	$(186,136)
Liabilities:
CDO bonds payable	(106,622)	(510,105)	(197,054)
Junior subordinated notes	(4,030)	(40,005)	34,067
Subtotal(1)	(15,973)	(514,117)	(349,123)
Derivatives	33,730	44,743	(38,203)
Total(2)	$17,757	$(469,374)	$(387,326)
____________________________________________________________

(1)	Represents financial assets and liabilities for which the fair value option was elected.

(2)	Excludes net cash payments on interest rate swaps related to CDO bonds payable and junior subordinated notes.

(3)	Includes a reversal of net unrealized gains from the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.
As the value of the Company’s outstanding CDO bonds payable increase towards par through a change in fair value, it generates an unrealized loss which is recorded in the consolidated statements of operations. For the year ended December 31, 2013, unrealized losses for CDO bonds payable attributable to paydowns at par, including the liquidation of N-Star CDO II and the deconsolidation of certain N-Star CDOs (refer to Notes 3 and 9) and repurchases were $69.8 million. The remaining amount relates to the change in fair value.
Fair Value of Financial Instruments
In addition to the above disclosures regarding financial assets or liabilities which are recorded at fair value, U.S. GAAP requires disclosure of fair value about all financial instruments. The following disclosure of estimated fair value of financial instruments was determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on estimated fair value.
The following table presents the principal amount, carrying value and fair value of certain financial assets and liabilities as of December 31, 2013 and 2012 (dollars in thousands):

	December 31, 2013			December 31, 2012
	Principal / Notional Amount	Carrying Value	Fair Value	Principal / Notional Amount	Carrying Value	Fair Value
Financial assets:(1)
Real estate debt investments, net	$1,085,280	$1,031,078	$1,026,709	$2,371,464	$1,832,231	$1,763,851
Real estate securities, available for sale(2)	2,090,726	1,052,320	1,052,320	2,539,075	1,124,668	1,124,668
Derivative assets(2)(3)	478,688	3,469	3,469	815,500	6,229	6,229
Financial liabilities:(1)
Mortgage and other notes payable	$2,113,334	$2,113,334	$2,107,110	$1,015,670	$1,015,670	$1,034,428
CDO bonds payable(2)	970,219	384,183	384,183	3,371,753	2,112,441	2,108,817
Securitization bonds payable	82,337	82,340	82,517	98,131	98,005	98,298
Credit facilities	70,038	70,038	70,038	61,088	61,088	61,088
Secured term loan	—	—	—	14,664	14,664	15,276
Exchangeable senior notes	543,815	490,973	909,601	303,165	291,031	357,627
Junior subordinated notes(2)	280,117	201,203	201,203	280,117	197,173	197,173
Derivative liabilities(2)(3)	674,418	52,204	52,204	1,392,269	170,840	170,840
____________________________________________________________

(1)	The fair value of other financial instruments not included in this table is estimated to approximate their carrying value.

(2)	Refer to the “Determination of Fair Value” above for disclosure of methodologies used to determine fair value.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(3)	Derivative assets and liabilities exclude timing swaps with an aggregate notional amount of $28.0 million and $68.9 million as of December 31, 2013 and 2012, respectively.
Disclosure about fair value of financial instruments is based on pertinent information available to management as of the reporting date. Although management is not aware of any factors that would significantly affect fair value, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.
Real Estate Debt Investments
For CRE debt investments, fair value was approximated by comparing the current yield to the estimated yield for newly originated loans with similar credit risk or the market yield at which a third party might expect to purchase such investment. Fair value was determined assuming fully-extended maturities regardless of structural or economic tests required to achieve such extended maturities. For any CRE debt investments that are deemed impaired, carrying value approximates fair value. These fair value measurements of CRE debt are generally based on unobservable inputs and, as such, are classified as Level 3 of the fair value hierarchy.
Mortgage and Other Notes Payable
For mortgage and other notes payable, the Company primarily uses rates currently available with similar terms and remaining maturities to estimate fair value. These measurements are determined using comparable U.S. Treasury rates as of the end of the reporting period. The fair value of the notes payable assumed in deconsolidation of certain N-Star CDOs were determined based on comparing the current rate to the estimated rate for newly originated mortgage loans with similar credit risk. These fair value measurements are based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.
Securitization Bonds Payable
Securitization bonds payable are valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on observable inputs that can be validated, and as such, are classified as Level 2 of the fair value hierarchy.
Credit Facilities
The Company has amounts outstanding under both of its credit facilities. All credit facilities bear floating rates of interest. As of the reporting date, the Company believes the carrying value approximates fair value. These fair value measurements are based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.
Secured Term Loan
Secured term loan represented the Company’s Term Asset-Backed Securities Loan Facility borrowing. The estimated fair value was based on interest rates available for issuance of liabilities with similar terms and remaining maturities. This fair value measurement was based on observable inputs, and as such, was classified as Level 2 of the fair value hierarchy.
Exchangeable Senior Notes
For the exchangeable senior notes, the Company uses available market information, which includes quoted market prices or recent transactions, if available, to estimate their fair value and are, therefore, based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.
The following table presents the exchangeable senior notes as of December 31, 2013 (dollars in thousands):

	Principal Amount	Carrying Value	Fair Value
7.25% Notes	$12,955	$12,955	$13,092
7.50% Notes	172,500	165,366	390,540
8.875% Notes	13,360	13,068	30,593
5.375% Notes	345,000	299,584	475,376
Total	$543,815	$490,973	$909,601

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. Risk Management and Derivative Activities
Derivatives
The Company uses derivative instruments primarily to manage interest rate risk and such derivatives are not considered speculative. These derivative instruments are typically in the form of interest rate swap agreements and the primary objective is to minimize interest rate risks associated with investment and financing activities. The counterparties of these arrangements are major financial institutions with which the Company may also have other financial relationships. The Company is exposed to credit risk in the event of non-performance by these counterparties and it monitors their financial condition; however, the Company currently does not anticipate that any of the counterparties will fail to meet their obligations.
The following tables present derivative instruments that were not designated as hedges under U.S. GAAP as of December 31, 2013 and 2012 (dollars in thousands):

	Number	Notional Amount(1)	Fair Value Net Asset (Liability)		Range of Fixed LIBOR	Range of Maturity
As of December 31, 2013:
Interest rate swaps	19	$674,418	$(52,204)	(2)	4.27% ‑ 5.25%	May 2014 ‑ July 2018
Interest rate caps/floors	3	478,688	3,469		1.64% ‑ 5.00%	July 2014 - January 2015
Total	22	$1,153,106	$(48,735)
As of December 31, 2012:
Interest rate swaps	34	$1,392,269	$(170,840)	(2)	4.55% - 5.63%	May 2013 - October 2019
Interest rate caps/floors	5	815,500	6,229		1.64% - 7.00%	January 2013(3) - October 2014
Total	39	$2,207,769	$(164,611)
____________________________________________________________

(1)	Excludes timing swaps with a notional amount of $28.0 million and $68.9 million as of December 31, 2013 and 2012, respectively.

(2)
All of the interest rate swaps were liabilities at period end and are only subject to the credit risks of the respective CDO transaction. As the interest rate swaps are senior to all the liabilities of the respective CDO and the fair value of each of the CDO’s investments exceeded the fair value of the CDO’s derivative liabilities, a credit valuation adjustment was not recorded.

(3)	Two floors with a total notional amount of $450.0 million were extended to July 2014.
The change in number and notional amount of interest rate swaps from December 31, 2012 primarily relates to the deconsolidation of certain N-Star CDOs (refer to Note 3) and contractual notional amortization. The Company had no derivative financial instruments that were designated as hedges in qualifying hedging relationships as of December 31, 2013 and 2012.
The following table presents the fair value of derivative instruments, as well as their classification on the consolidated balance sheets, as of December 31, 2013 and 2012 (dollars in thousands):

		December 31,
	Balance Sheet Location	2013	2012
Interest rate caps/floors	Derivative assets	$3,469	$6,229
Interest rate swaps	Derivative liabilities	$52,204	$170,840

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The following table presents the effect of derivative instruments in the consolidated statements of operations for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

		Years Ended December 31,
	Statements of Operations Location	2013	2012	2011
Amount of gain (loss) recognized in earnings:
Adjustments to fair value interest rate swaps	Unrealized gain (loss) on investment and other	$33,730	$44,743	$(38,203)
Net cash payment for interest rate swaps	Unrealized gain (loss) on investment and other	$(52,734)	$(78,903)	$(102,578)
Amount of swap gain (loss) reclassified from OCI into earnings	Interest expense on debt and securities	$(4,885)	$(7,412)	$(7,491)
Reclassification of swap gain (loss) into gain (loss) from deconsolidation of N-Star CDOs (refer to Note 3)	Gain (loss) from deconsolidation	$(15,246)	$—	$—
The Company’s counterparties held no cash margin as collateral against the Company’s derivative contracts as of December 31, 2013 and 2012.
Credit Risk Concentrations
Concentrations of credit risk arise when a number of borrowers, tenants, operators or issuers related to the Company’s investments are engaged in similar business activities or located in the same geographic location to be similarly affected by changes in economic conditions. The Company monitors its portfolio to identify potential concentrations of credit risks. The Company has no one borrower, tenant or operator that generates 10% or more of its total revenue. However, two operators in the Company’s healthcare portfolio generate 6% and 11% of the Company’s rental and escalation income for the year ended December 31, 2013, respectively, which represents 2% and 4% of total revenue, respectively. The Company believes the remainder of its real estate portfolio is reasonably well diversified and does not contain any unusual concentrations of credit risks.
16. Commitments and Contingencies
Obligations Under Lease Agreements
The Company is the lessee of four offices located in New York, New York, Dallas, Texas, Englewood, Colorado and Bethesda, Maryland. In addition, the Company is a lessee for seven ground leases treated as operating leases (six are paid directly by the tenants/operators).
The following table presents minimum future rental payments under these contractual lease obligations as of December 31, 2013 (dollars in thousands):

Years Ending December 31:(1)
2014	$5,611
2015	5,528
2016	5,579
2017	4,604
2018	3,134
Thereafter	13,660
Total minimum lease payments	$38,116
____________________________________________________________

(1)	Includes the extension of the lease in the Dallas, Texas office that occurred in January 2014.
The Company recognized $2.9 million, $2.8 million and $2.9 million in rental expense for its offices for the years ended December 31, 2013, 2012 and 2011, respectively.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

WaMu Matter
In 2009, one of the Company’s net lease investments comprised of three office buildings totaling 257,000 square feet located in Chatsworth, California and 100% leased to Washington Mutual Bank was foreclosed on by the lender. The lender subsequently filed a complaint against subsidiaries of the Company in the Superior Court of the State of California, County of Los Angeles. In March 2012, the Court of Appeal of the State of California, Second Appellate District, issued a unanimous decision in favor of the Company’s subsidiary, overturning the judgment issued by the Superior Court of California for the County of Los Angeles. The ruling directed the Superior Court to enter summary judgment in the Company’s favor and reversed the award against the Company. Furthermore, the Court of Appeal awarded the Company costs on appeal. As a result of the ruling, in the first quarter 2012, the Company reversed a $20.0 million loss accrual recorded in other income (loss) in the consolidated statements of operations.
Other
The Company is involved in various litigation matters arising in the ordinary course of its business. Although the Company is unable to predict with certainty the eventual outcome of any litigation, in the opinion of management, the legal proceedings are not expected to have a material adverse effect on the Company’s financial position or results of operations.
Effective January 1, 2005, the Company adopted the NorthStar Realty Limited Partnership 401(k) Retirement Plan (the “401(k) Plan”) for its employees.  Eligible employees under the 401(k) Plan may begin participation on the first day of the month after they have completed 30 days of employment.  The Company’s matching contribution is calculated as 100% of the first 3% and 50% of the next 2%, of participant’s eligible earnings contributed (utilizing earnings that are not in excess of the amount established by the Internal Revenue Service).  The Company’s aggregate matching contribution for the years ended December 31, 2013, 2012 and 2011 was $0.8 million, $0.8 million and $0.6 million, respectively.
17. Quarterly Financial Information (Unaudited)
The following presents selected quarterly information, which reflects prior period reclassifications related to discontinued operations, for the years ended December 31, 2013 and 2012 (dollars in thousands):

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2013	2013	2013	2013
Net interest income on debt and securities	$80,330	$65,009	$61,560	$58,938
Other revenues	84,962	82,182	103,805	59,836
Expenses	117,114	112,876	135,404	95,194
Income (loss) from operations	48,178	34,315	29,961	23,580
Income (loss) from continuing operations	13,253	(141,746)	(621)	49,560
Net income (loss)	4,689	(141,749)	(546)	49,696
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	(10,422)	(151,027)	(12,626)	36,622
Earnings (loss) per share:
Basic	$(0.04)	$(0.68)	$(0.06)	$0.21
Diluted	$(0.04)	$(0.68)	$(0.06)	$0.20
__________________

(1)	The total for the year may differ from the sum of the quarters as a result of weighting.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,
	2012	2012	2012	2012
Net interest income on debt and securities	$130,698	$70,254	$67,462	$67,082
Other revenues	47,823	42,236	40,362	34,648
Expenses	85,224	76,763	73,804	72,368
Income (loss) from operations	93,297	35,727	34,020	29,362
Income (loss) from continuing operations	(16,686)	(150,650)	(76,768)	(30,936)
Net income (loss)	(15,802)	(150,611)	(76,120)	(30,556)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	(27,582)	(149,577)	(77,511)	(33,917)
Earnings (loss) per share:
Basic	$(0.20)	$(1.11)	$(0.62)	$(0.33)
Diluted	$(0.20)	$(1.11)	$(0.62)	$(0.33)
_________________

(1)	The total for the year may differ from the sum of the quarters as a result of weighting.

18. Segment Reporting
Effective January 1, 2013, the Company redefined its segments to conform with its management of such businesses. Accordingly, the Company has reclassified the prior period segment financial results to conform to the current year presentation. The Company currently conducts its business through the following segments, which are based on how management reviews and manages its business:

•
The real estate segment concentrates on various types of investments in commercial real estate located throughout the United States that currently includes manufactured housing communities, healthcare, net lease and multifamily properties. In addition, the real estate segment includes PE Investments diversified by property type and geography. The manufactured housing communities portfolio focuses on owning pad rental sites located throughout the United States. The healthcare properties are typically leased under net leases to healthcare operators and focus on mid-acuity facilities (i.e., skilled nursing and assisted living), with the highest concentration in private-pay assisted living facilities. The net lease properties are primarily office, industrial and retail properties typically under net leases to corporate tenants. The multifamily portfolio primarily focuses on owning properties located in suburban markets that are best suited to capture the formation of new households.

•
The CRE debt segment is focused on originating, structuring, acquiring and managing senior and subordinate debt investments secured primarily by commercial real estate and includes first mortgage loans, subordinate interests, mezzanine loans, credit tenant and other loans and preferred equity interests. The Company may from time to time take title to collateral in connection with a CRE debt investment as REO which would be included in the CRE debt business.

•
The asset management segment provides asset management and other services to the Sponsored Companies and any other companies the Company may sponsor in the future, through which the Company earns management, incentive and other fees. The Company currently manages NorthStar Income, NorthStar Healthcare and NorthStar Income II. In connection with the Sponsored Companies, the Company manages the day to day operations including identifying, originating, acquiring and managing investments on their behalf and earns asset management and other fees for these services, which vary based on the amount of assets under management, investment activity and investment performance. NorthStar Income successfully completed its $1.1 billion public offering on July 1, 2013. The Company is currently raising capital for NorthStar Healthcare, which has a maximum offering amount of $1.1 billion and NorthStar Income II which has a maximum offering amount of $1.65 billion. In addition, the Company continues to receive collateral management fees related to administrative responsibilities on the Company’s CDO financing transactions.

•
The CRE securities segment is predominately comprised of N-Star CDO bonds and N-Star CDO equity of deconsolidated N-Star CDOs and includes other securities which are mostly conduit CMBS. The Company also invests in opportunistic CRE securities such as an investment in a “B-piece” CMBS.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

The Company also historically originated or acquired CRE debt and securities investments that were predominantly financed through permanent, non-recourse CDOs. The Company’s consolidated CDO financing transactions are reported as a separate business segment. All of the Company’s CDOs are past the reinvestment period and given the nature of these transactions, these CDOs are amortizing over time as the underlying assets paydown or are sold. The Company has been winding down its legacy CDO business and investing in a broad and diverse range of CRE assets. As a result, such legacy business is a significantly smaller portion of its business today than in the past. As of December 31, 2013, the Company’s CRE debt N-Star CDOs have been deconsolidated (refer to Note 3) and the CRE securities N-Star CDOs continue to be consolidated.
The Company primarily generates revenue from net interest income on the CRE debt and securities portfolios, rental income from its real estate properties and fee income from asset management activities. Additionally, the Company records equity in earnings of unconsolidated ventures, including from PE Investments. The Company’s income is primarily derived through the difference between revenue and the cost at which the Company is able to finance its investments. The Company may also acquire investments which generate attractive returns without any leverage.
The following tables present segment reporting (dollars in thousands):

Statement of Operations:						N-Star CDOs(2)
Year ended December 31, 2013:	Real Estate		CRE Debt	Asset Management(1)	CRE Securities	CRE Debt	CRE Securities	Corporate(3)		Eliminations(1)	Consolidated Total
Net interest income on debt and securities	$511		$48,991	$—	$37,557	$50,678	$84,599	$43,501	(4)	$—	$265,837
Rental and escalation income	203,134		260	—	—	32,098	—	—		—	235,492
Asset management and other fees, related parties	—		—	37,700	—	—	—	—		(10,399)	27,301
Income (loss) from operations	(17,950)	(5)	49,257	30,382	37,285	31,786	90,118	(84,844)		—	136,034
Equity in earnings (losses) of unconsolidated ventures	82,330		3,550	355	—	(758)	—	—		—	85,477
Gain (loss) from deconsolidation of N-Star CDOs	—		—	—	—	(327,083)	27,281	—		—	(299,802)
Income (loss) from continuing operations	75,961		55,107	30,057	84,632	(319,445)	93,916	(99,782)		—	(79,554)
Net income (loss)	67,605		55,107	30,057	84,632	(319,445)	93,916	(99,782)		—	(87,910)
Balance Sheet:
December 31, 2013:
Investments in private equity funds, at fair value	$586,018		$—	$—	$—	$—	$—	$—		$—	$586,018
Investments in and advances to unconsolidated ventures	29,599		98,358	10,384	—	—	—	3,999		—	142,340
Total Assets	3,335,938		1,211,079	37,421	418,837	15,169	714,458	627,148		—	6,360,050
____________________

(1)
$11.1 million of collateral management fees were earned related to CDO financing transactions for the year ended December 31, 2013, of which $10.4 million were eliminated in consolidation. These amounts are recorded as asset management and other fees and as an expense in the N-Star CDO segments.

(2)	Based on CDO financing transactions that were primarily collateralized by either CRE debt or securities and may include other types of investments.

(3)	Includes corporate level interest income, interest expense and unallocated general and administrative expenses.

(4)
Represents income earned from CDO bonds repurchased at a discount, recognized using the effective interest method, that is eliminated in consolidation. The corresponding interest expense is recorded in net interest income in the N-Star CDO segments.

(5)	Includes depreciation and amortization of $75.8 million for the year ended December 31, 2013.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Statement of Operations:						N-Star CDOs(2)
Year ended December 31, 2012:	Real Estate		CRE Debt	Asset Management(1)	CRE Securities	CRE Debt	CRE Securities	Corporate(3)		Eliminations(1)	Consolidated Total
Net interest income on debt and securities	$159		$15,347	$—	$16,743	$146,977	$117,320	$38,950	(4)	$—	$335,496
Rental and escalation income	82,200		—	—	—	30,296	—	—		—	112,496
Asset management and other fees, related parties	—		—	22,268	—	—	—	—		(14,352)	7,916
Income (loss) from operations	3,956	(5)	13,866	17,260	16,077	96,436	115,201	(70,390)		—	192,406
Equity in earnings (losses) of unconsolidated ventures	(1,936)		1,904	(167)	—	287	—	—		—	88
Income (loss) from continuing operations	42,927		16,915	17,093	22,993	(175,974)	(95,027)	(103,967)		—	(275,040)
Net income (loss)	42,260		16,915	17,093	22,993	(173,356)	(95,027)	(103,967)		—	(273,089)
Balance Sheet:
December 31, 2012:
Investments in and advances to unconsolidated ventures	$30,293		$70,585	$6,149	$—	$—	$—	$3,998		$—	$111,025
Total Assets	1,189,193		383,998	34,177	195,803	2,282,847	1,035,862	391,898		—	5,513,778
_______________________________________________

(1)
Represents $14.4 million of collateral management fees related to CDO financing transactions for year ended December 31, 2012, that were eliminated in consolidation. These amounts are recorded as asset management and other fees and as an expense in the N-Star CDO segments.

(2)	Based on CDO financing transactions that were primarily collateralized by either CRE debt or securities and may include other types of investments.

(3)	Includes corporate level interest income, interest expense and unallocated general and administrative expenses.

(4)
Represents income earned from CDO bonds repurchased at a discount, recognized using the effective interest method, that is eliminated in consolidation. The corresponding interest expense is recorded in net interest income in the N-Star CDO segments.

(5)	Includes depreciation and amortization of $27.0 million for the year ended December 31, 2012.

Statement of Operations:						N-Star CDOs(2)
Year ended December 31, 2011:	Real Estate		CRE Debt	Asset Management(1)	CRE Securities	CRE Debt	CRE Securities	Corporate(3)		Eliminations(1)	Consolidated Total
Net interest income on debt and securities	$143		$1,600	$—	$8,122	$171,424	$158,108	$16,524	(4)	$—	$355,921
Rental and escalation income	89,730		—	—	—	18,664	—	155		—	108,549
Asset management and other fees, related parties	—		—	18,273	—	—	—	—		(17,314)	959
Income (loss) from operations	(11,264)	(5)	796	7,800	7,866	83,929	146,511	(85,884)		—	149,754
Equity in earnings (losses) of unconsolidated ventures	(3,387)		—	(48)	—	697	—	—		—	(2,738)
Income (loss) from continuing operations	(32,830)		(2,600)	7,752	1,666	54,959	(234,454)	(54,348)		—	(259,855)
Net income (loss)	(18,050)		(2,600)	7,752	1,666	57,508	(234,454)	(54,348)		—	(242,526)
Balance Sheet:
December 31, 2011:
Investments in and advances to unconsolidated ventures	$20,044		$68,174	$4,183	$—	$—	$—	$3,742		$—	$96,143
Total Assets	887,858		71,198	12,239	125,669	2,360,466	1,393,231	155,776		—	5,006,437
___________________________________________________________

(1)
Represents $17.3 million of collateral management fees related to CDO financing transactions for year ended December 31, 2011, that were eliminated in consolidation. These amounts are recorded as asset management and other fees and as an expense in the N-Star CDO segments.

(2)	Based on CDO financing transactions that were primarily collateralized by either CRE debt or securities and may include other types of investments.

(3)	Includes corporate level interest income, interest expense and unallocated general and administrative expenses.

(4)
Represents income earned from CDO bonds repurchased at a discount, recognized using the effective interest method, that is eliminated in consolidation. The corresponding interest expense is recorded in net interest income in the N-Star CDO segments.

(5)	Includes depreciation and amortization of $28.2 million for the year ended December 31, 2011.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

19. Supplemental Disclosures of Non-cash Investing and Financing Activities
The following table presents non-cash investing and financing activities for the years ended December 31, 2013, 2012 and 2011 dollars in thousands):

	Years Ended December 31,
	2013 (2)	2012	2011
Real estate acquisition(1)	$135,361	$62,236	$318,386
Reduction of CRE debt investments(1)	135,361	62,236	123,682
Reduction of operating real estate via taking title	—	—	50,029
Assumption of mortgage notes payable(1)	—	—	248,252
Assignment of mortgage note payable via sale	7,813	—	73,577
Reduction of mortgage note payable due to foreclosure	—	—	47,372
Increase in restricted cash(1)	2,730	—	12,275
Non-cash related to PE Investments	17,473	—	—
Deferred purchase price for PE Investment III (refer to Note 6)	39,760	—	—
Reclassification of operating real estate to asset held for sale	30,063	1,046	—
Reclassification of operating real estate to other assets	89,219	—	—
Reclassification of operating real estate to deferred costs and intangible assets	25,497	7,536	—
Reclassification of real estate debt investment to other assets	8,952	—	—
Reclassification from equity to liabilities for prior year accrued equity compensation	—	—	2,136
Reclassification of mortgage note payable to liabilities held for sale	28,962	—	—
Escrow deposit payable related to CRE debt investments	57,226	37,176	7,747
Dividends payable related to RSUs	2,128	—	—
Activity in non-controlling interest	—	2,358	144
Elimination of mortgage notes payable upon acquisition of CRE debt investment	—	—	36,252
Equity component of exchangeable senior notes	45,740	2,179	14,318
Conversion of exchangeable senior notes	74,778	—	—
Common stock related to transactions (refer to Note 12)	17,712	—	—
Increase of restricted cash in connection with swap collateral	—	—	22,389
Decrease of restricted cash in connection with swap collateral	—	22,037	—
Assignment of CRE debt investment	—	26,100	—
Discount on CRE debt investment	—	2,516	—
Elimination of CRE securities	—	—	11,205
Redemption of LTIP Units for common stock	10,129	3,149	8,481
Due from related party	—	11,795	—
Consolidation of assets of CDOs	—	—	212,205
Consolidation of liabilities of CDOs	—	—	201,409
____________________________________________________________

(1)	Non-cash activity occurred in connection with taking title to collateral.

(2)	Refer to Note 3 for non-cash investing and financing activities related to the deconsolidation of certain N-Star CDOs.

Cash Paid for Interest
For the years ended December 31, 2013, 2012, and 2011, cash paid for interest on outstanding borrowings was $158.9 million, $126.2 million and $124.7 million, respectively. The difference between interest expense on the consolidated statements of operations and cash paid for interest is primarily due to reclassification of losses related to derivative instruments from OCI into earnings and non-cash interest expense recorded on amortization of deferred financing costs related to borrowings.
20. Subsequent Events
Healthcare Strategic Joint Venture
In January 2014, NSAM entered into a long-term strategic partnership with James F. Flaherty III, former Chief Executive Officer of HCP, Inc. (NYSE: HCP), focused on expanding the Company’s healthcare business into a preeminent healthcare platform (“Healthcare Strategic Partnership”). In connection with the partnership, Mr. Flaherty will oversee and seek to grow both the Company’s healthcare real estate portfolio and the portfolio of NorthStar Healthcare. In addition, the partnership is expected to focus on raising institutional capital for funds expected to be managed by NSAM. In connection with entering into the partnership, the Company granted Mr. Flaherty 1,000,000 RSUs, which shall vest on January 22, 2019, unless certain

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

conditions are met. The RSUs are entitled to dividends and shall be settled either in Company shares or in cash at the option of the Company.
The Healthcare Strategic Partnership is entitled to incentive fees ranging from 20% to 25% above certain hurdles for new and existing healthcare real estate investments held by the Company and NorthStar Healthcare (herein collectively referred to as Healthcare Balance Sheet Promote) and from new investments in future funds or companies (herein referred to as Healthcare Fund Promote). The Healthcare Strategic Partnership will also be entitled to any incentive fees earned from NorthStar Healthcare or any future sponsored healthcare non-traded REITs (herein collectively referred to as Healthcare NTR Promote).
NSAM is entitled to two-thirds of any Healthcare Balance Sheet Promote and Healthcare NTR Promote; one-half of any Healthcare Fund Promote and 100% of any asset management fees earned by the Healthcare Strategic Partnership or any healthcare real estate entity managed by NSAM.
Acquisition of Healthcare Senior Housing Portfolio
In February 2014, the Company entered into a term sheet to acquire a $1.05 billion healthcare real estate portfolio comprised of over 8,500 beds across 43 senior housing facilities and 37 skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. There is no assurance the Company will be able to enter into a definitive agreement to acquire this portfolio or close the transaction on the terms anticipated, or at all.
NSAM Registration Statement
In February 2014, NSAM filed a Registration Statement on Form 10 with the SEC under the Securities Exchange Act of 1934, as amended, to register shares of NSAM common stock. The information statement, which forms a part of the Registration Statement on Form 10, discloses that upon the consummation of the spin-off, holders of record of the Company’s common stock as of the close of business on the relevant record date will receive one share of NSAM common stock for every one share of our common stock held. The information statement also discloses that in connection with and immediately prior to the consummation of the spin-off, the Company expects to effect a 1-for-2 reverse stock split of the Company’s common stock.
Dividends
On February 26, 2014, the Company declared a dividend of $0.25 per share of common stock. The common stock dividend will be paid on March 14, 2014 to stockholders of record as of the close of business on March 10, 2014. On January 29, 2014, the Company declared a dividend of $0.54688 per share of Series A preferred stock, $0.51563 per share of Series B preferred stock, $0.55469 per share of Series C preferred stock and $0.53125 per share of Series D preferred stock. Dividends were paid on all series of preferred stock on February 18, 2014, to stockholders of record as of the close of business on February 10, 2014.
Exchange Offer
On February 27, 2014, the Company issued a press release announcing its intention to commence an exchange offer for the outstanding 7.50% Notes of the Operating Partnership.  The Company intends to offer 3.00% Senior Notes due 2014 in exchange for the 7.50% Notes.  The proposed exchange offer has not yet commenced, and is included for informational purposes only and is not an offer to buy or exchange or the solicitation of an offer to sell or exchange any securities.  At the time the exchange offer is commenced, it shall be conducted in accordance with applicable law in the United States and the Company will file a tender offer statement on Schedule TO and related documents with the SEC.  Holders of the 7.50% Notes are strongly advised to carefully read the Company’s preliminary prospectus, the related letter of transmittal and the related exchange offer documents to be filed with the SEC, as they will contain important information, including the various terms of, and conditions to, the proposed exchange offer.  Once filed, holders of the 7.50% Notes will be able to obtain free copies of these documents and other documents filed by the Company with the SEC at the website of the SEC at www.sec.gov.  If commenced, the proposed exchange offer shall be governed in accordance with the applicable laws in the United States.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS AND RESERVES
(Dollars in Thousands)

	Beginning Balance	Charged to Costs and Expenses	Other Charges	Deductions	Ending Balance
For the Year Ended December 31, 2013
Loan loss reserves	$156,699	$(8,786)	$—	$(145,033)	$2,880
Allowance for doubtful accounts	1,526	784	—	(1,159)	1,151
Allowance for unbilled rent receivable	—	354	—	(47)	307
	$158,225	$(7,648)	$—	$(146,239)	$4,338
For the Year Ended December 31, 2012
Loan loss reserves	$187,784	$23,037	$—	$(54,122)	$156,699
Allowance for doubtful accounts	1,179	833	—	(486)	1,526
	$188,963	$23,870	$—	$(54,608)	$158,225
For the Year Ended December 31, 2011
Loan loss reserves	$197,200	$52,980	$—	$(62,396)	$187,784
Allowance for doubtful accounts	2,642	445	—	(1,908)	1,179
	$199,842	$53,425	$—	$(64,304)	$188,963

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION
As of December 31, 2013
(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Manufactured Housing
Alton, IL	$6,575	$987	$2,942	$21	$987	$2,963	$3,950	$139	$3,811	Dec-12	10-30 years
Apopka, FL	2,433	3,311	11,895	14	3,311	11,909	15,220	526	14,694	Apr-13	10-30 years
Arvada, CO	8,671	6,028	12,481	—	6,028	12,481	18,509	738	17,771	Dec-12	10-30 years
Aurora, CO	4,240	7,262	14,327	6	7,262	14,333	21,595	871	20,724	Dec-12	10-30 years
Austin, TX	34,357	6,440	31,587	—	6,440	31,587	38,027	42	37,985	Dec-13	10-30 years
Belton, MO	3,044	1,681	11,892	9	1,681	11,901	13,582	528	13,054	Apr-13	10-30 years
Bloomingburg, NY	1,364	1,953	18,186	11	1,953	18,197	20,150	801	19,349	Apr-13	10-30 years
Blossvale, NY	10,615	107	3,424	29	107	3,453	3,560	155	3,405	Apr-13	10-30 years
Casper, WY	24,157	6,924	13,906	—	6,924	13,906	20,830	848	19,982	Dec-12	10-30 years
Cheyenne, WY	33,467	5,299	10,438	8	5,299	10,446	15,745	642	15,103	Dec-12	10-30 years
Clearfield, UT	26,022	3,246	11,389	7	3,246	11,396	14,642	501	14,141	Apr-13	10-30 years
Clio, MI	3,539	1,110	4,749	—	1,110	4,749	5,859	6	5,853	Dec-13	10-30 years
Commerce City, CO	9,070	2,318	4,604	—	2,318	4,604	6,922	283	6,639	Dec-12	10-30 years
Connelly, NY	5,160	308	7,054	—	308	7,054	7,362	315	7,047	Apr-13	10-30 years
Davie, FL	5,676	9,381	8,816	—	9,381	8,816	18,197	388	17,809	Apr-13	10-30 years
Davison, MI	3,791	1,251	5,140	—	1,251	5,140	6,391	6	6,385	Dec-13	10-30 years
Denver, CO	8,502	2,322	5,172	4	2,322	5,176	7,498	291	7,207	Dec-12	10-30 years
Denver, CO	22,363	2,670	22,690	—	2,670	22,690	25,360	30	25,330	Dec-13	10-30 years
Fayetteville, CO	5,456	346	743	—	346	743	1,089	45	1,044	Dec-12	10-30 years
Ft. Collins, CO	14,929	11,856	23,170	30	11,856	23,200	35,056	1,418	33,638	Dec-12	10-30 years
Gainesville, FL	29,413	2,886	11,489	22	2,886	11,511	14,397	509	13,888	Apr-13	10-30 years
Gansevoort, NY	2,145	163	510	—	163	510	673	24	649	Apr-13	10-30 years
Gillette, WY	17,461	9,148	18,156	—	9,148	18,156	27,304	1,106	26,198	Dec-12	10-30 years
Godfrey, IL	3,564	492	1,077	—	492	1,077	1,569	64	1,505	Dec-12	10-30 years
Golden, CO	1,466	4,955	9,836	171	4,955	10,007	14,962	600	14,362	Dec-12	10-30 years
Grand Prairie, TX	21,967	7,740	21,869	—	7,740	21,869	29,609	29	29,580	Dec-13	10-30 years
Greeley, CO	14,714	10,073	20,006	86	10,073	20,092	30,165	1,221	28,944	Dec-12	10-30 years
Haysville, KS	9,436	95	1,542	—	95	1,542	1,637	70	1,567	Apr-13	10-30 years
Henderson, CO	9,685	8,734	17,672	6	8,734	17,678	26,412	1,040	25,372	Dec-12	10-30 years
Jacksonville, FL	82,076	22,173	71,764	28	22,173	71,792	93,965	3,166	90,799	Apr-13	10-30 years
Kansas City, KS	4,570	1,221	6,937	15	1,221	6,952	8,173	303	7,870	Apr-13	10-30 years
Kansas City, MO	7,062	885	9,777	19	885	9,796	10,681	428	10,253	Apr-13	10-30 years
Kissimmee, FL	1,253	5,771	23,662	7	5,771	23,669	29,440	1,049	28,391	Apr-13	10-30 years
Lake Wales, FL	9,679	1,841	6,341	35	1,841	6,376	8,217	302	7,915	Apr-13	10-30 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
As of December 31, 2013
(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Laramie, WY	$4,526	$1,794	$3,687	$—	$1,794	$3,687	$5,481	$220	$5,261	Dec-12	10-30 years
Lawrence, KS	17,987	931	14,943	13	931	14,956	15,887	668	15,219	Apr-13	10-30 years
Layton, UT	12,384	7,145	21,356	54	7,145	21,410	28,555	947	27,608	Apr-13	10-30 years
Lewisville, TX	23,852	9,170	23,617	—	9,170	23,617	32,787	32	32,755	Dec-13	10-30 years
Liverpool, NY	11,920	1,398	13,229	55	1,398	13,284	14,682	572	14,110	Apr-13	10-30 years
Longmont, CO	2,661	2,045	4,244	4	2,045	4,248	6,293	250	6,043	Dec-12	10-30 years
Longmont, CO	44,225	3,660	45,285	—	3,660	45,285	48,945	59	48,886	Dec-13	10-30 years
Loveland, CO	17,984	2,206	4,343	8	2,206	4,351	6,557	268	6,289	Dec-12	10-30 years
Magna, UT	3,612	3,224	12,041	5	3,224	12,046	15,270	537	14,733	Apr-13	10-30 years
Manhattan, KS	23,538	1,130	18,726	72	1,130	18,798	19,928	826	19,102	Apr-13	10-30 years
Nanuet, NY	8,256	1,106	12,990	10	1,106	13,000	14,106	578	13,528	Apr-13	10-30 years
Naples, FL	7,961	4,316	11,239	8	4,316	11,247	15,563	497	15,066	Apr-13	10-30 years
North Salt Lake, UT	5,455	8,878	22,268	53	8,878	22,321	31,199	984	30,215	Apr-13	10-30 years
O' Fallon, IL	11,561	1,643	3,285	19	1,643	3,304	4,947	201	4,746	Dec-12	10-30 years
Ogden, UT	20,361	14,388	53,113	66	14,388	53,179	67,567	2,350	65,217	Apr-13	10-30 years
Orlando, FL	57,410	7,480	26,807	21	7,480	26,828	34,308	1,185	33,123	Apr-13	10-30 years
Park City, KS	12,554	722	4,172	10	722	4,182	4,904	184	4,720	Apr-13	10-30 years
Pompano Beach, FL	3,774	2,515	4,217	4	2,515	4,221	6,736	186	6,550	Apr-13	10-30 years
Pontoon Beach, IL	8,689	3,383	7,044	20	3,383	7,064	10,447	415	10,032	Dec-12	10-30 years
Port Jervis, NY	12,377	985	9,394	9	985	9,403	10,388	419	9,969	Apr-13	10-30 years
Queensbury, NY	2,071	296	8,730	11	296	8,741	9,037	384	8,653	Apr-13	10-30 years
Salt Lake City, UT	57,189	14,506	59,398	9	14,506	59,407	73,913	2,639	71,274	Apr-13	10-30 years
Sandy, UT	20,125	6,412	19,874	—	6,412	19,874	26,286	881	25,405	Apr-13	10-30 years
Sarasota Springs, NY	12,090	95	2,904	9	95	2,913	3,008	131	2,877	Apr-13	10-30 years
Springdale, AR	7,529	1,850	3,708	5	1,850	3,713	5,563	231	5,332	Dec-12	10-30 years
Thornton, CO	21,998	4,664	9,214	5	4,664	9,219	13,883	561	13,322	Dec-12	10-30 years
Thornton, CO	93,905	11,789	94,121	—	11,789	94,121	105,910	126	105,784	Dec-13	10-30 years
Tooele, UT	11,618	981	9,449	7	981	9,456	10,437	420	10,017	Apr-13	10-30 years
Topeka, KS	23,575	5,097	7,167	8	5,097	7,175	12,272	319	11,953	Apr-13	10-30 years
Washingtonville, NY	3,052	1,181	4,810	—	1,181	4,810	5,991	215	5,776	Apr-13	10-30 years
West Jordan, UT	14,705	7,198	28,908	8	7,198	28,916	36,114	1,284	34,830	Apr-13	10-30 years
West Valley City, UT	24,333	3,444	18,077	6	3,444	18,083	21,527	804	20,723	Apr-13	10-30 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
As of December 31, 2013
(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Wichita, KS	$57,631	$2,265	$13,432	$33	$2,265	$13,465	$15,730	$592	$15,138	Apr-13	10-30 years
Winter Haven, FL	16,069	580	5,510	5	580	5,515	6,095	242	5,853	Apr-13	10-30 years
Total Manufactured Housing	1,124,899	289,454	1,046,545	1,065	289,454	1,047,610	1,337,064	38,691	1,298,373

Healthcare
Alexandria, MN	1,748	260	2,200	—	260	2,200	2,460	36	2,424	Jun-13	40 years
Baxter, MN	2,291	220	2,786	—	220	2,786	3,006	43	2,963	Jun-13	40 years
Black Mountain, NC	5,075	468	5,786	861	468	6,647	7,115	1,092	6,023	Jul-06	40 years
Blountstown, FL	3,709	378	5,069	908	378	5,977	6,355	964	5,391	Jul-06	40 years
Bremerton, WA	6,971	964	8,171	360	964	8,531	9,495	1,549	7,946	Dec-06	40 years
Carrollton, GA	2,826	816	4,220	1,017	816	5,237	6,053	881	5,172	Jan-07	40 years
Castleton, IN	7,453	677	8,077	—	677	8,077	8,754	1,321	7,433	Jun-07	40 years
Charleston, IL	5,607	485	6,211	743	485	6,954	7,439	1,152	6,287	Jan-07	40 years
Chesterfield, IN	4,282	815	4,204	—	815	4,204	5,019	687	4,332	Jun-07	40 years
Cincinnati, OH	10,938	2,052	15,776	771	2,052	16,547	18,599	3,145	15,454	Jan-07	40 years
Clemmons, NC	2,069	337	4,541	33	337	4,574	4,911	704	4,207	Apr-07	40 years
Clinton, OK	1,283	225	3,513	483	225	3,996	4,221	868	3,353	Jan-07	40 years
Cloquet, MN	3,398	170	4,021	—	170	4,021	4,191	60	4,131	Jun-13	40 years
Columbia City, IN	8,339	1,034	6,390	—	1,034	6,390	7,424	1,045	6,379	Jun-07	40 years
Daly City, CA	10,775	—	—	12,322	—	12,322	12,322	5,541	6,781	Aug-07	40 years
Daly City, CA	4,595	3,297	1,872	—	3,297	1,872	5,169	286	4,883	Aug-07	40 years
Detroit Lakes, MN	1,977	40	2,420	—	40	2,420	2,460	39	2,421	Jun-13	40 years
Duluth, MN	9,655	300	12,436	—	300	12,436	12,736	180	12,556	Jun-13	40 years
Duluth, MN	3,298	200	4,355	—	200	4,355	4,555	70	4,485	Jun-13	40 years
Duluth, MN	—	555	—	—	555	—	555	—	555	Jun-13	NA
Dunkirk, IN	2,164	310	2,299	—	310	2,299	2,609	376	2,233	Jun-07	40 years
East Arlington, TX	3,210	3,619	901	63	3,619	964	4,583	147	4,436	May-07	40 years
Effingham, IL	519	211	1,145	12	211	1,157	1,368	205	1,163	Jan-07	40 years
Effingham, IL	4,415	340	4,994	364	340	5,358	5,698	911	4,787	Jan-07	40 years
Elk City, OK	4,171	143	6,721	403	143	7,124	7,267	1,395	5,872	Jan-07	40 years
Fairfield, IL	6,141	153	7,898	73	153	7,971	8,124	1,393	6,731	Jan-07	40 years
Fergus Falls, MN	—	245	—	—	245	—	245	—	245	Jun-13	NA
Fort Wayne, IN	5,048	1,478	4,409	—	1,478	4,409	5,887	721	5,166	Jun-07	40 years
Fullerton, CA	749	1,357	872	162	1,357	1,034	2,391	176	2,215	Jan-07	40 years
Fullerton, CA	7,272	4,065	8,564	259	4,065	8,823	12,888	1,593	11,295	Jan-07	40 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
As of December 31, 2013
(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Garden Grove, CA	$10,725	$6,975	$5,927	$274	$6,975	$6,201	$13,176	$1,140	$12,036	Jan-07	40 years
Grand Rapids, MN	3,325	160	3,849	—	160	3,849	4,009	58	3,951	Jun-13	40 years
Grove City, OH	4,304	613	6,882	262	613	7,144	7,757	1,233	6,524	Jun-07	40 years
Harrisburg, IL	3,534	191	5,059	10	191	5,069	5,260	883	4,377	Jun-07	40 years
Hartford City, IN	721	199	1,782	—	199	1,782	1,981	291	1,690	Jun-07	40 years
Hobart, IN	5,860	1,835	5,019	—	1,835	5,019	6,854	821	6,033	Jun-07	40 years
Huntington, IN	—	120	—	—	120	—	120	—	120	Jun-07	NA
Huntington, IN	5,093	526	5,037	—	526	5,037	5,563	824	4,739	Jun-07	40 years
Indianapolis, IN	2,463	210	2,511	—	210	2,511	2,721	410	2,311	Jun-07	40 years
Kingfisher, OK	3,804	128	5,497	295	128	5,792	5,920	1,116	4,804	Jan-07	40 years
La Vista, NE	4,094	562	4,966	415	562	5,381	5,943	949	4,994	Jan-07	40 years
LaGrange, IN	4,828	446	5,494	—	446	5,494	5,940	898	5,042	Jun-07	40 years
LaGrange, IN	490	47	584	—	47	584	631	95	536	Jun-07	40 years
Lancaster, OH	6,559	294	6,094	329	294	6,423	6,717	1,162	5,555	Jun-07	40 years
Lancaster, OH	4,399	720	5,780	1,026	720	6,806	7,526	384	7,142	Jan-12	40 years
Little Falls, MN	1,687	250	1,754	—	250	1,754	2,004	31	1,973	Jun-13	40 years
Marysville, OH	4,919	2,218	5,015	368	2,218	5,383	7,601	984	6,617	Jun-07	40 years
Mattoon, IL	6,646	210	6,871	292	210	7,163	7,373	1,341	6,032	Jan-07	40 years
Mattoon, IL	5,439	227	7,534	302	227	7,836	8,063	1,228	6,835	Jan-07	40 years
Memphis, TN	14,009	4,770	14,305	586	4,770	14,891	19,661	2,752	16,909	Jan-07	40 years
Middletown, IN	—	52	—	—	52	—	52	—	52	Jun-07	NA
Middletown, IN	3,831	132	4,750	—	132	4,750	4,882	777	4,105	Jun-07	40 years
Mooresville, IN	4,282	631	4,187	—	631	4,187	4,818	685	4,133	Jun-07	40 years
Morris, IL	2,069	568	9,103	943	568	10,046	10,614	1,933	8,681	May-06	40 years
Mountain Iron, MN	3,253	175	3,651	—	175	3,651	3,826	55	3,771	Jun-13	40 years
Mt. Sterling, KY	10,735	599	12,561	25	599	12,586	13,185	2,065	11,120	Feb-07	40 years
Oklahoma City, OK	4,247	757	5,184	355	757	5,539	6,296	1,098	5,198	Jan-07	40 years
Olney, IL	2,353	57	2,897	32	57	2,929	2,986	517	2,469	Jan-07	40 years
Olney, IL	4,064	109	5,419	372	109	5,791	5,900	981	4,919	Jan-07	40 years
Paris, IL	6,554	187	6,797	140	187	6,937	7,124	1,193	5,931	Jan-07	40 years
Park Rapids, MN	2,432	50	2,683	—	50	2,683	2,733	42	2,691	Jun-13	40 years
Peru, IN	4,507	502	7,135	—	502	7,135	7,637	1,167	6,470	Jun-07	40 years
Plymouth, IN	3,471	128	5,538	—	128	5,538	5,666	906	4,760	Jun-07	40 years
Portage, IN	4,958	1,438	7,988	—	1,438	7,988	9,426	1,306	8,120	Jun-07	40 years
Proctor, MN	5,112	300	7,920	—	300	7,920	8,220	115	8,105	Jun-13	40 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
As of December 31, 2013
(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Rantoul, IL	$5,393	$151	$5,377	$348	$151	$5,725	$5,876	$972	$4,904	Jan-07	40 years
Robinson, IL	3,835	219	4,746	92	219	4,838	5,057	870	4,187	Jan-07	40 years
Rockford, IL	4,736	1,101	4,814	92	1,101	4,906	6,007	858	5,149	Jan-07	40 years
Rockport, IN	—	366	—	—	366	—	366	—	366	Jun-07	NA
Rockport, IN	2,119	253	2,092	—	253	2,092	2,345	342	2,003	Jun-07	40 years
Rushville, IN	5,401	310	5,858	—	310	5,858	6,168	958	5,210	Jun-07	40 years
Rushville, IN	729	62	1,177	—	62	1,177	1,239	192	1,047	Jun-07	40 years
Santa Ana, CA	7,562	2,281	7,046	237	2,281	7,283	9,564	1,326	8,238	Jan-07	40 years
Stephenville, TX	5,897	507	6,459	403	507	6,862	7,369	1,213	6,156	Jan-07	40 years
Sterling, IL	2,247	129	6,229	762	129	6,991	7,120	1,428	5,692	May-06	40 years
Sullivan, IN	5,344	1,794	4,469	—	1,794	4,469	6,263	730	5,533	Jun-07	40 years
Sullivan, IN	966	102	441	—	102	441	543	73	470	Jun-07	40 years
Sullivan, IN	—	494	—	—	494	—	494	—	494	Jun-07	NA
Sycamore, IL	8,143	816	9,897	121	816	10,018	10,834	1,755	9,079	Jan-07	40 years
Syracuse, IN	4,733	125	4,564	—	125	4,564	4,689	746	3,943	Jun-07	40 years
Tipton, IN	9,944	1,102	10,836	(27)	1,102	10,809	11,911	1,590	10,321	Jun-07	40 years
Tuscola, IL	4,011	237	4,616	268	237	4,884	5,121	890	4,231	Jan-07	40 years
Vandalia, IL	7,043	82	7,969	49	82	8,018	8,100	1,395	6,705	Jan-07	40 years
Wabash, IN	1,645	1,060	870	—	1,060	870	1,930	142	1,788	Jun-07	40 years
Wabash, IN	4,665	1,451	4,154	—	1,451	4,154	5,605	679	4,926	Jun-07	40 years
Wakarusa, IN	9,316	289	13,420	—	289	13,420	13,709	2,195	11,514	Jun-07	40 years
Wakarusa, IN	5,996	153	7,111	—	153	7,111	7,264	1,164	6,100	Jun-07	40 years
Warsaw, IN	—	77	—	—	77	—	77	—	77	Jun-07	NA
Warsaw, IN	2,479	319	3,722	—	319	3,722	4,041	609	3,432	Jun-07	40 years
Washington Court House, OH	4,714	341	5,169	255	341	5,424	5,765	957	4,808	Jun-07	40 years
Weatherford, OK	4,308	229	5,600	376	229	5,976	6,205	1,179	5,026	Jan-07	40 years
Wichita, KS	7,523	2,282	10,478	20	2,282	10,498	12,780	1,581	11,199	Dec-07	40 years
Windsor, NC	—	397	—	—	397	—	397	—	397	Feb-07	NA
Total Healthcare (1)	403,494	68,329	462,738	27,856	68,329	490,594	558,923	79,864	479,059

Net Lease
Auburn Hills, MI	11,903	2,980	8,607	—	2,980	8,607	11,587	3,476	8,111	Sept-05	40 years
Aurora, CO	31,232	2,650	35,786	23	2,650	35,809	38,459	7,208	31,251	Jul-06	40 years
Camp Hill, PA	24,119	5,900	19,510	—	5,900	19,510	25,410	7,043	18,367	Sept-05	40 years
Columbus, OH	22,300	4,375	29,184	—	4,375	29,184	33,559	5,387	28,172	Nov-07	40 years

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
As of December 31, 2013
(Dollars in Thousands)

Column A	Column B	Column C Initial Cost		Column D Capitalized Subsequent to Acquisition	Column E Gross Amount Carried at Close of Period			Column F		Column G	Column H
Location City, State	Encumbrances	Land	Building & Improvements	Land, Buildings & Improvements	Land	Building & Improvements	Total	Accumulated Depreciation	Total	Date Acquired	Life on Which Depreciation is Computed
Fort Mill, SC	$29,164	$3,300	$31,554	$—	$3,300	$31,554	$34,854	$6,098	$28,756	Mar-07	40 years
Milpitas, CA	20,056	16,800	8,847	—	16,800	8,847	25,647	2,451	23,196	Feb-07	40 years
Indianapolis, IN	26,601	1,670	32,306	—	1,670	32,306	33,976	7,381	26,595	Mar-06	40 years
Rancho Cordova, CA	7,659	3,060	9,360	—	3,060	9,360	12,420	2,236	10,184	Sept-05	40 years
Rockaway, NJ	16,094	6,118	15,664	295	6,118	15,959	22,077	3,786	18,291	Mar-06	40 years
Salt Lake City, UT	13,688	672	19,739	366	672	20,105	20,777	5,630	15,147	Aug-05	40 years
Bloomingdale, IL	5,332	—	5,810	—	—	5,810	5,810	1,285	4,525	Sept-06	40 years
Fort Wayne, IN	3,020	—	3,642	—	—	3,642	3,642	866	2,776	Sept-06	40 years
Keene, NH	6,237	3,033	5,919	—	3,033	5,919	8,952	1,293	7,659	Sept-06	40 years
Concord, NH	7,788	2,145	9,216	—	2,145	9,216	11,361	2,072	9,289	Sept-06	40 years
Melville, NY	4,136	—	3,187	—	—	3,187	3,187	791	2,396	Sept-06	40 years
Millbury, MA	4,396	—	5,994	—	—	5,994	5,994	1,182	4,812	Sept-06	40 years
North Attleboro, MA	4,379	—	5,445	—	—	5,445	5,445	1,200	4,245	Sept-06	40 years
South Portland, ME	3,819	—	6,687	—	—	6,687	6,687	2,122	4,565	Sept-06	24.4 years
Wichita, KS	5,698	1,325	5,584	—	1,325	5,584	6,909	1,186	5,723	Sept-06	40 years
Reading, PA	17,765	3,225	21,792	574	3,225	22,366	25,591	3,769	21,822	Jun-07	40 years
Total Net Lease	265,386	57,253	283,833	1,258	57,253	285,091	342,344	66,462	275,882

Multifamily
Houston, TX	14,870	2,401	16,293	167	2,401	16,460	18,861	285	18,576	Jun-13	10-30 years
Jacksonville, FL	51,130	8,933	55,617	475	8,933	56,092	65,025	1,108	63,917	Apr-13/Jun-13	10-30 years
Marietta, GA	11,395	3,742	11,258	327	3,742	11,585	15,327	323	15,004	Apr-13	10-30 years
Memphis, TN	39,600	7,300	41,896	1,307	7,300	43,203	50,503	1,055	49,448	Mar-13	10-30 years
Murfreesboro, TN	18,780	2,900	20,850	487	2,900	21,337	24,237	500	23,737	Apr-13	10-30 years
Panama City, FL	12,880	800	15,150	296	800	15,446	16,246	386	15,860	Apr-13	10-30 years
Roswell, GA	23,812	7,920	23,825	970	7,920	24,795	32,715	623	32,092	Apr-13	10-30 years
Savannah, GA	25,550	2,700	29,750	246	2,700	29,996	32,696	683	32,013	Apr-13	10-30 years
Scottsdale, AZ	46,538	8,394	53,130	—	8,394	53,130	61,524	925	60,599	Jun-13	10-30 years
Total Multifamily	244,555	45,090	267,769	4,275	45,090	272,044	317,134	5,888	311,246

REO
Sheboygan, WI	—	1,007	4,030	—	1,007	4,030	5,037	92	4,945	Jan-13	40 years
Grand Total	$2,038,334	$461,133	$2,064,915	$34,454	$461,133	$2,099,369	$2,560,502	$190,997	$2,369,505
___________________________________________
(1) Excludes portfolio level financing of $75 million.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE III - REAL ESTATE AND ACCUMULATED DEPRECIATION (Continued)
As of December 31, 2013
(Dollars in Thousands)

The following table presents changes in the Company’s operating real estate portfolio for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	2013	2012	2011
Beginning balance	$1,538,489	$1,207,519	$1,046,492
Property acquisitions	1,598,837	330,397	320,687
Transfers to held for sale	(29,097)	(966)	(2,302)
Improvements	11,028	4,785	4,028
Retirements and disposals(1)	—	(3,246)	(161,386)
Deconsolidation of N-Star CDOs	(558,755)	—	—
Ending balance	$2,560,502	$1,538,489	$1,207,519
______________________

(1)	Includes $59.8 million of write-offs related to taking title to collateral in 2011. There were no such write-offs in 2013 and 2012.
The following table presents changes in accumulated depreciation, exclusive of amounts relating to equipment and furniture and fixtures, for the years ended December 31, 2013, 2012 and 2011 (dollars in thousands):

	2013	2012	2011
Beginning balance	$147,943	$118,070	$108,430
Depreciation expense	76,127	33,257	29,100
Assets held for sale	(7,387)	—	—
Retirements and disposals(1)	(1,370)	(3,384)	(19,460)
Deconsolidation	(24,316)	—	—
Ending balance	$190,997	$147,943	$118,070
______________________

(1)	Includes $0.4 million and $9.8 million of write-offs related to taking title to collateral in 2012 and 2011, respectively. There were no write-offs in 2013.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE
December 31, 2013
(Dollars in Thousands)

Asset Type:	Location / Description(1)	Number	Interest Rate		Maturity Date(3)	Periodic Payment Terms(4)	Prior Liens(5)	Principal Amount(6)	Carrying Value(7)	Principal Amount of Loans Subject to Delinquent Principal or Interest(8)
			Floating(2)	Fixed
First mortgage loans:
First Mortgage - A	Pennsylvania / Office	1	7.25%	—	Sep-16	I/O	$—	$61,500	$60,648	$—
First Mortgage - B	New Jersey / Retail	1	3.09%	—	Dec-14	I/O	—	60,426	57,210	—
First Mortgage - C	California / Condo	1	8.25%	—	Oct-15	P&I	—	44,283	43,854	—
First Mortgage - D	New York / Land	1	—	11.00%	Mar-14	I/O	—	39,000	37,961	—
First Mortgage - E	California / Office	1	6.90%	—	Oct-16	I/O	—	38,750	38,407	—
First Mortgage - F	Colorado / Retail	1	6.65%	—	Apr-15	I/O	—	35,500	35,536	—
First Mortgage - G	Florida / Land	1	12.00%	—	Sep-14	I/O	—	32,025	31,234	—
Other first mortgage loans	Various / Various	10	0.00% to 18.25%	0.00% to 10.75%	Apr-14 to Sep-17		—	164,684	123,783	—
Subtotal first mortgage loans:		17						476,168	428,633	—
Subordinate interests
Subordinate interests - A	NY, NJ, CT / Office	1	—	12.00%	Dec-20	I/O	—	100,000	108,260	—
Subordinate interests - B	New York / Hotel	1	—	13.11%	May-23	I/O	—	61,750	60,773	—
Subordinate interests - C	New York / Hotel	1	10.93%	—	May-23	I/O	—	46,930	46,387	—
Other subordinate interests	Various / Various	6	6.75% to 17.17%	11.50% to 12.00%	Dec-14 to Aug-16		—	45,745	45,466	—
Subtotal subordinate interests		9					—	254,425	260,886	—
Mezzanine loans:
Other mezzanine loans	Various / Various	7	0.19% to 12.70%	0.00% to 14.50%	Jul-14 to Feb-23		—	120,215	118,081	—
Subtotal mezzanine loans		7					—	120,215	118,081	—
Term loans
Term loan - A	NY, NJ, CT / Office	2	—	12.00%	Dec-20	I/O	—	150,000	162,390	—
Term loan - B	Other / Other	1	—	14.00%	Jul-17	I/O	—	50,000	48,095	—
Other term loans	Various / Various	8	—	6.36% to 12.5%	May-15 to Jun-28		—	34,472	12,993	—
Subtotal term loans		11					—	234,472	223,478	—
Total		44					$—	$1,085,280	$1,031,078	$—
_________________________

(1)	Description of property types include condo, hotel, industrial, land, multifamily, office, retail and other.

(2)
Certain floating rate loans are subject to LIBOR floors ranging from 0.25% to 4.00%. Includes one first mortgage loan with a principal amount of $7.4 million with a spread over prime rate. All other floating rate loans are based on one-month LIBOR.

(3)	Represents initial maturity.

(4)	P&I = principal and interest; I/O = interest only.

(5)	There are no prior liens held by third-parties for individual loans greater than 3% of the total carrying value of the total loan portfolio as of December 31, 2013.

(6)	Term loans includes one revolver of $25.0 million, of which $3.5 million is outstanding as of December 31, 2013.

(7)	Individual loans each have a carrying value greater than 3% of total loans. All other loans each have a carrying value less than 3% of total loans.

(8)	There are no loans that have principal and interest delinquencies greater than 90 days.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
SCHEDULE IV - MORTGAGE LOANS ON REAL ESTATE (Continued)
December 31, 2013
(Dollars in Thousands)

Reconciliation of Carrying Value of Real Estate Debt:

	Years Ended December 31,
	2013	2012	2011
Beginning balance	$1,832,231	$1,710,582	$1,840,425
Additions:
Principal amount of new loans and additional funding on existing loans	806,138	397,058	299,405
Consolidation of CDOs(1)	—	—	138,168
Interest accretion	1,284	1,636	7,682
Acquisition cost (fees) on new loans	(4,032)	(2,949)	(5,068)
Premium (discount) on new loans	16,116	(26,014)	(50,857)
Amortization of acquisition costs, fees, premiums and discounts	28,480	95,233	88,545
Deductions:
Collection of principal	272,054	258,042	428,055
Deconsolidation of CDOs (refer to Note 3)	1,134,713	—	—
Provision for (reversal of) loan losses, net	(8,786)	23,037	52,980
Transfers to affiliates (refer to Note 10)	115,797	—	—
Taking title to collateral	135,361	62,236	126,683
Ending balance	$1,031,078	$1,832,231	$1,710,582
_________________________
(1) Represents the consolidation of the CapLease CDO in 2011.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED FINANCIAL STATEMENTS
&
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE QUARTER ENDED MARCH 31, 2014

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in Thousands)

	March 31, 2014 (Unaudited)	December 31, 2013

Assets
Cash and cash equivalents	$504,127	$635,990
Restricted cash	164,378	166,487
Operating real estate, net	2,327,914	2,370,183
Real estate debt investments, net (refer to Note 5)	1,158,058	1,031,078
Investments in private equity funds, at fair value (refer to Note 6)	571,903	586,018
Investments in and advances to unconsolidated ventures (refer to Note 7)	144,282	142,340
Real estate securities, available for sale (refer to Note 8)	978,381	1,052,320
Receivables	30,963	59,895
Receivables, related parties	29,169	25,262
Unbilled rent receivable	15,153	15,006
Derivative assets, at fair value	1,925	3,469
Deferred costs and intangible assets, net	96,666	96,886
Assets of properties held for sale	52,621	30,063
Other assets	137,278	145,053
Total assets(1)	$6,212,818	$6,360,050
Liabilities
Mortgage and other notes payable	$2,110,623	$2,113,334
CDO bonds payable, at fair value	419,253	384,183
Securitization bonds payable	82,367	82,340
Credit facilities	62,030	70,038
Senior notes	481,118	—
Exchangeable senior notes	198,000	490,973
Junior subordinated notes, at fair value	213,200	201,203
Accounts payable and accrued expenses	73,591	74,547
Escrow deposits payable	104,421	90,929
Derivative liabilities, at fair value	30,717	52,204
Liabilities of properties held for sale	28,962	28,962
Other liabilities	73,732	73,874
Total liabilities(2)	3,878,014	3,662,587
Commitments and contingencies
Equity
NorthStar Realty Finance Corp. Stockholders’ Equity
Preferred stock, $736,640 aggregate liquidation preference as of March 31, 2014 and December 31, 2013	697,352	697,352
Common stock, $0.01 par value, 500,000,000 shares authorized, 327,026,653 and 308,806,828 shares issued and outstanding as of March 31, 2014 and December 31, 2013, respectively	3,270	3,088
Additional paid-in capital	2,501,249	2,647,906
Retained earnings (accumulated deficit)	(902,619)	(685,936)
Accumulated other comprehensive income (loss)	4,152	(4,334)
Total NorthStar Realty Finance Corp. stockholders’ equity	2,303,404	2,658,076
Non-controlling interests	31,400	39,387
Total equity	2,334,804	2,697,463
Total liabilities and equity	$6,212,818	$6,360,050

See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Continued)
(Dollars in Thousands)

		March 31, 2014 (Unaudited)	December 31, 2013

(1)	Assets of consolidated VIEs included in the total assets above:
	Restricted cash	$9,092	$24,411
	Operating real estate, net	4,920	4,945
	Real estate debt investments, net	43,542	44,298
	Real estate securities, available for sale	559,447	644,015
	Receivables	3,436	4,476
	Other assets	1,560	269
	Total assets of consolidated VIEs	$621,997	$722,414
(2)	Liabilities of consolidated VIEs included in the total liabilities above:
	CDO bonds payable, at fair value	$419,253	$384,183
	Accounts payable and accrued expenses	2,313	2,686
	Derivative liabilities, at fair value	30,717	52,204
	Other liabilities	2,713	2,993
	Total liabilities of consolidated VIEs	$454,996	$442,066

See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Thousands, Except Per Share and Dividends Data)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net interest income
Interest income (refer to Note 10)	$78,679	$70,335
Interest expense on debt and securities	3,283	11,397
Net interest income on debt and securities	75,396	58,938
Other revenues
Rental and escalation income	68,425	37,936
Selling commissions and dealer manager fees, related parties	14,548	16,940
Asset management and other fees, related parties	9,485	4,508
Other revenue	1,789	452
Total other revenues	94,247	59,836
Expenses
Other interest expense	39,033	25,780
Real estate properties—operating expenses	21,958	8,665
Commission expense (refer to Note 10)	13,560	15,369
Other expenses	776	1,254
Transaction costs	8,110	3,753
Provision for loan losses, net	1,886	2,336
General and administrative expenses
Salaries and equity-based compensation(1)	20,863	18,330
Other general and administrative expenses	6,425	5,026
Total general and administrative expenses	27,288	23,356
Depreciation and amortization	27,049	14,705
Total expenses	139,660	95,218
Income (loss) from operations	29,983	23,556
Equity in earnings (losses) of unconsolidated ventures	31,792	8,313
Unrealized gain (loss) on investments and other	(141,951)	13,585
Realized gain (loss) on investments and other	(45,901)	4,082
Gain (loss) from deconsolidation of N-Star CDOs (refer to Note 3)	3,355	—
Income (loss) from continuing operations	(122,722)	49,536
Income (loss) from discontinued operations	(384)	160
Net income (loss)	(123,106)	49,696
Net (income) loss attributable to non-controlling interests	3,736	(1,733)
Preferred stock dividends	(15,591)	(11,341)
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(134,961)	$36,622
Earnings (loss) per share:
Basic	$(0.42)	$0.21
Diluted	$(0.42)	$0.20
Weighted average number of shares:
Basic	321,029,179	176,675,176
Diluted	329,598,637	188,214,116
Dividends per share of common stock	$0.25	$0.19
______________________

(1)	The three months ended March 31, 2014 and 2013 include $9.6 million and $6.0 million, respectively, of equity-based compensation expense.

 See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net income (loss)	$(123,106)	$49,696
Other comprehensive income (loss):
Unrealized gain (loss) on real estate securities, available for sale	9,451	1,690
Reclassification of unrealized (gain) loss on real estate securities, available for sale to realized gain (loss) on investments and other	(967)	—
Reclassification of swap (gain) loss into interest expense on debt and securities (refer to Note 15)	229	1,762
Total other comprehensive income (loss)	8,713	3,452
Comprehensive income (loss)	(114,393)	53,148
Comprehensive (income) loss attributable to non-controlling interests	3,509	(1,889)
Comprehensive income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(110,884)	$51,259

See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY
(Dollars and Shares in Thousands)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Accumulated Other Comprehensive Income (Loss)	Total NorthStar Stockholders’ Equity	Non-controlling Interests
										Total Equity
	Shares	Amount	Shares	Amount
Balance as of December 31, 2012	21,466	$504,018	163,607	$1,636	$1,195,131	$(376,685)	$(22,179)	$1,301,921	$28,943	$1,330,864
Net proceeds from offering of common stock	—	—	132,250	1,323	1,304,296	—	—	1,305,619	—	1,305,619
Net proceeds from offering of preferred stock	8,000	193,334	—	—	—	—	—	193,334	—	193,334
Common stock related to transactions (refer to Note 12)	—	—	—	—	17,712	—	—	17,712	—	17,712
Non-controlling interests—contributions	—	—	—	—	—	—	—	—	19,774	19,774
Non-controlling interests—distributions	—	—	—	—	—	—	—	—	(1,403)	(1,403)
Dividend reinvestment plan	—	—	27	—	249	—	—	249	—	249
Amortization of equity-based compensation	—	—	—	—	—	—	—	—	16,961	16,961
Equity component of exchangeable senior notes	—	—	—	—	45,740	—	—	45,740	—	45,740
Conversion of exchangeable senior notes	—	—	11,582	116	74,661	—	—	74,777	—	74,777
Other comprehensive income (loss)	—	—	—	—	—	—	17,845	17,845	803	18,648
Conversion of LTIP Units	—	—	1,341	13	10,117	—	—	10,130	(10,130)	—
Dividends on common stock, LTIP Units and RSUs	—	—	—	—	—	(171,798)	—	(171,798)	(9,588)	(181,386)
Dividends on preferred stock	—	—	—	—	—	(55,516)	—	(55,516)	—	(55,516)
Net income (loss)	—	—	—	—	—	(81,937)	—	(81,937)	(5,973)	(87,910)
Balance as of December 31, 2013	29,466	$697,352	308,807	$3,088	$2,647,906	$(685,936)	$(4,334)	$2,658,076	$39,387	$2,697,463
Common stock related to transactions (refer to Note 12)	—	—	1,355	14	—	—	—	14	—	14
Non-controlling interests—contributions	—	—	—	—	—	—	—	—	198	198
Non-controlling interests—distributions	—	—	—	—	—	—	—	—	(673)	(673)
Dividend reinvestment plan	—	—	5	—	77	—	—	77	—	77
Amortization of equity-based compensation	—	—	—	—	610	—	—	610	8,745	9,355
Exchangeable senior notes exchanged for Senior Notes (refer to Note 9)	—	—	—	—	(296,382)	—	—	(296,382)	—	(296,382)
Conversion of exchangeable senior notes	—	—	15,749	157	139,261	—	—	139,418	—	139,418
Other comprehensive income (loss)	—	—	—	—	—	—	8,486	8,486	227	8,713
Conversion of LTIP Units	—	—	1,111	11	9,777	—	—	9,788	(9,788)	—
Dividends on common stock, LTIP Units, deferred LTIP Units and RSUs	—	—	—	—	—	(81,722)	—	(81,722)	(2,960)	(84,682)
Dividends on preferred stock	—	—	—	—	—	(15,591)	—	(15,591)	—	(15,591)
Net income (loss)	—	—	—	—	—	(119,370)	—	(119,370)	(3,736)	(123,106)
Balance as of March 31, 2014 (unaudited)	29,466	$697,352	327,027	$3,270	$2,501,249	$(902,619)	$4,152	$2,303,404	$31,400	$2,334,804

See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities:
Net income (loss)	$(123,106)	$49,696
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Equity in (earnings) losses of PE Investments	(28,148)	(7,683)
Equity in (earnings) losses of unconsolidated ventures	(3,644)	(630)
Depreciation and amortization	27,049	15,074
Amortization of premium/accretion of discount on investments	(18,763)	(13,054)
Interest accretion on investments	(4,443)	(321)
Amortization of deferred financing costs	1,640	1,404
Amortization of equity-based compensation	9,355	6,018
Unrealized (gain) loss on investments and other	135,215	(30,339)
Realized (gain) loss on investments and other	45,901	(4,082)
(Gain) loss on deconsolidation of N-Star CDOs	(3,355)	—
Distributions from PE Investments (refer to Note 6)	28,148	7,683
Distributions from unconsolidated ventures	541	788
Distributions from equity investments	4,764	—
Amortization of capitalized above/below market leases	(233)	(398)
Straight-line rental income, net	(318)	(898)
Provision for loan losses, net	1,886	2,336
Allowance for uncollectible accounts	—	744
Other	—	73
Discount received	71	2,194
Changes in assets and liabilities:
Restricted cash	(3,104)	3,979
Receivables	(2,566)	(2,597)
Other assets	(1,916)	2,646
Receivables, related parties	(3,652)	(396)
Accounts payable and accrued expenses	(7,954)	10,297
Other liabilities	328	(295)
Net cash provided by (used in) operating activities	53,696	42,239
Cash flows from investing activities:
Acquisition of operating real estate, net	—	(117,184)
Improvements of operating real estate	(2,229)	(2,772)
Deferred costs and intangible assets	—	(136)
Origination of real estate debt investments, net	(139,886)	(11,322)
Proceeds from sale of real estate debt investments (refer to Note 10)	8,952	—
Repayments on real estate debt investments	12,190	20,530
Investment in PE Investments (refer to Note 6)	(1,836)	(259,143)
Distributions from PE Investments (refer to Note 6)	48,449	9,513
Investment in and advances to unconsolidated ventures	(493)	(5,701)
Distributions from unconsolidated ventures	256	474
Acquisition of real estate securities, available for sale	(7,872)	—
Proceeds from the sale of real estate securities, available for sale	22,166	20,114
Repayments on real estate securities, available for sale	5,646	67,927
Change in restricted cash	999	(3,239)
Other assets	(7,321)	(26,570)
Net cash provided by (used in) investing activities	(60,979)	(307,509)

See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Dollars in Thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from financing activities:
Borrowings from mortgage notes	—	101,756
Repayments of mortgage notes	(2,711)	(2,536)
Repayments of CDO bonds	(30,186)	(230,454)
Repurchases of CDO bonds	—	(6,543)
Borrowings from credit facilities	—	8,060
Repayments of credit facilities	(8,008)	(13,643)
Repayments of secured term loan	—	(41)
Repurchases and repayment of exchangeable senior notes	—	(1,000)
Payment of deferred financing costs	(747)	(1,833)
Purchase of derivative instruments	—	(9,560)
Change in restricted cash	17,362	137,089
Net proceeds from common stock offering	—	280,364
Proceeds from dividend reinvestment plan	77	58
Dividends (common and preferred)	(97,313)	(47,008)
Contributions from non-controlling interests	198	1,423
Distributions to non-controlling interests	(3,252)	(2,080)
Net cash provided by (used in) financing activities	(124,580)	214,052
Net increase (decrease) in cash and cash equivalents	(131,863)	(51,218)
Cash and cash equivalents—beginning of period	635,990	444,927
Cash and cash equivalents—end of period	$504,127	$393,709

  See accompanying notes to consolidated financial statements.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

1.	Business and Organization
NorthStar Realty Finance Corp. is a diversified commercial real estate (“CRE”) investment and asset management company (the “Company”). The Company is a Maryland corporation and is an internally-managed real estate investment trust (“REIT”) formed in October 2003. Substantially all of the Company’s assets, directly or indirectly, are held by, and the Company conducts its operations, directly or indirectly, through NorthStar Realty Finance Limited Partnership, a Delaware limited partnership and the operating partnership of the Company (the “Operating Partnership”).
On December 10, 2013, the Company announced that its board of directors unanimously approved a plan to spin-off its asset management business into a separate publicly-traded company in the form of a tax-free distribution. In connection with the spin-off, the Company formed NorthStar Asset Management Group Inc. (“NSAM”). Upon completion of the spin-off, the Company will be externally managed by an affiliate of NSAM through a management contract with an initial term of 20 years. NSAM will also manage the sponsored non-traded REITs: NorthStar Real Estate Income Trust, Inc. (“NorthStar Income”), NorthStar Healthcare Income, Inc. (“NorthStar Healthcare”) and NorthStar Real Estate Income II, Inc. (“NorthStar Income II”), collectively referred to as the Sponsored Companies. In addition, NSAM will own NorthStar Realty Securities, LLC (“NorthStar Securities”), a captive broker-dealer platform and perform other asset management-related services. The entities that manage the Sponsored Companies will become subsidiaries of NSAM as part of the spin-off. The spin-off is expected to be completed in the second quarter of 2014.
All references herein to the Company refer to NorthStar Realty Finance Corp. and its consolidated subsidiaries, including the Operating Partnership, collectively, unless the context otherwise requires.

2.	Summary of Significant Accounting Policies
Basis of Quarterly Presentation
The accompanying unaudited consolidated financial statements and related notes of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) for interim financial reporting and the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, certain information and note disclosures normally included in the consolidated financial statements prepared under U.S. GAAP have been condensed or omitted. In the opinion of management, all adjustments considered necessary for a fair presentation of the Company’s financial position, results of operations and cash flows have been included and are of a normal and recurring nature. The operating results presented for interim periods are not necessarily indicative of the results that may be expected for any other interim period or for the entire year. These consolidated financial statements should be read in conjunction with the Company’s consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission (the “SEC”).
Principles of Consolidation
The consolidated financial statements include the accounts of the Company, the Operating Partnership and their consolidated subsidiaries. The Company consolidates variable interest entities (“VIE”) where the Company is the primary beneficiary and voting interest entities which are generally majority owned or otherwise controlled by the Company. All significant intercompany balances are eliminated in consolidation.
Variable Interest Entities
A VIE is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes both a qualitative and quantitative analysis. The Company bases its qualitative analysis on its review of the design of the entity, its organizational structure including decision-making ability and relevant financial agreements and the quantitative analysis on the forecasted cash flow of the entity.
The Company reassesses its initial evaluation of an entity as a VIE upon the occurrence of certain reconsideration events.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s economic performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. The Company determines whether it is the primary beneficiary of a VIE by considering qualitative and quantitative factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for the Company or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the business activities of the Company and the other interests. The Company reassesses its determination of whether it is the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the current and future fair value and performance of investments held by these VIEs and general market conditions.
The Company evaluates its CRE debt and securities, investments in unconsolidated ventures and securitization financing transactions, such as its collateralized debt obligations (“CDOs”) and its liabilities to subsidiary trusts issuing preferred securities (“junior subordinated notes”), to determine whether they are a VIE. The Company analyzes new investments and financings, as well as reconsideration events for existing investments and financings, which vary depending on type of investment or financing.
Voting Interest Entities
A voting interest entity is an entity in which the total equity investment at risk is sufficient to enable it to finance its activities independently and the equity holders have the power to direct the activities of the entity that most significantly impact its economic performance, the obligation to absorb the losses of the entity and the right to receive the residual returns of the entity. The usual condition for a controlling financial interest in a voting interest entity is ownership of a majority voting interest. If the Company has a majority voting interest in a voting interest entity, the entity will generally be consolidated. The Company does not consolidate a voting interest entity if there are substantive participating rights by other parties and/or kick-out rights by a single party.
The Company performs on-going reassessments of whether entities previously evaluated under the voting interest framework have become VIEs, based on certain events, and therefore subject to the VIE consolidation framework.
Investments in and Advances to Unconsolidated Ventures
The Company has non-controlling, unconsolidated ownership interests in entities that may be accounted for using the equity method, at fair value or the cost method.
Under the equity method, the investment is adjusted each period for capital contributions and distributions and its share of the entity’s net income (loss). Capital contributions, distributions and net income (loss) of such entities are recorded in accordance with the terms of the governing documents. Allocations of net income (loss) may differ from the stated ownership percentage interest in such entities as a result of preferred returns and allocation formulas, if any, as described in such governing documents.
The Company may account for an investment in an unconsolidated entity at fair value by electing the fair value option. The Company elected the fair value option for its investments (directly or indirectly in joint ventures) that own limited partnership interests in real estate private equity funds (“PE Investments”) and certain components of the Company’s investment in RXR Realty LLC (“RXR Realty”). PE Investments are recorded as investments in private equity funds, at fair value on the consolidated balance sheets. The Company records the change in fair value for its share of the projected future cash flow of such investments from one period to another in equity in earnings (losses) from unconsolidated ventures in the consolidated statements of operations. Any change in fair value attributed to market related assumptions is considered unrealized gain (loss).
The Company may account for investments that do not qualify for equity method accounting or for which the fair value option was not elected using the cost method if the Company determines the investment in the unconsolidated entity is insignificant. Under the cost method, equity in earnings is recorded as dividends are received to the extent they are not considered a return of capital, which is recorded as a reduction of cost of the investment.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Non-controlling Interests
A non-controlling interest in a consolidated subsidiary is defined as the portion of the equity (net assets) in a subsidiary not attributable, directly or indirectly, to the Company. Non-controlling interests are required to be presented as a separate component of equity on the consolidated balance sheets and presented separately as net income (loss) and other comprehensive income (loss) (“OCI”) attributable to controlling and non-controlling interests. Allocations to non-controlling interests may differ from the stated ownership percentage interest in such entities as a result of preferred returns and allocation formulas, if any, as described in such governing documents.
Estimates
The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that could affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could materially differ from those estimates and assumptions.
Reclassifications
Certain prior period amounts have been reclassified in the consolidated financial statements to conform to current period presentation.
Comprehensive Income (Loss)
The Company reports consolidated comprehensive income (loss) in separate statements following the consolidated statements of operations. Comprehensive income (loss) is defined as the change in equity resulting from net income (loss) and OCI. The components of OCI principally include: (i) unrealized gain (loss) on real estate securities available for sale for which the fair value option is not elected; and (ii) the reclassification of unrealized gain (loss) on derivative instruments that are or were deemed to be effective hedges.
Fair Value Option
The fair value option provides an election that allows a company to irrevocably elect fair value for certain financial assets and liabilities on an instrument-by-instrument basis at initial recognition. The Company will generally not elect the fair value option for its assets and liabilities. However, the Company may elect to apply the fair value option for certain investments. Any change in fair value for assets and liabilities for which the election is made is recognized in earnings.
Operating Real Estate
The Company follows the purchase method for an acquisition of operating real estate, where the purchase price is allocated to tangible assets such as land, building, tenant and land improvements and other identified intangibles. Major replacements and betterments which improve or extend the life of the asset are capitalized and depreciated over their useful life.  Ordinary repairs and maintenance are expensed as incurred.  Operating real estate is carried at historical cost less accumulated depreciation. Operating real estate is depreciated using the straight-line method over the estimated useful lives of the assets.  Costs directly related to an acquisition deemed to be a business combination are expensed and included in transaction costs in the consolidated statements of operations. The Company evaluates whether real estate acquired in connection with a foreclosure, UCC/deed in lieu of foreclosure or a consentual modification of a loan (herein collectively referred to as taking title to collateral) (“REO”) constitutes a business and whether business combination accounting is appropriate. Any excess upon taking title to collateral between the carrying value of a loan over the estimated fair value of the property is charged to provision for loan losses.
Operating real estate, including REO, which has met the criteria to be classified as held for sale, is separately presented on the consolidated balance sheets. Such operating real estate is recorded at the lower of its carrying value or its estimated fair value less the cost to sell. Once a property is determined to be held for sale, depreciation is no longer recorded.
Real Estate Debt Investments
CRE debt investments are generally intended to be held to maturity and, accordingly, are carried at cost, net of unamortized loan fees, premium, discount and unfunded commitments. CRE debt investments that are deemed to be impaired are carried at amortized cost less a loan loss reserve, if deemed appropriate, which approximates fair value. CRE debt investments where the Company does not have the intent to hold the loan for the foreseeable future or until its expected payoff are classified as held for sale and recorded at the lower of cost or estimated value.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Real Estate Securities
The Company classifies its CRE securities investments as available for sale on the acquisition date, which are carried at fair value. The Company historically elected to apply the fair value option for its CRE securities investments. For those CRE securities for which the fair value option was elected, any unrealized gains (losses) from the change in fair value is recorded in unrealized gains (losses) on investments and other in the consolidated statements of operations.
The Company may decide to not elect the fair value option for certain CRE securities due to the nature of the particular instrument. For those CRE securities for which the fair value option was not elected, any unrealized gains (losses) from the change in fair value is recorded as a component of accumulated OCI in the consolidated statements of equity, to the extent impairment losses are considered temporary.
Other Assets and Other Liabilities
The following table presents a summary of other assets and other liabilities as of March 31, 2014 and December 31, 2013 (dollars in thousands):

	March 31, 2014 (Unaudited)	December 31, 2013

Other assets:
Manufactured homes	$63,495	$69,217
Notes receivable	40,664	38,418
Investment-related reserves and deposits	10,389	11,127
Furniture, fixtures and equipment, net	6,955	6,977
Prepaid expenses	4,706	5,361
Timeshare	386	462
Other	10,683	13,491
Total	$137,278	$145,053

	March 31, 2014 (Unaudited)	December 31, 2013

Other liabilities:
PE Investment III deferred purchase price (refer to Note 6)	$39,760	$39,760
Unearned revenue	2,406	2,029
Security deposits	9,515	9,294
Below-market leases	8,324	8,700
Other	13,727	14,091
Total	$73,732	$73,874
Revenue Recognition
Operating Real Estate
Rental and escalation income from operating real estate is derived from leasing of space to various types of tenants and healthcare operators. The leases are for fixed terms of varying length and generally provide for annual rentals and expense reimbursements to be paid in monthly installments. Rental income from leases is recognized on a straight-line basis over the term of the respective leases. The excess of rents recognized over amounts contractually due pursuant to the underlying leases are included in unbilled rent receivable on the consolidated balance sheets. Escalation income represents revenue from tenant/operator leases which provide for the recovery of all or a portion of the operating expenses and real estate taxes paid by the Company on behalf of the respective property. This revenue is accrued in the same period as the expenses are incurred.
Real Estate Debt Investments
Interest income is recognized on an accrual basis and any related premium, discount, origination costs and fees are amortized over the life of the investment using the effective interest method. The amortization is reflected as an adjustment to interest

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

income in the consolidated statements of operations. The amortization of a premium or accretion of a discount is discontinued if such loan is reclassified to held for sale.
Real Estate Securities
Interest income is recognized using the effective interest method with any premium or discount amortized or accreted through earnings based on expected cash flow through the expected maturity date of the security. Changes to expected cash flow may result in a change to the yield which is then applied retrospectively for high-credit quality securities that cannot be prepaid or otherwise settled in such a way that the holder would not recover substantially all of the investment or prospectively for all other securities to recognize interest income.
Selling Commissions and Dealer Manager Fees
Selling commissions and dealer manager fees represent income earned from selling equity in Sponsored Companies through NorthStar Securities while such companies are raising capital for their respective public offerings. Selling commissions and dealer manager fees and commission expense are accrued on a trade date basis. The Company is currently raising capital for NorthStar Healthcare and NorthStar Income II. NorthStar Income, the Company’s first sponsored company, successfully completed its $1.1 billion public offering on July 1, 2013.
Asset Management and Other Fees
Asset management and other fees include asset management, incentive and other fees, such as acquisition and disposition fees, earned from the Sponsored Companies. Base asset management and other fees are recognized based on contractual terms specified in the underlying governing documents in the periods during which the related services are performed and the amounts have been contractually earned. Incentive fees and payments are recognized subject to the achievement of return hurdles in accordance with the respective terms set forth in each respective governing agreement of the Sponsored Companies.
Credit Losses and Impairment on Investments
Operating Real Estate
The Company’s real estate portfolio is reviewed on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value of its operating real estate may be impaired or that its carrying value may not be recoverable. A property’s value is considered impaired if the Company’s estimate of the aggregate expected future undiscounted cash flow generated by the property is less than the carrying value. In conducting this review, the Company considers U.S. macroeconomic factors, real estate sector conditions and asset specific and other factors. To the extent an impairment has occurred, the loss is measured as the excess of the carrying value of the property over the estimated fair value and recorded in impairment on operating real estate in the consolidated statements of operations.
An allowance for a doubtful account for a tenant/operator receivable is established based on a periodic review of aged receivables resulting from estimated losses due to the inability of tenant/operator to make required rent and other payments contractually due. Additionally, the Company establishes, on a current basis, an allowance for future tenant/operator credit losses on unbilled rent receivable based on an evaluation of the collectability of such amounts.
Real Estate Debt Investments
Loans are considered impaired when based on current information and events, it is probable that the Company will not be able to collect principal and interest amounts due according to the contractual terms. The Company assesses the credit quality of the portfolio and adequacy of loan loss reserves on a quarterly basis, or more frequently as necessary. Significant judgment of the Company is required in this analysis. The Company considers the estimated net recoverable value of the loan as well as other factors, including but not limited to the fair value of any collateral, the amount and the status of any senior debt, the quality and financial condition of the borrower and the competitive situation of the area where the underlying collateral is located. Because this determination is based on projections of future economic events, which are inherently subjective, the amount ultimately realized may differ materially from the carrying value as of the balance sheet date. If upon completion of the assessment, the estimated fair value of the underlying collateral is less than the net carrying value of the loan, a loan loss reserve is recorded with a corresponding charge to provision for loan losses. The loan loss reserve for each loan is maintained at a level that is determined to be adequate by management to absorb probable losses.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Income recognition is suspended for a loan at the earlier of the date at which payments become 90-days past due or when, in the opinion of the Company, a full recovery of income and principal becomes doubtful. When the ultimate collectability of the principal of an impaired loan is in doubt, all payments are applied to principal under the cost recovery method. When the ultimate collectability of the principal of an impaired loan is not in doubt, contractual interest is recorded as interest income when received, under the cash basis method until an accrual is resumed when the loan becomes contractually current and performance is demonstrated to be resumed. A loan is written off when it is no longer realizable and/or legally discharged.
Investments in and Advances to Unconsolidated Ventures
The Company reviews its investments in unconsolidated ventures for which the Company did not elect the fair value option on a quarterly basis, or more frequently as necessary, to assess whether there are any indicators that the value may be impaired or that its carrying value may not be recoverable. An investment is considered impaired if the projected net recoverable amount over the expected holding period is less than the carrying value. In conducting this review, the Company considers U.S. macroeconomic factors, including real estate sector conditions, together with asset specific and other factors. To the extent an impairment has occurred and is considered to be other than temporary, the loss is measured as the excess of the carrying value of the investment over the estimated fair value and recorded in provision for loss on equity investment in the consolidated statements of operations.
Real Estate Securities
CRE securities for which the fair value option is elected are not evaluated for other-than-temporary impairment (“OTTI”) as any change in fair value is recorded in the consolidated statements of operations. Realized losses on such securities are reclassified to realized gain (loss) on investments and other as losses occur.
CRE securities for which the fair value option is not elected are evaluated for OTTI quarterly. Impairment of a security is considered to be other-than-temporary when: (i) the holder has the intent to sell the impaired security; (ii) it is more likely than not the holder will be required to sell the security; or (iii) the holder does not expect to recover the entire amortized cost of the security. When a CRE security has been deemed to be other-than-temporarily impaired due to (i) or (ii), the security is written down to its fair value and an OTTI is recognized in the consolidated statements of operations. In the case of (iii), the security is written down to its fair value and the amount of OTTI is then bifurcated into: (a) the amount related to expected credit losses; and (b) the amount related to fair value adjustments in excess of expected credit losses. The portion of OTTI related to expected credit losses is recognized in the consolidated statements of operations. The remaining OTTI related to the valuation adjustment is recognized as a component of accumulated OCI in the consolidated statements of equity. The portion of OTTI recognized through earnings is accreted back to the amortized cost basis of the security through interest income, while amounts recognized through OCI are amortized over the life of the security with no impact on earnings. CRE securities which are not high-credit quality are considered to have an OTTI if the security has an unrealized loss and there has been an adverse change in expected cash flow. The amount of OTTI is then bifurcated as discussed above. As of March 31, 2014, the Company did not have any OTTI recorded on its CRE securities.
Troubled Debt Restructuring
CRE debt investments modified in a troubled debt restructuring (“TDR”) are modifications granting a concession to a borrower experiencing financial difficulties where a lender agrees to terms that are more favorable to the borrower than is otherwise available in the current market. Management judgment is necessary to determine whether a loan modification is considered a TDR. Troubled debt that is fully satisfied via taking title to collateral, repossession or other transfers of assets is generally included in the definition of TDR. Loans acquired as a pool with deteriorated credit quality that have been modified are not considered a TDR.
Exchangeable Senior Notes
The proceeds from exchangeable senior notes that may be settled in cash at the option of the issuer, including partial cash settlements, must be bifurcated between a liability component and an equity component associated with the embedded conversion option. The liability component is calculated based on the present value of the contractual cash flow discounted at a comparable market conventional borrowing rate at the date of issuance. The difference between the principal amount and the fair value of the liability component is reported as a discount on the exchangeable senior notes and is accreted as additional interest expense to the contractual maturity using the effective interest method. The equity component is calculated based on the difference between the proceeds received and the fair value of the liability component at the issuance date. The equity component is recorded in additional paid-in-capital, net of issuance costs, on the consolidated balance sheets. Issuance costs

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

related to exchangeable senior notes is allocated between the liability and the equity components based on their relative values.
Equity-Based Compensation
The Company accounts for its equity-based compensation awards using the fair value method, which requires an estimate of fair value of the award at the time of grant. Awards may be based on a variety of measures such as time, performance, market or a combination thereof. For service-based awards, the Company recognizes compensation expense over the vesting period on a straight-line basis. For awards with performance or market measures, the Company recognizes compensation expense over the requisite service period, using the accelerated attribution expense method. For performance-based measures, compensation expense, net of estimated forfeitures, is recorded based on the Company’s estimate of the probable achievement of such measures. For market-based measures, the Company recognizes compensation expense based on the initial estimate of the fair value of the award using a binomial model.
For awards with a combination of performance or market measures, the Company estimates the fair value as if it were two separate awards. First, the Company estimates the probability of achieving the performance measure. If it is not probable the performance condition will be met, the Company records the compensation expense based on the fair value of the market measure. This expense is recorded even if the market-based measure is never met. If the performance-based measure is subsequently estimated to be achieved, the Company records compensation expense based upon the performance-based measure. The Company would then record a cumulative catch-up adjustment for any additional compensation expense.
Equity-based compensation issued to non-employees is accounted for using the fair value of the award at the earlier of the performance commitment date or performance completion date. The awards are remeasured every quarter based on the stock price as of the end of the reporting period until such awards vest.
Earnings Per Share
The Company’s basic earnings per share (“EPS”) is calculated by dividing net income (loss) attributable to common stockholders by the weighted average number of common stock outstanding. Diluted EPS reflects the potential dilution that could occur if outstanding warrants, restricted stock units (“RSUs”) or other contracts to issue common stock were exercised or converted to common stock including limited partnership interests in the Operating Partnership which are structured as profits interests (“LTIP Units”), where such exercise or conversion would result in a lower EPS. The dilutive effect of RSUs and LTIP Units is calculated assuming all units are converted to common stock.
Other
Refer to Note 2 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for further disclosure of the Company’s significant accounting policies.
Recent Accounting Pronouncements
In April 2014, the Financial Accounting Standards Board (“FASB”) issued an accounting update that changes the requirements for reporting discontinued operations. A discontinued operation may include a component of an entity or a group of components of an entity or a business. A disposal of a component of an entity or a group of components of an entity is required to be reported in discontinued operations if the disposal represents a strategic shift that has (or will have) a major effect on an entity’s operations and financial results. The requirements of this accounting update will be effective for the Company for the annual period beginning after December 15, 2014, however, early adoption is permitted but only for disposals or classifications as held for sale that have not been reported in financial statements previously issued or available for issue. The Company early adopted this accounting pronouncement effective January 1, 2014 and the update did not have a material impact on the consolidated financial statements.

3.	Variable Interest Entities
As of March 31, 2014, the Company has identified the following consolidated and unconsolidated VIEs.
CDO Financing Transactions
The Company sponsored nine CDOs, three of which were primarily collateralized by CRE debt and six of which were primarily collateralized by CRE securities. The Company acquired equity interests of two CRE debt focused CDOs, the CSE RE 2006-A CDO (“CSE CDO”) and the CapLease 2005-1 CDO (“CapLease CDO”). In the case of the CSE CDO, the Company was delegated the collateral management and special servicing rights, and for the CapLease CDO, the Company acquired the

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
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collateral management rights. These CDOs are collectively referred to as the N-Star CDOs and their assets are referred to as legacy investments. All N-Star CDOs are considered VIEs. At the time of issuance of the sponsored CDOs, the Company retained the below investment grade bonds, which are referred to as subordinate bonds, and preferred shares and equity notes, which are referred to as equity interests. In addition, the Company repurchased CDO bonds originally issued to third parties at discounts to par. These repurchased CDO bonds and retained subordinate bonds are herein collectively referred to as N-Star CDO bonds.
The collateral for the CRE debt CDO financing transactions primarily includes first mortgage loans, subordinate interests, mezzanine loans, credit tenant loans and other loans. The collateral for the CDO financing transactions primarily collateralized by CRE securities includes commercial mortgage-backed securities (“CMBS”), unsecured REIT debt and CDO notes backed primarily by CRE securities and debt. Assets of each of the VIEs may only be used to settle obligations of the respective VIE. Creditors of each of the VIEs have no recourse to the general credit of the Company.
Consolidated N-Star CDOs
As of March 31, 2014, the Company serves as collateral manager and/or special servicer for N-Star CDOs I, III and IX which are primarily collateralized by CRE securities. The Company consolidates these entities as the Company has the power to direct the activities that most significantly impact the economic performance of these CDOs and therefore continues to be the primary beneficiary.
The Company is not contractually required to provide financial support to any of these consolidated VIEs, however, the Company, in its capacity as collateral manager/collateral manager delegate and/or special servicer, may in its sole discretion provide support such as protective and other advances it deems appropriate. The Company did not provide any other financial support to any of its consolidated VIEs for the three months ended March 31, 2014 and 2013.
Unconsolidated N-Star CDOs
The Company delegated the collateral management rights for N-Star CDOs IV, VI and VIII and the CapLease CDO on September 30, 2013 and the CSE CDO on December 31, 2013 to a third-party collateral manager who is entitled to a percentage of the senior and subordinate collateral management fees. The Company continues to receive fees as named collateral manager or collateral manager delegate and retained administrative responsibilities. The Company evaluated the reconsideration event and determined that these CDOs were still VIEs as the equity investors do not have the characteristics of a controlling financial interest. The Company evaluated the fees paid to the third-party collateral manager and concluded that the third party was acting as a principal. The Company no longer has the power to direct the activities that most significantly impact the economic performance of these CDOs, which includes but is not limited to selling collateral, and therefore is no longer the primary beneficiary of such CDOs. As a result, the Company deconsolidated the assets and liabilities for N-Star CDOs IV, VI and VIII and the CapLease CDO on September 30, 2013 and the CSE CDO on December 31, 2013.
In March 2014, the Company determined it no longer had the power to direct the activities that most significantly impact the economic performance of N-Star CDO V due to the ability of a single party to remove the Company as collateral manager as a result of an existing event of default. The Company was no longer the primary beneficiary of N-Star CDO V, and as a result, in the first quarter 2014, the Company deconsolidated the assets and liabilities of this CDO. Similar events of default in the future, if they occur, could cause the Company to deconsolidate additional CDO financing transactions.
For the three months ended March 31, 2014, the deconsolidation of N-Star CDO V resulted in a non-cash realized gain on deconsolidation of $3.4 million recorded in the consolidated statement of operations. The gain was the result of the deconsolidation of $94.1 million of assets, $88.4 million of liabilities, net of $0.8 million of fair value of N-Star CDO bonds recorded that no longer eliminated in consolidation and the reclassification of $8.3 million of unrealized gain to gain (loss) from deconsolidation.
Other Unconsolidated VIEs
Based on management’s analysis, the Company is not the primary beneficiary of the VIEs summarized below and as such, these VIEs are not consolidated into the Company’s financial statements as of March 31, 2014. These unconsolidated VIEs are summarized as follows:

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
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Real Estate Debt Investments
The Company identified three CRE debt investments with an aggregate carrying value of $59.5 million as variable interests in a VIE. The Company determined that it is not the primary beneficiary of such VIEs, and as such, the VIEs are not consolidated in the Company’s financial statements. For all other CRE debt investments, the Company determined that these investments are not VIEs and, as such, the Company continues to account for all CRE debt investments as loans.
Real Estate Securities
The Company identified two CRE securities with an aggregate fair value of $31.0 million as variable interests in VIEs. In connection with certain CMBS investments, the Company became the controlling class and/or was named directing certificate holder of a securitization it did not sponsor. For one of these securitizations, the Company was appointed as special servicer. The Company determined each securitization was a VIE. However, the Company determined at that time and continues to believe that it does not currently or potentially hold a significant interest in any of these securitizations and, therefore, is not the primary beneficiary.
In February 2013, NorthStar Income, acquired a “B-piece” in a new $1.2 billion securitization. An affiliate of the Company was appointed as special servicer for the securitization. The Company determined such securitization was a VIE. However, the Company determined at that time and continues to believe that it does not currently or potentially hold a significant interest and, therefore, is not the primary beneficiary.
NorthStar Realty Finance Trusts
The Company owns all of the common stock of NorthStar Realty Finance Trusts I through VIII (collectively, the “Trusts”). The Trusts were formed to issue trust preferred securities. The Company determined that the holders of the trust preferred securities were the primary beneficiaries of the Trusts. As a result, the Company did not consolidate the Trusts and has accounted for the investment in the common stock of the Trusts under the equity method. As of March 31, 2014, the Company’s carrying value and maximum exposure to loss related to its investment in the Trusts is $3.7 million and is recorded in investments in and advances to unconsolidated ventures in the consolidated balance sheets.
Summary of Unconsolidated VIEs
The following table presents the classification, carrying value and maximum exposure of unconsolidated VIEs as of March 31, 2014 (dollars in thousands):

	Junior Subordinated Notes, at Fair Value	Real Estate Debt Investments, Net	Real Estate Securities, Available for Sale	Total	Maximum Exposure to Loss(1)
Real estate debt investments, net	$—	$59,508	$—	$59,508	$59,508
Investments in and advances to unconsolidated ventures	3,742	—	—	3,742	3,742
Real estate securities, available for sale:
N-Star CDO bonds	—	—	230,241	230,241	230,241
N-Star CDO equity	—	—	142,908	142,908	142,908
CMBS	—	—	30,950	30,950	30,950
Subtotal real estate securities, available for sale	—	—	404,099	404,099	404,099
Total assets	3,742	59,508	404,099	467,349	467,349
Junior subordinated notes, at fair value	213,200	—	—	213,200	NA
Total liabilities	213,200	—	—	213,200	NA
Net	$(209,458)	$59,508	$404,099	$254,149	NA
____________________________________________________________

(1)	The Company’s maximum exposure to loss as of March 31, 2014 would not exceed the carrying value of its investment.
The Company did not provide financial support to any of its unconsolidated VIEs during the three months ended March 31, 2014 and 2013. As of March 31, 2014, there were no explicit arrangements or implicit variable interests that could require the Company to provide financial support to any of its unconsolidated VIEs.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

4.	Operating Real Estate
Real Estate Acquisitions and Sales
There were no significant acquisitions or sales of operating real estate for the three months ended March 31, 2014. In May 2014, the Company, through a subsidiary, completed its previously announced acquisition of a $1.1 billion healthcare real estate portfolio comprised of over 8,500 beds across 43 senior housing facilities and 37 skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. Refer to Note 19 for further disclosure.
Discontinued Operations
Discontinued operations relates to five healthcare properties held for sale as of March 31, 2014. The following table presents income (loss) from discontinued operations related to such properties for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	Three Months Ended March 31,
	2014	2013
Revenue
Rental and escalation income	$—	$960
Other revenue	—	92
Total revenue	—	1,052
Expenses
Other interest expense	—	470
Real estate properties—operating expenses	350	—
Other expenses	34	53
Depreciation and amortization	—	369
Total expenses	384	892
Income (loss) from discontinued operations	$(384)	$160

5.	Real Estate Debt Investments
The following table presents CRE debt investments as of March 31, 2014, excluding CRE debt underlying deconsolidated N-Star CDOs (dollars in thousands):

					Weighted Average(6)			Floating Rate as % of Principal Amount(6)
	Number	Principal Amount	Carrying Value(4)	Allocation by Investment Type(5)	Fixed Rate	Spread Over LIBOR(7)	Yield(8)
Asset Type:
First mortgage loans	17	$502,567	$468,652	41.8%	13.20%	6.60%	10.63%	80.7%
Mezzanine loans	8	163,798	159,473	13.6%	13.44%	13.47%	13.70%	80.0%
Subordinate interests(1)	8	248,124	254,562	20.6%	12.41%	12.33%	12.76%	33.1%
Term loans(2)	4	231,864	231,829	19.3%	12.44%	—	12.94%	—
Subtotal/Weighted average(3)	37	1,146,353	1,114,516	95.3%	12.62%	8.62%	11.97%	53.1%
CRE debt in N-Star CDOs
First mortgage loans	3	34,235	21,248	2.9%	—	2.23%	3.70%	100.0%
Mezzanine loans	1	11,000	10,974	0.9%	8.00%	—	8.33%	—
Subordinate interests	1	7,444	7,444	0.6%	—	7.00%	7.15%	100.0%
Term loans	7	3,876	3,876	0.3%	6.93%	—	6.93%	—
Subtotal/Weighted average	12	56,555	43,542	4.7%	7.72%	3.08%	5.75%	73.7%
Total	49	$1,202,908	$1,158,058	100.0%	12.49%	8.25%	11.73%	54.1%
____________________________________________________________

(1)	Includes a $100.9 million preferred equity investment for which the Company elected the fair value option. As of March 31, 2014, carrying value represents fair value with respect to this investment.

(2)	Term loans include one revolver of $25.0 million, of which $14.5 million is outstanding as of March 31, 2014.

(3)
Certain CRE debt investments serve as collateral for financing transactions including carrying value of $134.3 million for Securitization 2012-1 and $101.6 million for credit facilities. The remainder is unleveraged. Assuming that all loans that have future fundings meet the terms to qualify for such funding, the Company’s cash requirement on future fundings would be $11.1 million.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
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(4)
There are no loans on non-accrual status except for one first mortgage loan acquired with deteriorated credit quality with a carrying value of $6.2 million as of March 31, 2014. Certain loans have an accrual of interest at a specified rate that may be in addition to a current rate. Such loans represent an aggregate $3.2 million carrying value where the Company does not recognize interest income on the accrual rate but does recognize interest income based on the current rate.

(5)	Based on principal amount.

(6)	Excludes three CRE debt investments with an aggregate principal amount of $35.2 million that were originated prior to 2008.

(7)	$483.0 million principal amount has a weighted average LIBOR floor of 0.90%. Includes one first mortgage loan with a principal amount of $7.2 million with a spread over prime rate.

(8)	Based on initial maturity and for floating-rate debt, calculated using one-month LIBOR as of March 31, 2014, and for CRE debt with a LIBOR floor, using such floor.

Year to date through May 7, 2014, the Company originated six loans with an aggregate principal amount of $176.2 million.
The following table presents CRE debt investments as of December 31, 2013, excluding CRE debt underlying deconsolidated N-Star CDOs (dollars in thousands):

					Weighted Average(6)			Floating Rate as % of Principal Amount(6)
	Number	Principal Amount	Carrying Value(4)	Allocation by Investment Type(5)	Fixed Rate	Spread Over LIBOR(7)	Yield(8)
Asset Type:
First mortgage loans	15	$441,750	$407,202	40.7%	10.98%	6.59%	9.90%	90.2%
Mezzanine loans	6	109,215	107,116	10.1%	13.96%	12.09%	12.97%	74.2%
Subordinate interests(1)	8	246,652	253,113	22.7%	12.41%	12.33%	12.77%	33.3%
Term loans(2)	4	230,343	219,349	21.1%	12.45%	—%	12.96%	—%
Subtotal/Weighted average(3)	33	1,027,960	986,780	94.6%	12.36%	8.04%	11.58%	53.8%
CRE debt in N-Star CDOs
First mortgage loans	3	34,418	21,431	3.2%	—%	2.22%	3.68%	100.0%
Mezzanine loans	1	11,000	10,965	1.0%	8.00%	—%	8.33%	—%
Subordinate interests	1	7,773	7,773	0.8%	—%	6.75%	6.92%	100.0%
Term loans	7	4,129	4,129	0.4%	6.95%	—%	6.95%	—%
Subtotal/Weighted average	12	57,320	44,298	5.4%	7.71%	3.05%	5.70%	73.6%
Total	45	$1,085,280	$1,031,078	100.0%	12.21%	7.68%	11.31%	54.9%
____________________________________________________________

(1)
Includes a $100.0 million preferred equity investment for which the Company elected the fair value option. As of December 31, 2013, carrying value represents fair value with respect to this investment.

(2)	Term loans include one revolver of $25.0 million, of which $3.5 million is outstanding as of December 31, 2013.

(3)
Certain CRE debt investments serve as collateral for financing transactions including carrying value of $133.4 million for Securitization 2012-1 and $109.1 million for credit facilities. The remainder is unleveraged.

(4)
There are no loans on non-accrual status except for one first mortgage loan acquired with deteriorated credit quality with a carrying value of $6.4 million as of December 31, 2013. Certain loans have an accrual of interest at a specified rate that may be in addition to a current rate. Such loans represent an aggregate $5.1 million carrying value where the Company does not recognize interest income on the accrual rate but does recognize interest income based on the current rate.

(5)	Based on principal amount.

(6)	Excludes three CRE debt investments with an aggregate principal amount of $37.0 million that were originated prior to 2008.

(7)	$426.1 million principal amount has a weighted average LIBOR floor of 0.99%. Includes one first mortgage loan with a principal amount of $7.4 million with a spread over prime rate.

(8)	Based on initial maturity and for floating-rate debt, calculated using one-month LIBOR as of December 31, 2013, and for CRE debt with a LIBOR floor, using such floor.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following table presents maturities of CRE debt investments based on principal amount as of March 31, 2014 (dollars in thousands):

	Initial Maturity	Maturity Including Extensions(1)
April 1 to December 31, 2014	$243,340	$174,484
Years Ending December 31:
2015	251,761	94,313
2016	208,178	119,388
2017	72,131	240,476
2018	3,086	149,835
Thereafter	424,412	424,412
Total	$1,202,908	$1,202,908
____________________________________________________________

(1)	Assumes that all debt with extension options will qualify for extension at such maturity according to the conditions stipulated in the governing documents.
As of March 31, 2014, the weighted average maturity, including extensions, of CRE debt investments was 4.5 years.
Actual maturities may differ from contractual maturities as certain borrowers may have the right to prepay with or without prepayment penalty. The Company may also extend certain contractual maturities in connection with loan modifications.
The principal amount of CRE debt investments differs from the carrying value due to unamortized origination fees and costs, unamortized premium and discount and loan loss reserves recorded as part of the carrying value of the investment. As of March 31, 2014, the Company had $21.7 million of net unamortized discount and $8.0 million of net unamortized origination fees and costs.
The Company did not have any non-performing loans (“NPLs”) as of March 31, 2014 and December 31, 2013.
Provision for Loan Losses
The following table presents activity in loan loss reserves on CRE debt investments for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	Three Months Ended March 31,
	2014	2013
Beginning balance	$2,880	$156,699
Provision for loan losses, net	1,886	2,336	(1)
Transfers to REO	—	(5,623)
Ending balance	$4,766	$153,412
____________________________________________________________
(1) Includes $4.0 million of reversals of previously recorded provisions for loan losses.

Credit Quality Monitoring
CRE debt investments are typically loans secured by direct senior priority liens on real estate properties or by interests in entities that directly own real estate properties, which serve as the primary source of cash for the payment of principal and interest. The Company evaluates its debt investments at least quarterly and differentiates the relative credit quality principally based on: (i) whether the borrower is currently paying contractual debt service in accordance with its contractual terms; and (ii) whether the Company believes the borrower will be able to perform under its contractual terms in the future, as well as the Company’s expectations as to the ultimate recovery of principal at maturity.
The Company categorizes a debt investment for which it expects to receive full payment of contractual principal and interest payments as a “loan with no loan loss reserve.” The Company categorizes a debt investment as a NPL if it is in maturity default and/or past due at least 90 days on its contractual debt service payments. The Company considers the remaining debt investments to be of weaker credit quality and categorizes such loans as “other loans with a loan loss reserve/non-accrual status.” These loans are not considered NPLs because such loans are performing in accordance with contractual terms but the loans have a loan loss reserve and/or are on non-accrual status. Even if a borrower is currently paying contractual debt service or debt service is not due in accordance with its contractual terms, the Company may still determine that the borrower may not

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

be able to perform under its contractual terms in the future and make full payment upon maturity. The Company’s definition of an NPL may differ from that of other companies that track NPLs.
The following table presents the carrying value of CRE debt investments, by credit quality indicator, as of each applicable balance sheet date (dollars in thousands):

Credit Quality Indicator:	March 31, 2014	December 31, 2013
Loans with no loan loss reserve:
First mortgage loans	$488,117	$426,850
Mezzanine loans	170,447	116,195
Subordinate interests	262,006	260,886
Term loans	235,705	223,478
Subtotal	1,156,275	1,027,409
Other loans with a loan loss reserve/non-accrual status:
First mortgage loans(1)	1,783	1,783
Mezzanine loans	—	1,886
Subtotal	1,783	3,669
Non-performing loans:	—	—
Total	$1,158,058	$1,031,078
____________________________________________________________

(1)	Excludes one first mortgage loan acquired with deteriorated credit quality with a carrying value of $6.2 million and $6.4 million as of March 31, 2014 and December 31, 2013, respectively.
Impaired Loans
The Company considers impaired loans to generally include NPLs, loans with a loan loss reserve, loans on non-accrual status (excluding loans acquired with deteriorated credit quality) and TDRs. The following table presents impaired loans as of March 31, 2014 and December 31, 2013 (dollars in thousands):

	March 31, 2014				December 31, 2013
	Number	Principal Amount(1)	Carrying Value(1)	Loan Loss Reserve	Number	Principal Amount(1)	Carrying Value(1)	Loan Loss Reserve
Class of Debt:
First mortgage loans	1	$2,782	$1,783	$1,000	1	$2,782	$1,783	$1,000
Mezzanine loans	1	3,766	—	3,766	1	3,766	1,886	1,880
Total	2	$6,548	$1,783	$4,766	2	$6,548	$3,669	$2,880
____________________________________________________________

(1)
Principal amount differs from carrying value due to unamortized origination fees and costs, unamortized premium or discount and loan loss reserves included in the carrying value of the investment. Excludes one first mortgage loan acquired with deteriorated credit quality with a carrying value of $6.2 million and $6.4 million as of March 31, 2014 and December 31, 2013, respectively.

The following table presents average carrying value of impaired loans by type and the income recorded on such loans subsequent to their being deemed impaired for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	March 31, 2014			March 31, 2013
	Number	Average Carrying Value	Quarter Ended Income	Number	Average Carrying Value	Quarter Ended Income
Class of Debt:
First mortgage loans	1	$1,783	$—	5	$91,390	$267
Mezzanine loans	1	943	2	8	252,637	140
Subordinate interests	—	—	—	2	22,100	1
Term loans	—	—	—	1	36,508	894
Total/weighted average	2	$2,726	$2	16	$402,635	$1,302
As of March 31, 2014 and December 31, 2013, the Company did not have any loans past due greater than 90 days.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Troubled Debt Restructurings
The Company did not have any CRE debt investments modified that were considered TDRs during the three months ended March 31, 2014. The following table presents CRE debt investments that were modified and considered a TDR for the three months ended March 31, 2013 (dollars in thousands):

	March 31, 2013
Class of Debt:	Number	Carrying Value	Original WA Interest Rate	Modified WA Interest Rate
Mezzanine loan	1	$50,905	10.85%	10.85%	(1)
______________________________________

(1)
Considered a TDR in the first quarter 2013 and was subsequently modified in the second quarter 2013. On September 30, 2013, the Company deconsolidated certain N-Star CDOs, and as a result, no longer records this loan on its consolidated balance sheets. Refer to Note 3 for further disclosure.

All loans modified in a TDR generally provided interest rate concessions and/or deferral of interest or principal repayments. Any loan modification is intended to maximize the collection of the principal and interest related to such loan. There are no write-downs related to the CRE debt investments that were modified and considered a TDR for the periods presented.

6.	Investments in Private Equity Funds
The following is a description of investments in private equity funds that own PE investments either through unconsolidated ventures (“PE Investment I”) and (“PE Investment II” ) or directly (“PE Investment III”), which are recorded as investments in private equity funds at fair value on the consolidated balance sheets. The Company elected the fair value option for PE Investments. As a result, the Company records equity in earnings (losses) based on the change in fair value for its share of the projected future cash flow from one period to another. All PE Investments are considered voting interest entities. PE Investment I and II are not consolidated by the Company due to the substantive participating rights of the partners in joint ventures that own the interests in the real estate private equity funds. PE Investment III is not consolidated as the Company does not own a majority voting interest.
The Company evaluates whether disclosure of summarized financial statement information is required for any individually significant investment in unconsolidated ventures. The Company determined there was one significant unconsolidated joint venture with respect to PE Investment I as of March 31, 2014.
PE Investment I
In February 2013, the Company completed the initial closing (“PE I Initial Closing”) of PE Investment I which owns a portfolio of limited partnership interests in real estate private equity funds managed by institutional-quality sponsors. Pursuant to the terms of the agreement, at the PE I Initial Closing, the full purchase price was funded, excluding future capital commitments. Accordingly, the Company funded $282.1 million and NorthStar Income (together with the Company, the “NorthStar Entities”) funded $118.0 million. The NorthStar Entities have an aggregate ownership interest in PE Investment I of 51%, of which the Company owns 70.5%. The Company assigned its rights to the remaining 29.5% to a subsidiary of NorthStar Income. Teachers Insurance and Annuity Association of America (the “Class B Partner”) contributed its interests in 49 funds subject to the transaction in exchange for all of the Class B partnership interests in PE Investment I.
PE Investment I provides for all cash distributions on a priority basis to the NorthStar Entities as follows: (i) first, 85% to the NorthStar Entities and 15% to the Class B Partner until the NorthStar Entities receive a 1.5x multiple on all of their invested capital, including amounts funded in connection with future capital commitments; (ii) second, 15% to the NorthStar Entities and 85% to the Class B Partner until the Class B Partner receives a return of its then remaining June 30, 2012 capital; and (iii) third, 51% to the NorthStar Entities and 49% to the Class B Partner. All amounts paid to and received by the NorthStar Entities are based on each partner’s proportionate interest.
As of March 31, 2014, the carrying value of the investment in PE Investment I was $221.1 million. For the three months ended March 31, 2014 and 2013, the Company recognized $13.6 million and $7.7 million of equity in earnings, respectively. For the three months ended March 31, 2014 and 2013, the Company received $19.0 million and $41.3 million of net distributions, respectively, and made $0.1 million and $19.9 million of contributions, respectively, related to PE Investment I. The three months ended March 31, 2013 represents activity from February 15, 2013 through March 31, 2013. As of March 31,

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

2014, the Company’s future capital commitments to the fund interests in PE Investment I are estimated to be approximately $14 million.
The Company had one significant unconsolidated joint venture related to PE Investment I as of March 31, 2014. Summarized financial data for such unconsolidated joint venture for the three months ended December 31, 2013, which is the most recent financial information available from the underlying funds, included net investment income of $2.3 million, realized gains of $9.9 million and unrealized losses of $3.3 million. However, the Company records equity in earnings (losses) based on the change in fair value for its share of the projected cash flow from one period to another and not based on such summarized financial data.
The Company guaranteed all of its funding obligations that may be due and owed under PE Investment I agreements directly to PE Investment I entities. The Company and NorthStar Income each agreed to indemnify the other proportionately for any losses that may arise in connection with the funding and other obligations as set forth in the governing documents in the case of a joint default by the Company and NorthStar Income. The Company and NorthStar Income further agreed to indemnify each other for all of the losses that may arise as a result of a default that is solely caused by the Company or NorthStar Income, as the case may be.
PE Investment II
In June 2013, the Company, NorthStar Income and funds managed by Goldman Sachs Asset Management (“Vintage Funds”) (each a “Partner”) formed joint ventures and entered into an agreement with Common Pension Fund E, a common trust fund created under New Jersey law (“PE II Seller”), to acquire a portfolio of limited partnership interests in 24 real estate private equity funds managed by institutional-quality sponsors. The aggregate reported net asset value (“NAV”) acquired was $910.0 million as of September 30, 2012. The Company, NorthStar Income and the Vintage Funds each have an ownership interest in PE Investment II of 70%, 15% and 15%, respectively. All amounts paid and received are based on each Partner’s proportionate interest.
PE Investment II paid $504.8 million to PE II Seller for all of the fund interests, or 55% of the September 30, 2012 NAV (the “Initial Amount”), and will pay the remaining $411.4 million, or 45% of the September 30, 2012 NAV (the “Deferred Amount”), by the fourth year of the last day of the fiscal quarter following the closing date of each fund interest. For the three months ended March 31, 2014, PE Investment II paid $2.4 million of the Deferred Amount to PE II Seller of which the Company’s share was $1.7 million. As of March 31, 2014, the Company’s share of the Initial Amount and the Deferred Amount represents $353.4 million and $286.3 million, respectively. The Company funded all of its proportionate share of the Initial Amount at the initial closing (“PE II Initial Closing”) on July 3, 2013. The Deferred Amount is a liability of PE Investment II. Each Partner, directly or indirectly, guaranteed its proportionate interest of the Deferred Amount. The Company determined there was an immaterial amount of fair value related to the guarantee.
On March 31st of each year, commencing on March 31, 2015 and for a period of two years thereafter, PE Investment II will pay an amount necessary to reduce the Deferred Amount by the greater of 15% of the then outstanding Deferred Amount or 15% of the aggregate distributions received by PE Investment II during the preceding 12 month period.
On the first full calendar quarter after the four-year anniversary of the applicable closing date of each fund interest, PE Investment II will be required to pay to PE II Seller the then outstanding unpaid Deferred Amount. PE Investment II will receive 100% of all distributions following the payment of the Deferred Amount.
The Company guaranteed all of its funding obligations that may be due and owed under PE Investment II agreements directly to PE Investment II entities. The Company and NorthStar Income each agreed to indemnify the other proportionately for any losses that may arise in connection with the funding and other obligations as set forth in the governing documents in the case of a joint default by the Company and NorthStar Income. The Company and NorthStar Income further agreed to indemnify each other for all of the losses that may arise as a result of a default that was solely caused by the Company or NorthStar Income, as the case may be.
As of March 31, 2014, the carrying value of the investment in PE Investment II was $280.0 million. For the three months ended March 31, 2014, the Company recognized $13.1 million of equity in earnings. For the three months ended March 31, 2014, the Company received $23.7 million of net distributions and made no contributions, related to PE Investment II. As of March 31, 2014, the Company’s future capital commitments to the fund interests in PE Investment II are estimated to be approximately $15 million.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

PE Investment III
In December 2013, the Company entered into an agreement with The Rockefeller Foundation (the “PE III Seller”) to acquire the entire interest in a portfolio of limited partnership interests in eight real estate private equity funds. PE Investment III paid $39.8 million to the PE III Seller for all of the fund interests, or 50% of the June 30, 2013 NAV, and will pay the remaining $39.8 million, or 50% of the June 30, 2013 NAV, by December 31, 2015 to two third parties. Such amount is included in other liabilities on the consolidated balance sheets. The aggregate reported NAV of PE Investment III as of June 30, 2013 was $80.3 million. PE Investment III’s interests in real estate private equity funds cannot be redeemed. As of March 31, 2014, the Company’s future capital commitments to the fund interests in PE Investment III are $4.9 million, of which $2 million is expected to be funded.
PE Investment III received all cash distributions from June 30, 2013 through the closing on December 31, 2013 and funded all capital contributions from June 30, 2013. The Company guaranteed all of its funding obligations that may be due and owed under PE Investment III agreements directly to PE Investment III entities.
As of March 31, 2014, the carrying value of the investment in PE Investment III was $70.8 million. For the three months ended March 31, 2014, the Company recognized $1.4 million of equity in earnings. For the three months ended March 31, 2014, the Company received $1.4 million of net distributions and made $0.1 million of contributions, related to PE Investment III.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

7.	Investments in and Advances to Unconsolidated Ventures
The following is a description of investments in and advances to unconsolidated ventures. All of the below are accounted for under the equity method, except for certain components of the investment in RXR Realty for which the fair value option was elected.
RXR Equity Interest
In December 2013, the Company entered into a strategic transaction with RXR Realty, a leading real estate owner, developer and investment management company focused on high-quality real estate in the New York Tri-State area. The investment in RXR Realty includes an approximate 30% equity interest (“RXR Equity Interest”) for which the fair value option was elected. As a result, the Company records equity in earnings (losses) for the RXR Equity Interest based on the change in fair value for its share of the projected future cash flow from one period to another. As of March 31, 2014, the carrying value of the approximate 30% RXR Equity Interest was $85.7 million. For the three months ended March 31, 2014, the Company recognized equity in earnings of $1.5 million.
Multifamily Joint Venture
In July 2013, the Company through a joint venture with a private investor, acquired a multifamily property with 498 units, located in Philadelphia, Pennsylvania for an aggregate purchase price of $41.0 million, including all costs, escrows and reserves. The property was financed with a non-recourse mortgage note of $29.5 million and the remainder in cash. The mortgage note matures on July 1, 2023 and bears a fixed interest rate of 3.69%. The Company’s 90% interest in the joint venture was acquired for $10.4 million and as of March 31, 2014, the carrying value was $10.1 million. For the three months ended March 31, 2014, the Company recognized equity in losses of $0.2 million.
LandCap Partners
In October 2007, the Company entered into a joint venture with Whitehall Street Global Real Estate Limited Partnership 2007 (“Whitehall”) to form LandCap Partners and LandCap LoanCo. (collectively referred to as “LandCap”). The joint venture is managed by a third-party management group which has extensive experience in the single family housing sector. The Company and Whitehall agreed to provide no additional new investment capital in the LandCap joint venture. As of March 31, 2014 and December 31, 2013, the carrying value of the 49% interest in LandCap was $14.2 million and $14.1 million, respectively. As of March 31, 2014 and December 31, 2013, LandCap had investments totaling $25.1 million and $25.9 million, respectively. For the three months ended March 31, 2014 and 2013, the Company recognized equity in earnings of $0.1 million and equity in losses of $0.1 million, respectively.
CS Federal Drive, LLC
The Company owns a 50% interest in CS Federal Drive, LLC (“CS/Federal”), which owns three adjacent class A office/flex buildings in Colorado. The properties were acquired for $54.3 million and the joint venture financed the transaction with two separate non-recourse mortgages totaling $38.0 million and the remainder in cash. The mortgages mature on February 11, 2016 and bear a fixed interest rate of 5.51% and 5.46%, respectively. As of March 31, 2014 and December 31, 2013, the carrying value of the investment in CS/Federal was $5.4 million and $5.5 million, respectively. For the three months ended March 31, 2014 and 2013, the Company recognized equity in losses of $0.1 million and equity in earnings of $0.1 million, respectively.
Sponsored Companies
The Company sponsors NorthStar Income, a CRE debt focused non-traded REIT. As of March 31, 2014 and December 31, 2013, the carrying value of the investment in NorthStar Income was $6.1 million for each period representing an interest of 0.6%. For the three months ended March 31, 2014 and 2013, the Company recognized $0.1 million and an immaterial amount of equity in earnings, respectively.
The Company sponsors NorthStar Healthcare, a healthcare equity and debt focused non-traded REIT. As of March 31, 2014 and December 31, 2013, the carrying value of the investment in NorthStar Healthcare was $2.0 million and $2.1 million, representing an interest of 1.2% and 2.3%, respectively. For the three months ended March 31, 2014, the Company recognized equity in losses of $0.1 million.
The Company sponsors NorthStar Income II, the Company’s second CRE debt focused non-traded REIT. As of March 31, 2014 and December 31, 2013, the carrying value of the investment in NorthStar Income II was $2.1 million for each period,

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

representing an interest of 3.2% and 8.7%, respectively. For the three months ended March 31, 2014, the Company recognized an immaterial amount of equity in earnings.
Meadowlands
The Company owned a 22% interest in Meadowlands Two, LLC, which holds 100% of Meadowlands One, LLC, which is currently in the form of a preferred equity interest secured by a retail/entertainment complex located in New Jersey (the “NJ Property”). As a result of the deconsolidation of certain N-Star CDOs, the Company deconsolidated its investment in the NJ Property on September 30, 2013 (refer to Note 3). For the three months ended March 31, 2013, the Company recognized equity in losses of $0.3 million.
Other
In May 2012, the Company acquired a 9.8% interest in a joint venture that owns a pari passu participation in a first mortgage loan secured by a portfolio of luxury residences located in resort destinations. As of March 31, 2014 and December 31, 2013, the carrying value of the Company’s investment was $6.5 million and $5.7 million, respectively. For the three months ended March 31, 2014 and 2013, the Company recognized $1.2 million and $0.4 million of equity in earnings, respectively. In April 2014, the loan was repaid at par.
In August 2012, the Company acquired a 33.3% interest in a joint venture that owns a pari passu participation in a first mortgage loan secured by an office building in New York. In July 2013, the loan was paid off at par. For the three months ended March 31, 2013, the Company recognized $0.6 million of equity in earnings.
In April 2013, in connection with a loan on a hotel property in New York, the Company and NorthStar Income acquired an aggregate 35.0% interest in the Milford hotel and retail component of the hotel, of which the Company owns 65% and NorthStar Income owns 35%. There was no carrying value as of December 31, 2013. In March 2014, the retail component of the hotel was sold and for the three months ended March 31, 2014, the Company recognized a $1.2 million gain from this sale in equity in earnings.
In June 2013, in connection with the restructuring of an existing mezzanine loan, the Company acquired a 9.99% equity interest for $8.5 million in a joint venture that owns two office buildings in Chicago. As of March 31, 2014 and December 31, 2013, the carrying value of the investment was $8.5 million for each period. For the three months ended March 31, 2014, the Company did not recognize any equity in earnings.

8.	Real Estate Securities, Available for Sale
The following table presents CRE securities as of March 31, 2014 (dollars in thousands):

				Cumulative Unrealized			Allocation by	Weighted	Weighted
	Number	Principal Amount(3)	Amortized Cost	Gains	(Losses)	Fair Value	Investment Type(3)	Average Coupon	Average Yield(4)
Asset Type:
N-Star CDO bonds(1)	33	$512,040	$223,851	$15,468	$(9,078)	$230,241	28.4%	1.72%	20.77%
N-Star CDO equity(5)	5	154,540	154,540	3,334	(14,966)	142,908	8.6%	NA	18.60%
CMBS and other securities(6)	15	103,255	52,161	12,531	(16,965)	47,727	5.7%	2.81%	6.41%
Subtotal(2)	53	769,835	430,552	31,333	(41,009)	420,876	42.7%	1.90%	18.25%
CRE securities in N-Star CDOs(5)(7)
CMBS	189	837,022	594,647	64,714	(173,171)	486,190	46.5%	3.64%	9.41%
Third-party CDO notes	14	91,584	83,574	66	(59,645)	23,995	5.1%	0.23%	1.18%
Agency debentures	8	87,172	29,354	4,370	(1,778)	31,946	4.9%	NA	4.56%
Unsecured REIT debt	1	8,000	8,476	1,035	—	9,511	0.4%	7.50%	5.88%
Trust preferred securities	2	7,225	7,225	—	(1,362)	5,863	0.4%	2.25%	2.32%
Subtotal	214	1,031,003	723,276	70,185	(235,956)	557,505	57.3%	3.05%	8.15%
Total	267	$1,800,838	$1,153,828	$101,518	$(276,965)	$978,381	100.0%	2.62%	11.92%
____________________________________________________________

(1)	Excludes $102.4 million principal amount of N-Star CDO bonds payable that are eliminated in consolidation.

(2)	All securities are unleveraged.

(3)	Based on amortized cost for N-Star CDO equity and principal amount for remaining securities.

(4)	Based on expected maturity and for floating-rate securities, calculated using the applicable LIBOR as of March 31, 2014.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

(5)	The fair value option was elected for these securities (refer to Note 14).

(6)	The fair value option was elected for $37.7 million carrying value of these securities (refer to Note 14).

(7)	Investments in the same securitization tranche held in separate CDO financing transactions are reported as separate investments.
As of March 31, 2014, the Company’s CRE securities portfolio is comprised of N-Star CDO bonds and N-Star CDO equity and other securities which are predominantly conduit CMBS, meaning each asset is a pool backed by a large number of commercial real estate loans. As a result, this portfolio is typically well-diversified by collateral type and geography. As of March 31, 2014, contractual maturities of CRE securities investments ranged from five months to 39 years, with a weighted average expected maturity of 3.5 years.
The following table presents CRE securities as of December 31, 2013 (dollars in thousands):

				Cumulative Unrealized			Allocation by	Weighted	Weighted
	Number	Principal Amount(3)	Amortized Cost	Gains	Losses	Fair Value	Investment Type(3)	Average Coupon	Average Yield(4)
Asset Type:
N-Star CDO bonds(1)	31	$481,386	$207,547	$1,878	$(4,138)	$205,287	23.0%	1.82%	20.00%
N-Star CDO equity(5)	5	158,274	158,274	—	—	158,274	7.6%	NA	18.42%
CMBS and other securities(6)	17	98,650	58,482	6,457	(18,264)	46,675	4.7%	3.06%	4.98%
Subtotal(2)	53	738,310	424,303	8,335	(22,402)	410,236	35.3%	2.03%	17.34%
CRE securities in N-Star CDOs(5)(7)
CMBS	264	1,140,368	799,126	67,770	(294,595)	572,301	54.5%	3.15%	9.65%
Third-party CDO notes	20	109,651	99,603	—	(74,672)	24,931	5.2%	0.29%	1.17%
Agency debentures	8	87,172	29,031	2,644	(2,135)	29,540	4.2%	NA	4.64%
Unsecured REIT debt	1	8,000	8,502	1,019	—	9,521	0.4%	7.50%	6.00%
Trust preferred securities	2	7,225	7,225	—	(1,434)	5,791	0.4%	2.26%	2.32%
Subtotal	295	1,352,416	943,487	71,433	(372,836)	642,084	64.7%	2.73%	8.51%
Total	348	$2,090,726	$1,367,790	$79,768	$(395,238)	$1,052,320	100.0%	2.52%	11.25%
_________________________________________________________

(1)	Excludes $126.6 million principal amount of N-Star CDO bonds payable that are eliminated in consolidation.

(2)	All securities are unleveraged.

(3)	Based on amortized cost for N-Star CDO equity and principal amount for remaining securities.

(4)	Based on expected maturity and for floating-rate securities, calculated using the applicable LIBOR as of December 31, 2013.

(5)	The fair value option was elected for these securities (refer to Note 14).

(6)	The fair value option was elected for $30.6 million carrying value of these securities (refer to Note 14).

(7)	Investments in the same securitization tranche held in separate CDO financing transactions are reported as separate investments.
For the three months ended March 31, 2014, proceeds from the sale of CRE securities was $22.2 million, resulting in a net realized gain of $4.6 million. For the three months ended March 31, 2013, proceeds from the sale of CRE securities was $20.1 million, resulting in a net realized gain of $4.4 million.
CRE securities investments, not held in N-Star CDOs, include 35 securities for which the fair value option was not elected. As of March 31, 2014, the aggregate carrying value of these securities was $240.2 million, representing $6.5 million of accumulated net unrealized gains included in OCI. The Company held 13 securities with an aggregate carrying value of $52.2 million with an unrealized loss of $9.1 million as of March 31, 2014 and all were in an unrealized loss position for a period of less than 12 months. Based on management’s quarterly evaluation, no OTTI was identified related to these securities. The Company does not intend to sell these securities and it is more likely than not that the Company will not be required to sell these securities prior to recovery of its amortized cost basis, which may be at maturity.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

9.	Borrowings
The following table presents borrowings as of March 31, 2014 and December 31, 2013 (dollars in thousands):

				March 31, 2014		December 31, 2013
	Recourse vs. Non-Recourse	Final Maturity	Contractual Interest Rate(1)(2)	Principal Amount	Carrying Value(3)	Principal Amount	Carrying Value(3)
Mortgage and other notes payable:(4)
Manufactured housing communities
Manufactured Housing Portfolio 1(5)	Non-recourse	Jan-23	4.387%	$236,900	$236,900	$236,900	$236,900
Manufactured Housing Portfolio 2(6)	Non-recourse	May-23	4.016%	639,999	639,999	639,999	639,999
Manufactured Housing Portfolio 3(7)	Non-recourse	Jan-24	4.915%	248,000	248,000	248,000	248,000
Subtotal Manufactured housing communities				1,124,899	1,124,899	1,124,899	1,124,899
Healthcare
Wakefield Portfolio	Non-recourse	Mar-15	LIBOR + 5.95%	55,507	55,507	55,768	55,768
Ohio Portfolio	Non-recourse	Mar-16	6.00%	20,426	20,426	20,496	20,496
Lancaster, OH	Non-recourse	Mar-16	LIBOR + 5.00%	4,384	4,384	4,399	4,399
Wilkinson Portfolio	Non-recourse	Jan-17	6.99%	152,066	152,066	152,772	152,772
Tuscola/Harrisburg, IL	Non-recourse	Jan-17	7.09%	7,511	7,511	7,545	7,545
East Arlington, TX	Non-recourse	May-17	5.89%	3,196	3,196	3,209	3,209
Minnesota Portfolio	Non-recourse	May-18(8)	LIBOR + 3.00%	37,951	37,951	38,175	38,175
Healthcare Preferred(9)	Non-recourse	Jul-21	LIBOR + 7.75%	75,000	75,000	75,000	75,000
Indiana Portfolio(9)	Non-recourse	Sept-21	LIBOR + 4.50%	121,130	121,130	121,130	121,130
Subtotal Healthcare				477,171	477,171	478,494	478,494
Net lease
South Portland, ME	Non-recourse	Jun-14	7.34%	3,758	3,758	3,819	3,819
Fort Wayne, IN	Non-recourse	Jan-15	6.41%	2,992	2,992	3,019	3,019
Reading, PA	Non-recourse	Jan-15	5.58%	12,684	12,684	12,765	12,765
Reading, PA	Non-recourse	Jan-15	6.00%	5,000	5,000	5,000	5,000
EDS Portfolio	Non-recourse	Oct-15	5.37%	43,443	43,443	43,682	43,682
Keene, NH	Non-recourse	Feb-16	5.85%	6,203	6,203	6,237	6,237
Green Pond, NJ	Non-recourse	Apr-16	5.68%	16,019	16,019	16,095	16,095
Aurora, CO	Non-recourse	Jul-16	6.22%	31,101	31,101	31,232	31,232
DSG Portfolio	Non-recourse	Oct-16	6.17%	31,576	31,576	31,729	31,729
Indianapolis, IN	Non-recourse	Feb-17	6.06%	26,484	26,484	26,600	26,600
Milpitas, CA	Non-recourse	Mar-17	5.95%	19,905	19,905	20,055	20,055
Fort Mill, SC	Non-recourse	Apr-17	5.63%	27,700	27,700	27,700	27,700
Fort Mill, SC(10)	Non-recourse	Apr-17	6.21%	1,365	1,365	1,464	1,464
Salt Lake City, UT	Non-recourse	Sept-17	5.16%	13,562	13,562	13,689	13,689
Columbus, OH	Non-recourse	Dec-17	6.48%	22,206	22,206	22,300	22,300
Subtotal Net lease				263,998	263,998	265,386	265,386
Multifamily
Memphis, TN	Non-recourse	Apr-23	3.996%	39,600	39,600	39,600	39,600
Multifamily Portfolio 1(11)	Non-recourse	May-23/July-23	4.03%	158,417	158,417	158,417	158,417
Multifamily Portfolio 2(12)	Non-recourse	Jul-23	4.28%	46,538	46,538	46,538	46,538
Subtotal Multifamily				244,555	244,555	244,555	244,555
Subtotal Mortgage and other notes payable				2,110,623	2,110,623	2,113,334	2,113,334
CDO bonds payable:
N-Star I	Non-recourse	Aug-38	LIBOR + 4.26%	37,723	35,107	37,754	34,886
N-Star III	Non-recourse	Jun-40	LIBOR + 1.66%	99,814	49,963	100,022	46,090
N-Star V(13)	—	—	—	—	—	202,899	80,897
N-Star IX	Non-recourse	Aug-52	LIBOR + 0.40%	602,389	334,183	629,544	222,310
Subtotal CDO bonds payable—VIE				739,926	419,253	970,219	384,183

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

				March 31, 2014		December 31, 2013
	Recourse vs. Non-Recourse	Final Maturity	Contractual Interest Rate(1)(2)	Principal Amount	Carrying Value(3)	Principal Amount	Carrying Value(3)
Securitization bonds payable:
Securitization 2012-1	Non-recourse	Aug-29	LIBOR+1.62% (14)	$82,337	$82,367	$82,337	$82,340
Subtotal Securitization financing transaction				82,337	82,367	82,337	82,340
Credit facilities:
Loan Facility 1	Non-recourse	Jul-18(15)	5.16%(16)	14,850	14,850	14,850	14,850
Loan Facility 2	Partial Recourse(17)	Mar-18(18)	3.36%(19)	47,180	47,180	55,188	55,188
Subtotal Credit facilities				62,030	62,030	70,038	70,038
Senior Notes:
Senior Notes(20)	Recourse	Sept-14	3.00%	481,118	481,118	—	—
Exchangeable senior notes:(21)
7.25% Notes	Recourse	Jun-27(22)	7.25%	12,955	12,955	12,955	12,955
7.50% Notes(20)	—	—	—	—	—	172,500	165,366
8.875% Notes	Recourse	Jun-32(23)	8.875%	3,810	3,734	13,360	13,068
5.375% Notes	Recourse	Jun-33(24)	5.375%	207,974	181,311	345,000	299,584
Subtotal Exchangeable senior notes				224,739	198,000	543,815	490,973
Junior subordinated notes:(25)
Trust I	Recourse	Mar-35	8.15%	41,240	33,198	41,240	31,342
Trust II	Recourse	Jun-35	7.74%	25,780	20,882	25,780	19,722
Trust III	Recourse	Jan-36	7.81%	41,238	33,403	41,238	31,547
Trust IV	Recourse	Jun-36	7.95%	50,100	40,581	50,100	38,327
Trust V	Recourse	Sept-36	LIBOR + 2.70%	30,100	21,070	30,100	19,866
Trust VI	Recourse	Dec-36	LIBOR + 2.90%	25,100	17,947	25,100	16,943
Trust VII	Recourse	Apr-37	LIBOR + 2.50%	31,459	21,548	31,459	20,290
Trust VIII	Recourse	Jul-37	LIBOR + 2.70%	35,100	24,571	35,100	23,166
Subtotal Junior subordinated notes				280,117	213,200	280,117	201,203
Grand Total				$3,980,890	$3,566,591	$4,059,860	$3,342,071
____________________________________________________________

(1)	Refer to Note 15 for further disclosure regarding derivative instruments which are used to manage interest rate exposure.

(2)	For borrowings with a contractual interest rate based on LIBOR, represents three-month LIBOR for N-Star CDO I and the Wakefield Portfolio and one-month LIBOR for the other borrowings.

(3)
Carrying value represents fair value with respect to CDO bonds payable and junior subordinated notes due to the election of the fair value option (refer to Note 14) and amortized cost with regards to the other borrowings.

(4)	Mortgage and other notes payable are subject to customary non-recourse carveouts.

(5)	Represents two separate senior mortgage notes both maturing in January 2023 with a weighted average interest rate of 4.387%.

(6)	Represents eight separate senior mortgage notes all maturing in May 2023, with a weighted average interest rate of 4.016%.

(7)	Represents three separate senior mortgage notes all maturing in January 2024, with a weighted average interest rate of 4.915%.

(8)
The initial maturity date is May 31, 2016, subject to two one-year extensions at the option of the Company, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(9)	Represents borrowings previously eliminated in consolidation that were initially recorded at fair value.

(10)	Represents a mezzanine loan on the net lease property.

(11)	Represents seven separate senior mortgage notes, five maturing in May 2023 and two maturing in July 2023, with a weighted average interest rate of 4.03%.

(12)	Represents two separate senior mortgage notes both maturing in July 2023, with a weighted average interest rate of 4.28%.

(13)	In March 2014, the Company deconsolidated N-Star CDO V which resulted in the deconsolidation of its CDO bonds payable. Refer to Note 3 for further disclosure.

(14)	Contractual interest rate represents a weighted average spread.

(15)
The initial maturity date is July 30, 2015, with three one-year extensions at the Company’s option, which may be exercised upon the satisfaction of certain customary conditions set forth in the governing documents.

(16)	Represents the weighted average contractual interest rate as of March 31, 2014, which varies based on the asset type and characteristics and ranges from one-month LIBOR plus 3.95% to 5.95%.

(17)	Recourse solely with respect to certain types of loans as defined in the governing documents.

(18)	The maturity is March 11, 2015, with three one-year extensions.

(19)	Contractual interest rate varies based on collateral type and ranges from one-month LIBOR plus 2.50% to 5.00%.

(20)	In March 2014, $172.5 million principal amount of the 7.50% Notes were exchanged for $481.1 million principal amount of Senior Notes.

(21)	Principal amount differs from carrying value on the consolidated balance sheets due to the unamortized discount associated with the equity component of the notes.

(22)	The holders have repurchase rights which may require the Company to repurchase the notes on June 15, 2014.

(23)	The holders have repurchase rights which may require the Company to repurchase the notes on June 15, 2019.

(24)	The holders have repurchase rights which may require the Company to repurchase the notes on June 15, 2023 and June 15, 2028.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

(25)
Junior subordinated notes Trusts I, II, III and IV have a fixed interest rate for periods ranging from June 2015 to September 2016, when the interest rate will change to floating and reset quarterly at rates ranging from three-month LIBOR plus 2.80% to 3.25%.

The following table presents scheduled principal on borrowings, based on final maturity as of March 31, 2014 (dollars in thousands):

	Total	Mortgage and Other Notes Payable	CDO Bonds Payable	Securitization Bonds Payable	Credit Facilities	Senior Notes	Exchangeable Senior Notes(1)	Junior Subordinated Notes
April 1 to December 31, 2014	$505,599	$11,526	$—	$—	$—	$481,118	$12,955	$—
Years ending December 31:
2015	130,255	130,255	—	—	—	—	—	—
2016	126,956	126,956	—	—	—	—	—	—
2017	278,048	278,048	—	—	—	—	—	—
2018	119,220	57,190	—	—	62,030	—	—	—
Thereafter	2,820,812	1,506,648	739,926	82,337	—	—	211,784	280,117
Total	$3,980,890	$2,110,623	$739,926	$82,337	$62,030	$481,118	$224,739	$280,117
____________________________________________________________

(1)
The 7.25% Notes, 8.875% Notes and 5.375% Notes have a final maturity date of June 15, 2027, June 15, 2032 and June 15, 2033, respectively. The above table reflects the holders’ repurchase rights which may require the Company to repurchase the 7.25% Notes, 8.875% Notes and 5.375% Notes on June 15, 2014, June 15, 2019 and June 15, 2023, respectively.

Senior Notes and Exchangeable Senior Notes
In March 2014, $172.5 million principal amount of the 7.50% Notes were exchanged for $481.1 million principal amount of senior notes due September 30, 2014 (the “Senior Notes”). The Senior Notes are senior unsecured obligations of the Company and may be redeemed in whole or in part with not less than ten or more than 60 days notice. At the stated maturity date, the Senior Notes may be settled in cash or common stock of the Company at the Company’s option. In connection with this exchange, the Company recorded a loss of $22.4 million in realized gain (loss) on investments and other in the consolidated statements of operations.

In January 2014, $9.6 million principal amount of the 8.875% Notes were exchanged for 1.6 million shares of common stock and $137.0 million principal amount of the 5.375% Notes were exchanged for 14.1 million shares of common stock. In connection with these conversions, the Company recorded a loss of $15.4 million in realized gain (loss) on investments and other in the consolidated statements of operations.
The Company’s outstanding senior notes contain unconditional guarantees by the Company. All of the Company’s outstanding exchangeable senior notes contain unconditional guarantees by the Company, the Operating Partnership and/or NRFC Sub-REIT Corp., a subsidiary of the Operating Partnership, on an unsecured and unsubordinated basis.
Loan Facilities
In July 2012, a subsidiary of the Company entered into a credit and security agreement (“Loan Facility 1”) of $40.0 million on a non-recourse basis, subject to certain exceptions, to finance first mortgage loans and senior loan participations secured by commercial real estate. In connection with Loan Facility 1, the Operating Partnership agreed to guarantee interest payments and the customary obligations under Loan Facility 1 if either the Company or its affiliates engage in certain customary bad acts. In addition, the Operating Partnership pledged its interests in the Company’s borrowing subsidiary as collateral. Loan Facility 1 and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, the Operating Partnership must maintain at least $3.75 million and as much as $7.5 million in unrestricted cash, or other eligible investments, at all times during the term of Loan Facility 1.
In March 2013, a subsidiary of the Company entered into a master repurchase agreement (“Loan Facility 2”) of $200.0 million to finance first mortgage loans and senior interests secured by commercial real estate. In connection with Loan Facility 2, the Company and the Operating Partnership entered into a guaranty agreement under which the Company and the Operating Partnership guaranty certain of the obligations under Loan Facility 2. Loan Facility 2 and related agreements contain representations, warranties, covenants, conditions precedent to funding, events of default and indemnities that are customary for agreements of these types. More specifically, the Company must maintain at least $20.0 million in unrestricted cash or cash

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

equivalents at all times during the term of Loan Facility 2. In addition, the Company has agreed to guarantee certain customary obligations under Loan Facility 2 if the Company or an affiliate of the Company engage in certain customary bad acts.
As of March 31, 2014, the Company had $101.6 million carrying value of loans financed with $62.0 million on the loan facilities, with $178.0 million of available borrowing under its loan facilities.
During the initial term, the credit facilities act as revolving credit facilities that can be paid down as assets repay or are sold and re-drawn upon for new investments. As of March 31, 2014, the Company was in compliance with all of its financial covenants.

10.	Related Party and Sponsored Company Arrangements
Asset Management and Other Fees
The Company has agreements with each of its Sponsored Companies to manage their day-to-day operations, including identifying, originating and acquiring investments on their behalf and earning fees for its services. For the three months ended March 31, 2014 and 2013, the Company earned $8.7 million and $4.5 million of fees related to these agreements, respectively. Pursuant to each of the advisory agreements with the current Sponsored Companies, the Company may determine, in its sole discretion, to defer or waive, in whole or in part, certain asset management and other fees incurred. In considering whether to defer or waive any such fees, the Company evaluates the specific facts and circumstances surrounding the incurrence of a particular fee and makes its decision on a case by case basis. From inception through March 31, 2014, the Company deferred $0.5 million of acquisition fees and $0.3 million of disposition fees related to NorthStar Income.
N-Star CDOs
The Company earns collateral management fees from the N-Star CDOs. For the three months ended March 31, 2014 and 2013, the Company earned $1.6 million and $3.1 million in fee income, respectively. For the three months ended March 31, 2014, the Company recorded fee income of $0.8 million in its consolidated statements of operations relating to deconsolidated N-Star CDOs. All remaining amounts were eliminated in consolidation as all of the N-Star CDOs were consolidated prior to the third quarter 2013.
Additionally, the Company earns interest income from the N-Star CDO bonds and N-Star CDO equity. For the three months ended March 31, 2014, the Company earned $20.3 million of interest income from such investments in deconsolidated N-Star CDOs.
Selling Commissions and Dealer Manager Fees and Commission Expense
Selling commissions and dealer manager fees represents income earned by selling equity in Sponsored Companies through NorthStar Securities. Pursuant to dealer manager agreements between NorthStar Securities and the Sponsored Companies, the Company receives selling commissions of up to 7% of gross offering proceeds raised. The Company reallows all selling commissions earned to participating broker-dealers. In addition, the Company also receives a dealer manager fee of up to 3% of gross offering proceeds raised, a portion of which is typically reallowed to participating broker-dealers. Commission expense represents fees to participating broker-dealers with whom the Company has selling agreements and commissions to employees of NorthStar Securities. The Company earns net commission income through NorthStar Securities for selling equity in the Sponsored Companies which is expected to cover the costs of the Company’s broker-dealer business. Currently, net commission income covers the majority of such costs. For the three months ended March 31, 2014 and 2013, commission expense was $13.6 million and $15.4 million, respectively, of which $1.7 million and $2.1 million, respectively, related to employees of NorthStar Securities.
Sponsored Companies
The Company is entitled to certain expense allocations for costs paid on behalf of its Sponsored Companies which include: (i) reimbursement for organization and offering costs such as professional fees and other associated with the formation and offering of the Sponsored Company; and (ii) reimbursement for direct and indirect operating costs such as certain salaries and professional and other costs associated with running the operations of the Sponsored Company. The Company facilitates the payment of organization and offering costs on behalf of the Sponsored Companies and records these costs as receivables, related parties on its consolidated balance sheets until repaid. The Sponsored Companies record these costs as either advisory fees-related party on their consolidated statements of operations or as a cost of capital in their consolidated statements of equity. As of March 31, 2014 and December 31, 2013, the Company had aggregate unreimbursed costs of $24.2 million and $21.0

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

million, respectively, from its Sponsored Companies. These amounts are recorded as receivables, related parties on the consolidated balance sheets. For the three months ended March 31, 2014 and 2013, the Company received $2.9 million and $3.4 million, respectively, of reimbursement from its Sponsored Companies.
The Company committed to purchase up to $10.0 million in shares of each of its Sponsored Companies’ common stock during the two year period from when each offering was declared effective, in the event that Sponsored Company’s distributions to its stockholders exceeds its modified funds from operations (as defined in accordance with the current practice guidelines issued by the Investment Program Association). With respect to this commitment, the Company purchased the following shares:

•
NorthStar Income - The Company purchased an aggregate of 507,980 shares of NorthStar Income’s common stock for $4.6 million from inception of NorthStar Income through the termination of the agreement which ended on July 19, 2013.

•
NorthStar Healthcare - The Company purchased an aggregate of 255,614 shares of its common stock (including 222,223 shares for the satisfaction of the minimum offering amount) for $2.3 million. The commitment with NorthStar Healthcare ends in August 2015, unless extended by the Company in its discretion.

•
NorthStar Income II - The Company purchased an aggregate of 245,109 shares of its common stock (including 222,223 shares for the satisfaction of the minimum offering amount) for $2.2 million. The commitment with NorthStar Income II ends in May 2015, unless extended by the Company in its discretion.

In January 2014, the Company sold a $9.0 million pari passu participation in a first mortgage loan at cost originated by the Company to NorthStar Income II. Additionally, in April 2014, the Company sold a $5.0 million pari passu participation in a first mortgage loan at cost to NorthStar Income II. Such sales were approved by the independent board of directors of NorthStar Income II.
On March 31, 2014, NorthStar/RXR New York Metro Income, Inc., (“NorthStar/RXR New York Metro”), confidentially submitted a registration statement on Form S-11 to the SEC seeking to raise up to $2.0 billion in a public offering of common stock. NorthStar/RXR New York Metro will be structured as a public, non-traded corporation that intends to qualify as a REIT and is co-sponsored by NSAM and RXR Realty. NorthStar/RXR New York Metro intends to make commercial real estate investments in the New York City metropolitan area.
Healthcare Strategic Joint Venture
In January 2014, NSAM entered into a long-term strategic partnership with James F. Flaherty III, former Chief Executive Officer of HCP, Inc., focused on expanding the Company’s healthcare business into a preeminent healthcare platform (“Healthcare Strategic Partnership”). In connection with the partnership, Mr. Flaherty will oversee and seek to grow both the Company’s healthcare real estate portfolio and the portfolio of NorthStar Healthcare. In addition, the partnership is expected to focus on raising institutional capital for funds expected to be managed by NSAM. In connection with entering into the partnership, the Company granted Mr. Flaherty certain RSUs (refer to Note 11).
The Healthcare Strategic Partnership is entitled to incentive fees ranging from 20% to 25% above certain hurdles for new and existing healthcare real estate investments held by the Company and NorthStar Healthcare (herein collectively referred to as Healthcare Balance Sheet Promote) and from new investments in future funds or companies (herein referred to as Healthcare Fund Promote). The Healthcare Strategic Partnership will also be entitled to any incentive fees earned from NorthStar Healthcare or any future sponsored healthcare non-traded REITs (herein collectively referred to as Healthcare NTR Promote).
NSAM is entitled to two-thirds of any Healthcare Balance Sheet Promote and Healthcare NTR Promote; one-half of any Healthcare Fund Promote and 100% of any asset management fees earned by the Healthcare Strategic Partnership or any healthcare real estate entity managed by NSAM.
Securitization 2012-1
The Company entered into an agreement with NorthStar Income that provides that both the Company and NorthStar Income receive the economic benefit and bear the economic risk associated with the investments each contributed into Securitization 2012-1, a securitization transaction entered into by the Company and NorthStar Income. In both cases, the respective retained equity interest of the Company and NorthStar Income is subordinate to interests of the investment-grade bondholders of Securitization 2012-1 and the investment-grade bondholders have no recourse to the general credit of the Company or NorthStar Income. In the event that either the Company or NorthStar Income suffer a complete loss of the retained equity

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

interests in Securitization 2012-1, any additional losses would be borne by the remaining retained equity interests held by the Company or NorthStar Income, as the case may be, prior to the investment-grade bondholders.
Legacy Fund
The Company has four interests in CRE debt investments, two of which are in deconsolidated N-Star CDOs, with a subsidiary of Legacy Partners Realty Fund I, LLC (the “Legacy Fund”) as borrower. One of the Company’s directors, Preston Butcher, is the chairman of the board of directors and chief executive officer and owns a significant interest in Legacy Partners Commercial, LLC (“Legacy Partners Commercial”), which indirectly owns an equity interest in, and owns the manager of, the Legacy Fund.
Two loans with an aggregate principal amount of $39.6 million were deconsolidated in September 2013 (refer to Note 3), and as a result, the Company no longer records these loans on the consolidated balance sheets. For the three months ended March 31, 2013, the Company recorded an aggregate $0.5 million of interest income in the consolidated statements of operations related to these loans.
The third loan with a principal amount of $39.0 million matures in October 2016 and has two one-year extension options, at the borrower’s option. In March 2014, the Company originated the fourth loan, a senior mortgage loan with a principal amount of $17.3 million and a mezzanine loan with a principal amount of $8.1 million, both of which mature in April 2021. For the three months ended March 31, 2014, the Company recorded an aggregate $0.8 million of interest income in the consolidated statements of operations related to these loans.
Furthermore, in February 2013, NorthStar Income made a $91.0 million loan to the Legacy Fund. In connection with this loan, the Company, acting in its capacity as the advisor to NorthStar Income, received a customary 1.0% origination fee and further earns an annual asset management fee of 1.25%. In addition, the Company leases office space in Colorado with an affiliate of the Legacy Fund under an operating lease with annual lease payments of approximately $0.2 million through December 31, 2016. The Company has the option to renew the lease for an additional five years.

11.	Equity-Based Compensation
Omnibus Stock Incentive Plan
In September 2004, the board of directors of the Company adopted the NorthStar Realty Finance Corp. 2004 Omnibus Stock Incentive Plan and such plan, as amended and restated, was further adopted by the board of directors of the Company on April 17, 2013 and approved by the stockholders on May 29, 2013 (the “Stock Incentive Plan”). The Stock Incentive Plan provides for the issuance of stock-based incentive awards, including incentive stock options, non-qualified stock options, stock appreciation rights, shares of common stock of the Company, in the form of restricted shares and other equity-based awards such as LTIP Units or any combination of the foregoing. LTIP Unit holders are entitled to dividends on the entire grant beginning on the date of grant. The eligible participants in the Stock Incentive Plan include directors, officers, employees, consultants and advisors of the Company.
An aggregate of 14,472,917 shares of common stock of the Company are currently reserved pursuant to the Stock Incentive Plan, subject to equitable adjustment upon the occurrence of certain corporate events. 10,159,855 LTIP Units (net of forfeitures) have been issued, of which 3,540,465 LTIP Units remain subject to vesting.
The following table presents the status of all LTIP Unit grants as of March 31, 2014 and December 31, 2013 (units in thousands):

	March 31, 2014		December 31, 2013
	LTIP Unit Grants(2)	Weighted Average Grant Price	LTIP Unit Grants	Weighted Average Grant Price
Beginning balance(1)	9,217	$7.15	6,228	$6.66
Granted(3)	2,086	15.51	4,332	8.10
Converted to common stock	(1,111)	8.81	(1,341)	7.90
Forfeited	(2)	9.11	(2)	5.38
Ending Balance/Weighted Average	10,190	$8.68	9,217	$7.15
____________________________________________________________

(1)	Reflects the balance as of January 1, 2014 and 2013 for the periods ended March 31, 2014 and December 31, 2013, respectively.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

(2)	Includes 698,142 LTIP Units issued in connection with the NorthStar Realty Finance Corp. 2004 Long-Term Incentive Bonus Plan of which 667,509 LTIP Units have been converted.

(3)	Represents deferred LTIP Units granted in connection with the Stock Incentive Plan (refer to below).
The Company recognized equity-based compensation expense related to these awards of $7.2 million and $5.3 million for the three months ended March 31, 2014 and 2013, respectively. As of March 31, 2014, the related equity-based compensation expense to be recognized over the remaining vesting period through April 2017 is $38.5 million, provided there are no forfeitures.
Incentive Compensation Plan
The compensation committee of the board of directors (the “Committee”) of the Company approved the material terms of the NorthStar Realty Finance Corp. Executive Incentive Bonus Plan for the Company’s executive officers and other employees (the “Plan”). Pursuant to the Plan, a potential incentive compensation pool is expected to be established each calendar year. The size of the incentive pool will be calculated as the sum of: (a) 1.75% of the Company’s “adjusted equity capital” for the year; and (b) 25% of the Company’s adjusted funds from operations, as adjusted, above a 9% return hurdle on adjusted equity capital. Payout from the incentive pool is subject to achievement of additional performance goals summarized below.
The incentive pool is expected to be divided into the following three separate incentive compensation components: (a) an annual cash bonus, tied to annual performance of the Company and paid prior to or shortly after completion of the year-end audit (“Annual Bonus”); (b) a deferred cash bonus, determined based on the same year’s performance, but paid 50% following the close of each of the first and second years after such incentive pool is determined, subject to the participant’s continued employment through each payment date (“Deferred Cash Bonus”); and (c) a long-term incentive in the form of RSUs and/or LTIP Units. RSUs are subject to the Company achieving cumulative performance hurdles and/or target stock prices established by the Committee for a three- or four-year period, subject to the participant’s continued employment through the payment date. Upon the conclusion of the applicable performance period, each executive officer will receive a payout, if any, equal to the value of one share of common stock at the time of such payout, including the dividends paid with respect to a share of common stock following the first year of the applicable performance period, for each RSU actually earned (the “Long-Term Amount Value”). The Long-Term Amount Value, if any, will be paid in the form of shares of common stock or LTIP Units to the extent available under the Company’s equity compensation plans or, if all or a portion of such shares or LTIP Units are not available, in cash (the “Long Term Amount Payout”).
The Committee evaluates the Plan on an annual basis and considers alternatives to the foregoing as the Committee deems appropriate and in the best interests of the Company. Performance goals for each component will be set by the Committee at the beginning of each subsequent calendar year for each new cycle. The goals will generally be divided into ranges of performance, each of which will correspond to a payout level equal to a percentage of a participant’s pool allocation for such component.
In connection with the 2010 Plan, the Company issued 2,209,999 RSUs to executive officers which vested subject to the Company achieving cumulative performance hurdles and/or target stock prices for the three-year period ending December 31, 2012. The Company determined in the fourth quarter of 2011 the performance hurdle was reached entitling the recipients to 100% of the RSUs granted. In achievement of the performance hurdles, the Company issued 2,209,999 LTIP Units to executive officers in February 2013.
In connection with the 2011 Plan, the Company issued 1,525,797 RSUs to executive officers which vest subject to the Company achieving target stock prices for the four-year period ending December 31, 2014. The fair value of the grant is being amortized into equity-based compensation expense over the performance period. For the three months ended March 31, 2014 and 2013, the Company recognized compensation expense of $0.4 million for both periods. Upon conclusion of the applicable performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same time, the Company granted 1,525,797 LTIP Units to executive officers which vest to the recipient at a rate of four annual installments ending January 29, 2015 and which may not be sold prior to January 1, 2015. The Company also granted 606,258 LTIP Units (net of forfeitures) to certain non-executive employees, which vest quarterly over three years beginning April 2012.
In connection with the 2012 Plan, the Company issued 1,409,682 RSUs to executive officers, subject to the Company achieving target stock prices for the four-year period ending December 31, 2015. The Company does not yet know whether it is probable that such measure will be achieved and that such RSUs will be earned. The fair value of the grant is being amortized into equity-based compensation expense over the performance period. For the three months ended March 31, 2014 and 2013, the Company recognized compensation expense of $0.7 million and $0.4 million, respectively. Upon conclusion of the applicable

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same time, the Company granted 1,409,682 LTIP Units to executive officers which vest to the recipient at a rate of four annual installments ending January 29, 2016 and which may not be sold prior to December 31, 2015. The Company also granted 581,607 LTIP Units (net of forfeitures) to certain non-executive employees, which vest quarterly over three years beginning April 2013.
In February 2014, in connection with the 2013 Plan, the Company issued 1,000,744 RSUs to executive officers, subject to the Company achieving target stock prices for the four-year period ending December 31, 2016. The Company does not yet know whether it is probable that such measure will be achieved and that such RSUs will be earned. The fair value of the grant is being amortized into equity-based compensation expense over the performance period. For the three months ended March 31, 2014, the Company recognized compensation expense of $0.4 million. Upon conclusion of the applicable performance period, each executive officer will receive the Long Term Amount Payout (if earned). At the same time, the Company granted 1,000,744 deferred LTIP Units to executive officers which vest annually at a rate of four annual installments ending January 29, 2017 and 523,157 deferred LTIP Units which vest on December 31, 2015. The Company also granted 556,767 of deferred LTIP Units (net of forfeitures) to certain non-executive employees, which vest quarterly over three years beginning April 2014. Deferred LTIP Units are equity awards representing the right to receive either LTIP Units in the Operating Partnership or its successor or, if such LTIP Units are not available, upon settlement of the award, shares of common stock of the Company.
Healthcare Strategic Joint Venture
In connection with entering into the Healthcare Strategic Partnership, the Company granted Mr. Flaherty 1,000,000 RSUs, which vest on January 22, 2019, unless certain conditions are met. The RSUs are entitled to dividends and may be settled either in shares of common stock of the Company or in cash at the option of the Company. The Company recognized equity-based compensation expense related to these awards of $0.9 million for the three months ended March 31, 2014. In addition, Mr. Flaherty is entitled to incremental grants of stock subject to certain conditions being met.

12.	Stockholders’ Equity
Common Stock
In January 2014, as part of the consideration for the RXR Investment, the Company issued 1.36 million shares of its common stock in a private offering to an RXR Realty affiliate. Such amount was granted in December 2013 resulting in an increase to additional paid in capital of $17.7 million. This amount is recorded as a premium on the related CRE debt investments and will be amortized to interest income over the life of the debt, using the effective interest method, in the consolidated statements of operations.
Dividend Reinvestment Plan
In April 2007, as amended effective January 1, 2012, the Company implemented a Dividend Reinvestment Plan (the “DRP”), pursuant to which it registered with the SEC and reserved for issuance 14,279,846 shares of its common stock. Pursuant to the amended terms of the DRP, stockholders are able to automatically reinvest all or a portion of their dividends for additional shares of the Company’s common stock. The Company expects to use the proceeds from the DRP for general corporate purposes. For the three months ended March 31, 2014, the Company issued 4,720 shares of its common stock pursuant to the DRP for gross sales proceeds of $0.1 million.
Dividends
The following table presents dividends declared (on a per share basis) for the three months ended March 31, 2014:

Common Stock		Preferred Stock
			Dividend
Declaration Date	Dividend	Declaration Date	Series A	Series B	Series C	Series D
February 26	$0.25	January 29	$0.54688	$0.51563	$0.55469	$0.53125

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Earnings Per Share
The following table presents EPS for the three months ended March 31, 2014 and 2013 (dollars and shares in thousands, except per share data):

	Three Months Ended March 31,
	2014	2013
Numerator:
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(134,961)	$36,622
Net income (loss) attributable to LTIP Units non-controlling interest	(3,596)	1,733
Net income (loss) attributable to common stockholders and LTIP Units(1)	$(138,557)	$38,355
Denominator:
Weighted average shares of common stock	321,029	176,675
Weighted average LTIP Units(1)	8,569	8,361
Weighted average shares of common stock and LTIP Units	329,598	185,036
Dilutive securities(2)	—	3,178
Weighted average diluted shares	329,598	188,214
Earnings (loss) per share:
Basic	$(0.42)	$0.21
Diluted	$(0.42)	$0.20
____________________________________________________________

(1)
The EPS calculation takes into account LTIP Units, which receive non-forfeitable dividends from the date of grant, share equally in the Company’s net income (loss) and convert on a one-for-one basis into common stock.

(2)
Excludes the effect of exchangeable senior notes, deferred LTIPs, RSUs and certain warrants outstanding and exercisable that were not dilutive as of March 31, 2014. These instruments could potentially impact diluted EPS in future periods, depending on changes in the Company’s stock price and other factors.

13.	Non-controlling Interests
Operating Partnership
Non-controlling interests include the aggregate LTIP Units held by limited partners (the “Unit Holders”) in the Operating Partnership. Net income (loss) attributable to the non-controlling interest is based on the weighted average Unit Holders’ ownership percentage of the Operating Partnership for the respective period. The issuance of additional common stock or LTIP Units changes the percentage ownership of both the Unit Holders and the Company. Since a unit is generally redeemable for cash or common stock at the option of the Company, it is deemed to be equivalent to common stock. Therefore, such transactions are treated as capital transactions and result in an allocation between stockholders’ equity and non-controlling interests in the accompanying consolidated balance sheets to account for the change in the ownership of the underlying equity in the Operating Partnership. As of March 31, 2014 and December 31, 2013, LTIP Units of 8,104,822 and 9,217,518 were outstanding, respectively, representing a 2.4% and 2.9% ownership and non-controlling interest in the Operating Partnership, respectively. Net income (loss) attributable to the Operating Partnership non-controlling interest for the three months ended March 31, 2014 and 2013 was a loss of $3.6 million and income of $1.7 million, respectively. Such amounts exclude 2,085,667 deferred LTIP Units issued in connection with the Stock Incentive Plan.
Other
Other non-controlling interests represent third-party equity interests in ventures that are consolidated with the Company’s financial statements. Net income (loss) attributable to the other non-controlling interests for the three months ended March 31, 2014 and 2013 was a loss of $0.1 million and an immaterial amount, respectively.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following table presents net income (loss) attributable to the Company’s common stockholders for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	Three Months Ended March 31,
	2014	2013
Income (loss) from continuing operations	$(134,587)	$36,469
Income (loss) from discontinued operations	(374)	153
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(134,961)	$36,622

14.	Fair Value
Fair Value Measurement
The fair value of financial instruments is categorized based on the priority of the inputs to the valuation technique and categorized into a three-level fair value hierarchy. The fair value hierarchy gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). If the inputs used to measure the financial instruments fall within different levels of the hierarchy, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.
Financial assets and liabilities recorded at fair value on the consolidated balance sheets are categorized based on the inputs to the valuation techniques as follows:
Level 1. Quoted prices for identical assets or liabilities in an active market.
Level 2. Financial assets and liabilities whose values are based on the following:
(a)Quoted prices for similar assets or liabilities in active markets.
(b)Quoted prices for identical or similar assets or liabilities in non-active markets.
(c)Pricing models whose inputs are observable for substantially the full term of the asset or liability.
(d)Pricing models whose inputs are derived principally from or corroborated by observable market data for substantially the full term of the asset or liability.
Level 3. Prices or valuation techniques based on inputs that are both unobservable and significant to the overall fair value measurement.
Determination of Fair Value
The following is a description of the valuation techniques used to measure fair value and the general classification of these instruments pursuant to the fair value hierarchy.
Investments in Private Equity Funds
The Company accounts for PE Investments at fair value which is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying assets in the funds and discount rate. This fair value measurement is generally based on unobservable inputs and, as such, is classified as Level 3 of the fair value hierarchy. The Company is not using the NAV (practical expedient) of the underlying funds for purposes of determining fair value.
RXR Investment
The Company accounts for the RXR Equity Interest at fair value which is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying assets and discount rate. Additionally, the Company accounts for the RXR Realty preferred equity investment at fair value, which is determined based on comparing the current yield to the estimated yield for newly originated loans with similar credit risk. These fair value measurements are generally based on unobservable inputs and, as such, are classified as Level 3 of the fair value hierarchy.
Real Estate Securities

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

N-Star CDO Bonds
The fair value of subordinate N-Star CDO bonds is determined using an internal price interpolated based on third party prices of the more senior N-Star CDO bonds of the respective CDO. For the remaining N-Star CDO bonds, fair value is determined using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the timing and amount of expected future cash flow, discount rate, estimated prepayments and projected losses. All N-Star CDO bonds are classified as Level 3 of the fair value hierarchy.
N-Star CDO Equity
The fair value of N-Star CDO equity is determined based on a valuation model using assumptions for the timing and amount of expected future cash flow for income and realization events for the underlying collateral of these CDOs and discount rate. This fair value measurement is generally based on unobservable inputs and, as such, is classified as Level 3 of the fair value hierarchy.
Other CRE Securities
Other CRE securities are generally valued using a third-party pricing service or broker quotations. These quotations are not adjusted and are based on observable inputs that can be validated, and as such, are classified as Level 2 of the fair value hierarchy. Certain CRE securities may be valued based on a single broker quote or an internal price which may have less observable pricing, and as such, would be classified as Level 3 of the fair value hierarchy. Management determines the prices are representative of fair value through a review of available data, including observable inputs, recent transactions as well as its knowledge of and experience in the market.
Derivative Instruments
Derivative instruments are valued using a third-party pricing service. These quotations are not adjusted and are generally based on valuation models with observable inputs such as interest rates and contractual cash flow, and as such, are classified as Level 2 of the fair value hierarchy. Derivative instruments are also assessed for credit valuation adjustments due to the risk of non-performance by the Company and derivative counterparties. However, since the majority of derivatives are held in non-recourse CDO financing structures where, by design, the derivative contracts are senior to all the CDO bonds payable, there is no material impact of a credit valuation adjustment.
CDO Bonds Payable
CDO bonds payable are valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the timing and amount of expected future cash flow, discount rate, estimated prepayments and projected losses. CDO bonds payable are classified as Level 3 of the fair value hierarchy.
Junior Subordinated Notes
Junior subordinated notes are valued using quotations from nationally recognized financial institutions. These quotations are not adjusted and are generally based on a valuation model with observable inputs such as interest rate and other unobservable inputs for assumptions related to the implied credit spread of the Company’s other borrowings and the timing and amount of expected future cash flow. Junior subordinated notes are classified as Level 3 of the fair value hierarchy.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Fair Value Hierarchy
Financial assets and liabilities recorded at fair value on a recurring basis are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The following tables present financial assets and liabilities that were accounted for at fair value on a recurring basis as of March 31, 2014 and December 31, 2013 by level within the fair value hierarchy (dollars in thousands):

	March 31, 2014
	Level 1	Level 2	Level 3	Total
Assets:
Investments in private equity funds	$—	$—	$571,903	$571,903
RXR Investment(1)	—	—	194,657	194,657
Real estate securities, available for sale:
N-Star CDO bonds	—	—	230,241	230,241
N-Star CDO equity	—	—	142,908	142,908
CMBS and other securities	—	14,340	33,387	47,727
CRE securities in N-Star CDOs
CMBS	—	411,413	74,777	486,190
Third-party CDO notes	—	—	23,995	23,995
Agency debentures	—	31,946	—	31,946
Unsecured REIT debt	—	9,511	—	9,511
Trust preferred securities	—	—	5,863	5,863
Subtotal real estate securities, available for sale	—	467,210	511,171	978,381
Derivative assets	—	1,925	—	1,925
Total assets	$—	$469,135	$1,277,731	$1,746,866
Liabilities:
CDO bonds payable	$—	$—	$419,253	$419,253
Junior subordinated notes	—	—	213,200	213,200
Derivative liabilities	—	30,717	—	30,717
Total liabilities	$—	$30,717	$632,453	$663,170

	December 31, 2013
	Level 1	Level 2	Level 3	Total
Assets:
Investments in private equity funds	$—	$—	$586,018	$586,018
RXR Investment(1)	—	—	192,419	192,419
Real estate securities, available for sale:				—
N-Star CDO bonds	—	—	205,287	205,287
N-Star CDO equity	—	—	158,274	158,274
CMBS and other securities	—	20,694	25,981	46,675
CRE securities in N-Star CDOs				—
CMBS	—	507,725	64,576	572,301
Third-party CDO notes	—		24,931	24,931
Agency debentures	—	29,540	—	29,540
Unsecured REIT debt	—	9,521	—	9,521
Trust preferred securities	—	—	5,791	5,791
Subtotal real estate securities, available for sale	—	567,480	484,840	1,052,320
Derivative assets	—	3,469	—	3,469
Total assets	$—	$570,949	$1,263,277	$1,834,226
Liabilities:
CDO bonds payable	$—	$—	$384,183	$384,183
Junior subordinated notes	—	—	201,203	201,203
Derivative liabilities	—	52,204	—	52,204
Total liabilities	$—	$52,204	$585,386	$637,590
_____________________________________________________________________
(1) Includes the RXR Equity Interest and RXR Realty preferred equity investment for which the fair value option was elected.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following table presents additional information about financial assets and liabilities which are measured at fair value on a recurring basis as of March 31, 2014 and December 31, 2013, for which the Company has used Level 3 inputs to determine fair value (dollars in thousands):

	March 31, 2014					December 31, 2013
	Investments in Private Equity Funds	RXR Investment(1)	Real Estate Securities	CDO Bonds Payable	Junior Subordinated Notes	Investments in Private Equity Funds	RXR Investment(1)	Real Estate Securities	CDO Bonds Payable	Junior Subordinated Notes
Beginning balance(2)	$586,018	$192,419	$484,840	$384,183	$201,203	$—	$—	$338,213	$1,999,470	$197,173
Transfers into Level 3(3)	—	—	13,909	—	—	—	—	7,788	—	—
Transfers out of Level 3(3)	—	—	—	—	—	—	—	(108,143)	—	—
Purchases / borrowings / amortization / contributions	1,836	759	20,748	—	—	747,564	192,209	23,594	43,983
Sales	—	—	(7,761)	—	—	—	—	(40,328)	—	—
Paydowns / distributions	(44,099)	—	(6,820)	(30,185)	—	(244,138)	—	(54,971)	(647,947)	—
Repurchases	—	—	—	—	—	—	—	—	(44,221)	—
Gains:
Equity in earnings of unconsolidated ventures	28,148	1,479		—	—	82,592	210	—	—	—
Unrealized gains included in earnings	—	—	20,284	—	—	—	—	68,794	—	—
Realized gains included in earnings	—	—	4,252	—	—	—	—	15,179	—	—
Unrealized gain on real estate securities, available for sale included in OCI	—	—	18,397	—	—	—	—	3,098	—	—
Deconsolidation of N-Star CDOs(4)	—	—	830	(78,105)	—	—	—	350,886	(1,656,857)	—
Losses:
Unrealized losses included in earnings	—	—	(16,105)	143,360	11,997	—	—	(19,523)	106,622	4,030
Realized losses included in earnings	—	—	(2,138)	—	—	—	—	(5,601)	26,697	—
Unrealized losses on real estate securities, available for sale included in OCI	—	—	(9,749)	—	—	—	—	(4,138)	—	—
Deconsolidation of N-Star CDOs(4)	—	—	(9,516)	—	—	—	—	(90,008)	556,436	—
Ending balance	$571,903	$194,657	$511,171	$419,253	$213,200	$586,018	$192,419	$484,840	$384,183	$201,203
Gains (losses) included in earnings attributable to the change in unrealized gains (losses) relating to assets or liabilities still held.	$—	$—	$4,179	$(143,360)	$(11,997)	$—	$—	$20,746	$93,025	$(4,030)
____________________________________________________________

(1)	Includes the RXR Equity Interest and RXR Realty preferred equity investment, for which the fair value option was elected.

(2)	Represents the balance as of January 1, 2014 and 2013 for the periods ended March 31, 2014 and December 31, 2013, respectively.

(3)
Transfers between Level 2 and Level 3 represent a fair value measurement from a third-party pricing service or broker quotations that have become more or less observable during the period. Transfers are assumed to occur at the beginning of the year.

(4)	Represents amounts recorded as a result of the deconsolidation of certain N-Star CDOs. Refer to Note 3 for further disclosure.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

There were no transfers, other than those identified in the table above, during the periods ended March 31, 2014 and December 31, 2013.
The Company relies on the third-party pricing exception with respect to the requirement to provide quantitative disclosures about significant Level 3 inputs being used to determine fair value measurements related to CRE securities (including N-Star CDO bonds), CDO bonds payable and junior subordinated notes. The Company believes such pricing service or broker quotation for such items may be based on a market transaction of comparable securities, inputs including forecasted market rates, contractual terms, observable discount rates for similar securities and credit (such as credit support and delinquency rates).
For the three months ended March 31, 2014, quantitative information about the Company’s remaining Level 3 fair value measurements on a recurring basis are as follows:

	Fair Value	Valuation Technique	Key Unobservable Inputs(2)	Range
PE Investments	$571,903	Discounted Cash Flow Model	Discount Rate	18% - 24%
RXR Investment(1)	$194,657	Discounted Cash Flow Model/Credit Spread	Discount Rate/Credit Spread	7.5% - 12%
N-Star CDO equity	$142,908	Discounted Cash Flow Model	Discount Rate	18% - 20%
_________________________________________
(1) Includes the RXR Equity Interest and RXR Realty preferred equity investment, for which the fair value option was elected.
(2) Includes timing and amount of expected future cash flows.
Significant increases (decreases) in any one of the inputs described above in isolation may result in a significantly different fair value for the financial assets and liabilities using such Level 3 inputs.
Fair Value Option
The Company has historically elected to apply the fair value option for the following financial assets and liabilities existing at the time of adoption or at the time the Company recognizes the eligible item for the purpose of consistent accounting application: CRE securities financed in N-Star CDOs; CDO bonds payable; and junior subordinated notes. Given the market volatility in the past few years, the Company has observed that the impact of electing the fair value option would generally result in additional variability to the Company’s consolidated statements of operations which management believes is not a useful presentation for such financial assets and liabilities. Therefore, the Company more recently has not elected the fair value option for new investments in CRE securities and securitization financing transactions. The Company may elect the fair value option for certain of its financial assets or liabilities due to the nature of the instrument. In the case of PE Investments, certain components of the RXR Investment and N-Star CDO equity, the Company elected the fair value option because management believes it is a more useful presentation for such investments. The Company determined recording the PE Investments, certain components of the RXR Investment and N-Star CDO equity based on the change in fair value of projected future cash flow from one period to another better represents the underlying economics of the respective investment.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following table presents the fair value of financial instruments for which the fair value option was elected as of March 31, 2014 and December 31, 2013 (dollars in thousands):

	March 31, 2014	December 31, 2013
Assets:
Investments in private equity funds	$571,903	$586,018
RXR Investment(1)	194,657	192,419
Real estate securities, available for sale:
N-Star CDO equity	142,908	158,274
CMBS and other securities(2)	37,736	30,642
CRE securities in N-Star CDOs
CMBS	486,190	572,301
Third-party CDO notes	23,995	24,931
Agency debentures	31,946	29,540
Unsecured REIT debt	9,511	9,521
Trust preferred securities	5,863	5,791
Subtotal real estate securities, available for sale	738,149	831,000
Total assets	$1,504,709	$1,609,437
Liabilities:
CDO bonds payable	$419,253	$384,183
Junior subordinated notes	213,200	201,203
Total liabilities	$632,453	$585,386
___________________________________________________________

(1)	Includes the RXR Equity Interest and RXR Realty preferred equity investment for which the fair value option was elected.

(2)
March 31, 2014 excludes 35 CRE securities with an aggregate carrying value of $240.2 million for which the fair value option was not elected. December 31, 2013 excludes 36 CRE securities with an aggregate carrying value of $221.3 million for which the fair value option was not elected.

The following table presents the difference between the fair value and the aggregate principal amount of liabilities, for which the fair value option has been elected as of March 31, 2014 (dollars in thousands):

	Fair Value	Amount Due Upon Maturity	Difference
CDO bonds payable	$419,253	$739,926	$(320,673)
Junior subordinated notes	213,200	280,117	(66,917)
Total	$632,453	$1,020,043	$(387,590)
The Company attributes the change in the fair value of floating-rate liabilities to changes in instrument-specific credit spreads. For fixed-rate liabilities, the Company attributes the change in fair value to interest rate-related and instrument-specific credit spread changes.
Change in Fair Value Recorded in the Statements of Operations
The following table presents unrealized gains (losses) on investments and other related to the change in fair value of financial assets and liabilities in the consolidated statements of operations for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	Three Months Ended March 31,
	2014	2013
Assets:
Real estate securities, available for sale	$16,189	$96,483
Liabilities:
CDO bonds payable	(143,360)	(72,284)
Junior subordinated notes	(11,997)	(9,621)
Subtotal(1)	(139,168)	14,578
Derivatives	3,953	15,761
Total	$(135,215)	$30,339
____________________________________________________________

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

(1) Represents financial assets and liabilities for which the fair value option was elected.

The remaining amount of unrealized gains (losses) on investments and other in the consolidated statements of operations relates to net cash payments on interest rate swaps (refer to Note 15).
As the value of the Company’s outstanding CDO bonds payable increase towards par through a change in fair value, it generates an unrealized loss which is recorded in the consolidated statements of operations. For the three months ended March 31, 2014 and 2013, unrealized losses for CDO bonds payable attributable to paydowns at par, including the deconsolidation of N-Star CDO V, were $15.0 million and $44.6 million, respectively. The remaining amount relates to the change in fair value.
Fair Value of Financial Instruments
In addition to the above disclosures regarding financial assets or liabilities which are recorded at fair value, U.S. GAAP requires disclosure of fair value about all financial instruments. The following disclosure of estimated fair value of financial instruments was determined by the Company using available market information and appropriate valuation methodologies. Considerable judgment is necessary to interpret market data and develop estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts the Company could realize on disposition of the financial instruments. The use of different market assumptions and/or estimation methodologies may have a material effect on estimated fair value.
The following table presents the principal amount, carrying value and fair value of certain financial assets and liabilities as of March 31, 2014 and December 31, 2013 (dollars in thousands):

	March 31, 2014			December 31, 2013
	Principal / Notional Amount	Carrying Value	Fair Value	Principal / Notional Amount	Carrying Value	Fair Value
Financial assets:(1)
Real estate debt investments, net	$1,202,908	$1,158,058	$1,151,377	$1,085,280	$1,031,078	$1,026,709
Real estate securities, available for sale(2)	1,800,838	978,381	978,381	2,090,726	1,052,320	1,052,320
Derivative assets(2)(3)	478,688	1,925	1,925	478,688	3,469	3,469
Financial liabilities:(1)
Mortgage and other notes payable	$2,110,623	$2,110,623	$2,108,895	$2,133,334	$2,113,334	$2,107,110
CDO bonds payable(2)	739,926	419,253	419,253	970,219	384,183	384,183
Securitization bonds payable	82,337	82,367	82,500	82,337	82,340	82,517
Credit facilities	62,030	62,030	62,030	70,038	70,038	70,038
Senior notes	481,118	481,118	481,118	—	—	—
Exchangeable senior notes	224,739	198,000	369,118	543,815	490,973	909,601
Junior subordinated notes(2)	280,117	213,200	213,200	280,117	201,203	201,203
Derivative liabilities(2)(3)	349,009	30,717	30,717	674,418	52,204	52,204
____________________________________________________________

(1)	The fair value of other financial instruments not included in this table is estimated to approximate their carrying value.

(2)	Refer to the “Determination of Fair Value” above for disclosure of methodologies used to determine fair value.

(3)	Derivative assets and liabilities exclude timing swaps with an aggregate notional amount of $28.0 million as of March 31, 2014 and December 31, 2013.
Disclosure about fair value of financial instruments is based on pertinent information available to management as of the reporting date. Although management is not aware of any factors that would significantly affect fair value, such amounts have not been comprehensively revalued for purposes of these consolidated financial statements since that date and current estimates of fair value may differ significantly from the amounts presented herein.
Real Estate Debt Investments
For CRE debt investments, fair value was approximated by comparing the current yield to the estimated yield for newly originated loans with similar credit risk or the market yield at which a third party might expect to purchase such investment. Fair value was determined assuming fully-extended maturities regardless of structural or economic tests required to achieve such extended maturities. For any CRE debt investments that are deemed impaired, carrying value approximates fair value. These fair value measurements of CRE debt are generally based on unobservable inputs and, as such, are classified as Level 3 of the fair value hierarchy.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

Mortgage and Other Notes Payable
For mortgage and other notes payable, the Company primarily uses rates currently available with similar terms and remaining maturities to estimate fair value. These measurements are determined using comparable U.S. Treasury rates as of the end of the reporting period. These fair value measurements are based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.
Securitization Bonds Payable
Securitization bonds payable are valued using quotations from nationally recognized financial institutions that generally acted as underwriter for the transactions. These quotations are not adjusted and are generally based on observable inputs that can be validated, and as such, are classified as Level 2 of the fair value hierarchy.
Credit Facilities
The Company has amounts outstanding under both of its credit facilities. All credit facilities bear floating rates of interest. As of the reporting date, the Company believes the carrying value approximates fair value. These fair value measurements are based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.
Senior Notes
The senior notes were issued March 31, 2014 and have a maturity date of September 30, 2014. The Company believes the carrying value approximates fair value. These fair value measurements are classified as Level 2 of the fair value hierarchy.
Exchangeable Senior Notes
For the exchangeable senior notes, the Company uses available market information, which includes quoted market prices or recent transactions, if available, to estimate their fair value and are, therefore, based on observable inputs, and as such, are classified as Level 2 of the fair value hierarchy.

15.	Risk Management and Derivative Activities
Derivatives
The Company uses derivative instruments primarily to manage interest rate risk and such derivatives are not considered speculative. These derivative instruments are typically in the form of interest rate swap agreements and the primary objective is to minimize interest rate risks associated with investment and financing activities. The counterparties of these arrangements are major financial institutions with which the Company may also have other financial relationships. The Company is exposed to credit risk in the event of non-performance by these counterparties and it monitors their financial condition; however, the Company currently does not anticipate that any of the counterparties will fail to meet their obligations.
The following tables present derivative instruments that were not designated as hedges under U.S. GAAP as of March 31, 2014 and December 31, 2013 (dollars in thousands):

	Number	Notional Amount(1)	Fair Value Net Asset (Liability)		Range of Fixed LIBOR	Range of Maturity
As of March 31, 2014:
Interest rate swaps	17	$349,009	$(30,717)	(2)	4.55% - 5.25%	May 2014 - July 2018
Interest rate caps/floors	3	478,688	1,925		1.64% - 5.00%	July 2014 - January 2015
Total	20	$827,697	$(28,792)
As of December 31, 2013:
Interest rate swaps	19	$674,418	$(52,204)	(2)	4.27% - 5.25%	May 2014 - July 2018
Interest rate caps/floors	3	478,688	3,469		1.64% - 5.00%	July 2014 - January 2015
Total	22	$1,153,106	$(48,735)
____________________________________________________________

(1)	Excludes timing swaps with a notional amount of $28.0 million as of March 31, 2014 and December 31, 2013.

(2)
All of the interest rate swaps were liabilities of consolidated N-Star CDOs at period end and are only subject to the credit risks of the respective CDO transaction. As the interest rate swaps are senior to all the liabilities of the respective CDO and the fair value of each of the CDO’s investments exceeded the fair value of the CDO’s derivative liabilities, a credit valuation adjustment was not recorded.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The change in number and notional amount of interest rate swaps from December 31, 2013 primarily relates to the deconsolidation of N-Star CDO V (refer to Note 3) and contractual notional amortization. The Company had no derivative financial instruments that were designated as hedges in qualifying hedging relationships as of March 31, 2014 and December 31, 2013.
The following table presents the fair value of derivative instruments, as well as their classification on the consolidated balance sheets, as of March 31, 2014 and December 31, 2013 (dollars in thousands):

	Balance Sheet Location	March 31, 2014	December 31, 2013
Interest rate caps/floors	Derivative assets	$1,925	$3,469
Interest rate swaps	Derivative liabilities	$30,717	$52,204
The following table presents the effect of derivative instruments in the consolidated statements of operations for the three months ended March 31, 2014 and 2013 (dollars in thousands):

		Three Months Ended March 31,
	Statements of Operations Location	2014	2013
Amount of gain (loss) recognized in earnings:
Adjustments to fair value interest rate swaps	Unrealized gain (loss) on investments and other	$3,953	$15,761
Net cash payment for interest rate swaps	Unrealized gain (loss) on investments and other	$(6,736)	$(16,754)
Amount of swap gain (loss) reclassified from OCI into earnings	Interest expense on debt and securities	$(229)	$(1,762)
The Company’s counterparties held no cash margin as collateral against the Company’s derivative contracts as of March 31, 2014 and December 31, 2013.
Credit Risk Concentrations
Concentrations of credit risk arise when a number of borrowers, tenants, operators or issuers related to the Company’s investments are engaged in similar business activities or located in the same geographic location to be similarly affected by changes in economic conditions. The Company monitors its portfolio to identify potential concentrations of credit risks. The Company has no one borrower, tenant or operator that generates 10% or more of its total revenue. However, two operators in the Company’s healthcare portfolio generated 5% and 10% of the Company’s rental and escalation income for the three months ended March 31, 2014, respectively, which represents 2% and 4% of total revenue, respectively. The Company believes the remainder of its real estate portfolio is reasonably well diversified and does not contain any unusual concentrations of credit risks.

16.	Commitments and Contingencies
The Company is involved in various litigation matters arising in the ordinary course of its business. Although the Company is unable to predict with certainty the eventual outcome of any litigation, in the opinion of management, the legal proceedings are not expected to have a material adverse effect on the Company’s financial position or results of operations.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

17. Segment Reporting
The Company currently conducts its business through the following segments, which are based on how management reviews and manages its business:

•
The real estate segment concentrates on various types of investments in commercial real estate located throughout the United States that includes manufactured housing communities, healthcare, hotel, net lease and multifamily properties. In addition, the real estate segment includes PE Investments diversified by property type and geography. The manufactured housing communities portfolio focuses on owning pad rental sites located throughout the United States. The healthcare properties are typically leased under net leases to healthcare operators and focus on mid-acuity facilities (i.e., skilled nursing and assisted living), with the highest concentration in private-pay assisted living facilities. The net lease properties are primarily office, industrial and retail properties typically under net leases to corporate tenants. The multifamily portfolio primarily focuses on owning properties located in suburban markets that are best suited to capture the formation of new households.

•
The CRE debt segment is focused on originating, structuring, acquiring and managing senior and subordinate debt investments secured primarily by commercial real estate and includes first mortgage loans, subordinate interests, mezzanine loans and preferred equity interests. The Company may from time to time take title to collateral in connection with a CRE debt investment as REO which would be included in the CRE debt business.

•
The asset management segment provides asset management and other services to the Sponsored Companies and any other companies the Company may sponsor in the future, through which the Company earns management, incentive and other fees. The Company currently manages NorthStar Income, NorthStar Healthcare and NorthStar Income II. In addition, NorthStar/RXR New York Metro, which intends to make commercial real estate investments in the New York City metropolitan area, confidentially submitted a registration statement on Form S-11 to the SEC on March 31, 2014. In connection with the Sponsored Companies, the Company manages the day to day operations including identifying, originating, acquiring and managing investments on their behalf and earns asset management and other fees for these services, which vary based on the amount of assets under management, investment activity and investment performance. NorthStar Income successfully completed its $1.1 billion public offering on July 1, 2013. The Company is currently raising capital for NorthStar Healthcare, which has a maximum offering amount of $1.1 billion and NorthStar Income II which has a maximum offering amount of $1.65 billion. In addition, the Company continues to receive collateral management fees related to administrative responsibilities on the Company’s CDO financing transactions.

•
The CRE securities segment is predominately comprised of N-Star CDO bonds and N-Star CDO equity of deconsolidated N-Star CDOs and includes other securities which are mostly conduit CMBS. The Company also invests in opportunistic CRE securities such as an investment in a “B-piece” CMBS.

The Company also historically originated or acquired CRE debt and securities investments that were predominantly financed through permanent, non-recourse CDOs. The Company’s consolidated CDO financing transactions are reported as a separate business segment. All of the Company’s CDOs are past the reinvestment period and given the nature of these transactions, these CDOs are amortizing over time as the underlying assets paydown or are sold. The Company has been winding down its legacy CDO business and investing in a broad and diverse range of CRE assets. As a result, such legacy business is a significantly smaller portion of its business today than in the past. As of March 31, 2014, N-Star securities CDOs I, III and IX continue to be consolidated. As of March 31, 2014 and December 31, 2013, all N-Star CRE debt CDOs were deconsolidated. Refer to Note 3 for further disclosure regarding deconsolidated N-Star CDOs.
The Company primarily generates revenue from net interest income on the CRE debt and securities portfolios, rental income from its real estate properties and fee income from asset management activities. Additionally, the Company records equity in earnings of unconsolidated ventures, including from PE Investments. The Company’s income is primarily derived through the difference between revenue and the cost at which the Company is able to finance its investments. The Company may also acquire investments which generate attractive returns without any leverage.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following tables present segment reporting for the three months ended March 31, 2014 and 2013 (dollars in thousands):

Statement of Operations:						N-Star CDOs(2)
Three months ended March 31, 2014:	Real Estate		CRE Debt	Asset Management(1)	CRE Securities	CRE Securities	Corporate(3)		Eliminations(1)	Consolidated Total
Net interest income on debt and securities	$736		$30,775	$—	$23,766	$15,662	$4,457	(4)	$—	$75,396
Rental and escalation income	68,141		—	—	—	284	—		—	68,425
Asset management and other fees, related parties	—		—	10,224	—	—	—		(739)	9,485
Income (loss) from operations	(12,650)	(5)	28,630	7,278	23,762	14,609	(31,646)		—	29,983
Equity in earnings (losses) of unconsolidated ventures	28,024		3,768	—	—	—	—		—	31,792
Income (loss) from continuing operations	12,237		32,009	7,278	23,996	(114,976)	(83,266)		—	(122,722)
Net income (loss)	11,853		32,009	7,278	23,996	(114,976)	(83,266)		—	(123,106)

Statement of Operations:						N-Star CDOs(2)
Three months ended March 31, 2013:	Real Estate		CRE Debt	Asset Management(1)	CRE Securities	CRE Debt	CRE Securities	Corporate(3)		Eliminations(1)	Consolidated Total
Net interest income on debt and securities	$188		$6,205	$—	$7,032	$13,517	$17,430	$14,566	(4)	$—	$58,938
Rental and escalation income	28,013		—	—	—	9,761	162	—		—	37,936
Asset management and other fees, related parties	—		—	7,612	—	—	—	—		(3,104)	4,508
Income (loss) from operations	999	(5)	6,144	5,958	6,993	5,653	16,135	(18,326)		—	23,556
Equity in earnings (losses) of unconsolidated ventures	7,717		944	—	—	(348)	—	—		—	8,313
Income (loss) from continuing operations	12,687		5,359	5,958	6,774	(6,306)	53,047	(27,983)		—	49,536
Net income (loss)	12,847		5,359	5,958	6,774	(6,306)	53,047	(27,983)		—	49,696
_______________________________________________

(1)
$1.6 million and $3.1 million of collateral management fees were earned from CDO financing transactions for the three months ended March 31, 2014 and 2013, respectively, of which $0.7 million and $3.1 million, respectively, were eliminated in consolidation. These amounts are recorded as asset management and other fees in the asset management segment and as an expense in the N-Star CDO segments.

(2)	Based on CDO financing transactions that were primarily collateralized by either CRE debt or securities and may include other types of investments.

(3)	Includes corporate level interest income, interest expense and unallocated general and administrative expenses.

(4)
Represents income earned from CDO bonds repurchased at a discount, recognized using the effective interest method, that is eliminated in consolidation. The corresponding interest expense is recorded in net interest income in the N-Star CDO segments.

(5)	Includes depreciation and amortization of $26.2 million and $9.0 million for the three months ended March 31, 2014 and 2013, respectively.

The following table presents total assets by segment as of March 31, 2014 and December 31, 2013 (dollars in thousands):

					N-Star CDOs(1)
Total Assets	Real Estate	CRE Debt	Asset Management	CRE Securities	CRE Securities	Corporate	Consolidated Total
March 31, 2014	$3,272,648	$1,346,492	$43,122	$422,071	$621,399	$507,086	$6,212,818
December 31, 2013	$3,343,402	$1,211,079	$37,421	$418,837	$722,163	$627,148	$6,360,050
______________________________________
(1) Based on CDO financing transactions that are primarily collateralized by CRE securities and may include other types of investments.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

18.	Supplemental Disclosures of Non-cash Investing and Financing Activities
The following table presents non-cash investing and financing activities for the three months ended March 31, 2014 and 2013 (dollars in thousands):

	Three Months Ended March 31,
	2014	2013
Senior Notes issued (refer to Note 9)	$481,118	$—
Exchangeable senior notes exchanged for Senior Notes (refer to Note 9)	296,382	—
Conversion of exchangeable senior notes	139,418	—
Reclassification of operating real estate to assets of properties held for sale	21,661	—
Escrow deposit payable related to CRE debt investments	13,467	1,970
Conversion of LTIP Units	9,788	978
Deferred financing costs payable related to Senior Notes	3,919	—
Non-cash related to PE Investments	726	13,378
Dividends payable related to RSUs	381	—
Real estate acquisition(1)	—	31,995
Reduction of CRE debt investments(1)	—	31,995
Increase in restricted cash(1)	—	2,580
____________________________________________________________
(1) Non-cash activity occurred in connection with taking title to collateral.

19.	Subsequent Events
NSAM Registration Statement
In April 2014, NSAM filed Amendment No. 1 to the Registration Statement on Form 10 with the SEC under the Securities Exchange Act of 1934, as amended, to register shares of NSAM common stock. The information statement, which forms a part of the Registration Statement on Form 10, discloses that upon the consummation of the spin-off, holders of record of the Company’s common stock as of the close of business on the relevant record date will receive one share of NSAM common stock for every one share of our common stock held. The information statement also discloses that in connection with and immediately prior to the consummation of the spin-off, the Company expects to effect a 1-for-2 reverse stock split of the Company’s common stock.
Dividends
On May 7, 2014, the Company declared a dividend of $0.25 per share of common stock. The common stock dividend will be paid on May 23, 2014 to stockholders of record as of the close of business on May 19, 2014. On April 30, 2014, the Company declared a dividend of $0.54688 per share of Series A preferred stock, $0.51563 per share of Series B preferred stock, $0.55469 per share of Series C preferred stock and $0.53125 per share of Series D Preferred Stock. Dividends will be paid on all series of preferred stock on May 15, 2014 to stockholders of record as of the close of business on May 12, 2014.
Exchangeable Senior Notes
In April 2014, $53.6 million principal amount of the 5.375% Notes were exchanged for 5.5 million shares of common stock.
Healthcare Portfolio
In May 2014, the Company completed its previously announced acquisition of a $1.1 billion healthcare real estate portfolio comprised of over 8,500 beds diversified across assisted living and skilled nursing facilities, located primarily in Florida, Illinois, Oregon and Texas. The Company acquired the portfolio through a joint venture with NorthStar Healthcare and an affiliate of Formation Capital, LLC. The Company contributed $358.2 million for an approximate 86% interest in the joint venture and together with NorthStar Healthcare owns an aggregate approximate 92% interest in the joint venture. The Company will consolidate this portfolio and recorded $7.5 million of transaction costs in the first quarter 2014 in connection with this transaction. The Company is in the process of allocating the purchase price of the real estate assets acquired and the related liabilities associated with this transaction.

NORTHSTAR REALTY FINANCE CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
(Unaudited)

The following presents unaudited consolidated pro forma results of operations based on the Company’s historical financial statements and adjusted for the acquisition and related borrowings as if it occurred on January 1, 2013. The unaudited pro forma amounts were prepared for comparative purposes only and are not indicative of what actual consolidated results of operations of the Company would have been, nor are they indicative of the consolidated results of operations in the future and exclude transaction costs (dollars in thousands, except per share data):

	Three Months Ended March 31,
	2014	2013
Pro forma total revenues	$210,902	$166,482
Pro forma net income (loss) attributable to common stockholders	$(131,592)	$39,540
Pro forma EPS - basic	$(0.41)	$0.22
Pro forma EPS - diluted	$(0.41)	$0.21
Innkeepers Portfolio
In May 2014, the Company entered into an agreement to acquire a $1.0 billion hotel portfolio consisting of 47 upscale extended stay hotels and premium branded select service hotels with approximately 6,100 rooms (“Innkeepers Portfolio”). The Innkeepers Portfolio is a geographically diverse, bi-coastal portfolio located primarily in top metropolitan markets, with the largest concentration of net operating income from hotels in California. The Company is acquiring the Innkeepers Portfolio through a joint venture with Chatham Lodging Trust (NYSE: CLDT) where the Company expects to contribute approximately $213 million of equity for an approximate 90% ownership interest.
Industrial Portfolio
In May 2014, the Company entered into an agreement to invest $167 million of preferred and common equity in an approximately $406 million, 6.3 million square foot industrial portfolio that is 100% net-leased with a remaining weighted average lease term of over 12 years (the “Industrial Portfolio”).  This portfolio consists of 39 properties across 17 states with the largest concentration of net operating income from properties in California. As part of this investment, the Company is expected to have an approximate 50% ownership interest.
Strategic Investments
In May 2014, the Company entered into an agreement to acquire a minority interest in Aerium Group (“Aerium”) for €50 million and expects to enter a joint venture with Aerium to evaluate and source real estate investments across Europe, including commercial real estate acquisitions, loan originations and acquisitions and other opportunistic investments.
There can be no assurance that the Company will complete the transactions that are under contract described above on the terms contemplated or at all.